Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: KEY ENERGY SERVICES, INC., et al.[1] Debtors.	Chapter 11 Case No. 16- ( ) (Joint Administration Requested)

DISCLOSURE STATEMENT FOR THE JOINT PREPACKAGED

PLAN OF REORGANIZATION OF KEY ENERGY SERVICES, INC. AND ITS

DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT A JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF KEY ENERGY SERVICES, INC. AND ITS DEBTOR AFFILIATES. KEY ENERGY SERVICES, INC. AND THE COMPANIES LISTED AS DEBTORS HEREIN HAVE NOT FILED FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AND THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH OR APPROVED BY THE BANKRUPTCY COURT OR THE SECURITIES AND EXCHANGE COMMISSION. IN THE EVENT THAT THESE COMPANIES FILE PETITIONS FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AND SEEK CONFIRMATION OF THE PLAN DESCRIBED HEREIN THIS DISCLOSURE STATEMENT WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL.

SIDLEY AUSTIN LLP

Larry J. Nyhan

James F. Conlan

Andrew F. O’Neill

One South Dearborn Street

Chicago, Illinois 60603

Telephone: (312) 853-7000

Facsimile: (312) 853-7036

SIDLEY AUSTIN LLP

Jeffrey E. Bjork

Christina M. Craige

555 West Fifth Street, Suite 4000

Los Angeles, CA 90013

Telephone: (213) 896-6000

Facsimile: (213) 896-6600

YOUNG CONAWAY STARGATT & TAYLOR, LLP Robert S. Brady Edwin J. Harron Ryan M. Bartley Rodney Square 1000 North King Street Wilmington, Delaware 19801 Telephone: (302) 571-6600 Facsimile: (302) 571-1253

Proposed Co-Counsel to the Debtors Dated: September 21, 2016	Proposed Co-Counsel to the Debtors

[1]	The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal taxpayer identification number, are: Key Energy Mexico, LLC (4871), Key Energy Services, Inc. (8081), Key Energy Services, LLC (5567), Misr Key Energy Investments, LLC (4528), and Misr Key Energy Services, LLC (7527). The mailing address for each Debtor is 1301 McKinney Street, Suite 1800, Houston, Texas 77010.

Key Energy Services, Inc. (“Key”) and certain of its subsidiaries, as proposed chapter 11 debtors and debtors in possession (collectively, the “Debtors”), are sending you this document and the accompanying materials (the “Disclosure Statement”) because you may be a creditor entitled to vote on the Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, as the same may be amended from time to time (the “Plan”).2 The Debtors are commencing the solicitation of votes to approve the Plan (the “Solicitation”) before the Debtors have commenced voluntary cases under chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”).

The Debtors may file voluntary reorganization cases under chapter 11 of the Bankruptcy Code to implement the Plan (the “Chapter 11 Cases”). Because the Chapter 11 Cases have not yet been commenced, this Disclosure Statement has not been approved by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) as containing “adequate information” within the meaning of section 1125(a) of the Bankruptcy Code. If the Debtors file the Chapter 11 Cases, they will promptly seek an order of the Bankruptcy Court (a) approving this Disclosure Statement as having contained “adequate information,” (b) approving the solicitation of votes as having been in compliance with section 1126(b) of the Bankruptcy Code, (c) confirming the Plan, and (d) granting related relief. The Bankruptcy Court may order additional disclosures.

SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

Neither this Disclosure Statement nor the Plan has been filed with or reviewed by the Bankruptcy Court, and the securities to be issued on or after the Effective Date will not have been the subject of a registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or any securities regulatory authority of any state under any state securities laws (“Blue Sky Laws”).

The Debtors are relying on section 3(a)(9) and section 18(b)(4)(E) of the Securities Act and similar Blue Sky Laws, to exempt from registration under the Securities Act and Blue Sky Laws the offer of shares of Reorganized Key Common Stock (excluding shares of Reorganized Key Common Stock issued in connection with the Rights Offering and the Equity Holder Cash-Out Subscription) to Holders of Senior Notes prior to the filing of the Chapter 11 Cases, including in connection with the Solicitation. The Debtors are relying on section 4(a)(2) of the Securities Act and Rule 506 of Regulation D to exempt from registration under the Securities Act and Blue Sky Laws any shares of Reorganized Key Common Stock issued in connection with the Rights Offering and the Equity Holder Cash-Out Subscription (as further described herein).

The issuance of shares of Reorganized Key Common Stock to Holders of Senior Notes, the Preferred Voting Share, and the issuance of shares of Reorganized Key Common Stock and New Warrants to Holders of Existing Key Common Stock pursuant to the Plan are exempt from registration under the Securities Act and equivalent Blue Sky Laws pursuant to section 1145(a) of the Bankruptcy Code.

With respect to the Rights Offering, certain Holders of Senior Notes Claims and certain Holders of Existing Key Common Stock will have the opportunity to participate in the Rights Offering on the terms further described herein, only if such Holder is an Accredited Investor, and each such participant will be required to certify and provide evidence of, in its subscription form(s), its eligibility to participate pursuant to the Rights Offering Documents.

[2]	Unless otherwise defined in this Disclosure Statement, all capitalized terms used, but not otherwise defined, in this Disclosure Statement will have the meanings ascribed to them in the Plan.

The Rights Offering will be conducted pursuant to the separate Rights Offering Documents. Any disclosure contained herein concerning the Rights Offering is solely for informational purposes.

The Plan has not been approved or disapproved by the SEC or any state securities commission or any securities exchange or association, nor has the SEC, any state securities commission, or any securities exchange or association passed upon the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense. Neither the Solicitation nor the Rights Offering, nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

See the Risk Factors in Article XI of the Disclosure Statement for certain risks that you should carefully consider.

The deadline for the Holders of Claims in Class 3 and Class 5 (the only Classes of Claims or Interests entitled to vote on the Plan) (the “Voting Holders”) to accept or reject the Plan is 5:00 p.m. (prevailing Eastern Time) on October 20, 2016 (the “Voting Deadline”) unless the Debtors, in consultation with the Required Consenting Creditors, extend the Voting Deadline. To be counted, a ballot to accept or reject the Plan (a “Ballot”) indicating such acceptance or rejection must be actually received by EPIQ BANKRUPTCY SOLUTIONS, LLC (“Epiq”), the Debtors’ notice, claims, and solicitation agent (the “Voting Agent”), no later than the Voting Deadline as described herein. Voting Holders should refer to the enclosed Ballots for further instructions on how to vote on the Plan.

Please note that the description of the Plan provided throughout this Disclosure Statement is only a summary provided for convenience. For a complete understanding of the Plan, you should read the Plan in its entirety. The Plan is attached hereto as Exhibit A. In the case of any inconsistency between the summary of the Plan in this Disclosure Statement and the Plan, the Plan will govern. The Debtors cannot assure you that the version of the Disclosure Statement, including any Exhibits thereto, that is ultimately approved by the Bankruptcy Court in the Chapter 11 Cases will not contain different, additional, or material terms that do not appear in this Disclosure Statement. The Debtors urge each Voting Holder (i) to read and consider carefully this entire Disclosure Statement, including the Exhibits attached hereto, and (ii) to consult with its own advisors with respect to reviewing this Disclosure Statement, the Plan and each of the proposed transactions contemplated thereby prior to deciding whether to accept or reject the Plan. You should not rely on this Disclosure Statement for any purpose other than to determine whether to vote to accept or reject the Plan.

If the Plan is confirmed by the Bankruptcy Court and the Effective Date (as defined in the Plan) occurs, all Holders of Claims against, and Holders of Interests in, the Debtors (including, without limitation, those Holders of Claims or Interests who do not submit Ballots to accept or reject the Plan or who are not entitled to vote on the Plan) will be bound by the terms of the Plan and the transactions contemplated thereby.

IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT

This Disclosure Statement provides information regarding the Plan. The Debtors believe that the Plan is in the best interest of all stakeholders and urge all Voting Holders to vote in favor of the Plan.

Unless the context requires otherwise, references to “we,” “our” and “us” are to the Debtors.

Confirmation of the Plan and effectiveness of the Plan are subject to certain material conditions precedent described herein and in the Plan. The Debtors give no assurance that the Plan will be confirmed, or if confirmed, that the conditions precedent to the occurrence of the Effective Date will be satisfied (or waived).

The Debtors encourage you to read this Disclosure Statement in its entirety, including without limitation the Plan (and all other Exhibits hereto) and Article XI hereof, entitled “Risk Factors,” before submitting a Ballot or Master Ballot (as defined below) to vote on the Plan.

Summaries of the Plan and statements made in this Disclosure Statement are qualified in their entirety by reference to the Plan and the Plan Supplement, as applicable, and the summaries of the financial information and the documents annexed to this Disclosure Statement or otherwise incorporated herein by reference are qualified in their entireties by reference to those documents. The statements contained in this Disclosure Statement are made only as of the date of this Disclosure Statement, and the Debtors give no assurance that the statements contained herein will be correct at any time after such date. Except as otherwise provided in the Plan or in accordance with applicable law, the Debtors are under no duty to update or supplement this Disclosure Statement.

The information contained in this Disclosure Statement is included for purposes of soliciting acceptances to, and Confirmation of, the Plan and for informational purposes in connection with the Rights Offering and may not be relied on for any other purpose. The Debtors believe that the summaries of certain provisions of the Plan and certain other documents and financial information contained or referenced in this Disclosure Statement are fair and accurate. The summaries of the financial information and the documents annexed to this Disclosure Statement, including, but not limited to, the Plan, or otherwise incorporated herein by reference, are qualified in their entireties by reference to those documents.

The Debtors have sought to ensure the accuracy of the financial information provided in this Disclosure Statement, but the financial information contained in, or incorporated by reference into, this Disclosure Statement has not been, and will not be, audited or reviewed by the Debtors’ independent auditors unless explicitly stated herein. The financial projections, attached hereto as Exhibit E and described in this Disclosure Statement (the “Financial Projections”), have been prepared by the Debtors’ management in consultation with their advisors. The Financial Projections, while presented with numerical specificity, necessarily are based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of the Debtors’ management. Important factors that may affect actual results and cause the management forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the Debtors’ business operations (including their ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors. The Debtors caution that no representations can be made as to the accuracy of these projections or to the ultimate performance of the Reorganized Debtors and any subsidiaries of the foregoing compared to the information contained in the forecasts or that the forecasted results will be achieved. Therefore, the Financial Projections may not be relied upon as a guarantee or other assurance that the forecasted results will occur.

Regarding contested matters, adversary proceedings, and other pending, threatened, or potential litigations or other actions, this Disclosure Statement does not constitute, and may not be construed as, an admission of fact, liability, stipulation, or waiver by the Debtors or any other party, but rather as a statement made in the context of settlement negotiations in accordance with Rule 408 of the Federal Rules of Evidence. As such, this Disclosure Statement shall not be admissible in any non-bankruptcy proceeding involving the Debtors or any other party in interest, nor shall it be construed to be conclusive advice on the tax, securities, financial or other effects of the Plan to Holders of Claims or Interests or any other party in interest.

The Debtors make statements in this Disclosure Statement that are considered forward-looking statements under the federal securities laws. Statements concerning these and other matters are not guarantees of the Debtors’

v

future performance. Such forward-looking statements represent the Debtors’ estimates and assumptions only as of the date such statements were made and involve known and unknown risks, uncertainties, and other unknown factors that could impact the Debtors’ restructuring plans or cause the actual results of the Debtors to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. There can be no assurance that the Restructuring (as defined and described herein) will be consummated. Creditors and other interested parties should see Article XI of this Disclosure Statement, entitled “Risk Factors,” for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.

TABLE OF CONTENTS

I.	EXECUTIVE SUMMARY			1

II.	PLAN OVERVIEW			2

	A.	General Overview		2

	B.	Summary of Classification and Treatment of Allowed Claims and Interests Under the Plan		4

	C.	New Term Loan Facility and New ABL Credit Facility		5

		1.	New Term Loan Facility	5
		2.	New ABL Credit Facility	5

	D.	Rights Offering, Backstop Commitment, Equity Holder Cash-Out Subscription and Rights Offering Procedures		6

		1.	Senior Notes Primary Rights Offering	7
		2.	Equity Holder Primary Rights Offering	8
		3.	Incremental Liquidity Rights Offering	8
		4.	Backstop Commitment	10
		5.	Equity Holder Cash-Out and Equity Holder Cash-Out Subscription	11
		6.	Rights Offering Procedures	12

	E.	Plan Securities		12

		1.	Reorganized Key Common Stock	13
		2.	New Warrants	13
		3.	Preferred Voting Share	14

	F.	Solicitation and Commencement of Chapter 11 Cases		14

III.	VOTING PROCEDURES AND REQUIREMENTS			14

	A.	Classes Entitled to Vote on the Plan		14

	B.	Votes Required for Acceptance by a Class		15

	C.	Certain Factors to be Considered Prior to Voting		15

	D.	Classes Not Entitled to Vote on the Plan		15

	E.	Cramdown		16

	F.	Allowed Claims		16

	G.	Impairment, Generally		16

	H.	Solicitation and Voting Process		17

		1.	The “Solicitation Package”	17
		2.	Voting Deadlines	17
		3.	Voting Instructions	18
		4.	Note to Holders of Term Loan Claims and Senior Notes Claims	19
		5.	Voting Tabulation	20

	I.	Combined Confirmation Hearing		22

IV.	THE DEBTORS’ BUSINESSES AND CORPORATE AND CAPITAL STRUCTURE			22

	A.	Overview of the Debtors’ Businesses		22

		1.	General Overview	22
		2.	Corporate History	22

		3.	Assets	22

	B.	The Debtors’ Operations		22

		1.	U.S. Rig Services	23
		2.	Fluid Management Services	24
		3.	Coiled Tubing Services	24
		4.	Fishing and Rental Services	24
		5.	International Segment	24

	C.	The Debtors’ Prepetition Corporate Structure		25

	D.	The Debtors’ Prepetition Capital Structure		25

		1.	The Term Loan Facility	25
		2.	The ABL Credit Facility	26
		3.	The Senior Notes	27
		4.	Other Indebtedness	27
		5.	Key Common Stock	28

	E.	Certain Litigation and Proceedings against the Debtors		28

		1.	Legal Proceedings	28
		2.	SEC Settlement	30

	F.	Employees and Board of Directors/Officers		31

		1.	Employees	31
		2.	Material Benefits Plans	31
		3.	Officers and Board of Directors	32

V.	EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES			33

	A.	Key’s Industry and Related Considerations		33

	B.	Pre-Petition Restructuring Events and Initiatives		34

		1.	The Great American and Hilco Appraisals	34
		2.	Forbearance Agreements and Litigation	34

	C.	Plan Support Agreement and Solicitation		35

VI.	ANTICIPATED EVENTS OF THE CHAPTER 11 CASES			37

	A.	Expected Timetable of the Chapter 11 Cases		37

	B.	First Day Relief		37

		1.	Approval of Solicitation Procedures and Scheduling of Combined Confirmation Hearing	38
		2.	Schedules and Statements Extension/Waiver	38
		3.	Trading Motion	38
		4.	Use of Cash Collateral	38
		5.	Cash Management System	38
		6.	Wages and Benefits	39
		7.	Utilities	39
		8.	Taxes	39
		9.	Insurance	39
		10.	Customer Programs Motion	39
		11.	Payment of Certain Prepetition Claims of General Unsecured Creditors	39
		12.	Surety Bond	39
		13.	Backstop Agreement	40
		14.	Plan Support Agreement	40

	C.	Other Procedural Motions and Professional Retention Applications		40

VII.	THE PLAN OF REORGANIZATION			40

	A.	General		40

	B.	Administrative Expense Claims, Professional Fee Claims, and Priority Tax Claims		41

		1.	Administrative Expense Claims Other Than Professional Fee Claims	41
		2.	Professional Fee Claims	41
		3.	Priority Tax Claims	42

	C.	Classification and Treatment of Claims and Interests		42

		1.	Classification of Claims and Interests	42
		2.	Summary of Classification	42
		3.	Treatment of Claims and Interests	43
		4.	Special Provision Governing Claims	48
		5.	Elimination of Vacant Classes	48
		6.	Acceptance or Rejection of the Plan	48
		7.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy
			Code	48
		8.	Subordinated Claims	49

	D.	Means for Implementation of the Plan		49

		1.	General Settlement of Claims	49
		2.	Sources of Cash for Plan Distributions	49
		3.	Corporate Existence and Vesting of Assets in the Reorganized Debtors	49
		4.	Authorization, Issuance and Distribution of Plan Securities	50
		5.	Exemption from Registration	50
		6.	SEC Reporting Requirements and Listing of Reorganized Key Common Stock	51
		7.	Adjustment to Number of Shares of Reorganized Key Common Stock	51
		8.	Primary Rights Offering and Backstop Commitment	51
		9.	Incremental Liquidity Rights Offering and Backstop Commitment	52
		10.	Consensual Equity Holder Exchange	53
		11.	Equity Holder Cash-Out Subscription	53
		12.	Intercompany Interests	53
		13.	Supporting Creditor Advisors Fees	53
		14.	Specified Asset Sales	53
		15.	Cancellation of Existing Indebtedness and Securities	53
		16.	Cancellation of Certain Existing Security Interests	54
		17.	New Term Loan Facility	54
		18.	New ABL Credit Facility	54
		19.	Indenture Trustee Fees	55
		20.	Corporate Action	55
		21.	Effectuating Documents; Further Transactions	55
		22.	New Certificate of Incorporation, New By-Laws and Investor Rights Agreement(s)	56
		23.	Directors and Officers of the Reorganized Debtors	56
		24.	Director and Officer Liability Insurance	56
		25.	Incentive Compensation Plans	57
		26.	Senior Management	57
		27.	Corporate Advisory Services Agreement	57
		28.	Exemption from Certain Taxes and Fees	57
		29.	Preservation of Causes of Action	57
		30.	No Change of Control	58

E.	Treatment of Executory Contracts and Unexpired Leases; Employee Benefits; and Insurance Policies		58

	1.	Assumption and Rejection of Executory Contracts and Unexpired Leases	58
	2.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	59
	3.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	59
	4.	Claims Based on Rejection of Executory Contracts and Unexpired Leases	60
	5.	Contracts and Leases Entered Into After the Petition Date	60
	6.	Insurance Policies	60
	7.	Indemnification and Reimbursement Obligations	60
	8.	Employee Compensation and Benefits	60
	9.	Reservation of Rights	61

F.	Provisions Governing Distributions		62

	1.	Timing and Calculation of Amounts to Be Distributed	62
	2.	Distribution Agent	62
	3.	Distributions on Account of Claims Allowed After the Effective Date	62
	4.	Distributions to Holders of Disputed Claims	63
	5.	Delivery of Distributions	63
	6.	Compliance with Tax Requirements/Allocations	64
	7.	Surrender of Canceled Instruments or Securities	64
	8.	Claims Paid or Payable by Third Parties	65

G.	Procedures for Resolving Disputed, Contingent, and Unliquidated Claims		65

	1.	Allowance of Claims	65
	2.	Prosecution of Objections to Claims	66
	3.	Estimation of Claims	66
	4.	Disallowance of Certain Claims	66
	5.	Prepetition Litigation	67

H.	Settlement, Release, Injunction, and Related Provisions		67

	1.	Discharge of Claims, Termination of Interests in Key, and Reinstatement of Intercompany Interests	67
	2.	Compromise and Settlement of Claims, Interests, and Controversies	67
	3.	Setoffs and Recoupment	67
	4.	Release of Liens	68
	5.	Debtor Release	68
	6.	Third Party Release	69
	7.	Exculpation	70
	8.	Injunction	70

I.	Conditions Precedent to Consummation of the Plan		71

	1.	Conditions Precedent to the Effective Date	71
	2.	Waiver of Conditions	72

J.	Modification, Revocation, or Withdrawal of the Plan		72

	1.	Modification and Amendments	72
	2.	Effect of Confirmation on Modifications	73
	3.	Revocation or Withdrawal of Plan; Termination of Plan Support Agreement	73

K.	Retention of Jurisdiction		73

L.	Miscellaneous Provisions		75

	1.	Immediate Binding Effect	75
	2.	Additional Documents	75
	3.	Payment of Statutory Fees	75
	4.	Reservation of Rights	75

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		5.	Successors and Assigns	76
		6.	Notices	76
		7.	Term of Injunctions or Stays	77
		8.	Entire Agreement	77
		9.	Governing Law	78
		10.	Exhibits	78
		11.	Nonseverability of Plan Provisions	78
		12.	Closing of Chapter 11 Cases	78
		13.	Conflicts	78
		14.	Dissolution of the Committee	79
		15.	Section 1125(e) Good Faith Compliance	79
		16.	Further Assurances	79

VIII.	CONFIRMATION OF THE PLAN			79

	A.	Combined Hearing on Confirmation and Approval of Disclosure Statement and Solicitation		79

	B.	Requirements for Confirmation of the Plan		79

	C.	Best Interests of Creditors/Liquidation Analysis		80

	D.	Feasibility		80

	E.	Acceptance by Impaired Classes		80

	F.	Confirmation Without Acceptance by All Impaired Classes		80

		1.	No Unfair Discrimination	81
		2.	Fair and Equitable Test	81

	G.	The Releases, Exculpation and Injunction Provisions Contained in the Plan		82

IX.	LIQUIDATION ANALYSIS, VALUATION AND PROJECTED FINANCIAL INFORMATION			82

	A.	Liquidation Analysis		82

	B.	Valuation Analysis		83

	C.	Financial Projections		83

	D.	Other Available Information		84

X.	CORPORATE GOVERNANCE			84

	A.	The New Key Constituent Documents		84

	B.	Investor Rights Agreement		86

	C.	Directors and Officers of the Reorganized Debtors		87

	D.	Corporate Advisory Services Agreement		87

XI.	RISK FACTORS			88

	A.	Bankruptcy Specific Considerations		88

		1.	The Debtors’ Chapter 11 Cases May Have Adverse Effects	88
		2.	Objections to the Plan’s Classification or Amounts of Claims and Interests	88
		3.	Failure to Satisfy Voting Requirements	89
		4.	Termination of Plan Support Agreement and/or the Backstop Agreement	89
		5.	Amendment of Plan Prior to Confirmation by the Debtors	89
		6.	Non-Confirmation or Delay of Confirmation of the Plan	90
		7.	Non-Consensual Confirmation	91

	8.	Other Parties in Interest May Be Permitted to Propose Alternative Plans that Are Less Favorable to Certain Stakeholders	91
	9.	Non-Occurrence of the Effective Date	91
	10.	Conversion to Chapter 7	91
	11.	Impact of Chapter 11 Cases on the Debtors	91
	12.	Inability to Obtain Approval of First Day Motions	92
	13.	Inability to Obtain Entry of Cash Collateral Orders	92
	14.	Inability to Assume Executory Contracts	92
	15.	Material Transactions Could Be Set Aside as Fraudulent Conveyances or Preferential Transfers	92
	16.	Adverse Effect on Debtors’ Tax Attributes	93
	17.	Votes and Recoveries Subject to Contingencies	93
	18.	Ability to Discharge or Satisfy Claims, including Prepetition Claims	93
	19.	Failure to Obtain Approval of Releases, Injunctions, and Exculpation	93
	20.	Plan Based on Assumptions	94

B.	Risks Related to the Debtors’ Business Operations and Financial Condition		94

	1.	Reorganized Debtors’ Leverage; Ability to Service Debt	94
	2.	Restrictive Covenants in New Financing Facilities	94
	3.	Business Uncertainties	95
	4.	Depressed Conditions in the Oil and Natural Gas Industry Have Materially and Adversely Affected the Company’s Financial Condition and May Continue Into the Future	95
	5.	The Company’s Business is Cyclical and Depends on Conditions in the Oil and Natural Gas Industry	95
	6.	Incurrence of More Debt and Long-Term Lease Obligations in the Future	97
	7.	The New ABL Credit Facility May Subject the Reorganized Debtors to Interest Rate Risk	97
	8.	Inability to Implement Price Increases or Maintain Existing Prices	97
	9.	Inability to Finance Future Growth or Future Acquisitions	97
	10.	Increased Labor Costs or the Unavailability of Skilled Workers	98
	11.	Asset Impairments or Other Charges Could Adversely Impact Future Financial Results	98
	12.	Insurance May Be Inadequate to Cover All Insured Losses or Liabilities	98
	13.	Highly Competitive Nature of the Company’s Industry, Including Intense Price Competition	99
	14.	Compliance with New Regulations Regarding the Use of “Conflict Minerals”	99
	15.	Economic, Political and Social Instability Risks of Doing Business in Certain Foreign Countries	99
	16.	Any Failure to Comply with the FCPA and Similar Laws	100
	17.	High Employee Turnover Rate	100
	18.	The Company May Be Unsuccessful in Implementing and Maintaining Technology Development and Enhancements	101
	19.	The Potential Adoption of State or Federal Laws or Regulations Regarding Hydraulic Fracturing	101
	20.	Potential Costs and Liabilities Arising From Environmental, Health and Safety Laws and Regulations	101
	21.	Severe Weather	102
	22.	Future Acquisitions and Divestitures	102
	23.	Compliance with Climate Change Legislation or Initiatives	103
	24.	Conservation Measures and Technological Advances Could Reduce Demand for Oil and Natural Gas	103
	25.	Lack of Adequate Liquidity	104
	26.	Limited Number of Customers Account for a Majority of the Debtors’ Revenues	104
	27.	Loss of Key Executive Officers	104
	28.	Adverse Impact of Litigation	104

		29.	Financial Projections	104
		30.	Variance between Historical Performance and Performance of Reorganized Debtors	105

	C.	Risks Related to the Plan Securities		105

		1.	Reorganized Key Will Have a Controlling Stockholder	105
		2.	Reorganized Key Will Enter into a Corporate Advisory Services Agreement
			with Platinum	105
		3.	Lack of a Liquid Public Market for Plan Securities	106
		4.	Restrictions on Transfer	106
		5.	Potential for Dilution	106
		6.	Dividends Not Expected in Foreseeable Future	106
		7.	Risks Related to the Value of Reorganized Key Common Stock and New Warrants	107
		8.	Ranking of Reorganized Key Common Stock	107

	D.	Risks Related to the Primary Rights Offering and Backstop Commitment		107

		1.	Modification of Rights Offering Procedures	107
		2.	Subscriptions Under the Rights Offering and Equity Holder Cash-Out
			Subscription Subject to Adjustment and Reduction	107
		3.	Inability to Obtain Entry of Backstop Order	108
		4.	Inability to Satisfy Conditions Precedent in the Backstop Agreement	108
		5.	Termination of the Backstop Agreement	108

	E.	Additional Risks, Uncertainties, and Other Factors		109

XII.	CERTAIN SECURITIES LAW MATTERS			109

	A.	Plan Securities		109

	B.	Issuance and Resale of Plan Securities under the Plan		109

		1.	Exemptions from Registration Requirements of the Securities Act and State
			Blue Sky Laws	109
		2.	Resale of Plan Securities	110
		3.	Resale of Other Securities Exempt from Registration Requirements Pursuant to
			Section 4(a)(2) of the Securities Act	111

XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			111

	A.	Introduction		111

	B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors		112

		1.	Cancellation of Debt and Reduction of Tax Attributes	112
		2.	Limitation of Tax Attributes	113
		3.	Alternative Minimum Tax	114

	C.	Certain U.S. Federal Income Tax Consequences of the Plan to Holders of Claims and Interests		115

		1.	General	115
		2.	Market Discount	115
		3.	Definition of “Security”	116
		4.	Consequences to Holders of Term Loan Claims	116
		5.	Consequences to Holders of Senior Notes Claims	116
		6.	Consequences to Holders of Existing Key Common Stock	117
		7.	Tax Treatment of Noteholder Rights and Equity Holder Rights	118
		8.	Tax Treatment of New Term Loan	119
		9.	Tax Treatment of New Warrants	119

		10.	Bad Debt and/or Worthless Securities Deduction	120
		11.	Holders that are Non-United States Persons	120
		12.	Withholding and Reporting	120
		13.	FATCA	121

	D.	Reservation of Rights		121

XIV.	CONCLUSION AND RECOMMENDATION			122

SCHEDULES AND EXHIBITS

EXHIBIT A	Plan of Reorganization

EXHIBIT B	Plan Support Agreement

EXHIBIT C	Liquidation Analysis

EXHIBIT D	Valuation Analysis

EXHIBIT E	Financial Projections

EXHIBIT F	Rights Offering Procedures and Rights Offering Escrow Agreement

EXHIBIT G	Backstop Agreement

SCHEDULE 1	Reorganized Key Common Stock

THE DEBTORS HEREBY ADOPT AND INCORPORATE EACH

EXHIBIT ATTACHED TO THIS DISCLOSURE STATEMENT

BY REFERENCE AS THOUGH FULLY SET FORTH HEREIN

I.	EXECUTIVE SUMMARY

The Debtors submit this Disclosure Statement pursuant to sections 1125 and 1126 of the Bankruptcy Code in connection with the Solicitation of acceptances of the Plan. A copy of the Plan is attached hereto as Exhibit A. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan. The Plan constitutes a separate chapter 11 plan for each Debtor unless otherwise provided for in the Plan.

Key is a publicly-held corporation headquartered in Houston, Texas and, together with its Debtor and non-Debtor wholly-owned or controlled subsidiaries (collectively, the “Company”), is the largest onshore rig-based well servicing contractor based on the number of rigs owned. The Company has been operating for almost thirty-eight years, providing a full range of well services to major oil companies, foreign national oil companies and independent oil and natural gas production companies, and operates in most major oil and natural gas producing regions of the continental United States. The Company also has a technology development and control systems business, which is focused on the development of hardware and software related to oilfield service equipment controls, data acquisition and digital information flow.

As further described in Article V of this Disclosure Statement, the combination of prolonged, depressed oil prices since mid-2014 and the resulting reduction in demand for well services, along with an increase in competitive pricing among well service providers, have adversely affected the Debtors’ businesses. The Company, in consultation with its advisors, determined that pursuing a potential restructuring with the significant holders of its debt was necessary to strategically respond to the challenging industry environment and manage its approximately $1 billion in aggregate funded indebtedness.

Given these challenging circumstances, the Company is pleased that, after extensive, good-faith negotiations with the Supporting Term Lenders and the Supporting Noteholders (collectively with the Debtors, the “PSA Parties”), as well as the ABL Agent and the ABL Lenders, it has reached an agreement on the material terms and conditions of a consensual restructuring transaction (the “Restructuring”) to be implemented swiftly through the Plan. The negotiations among the PSA Parties culminated in the execution of a plan support agreement, dated August 24, 2016 (as may be amended from time to time, the “Plan Support Agreement”), which together with the Plan Term Sheet and all of the other attachments thereto (collectively, the “PSA Attachments”), reflects the material terms of the Restructuring. A copy of the Plan Support Agreement together with the PSA Attachments is attached hereto as Exhibit B.

The Company and the other PSA Parties believe that the Restructuring is in the best interest of all stakeholders. As described in more detail below, the Restructuring will, among other things, substantially deleverage the Company’s balance sheet by (i) paying down the Term Loan Claims in part in Cash and replacing the existing Term Loan Facility (defined below) with a New Term Loan Facility in the principal amount of $250 million and (ii) converting $675 million principal amount of Senior Notes into 100% of the Reorganized Key Common Stock (defined below), prior to dilution as discussed further herein. The Company also plans to enter into a New ABL Credit Facility that will replace the existing ABL Credit Facility and replace or backstop all existing undrawn letters of credit issued thereunder. The Company is planning to fund the Restructuring in large part with $85 million in proceeds from a fully-backstopped Primary Rights Offering (and, potentially, up to $25 million in proceeds from the fully-backstopped Incremental Liquidity Rights Offering (together with the Primary Rights Offering, the “Rights Offering”)) being offered concurrently with the Solicitation to qualifying Holders of Senior Notes and qualifying Holders of Existing Key Common Stock. The deleveraging under the Restructuring will reduce the Company’s total funded indebtedness (including interest) by over 70% and will provide the Company with long-term financing and access to capital upon emergence to enable the Company to support its ongoing business needs upon the Debtors’ emergence from the Chapter 11 Cases.

Importantly, the PSA Parties have agreed, and the Plan provides, that all Allowed Administrative Expense Claims and General Unsecured Claims will be paid in full or otherwise left unimpaired, and as described below in Article VI, the Debtors plan to petition the Bankruptcy Court for the authority to pay certain of such Claims (including third-party vendor claims) in the ordinary course of business during the Chapter 11 Cases in order to limit potential disruption to their businesses during the Chapter 11 Cases. Further, although the total enterprise value of the Company on a reorganized basis does not support a Plan recovery to Holders of Existing Key Common Stock, pursuant to the terms of the settlement among the PSA Parties embodied by the Plan Support Agreement and the

Plan, Holders of Allowed Existing Key Common Stock will have the opportunity to (i) receive 5% of the issued shares of Reorganized Key Common Stock (subject to dilution pursuant to the Plan and as indicated in Schedule 1 hereto) and the New Warrants (the “Equity Holder Plan Securities”), or (ii) elect to receive Cash, to the extent funded by Equity Holder Rights Offering Participants (as defined below) (the “Equity Holder Cash-Out Amount”), in lieu of such Equity Holder Plan Securities (the “Equity Holder Exchange”). The Equity Holder Exchange will be made in exchange for the cancellation of shares of Existing Key Common Stock, to those Holders who grant certain releases to the Released Parties under the Plan and refrain from taking certain actions (set forth in Section III.C.8 of the Plan) during the Chapter 11 Cases.

The PSA Parties agree that a prolonged chapter 11 process to implement the Restructuring would not be in the best interests of stakeholders, and have designed the Plan and Solicitation to minimize the length of the Chapter 11 Cases. Pre-filing Solicitation and expedited Confirmation and consummation of the Plan should minimize any impact of the Debtors’ bankruptcy on the Company’s businesses – including potential deterioration of value and disruption to operations – that could otherwise result from protracted and contentious bankruptcy cases, and enable the Debtors to emerge from chapter 11 financially stronger and more competitive.

The Company would not be able to implement the anticipated Restructuring, including the debt-to-equity conversion, the provision of the Equity Holder Exchange, the Backstop Commitment and the Rights Offering, without the support of the other PSA Parties. Accordingly, the Plan embodies a global settlement as part of a consensual restructuring.

As of the date hereof, none of the proposed Debtors is under the jurisdiction of the Bankruptcy Court. If we receive acceptances of the Plan from Voting Holders in Class 3 and Class 5 in number and dollar amounts sufficient to satisfy the requirements for acceptance of the Plan in accordance with the Bankruptcy Code, we intend to commence the Chapter 11 Cases and promptly seek confirmation of the Plan by the Bankruptcy Court. Confirmation of the Plan is subject to, among other things, judicial approval of this Disclosure Statement and the Plan. If the Plan is confirmed by the Bankruptcy Court and the Effective Date occurs, all Holders of Claims and Interests (including, without limitation, Voting Holders who do not submit Ballots to accept or reject the Plan and Holders of Claims or Interests who are not entitled to vote on the Plan) will be bound by the terms of the Plan and the transactions contemplated thereby.

DURING THE CHAPTER 11 CASES, WE INTEND TO OPERATE OUR BUSINESS IN THE ORDINARY COURSE AND WILL SEEK AUTHORIZATION FROM THE BANKRUPTCY COURT TO MAKE PAYMENT IN FULL ON A TIMELY BASIS TO ALL OF THE DEBTORS’ TRADE CREDITORS, CUSTOMERS AND EMPLOYEES, OF ALL AMOUNTS DUE PRIOR TO AND DURING THE CHAPTER 11 CASES.

II.	PLAN OVERVIEW

For the avoidance of doubt, this Article II is intended only to provide a summary of certain terms of the Plan, and is qualified in its entirety by reference to the entire Plan. This Disclosure Statement does not purport to be a precise or complete statement of all such terms and provisions, and should not be relied on for a comprehensive discussion of the Plan. Instead, reference is made to the Plan for the full and complete statements of such terms and provisions. In the event of any conflict between the summary set forth herein and the terms and conditions of the Plan, the Plan shall control.

A.	General Overview

As of September 21, 2016, the Company had outstanding funded indebtedness and letters of credit in the aggregate principal amount of approximately $1 billion consisting of approximately (i) $289.7 million under the Term Loan Facility; (ii) $38.5 million under the ABL Credit Facility, consisting of issued and outstanding, undrawn letters of credit; (iii) $675 million outstanding principal amount under the Senior Notes, plus accrued and unpaid interest thereon; and (iv) an approximately $2 million performance letter of credit under a Continuing Letter of Credit Agreement with HSBC. In addition, as of the date hereof, the Debtors owe approximately $20 million to trade vendors and other general unsecured creditors (not including potential general unsecured claims arising from any post-petition rejection of executory contracts and unexpired leases, employee retention payments due in and after 2017, or any accrued and unpaid professional fees). As a result of the proposed Plan, the Company will reduce its total operating company funded debt from approximately $1 billion to approximately $250 million, after giving effect to the Restructuring. This reduction in debt will result in a reduction in associated yearly interest expense from approximately $79 million to approximately $31 million, after giving effect to the Restructuring. The Plan provides that the Debtors will be reorganized as a going concern and contemplates a significant reduction in long-term debt, resulting in what the Company believes is a stronger, de-leveraged balance sheet.

The Company has determined that a prolonged chapter 11 process could severely damage its ongoing business operations and going-concern value. Consequently, the prepackaged nature of the Plan (as set forth in the Plan and described herein) will allow the Debtors to exit chapter 11 quickly and reorganize as a going concern. The Plan Support Agreement requires that the Debtors emerge from chapter 11 no later than 90 days after the Petition Date and establishes that the PSA Parties will support the Plan.

Generally, and as discussed in further detail below, the Plan contemplates, among other things, the following distributions and consensual recovery to Holders of Allowed Claims and Interests, as applicable:

•	All Allowed General Unsecured Claims as well as all Allowed Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, and Other Secured Claims shall be paid in full and Unimpaired on the terms set forth in the Plan.

•	Each Holder of an Allowed Term Loan Claim shall receive a distribution on the Effective Date, on account of its Allowed Term Loan Claim of its pro rata share of (i) a Cash payment equal to the sum of (A) the difference between (x) the outstanding principal amount of loans under the Term Loan Credit Agreement on the Effective Date (excluding any prepayment premium) before giving effect to the payment described in this subsection and (y) $250 million plus (B) any accrued and unpaid interest (at the non-default rate) due and owing under the Term Loan Credit Documents as of (and including) the Effective Date (such amount, the “Term Loan Payment”), and (ii) the New Term Loan Facility.

•	Each Holder of an Allowed ABL Credit Facility Claim shall receive on account of its Allowed ABL Credit Facility Claim, on the Effective Date, its pro rata share of payment in full in Cash of any amounts due and owing under the ABL Credit Facility, and any letters of credit outstanding under the ABL Credit Facility shall be cash collateralized, backstopped and/or replaced with new letters of credit under the New ABL Credit Facility.

•	Each Holder of an Allowed Senior Notes Claim shall receive a distribution on the Effective Date, or as soon as reasonably practicable thereafter, in full satisfaction of its Allowed Senior Notes Claim (inclusive of accrued and unpaid interest), of such Holder’s pro rata share of 7.5 million shares of Reorganized Key Common Stock (rounded up or down to the nearest whole share) (the “Senior Notes Distribution”). The Senior Notes Distribution shall account for 100% of the issued and outstanding shares of Reorganized Key Common Stock prior to dilution from the issuance of all other shares of Reorganized Key Common Stock under or in connection with the Plan.

•	Intercompany Claims shall be treated in a manner reasonably satisfactory to the Debtors and the Required Consenting Creditors and Intercompany Interests shall remain in place on the Effective Date for purposes of convenience.

•

On the Effective Date, all shares of Existing Key Common Stock shall be cancelled and released, and each Holder of Allowed Existing Key Common Stock eligible for the Equity Holder Exchange that does not elect to opt-out of granting the voluntary releases contained in Section VIII.F of the Plan, pursuant to an election made on the Equity Holder Election Form shall receive either (i) its pro rata share of the Equity Holder Plan Securities, including (a) 815,891 shares of Reorganized Key Common Stock, (b) New Warrants, entitling their holders, collectively, upon exercise thereof to purchase, in the aggregate, up to 1,839,782 shares of Reorganized Key Common Stock (in each case, rounded up or down to the nearest whole share of Reorganized Key Common Stock or whole New Warrant),[1] and (c) all Equity Holder Shares and New Warrants allocated to any Holders of Allowed Existing Key Common Stock who are not eligible to receive Equity Holder Plan Securities pursuant to the Plan (as set forth in Section III.C.8 of the Plan) or who do not receive Equity Holder Plan Securities because they are entitled to less than half a share of Reorganized Key Common Stock,[2] or (ii) the opportunity to receive, in each Holder’s sole and absolute discretion, Cash pursuant to the Equity Holder Cash-Out Amount (subject to the same eligibility restrictions set forth in Section III.C.8 of the Plan), to the extent sufficient proceeds are received from Equity Holder Rights Offering Participants to fund such Equity Holder Cash-Out Amount (if there are insufficient proceeds to provide the Cash necessary to fully cash-out such electing Holders, such Holders will receive a combination of Cash and Equity Holder Plan Securities based on the amount of commitments available).

B.	Summary of Classification and Treatment of Allowed Claims and Interests Under the Plan

Pursuant to section 1122 of the Bankruptcy Code, the Plan establishes a comprehensive classification of Claims and Interests. The following table summarizes the classification and treatment of all Claims and Interests under the Plan (the treatment of each Class of Claims and Interests is the same for each Debtor, as applicable), including Claims that are unclassified pursuant to section 1123(a)(1) of the Bankruptcy Code, as well as the estimated recovery for each Class. The following chart summarizes the projected percentage recoveries to Holders of Allowed Claims and Interests pursuant to the Plan. Although every reasonable effort was made to be accurate, these projected recovery percentages are only estimates. In addition, the ability to receive distributions under the Plan depends on the ability of the Debtors to obtain Confirmation of the Plan and meet the conditions to confirmation and effectiveness of the Plan, as discussed in this Disclosure Statement. Reference should be made to the entire Disclosure Statement, including without limitation Section VII.C, and the Plan for a complete description of the classification and treatment of Claims and Interests.

Class	Claim/Interest	Status	Voting Rights	% Recovery
N/A	Administrative Expense Claims	Unimpaired	N/A	100%
N/A	Priority Tax Claims	Unimpaired	N/A	100%
1	Priority Non-Tax Claims	Unimpaired	Deemed to Accept	100%
2	Other Secured Claims	Unimpaired	Deemed to Accept	100%
3	Term Loan Claims	Impaired	Entitled to Vote	100%
4	ABL Credit Facility Claims	Unimpaired	Deemed to Accept	100%
5	Senior Notes Claims	Impaired	Entitled to Vote	15%[3]
6	General Unsecured Claims	Unimpaired	Deemed to Accept	100%
7	Intercompany Claims	Impaired / Unimpaired	Deemed to Reject / Deemed to Accept	0% / 100%
8	Existing Key Common Stock	Impaired	Deemed to Reject	N/A
9	Other Key Equity Interests	Impaired	Deemed to Reject	N/A
10	Intercompany Interests	Unimpaired	Deemed to Accept	100%

[1]	For every one (1) share of Reorganized Key Common Stock issued to an eligible Holder of Existing Key Common Stock pursuant to the Equity Holder Exchange, such Holder will receive approximately 1.1 New 4-Year Warrants and approximately 1.1 New 5-Year Warrants (in each case subject to the rounding conventions described herein).
[2]	Pursuant to the terms of the Plan, under the Equity Holder Exchange, the exchange rate for shares of Allowed Existing Key Common Stock to Reorganized Key Common Stock is 198:1. Giving effect to rounding, in order for a Holder of Allowed Existing Key Common Stock to receive at least one share of Reorganized Key Common Stock, such Holder must beneficially own at least 99 shares of Allowed Existing Key Common Stock. Any fractional shares of Reorganized Key Common Stock that are not distributed to Holders because they hold fewer than 99 shares of Allowed Existing Key Common Stock, and any fractions of New Warrants that would otherwise have been allocated to such Holders, shall be aggregated and distributed to Holders of Allowed Existing Key Common Stock that are receiving Equity Holder Plan Securities.
[3]	This estimated recovery does not include potential participation in the Primary Rights Offering by a Holder of Senior Notes Claims and assumes that the Minimum Liquidity Test is met and no Incremental Liquidity Shares are issued. If all $25 million of Incremental Liquidity Shares are issued, this estimated recovery percentage will be 14%.

C.	New Term Loan Facility and New ABL Credit Facility

1.	New Term Loan Facility

In connection with the Plan, the current obligors under the existing Term Loan Facility (Key, KES and KEM) intend to enter into the New Term Loan Credit Agreement, which will be on substantially similar terms to the existing Term Loan Facility. The terms of the New Term Loan Facility are substantially set forth in the New Term Loan Credit Agreement Term Sheet attached as part of Exhibit B hereto. The New Term Loan Facility shall provide term loans in the original principal amount of $250 million on the Effective Date with an applicable Interest Rate of either (i) LIBOR + 10.25% per annum in the case of LIBOR Loans (with a LIBOR “floor” equal 1.00%) or (ii) Base Rate + 9.25% per annum in the case of Base Rate Loans. Key will be permitted under the New Term Loan Facility, at its option, to pay up to 100 basis points of such interest in the form of additional term loans (in “PIK” form). The New Term Loan Facility shall expire five (5) years from the Effective Date.

As was the case under the existing Term Loan Facility with respect to Key, KES and KEM, under the New Term Loan Credit Agreement, Term Loan Lenders will have a first priority lien on substantially all of the assets of Reorganized Key, KES and KEM, along with any additional guarantor of the New Term Loan Facility, including, without limitation, goods, intellectual property, real estate, commercial tort claims, and the TL Proceeds and Priority Collateral Account, together with all proceeds of the foregoing, but excluding (i) the New ABL Priority Collateral (as defined below) and (ii) certain excluded assets (e.g., assets owned by foreign subsidiaries) (the “New Term Loan Priority Collateral”). The Term Loan Lenders will have a second priority lien on the obligors’ and guarantors’ present and future accounts receivable, inventory, deposit accounts and securities accounts (other than the TL Proceeds and Priority Collateral Account) and related assets and proceeds of the foregoing (the “New ABL Priority Collateral”). On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Term Loan Documents (i) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Term Loan Documents and (ii) shall be deemed automatically perfected, subject only to such Liens and security interests as may be permitted under the New Term Loan Documents.

Confirmation of the Plan shall be deemed to constitute approval of the New Term Loan Facility and the New Term Loan Documents and, subject to the occurrence of the Effective Date, authorization for Reorganized Key, KES and KEM, and any additional guarantor under the New Term Loan Facility, to enter into and perform their obligations under the New Term Loan Documents. On the Effective Date, the New Term Loan Documents shall constitute legal, valid, binding, and authorized obligations of Reorganized Key, KES and KEM, and any additional guarantor, enforceable in accordance with their terms. The New Term Loan Facility shall constitute a portion of the distribution to Holders of Allowed Term Loan Claims in Class 3.

2.	New ABL Credit Facility

In connection with the Plan, the current obligors under the existing ABL Credit Facility (Key, KES and KEM) intend to enter into the New ABL Credit Agreement. The New ABL Credit Facility (together with the New Term Loan Facility, the “New Financing Facilities”) is anticipated to provide revolving loans and letters of credit. The obligors under the New ABL Credit Facility are expected to be responsible for various fees, charges and expenses under the New ABL Credit Facility.

As was the case under the existing ABL Credit Facility, the obligations of Reorganized Key, KES and KEM (along with any additional guarantor under the New ABL Credit Facility) arising under the New ABL Credit Facility are expected to be secured by liens (subject to certain permitted liens, certain exclusions, and the terms of any applicable intercreditor agreement) on substantially all of the assets of Reorganized Key, KES and KEM (along with any additional guarantor), including, without limitation, accounts, cash, goods, intellectual property, real estate, and commercial tort claims, together with all of the proceeds of the foregoing. Specifically, the ABL Lenders are expected to have a first priority lien on the New ABL Priority Collateral and a second priority lien on the New Term Priority Collateral. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New ABL Credit Facility Documents (i) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New ABL Credit Facility Documents and (ii) shall be deemed automatically perfected, subject only to such Liens and security interests as may be permitted under the New ABL Credit Facility Documents.

Confirmation of the Plan shall be deemed to constitute approval of the New ABL Credit Facility and the New ABL Credit Facility Documents and, subject to the occurrence of the Effective Date, authorization for Reorganized Key and KES to enter into and perform their obligations under the New ABL Credit Facility Documents. On the Effective Date, the New ABL Credit Facility Documents shall constitute legal, valid, binding, and authorized obligations of Reorganized Key, KES and KEM (and any additional guarantor), enforceable in accordance with their terms. Proceeds from the New ABL Credit Facility shall constitute the distribution to Holders of Allowed ABL Claims in Class 4, if any, and the New ABL Credit Facility shall replace and retire all existing letters of credit under the ABL Credit Facility (currently outstanding in the amount of approximately $38.5 million).

D.	Rights Offering, Backstop Commitment, Equity Holder Cash-Out Subscription and Rights Offering Procedures

As part of the Restructuring, the Company is commencing the Rights Offering, which consists of the Primary Rights Offering and the Incremental Liquidity Rights Offering. The Primary Rights Offering provides Qualifying Noteholders and Qualifying Equity Holders (each as defined below) with rights to purchase an aggregate of 7,022,859 shares of Reorganized Key Common Stock to be issued and sold by Reorganized Key on or as soon as reasonably practicable after the Effective Date (the “Primary Rights Offering Common Stock”), at a price per share equal to $12.10 (the “Primary Rights Offering Share Price”),4 for aggregate gross proceeds of $85 million (the “Primary Rights Offering Amount”). Of the Primary Rights Offering Common Stock, 95% of such shares in the aggregate will be offered to the Qualifying Noteholders (the “Senior Notes Primary Rights Offering Common Stock”), and 5% of such shares in the aggregate will be offered to the Qualifying Equity Holders (the “Equity Holder Primary Rights Offering Common Stock”).

Reorganized Key may also be required to issue up to an additional $25 million in Reorganized Key Common Stock (up to 3,646,183 shares) (the “Incremental Liquidity Shares”), as set forth on Schedule 1 to the Rights Offering Procedures, at the applicable Incremental Liquidity Per Share Price (as defined below) on or as soon as reasonably practicable after the Effective Date, if necessary for Reorganized Key to have Minimum Liquidity (as defined below). As part of the Rights Offering, the Senior Notes Rights Offering Participants (as defined below) who are eligible to participate in the Incremental Liquidity Rights Offering will be offered the right to subscribe for an aggregate of 95% of any issued Incremental Liquidity Shares and the Equity Holder Rights Offering Participants (as defined below) who are eligible to participate in the Incremental Liquidity Rights Offering will be offered the right to subscribe for up to an aggregate of 5% of any issued Incremental Liquidity Shares (the “Incremental Liquidity Rights Offering”).

Qualifying Noteholders shall receive rights to participate in the Rights Offering (the “Noteholder Rights”), subject, in each case, to the requirements further described in this Section II.D. A “Qualifying Noteholder” is any Holder of a Senior Notes Claim, as of the Senior Notes Rights Offering Record Date (as defined below), that (i) has identified itself to Key as, and has provided supporting documentation that has been reviewed by Key evidencing the fact that it actually is, an “accredited investor” as that term is defined by Rule 501 of the Securities Act (an “Accredited Investor”) and (ii) holds sufficient Senior Notes, on a pro rata basis, to entitle such Holder to make a minimum subscription for at least $1,000 worth of Primary Rights Offering Common Stock (each such Holder, a “Qualifying Noteholder”). Holders of Senior Notes Claims that are not Qualifying Noteholders will not receive the Noteholder Rights and will receive their pro rata share of $25,000 instead of the Noteholder Rights (in no event, however, shall the amount received exceed an amount equal to the product of (a) the principal amount of Senior Notes Claims beneficially owned by such Non-Qualifying Noteholder, multiplied by (b) 5%).

[4]	The Primary Rights Offering Share Price is equal to a 25% discount to the per share value of all issued and outstanding Reorganized Key Common Stock prior to the issuance shares of Reorganized Key Common Stock in connection with the Primary Rights Offering, the Incremental Liquidity Rights Offering, if any, and the Equity Holder Cash-Out Subscription, if any, and any other shares of Reorganized Key Common Stock in connection with the Plan, as set forth herein.

Qualifying Equity Holders shall receive rights to participate in the Rights Offering and the Equity Holder Cash-Out Subscription (as defined below) (the “Equity Holder Rights”), subject, in each case, to the requirements further described in this Section II.D. A “Qualifying Equity Holder” is any Holder of Existing Key Common Stock, as of the Equity Holder Rights Offering Record Date (as defined below), that has identified itself to Key as, and has provided supporting documentation that has been reviewed by Key evidencing the fact that it actually is, an Accredited Investor.

As set forth in Section II.D.3 below, 100% of each of the Primary Rights Offering Amount and the Incremental Liquidity Shares issued pursuant to the Incremental Liquidity Rights Offering, if any, will be backstopped by the Backstop Participants pursuant to the terms of the Backstop Agreement. It is currently contemplated that the proceeds from the Primary Rights Offering and, if applicable, the Incremental Liquidity Rights Offering (including any proceeds from the Backstop Commitment), will be used for a Cash distribution to Class 3 (Term Loan Claims), to pay certain Restructuring transaction fees, and for general corporate and business purposes and distributions to Holders of Claims contemplated under the Plan.

To participate in the Rights Offering, Qualifying Noteholders and Qualifying Equity Holders are required to comply with the terms and conditions of the Rights Offering Documents, including, without limitation, the requirements set forth in the Rights Offering Procedures (defined below), which are attached as Exhibit F hereto. See Sections VII.D.8 and VII.D.9 for the Plan discussion of the Rights Offering.

1.	Senior Notes Primary Rights Offering

The Primary Rights Offering with respect to the Qualifying Noteholders (the “Senior Notes Primary Rights Offering”) is being commenced concurrently with the Solicitation (the “Notes Rights Offering Commencement Date”), on September 21, 2016, and will expire at 5:00 p.m. (Eastern Time) on the day that is twenty (20) Business Days after the Notes Rights Offering Commencement Date (the “Rights Offering Expiration Date”).

Under the Primary Rights Offering, each Qualifying Noteholder as of September 16, 2016, (the “Senior Notes Rights Offering Record Date”) is being offered the opportunity to purchase up to its pro rata share of Senior Notes Primary Rights Offering Common Stock (rounded up or down to the nearest whole share). In order to properly subscribe for Senior Notes Primary Rights Offering Common Stock each Qualifying Noteholder must, among other things, identify itself to Key as an Accredited Investor with supporting documentation that has been reviewed by Key evidencing the fact that it actually is an Accredited Investor and fully fund its entire subscription (which subscription must be for at least $1,000 worth of Senior Notes Primary Rights Offering Common Stock) under the Primary Rights Offering by the applicable deadline under the Rights Offering Documents (each such Qualifying Noteholder, including any Backstop Participant, that properly subscribes, a “Senior Notes Rights Offering Participant”). Notwithstanding the foregoing sentence, the Backstop Participants are required to fund the Backstop Commitment, including their full Senior Notes Primary Rights Offering Common Stock subscription amount, pursuant only to the terms set forth in the Backstop Agreement. The funds collected pursuant to the Primary Rights Offering will be held in escrow, in accordance with the terms described in the Rights Offering Documents and the Backstop Agreement, as applicable, until the issuance of the Primary Rights Offering Common Stock, which shall occur either upon consummation of the Primary Rights Offering on the Effective Date, or, in the case of Primary Rights Offering Common Stock to be issued to the Backstop Participants, upon the closing of the commitments under the Backstop Agreement, at which time such funds will be released to Reorganized Key. If the Primary Rights Offering is not consummated, or excess funds are collected, such funds will be returned to such subscribing Qualifying Noteholders promptly, without interest.

In addition, each Senior Notes Rights Offering Participant that subscribes for Primary Rights Offering Common Stock shall, as a condition to participating in the Rights Offering described herein, agree in writing pursuant to the Rights Offering Documents to grant certain releases to the Released Parties under the Plan.

2.	Equity Holder Primary Rights Offering

The Primary Rights Offering with respect to Qualifying Equity Holders (the “Equity Holder Primary Rights Offering”) is being commenced on the Notes Rights Offering Commencement Date following an initial inquiry to Holders of Existing Key Common Stock for supporting information demonstrating that interested Holders were Qualifying Equity Holders as of August 18, 2016 (the “Equity Holder Rights Offering Record Date”). Holders of Existing Key Common Stock will receive the Rights Offering Documents on a rolling basis upon timely establishing that they are Qualifying Equity Holders, but in no case sooner than the Notes Rights Offering Commencement Date. The Primary Rights Offering with respect to the Qualifying Equity Holders will expire on the Rights Offering Expiration Date.

Under the Primary Rights Offering, each Qualifying Equity Holder is eligible to subscribe for up to 100% of the Equity Holder Primary Rights Offering Common Stock. In the event the Qualifying Equity Holders in the aggregate subscribe for more than 100% of the Equity Holder Primary Rights Offering Common Stock, the number of shares of Equity Holder Primary Rights Offering Common Stock to be allocated to each subscribing Qualifying Equity Holder shall be adjusted in a pro rata manner, based on, as of the Equity Holder Rights Offering Record Date, the number of such Holder’s Existing Key Common Stock relative to the total shares of Existing Key Common Stock held by all Qualifying Equity Holders, so that the total number of shares of Primary Rights Offering Common Stock allocated to the subscribing Qualifying Equity Holders equals the total number of shares of Equity Holder Primary Rights Offering Common Stock.

In order to properly subscribe for Equity Holder Primary Rights Offering Common Stock, among other things, each Qualifying Equity Holder will need to identify itself to Key as an Accredited Investor with supporting documentation that has been reviewed by Key, subscribe for at least $25,000 worth of Primary Rights Offering Common Stock, and fully fund its entire subscription for Primary Rights Offering Common Stock by the Rights Offering Expiration Date (each such properly subscribing Qualifying Equity Holder, an “Equity Holder Rights Offering Participant”), which funds will be held in escrow (and in accordance with the terms of the Rights Offering Documents) until (i) the consummation of the Primary Rights Offering and issuance of the Primary Rights Offering Common Stock, at which time such funds will be released to Reorganized Key or (ii) in the event that the Debtors determine, in consultation with the Required Consenting Noteholders, that such funds exceed such Holder’s maximum possible subscription for Primary Rights Offering Common Stock and Incremental Liquidity Shares (if subscribed), promptly following such determination(s) and as described in the Rights Offering Documents. Such funds will be returned to the Equity Holder Rights Offering Participants promptly, without interest, if the Primary Rights Offering is not consummated.

In addition, each Equity Holder Rights Offering Participant shall, as a condition to participating in the Rights Offering and, if applicable, the Equity Holder Cash-Out Subscription, each as described herein (and receiving Equity Holder Plan Securities or the Equity Holder Cash-Out Amount), agree in writing pursuant to the Rights Offering Documents to grant certain releases to the Released Parties under the Plan, and not to, among other things, (i) oppose the Plan, including any portion of the Plan pertaining to the treatment of the Term Loan Claims, treatment of the Senior Notes Claims or the Equity Holder Exchange; (ii) seek, solicit, support, encourage or consent to, any restructuring or reorganization for any Debtor that is inconsistent with the Definitive Restructuring Documents and the Fundamental Implementation Agreements (including the Plan Support Agreement) in any respect; (iii) commence or support any action filed by any party in interest to appoint a trustee, conservator, receiver, or examiner for the Debtors, or to dismiss the Chapter 11 Cases, or to convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (iv) commence or support any action or proceeding to shorten or terminate the period during which only the Debtors may propose and/or seek confirmation of any plan of reorganization; or (v) otherwise support any plan, sale process or other transaction that is inconsistent with the Fundamental Restructuring Agreements (including the Plan Support Agreement) or the Definitive Restructuring Documents.

3.	Incremental Liquidity Rights Offering

Reorganized Key will issue the Incremental Liquidity Shares at the applicable Incremental Liquidity Per Share Price (as set forth in Schedule 1 to the Rights Offering Procedures), as part of the Rights Offering, but only if the financial advisors to the Debtors and the financial advisors to the Backstop Participants (or the Bankruptcy Court, if applicable) determine that the Minimum Liquidity Test (as defined below) is not satisfied, as further described below.

The “Minimum Liquidity Test” is an assessment as to whether, upon emergence from the Chapter 11 Cases, the Reorganized Debtors shall have at least, either (i) $100 million of aggregate liquidity consisting of (A) at least $80 million of domestic Unrestricted Cash (inclusive of any Expected Asset Sale Proceeds (as defined in the Term Loan Credit Agreement) and with at least $70 million deposited in the TL Proceeds and Priority Collateral Account) and (B) Availability (as defined under the Term Loan Credit Agreement) under the New ABL Agreement or (ii) $110 million of aggregate liquidity consisting of (A) at least $75 million of domestic Unrestricted Cash (inclusive of any Expected Asset Sale Proceeds and with at least $65 million deposited in the TL Proceeds and Priority Collateral Account) and (B) Availability under the New ABL Agreement (the threshold set forth in clauses (i) and (ii), “Minimum Liquidity”), provided, however, that any Unrestricted Cash (x) held in a foreign bank account or (y) that serves to backstop letters of credit under the New ABL Agreement will be not counted for purposes of satisfying the Minimum Liquidity Test. The Minimum Liquidity Test will assess whether—after giving effect to all payments required to be made or funded by the Debtors under the Plan on or before the Effective Date (including on account of accrued and unpaid professional fees and expenses but excluding any fees or expenses paid or to be paid under the Corporate Advisory Services Agreement)—the Reorganized Debtors will have, on the Effective Date, on a pro forma basis and after giving effect to the funding of the Primary Rights Offering (including by the Backstop Participants pursuant to the Backstop Commitment) but prior to giving effect to any funding of the Incremental Liquidity Rights Offering, Minimum Liquidity.

The number of Incremental Liquidity Shares, if any, will be set based upon the minimum dollar amount (rounded up to the nearest $1 million increment) necessary for Reorganized Key to have Minimum Liquidity on the Effective Date. Five (5) Business Days prior to the anticipated Effective Date (the “Minimum Liquidity Test Date”), the financial advisors to the Debtors and the financial advisors to the Backstop Participants will determine (i) whether the Minimum Liquidity Test is satisfied, and (ii) whether the issuance of Incremental Liquidity Shares in an amount up to an aggregate of $25 million (in $1 million increments) would enable Reorganized Key to have Minimum Liquidity on the Effective Date. If a determination is made by the financial advisors to the Debtors and the financial advisors to the Backstop Participants that the issuance of Incremental Liquidity Shares is both necessary and sufficient to cause Reorganized Key to have Minimum Liquidity on the Effective Date, then the Debtors will, on the next Business Day after the Minimum Liquidity Test Date, file a notice with the Bankruptcy Court indicating the results of such determination, the number of Incremental Liquidity Shares to be issued under the Plan and the applicable Incremental Liquidity Per Share Price(s) for such shares. If the financial advisors to the Debtors and the financial advisors to the Backstop Participants are unable to reach an agreement on the Minimum Liquidity Test Date as to provisions (i) and (ii) in this paragraph, the parties will seek a determination from the Bankruptcy Court as to such a dispute on the next Business Day after the Minimum Liquidity Test Date, to be heard on an expedited basis.

Pursuant to the Incremental Liquidity Rights Offering, (i) Senior Notes Rights Offering Participants (other than the Backstop Participants) that have properly subscribed to the maximum number of shares of Primary Rights Offering Common Stock for which they are eligible may subscribe for up to their pro rata share across each tranche of up to 3,463,873 Incremental Liquidity Shares at the applicable Incremental Liquidity Per Share Price, which shall equal 95% of the total number of Incremental Liquidity Shares issued under the Incremental Liquidity Rights Offering, and (ii) eligible Equity Holder Rights Offering Participants will have the opportunity to subscribe on a pro rata basis across each tranche for up to 100% of up to 182,310 Incremental Liquidity Shares at the applicable Incremental Liquidity Per Share Price, which shall equal 5% of the total number of Incremental Liquidity Shares issued under the Incremental Liquidity Rights Offering, provided, that, such Holder subscribes for at least $10,000 of Incremental Liquidity Shares. Incremental Liquidity Shares sold pursuant to the Incremental Liquidity Rights Offering or the Backstop Commitment (defined below) will be issued at a price-per-share of no less than $6.86 and up to $8.94 per share depending on the aggregate dollar amount (rounded up to the nearest $1 million increment) of Incremental Liquidity Shares required to be issued pursuant to the Minimum Liquidity Test, as set forth on Schedule 1 to the Rights Offering Procedures (in each case, the applicable “Incremental Liquidity Per Share Price”). In the event the Equity Holder Rights Offering Participants in the aggregate subscribe for more than 100% of the Incremental Liquidity Shares potentially available to Equity Holder Rights Offering Participants, such oversubscription shall be adjusted on a pro rata basis in the same manner as the Equity Holder Primary Rights Offering.

The Incremental Liquidity Shares properly subscribed for by the Senior Notes Rights Offering Participants (other than the Backstop Participants) and Equity Holder Rights Offering Participants and purchased by the Closing Backstop Participants pursuant to the Backstop Commitment, as applicable, shall be delivered on the Effective Date or as soon as practicable after the Effective Date. In order to participate in the Incremental Liquidity Rights Offering, (i) each Senior Notes Rights Offering Participant must exercise its Noteholder Rights with respect to the Primary Rights Offering in full (other than the Backstop Participants who are required to fully fund their respective pro rata subscriptions for Incremental Liquidity Shares subject to the terms and conditions set forth in the Backstop Agreement) and fully fund its respective pro rata subscription for Incremental Liquidity Shares across each tranche of the Incremental Liquidity Rights Offering on or prior to the Rights Offering Expiration Date and (ii) each Equity Holder Rights Offering Participant is required to subscribe for a minimum of $10,000 worth of Incremental Liquidity Shares on a pro rata basis across each tranche of the Incremental Liquidity Rights Offering and fully fund its respective subscription for Incremental Liquidity Shares on or prior to the Rights Offering Expiration Date, provided, however, that any subscription by an Equity Holder Rights Offering Participant for a larger relative percentage of Incremental Liquidity Shares than Primary Rights Offering Common Stock subscribed for in the Equity Holder Primary Rights Offering will not be honored. Funds will be held in escrow (in accordance with the Rights Offering Documents) until the issuance of the Incremental Liquidity Shares, if applicable, (x) on the Effective Date or as soon thereafter as reasonably practicable or (y) in the case of Incremental Liquidity Shares to be issued to the Backstop Participants, upon the closing of the commitments under the Backstop Agreement, at which time such funds will be released to Reorganized Key. If the Incremental Liquidity Rights Offering is not consummated, it is determined that the Incremental Liquidity Shares will not be issued, or excess funds are collected, such funds will be returned to the applicable Holders promptly, and without interest unless otherwise provided in the Backstop Escrow Agreement. In the event that the Debtors determine, in consultation with the Required Consenting Noteholders, that an Equity Holder Rights Offering Participant exceeded its maximum possible subscription for Primary Rights Offering Common Stock and Incremental Liquidity Shares, such excess funds will be returned to such Holder promptly and without interest (unless otherwise provided in the Backstop Escrow Agreement) following such determination(s) as further described in the Rights Offering Documents. See Section VII.D.9 for the Plan discussion of the Incremental Liquidity Rights Offering.

4.	Backstop Commitment

The Debtors and the Backstop Participants executed the Backstop Agreement, a copy of which is attached hereto as Exhibit G, on September 21, 2016. As further described and subject to the terms and conditions in the Backstop Agreement (consummation of which shall be subject to Bankruptcy Court approval), the Backstop Participants have each committed to, among other things, backstop their pro rata share of 100% of the Primary Rights Offering Amount and 100% of the sale of the Incremental Liquidity Shares, to the extent issued, through (i) the full exercise of their respective Noteholder Rights under the Rights Offering, and (ii) the purchase of any and all unsubscribed Primary Rights Offering Common Stock and Incremental Liquidity Shares, to the extent issued, through the exercise of a call option by the Backstop Participants or a put option by the Company with respect to such unsubscribed shares (as provided in the Backstop Agreement) ((i) and (ii) collectively, the “Backstop Commitment”). See Sections VII.D.8 and VII.D.9 for the Plan discussion of the Backstop Commitment.

In exchange for the commitments under the Backstop Agreement, including the Backstop Commitment, and the benefits provided thereunder to the Debtors’ estates, the Closing Backstop Participants (as defined in the Backstop Agreement) will receive a premium (the “Put Premium”) of up to 1,219,287 shares of Reorganized Key Common Stock, equal to 6.0% of all shares of Reorganized Key Common Stock issued and outstanding on the Effective Date, plus the number of shares of Reorganized Key Common Stock equal to the quotient of (i) $1.5 million divided by (ii) the Effective Date Per Share Price, provided, that, “Reorganized Key Common Stock issued and outstanding on the Effective Date” shall not include any shares of Reorganized Key Common Stock reserved for issuance pursuant to the New Warrants and the New MIP, if applicable.

The Backstop Commitment is subject to several conditions, including the Debtors having Minimum Liquidity after giving effect to the funding of the Rights Offering (including the Incremental Liquidity Rights Offering, if applicable), receipt of required governmental and material third-party approvals, and the absence of a material adverse effect with respect to the Debtors, in each case as set forth in the Backstop Agreement.

5.	Equity Holder Cash-Out and Equity Holder Cash-Out Subscription

Holders of Allowed Existing Key Common Stock will have the opportunity (in the Equity Holder Election Form mailed to such Holders after the filing of the Chapter 11 Cases) to elect to receive the Equity Holder Cash-Out Amount, subject to the availability of proceeds from the Equity Holder Cash-Out Subscription described below, in lieu of the Equity Holder Plan Securities such Holder would have received had it not elected to receive the Equity Holder Cash-Out Amount.

Equity Holder Rights Offering Participants will also have the opportunity, but not the obligation, to subscribe for shares of Reorganized Key Common Stock and New Warrants under the subscription offered to the Equity Holder Rights Offering Participants (the “Equity Holder Cash-Out Subscription”) and to fund the Equity Holder Cash-Out Amount, subject to the terms of the Rights Offering Documents. Pursuant to the Equity Holder Cash-Out Subscription, Equity Holder Rights Offering Participants may agree to purchase shares of Reorganized Key Common Stock and the associated New Warrants from the Company at a price per share of Equity Holder Cash-Out Shares equal to 90% of the Effective Date Per-Share Price (the “Equity Holder Cash-Out Share Price”),5 which price shall include the value ascribed for the associated New Warrants. For the avoidance of doubt, the consideration paid for New Warrants issued in respect of the Equity Holder Cash-Out Subscription is included in the Equity Holder Cash-Out Share Price.

The total number of shares of Reorganized Key Common Stock and associated New Warrants available under the Equity Holder Cash-Out Subscription will depend on the number of Holders of Allowed Existing Key Common Stock who elect to receive the Equity Holder Cash-Out Amount (as well as the aggregate number of Equity Holder Plan Securities such Holders elect to exchange for Cash and the proceeds of the Equity Cash-Out Subscription), provided, that, the Equity Holder Cash-Out Subscription may be limited to the extent the Debtors, in consultation with the Required Consenting Noteholders, determine necessary to comply with one or more requirements for listing on NYSE or NASDAQ. Each Equity Holder Rights Offering Participant that properly subscribes to and fully funds its commitment under the Equity Holder Cash-Out Subscription shall receive the Equity Holder Cash-Out Shares and Warrants for which it subscribes on the Effective Date, or as soon as reasonably practicable thereafter. In the event the Equity Holder Rights Offering Participants in the aggregate subscribe for more than 100% of the shares of Reorganized Key Common Stock and New Warrants available under the Equity Holder Cash-Out Subscription, the number of shares of Reorganized Key Common Stock and New Warrants to be allocated to each subscribing Equity Holder Rights Offering Participant will be adjusted on a pro rata basis in the same manner as the Equity Holder Primary Rights Offering, in each case at the Equity Holder Cash-Out Share Price. If the Equity Holder Cash-Out Subscription is not consummated, or excess funds are collected, such funds will be returned to the applicable Equity Holder Rights Offering Participants promptly, without interest.

To the extent that the aggregate proceeds of such Equity Holder Cash-Out Subscription received from Equity Holder Rights Offering Participants under the Equity Holder Cash-Out Subscription are not sufficient to satisfy the aggregate Equity Holder Cash-Out Amount, then each Holder of Allowed Existing Key Common Stock that elects to receive the Equity Holder Cash-Out Amount shall receive (i) such Holder’s pro rata share of the proceeds of the Equity Holder Cash-Out Subscription and (ii) the number of Equity Holder Plan Securities equal to the (A) number of Equity Holder Plan Securities such Holder would have received had it not elected to receive the Equity Holder Cash-Out Amount, less (B) the Equity Holder Plan Securities exchanged for Cash pursuant to clause (i) of this paragraph. For the avoidance of doubt, the Equity Holder Cash-Out Amount an electing Holder receives is calculated by reference to such Holders’ Allocation Percentage of Equity Holder Shares alone, a Holder must also exchange the New Warrants associated with those Equity Holder Shares in connection with receiving its Equity Holder Cash-Out Amount. See Section IV.K of the Plan for a discussion of the Equity Holder Cash-Out Subscription.

[5]	The Equity Holder Cash-Out Share Price is equal to 90% of the Effective Date Share Price, which reflects a price per share of Reorganized Key Common Stock as of the Effective Date equal to the quotient of (a) the sum of (i) $235 million plus (ii) the amount of Cash raised by Reorganized Key through the sale of Incremental Liquidity Shares, if any, divided by (b) the total number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan (other than any shares reserved for issuance in connection with the New Warrants or New MIP, if any). Depending on the number of Incremental Liquidity Shares issued, the Equity Holder Cash-Out Share Price will range from $11.51 (if $25 million in Incremental Liquidity Shares are issued) to $12.87 (if no Incremental Liquidity Shares are issued).

6.	Rights Offering Procedures

Each Qualifying Noteholder and Qualifying Equity Holder shall have the opportunity, but not the obligation (except in the case of the Backstop Participants), to participate in the Rights Offering and the Equity Holder Cash-Out Subscription, as applicable. The Rights Offering and the Equity Holder Cash-Out Subscription will be conducted pursuant to the terms and conditions in the Rights Offering Documents, including, without limitation, the rights offering procedures set forth therein (the “Rights Offering Procedures”), which are attached hereto as Exhibit F. Participation in the Primary Rights Offering, Incremental Liquidity Rights Offering and/or the Equity Holder Cash-Out Subscription is being solicited through the separate Rights Offering Documents.

The Rights Offering Procedures will govern the ability of Qualifying Noteholders and Qualifying Equity Holders to participate in the Rights Offering, and, in the case of the Equity Holder Rights Offering Participants, the Equity Holder Cash-Out Subscription. All questions relating to the Rights Offering Procedures or other Rights Offering Documents should be directed to Epiq at:

Key Energy Services, Inc. Ballot Processing

c/o Epiq Bankruptcy Solutions, LLC

777 Third Avenue, 12th Floor, New York, NY 10017

tabulation@epiqsystems.com (reference “Key Energy” in the subject line)

646-282-2500

Notwithstanding anything in the Plan or the Rights Offering Procedures to the contrary, the Debtors may, in consultation with and subject to the consent of the Required Consenting Creditors, modify the Rights Offering Procedures or adopt additional detailed procedures.

E.	Plan Securities

Taking into account the distribution of shares of Reorganized Key Common Stock pursuant to the Plan, and the sale of shares of Reorganized Key Common Stock pursuant to the Primary Rights Offering, the Incremental Liquidity Rights Offering (if any), and the Backstop Commitment (including the Put Premium), but before dilution for any issuance of shares of Reorganized Key Common Stock on account of the New Warrants or the New MIP, the pro forma equity issuance under or in connection with the Plan is as follows:6

Class	Source of Reorganized Key Common Stock	Shares[7]	% of Effective Date Shares (Not Including New Warrants[8] or New MIP)
5	Senior Notes Distribution	7,500,000	42.5%
5	Senior Notes Primary Rights Offering	6,671,716	37.8%
5	Noteholder Incremental Liquidity	1,067,516	6.1%
8	Equity Holder Exchange[9]	815,891	4.6%
8	Equity Holder Primary Rights Offering	351,143	2.0%
8	Equity Holder Incremental Liquidity	56,185	0.3%
N/A	Put Premium (Percentage Put Premium and Dollar Put Premium)	1,165,611	6.6%

	TOTAL:[10]	17,628,061	100.0%

[6]	This pro forma equity chart assumes that $10 million worth of Incremental Liquidity Shares will be sold to the Backstop Participants and/or the Rights Offering Participating Noteholders and Equity Holder Rights Offering Participants on the Effective Date.
[7]	Notwithstanding any other section or provision of the Plan, the Debtors may, with the consent of the Required Consenting Noteholders, increase or decrease, as applicable, the aggregate number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan and adjust the applicable price per share for such shares set forth in the Plan such that the aggregate value of the shares received by any Person pursuant to the Plan is unaltered by such adjustments.
[8]	Pursuant to the Plan, the New Warrants will be distributed to Holders of Allowed Existing Key Equity Interests and, if properly exercised pursuant to the terms of the applicable New Warrant Agreement(s), are exercisable for up to 1,839,782 shares of Reorganized Key Common Stock.
[9]	Reorganized Key Common Stock (and New Warrants) that make up the Equity Holder Exchange may be purchased by certain Equity Holder Rights Offering Participants pursuant to the Equity Holder Cash-Out Subscription.
[10]	Shares have been rounded to the nearest whole share and percents to the nearest 0.1%.

FOR A FULL DESCRIPTION OF THE PLAN SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, SCHEDULE 1 HERETO LISTS THE NUMBER OF SHARES, THE PRICE PER SHARE (IF APPLICABLE) AND THE RELATIVE PRO FORMA PERCENTAGE OF REORGANIZED KEY COMMON STOCK TO BE ISSUED PURSUANT TO THE PLAN, INCLUDING PURSUANT TO THE RIGHTS OFFERING AND THE BACKSTOP AGREEMENT.

A prior version of this Schedule 1 was attached as Schedule 4 to the Plan Term Sheet attached as part of Exhibit B. As indicated in Schedule 1 hereto, the Company has increased the aggregate number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan and adjusted the applicable price per share for such shares set forth in the Plan such that the aggregate value of the shares received by any Person pursuant to the Plan is unaltered by such adjustment. For the avoidance of doubt, Schedule 1 hereto supersedes and replaces Schedule 4 to the Plan Term Sheet, but remains subject to adjustments made pursuant to the provisions of Section VI.E.2 of the Plan.

1.	Reorganized Key Common Stock

On the Effective Date, or as soon thereafter as is reasonably practicable, common equity in Reorganized Key (the “Reorganized Key Common Stock”), as described in Schedule 1 hereto, shall be issued and, as soon as reasonably practicable thereafter, distributed to Entities and Persons receiving shares of Reorganized Key Common Stock under the Plan. All of the shares of Reorganized Key Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of the shares of Reorganized Key Common Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each entity receiving one or more shares of Reorganized Key Common Stock pursuant to such distribution or issuance. The shares of Reorganized Key Common Stock issued pursuant to the Plan and distributed to Class 5 and delivered to Class 8 shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 3(a)(9) of the Securities Act and section 1145 of the Bankruptcy Code, as set forth in more detail in Section VII.D.5 and Article XII of this Disclosure Statement. The Primary Rights Offering Common Stock and the Incremental Liquidity Shares, if any, shares of Reorganized Key Common Stock provided as the Put Premium, as well as shares of Reorganized Key Common Stock properly subscribed for and received pursuant to the Equity Holder Cash-Out Subscription will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act.

2.	New Warrants

Pursuant to the Plan, the Debtors shall issue and deliver, on the terms set forth in the New Warrant Agreement(s) and as more fully described the New Warrant Term Sheet: (i) warrants entitling their holders upon exercise thereof to purchase, in the aggregate, up to 919,891 shares of Reorganized Key Common Stock exercisable at any time on or prior to the earlier of (A) the fourth anniversary of the Effective Date and (B) the consummation of a Cash Exit Transaction (as defined in the New Warrant Term Sheet), in each case at a per share exercise price based on an equity value of $800 million for Reorganized Key (the “New 4-Year Warrants”) and (ii) warrants entitling their holders upon exercise thereof to purchase, in the aggregate, up to 919,891 shares of Reorganized Key Common Stock exercisable at any time on or prior to the earlier of (A) the fifth anniversary of the Effective Date and (B) the consummation of a Cash Exit Transaction, in each case at a per share exercise price based on an equity value of $1 billion for Reorganized Key (the “New 5-Year Warrants” ). The New Warrant Agreement(s) will be consistent with the New Warrant Term Sheet, and will be included in the Plan Supplement. The New Warrant Agreement(s) will be adopted by the New Key Board on the Effective Date. The New Warrants and any Reorganized Key Common Stock issued pursuant to the proper exercise of the New Warrants pursuant to the New Warrant Agreement(s) that are issued in connection with the Equity Cash-Out Subscription will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act.

On the Effective Date, each of the New 4-Year Warrants, collectively, and the New 5-Year Warrants, collectively, shall respectively represent the right to acquire that number of shares of Reorganized Key Common Stock equal to five percent (5%) of the outstanding shares of Reorganized Key Common Stock as of the Effective Date, taking into account the shares of Reorganized Key Common Stock (i) distributed to Class 5 under the Plan, (ii) delivered to Class 8 under the Plan, (iii) sold pursuant to the Primary Rights Offering, including to the Backstop Participants pursuant to the Backstop Commitment, and (iv) provided to the Closing Backstop Participants pursuant to the Put Premium, but subject to dilution by the Incremental Liquidity Shares and shares of Reorganized Key Common Stock pursuant to the New MIP, if any. The New Warrants and any shares of Reorganized Key Common Stock issued pursuant to the proper exercise of the New Warrants pursuant to the New Warrant Agreement(s) that are issued in connection with the Plan shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code, as set forth in more detail herein, including Article XII.

3.	Preferred Voting Share

The Preferred Voting Share (together with the Reorganized Key Common Stock and the New Warrants, the “Plan Securities”), as further described in Section X.C below, shall be authorized under the New Certificate of Incorporation and issued on the Effective Date by Reorganized Key to Platinum.

F.	Solicitation and Commencement of Chapter 11 Cases

After finalization of the terms of the Plan (and after consultation with, and with the consent of, the other PSA Parties) the Debtors, with the assistance of the Voting Agent, commenced the Solicitation on or about September 21, 2016. The solicitation period is presently scheduled to expire on October 20, 2016 at 5:00 p.m. (prevailing Eastern Time) (the “Voting Deadline”).

The Debtors intend to file the Plan and this Disclosure Statement upon the commencement of voluntary cases under chapter 11 of the Bankruptcy Code. If the requisite acceptances of the Plan have been obtained prior to such filing, the Debtors will seek approval of this Disclosure Statement and the Plan as quickly as possible.

III.	VOTING PROCEDURES AND REQUIREMENTS

A.	Classes Entitled to Vote on the Plan

The following Classes are the only Classes entitled to vote to accept or reject the Plan (the “Voting Classes”):

Class	Claim or Interest	Status
3	Term Loan Claims	Impaired
5	Senior Notes Claims	Impaired

If your Claim or Interest is not included in the Voting Classes, you are not a Voting Holder and are not entitled to vote. If you are a Voting Holder, you should read your Ballot or Master Ballot and carefully follow the instructions included in the Ballot or Master Ballot. Please use only the Ballot or Master Ballot that accompanies the Disclosure Statement or a Ballot that the Debtors, or the Voting Agent on behalf of the Debtors, otherwise provides to you.

B.	Votes Required for Acceptance by a Class

Under the Bankruptcy Code, acceptance of a plan of reorganization by a class of claims or interests is determined by calculating the amount and, if a class of claims, the number, of claims and interests voting to accept, as a percentage of the allowed claims or interests, as applicable, that have voted. Acceptance by a class of claims requires an affirmative vote of (i) at least two-thirds in dollar amount of the total allowed claims that have voted and (ii) more than one-half in number of the total allowed claims that have voted. YOUR VOTE ON THE PLAN IS IMPORTANT. The Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each class that is impaired and entitled to vote under a plan votes to accept such plan, unless the plan is being confirmed under the “cramdown” provisions of section 1129(b) of the Bankruptcy Code.

C.	Certain Factors to be Considered Prior to Voting

There are a variety of factors that Voting Holders should consider prior to voting to accept or reject the Plan. These factors may impact recoveries under the Plan and include:

•	unless otherwise specifically indicated, the financial information contained in the Disclosure Statement, and the exhibits annexed hereto, has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and Disclosure Statement;

•	although the Debtors believe that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors can neither assure such compliance nor that the Bankruptcy Court will confirm the Plan;

•	the Debtors will request Confirmation without the acceptance of all Impaired Classes in accordance with section 1129(b) of the Bankruptcy Code; and

•	any delays of either Confirmation or Consummation could result in, among other things, increased Administrative Expense Claims, including Professional Fee Claims.

While these factors could affect distributions available to holders of Allowed Claims under the Plan, the occurrence or impact of such factors will not necessarily affect the validity of the vote of the Voting Classes or necessarily require a re-solicitation of the Voting Holders.

For a discussion of certain risk factors, please refer to Article XI, entitled “Risk Factors,” of this Disclosure Statement.

D.	Classes Not Entitled to Vote on the Plan

Under the Bankruptcy Code, holders of claims and interests are not entitled to vote if their contractual rights are unimpaired by the proposed plan or if they will receive no property under the proposed plan on account of their claims or interests, as applicable, or are otherwise deemed to reject. Because the Holders of Existing Key Common Stock and Other Key Equity Interests (and to the extent Impaired, Intercompany Claims) are not entitled to receive any distributions, the votes of such Holders will not be solicited and such Holders will be deemed to reject.

The following Classes of Claims and Interests are not entitled to vote to accept or reject the Plan:

Class	Claim/Interest	Status	Voting Rights
1	Priority Non-Tax Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
4	ABL Credit Facility Claims	Unimpaired	Deemed to Accept
6	General Unsecured Claims	Unimpaired	Deemed to Accept
7	Intercompany Claims	Impaired / Unimpaired	Deemed to Reject / Deemed to Accept
8	Existing Key Common Stock	Impaired	Deemed to Reject
9	Other Key Equity Interests	Impaired	Deemed to Reject
10	Intercompany Interests	Unimpaired	Deemed to Accept

E.	Cramdown

Section 1129(b) of the Bankruptcy Code permits confirmation of a plan of reorganization notwithstanding the nonacceptance of the plan by one or more impaired classes of claims or equity interests, so long as at least one impaired class of claims or interests votes to accept a proposed plan. Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class.

The Debtors intend to pursue a “cramdown” of the Holders of Claims and Interests in Class 8 and Class 9 (and to the extent necessary, Class 7), who are deemed to have rejected the Plan as further described below in Section VIII.F.

F.	Allowed Claims

Only administrative expenses, claims, and equity interests that are “allowed” may receive distributions under a chapter 11 plan. An “allowed” administrative expense, claim or equity interest means that a debtor agrees, or in the event of a dispute, that the Bankruptcy Court determines by Final Order, that the administrative expense, claim or equity interest, including the amount thereof, is in fact a valid obligation of, or equity interest in, a debtor.

G.	Impairment, Generally

Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is “impaired” unless, with respect to each claim or interest of such class, the plan of reorganization (i) does not alter the legal, equitable or contractual rights of the holders of such claims or interests or (ii) irrespective of the holders’ right to receive accelerated payment of such claims or interests after the occurrence of a default, cures all defaults (other than those arising from, among other things, the debtor’s insolvency or the commencement of a bankruptcy case), reinstates the maturity of the claims or interests in the class, compensates the holders of such claims or interests for any damages incurred as a result of their reasonable reliance upon any acceleration rights and does not otherwise alter their legal, equitable or contractual rights. If a provision of the Bankruptcy Code alters a creditor’s legal rights or remedies, rather than a plan, the class of claims or equity interests will be unimpaired.

Only holders of allowed claims or equity interests in impaired classes of claims or equity interests that receive or retain property under a proposed plan of reorganization and are not deemed to have rejected the plan are entitled to vote on such a plan. Holders of unimpaired claims or equity interests are deemed to accept the plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote. Holders of claims or equity interests that do not receive or retain any property on account of such claims or equity interests are deemed to reject the plan under section 1126(g) of the Bankruptcy Code and are not entitled to vote.

H.	Solicitation and Voting Process

Each Holder of a Term Loan Claim or a Senior Notes Claim as of September 16, 2016 (the “Voting Record Date”) is entitled to vote to accept or reject the Plan and shall receive the Solicitation Package (as defined below) in accordance with the solicitation procedures described herein.

Pursuant to the Restructuring Timeline, the Rights Offering is being conducted concurrently with the Solicitation. In connection therewith, Qualifying Noteholders and Qualifying Equity Holders received or shall receive a Rights Offering subscription package, and shall be entitled, but not required (except in the case of Qualifying Noteholders who are also Backstop Participants) to participate in the Rights Offering to the extent they satisfy and comply with the Rights Offering Procedures.

The following summarizes the procedures for voting to accept or reject the Plan. Voting Holders are encouraged to review the relevant provisions of the Bankruptcy Code and Bankruptcy Rules and/or to consult their own attorneys.

1.	The “Solicitation Package”

The following materials are provided to each holder of a Term Loan Claim and Senior Notes Claim (or Nominees of such Holders, as defined in subsection 3 below) as of the Voting Record Date, and constitute the “Solicitation Package:”

•	the appropriate Ballots or Master Ballots,[11] as applicable, and applicable voting instructions (the “Voting Instructions”);

•	the Disclosure Statement with all exhibits, including the Plan; and

•	a pre-addressed, postage pre-paid return envelope.

The Holders of Term Loan Claims and Senior Notes Claims or Nominees entitled to vote to accept or reject the Plan will be served the Solicitation Package by overnight delivery and by electronic mail (if applicable). Additional paper copies of these documents may be requested by email at tabulation@epiqsystems.com referencing “Key Energy” in the subject line or by telephone at 646-282-2500. The Solicitation Package, excluding Ballots, is also available at the Debtors’ restructuring website: http://dm.epiq11.com/KeyEnergy.

Before the deadline to object to Confirmation of the Plan, the Debtors intend to file the Plan Supplement. If the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the Debtors’ restructuring website. The Debtors will not distribute paper or CD-ROM copies of the Plan Supplement; however, parties may obtain a copy of the Plan Supplement by visiting the Debtors’ restructuring website, http://dm.epiq11.com/KeyEnergy, and/or by email request to tabulation@epiqsystems.com and referencing “Key Energy” in the subject line or by calling 646-282-2500.

2.	Voting Deadlines

To be counted, your Ballot(s) or a Master Ballot(s) including your vote must be actually received by the Voting Agent no later than:

•	October 20, 2016 at 5:00 p.m. (prevailing Eastern Time). This is the Voting Deadline. If you do not return your Ballot or Master Ballot prior to the Voting Deadline your vote will not be counted. If you are the beneficial owner of a Senior Notes Claim (a “Beneficial Owner”), please follow the directions listed on your Ballot or Master Ballot and read Section III.H.4(b) below entitled “Beneficial Owners.”

[11]	In accordance with customary practices, Master Ballot(s) will be distributed to any relevant Nominees after the initial distribution of the Solicitation Packages.

The Debtors reserve the absolute right, in consultation with the Required Consenting Creditors at any time or from time to time, to extend the period of time (on a daily basis, if necessary) during which Ballots and Master Ballots will be accepted for any reason, including determining whether or not the requisite number of acceptances have been received, by making a public announcement of such extension no later than the first Business Day following the previously announced Voting Deadline. The Debtors will give notice of any such extension in a manner deemed reasonable to the Debtors in their discretion. There can be no assurance that the Debtors will exercise their right to extend the Voting Deadline.

Except to the extent the Debtors so determine or as permitted by the Bankruptcy Court, Ballots and Master Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Debtors in connection with the Debtors’ request for Confirmation of the Plan (or any permitted modification thereof).

3.	Voting Instructions

Only the Voting Holders are entitled to vote to accept or reject the Plan, and they may do so by completing the appropriate Ballots or Master Ballots and returning them in the envelopes provided or as otherwise directed on the Ballot or Master Ballot.

All Ballots and Master Ballots are accompanied by return envelopes and will clearly indicate the appropriate return address, provided that, in the case of the Beneficial Owners of Senior Notes who hold their position through a nominee (a “Nominee”) and receive the Ballots from Nominees, such Beneficial Owners will be instructed to comply with the return instructions provided by the Nominee. It is important to follow the specific instructions provided on each Ballot or Master Ballot.

The Debtors have engaged Epiq as the Voting Agent to assist in the balloting and tabulation process. The Voting Agent will process and tabulate Ballots and Master Ballots for each Class entitled to vote to accept or reject the Plan and will finalize a voting report (the “Voting Report”) as soon as practicable after the Voting Deadline to be filed in the Chapter 11 Cases.

Any Ballot or Master Ballot that is properly executed, but which does not clearly indicate an acceptance or rejection of the Plan or which indicates both an acceptance and a rejection of the Plan, will not be counted. Any Ballot or Master Ballot received that is not signed or that contains insufficient information to permit the identification of the holder will be invalid and will not be counted.

Only Ballots with an original signature that are ACTUALLY received by the Voting Agent by the Voting Deadline will be counted. Nominees must also submit originally executed Class 5 Senior Notes Claims Master Ballots to the Voting Agent by the Voting Deadline. Email submission of Ballots or Master Ballots is not permitted. If you are the Holder of a Term Loan Claim or are submitting a Master Ballot on behalf of Holders of Senior Notes Claims, please return your Ballot(s) or Master Ballot(s), by hand delivery, overnight courier, or first class mail to:

Key Energy Services, Inc. Ballot Processing

c/o Epiq Bankruptcy Solutions, LLC

777 Third Avenue, 12th Floor

New York, NY 10017

If you are returning a Beneficial Owner Ballot (as defined below) please return it in the envelope provided or as otherwise directed by your Nominee.

A Ballot or Master Ballot may be withdrawn by delivering a written notice of withdrawal to the Voting Agent, so that the Voting Agent receives the notice before the Voting Deadline. In order to be valid, a notice of withdrawal must (i) specify the name of the creditor who submitted the Ballot or Master Ballot to be withdrawn, (ii) contain a description of the Claim(s) to which it relates, and (iii) be signed by the creditor or Nominee in the same manner as on the Ballot or Master Ballot. The Debtors expressly reserve the right to contest the validity of any withdrawals of votes on the Plan. After the Voting Deadline, a timely submitted and properly completed Ballot or Master Ballot may only be changed or withdrawn with the approval of the Bankruptcy Court or the consent of the

Debtors. If multiple Ballots or Master Ballots are received with respect to the same Claim and no order of the Bankruptcy Court allowing the creditor to change its vote has been entered before the Voting Deadline, the Ballot or Master Ballot that will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received will be the last timely received, properly-completed Ballot or Master Ballot.

4.	Note to Holders of Term Loan Claims and Senior Notes Claims

(a)	Certification

By signing and returning a Ballot or Master Ballot, each Holder of a Claim (or Nominee) that is entitled to vote on the Plan will be certifying to the Bankruptcy Court and the Debtors that, among other things:

•	the Holder or Nominee has received and reviewed a copy of the Disclosure Statement and Solicitation Package and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth therein;

•	the Holder or Nominee has not relied on any statement made or other information received from any person with respect to the Plan other than the information contained in the Disclosure Statement, Solicitation Package or other publicly available materials;

•	the Holder or Nominee has cast the same vote with respect to all Claims in the particular Class; and

•	no other Ballots or Master Ballots with respect to the same Claim have been cast, or, if any other Ballots or Master Ballots have been cast with respect to such Claim, then any such Ballots or Master Ballots are thereby revoked, in accordance with the procedures set forth herein.

(b)	Beneficial Owners

If you are a Beneficial Owner, please use the beneficial owner ballot (“Beneficial Owner Ballot”) or the customary means of transmitting your vote to your Nominee so that your Nominee will have sufficient time to complete a ballot summarizing votes cast by Beneficial Owners (each, a “Master Ballot”), which must be forwarded to and actually received by the Voting Agent by the Voting Deadline. Submission of electronic instructions to your Nominee (if permitted by such Nominee) shall have the same effect as if you had completed and returned a physical Ballot. By making an electronic submission, you are representing that you reviewed the Beneficial Owner Ballot in its entirety and have received a copy of the Plan and Disclosure Statement for your review and consideration.

If your Beneficial Owner Ballot or other transmittal of your vote is not received by your Nominee with sufficient time for your Nominee to submit its Master Ballot by the Voting Deadline, your vote will not count. Do not return your Senior Notes or any other instruments or agreements that you may have with your Ballot(s).

If you are a Beneficial Owner of Senior Notes and hold them in your own name, you can vote by completing your Ballot and returning it to the Voting Agent so that it is actually received by the Voting Deadline.

A Nominee of a Senior Notes Claim holding such securities both as record holder and Beneficial Owner in its own name may vote on the Plan by completing a Ballot or a Master Ballot and returning it directly to the Voting Agent on or before the Voting Deadline.

You may receive multiple mailings of this Disclosure Statement, especially if you own Senior Notes through more than one brokerage firm, commercial bank, trust company, or other Nominee. If you submit more than one Beneficial Owner Ballot for a Class because you beneficially own the securities in that Class through more than one broker or bank, you must indicate in the appropriate item of the Ballot(s) the names of ALL broker-dealers or other intermediaries who hold securities for you in the same Class.

Authorized signatories voting on behalf of more than one Beneficial Owner must complete a separate Beneficial Owner Ballot for each such beneficial owner. Any Ballot submitted to a brokerage firm or proxy intermediary will not be counted until the brokerage firm or proxy intermediary (a) properly executes the Ballot(s) and delivers them to the Voting Agent, or (b) properly completes and delivers a corresponding Master Ballot to the Voting Agent.

By voting on the Plan, you are certifying that you are the Beneficial Owner of Senior Notes (as of the Voting Record Date) being voted or an authorized signatory for the Beneficial Owner(s). Your submission of a Beneficial Owner Ballot will also constitute a request that you (or in the case of an authorized signatory, the Beneficial Owner) be treated as the record holder of those securities for purposes of voting on the Plan.

(c)	Nominees

A Nominee that, on the Voting Record Date, is the record holder of Senior Notes Claims should obtain the vote of Beneficial Owners of the Debtors’ Senior Notes who hold their position through such Nominee consistent with customary practices for obtaining the votes of securities held in “street name,” in one of the following two ways:

1.	A Nominee may obtain the votes of Beneficial Owners by forwarding to the Beneficial Owners the unsigned Beneficial Owner Ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such Beneficial Owner must then indicate its vote on the Ballot, review and complete the information requested in the Beneficial Owner Ballot, execute the Beneficial Owner Ballot, and return the Beneficial Owner Ballot to the Nominee. After collecting the Beneficial Owner Ballots, the Nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Beneficial Owner Ballot, execute the Master Ballot, and deliver the Master Ballot to the Voting Agent so that it is received by the Voting Agent before the Voting Deadline. All Beneficial Owner Ballots returned by Beneficial Owners should be retained by Nominees for inspection for at least one year from the Voting Deadline.

2.	Alternately, a Nominee may pre-validate a Ballot for a Beneficial Owner by (i) signing the applicable Beneficial Owner Ballot; (ii) indicating on the Beneficial Owner Ballot the account number of the Beneficial Owner, and amount of the securities held by the Nominee for such Beneficial Owner; and (iii) forwarding such Beneficial Owner Ballot together with the Solicitation Package and other materials requested to be forwarded to the Beneficial Owner for voting. The Beneficial Owner may then complete the information requested and review the certifications contained in the Beneficial Owner Ballot, and return the Beneficial Owner Ballot directly to the Voting Agent in the pre-addressed, postage-paid envelope included with the Solicitation Package so that it is received by the Voting Agent before the Voting Deadline. A list of the Beneficial Owners to whom “pre-validated” Ballots were delivered should be maintained by the Nominee for inspection for at least one year from the Voting Deadline.

Unless a pre-validated Ballot is used, each Nominee should advise its Beneficial Owners to return their Beneficial Owner Ballots to the Nominee by a date calculated by the Nominee to allow it to prepare and return the Master Ballot to the Voting Agent so that it is actually received by the Voting Agent before the Voting Deadline.

5.	Voting Tabulation

The Ballot and/or Master Ballot does not constitute, and will not be deemed to be, a Proof of Claim or an assertion or admission of a Claim or Interest. Only Voting Holders (or Nominees on behalf of such Voting Holders) will be entitled to vote with regard to such Claims.

Unless the Debtors decide otherwise, Ballots and Master Ballots received after the Voting Deadline will not be counted. Except as otherwise provided in the Solicitation Procedures, a Ballot or Master Ballot will be deemed delivered only when the Voting Agent actually receives the executed Ballot or Master Ballot as instructed in the Voting Instructions. No Ballot or Master Ballot should be sent to the Debtors, the Debtors’ agents (other than the Voting Agent) or the Debtors’ financial or legal advisors.

The Debtors expressly reserve the right to amend from time to time the terms of the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code and the terms of the Plan and the Plan Support Agreement regarding modifications). The Bankruptcy Code may require the Debtors to disseminate additional solicitation materials if the Debtors make material changes to the terms of the Plan or if the Debtors waive a material condition to Confirmation. In that event, the Solicitation may be extended or reopened if, and to the extent, directed by the Bankruptcy Court.

In the event a designation of lack of good faith is requested by a party in interest under section 1126(e) of the Bankruptcy Code, the Bankruptcy Court will determine whether any vote to accept and/or reject the Plan cast with respect to that Claim will be counted for purposes of determining whether the Plan has been accepted and/or rejected.

Each of the following additional procedures will apply with respect to tabulating Master Ballots:

•	Votes cast by holders of public securities through Nominees will be applied to the applicable positions held by such Nominees as of the Voting Record Date, as evidenced by the record and depository listings. Votes submitted by a Nominee will not be counted in excess of the amount of public securities held by such Nominee as of the Voting Record Date.

•	If conflicting votes or “over-votes” are submitted by a Nominee, the Voting Agent will use reasonable efforts to reconcile discrepancies with the Nominee.

•	If over-votes are submitted by a Nominee which are not reconciled prior to the preparation of the Voting Report, the votes to accept and to reject the Plan will be applied in the same proportion as the votes to accept and to reject the Plan submitted by the Nominee, but only to the extent of the Nominee’s Voting Record Date position in the public securities.

•	For the purposes of tabulating votes, each Beneficial Owner will be deemed (regardless of whether such holder includes interest in the amount voted on its Ballot) to have voted only the principal amount of its public securities; any principal amounts thus voted will be thereafter adjusted by the Voting Agent, on a proportionate basis with a view to the amount of securities actually voted, to reflect the corresponding claim amount, including any accrued but unpaid prepetition interest, with respect to the securities thus voted.

The Debtors will file with the Bankruptcy Court, as soon as practicable after the Petition Date, the Voting Report prepared by the Voting Agent. The Voting Report will, among other things, delineate every Ballot or Master Ballot that does not conform to the Voting Instructions or that contains any form of irregularity (each an “Irregular Ballot”), including, but not limited to, those Ballots or Master Ballots that are late or (in whole or in material part) illegible, unidentifiable, lacking signatures or lacking necessary information, or damaged. In the event of any discrepancies on amounts shown on a Ballot or Master Ballot, the Voting Agent will attempt to reconcile the amounts with the records of the applicable Nominee or Term Loan Agent, if applicable, or in the alternative with the Debtors’ records. In the event such amount cannot be timely reconciled without undue effort on the part of the Voting Agent, the amount shown in the records of the Nominee or Term Loan Agent or, if applicable, the Debtors’ records will govern. The Voting Report also will indicate the Debtors’ intentions with regard to such Irregular Ballots. Neither the Debtors nor any other Person or Entity will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots or Master Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification. The Debtors propose that, subject to any contrary order of the Bankruptcy Court and except as otherwise set forth herein, they may waive any defects or irregularities as to any particular Ballot or Master Ballot at any time, either before or after the Voting Deadline, and any such waivers shall be documented in the Voting Report prepared by the Voting Agent.

I.	Combined Confirmation Hearing

On the Petition Date, the Debtors will request that the Bankruptcy Court schedule a hearing to consider the adequacy of the Disclosure Statement, the sufficiency of the solicitation procedures and Confirmation of the Plan (the “Combined Confirmation Hearing”), at the United States Bankruptcy Court for the District of Delaware, 824 North Market Street North, Wilmington, Delaware 19801. The Debtors will request, among other things, Confirmation of the Plan, as it may be modified from time to time, and expressly reserve the right to amend from time to time the terms of the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code and the terms of the Plan and the Plan Support Agreement regarding modifications).

IV.	THE DEBTORS’ BUSINESSES AND CORPORATE AND CAPITAL STRUCTURE

SEE “RISK FACTORS” IN ARTICLE XI OF THIS DISCLOSURE STATEMENT FOR CERTAIN RISKS RELATED TO THE DEBTORS’ BUSINESSES AND CORPORATE AND CAPITAL STRUCTURES THAT YOU SHOULD CAREFULLY CONSIDER.

A.	Overview of the Debtors’ Businesses

1.	General Overview

Key, a Maryland corporation, along with its wholly owned subsidiaries and controlled subsidiaries (the “Company”), is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. The Company provides a full range of well services to major oil companies, foreign national oil companies and independent oil and natural gas production companies. The Company’s services include rig-based and coiled tubing-based well maintenance and workover services, well completion and recompletion services, fluid management services, fishing and rental services, and other ancillary oilfield services. Additionally, certain of the Company’s rigs are capable of specialty drilling applications. The Company also has a technology development and control systems business based in Canada.

The Company’s principal executive offices are located at 1301 McKinney Street, Suite 1800, Houston, Texas 77010.

2.	Corporate History

Key was organized in April 1977 and commenced operations in July 1978 under the name National Environmental Group, Inc. In December 1992, the Company’s name was changed to “Key Energy Group, Inc.” and then was subsequently changed to “Key Energy Services, Inc.” in December 1998.

3.	Assets

The Company had approximately $1.13 billion in total assets as of the end of the second quarter of 2016, which substantial asset base is necessary to support the Debtors’ operations. As of the date of this Disclosure Statement, the Debtors hold at least $55 million in encumbered, unrestricted cash. The Debtors own more than 880 rigs of various sizes, approximately 2,500 trucks and similar vehicles, and thousands of pieces of other equipment related to their businesses. The Debtors also own more than 140 pieces of real estate, including, among other things, various permitted disposal wells for disposal of saltwater and other fluid byproducts. In addition, the Debtors own certain patents and other intellectual property.

B.	The Debtors’ Operations

The Company conducts all of its domestic operations through Key Energy Services, LLC (“KES”), and its international operations through several foreign, non-Debtor affiliates. None of the Debtors, beside KES, has substantial business operations. Key is the ultimate parent company of all other Key affiliates. Key’s foreign businesses function independently from its domestic businesses from a cash management and operational perspective. The Company has operating locations in 13 states and operates in most major oil and natural gas producing regions of the continental United States and also has operations in Canada, Mexico and Russia.

The Debtors currently have approximately 2,970 employees, nearly all of whom are located in the United States. The Debtors also supplement their workforce by employing a small number of temporary workers, whose services are procured indirectly through third-party staffing agencies, and independent contractors.

The Company’s customers include major oil companies, foreign national oil companies, and independent oil and natural gas production companies. During the past three fiscal years, Chevron Texaco Exploration and Production (“Chevron”) accounted for approximately 15% of the Company’s consolidated revenue. Although approximately 80% of the Company’s revenues derive from approximately 40 customers, no individual customer besides Chevron accounted for more than 10% of the Company’s consolidated revenue or accounts receivable in the last fiscal year.

The demand for the Company’s services fluctuates, primarily in relation to the price (or anticipated price) of oil and natural gas, which, in turn, is driven primarily by the supply of, and demand for, oil and natural gas. Generally, as supply of those commodities decreases and demand increases, service and maintenance requirements increase as oil and natural gas producers attempt to maximize the productivity of their wells in a higher priced environment.

The Company offers its customers a broad array of services, including rig-based and coiled tubing-based well maintenance and workover services, well completion and recompletion services, fluid management services, fishing and rental services and other ancillary oilfield services. The Company provides these services through five reportable segments: (i) U.S. Rig Services, (ii) Fluid Management Services, (iii) Coiled Tubing Services, (iv) Fishing and Rental Services and (v) International. The Company also has a “Functional Support” segment, which includes unallocated overhead costs associated with sales, safety and administrative support for the Company’s U.S. and International reporting segments.

1.	U.S. Rig Services

The Company’s U.S. Rig Services segment accounted for nearly 48% of its 2015 revenues and 54% of its revenues in the first half of 2016. These services include the completion of newly-drilled wells, workover and recompletion of existing oil and natural gas wells, well maintenance, and the plugging and abandonment of wells at the end of their useful lives. The Debtors also provide specialty drilling services to oil and natural gas producers by using certain larger rigs capable of providing both conventional and horizontal drilling services. The Company owns rigs of various sizes and capabilities, allowing it to service all types of wells, with depths up to 20,000 feet. Many rigs are outfitted with the Company’s proprietary KeyView® technology, which captures and reports well site operating data and provides safety control systems.

The completion and recompletion services provided by the Company’s rigs prepare wells for production – both for newly drilled wells and wells recently extended through a workover operation. The completion process may involve selectively perforating the well casing to access production zones, stimulating and testing these zones, and installing tubular and downhole equipment. The Company typically provides a well service rig and may also provide other equipment to assist in the completion process. Completion services vary by well, and work may take a few days to several weeks to perform, depending on the nature of the completion.

The Company’s workover services are designed to enhance the production of existing wells and generally are more complex and time consuming than normal maintenance services. Workover services can include deepening or extending wellbores into new formations by drilling horizontal or lateral wellbores, sealing off depleted production zones and accessing previously bypassed production zones, converting former production wells into injection wells for enhanced recovery operations, and conducting major subsurface repairs due to equipment failures. Workover services may last from a few days to several weeks, depending on the complexity of the workover.

Maintenance services provided with the Company’s rig fleet are generally required throughout the life cycle of an oil or natural gas well. Examples of these maintenance services include conducting routine mechanical repairs on the pumps, tubing and other equipment used downhole in the wellbore, removing debris and formation material from wellbores, and pulling rods and other downhole equipment from wellbores to identify and resolve production problems. Maintenance services are generally less complicated than completion- and workover-related services and require less time to perform.

The Company’s rig fleet is also used to permanently shut-in oil or natural gas wells that are at the end of their productive lives, as required by state and federal regulations. These plugging and abandonment services generally require auxiliary equipment in addition to a well servicing rig.

2.	Fluid Management Services

The Company also provides transportation and well-site storage services for various fluids utilized in connection with drilling, completion, workover and maintenance activities. The Company employs an extensive and diverse fleet of approximately 930 oilfield transportation service vehicles, including vacuum trucks, winch trucks, hot oilers and other vehicles, including kill trucks and various hauling and transport trucks. As part of this business segment, the Company further provides disposal services for fluids produced in connection with well completion. These fluids are removed from the well site and transported for disposal in saltwater disposal wells, over a third of which are owned by the Company and the balance of which are leased in whole or in part from third parties. Approximately 19% of the Company’s 2015 revenues and 21% of its revenues in the first half of 2016 were derived from its Fluid Management Services business.

3.	Coiled Tubing Services

The Company’s Coiled Tubing Services segment accounted for approximately 11% of the Company’s 2015 revenues and 8% of its revenues in the first half of 2016. These services involve the use of a continuous metal pipe spooled onto a large reel, which is then deployed into oil and natural gas wells to perform various applications, such as wellbore clean-outs, nitrogen jet lifts, through-tubing fishing, and formation stimulations utilizing acid and chemical treatments. Coiled tubing, particularly larger diameter coil units, is also used for a number of horizontal well applications, such as milling temporary isolation plugs that separate frac zones and various other pre- and post-hydraulic fracturing well preparation services. The Company has approximately 50 coil units in its fleet, all of which are owned by the Company.

4.	Fishing and Rental Services

The Company also offers a full line of fishing services and rental equipment designed for use in providing both onshore and offshore drilling and workover services. Fishing services involve recovering lost or stuck equipment in the wellbore utilizing a broad array of “fishing tools.” The Company’s rental tool inventory consists of drill pipes, tubulars, handling tools (including its patented Hydra-Walk® pipe-handling units and services), pressure-control equipment, pumps, power swivels, reversing units and foam air units. Its rental inventory also includes frac stack equipment used to support hydraulic fracturing operations and the associated flowback of frac fluids, proppants and oil and natural gas. Approximately 15% of the Company’s 2015 revenues and 14% of its revenues in the first half of 2016 were derived from its Fishing and Rental Services business.

5.	International Segment

The Company’s International segment accounted for approximately 6% of its 2015 revenues and 3% of its revenues in the first half of 2016 and is operated through several non-Debtor affiliates. The International segment provides rig-based services such as the maintenance, workover, and recompletion of existing oil wells, completion of newly-drilled wells, and plugging and abandonment of wells at the end of their useful lives in Mexico and Russia. In addition, in Mexico, the Company provides drilling, coiled tubing, wireline and project management and consulting services. The Company’s work in Mexico also requires them to provide third-party services, which vary in scope by project. The Company has a technology development and control systems business based in Canada which is focused on the development of hardware and software related to oilfield service equipment controls, data acquisition and digital information flow.

In April 2015, the Company announced its decision to exit markets outside of North America. As a result, the Company has sought to sell or relocate the assets of the businesses operating in non-North American markets. In the Middle East, the Company operated in the Kingdom of Bahrain and Oman. On August 5, 2013, it agreed to the dissolution of AlMansoori Key Energy Services, LLC, a joint venture formed under the laws of Abu Dhabi, UAE. As of December 31, 2015, the Company had also sold its subsidiary in Bahrain and certain assets in Oman, Ecuador and Colombia. The Company is also in discussions to sell OOO Geostream Services Group LLC, a wholly-owned limited liability company incorporated in the Russian Federation, which conducts all of the Company’s operations in Russia.

C.	The Debtors’ Prepetition Corporate Structure

A chart depicting the corporate structure of the Debtor entities is below:

D.	The Debtors’ Prepetition Capital Structure

The Debtors have approximately $1 billion in aggregate funded indebtedness, as further described below. The Debtors have granted security interests in and liens on all or substantially all of their assets to secure their obligations under the Term Loan Facility and ABL Credit Facility, as set forth in more detail below. Each of the Debtors is obligated on the Senior Notes, but only Key, KES, and Key Energy Mexico, LLC (“KEM” and, together with Key and KES, the “Term Loan Obligors”) are obligated under the Company’s Term Loan Facility and ABL Credit Facility.

1.	The Term Loan Facility

On June 1, 2015, Key, as borrower, and the guarantors party thereto entered into the Term Loan Credit Agreement with Cortland Capital Market Services LLC (the “Term Loan Agent”) in its capacity as Agent, the Term Loan Lenders, and Bank of America, N.A. (“BofA”) in its capacity as sole Lead Arranger and Bookrunner (in each case, as defined in the Term Loan Credit Agreement). The Term Loan Credit Agreement provided Key with secured term financing, after Original Issue Discount (as defined in the Term Loan Credit Agreement), of $315 million (the “Term Loan Facility”). The Debtors used a portion of the proceeds of the Term Loan Facility to, among other things, repay and terminate the $122.6 million outstanding under the Debtors’ then-existing credit facility, and to pay certain related fees and expenses.

The Term Loan Facility is guaranteed by KES and KEM. The obligations under the Term Loan Facility are secured by a first-priority lien (subject to certain permitted liens, certain exclusions, and the terms of an intercreditor agreement between, among others, the ABL Lenders and the Term Loan Lenders (the “Intercreditor Agreement”)) on substantially all of the assets of the Term Loan Obligors, including, without limitation, the Term Loan Obligors’ goods, intellectual property, real estate, commercial tort claims, and the TL Proceeds and Priority Collateral Account together with all proceeds of the foregoing. In essence, the Term Loan Lenders have a first priority lien on the Term Loan Obligors’ assets other than (i) ABL Priority Collateral (defined below) and (ii) certain excluded assets (e.g., assets owned by foreign subsidiaries) (such assets other than (i) and (ii), collectively, “Term Priority Collateral”), and a second priority lien on present and future accounts receivable, inventory, deposit accounts and securities accounts (other than the TL Proceeds and Priority Collateral Account) and related assets and proceeds of the foregoing (“ABL Priority Collateral”).

The term loan proceeds currently held by the Debtors are “unrestricted,” meaning they can be used for operating purposes under the Term Loan Credit Agreement. Pursuant to the Term Loan Credit Agreement, such proceeds have been, as of the Closing Date of the Term Loan Credit Agreement, segregated and held in a deposit account located at Merrill Lynch (as defined below), which account is subject to a perfected, first-priority lien in favor of the Term Loan Agent on behalf of the Term Loan Lenders.

Borrowings under the Term Loan Facility bear interest at a fluctuating rate per annum measured by reference, at the option of Key, to either adjusted LIBOR or an alternate base rate, in each case plus an applicable margin. The Term Loan Obligors are also responsible for various fees, charges and expenses under the Term Loan Agreement. The Term Loan Facility will mature on June 1, 2020, although such maturity date may, at the Company’s request, be extended by one or more of the Term Loan Lenders pursuant to the terms of the Term Loan Facility.

As described more fully below in Section V.B.2, the Term Loan Obligors entered into a Forbearance Agreement, dated as of May 11, 2016, with each of the lenders party thereto, and the Term Loan Agent, as amended by Amendment No. 1, dated June 6, 2016 and Amendment No. 2, dated June 17, 2016. Under, and subject to the terms of the Plan Support Agreement, the Supporting Lenders have agreed to further forbear from exercising remedies on account of certain defaults under the Term Loan Credit Agreement, subject to certain terms and restrictions as set forth therein.

2.	The ABL Credit Facility

Also on June 1, 2015, Key and KES (collectively, the “ABL Borrowers”), entered into the ABL Credit Agreement (the “ABL Credit Agreement”) with BofA, in its capacity as Administrative Agent and Co-Collateral Agent (as such terms are defined in the ABL Credit Facility Documents) (the “ABL Agent”), Wells Fargo Bank, National Association (“Wells”), in its capacity as Co-Collateral Agent and Joint Lead Arranger and Bookrunner, and sole Syndication Agent (in each case as defined in the ABL Credit Agreement), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as Joint Lead Arranger and Bookrunner (in each case as defined in the ABL Credit Agreement), and certain financial institutions party thereto (the “ABL Lenders”). The ABL Credit Agreement provided the ABL Borrowers with secured asset-based revolving loans and letters of credit of up to a maximum aggregate principal amount of $100 million outstanding at any time (the “ABL Credit Facility”). There are currently no amounts outstanding on the revolver, and there are issued and outstanding letters of credit with an undrawn balance of $38,526,688. Due to the fixed charge coverage ratio covenant in the ABL Credit Agreement that may be triggered, there is no further availability under the ABL Credit Facility, as amended by the ABL Forbearance Agreement (defined below).

The ABL Credit Facility is guaranteed by KEM (together with Key and KES, as relevant, the “ABL Obligors”). The ABL Obligors’ obligations arising under the ABL Credit Facility are secured by liens (subject to certain permitted liens, certain exclusions, and the terms of the Intercreditor Agreement) on substantially all of the assets of the ABL Obligors, including, without limitation, the ABL Obligors’ accounts, cash, goods, intellectual property, real estate, and commercial tort claims, together with all of the proceeds of the foregoing. Specifically, the ABL Lenders have a first priority lien on ABL Priority Collateral and a second priority lien on Term Priority Collateral.

Borrowings under the ABL Credit Facility bear interest at a fluctuating rate per annum measured by reference, at the option of the ABL Borrowers, to either adjusted LIBOR or an alternate base rate, in each case plus an applicable margin. The ABL Obligors are also responsible for various fees, charges and expenses under the ABL Credit Facility. The ABL Credit Facility matures on February 28, 2020. On August 24, 2016, the ABL Obligors entered into a Limited Consent and Second Amendment to Loan Agreement and Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement (the “ABL Forbearance Agreement”), with each of the lenders party thereto. Under the ABL Forbearance Agreement, the ABL Agent and the ABL Lenders agreed to, among other things, forbear from exercising remedies on account of certain defaults under the ABL Credit Agreement, subject to certain terms and restrictions set forth therein.

3.	The Senior Notes

On March 1, 2011, Key and certain of its Debtor subsidiaries entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Merrill Lynch, J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated and the other underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, and upon satisfaction of certain specified closing conditions, Key agreed to issue and sell to the Underwriters $475 million in aggregate principal amount of 6.75% senior notes due in 2021 (the “Senior Notes”). The Senior Notes are guaranteed by the following Debtors: (i) KES; (ii) KEM; (iii) Misr Key Energy Investments, LLC; and (iv) Misr Key Energy Services, LLC (collectively, the “Notes Guarantors” and, together with Key, the “Notes Obligors”).

On March 4, 2011, Key issued the Senior Notes pursuant to an Indenture (as defined below) among Key, the Notes Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture Trustee”), which was restated in its entirety by a First Supplemental Indenture, dated March 4, 2011. The First Supplemental Indenture permitted Key to, among other things, issue Senior Notes in excess of the original $475 million in principal. The Indenture was subsequently restated by an Amended First Supplemental Indenture dated March 8, 2012 (as further modified or supplemented from time to time, the “Indenture”).

Key issued an additional $200 million aggregate principal amount of Senior Notes in a private placement on March 8, 2012, pursuant to the Indenture. On March 5, 2013, the $200 million in previously unregistered Senior Notes were exchanged for Senior Notes registered under the Securities Act, pursuant to a further supplement to the Indenture. All of the Senior Notes are treated as a single class under the Indenture.

Key used the proceeds of the Senior Notes to, among other things, repay outstanding notes and revolving debt.

The Senior Notes mature on March 1, 2021 and pay interest at a rate of 6.75% per annum, payable in cash in arrears semi-annually on March 1 and September 1 of each year. An aggregate principal amount of $675 million of Senior Notes is currently outstanding, plus applicable fees and interest. The Supporting Noteholders have agreed to forbear from exercising remedies on account of certain defaults under the Indenture pursuant to the terms of the Plan Support Agreement.

4.	Other Indebtedness

In addition to the funded debt obligations described above, Key is the account party under an uncommitted global letter of credit facility with HSBC (with availability of up to $15 million). Only one letter of credit has been issued under this facility, in the amount of USD $2 million, to secure the performance of a foreign, non-Debtor affiliate in Bahrain. The outstanding letter of credit is in the process of being cancelled and returned in connection with the sale of that business. The HSBC letter of credit facility terminates on May 7, 2017.

The Debtors currently have approximately $20 million of trade debt and other debt owed to general unsecured creditors. The Debtors believe their trade creditors are essentially current. The Debtors believe that because KES is the only operating Debtor, most, if not all, trade debt in these Chapter 11 Cases will be owed by KES alone. However, it is possible, given the scope of the Debtors’ businesses and the similarity of corporate names, that one or more of the other Debtors are named in one or more invoices, or that such invoices are unclear as to which corporate entity is being invoiced.

In addition, the Company maintains certain intercompany obligations, comprising both formal intercompany debt and intercompany receivables and payables. Certain of the Debtors are payors and payees under a Global Subordinated Intercompany Note dated as of June 1, 2015 (the “Global Subordinated Intercompany Note”), which expressly subordinates any debt (other than trade payables) among the Debtors to their obligations under the Term Loan Credit Agreement and ABL Credit Agreement. Debtors Misr Key Energy Investments, LLC and Misr Key Energy Services, LLC–which are not parties to the Term Loan Agreement or ABL Credit Agreement – are not parties to the Global Subordinated Intercompany Note. Non-Debtor Key Energy Services Luxembourg II S.à.r.l. is a Payee under the Global Subordinated Intercompany Note.

Certain of the Debtors have also made several loans evidenced by stand-alone promissory notes to foreign, non-Debtor affiliates in Canada, Russia, and Mexico. Key made two loans to its indirect Canadian subsidiaries, Advanced Measurements, Inc. and Canadian Key Energy Services ULC (collectively, “Key Canada”), the outstanding balance of which as of July 31, 2016 was approximately $11.7 million. KES extended loans to its affiliates in Russia and Mexico, and the aggregate amount outstanding under those intercompany loans was approximately $45.7 million as of July 31, 2016. The Debtors also track historic intercompany receivables and payables outstanding to those and other foreign non-debtor affiliates. The Debtors have no current ordinary course transactions with their foreign affiliates, and their Mexican and Russian affiliates are net debtors to KES on account of the intercompany notes discussed above and historical trade and administrative payables.

Over time, Key Canada has provided technology to KES in the ordinary course of business, and has invoiced KES accordingly. As of July 31, 2016, KES owed Key Canada approximately $16.5 million on account of technology-related invoices. The Debtors are not seeking authority to pay Key Canada or any other non-debtors affiliates on account of any prepetition obligations, other than to pay post-petition trade obligations incurred in the ordinary course, if any.

5.	Key Common Stock

As of August 2, 2016, approximately 160,851,304 shares of Key Common Stock were issued and outstanding, and as of the Equity Holder Rights Offering Date, there were 161,575,821 shares of Existing Key Common Stock (inclusive of Key Common Stock). Historically, Key Common Stock was listed on the New York Stock Exchange (“NYSE”) under the symbol “KEG.”

On September 2, 2015, the NYSE notified Key that, for thirty (30) consecutive trading days, the bid price for Key Common Stock was below the minimum $1.00 per share requirement for continued listing on the NYSE pursuant to Section 802.01C of the NYSE Listed Company Manual. On July 27, 2016, the NYSE notified Key that the NYSE had determined to commence proceedings to delist Key Common Stock as a result of the NYSE’s determination that the stock was no longer suitable for listing on the NYSE based on “abnormally low” price levels, pursuant to Section 802.01D of the NYSE’s Listed Company Manual. The NYSE also suspended trading in Key Common Stock effective as of that date. Key did not appeal the delisting determination.

Effective July 28, 2016, Key’s common stock commenced trading on the OTC Pink marketplace under the symbol “KEGX”. Key’s common stock was delisted from the NYSE on September 6, 2016.

E.	Certain Litigation and Proceedings against the Debtors

1.	Legal Proceedings

The Debtors are subject to various suits and claims that have arisen in the ordinary course of their business. The following is a brief summary of outstanding litigation involving the Debtors:

(a)

Between May of 2013 and June of 2014, five lawsuits (four class actions and one enforcement action) were filed in California involving alleged violations of California’s wage and hour laws. In general, the lawsuits allege failure to pay wages, including overtime and minimum wages, failure to pay final wages upon employment terminations in a timely manner, failure to reimburse reasonable and necessary business expenses, failure to provide wage statements consistent with California law, and violations of the California meal and break period laws, among other claims. Two of the five cases have been consolidated in United States District Court for the Central District of California. On December 22, 2015, that court issued an order granting in part and denying in part a class certification motion. The court initially certified a class of hourly paid, non-exempt oilfield employees who allege they did not receive reimbursement for all business expenses and allege they did not receive all rest breaks required by California law. The court did not determine whether Key is liable to any of the class members. On July 6, 2016, the court granted the plaintiffs’ motion for reconsideration and certified additional claims alleging that the wage statements were inaccurate and overtime was improperly calculated. The court did not determine whether Key is liable to any of the class members. The plaintiff in the third case must file a motion for class certification by September 30, 2016, which is scheduled to be heard on February 6, 2017. The fourth case is awaiting a decision regarding whether it will move forward in California state court or in federal court. The fifth case was dismissed on July 19, 2016. Key has investigated the claims in the four remaining lawsuits, and intends to vigorously defend them.

(b)	In August 2014, two class action lawsuits were filed in the United States District Court, Southern District of Texas, Houston Division, individually and on behalf of all other persons similarly situated against the Company and certain officers of the Company, alleging violations of federal securities laws, specifically, violations of Section 10(b) thereunder, and Rule 10(b)-5 thereunder, and Section 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). Those lawsuits were styled as follows: Sean Cady, Individually and on Behalf of All Other Persons Similarly Situated v. Key Energy Services, Inc., Richard J. Alario, and J. Marshall Dodson, No. 4:14-cv-2368, filed on August 15, 2014; and Ian W. Davidson, Individually and on Behalf of All Other Persons Similarly Situated v. Key Energy Services, Inc., Richard J. Alario, and J. Marshall Dodson, No. 4.14-cv-2403, filed on August 21, 2014. On December 11, 2014, that court entered an order that consolidated the two lawsuits into one action, along with any future filed tag-along actions brought on behalf of purchasers of Key Common Stock. The order also appointed Inter-Local Pension Fund as the lead plaintiff in the class action and approved the law firm of Spector Roseman Kodroff & Willis, P.C. as lead counsel for the consolidated class and Kendall Law Group, LLP, as local counsel for the consolidated class. The lead plaintiff filed the consolidated amended complaint on February 13, 2015. Among other changes, the consolidated amended complaint added Taylor M. Whichard III and Newton W. Wilson III as defendants, and sought to represent a class of purchasers of the Company’s stock between September 4, 2012 and July 17, 2014. Defendants Key Energy Services, Inc., Richard J. Alario, J. Marshall Dodson, and Newton W. Wilson III filed a Motion to Dismiss on April 14, 2015. Defendant Taylor M. Whichard III filed a Joinder in Motion and Motion to Dismiss on the same date. Lead plaintiff filed an opposition to that motion, and all defendants filed reply briefs in support of the motion. On April 1, 2016, the court issued its Opinion and Order granting the defendants’ Motion to Dismiss. The court allowed the lead plaintiff twenty (20) days to file another amended complaint or to inform the court that it no longer wishes to proceed with the suit. On April 20, 2016, the lead plaintiff notified the court that it did not intend to amend its complaint. On April 26, 2016, the Court entered a final judgment dismissing the case. The deadline for the lead plaintiff to appeal the dismissal expired on May 26, 2016.

(c)	In a letter dated September 4, 2014, a purported shareholder of Key demanded that the Board commence an independent internal investigation into and legal proceedings against each member of the Board, a former member of the Board and certain officers of Key for alleged violations of Maryland and/or federal law. The letter alleges that the Board and senior officers breached their fiduciary duties to the Company, including the duty of loyalty and due care, by (i) improperly accounting for goodwill, (ii) causing the Company to potentially violate the U.S. Foreign Corrupt Practices Act (“FCPA”), resulting in an investigation by the SEC, (iii) causing the Company to engage in improper conduct related to the Company’s Russia operations; and (iv) making false statements regarding, and failing to properly account for, certain contracts with Pemex. As described in the letter, the purported shareholder believes that the legal proceedings should seek recovery of damages in an unspecified amount allegedly sustained by Key. The Board of Directors referred the demand letter to a special committee of the Board (the “Special Committee”). In April 2016, the Special Committee decided to recommend to the Board that the actions stated in the demand letter including the commencement of litigation asserting the claims stated therein would not serve the best interests of the Company and its shareholders and the demand should be refused. On May 12, 2016, the Special Committee reported its recommendations to the independent members of the board, who voted unanimously to ratify, adopt and approve the recommendations of the Special Committee and directed counsel to prepare a response. On August 10, 2016, the Board approved the response and the purported shareholder was notified of this determination on August 12, 2016.

(d)	In March 2015, two collective action lawsuits were filed in the Southern District of Texas, Corpus Christi Division, individually and on behalf of all others similarly situated, alleging violations of the Fair Labor Standards Act of 1938 (“FLSA”). Key agreed to conditional certification in the first lawsuit and notice of the case issued to 56 putative class members. Roughly 20% of the eligible putative class members timely filed a notice of consent to join the lawsuit. The first lawsuit is currently set for trial on December 12, 2016. Key also agreed to conditional certification in the second lawsuit and notice of the case recently issued to 14 putative class members. Nine putative class members, including the named plaintiff, have filed a notice of consent to join the lawsuit and the deadline to join expired on April 4, 2016. There is no trial date set for the second lawsuit.

(e)	In May 2015, a class and collective action lawsuit was filed in the Southern District of Texas, Houston Division, individually and on behalf of all others similarly situated, alleging violations of the FLSA and the New Mexico Minimum Wage Act. Key agreed to conditional certification of a putative class and notice issued to 174 putative class members. The notice period closed in early February and roughly 15% of eligible putative class members timely filed consents to join the lawsuit. There is no trial date set for the lawsuit.

(f)	In November 2015, the Santa Barbara County District Attorney filed a criminal complaint against two former employees and Key, specifically alleging three counts of violations of California Labor Code Section 6425(a) against Key. The complaint seeks unspecified penalties against Key related to an October 12, 2013 accident which resulted in the death of one Key employee at a drilling site near Santa Maria, California. An arraignment was held on February 10, 2016, where Key and its former employees pleaded not guilty to all charges.

(g)	On or about November 23, 2015, the North Dakota Industrial Commission (the “NDIC”) filed a notice in the county of Burleigh County, North Dakota alleging statutory violations by Key, as operator of two salt water disposal wells in the state of North Dakota. The NDIC has pled for approximately $888,000 in fines and costs. Key is currently in discussions with the NDIC.

The Company maintains insurance for general liability claims as well as workers’ compensation and vehicle liabilities, which insurance policies carry self-insured retention limits or deductibles on a per occurrence basis. As of June 30, 2016, the Company recorded $52.1 million of self-insurance reserves related to workers’ compensation, vehicular liabilities and general liability claims, with a partial offset of these liabilities due to $16.9 million of insurance receivables as of June 30, 2016. General liability claims are estimated on a case-by-case basis while worker’s compensation and vehicle liability is estimated using an actuarial method based on claims incurred.

2.	SEC Settlement

Since January 2014, the Company has been in the process of conducting an internal review and independent investigation relating to allegations of possible violations of the FCPA in connection with certain of its operations in Russia and Mexico. After initial review by the Company, the Board of Directors formed a Special Committee to investigate the allegations and to conduct a risk assessment of all of the Company’s international operations. In conjunction with its broad internal review and risk assessment of the Company’s international operations, the Company promptly undertook significant remedial measures. It also cooperated with investigations by the SEC and Department of Justice (“DOJ”).

On April 28, 2016, Key announced that the DOJ has closed its investigation and had decided not to pursue prosecution of the Company. Negotiations with the SEC to resolve its related investigation culminated in April in an agreement in principle on the terms of a proposed offer of settlement in the amount of $5 million, which was presented to the SEC for approval and was approved by the SEC on August 11, 2016 (the “FCPA Settlement”). As required by the FCPA Settlement, the Company made a $5 million payment to the SEC on August 25, 2016. The Company neither admitted nor denied any of the SEC’s allegations, except as to jurisdiction.

F.	Employees and Board of Directors/Officers

1.	Employees

As of the date hereof, the Debtors had approximately 2,970 employees in both full- and part-time positions, including analysts, crane operators, derrickhands, dispatchers, drillers, drivers, equipment operators, floorhands, officers, managers, mechanics, rig operators, sales representatives, supervisors, technicians, welders, well testers, administrative support staff and other personnel.12 The employees are located at the Debtors’ offices and at various field locations in Texas, Arkansas, California, Colorado, Kansas, Louisiana, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, West Virginia and Wyoming. None of the Debtors’ employees are covered by a collective bargaining agreement. The Debtors also supplement their workforce by employing a de minimis number of temporary workers, whose services are procured indirectly through third-party staffing agencies, and independent contractors. The Debtors pay the independent contractors directly, while the staffing agencies pay the wages and benefits of the temporary workers. The Debtors’ aggregate average gross bi-weekly payroll is approximately $8 million.

2.	Material Benefits Plans

In addition to wages and severance obligations, the debtors maintain a number of insurance and other benefits programs for their employees, including medical, prescription drug, dental, and vision plans, an employee assistance plan, life insurance, disability coverage, workers’ compensation, and a retirement savings plan, among other employee benefits.

The Debtors also maintain two employee incentive programs (together, the “Incentive Programs”). Specifically, the Debtors maintain a certain management incentive plan for eligible employees based on the Debtors’ financial performance and performance targets for each participating employee. Awards have been paid to participating employees in February after annual financial results had been finalized and confirmed. The Debtors also maintain a separate long-term incentive plan which grants restricted stock to certain employees on an annual basis. Additionally, to induce certain of their employees to remain employed with the Debtors, the Debtors have also entered into various retention agreements that provide for cash payments upon the expiration of the applicable retention period (the “Retention Agreements”). Finally, in order to provide additional security to certain of their employees, the Debtors have entered into various change-of-control agreements that provide for enhanced severance in the event of a termination after a change of control has occurred (the “COC Agreements”).

Pursuant to the Plan, all existing employment agreements, Retention Agreements and COC Agreements shall be assumed by the Debtors (the “Assumed Employee Agreements”) in accordance with the terms of the Plan, and any future cash payments or distributions contemplated thereunder shall (to the extent not paid in the ordinary course during the Chapter 11 Cases) remain outstanding and payable in accordance with their terms by Reorganized Key after the Effective Date; provided, that, notwithstanding any other provision of the Plan, any provisions in any of the Compensation and Benefits Programs, including in such Assumed Employee Agreements that provide rights to purchase or receive shares of Existing Key Common Stock (including, without limitation, vested and unvested (i) restricted stock and (ii) restricted stock units) shall be given effect and treated as Existing Key Common Stock for purposes of the Rights Offering and Equity Holder Exchange under the Plan (and will be null and void and have no effect with respect to shares of Reorganized Key Common Stock after the Effective Date); provided, further, that notwithstanding any other provisions of the Plan or Confirmation Order, any change of control provisions in the Assumed Employee Agreements may be triggered by the Plan and Confirmation Order pursuant to the terms set forth in such Assumed Employee Agreements, and the existing Key board has made no determination as to whether or not such provisions will be triggered pursuant to the terms thereof. For the avoidance of doubt, if any Assumed Employee Agreement contains a provision or provisions allowing Key to convert a future cash payment or distribution into equity, such provision(s) shall be null and void as to such conversion feature, and any future cash payments or distributions will be paid in cash by Reorganized Key after the Effective Date in accordance with the foregoing sentence.

[12]	The Debtors’ non-Debtor foreign affiliates employ approximately 270 individuals abroad. Because none of these foreign subsidiaries are Debtors in the Chapter 11 Cases, the Debtors have limited the descriptions herein to their own domestic workforce and benefits programs.

Cash obligations of the Reorganized Debtors on and after the Effective Date pursuant to the prior two sentences shall not exceed a maximum of $8.75 million of which approximately (x) $4.6 million relates to retention payments approved by the existing Key board of directors; (y) $3.4 million relates to current contractual severance obligations; and (z) up to $750,000 relates to retention or separation-related payments that may become due on or after the Effective Date; provided, however, that the $8.75 million cap on cash obligations shall exclude (a) any obligations in the nature of wages, expense reimbursements, or other non-incentive based amounts or benefits; and (b) any other obligations that may become due as a result of a termination under the terms of contractual obligations in place as of the date of the Plan Support Agreement, whether or not following a change of control, up to a maximum amount of $11.75 million; provided, further, that any individual severance obligation as to former employees terminated prior to the Effective Date will be resolved in a manner satisfactory to the Required Consenting Noteholders and the Debtors, other than individual severance obligations for less than one year’s salary and for less than $500,000 in the aggregate for all severance obligations, which may be resolved by the Debtors in consultation with the Required Consenting Noteholders.

Pursuant to the Plan, the Debtors intend to implement a new management incentive plan on or following the Effective Date (as defined in the Plan, the “New MIP”) for Reorganized Key, the key terms of which will be summarized in the Plan Supplement and which shall be reasonably satisfactory to the Debtors and the Required Consenting Noteholders. On the Effective Date, Reorganized Key will be authorized to grant awards under the New MIP, which will authorize the grant of compensation described in the following sentence comprised of stock or economic rights tied to the value of stock collectively representing up to 7% of the fully diluted shares of Reorganized Key Common Stock as of the Effective Date (without regard to shares reserved for issuance pursuant to the New Warrants). The New MIP may provide for awards of restricted stock, restricted stock units, options and stock appreciation rights struck at a to-be-determined premium to the Effective Date Per Share Price and cash-based awards, for distribution to officers, directors and employees of the Reorganized Debtors as determined by the New Key Board. On or following the Effective Date, the New Key Board or an authorized committee thereof shall be authorized, without further approval of Reorganized Key equity holders, to execute and deliver all agreements, documents, instruments and certificates relating to the New MIP and to perform their obligations thereunder in accordance with, and subject to, the terms of, the New MIP. The New MIP will enable the Debtors to incentivize and retain their workforce, which will be critical to the future success of the Debtors’ business. Upon the occurrence of the Effective Date, and subject to the terms set forth in this Section IV.F.2, all equity components of any existing agreements, plans or programs of the Debtors (including without limitation, the Incentive Programs) will be cancelled, any cash components of such plans will be honored by Reorganized Key, and Reorganized Key shall have no obligation to provide equity-based compensation to employees except as may be provided pursuant to the New MIP. Decisions with respect to amounts to be paid to employees on account of the Incentive Programs (including without limitation, the 2016 annual cash incentive plan generally available to the Debtors’ employees (the “2016 PIP”)) will be made following the Effective Date at the discretion of the Board of Reorganized Key. The maximum amount payable under the 2016 PIP shall not exceed $10.3 million.

Subject to the provisions of the Plan, all Compensation and Benefits Programs, including without limitation the Assumed Employee Agreements, will be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except as described above.

3.	Officers and Board of Directors

As of the date of this Disclosure Statement, Key’s officers include:

Name	Position

Robert W. Drummond	President and Chief Executive Officer

J. Marshall Dodson	Senior Vice President and Chief Financial Officer

Scott P. Miller	Senior Vice President and Chief Administration Officer

Katherine I. Hargis	Vice President, Chief Legal Officer and Corporate Secretary

On the Effective Date, the existing officers of the Debtors shall continue to serve in their current capacities for the Reorganized Debtors.

As of the date of this Disclosure Statement, Key’s Board of Directors includes:

Name	Position

Robert W. Drummond	President and Chief Executive Officer

Mark H. Rosenberg	Chairman

Lynn R. Coleman	Director

Kevin P. Collins	Director

William D. Fertig	Director

W. Phillip Marcum	Director

Ralph S. Michael, III	Director

William F. Owens	Director

Robert K. Reeves	Director

Arlene M. Yocum	Director

The members of Key’s Board of Directors will be deemed to have resigned as directors as of the Effective Date. On the Effective Date, the New Key Board will consist of ten members (provided Reorganized Key’s Chief Executive Officer (the “CEO Director”) seat is filled, otherwise, the New Key Board will be reduced to nine members) who, along with the officers, directors, and/or managers of each of the Reorganized Debtors, and in accordance with section 1129(a)(5) of the Bankruptcy Code, will be disclosed in the Plan Supplement. The members of the New Key Board shall be appointed in accordance with the terms of the Corporate Governance Term Sheet, and from and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall serve pursuant to the terms of their respective charters and by-laws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

Director and officer insurance will continue in place for the directors and officers of all of the Debtors during these Chapter 11 Cases on existing or comparable terms. Any obligations of the Debtors pursuant to their organizational documents to indemnify current and former officers, directors, agents, and/or employees shall not be discharged or impaired by confirmation of the Plan.

If the Debtors have not, prior to the Petition Date, obtained a standard tail policy covering any director and officer at any time prior to the Effective Date for a six-year period following the Effective Date in at least the scope and amount as currently maintained by the Debtors, then the Debtors will, with the consent of the Requried Consenting Noteholders, obtain such coverage. Notwithstanding the prior sentence, if not already obtained or arranged for prior to the Effective Date by the Debtors, the Reorganized Debtors will obtain a six-year extension of the time after the Effective Date in which Claims can be reported under the D&O Liability Insurance Policies with respect to otherwise covered acts taking place prior to the end of the policy period(s) of the D&O Liability Insurance Policies. Directors and officers shall be exculpated and indemnified by the Debtors and Reorganized Debtors to the extent of such insurance.

V.	EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES

A.	Key’s Industry and Related Considerations

Beginning in mid-2014, oil prices began to fall sharply, resulting in a 50% decline over a period of six months. Depressed commodity price conditions persisted and worsened during 2015. In response to declining oil prices, the Debtors’ customers substantially reduced their existing production operations and implemented severe cutbacks in capital spending. As a result, demand for the Debtors’ products and services declined substantially, and the prices the Company has been able to charge customers for products and services have also declined substantially.

More specifically, the demand for new or existing field drilling and completion work is driven by available investment capital for such work, and the Debtors’ customers have significantly curtailed their capital spending. The demand for well maintenance work also declined substantially during this period as customers scaled back their production and deferred such maintenance in order to conserve cash while profits are down. The combination of prolonged, depressed oil prices and the resulting reduction in demand for well services, along with an increase in competitive pricing among well services providers, have materially and adversely affected the Company’s results of operations, cash flows and financial condition. The Company believes that these trends may reverse with rising oil prices and the pent up demand for oil field services based upon the deferred maintenance by its customer base, and the Company expects a material improvement in EBITDA for 2017 and thereafter.

In response to depressed commodity prices and demand for services, the Debtors have taken numerous steps to streamline their operations and reduce costs, including by downsizing their workforce, closing locations, and focusing on their core North American businesses. Over the past 18 months, the Debtors have sold numerous assets, have sold or given up leases on 38 locations, have reduced their headcount by 61% and reduced benefits for employees, and have tightened their invoicing processes to expedite cash receipts. The Debtors have also managed cash to maintain operations.

B.	Pre-Petition Restructuring Events and Initiatives

In light of the downturn in the industry, the Debtors sought to engage the holders of their funded indebtedness in meaningful discussions regarding the terms of a potential restructuring. In February 2016, the Debtors approached holders of their Senior Notes, encouraging them to organize an ad hoc committee (as formed, the “Noteholder Committee”) and hire a financial advisor. Once the Noteholder Committee formed, the Debtors continued to negotiate with both the Noteholder Committee, and then with the Term Loan Lenders, over the contours of a more sustainable debt service level in light of the downturn in the industry.

1.	The Great American and Hilco Appraisals

While negotiations with the Noteholder Committee and the Term Loan Lenders were ongoing, the Debtors were working with their historic appraiser, Great American Group Inc., (“Great American”) on the then-due appraisal of the Debtors’ assets as of January 5, 2016. The Debtors’ loan documents required such an appraisal of the Company’s machinery and equipment assets that serve as security for their loans. Upon completion, the Great American appraisal (the “Great American Appraisal”) demonstrated that, as of March 31, 2016, the Debtors were not in default under the covenants in the secured loan documents (even when only considering the value of the Debtors’ machinery and equipment and not additional qualifying asset values).

However, during the first quarter of 2016, certain of the Term Loan Lenders exercised their right under the Term Loan Credit Agreement to require preparation of a new appraisal by an appraiser selected by the Term Loan Agent at the direction of such Term Loan Lenders, and retained Hilco Valuation Services (“Hilco”) to conduct a new appraisal (the “Hilco Appraisal”). Based on the Hilco Appraisal, certain of the Term Loan Lenders took the position that the Debtors were in violation with the asset coverage ratio covenant (the “Coverage Ratio Covenant”) as of March 31, 2016 under their Term Loan Agreement.

The Debtors disputed the scope, accuracy, and process of the Hilco Appraisal, as well as the contention that they were in violation of the Coverage Ratio Covenant, and such dispute was ultimately resolved consensually as described below.

2.	Forbearance Agreements and Litigation

On May 11, 2016, although the Debtors continued to disagree with the validity of the appraisal commissioned by certain of the Term Loan Lenders and reserved certain of their rights to contest such appraisal, the Debtors entered into a Forbearance Agreement, pursuant to which the Debtors paid a $7.5 million loan paydown, without prepayment penalty, to the Term Loan Agent in exchange for the Term Loan Lenders’ agreement not to declare a default with respect to the Coverage Ratio Covenant or exercise any remedies through June 6, 2016. On May 26, the Debtors delivered a counterproposal to the Noteholder Committee in response to a previous restructuring proposal.

On May 31, 2016, the Debtors delivered a draft Compliance Certificate (as defined in the Term Loan Credit Agreement) to the Term Loan Agent for the period ending March 31, 2016. The Term Loan Agent and Term Loan Lenders did not acknowledge receipt of such Compliance Certificate. On June 2, 2016, the Debtors delivered a final Compliance Certificate to the Term Loan Agent for the period ending March 31, 2016, which demonstrated that the requisite asset coverage ratio had been satisfied. The Debtors also filed a lawsuit against the Term Loan Agent and Term Loan Lenders in the New York Supreme Court, seeking declaratory and injunctive relief that would have prevented the defendants from declaring a default and exercising remedies. The Debtors also requested a further forbearance from the Term Loan Lenders, to permit the parties to continue negotiating toward a broader deal. Later that day, the Term Loan Lenders agreed with the Debtors to extend the existing forbearance on identical terms through June 20, 2016, in exchange for a loan paydown of $2.5 million. The lawsuit was dismissed at that time without prejudice.

On June 17, 2016, the Term Loan Lenders again agreed to extend the existing forbearance period, in exchange for another $2.5 million loan paydown, without prepayment penalty, through the later of July 18, 2016 and five days after the Term Loan Lenders provided notice of termination of the forbearance. During this extended forbearance period, the Debtors and certain Holders of Senior Notes and Term Loan Lenders were able to reach an agreement on the terms of a consensual restructuring to be implemented through a prepackaged plan of reorganization under chapter 11 of the Bankruptcy Code and determined that commencing the Chapter 11 Cases to implement a swift, consensual reorganization would maximize value and put the Company in the best position for future success. This agreement was memorialized in the Plan Support Agreement, dated August 24, 2016, which included an agreement by the Term Loan Lenders to forbear from exercising remedies on account of certain defaults through the filing of the Chapter 11 Cases in exchange for another $10 million loan paydown, without prepayment penalty. In conjunction with entering into the Plan Support Agreement, Key, KES and KEM entered into the ABL Forbearance Agreement with ABL Agent and certain ABL Lenders, which provided consent to the $10 million loan paydown to the Term Loan Lenders and an agreement to forbear prior to the Debtors’ Chapter 11 Cases.

C.	Plan Support Agreement and Solicitation

On August 24, 2016, after several months of good faith, arm’s length negotiations, the PSA Parties entered into the Plan Support Agreement pursuant to which the PSA Parties agreed to support confirmation of the Plan in accordance with the terms of the Plan Support Agreement and the PSA Attachments. Pursuant to the terms of the Plan Support Agreement, among other things, the Debtors intend to file a motion seeking approval of and authority to assume the Plan Support Agreement as a First Day Motion (as defined below). A copy of the Plan Support Agreement is attached hereto as Exhibit B.

The Plan Support Agreement, together with the Plan Term Sheet and the other PSA Attachments, reflects the material terms of the Restructuring. The Plan Term Sheet (which is itself attached as Exhibit A to the Plan Support Agreement) attaches a number of term sheets regarding various transactions contemplated as part of the Restructuring (collectively, the “Plan Term Sheet Exhibits”), including:

(i)	the New Term Loan Credit Agreement Term Sheet (Exhibit 1 to the Plan Term Sheet);

(ii)	the Cash Collateral Order Term Sheet (Exhibit 2 to the Plan Term Sheet);

(iii)	the Backstop Agreement Term Sheet (Exhibit 3 to the Plan Term Sheet);[13]

(iv)	the Corporate Governance Term Sheet (Exhibit 4 to the Plan Term Sheet);

(v)	the Form of Corporate Advisory Services Agreement (Exhibit 5 to the Plan Term Sheet); and

(vi)	the Terms of Warrants (Exhibit 6 to the Plan Term Sheet).

[13]	The terms of the Backstop Agreement Term Sheet have been superseded by the Backstop Agreement.

Among other things, the Plan Support Agreement requires the Debtors to implement and consummate the Restructuring in accordance with the following timeline (the “Restructuring Timeline”):

No later than 11:59 p.m. (Eastern Time) on:

• November 4, 2016:	Solicitation of Plan and Rights Offering ends.[14]

• November 8, 2016:	Petition Date and filing of Solicitation Materials.

• Petition Date + three (3) days:	Hearing to approve “first day” motions.

• Petition Date + five (5) Business Days:	Interim Cash Collateral Order entered.

• Petition Date + forty (40) days:	Final Cash Collateral Order entered.

• Scheduled no later than sixty (60) days after the Petition Date but must be concluded no later than sixty-five (65) days after the Petition Date:	Confirmation Hearing to approve Plan, Disclosure Statement, Solicitation procedures.

• No later than five (5) Business Day after conclusion of the Confirmation Hearing:	PSA Assumption Order, Confirmation Order, and Backstop Order (which may be the Confirmation Order) entered.

• As promptly as possible after entry of the Confirmation Order but not later than ninety (90) days after the Petition Date:	Effective Date.

If the Debtors do not achieve all of the respective milestones on or before the deadlines set forth in the Restructuring Timeline, the Plan Support Agreement may be subject to termination as described therein.

Under the Plan Support Agreement, each of the Supporting Creditors agreed to, among other things: (i) not, directly or indirectly, (A) object to, delay, impede, or take any other action to interfere with the acceptance, implementation, confirmation or consummation of the Restructuring and the Plan, (B) seek, solicit, support, encourage, or vote any Claims for, or consent to, any restructuring or reorganization for any Debtor that is inconsistent with the Definitive Restructuring Documents and the Fundamental Implementation Agreements (including the Plan Support Agreement) in any respect, (C) commence or support any action filed by any party in interest to appoint a trustee, conservator, receiver, or examiner for the Debtors, or to dismiss the Chapter 11 Cases, or to convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (D) commence or support any action or proceeding to shorten or terminate the period during which only the Debtors may propose and/or seek confirmation of any plan of reorganization, or (E) otherwise support any plan, sale process or other transaction that is inconsistent with the Fundamental Implementation Agreements (including the Plan Support Agreement) or the Definitive Restructuring Documents; and (ii) (A) vote, and cause each of its Affiliated Covered Holders (as defined in the Plan Support Agreement) to vote, each of its Covered Interests (as defined in the Plan Support Agreement), as applicable, and, to accept the Plan by delivering its duly executed and completed ballot(s) accepting the Plan on a timely basis following the commencement of the Solicitation and its actual receipt of the Disclosure Statement and other related Solicitation Materials, and (B) not elect on its ballot(s) to preserve Claims, if any, that each Supporting Creditor may own or control that may be affected by any releases expressly contemplated by the Plan, to the extent such election is available; and (iii) not change, amend, revoke or withdraw (or cause to be changed, amended, revoked or withdrawn) such vote.

Under the Plan Support Agreement, the Debtors agreed to, among other things, (i) commence the Chapter 11 Cases on or before the deadline set forth in the Restructuring Timeline; (ii) seek to obtain (A) approval by the Bankruptcy Court of the Solicitation Materials, including the Disclosure Statement and the Rights Offering

[14]

This “Solicitation of Plan and Rights Offering ends” milestone is a termination deadline for purposes of the Plan Support Agreement only, and is distinct from the Voting Deadline set forth herein and in the Solicitation Materials. For the avoidance of doubt, the deadline for Voting Holders to accept or reject the Plan is 5:00 p.m. (prevailing Eastern Time) on October 20, 2016, which is also the deadline to subscribe under the Rights Offering.

Documents, and the other Definitive Restructuring Documents and (B) entry of the PSA Assumption Order, the Backstop Order and the Confirmation Order by the Bankruptcy Court in accordance with the Bankruptcy Code and the Bankruptcy Rules; (iii) file with the Bankruptcy Court on the Petition Date (A) the PSA Assumption Motion (as defined in the Plan Support Agreement) and (B) other motions seeking ‘first day’ relief with respect to such matters as the Debtors, with the consent of the Required Consenting Creditors (which consent shall not be unreasonably withheld, conditioned or delayed), determine appropriate in connection with the Chapter 11 Cases and the pursuit of the Plan, and in each case, obtain prompt entry of the interim and/or Final Orders approving the motions, and, in the event that any such order is appealed, defend such appeal, including opposing any stay requested in connection therewith.

The Plan Support Agreement also provides for various other termination events. Depending on the termination event, Key, the Required Consenting Noteholders, the Required Consenting Creditors, a Supporting Creditor (solely as to such Supporting Creditor), a Supporting Noteholder (solely as to such terminating Supporting Noteholder), or any Party (as defined in the Plan Support Agreement and solely as to such terminating Party) could terminate the Plan Support Agreement. The Plan Support Agreement will be terminated automatically upon, among other things the occurrence of the following events: (i) the Effective Date, (ii) reversal or vacating of the Confirmation Order or (iii) entry of an order by any court of competent jurisdiction declaring the Plan Support Agreement to be unenforceable. Additionally, the Plan Support Agreement and the obligations of all parties thereto may be terminated by mutual agreement in writing of the Debtors and the Required Consenting Creditors.

VI.	ANTICIPATED EVENTS OF THE CHAPTER 11 CASES

Under the terms of the Plan Support Agreement and the Restructuring Timeline, the Debtors anticipate filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code shortly after the Voting Deadline, and in no case later than November 8, 2016, as required in the Plan Support Agreement. Once the petitions are filed, all actions and proceedings against the Debtors and all acts to obtain property from the Debtors will be stayed under section 362 of the Bankruptcy Code. The Debtors will continue to operate their business and manage their property as debtors-in-possession under sections 1107(a) and 1108 of the Bankruptcy Code.

The following Debtors (with the last four digits of each Debtor’s federal taxpayer identification number) will file chapter 11 bankruptcy petitions on the Petition Date commencing the Chapter 11 Cases: Key Energy Services, Inc. (8081), Key Energy Mexico, LLC (4871), Key Energy Services, LLC (5567), Misr Key Energy Investments, LLC (4528), and Misr Key Energy Services, LLC (7527).

A.	Expected Timetable of the Chapter 11 Cases

The Debtors expect to proceed expeditiously through the Chapter 11 Cases in accordance with the Restructuring Timeline. Accordingly, the Debtors expect to schedule a confirmation hearing (which may be the Combined Confirmation Hearing) within 35 days after the Petition Date, obtain Confirmation at or as soon as practicable following the conclusion of a confirmation hearing and consummate the Plan as soon as practicable thereafter, but in no event later than 90 days after the Petition Date.

On the Petition Date, the Debtors expect to promptly request the Bankruptcy Court to set a date for the Combined Confirmation Hearing by no later than 35 days after the Petition Date. The Debtors cannot assure you, however, that the Bankruptcy Court will grant a date in accordance with that request or enter the contemplated orders on the timetable set forth in the Restructuring Timeline.

B.	First Day Relief

In order to facilitate the Chapter 11 Cases and minimize disruption to the Debtors’ operations, the Debtors will seek certain relief, including but not limited to, relief set forth in certain motions (the “First Day Motions”) filed with the Bankruptcy Court on the Petition Date. The First Day Motions are designed to facilitate a smooth transition into chapter 11 and ease the strain on the Debtors’ business as a consequence of the filing of the Chapter 11 Cases. There can be no assurance, however, that the Bankruptcy Court will grant any or all of the relief sought. The First Day Motions may include, but are not necessarily limited to, the following:

1.	Approval of Solicitation Procedures and Scheduling of Combined Confirmation Hearing

To expedite the Chapter 11 Cases, the Debtors intend to seek an immediate order setting dates for the Combined Confirmation Hearing to, among other things, (a) approve the adequacy of the Disclosure Statement, (b) approve the Solicitation Procedures and (c) confirm the Plan. The Debtors will request that such hearing occur no later than 35 days after the Petition Date.

2.	Schedules and Statements Extension/Waiver

In general, a debtor’s Schedules of Assets and Liabilities and Statement of Financial Affairs (the “Schedules and SOFAs”) permit parties in interest to understand and assess a Debtors’ assets and liabilities and, thereafter, negotiate and confirm a plan of reorganization. As will be further described in the Debtors’ motion, under the circumstances, requiring the Schedules and SOFAs to be filed notwithstanding confirmation of the Plan would only impose an additional administrative burden on and expense to the Debtors’ estates, without any corresponding benefit to parties in interest. To that end, the Debtors expect to file a motion seeking entry of an order (i) extending the deadlines to file Schedules and SOFAs and (ii) permanently waiving the requirement to file Schedules and SOFAs if the Plan is confirmed before such extension expires.

3.	Trading Motion

The Debtors are seeking orders (i) establishing notice and objection procedures regarding the transfers of, or declarations of worthlessness for federal or state tax purposes, with respect to shares of Existing Key Common Stock and (ii) directing that any purchase, sale or other transfer of shares of Existing Key Common Stock in violation of those procedures be null and void ab initio. The Debtors believe that this relief will protect and preserve the Debtors’ valuable net operating losses (“NOLs”) and other tax attributes, ultimately inuring to the benefit of all stakeholders.

4.	Use of Cash Collateral

The Debtors will seek authority to use cash collateral and grant adequate protection to their prepetition lenders under the Term Loan Facility and ABL Credit Facility, on a consensual basis, in order to ensure adequate funding for their business operations and chapter 11-related costs and expenses, on the terms set forth in the Cash Collateral Order Term Sheet attached as Exhibit 2 to the Plan Term Sheet.

5.	Cash Management System

The Debtors will seek authority to maintain their prepetition cash management systems after the commencement of the Chapter 11 Cases. The Debtors are seeking to maintain existing bank accounts and purchase card programs and honor certain prepetition obligations related thereto, continue intercompany transactions consistent with the Debtors’ customary prepetition practice and in the ordinary course of business, and maintain their existing check stock. This relief will facilitate the efficient operations of the Debtors by not requiring them to dismantle their cash management system and incur material expenses, creating unnecessary administrative burdens on their employees and disrupting key relationships with customers and suppliers.

6.	Wages and Benefits

The Debtors will seek authority to pay certain prepetition amounts related to their employee compensation obligations and to continue to pay such obligations on a postpetition basis in the ordinary course of business. Additionally, the Debtors intend to continue all of their prepetition benefit programs, including, without limitation, medical plans, disability coverage plans, severance plans, workers compensation plans, life and accidental death and dismemberment plans, optional employee-funded coverage plans, a 401(k) plan, and vacation and leave policies. This relief will allow the Debtors to maintain employee morale, prevent employee attrition, and avoid impairing their employees’ dedication, confidence and cooperation throughout the restructuring process.

7.	Utilities

The Debtors incur utility expenses for natural gas, electricity, water, sewage, waste management, local and long-distance telecommunications, data, wireless, and other similar services. The Debtors believe that uninterrupted utility services are essential to the Debtors’ ongoing operations and, therefore, to the success of the Debtors’ reorganization, and consequently intend to seek approval of adequate assurance procedures in the event that any utility provider makes a demand for adequate assurance or otherwise threatens to alter, refuse, or discontinue utility service to the Debtors.

8.	Taxes

The Debtors will seek authority to pay certain sales, use, franchise, and other taxes in the ordinary course of business. The Debtors’ failure to pay certain prepetition taxes as they come due may increase the amount of priority claims held by certain taxing authorities, interrupt the Debtors’ operations, and cause certain taxing authorities to take actions that interfere with the Debtors’ operations, such as initiating audits, seeking to modify the automatic stay, or otherwise pursuing remedies such as filing liens against the Debtors’ property. Certain of these taxes may also impose personal liability on the Debtors’ officers if they are not paid, which would distract such key personnel from their duties related to the Debtors’ restructuring.

9.	Insurance

The Debtors will seek authority to pay certain premiums, deductibles and retentions related to liability, property, and other insurance in the ordinary course of business as well as maintain financing of certain of their insurance premiums. Failure to maintain and renew certain of these policies could result in their cancellation, which would have significant negative consequences for the Debtors. Further, if the Debtors do not honor their financing obligations related to certain of their insurance premiums they may be subject to costly disputes with potential secured creditors and unable to find replacement insurance carriers or companies willing to finance their premiums.

10.	Customer Programs Motion

The Debtors will seek authority to maintain customer programs and honor their related prepetition obligations, including a warranty program and a volume incentives program. The customer programs that the Debtors seek to continue involve minimal cash outlay, have produced positive results in the past, and are responsible for generating valuable goodwill, repeat business and increased revenue. Continuing the warranty program is critical to the satisfaction of the Debtors’ customers and the maintenance of customer relationships, while the volume incentives program is essential to the Debtors’ ability to grow their customer base and market share and is critical to future sales growth. Further, continuing the customer programs without interruption will facilitate a smooth transition into chapter 11 and advance the restructuring of the Debtors’ businesses.

11.	Payment of Certain Prepetition Claims of General Unsecured Creditors

In the ordinary course of business, the Debtors incur various fixed, liquidated, and undisputed payment obligations to various third-party providers of goods and services that facilitate the Debtors’ business operations (the “Trade Creditors”). On the Petition Date, the Debtors intend to seek interim and final authority from the Bankruptcy Court to pay, in the ordinary course of business, Allowed prepetition Claims of the Trade Creditors. The Debtors believe that satisfaction of the Trade Creditors’ Claims is necessary for the ongoing business operations of Debtors. Certain of the Trade Creditors may be entitled to assert liens against certain of the Debtors’ assets under various state or federal laws. Additionally, nonpayment of certain of these Trade Creditors may lead to a discontinuance of services that may create health, safety, or environmental risks or affect the Debtors’ abilities to perform under customer contracts.

12.	Surety Bond

The Debtors will seek authority to continue their surety bond program in the ordinary course of business and pay all obligations in respect thereof. Statutes or ordinances often require the Debtors to post surety bonds to secure certain obligations, including environmental, road damage, licensing and permitting, and contractor obligations. The Debtors believe that failing to provide, maintain, or timely replace their surety bonds will prevent the Debtors from undertaking essential functions related to their services.

13.	Backstop Agreement

The Debtors will file a motion for approval of or authority to assume the Backstop Agreement attached hereto as Exhibit G. The Backstop Agreement provides assurance to the Debtors, subject to the terms and conditions of the Backstop Agreement, that the Rights Offering will be fully funded, irrespective of how many Qualifying Noteholders and Qualifying Equity Holders properly exercise their Rights thereunder.

14.	Plan Support Agreement

The Debtors will file a motion for approval of or authority to assume the Plan Support Agreement. The Plan Support Agreement is the underlying agreement providing for the Debtors’ consensual restructuring being effected through the Plan. Without the approval of or authority to assume the Plan Support Agreement, it is uncertain whether or not the Debtors could maintain support for the Plan and the expedited restructuring process set forth in the Plan Support Agreement.

C.	Other Procedural Motions and Professional Retention Applications

The Debtors also plan to file several procedural motions that are standard in chapter 11 cases, as well as applications to retain the various professionals who will be assisting the Debtors during these Chapter 11 Cases.

VII.	THE PLAN OF REORGANIZATION

A.	General

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and stockholders. In addition to permitting rehabilitation of the debtor, another goal of chapter 11 is to promote equality of treatment of creditors and equity interest holders, respectively, who hold substantially similar claims or interests with respect to the distribution of the value of a debtor’s assets. In furtherance of these two goals, upon the filing of a petition for relief under chapter 11, section 362 of the Bankruptcy Code generally provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor’s chapter 11 case.

The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of or equity interest holder in the debtor, whether or not such creditor or equity interest holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan, and terminates all rights and interests of prepetition equity security holders.

The confirmation requirements of section 1129(a) of the Bankruptcy Code must be satisfied separately with respect to each Debtor. Therefore, notwithstanding the combination of the separate plans of reorganization of each of the Debtors in the Plan for purposes of, among other things, economy and efficiency, the Plan shall be deemed a separate chapter 11 plan for each such Debtor.

THE FOLLOWING SECTIONS SUMMARIZE CERTAIN KEY INFORMATION CONTAINED IN THE PLAN. THIS SUMMARY REFERS TO, AND IS QUALIFIED IN ITS ENTIRETY BY, THE PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT A. THE TERMS OF THE PLAN WILL GOVERN IN THE EVENT ANY INCONSISTENCY ARISES BETWEEN THIS SUMMARY AND THE PLAN. THE BANKRUPTCY COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN

THIS DISCLOSURE STATEMENT. IN OTHER WORDS, THE TERMS OF THE PLAN DO NOT YET BIND ANY PERSON OR ENTITY. IF THE BANKRUPTCY COURT DOES CONFIRM THE PLAN, HOWEVER, THEN IT WILL BIND ALL CLAIM AND INTEREST HOLDERS.

CAPITALIZED TERMS USED IN THIS DISCLOSURE STATEMENT THAT ARE NOT OTHERWISE DEFINED IN THIS DISCLOSURE STATEMENT SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN.

B.	Administrative Expense Claims, Professional Fee Claims, and Priority Tax Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims (including Professional Fee Claims and Cure Costs) and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Section VII.C hereof.

1.	Administrative Expense Claims Other Than Professional Fee Claims

Except as provided below with respect to Administrative Expense Claims that are Professional Fee Claims or Cure Costs, and except to the extent that a Holder of an Allowed Administrative Expense Claim agrees with the applicable Debtor(s) and the Required Consenting Noteholders to a less favorable treatment with respect to such Holder, each Holder of an Allowed Administrative Expense Claim that is unpaid as of the Effective Date shall receive, on account and in full satisfaction of such Allowed Administrative Expense Claim, Cash in an amount equal to the Allowed amount of such Administrative Expense Claim, to be paid on or as soon as is reasonably practicable after the later of (1) the Effective Date or (2) the date that such Allowed Administrative Expense Claim becomes due and owing in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities; provided, however, that any Administrative Expense Claim that is Disputed as of the time for payment of Allowed Administrative Expense Claims that is specified herein shall be paid on or as soon as reasonably practicable after the date that is ten (10) Business Days after the date such Administrative Expense Claim becomes Allowed.

2.	Professional Fee Claims

(a)	Final Fee Applications

Retained Professionals asserting a Professional Fee Claim for services rendered or expenses incurred on or before the Effective Date must File and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order, or any other applicable order of the Bankruptcy Court, an application for final allowance of such Professional Fee Claim no later than the Professional Fee Claims Bar Date. Any objections to Professional Fee Claims must be Filed and served on the Reorganized Debtors and the requesting party no later than 45 days after the Professional Fee Claims Bar Date. To the extent necessary, the Plan and the Confirmation Order shall amend and supersede any previously entered order regarding the payment of Professional Fee Claims.

(b)	Professional Fee Escrow Account

On the Effective Date, the Reorganized Debtors shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Retained Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Retained Professionals. Such funds in the Professional Fee Escrow Account shall not constitute property of the Debtors’ Estates or property of the Reorganized Debtors, except as otherwise expressly set forth in the last sentence of this paragraph. The amount of Professional Fee Claims owing to the Retained Professionals on and after the Effective Date shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account, without interest or other earnings therefrom, as soon as reasonably practicable after such Claims are Allowed by a Bankruptcy Court order. When all Allowed Professional Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall revert to the Reorganized Debtors.

(c)	Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through and including the Effective Date, the Retained Professionals shall estimate their Accrued Professional Compensation prior to and as of the Confirmation Date, along with an estimate of fees and expenses to be incurred through and including the Effective Date, and shall deliver such good-faith estimates to the Debtors (in consultation with the Required Consenting Noteholders) no later than 7 days after the Confirmation Date; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. If a Retained Professional does not provide such estimate, the Debtors may estimate the unbilled fees and expenses of such Retained Professional. The total amount so estimated as of the Confirmation Date shall comprise the Professional Fee Reserve Amount. To the extent the Professional Fee Reserve Amount is not sufficient to pay all Allowed Professional Fee Claims in full, the remaining aggregate amount of the Allowed Professional Fee Claims shall be paid out of funds remaining in the Debtors’ Estates and, to the extent such funds are insufficient, by the Reorganized Debtors.

(d)	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court, pay in Cash the legal, professional or other fees and expenses related to the implementation and consummation of the Plan incurred by the Reorganized Debtors following the Effective Date. Upon the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and each Reorganized Debtor may employ and pay any Retained Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees with the applicable Debtor(s) and the Required Consenting Noteholders to a less favorable treatment, the Holder of each Allowed Priority Tax Claim shall receive, on account and in full satisfaction of such Allowed Priority Tax Claim, equal annual Cash payments in an aggregate amount equal to the Allowed amount of such Priority Tax Claim, together with interest from and after the Effective Date at the applicable rate under section 511 of the Bankruptcy Code, over a period not to exceed five (5) years after the Petition Date; provided, however, that the Reorganized Debtors reserve the right to prepay all or a portion of any such amounts at any time with no prepayment penalty. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business or under applicable non-bankruptcy law as such obligations become due.

C.	Classification and Treatment of Claims and Interests

1.	Classification of Claims and Interests

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, Confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a) of the Bankruptcy Code. The Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class for purposes of distribution only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code and as described in Article II of the Plan, the Debtors have not classified Administrative Expense Claims (including Professional Fee Claims) and Priority Tax Claims.

2.	Summary of Classification

The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as set forth below. The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors, to the extent applicable. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have any Holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Section III.E of the Plan.

The following chart summarizes the classification of Claims and Interests pursuant to the Plan:

Class	Claim/Interest	Status	Voting Rights
1	Priority Non-Tax Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Term Loan Claims	Impaired	Entitled to Vote
4	ABL Credit Facility Claims	Unimpaired	Deemed to Accept
5	Senior Notes Claims	Impaired	Entitled to Vote
6	General Unsecured Claims	Unimpaired	Deemed to Accept
7	Intercompany Claims	Impaired / Unimpaired	Deemed to Reject / Deemed to Accept
8	Existing Key Common Stock	Impaired	Deemed to Reject
9	Other Key Equity Interests	Impaired	Deemed to Reject
10	Intercompany Interests	Unimpaired	Deemed to Accept

3.	Treatment of Claims and Interests

(a)	Class 1 – Priority Non-Tax Claims

(i)	Classification: Class 1 consists of all Priority Non-Tax Claims.

(ii)	Treatment: Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees with the applicable Debtor(s) and the Required Consenting Noteholders to a less favorable treatment, in exchange for full and final satisfaction, settlement, release and discharge of each Allowed Priority Non-Tax Claim, each Holder of such Allowed Priority Non-Tax Claim shall receive Cash in an amount equal to the Allowed amount of such Claim on or as soon as reasonably practicable after the latest of (i) the date such Priority Non-Tax Claim becomes due and owing, (ii) the Effective Date, or (iii) the date that is ten (10) Business Days after the date such Priority Non-Tax Claim becomes Allowed.

(iii)	Voting: Class 1 is Unimpaired by the Plan, and each Holder of a Class 1 Priority Non-Tax Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan.

(b)	Class 2 - Other Secured Claims

(i)	Classification: Class 2 consists of all Other Secured Claims.

(ii)	Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees with the applicable Debtor(s) and the Required

Consenting Noteholders to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed Other Secured Claim, each Holder of such Allowed Other Secured Claim shall, at the option of the applicable Debtor(s), with the consent of the Required Consenting Creditors, either have its Claim Reinstated or receive: (i) Cash in an amount equal to the Allowed Amount of such Holder’s Other Secured Claim, including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code, or (ii) the collateral securing such Holder’s Allowed Other Secured Claim.

(iii)	Voting: Class 2 is Unimpaired by the Plan, and each Holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

(c)	Class 3 – Term Loan Claims

(i)	Classification: Class 3 consists of all Term Loan Claims. Only Key, KES and KEM have Classes populated by Class 3 Term Loan Claims.

(ii)	Allowance: The Term Loan Claims shall be Allowed in the aggregate principal amount of $[289,663,498][15], plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate in accordance with the Term Loan Credit Documents, and all other fees, costs, charges and other expenses provided for under the Term Loan Credit Documents, excluding any prepayment premium.

(iii)	Treatment: On the Effective Date, each Holder of an Allowed Term Loan Claim shall receive, on account and in full satisfaction of its Allowed Term Loan Claim: (i) Cash in the amount of its pro rata share of the Term Loan Payment, and (ii) its pro rata share of the New Term Loan Facility.

(iv)	Voting: Class 3 is Impaired and will receive a distribution under the Plan. Therefore, Holders of Allowed Class 3 Term Loan Claims are entitled to vote to accept or reject the Plan with respect to Key, KES and KEM.

(d)	Class 4 – ABL Credit Facility Claims

(i)	Classification: Class 4 consists of all ABL Credit Facility Claims. Only Key, KES and KEM have Classes populated by Class 4 ABL Credit Facility Claims.

(ii)	Allowance: On the Effective Date, the ABL Credit Facility Claims shall be Allowed in the aggregate principal amount of $38,526,688 plus all interest, fees, and other expenses payable under the ABL Credit Facility Documents.

(iii)	Treatment: On the Effective Date, (i) each Holder of an Allowed ABL Credit Facility Claim shall receive, on account and in full satisfaction of its Allowed ABL Credit Facility Claim, its pro rata share of payment in full in Cash of any amounts due and owing under the ABL Credit Facility, or treatment on such other less favorable terms as

[15]	This amount reflects the outstanding principal amount of loans under the Term Loan Credit Agreement as of the date of this Plan and may be reduced by the principal payment contemplated by Section 5.2.1 of the Term Loan Credit Agreement to be made on or about September 30, 2016 in the amount of $787,500.

agreed between the Debtors, the Required Consenting Creditors and the Holder of such Allowed ABL Credit Facility Claim, and (ii) any letters of credit outstanding under the ABL Credit Facility shall be cash collateralized, backstopped and/or replaced with new letters of credit under the New ABL Credit Facility issued under the New ABL Credit Agreement.

(iv)	Voting: Class 4 is Unimpaired by the Plan, and each Holder of Allowed Class 4 ABL Credit Facility Claims is conclusively presumed to have accepted the Plan as to Key, KES and KEM pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Class 4 ABL Credit Facility Claims are not entitled to vote to accept or reject the Plan as to Key, KES and KEM.

(e)	Class 5 – Senior Notes Claims

(i)	Classification: Class 5 consists of all Senior Notes Claims.

(ii)	Allowance: The Senior Notes Claims shall be Allowed in the aggregate principal amount of $675 million, plus any accrued but unpaid pre-petition interest thereon payable at the applicable non-default interest rate in accordance with the Senior Notes Documents, and all pre-petition other fees, costs, charges and other expenses provided for under the Senior Notes Documents.

(iii)	Treatment: The Senior Notes shall be cancelled on the Effective Date and each Holder of an Allowed Senior Notes Claim shall receive, on the Effective Date or as soon thereafter as is reasonably practicable, on account and in full satisfaction of its Allowed Senior Notes Claim, and subject to the rounding conventions set forth in Section VI.E.2 of the Plan, such Holder’s pro rata share of 7.5 million shares of Reorganized Key Common Stock (rounded up or down to the nearest whole share). The 7.5 million shares distributed to Holders of Allowed Senior Notes Claims shall account for 100% of the issued and outstanding shares of Reorganized Key Common Stock immediately prior to the issuance of any other shares of Reorganized Key Common Stock under or in connection with the Plan.

(iv)	Voting: Class 5 is Impaired and will receive a distribution under the Plan. Therefore, Holders of Allowed Class 5 Senior Notes Claims are entitled to vote to accept or reject the Plan with respect to each of the Debtors.

(f)	Class 6 - General Unsecured Claims

(i)	Classification: Class 6 consists of General Unsecured Claims.

(ii)

Treatment: The legal, equitable and contractual rights of the Holders of Allowed General Unsecured Claims are unaltered by the Plan (subject to the Allowed amount of such Claims being “statutorily capped” under to section 502 of the Bankruptcy Code, as applicable). Each Holder of an Allowed General Unsecured Claim shall receive one of the following treatments (i) on account and in full satisfaction of its Allowed General Unsecured Claim (A) Cash in the amount of its Allowed General Unsecured Claim (1) on the Effective Date or as soon thereafter as is reasonably practicable (to the extent not previously paid as authorized by the Bankruptcy Court during the Chapter 11 Cases), or (2) on the date that such Allowed General Unsecured Claim becomes due and owing in the ordinary course of the Debtors’ business, if after the Effective Date, or (B) such other less favorable treatment as may be agreed upon by the Holder thereof, the Applicable Debtor(s) and the Required Consenting Noteholders, or (ii) such other treatment as may be required to allow such Allowed General Unsecured Claim to be paid in the ordinary course of business after the Effective Date of the Chapter 11 Cases.

(iii)	Voting: Class 6 is Unimpaired by the Plan, and each Holder of a Class 6 General Unsecured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 6 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

(g)	Class 7 - Intercompany Claims

(i)	Classification: Class 7 consists of all Intercompany Claims.

(ii)	Treatment: On or after the Effective Date, all Intercompany Claims shall be paid, adjusted, continued, settled, reinstated, canceled, discharged, or eliminated, in each case to the extent determined to be appropriate by the Debtors and the Required Consenting Creditors.

(iii)	Voting: Holders of Claims in Class 7 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or 1126(g) of the Bankruptcy Code, respectively. Therefore, Holders of Class 7 Intercompany Claims are not entitled to vote to accept or reject the Plan.

(h)	Class 8 – Existing Key Common Stock

(i)	Classification: Class 8 consists of all Existing Key Common Stock.

(ii)

Treatment: On the Effective Date, all Existing Key Common Stock shall be discharged, cancelled, released and extinguished and shall be of no further force or effect, whether surrendered for cancellation or otherwise. On or as soon as practicable after the Effective Date, each Holder of Allowed Existing Key Common Stock shall receive, in exchange for the surrender or cancellation of such Holder’s Allowed Existing Key Common Stock and for (1) the releases given by such Holder to the Released Parties pursuant to Section VIII.F of the Plan and (2) such Holder refraining from the actions listed below in sub-clauses (A) through (E), and subject to the rounding conventions set forth in Section VI.E.2 of the Plan, either: (i) such Holder’s Equity Holder Plan Securities (rounded up or down to the nearest whole share and whole New Warrant), or (ii) in such Holder’s sole and absolute discretion, pursuant to an election made on the Equity Holder Election Form, the Equity Holder Cash-Out Amount; provided, however, that any Holder of Allowed Existing Key Common Stock that opts not to grant the voluntary releases contained in Section VIII.F of the Plan, pursuant to an election made on the Equity Holder Election Form, shall not be entitled to the Equity Holder Plan Securities or the Equity Holder Cash-Out Amount in connection with the Plan; provided, further, that any Holder of Allowed Existing Key Common Stock that does not return a completed Equity Holder Election Form shall be deemed to grant the releases contained in Section VIII.F of the Plan and shall receive the Equity Holder Plan Securities; provided, further, that any Holder of Allowed Existing Key Common Stock that (A) opposes the Plan, including any portion of the Plan pertaining to the treatment of the Term Loan Claims, the treatment of the Senior Notes Claims or the treatment of Existing Key Common Stock; (B) seeks, solicits, supports, encourages or consents to, any restructuring or reorganization for any Debtor that is inconsistent with the Definitive Restructuring Documents and the Fundamental Implementation Agreements (including the Plan Support Agreement) in any respect; (C) commences or supports any action filed by any party in interest to appoint a trustee, conservator, receiver, or examiner for the Debtors, or to dismiss the Chapter 11 Cases, or to convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (D) commences or supports any action or proceeding to shorten or terminate the period during which only the Debtors may propose and/or seek confirmation of any plan of reorganization including the Plan; or (E) otherwise supports any plan, sale process or other transaction that is inconsistent with the Fundamental Implementation Agreements (including the Plan Support Agreement) or the Definitive Restructuring Documents, shall not be entitled to receive any Equity Holder Plan Securities or the Equity Holder Cash-Out Amount in connection with the Plan.

(iii)	Voting: Class 8 is Impaired. Holders of Class 8 Existing Key Common Stock are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 8 Existing Key Common Stock are not entitled to vote to accept or reject the Plan.

(i)	Class 9 – Other Key Equity Interests

(i)	Classification: Class 9 consists of Other Key Equity Interests.

(ii)	Treatment: On the Effective Date, all Other Key Equity Interests shall be discharged, cancelled, released and extinguished and shall be of no further force or effect, whether surrendered for cancellation or otherwise. The Holders of Other Key Equity Interests shall not receive or retain any property under the Plan on account of such Other Key Equity Interests.

(iii)	Voting: Class 9 is Impaired. Holders of Class 9 Other Key Equity Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 9 Other Key Equity Interests are not entitled to vote to accept or reject the Plan.

(j)	Class 10 – Intercompany Interests

(i)	Classification: Class 10 consists of Intercompany Interests.

(ii)	Treatment: On the Effective Date, Intercompany Interests shall be Reinstated and the legal, equitable and contractual rights to which Holders of Intercompany Interests are entitled shall remain unaltered to the extent necessary to implement the Plan.

(iii)	Voting: Class 10 is Unimpaired and Holders of Class 10 Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

4.	Special Provision Governing Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired or Reinstated Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Claims.

5.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of any Allowed Claim or Allowed Interest or Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

6.	Acceptance or Rejection of the Plan

(a)	Presumed Acceptance of the Plan

Claims in Classes 1, 2, 4, 6 and (to the extent Unimpaired) 7 and Interests in Class 10 are Unimpaired under the Plan. The Holders of such Claims and Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

(b)	Voting Classes

Claims in Classes 3 and 5 are Impaired under the Plan and the Holders of such Claims are entitled to vote to accept or reject the Plan with respect to each Debtor against which they hold such Claims. If Holders of Claims in a particular Impaired Class of Claims were given the opportunity to vote to accept or reject the Plan, but no Holders of Claims in such Impaired Class of Claims voted to accept or reject the Plan, then such Class of Claims shall be deemed to have accepted the Plan.

(c)	Deemed Rejection of Plan

Claims in Class 7 (to the extent Impaired) and Interests in Classes 8 and 9 are Impaired and Holders of such Claims and Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

(d)	Dispute Concerning Impairment

If a dispute arises as to whether any Claims or Interests, or any Class thereof, is Impaired, the Bankruptcy Court shall, after notice and a hearing, adjudicate such dispute on or before the Confirmation Date.

7.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims, determined without including any acceptances of the Plan by any insiders of the Debtors. The Debtors shall seek Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

8.	Subordinated Claims

The Allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise.

D.	Means for Implementation of the Plan

1.	General Settlement of Claims and Interests

As discussed further in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan. Distributions and deliveries made to Holders of Allowed Claims and Interests in any Class are intended to be final.

2.	Sources of Cash for Plan Distributions

All consideration necessary for the Reorganized Debtors to make Cash payments or distributions pursuant to the Plan shall be obtained from the proceeds of the Rights Offering, the Backstop Commitment, and the Equity Holder Cash-Out Subscription, if applicable, or other Cash from the Debtors, including Cash from business operations; provided, however, that the New ABL Credit Facility will (1) provide any Cash necessary to pay any amounts due and owing under the ABL Credit Facility, and (2) cash collateralize, backstop and/or replace the letters of credit outstanding under the ABL Credit Facility.

3.	Corporate Existence and Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan, including as provided with respect to Reorganized Key in Section IV.V of the Plan, or as may be provided in the Plan Supplement or the Confirmation Order, each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, or limited liability company, as the case may be, with all the powers thereof, pursuant to the applicable law in the jurisdiction in which such Reorganized Debtor is incorporated or formed and pursuant to the applicable certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificates of incorporation and by-laws (or other formation documents) are amended by the Plan, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval; provided, however, that, at any time prior to the Effective Date, to the extent permitted by applicable law, the Required Consenting Creditors, with the prior written consent of the Debtors (which consent shall not unreasonably be withheld, conditioned or delayed), may elect to amend the Plan to provide for the liquidation of Debtor Misr Key Energy Investments, LLC and/or Debtor Misr Key Energy Services, LLC, whose sole assets are equity interests in subsidiaries organized and located outside of the United States.

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action in favor of any Debtor not otherwise waived, relinquished, exculpated, released, compromised, or settled under the Plan or any Final Order, and any property acquired by any of the Debtors pursuant to the Plan, except for the Professional Fee Escrow Account, shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court, or notice to any other Entity, and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Without limiting the foregoing, the Reorganized Debtors may pay the charges they incur on or after the Effective Date for the fees, disbursements and expenses of Retained Professionals without application to the Bankruptcy Court.

4.	Authorization, Issuance and Distribution of Plan Securities

Issuance of Shares of Reorganized Key Common Stock. Shares of Reorganized Key Common Stock shall be authorized under the New Certificate of Incorporation. On the Effective Date Reorganized Key shall issue (1) the shares of Reorganized Key Common Stock to Holders of Allowed Senior Notes Claims in Class 5, (2) the Equity Holder Shares, (3) the Primary Rights Offering Common Stock, (4) the shares of Reorganized Key Common Stock necessary to satisfy the Put Premium, and (5) the Incremental Liquidity Shares to be issued under the Incremental Liquidity Rights Offering (including pursuant to the Backstop Commitment, if applicable), if any, and, as soon as reasonably practicable thereafter, distribute or deliver such shares under or in connection with the Plan and the Rights Offering Documents as provided herein and therein.

Issuance of Warrants. On the Effective Date, or as soon thereafter as reasonably practicable, Reorganized Key shall issue the New Warrants and deliver them to (1) the Holders in Class 8 receiving New Warrants as part of the Equity Holder Plan Securities or the Equity Holder Cash-Out Amount and (2) the Equity Holder Rights Offering Participants, if any, who properly subscribe for and fully-fund their commitment under the Equity Holder Cash-Out Subscription.

Issuance of Preferred Voting Share. The Preferred Voting Share shall be authorized under the New Certificate of Incorporation. On the Effective Date, Reorganized Key shall issue the Preferred Voting Share to Platinum.

The Reorganized Debtors are authorized to issue all Plan Securities and related documents, and any options, stock appreciation rights, or other equity awards issued in connection with the New MIP, if any, without the need for any further corporate or limited liability company action. The Preferred Voting Share and all of the shares of Reorganized Key Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

Except as provided below, the Reorganized Key Common Stock and New Warrants will be issued in book-entry form through the direct registry system of the transfer agent or warrant agent, as applicable, and, if eligibility requirements are met, DTC. The ownership interest of each holder of such shares of Reorganized Key Common Stock and/or New Warrants, as applicable, and transfers of ownership interests therein, will be recorded on the records of the transfer agent or warrant agent and, if applicable, the direct and indirect participants in DTC. Entities receiving shares of Reorganized Key Common Stock and/or New Warrants will have their interests issued in book-entry form on the register of the transfer agent or warrant agent; provided, however, that, except with respect to Primary Rights Offering Common Stock, Holders of Senior Notes Claims and Existing Key Common Stock that currently hold such Claims and Interests through DTC and that are entitled to receive shares of Reorganized Key Common Stock and/or New Warrants under the Plan are anticipated to receive their shares of Reorganized Key Common Stock and/or New Warrants via a “mandatory exchange” process; provided, further, that certain Entities receiving shares of Reorganized Key Common Stock that do not currently hold their Claims or Interests through DTC may also be permitted, in the sole and absolute discretion of the Debtors, to designate a direct or indirect participant in DTC with which such Holder has an account into which such Holder’s shares of Reorganized Key Common Stock may be deposited.

A schedule setting forth the number of shares, the price per share (if applicable) and the relative pro forma percentage of Reorganized Key Common Stock to be issued pursuant to the Plan, including the Rights Offering and the Backstop Agreement, respectively, is attached as Schedule 1 hereto. In the event of any discrepancy between share numbers, price per share (if applicable), or pro forma percentage with respect thereto as listed or described in this Plan and on Schedule 1 to the Disclosure Statement, Schedule 1 hereto shall control, subject to adjustments made pursuant to the provisions of Section VI.E.2 of the Plan. For the avoidance of doubt, Schedule 1 hereto supersedes and shall replace Schedule 4 of the Plan Term Sheet.

5.	Exemption from Registration

Pursuant to section 1145(a) of the Bankruptcy Code, the Distribution of the Plan Securities under Article III of the Plan to Holders of Allowed Senior Notes Claims in Class 5 and Allowed Existing Key Common Stock in Class 8 and, with respect to the Preferred Voting Shares, Article IV of the Plan, as applicable, in exchange for such

Claims and Interests shall be exempt from the registration requirements of section 5 of the Securities Act and other applicable law. The shares of Reorganized Key Common Stock issuable upon proper exercise of the New Warrants issued under the Plan shall also be exempt from the registration requirements of section 5 of the Securities Act and any other applicable law under section 1145(a) of the Bankruptcy Code. The issuances of shares of Reorganized Key Common Stock and New Warrants offered, issued, distributed and/or sold pursuant to the Primary Rights Offering, the Equity Holder Cash-Out Subscription, the Incremental Liquidity Rights Offering, and the Backstop Commitment (including the Put Premium) (such shares, including the shares issued upon proper exercise of the New Warrants, collectively referred to as “Restricted Shares”) shall be issued in reliance upon the exemption from registration set forth in section 4(a)(2) of the Securities Act and Rule 506 thereunder. The Restricted Shares shall be “restricted securities” as defined under Rule 144 under the Securities Act, and, if certificated, will contain the following legend:

THE ISSUANCE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).

6.	SEC Reporting Requirements and Listing of Reorganized Key Common Stock

As of the Effective Date, Reorganized Key will be a reporting company under the Securities Exchange Act. Reorganized Key will use commercially reasonable efforts to cause the listing on NYSE or NASDAQ of the Reorganized Key Common Stock on or as soon as reasonably practicable after the Effective Date.

7.	Adjustment to Number of Shares of Reorganized Key Common Stock

Notwithstanding any other section or provision of the Plan, the Debtors may, with the consent of the Required Consenting Noteholders, increase or decrease, as applicable, the aggregate number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan and adjust the applicable price per share for such shares herein such that the aggregate value of the shares received by any Person pursuant to the Plan is unaltered by such adjustments.

8.	Primary Rights Offering and Backstop Commitment

On and after the Effective Date, Reorganized Key shall, and shall be authorized to, take all steps necessary to effectuate the Primary Rights Offering and implement the Backstop Commitment, all pursuant to and consistent with the terms of the Fundamental Implementation Agreements. Without limiting the foregoing, on the Effective Date or as soon thereafter as is reasonably practicable (as applicable), (1) each Senior Notes Rights Offering Participant shall receive any Primary Rights Offering Common Stock for which it properly subscribed pursuant to the terms of the Primary Rights Offering (and, in the case of Backstop Participants, the Backstop Agreement), (2) each Non-Qualifying Noteholder shall receive its Senior Notes Rights Offering Cash-Out Amount, (3) each Closing Backstop Participant shall receive any unsubscribed Primary Rights Offering Common Stock it purchased pursuant to the terms of the Backstop Agreement, and (4) each Equity Holder Rights Offering Participant shall receive any Primary Rights Offering Common Stock for which it properly subscribed pursuant to the terms of the Primary Rights Offering, subject to adjustment for any oversubscription. For the avoidance of doubt, each Senior Notes Rights Offering Participant (other than the Backstop Participants) and each Equity Holder Rights Offering Participant is required to fully fund its entire subscription for shares of Primary Rights Offering Common Stock

(taking into account any applicable minimum subscription requirements pursuant to the terms of the Primary Rights Offering) prior to the expiration of the Primary Rights Offering in order to properly subscribe pursuant to the Primary Rights Offering.

On the Effective Date or as soon thereafter as is reasonably practicable, subject to the terms and conditions contained in the Backstop Agreement, the Closing Backstop Participants shall receive the Put Premium in the form of shares of Reorganized Key Common Stock.

9.	Incremental Liquidity Rights Offering and Backstop Commitment

On the Minimum Liquidity Test Date, the financial advisors to the Debtors and the financial advisors to the Backstop Participants shall make a determination as to (1) whether the Minimum Liquidity Test is satisfied and (2) if not, whether the issuance of Incremental Liquidity Shares in any amount up to an aggregate of $25 million (in $1 million increments) would enable Reorganized Key to have Minimum Liquidity on the Effective Date. If a determination is made by the financial advisors to the Debtors and the financial advisors to the Backstop Participants that the issuance of Incremental Liquidity Shares is both necessary and sufficient to cause Reorganized Key to have Minimum Liquidity on the Effective Date, then the Debtors shall, on the next Business Day after the Minimum Liquidity Test Date, file with the Bankruptcy Court a notice (the form of which shall be consented to by the advisors to the Backstop Participants) indicating the results of such determination, the number of Incremental Liquidity Shares to be issued under the Plan and the applicable Incremental Liquidity Per Share Price(s) for such shares. If the financial advisors to the Debtors and the financial advisors to the Backstop Participants are unable to reach agreement on the Minimum Liquidity Test Date as to the determinations in (1) and (2) above, then the parties shall seek a determination as to any such dispute from the Bankruptcy Court on the next Business Day after the Minimum Liquidity Test Date, to be heard on an expedited basis such that the Effective Date shall not be delayed.

If a determination is made by either the financial advisors to the Debtors and the financial advisors to the Backstop Participants, or by the Bankruptcy Court, pursuant to the preceding paragraph, that the issuance of Incremental Liquidity Shares is both necessary and sufficient to cause Reorganized Key to have Minimum Liquidity on the Effective Date, Reorganized Key shall issue Incremental Liquidity Shares in an aggregate amount equal to the minimum dollar amount (rounded up to the nearest $1 million increment) necessary for Reorganized Key to have Minimum Liquidity on the Effective Date, at the applicable Incremental Liquidity Per Share Price(s). For the avoidance of doubt, the Incremental Liquidity Shares shall be issued, sold and distributed pursuant to the Incremental Liquidity Rights Offering only if the determination is made that the Minimum Liquidity Test is not satisfied.

The Incremental Liquidity Rights Offering shall be funded by (1) the Senior Notes Rights Offering Participants (other than the Backstop Participants) that have properly subscribed to the maximum number of shares of Primary Rights Offering Common Stock for which they are eligible and that properly subscribe for Incremental Liquidity Senior Notes-Allocated Shares, (2) the eligible Equity Holder Rights Offering Participants that properly subscribe for Incremental Liquidity Equity-Allocated Shares, and (3) subject to the terms and conditions of the Backstop Agreement, the Closing Backstop Participants pursuant to the Backstop Commitment. The Incremental Liquidity Shares properly subscribed for by the Senior Notes Rights Offering Participants (other than the Backstop Participants) and the Equity Holder Rights Offering Participants and purchased by the Closing Backstop Participants pursuant to the Backstop Commitment, as applicable, shall be delivered to such parties on the Effective Date or as soon as practicable after the Effective Date.

Pursuant to the terms of the Rights Offering, each Senior Notes Rights Offering Participant (other than the Backstop Participants) and each eligible Equity Holder Rights Offering Participant that elects to participate in the Incremental Liquidity Rights Offering is required to fully fund its respective pro rata subscription for Incremental Liquidity Shares prior to the expiration of the Primary Rights Offering in order to properly subscribe pursuant to the Incremental Liquidity Rights Offering. Each Backstop Participant is required to fully fund its respective pro rata subscription for Incremental Liquidity Shares subject to the terms and conditions set forth in the Backstop Agreement.

10.	Consensual Equity Holder Exchange

In connection with the settlement embodied in the Plan Support Agreement and the Debtors’ and the Supporting Creditors’ consensual pursuit of the Plan as a “prepackaged” chapter 11 plan of reorganization, the Senior Notes class, by voting to accept the Plan, shall be deemed to have consented to the delivery of part of the Class 5 recovery, in the form of the Equity Holder Shares and New Warrants, by the Reorganized Debtors to Holders of Existing Key Common Stock in exchange for the cancellation of such Holders’ Existing Key Common Stock and for such Holders (1) providing the releases set forth herein (as described in Section III.C.8 of the Plan) and (2) refraining from the actions set forth in sub-clauses (A) through (E) in Section VII.C.3(h)(ii) above.

11.	Equity Holder Cash-Out Subscription

No later than the Minimum Liquidity Test Date, the Debtors shall determine the aggregate dollar amount of proceeds received from Equity Holder Rights Offering Participants under the Equity Holder Cash-Out Subscription and aggregate Equity Holder Cash-Out Amounts elected by Holders in Class 8. On the Effective Date or as soon thereafter as is reasonably practicable, Equity Holder Cash-Out Shares and Warrants that were properly subscribed for (and fully-funded) under the Equity Holder Cash-Out Subscription shall be issued to the Equity Holder Rights Offering Participants that properly subscribed, and the Holders of Allowed Existing Key Common Stock that properly elected to receive the Equity Holder Cash-Out Amount will receive the corresponding Equity Holder Cash-Out Amounts in lieu of such Equity Holder Cash-Out Shares and Warrants. The Equity Holder Cash-Out Subscription may be limited to the extent the Debtors, in consultation with the Required Consenting Noteholders, determine necessary to comply with one or more requirements for listing on NYSE or NASDAQ.

12.	Intercompany Interests

No Intercompany Interests shall be cancelled pursuant to the Plan, and all Intercompany Interests shall continue in place following the Effective Date, solely for the purpose of maintaining the existing corporate structure of the Debtors and the Reorganized Debtors.

13.	Supporting Creditor Advisors Fees

The Debtors shall, on or prior to the Effective Date, pay the accrued and unpaid reasonable and documented professional fees and expenses of the Supporting Creditor Advisors incurred prior to the Effective Date (including prior to the Petition Date) pursuant to the Plan Support Agreement or any applicable fee reimbursement agreement with the Debtors.

14.	Specified Asset Sales

The Debtors are authorized, with the prior written consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld, conditioned or delayed), to execute prior to the Effective Date definitive transaction documents with respect to Specified Asset Sales, which transactions may close with no further Bankruptcy Court approval required either prior to the Effective Date (so long as the interests of the Holders of Allowed Claims are not adversely affected thereby) or subsequent to the Effective Date.

15.	Cancellation of Existing Indebtedness and Securities

Except as otherwise provided in the Plan (including Section IV.L of the Plan) or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date: (1) the obligations of the Debtors under any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are assumed or expressly Reinstated pursuant to the Plan) shall be cancelled solely as to the Debtors and the Reorganized Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are assumed or expressly Reinstated pursuant to the Plan) shall be released and discharged in full and the Reorganized Debtors shall not have any continuing obligations thereunder; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of enabling Holders of Allowed Claims and Interests to receive distributions under or in conjunction with the Plan as provided herein, and Holders of Claims and Interests not yet Allowed to pursue the Allowance of their Claims or Interests; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in, or provided for under, the Plan.

16.	Cancellation of Certain Existing Security Interests

Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the Holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors (as applicable) any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may reasonably be required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens and take any and all other steps reasonably requested by the Debtors, the Reorganized Debtors or any administrative agent under the New Term Loan Documents or the New ABL Credit Facility Documents that are necessary to cancel and/or extinguish any Liens or security interests securing such Holder’s Other Secured Claim.

17.	New Term Loan Facility

Confirmation of the Plan shall be deemed to constitute approval of the New Term Loan Facility and the New Term Loan Documents and, subject to the occurrence of the Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations under the New Term Loan Documents. As described in Section III.C.3 of the Plan, the New Term Loan Facility shall constitute a portion of the distribution to Holders of Allowed Term Loan Claims in Class 3.

On the Effective Date, the New Term Loan Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the New Term Loan Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, and on reasonable terms. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Term Loan Documents (1) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Term Loan Documents and (2) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Term Loan Documents. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

18.	New ABL Credit Facility

Confirmation of the Plan shall be deemed to constitute approval of the New ABL Credit Facility and the New ABL Credit Facility Documents and, subject to the occurrence of the Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations under the New ABL Credit Facility Documents. Any letters of credit outstanding under the ABL Credit Facility shall be cash collateralized, backstopped and/or replaced with new letters of credit under the New ABL Credit Facility issued under the New ABL Credit Agreement.

On the Effective Date, the New ABL Credit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the New ABL Credit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, and on reasonable terms. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New ABL Credit Facility Documents (1) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New ABL Credit Facility Documents and (2) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New ABL Credit Facility Documents. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

19.	Indenture Trustee Fees

On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall pay all reasonable and documented fees and expenses (including reasonable and documented fees and expenses of counsel) incurred by the Senior Notes Trustee through and including the Effective Date to the extent required by the Senior Notes Indenture. The Senior Notes Trustee shall not be required to file any application under sections 330 or 331 of the Bankruptcy Code or otherwise with regard to the allowance of its fees and expenses.

20.	Corporate Action

Upon the Effective Date, all actions contemplated by or necessary to effectuate the Plan shall be deemed authorized and approved in all respects, including: (1) assumption of Executory Contracts and Unexpired Leases, except as otherwise provided in the Plan Supplement or any order of the Bankruptcy Court; (2) installation of the New Key Board and New Subsidiary Boards and officers for the other Reorganized Debtors as set forth in the Plan Supplement; (3) execution and entry into the Definitive Restructuring Documents, the New ABL Credit Facility Documents, the New Warrant Agreement(s), the Corporate Advisory Services Agreement and the Rights Offering Documents; (4) implementation of the Primary Rights Offering and, if applicable, the Incremental Liquidity Rights Offering and the Equity Holder Cash-Out Subscription; (5) issuance and distribution or delivery of the Plan Securities as provided herein and in the Rights Offering Documents; (6) adoption and implementation of the New MIP; (7) entry into the New Key Constituent Documents and the Investor Rights Agreement(s); (8) implementation of the Restructuring Transactions contemplated by the Plan (including by way of (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law, (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the Plan and having other terms to which the applicable parties agree, and (c) the filing of appropriate certificates of incorporation and memoranda and articles of association and amendments thereto, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable law); and (9) all other actions contemplated by the Plan (whether occurring before on or after the Effective Date). Except as provided in Section IV.U of the Plan, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors or officers of the Debtors or the Reorganized Debtors.

21.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors and the officers and members of the New Key Board and New Subsidiary Boards shall be authorized and (as applicable) directed to issue, execute, deliver, file, or record such agreements, Securities, instruments, releases, and other documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Restructuring Transactions, including the New Term Loan Documents, the New ABL Credit Facility Documents, the New Key Constituent Documents, and the New Warrant Agreement(s) in the name of and on behalf of one or more of the Reorganized Debtors, without the need for any approvals, authorization, or consents except those expressly required pursuant to the Plan. The authorizations and approvals contemplated by Section IV.U of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

22.	New Certificate of Incorporation, New By-Laws and Investor Rights Agreement(s)

On or promptly after the Effective Date, Reorganized Key will file Articles of Conversion with the Maryland State Department of Assessments and Taxation, a Certificate of Conversion with the Secretary of State of the State of Delaware, and its New Certificate of Incorporation with the Secretary of State in Delaware and/or file any other documents necessary to be executed and/or filed with the Secretary of State and/or other applicable authorities in Maryland and/or Delaware to convert Key from a Maryland corporation to a Delaware corporation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Certificate of Incorporation prohibits the issuance of non-voting equity securities. After the Effective Date, Reorganized Key may amend and restate the New Certificate of Incorporation and New By-Laws and other New Key Constituent Documents as permitted by the laws of Delaware (or any subsequent state of incorporation) and the New Key Constituent Documents. The other Reorganized Debtors will file new constituent documents in their respective jurisdictions to the extent necessary.

On or promptly after the Effective Date, the Investor Rights Agreement(s) filed with the Plan Supplement shall become effective pursuant to the terms and conditions set forth therein.

23.	Directors and Officers of the Reorganized Debtors

On the Effective Date, the term of each member of the current boards of directors of the Debtors shall expire, and the New Key Board and the New Subsidiary Boards, as well as the officers of each of the Reorganized Debtors, shall consist of those individuals that will be identified in the Plan Supplement. The New Key Board shall initially consist of ten (10) members, provided that the CEO Director Seat is filled. During its initial two (2) year term, the New Key Board shall be comprised of five (5) directors selected by Platinum (including the CEO Director Seat), two (2) directors selected by the other Backstop Participants (excluding Platinum), and three (3) initial independent directors, of whom one (1) shall be selected by Platinum, one (1) by the other Backstop Participants (excluding Platinum), and one (1) to be mutually agreed upon by Platinum and the other Backstop Participants (excluding Platinum). During the initial two-year term of the New Key Board, three (3) of the directors appointed by Platinum will have two (2) votes each and all other members of the New Key Board will have one (1) vote each, provided that one of the single-vote directors will be the CEO Director. Certain matters shall require the approval of a supermajority of director votes of the New Key Board or a supermajority of the shareholder votes of Reorganized Key, as set forth in the New Key Constituent Documents and (to the extent applicable) the Investor Rights Agreement.

24.	Director and Officer Liability Insurance

To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all D&O Liability Insurance Policies whose policy periods have not expired. Entry of the Confirmation Order will constitute the Court’s approval of the Reorganized Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies.

If the Debtors have not, prior to the Petition Date, obtained standard tail coverage (i.e., director, manager, and officer insurance coverage that extends beyond the end of the policy period) under a D&O Liability Insurance Policy covering the current and former directors, officers, and managers of the Debtors as of the Effective Date for at least six years after the Effective Date, then the Debtors shall, with the consent of the Required Consenting Noteholders, obtain such coverage. Notwithstanding the previous sentence, if not already obtained or arranged for prior to the Effective Date by the Debtors, the Reorganized Debtors shall obtain a six-year extension of the time after the Effective Date in which Claims can be reported under the D&O Liability Insurance Policies with respect to otherwise covered acts taking place prior to the end of the policy period(s) of the D&O Liability Insurance Policies.

25.	Incentive Compensation Plans

On the Effective Date, Reorganized Key shall be authorized to grant awards under the New MIP, which shall authorize the grant of compensation described in the following sentence comprised of stock or economic rights tied to the value of stock collectively representing up to 7% of the fully diluted shares of Reorganized Key Common Stock as of the Effective Date (without regard to shares reserved for issuance pursuant to the New Warrants). The New MIP may provide for awards of restricted stock, restricted stock units, options and stock appreciation rights struck at a to-be-determined premium to the Effective Date Per Share Price and cash-based awards, for distribution to officers, directors and employees of the Reorganized Debtors as determined by the New Key Board. On or following the Effective Date, the New Key Board or an authorized committee thereof shall be authorized, without further approval of Reorganized Key equity holders, to execute and deliver all agreements, documents, instruments and certificates relating to the New MIP and to perform their obligations thereunder in accordance with, and subject to, the terms of, the New MIP. As of the Effective Date, all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire any Interests in Key shall be cancelled.

Subject to the terms of Section IV.Y and Section V.H.1 of the Plan, upon the occurrence of the Effective Date, all equity components of any existing agreements, plans or programs of the Debtors, including the existing prepetition incentive programs will be cancelled, any cash components of such plans will be honored by Reorganized Key, and Reorganized Key shall have no obligation to provide equity-based compensation to employees except as may be provided pursuant to the New MIP. Decisions with respect to amounts to be paid to employees on account of the existing prepetition incentive programs (including the 2016 annual cash incentive plan generally available to the Debtors’ employees) will be made following the Effective Date at the discretion of the New Key Board. The maximum aggregate amount payable under the 2016 annual cash incentive plan shall not exceed $10.3 million.

26.	Senior Management

Except as expressly provided in the Plan Supplement, members of the Debtors’ existing senior management shall remain in their current capacities as officers of the Reorganized Debtors.

27.	Corporate Advisory Services Agreement

On the Plan Effective Date, or as soon as reasonably practicable thereafter, Reorganized Key shall enter into the Corporate Advisory Services Agreement.

28.	Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of any security or other property pursuant hereto, as well as any sale transactions consummated by the Debtors in accordance with the Plan on and after the Confirmation Date through and including the Effective Date, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, lien, or other security interest, (2) the making or assignment of any lease or sublease, (3) any Restructuring Transaction, or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any Restructuring Transaction occurring under the Plan.

29.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Debtor Release provided by Section VIII.E of the Plan), the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action in their favor, whether arising before or after the Petition Date, and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interest of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action. Except with respect to Causes of Action as to which the Debtors or Reorganized Debtors have expressly released any Person or Entity on or prior to the Effective Date (pursuant to the Debtor Release provided by Section VIII.E of the Plan or otherwise), the Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after or as a consequence of the Confirmation or consummation of the Plan.

30.	No Change of Control

Except as otherwise provided in the Plan, none of (1) the facts or circumstances giving rise to the commencement of, or occurring in connection with, the Chapter 11 Cases, (2) the issuance of shares of the Plan Securities pursuant to the Plan, or (3) implementation or consummation of any other transaction pursuant to the Plan shall constitute a “change in ownership” or “change of control” (or a change in working control) of, or in connection with, any Debtor or Reorganized Debtor that requires the consent of any Person other than the Debtors or the Bankruptcy Court or triggers a default or right of termination, including in connection with any local municipal licensing arrangement, any Executory Contract or other agreement (whether entered into before or after the Petition Date) between any Debtor and any third party, or violates any law (including the common law), statute, rule or any other regulation otherwise applicable to any Debtor.

E.	Treatment of Executory Contracts and Unexpired Leases; Employee Benefits; and Insurance Policies

1.	Assumption and Rejection of Executory Contracts and Unexpired Leases

Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court will be deemed assumed as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (1) identified on the Rejected Executory Contract and Unexpired Lease List (which shall be filed with the Bankruptcy Court in the Plan Supplement on or before the Plan Supplement Filing Date) as an Executory Contract or Unexpired Lease designated for rejection, (2) which is the subject of a separate motion or notice to reject filed by the Debtors and pending as of the Confirmation Hearing, or (3) that previously expired or terminated pursuant to its own terms.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of such Executory Contracts and Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, and not assigned to a third party on or prior to the Effective Date, shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the Debtors and the applicable counterparty with the consent of the Required Consenting Noteholders, or by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Executory Contracts and Unexpired Leases identified on the Rejected Executory Contract and Unexpired Lease List in their discretion, prior to the Effective Date on no less than three (3) Business Days’ notice to the non-Debtor Entity party thereto, subject to the prior written consent of the Required Consenting Noteholders to the rejection of any Executory Contract or Unexpired Lease.

2.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

To the extent a monetary default exists under an Executory Contract or Unexpired Lease proposed to be assumed pursuant to the Plan, such monetary default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the applicable Cure Cost in Cash on the Effective Date or as soon as reasonably practicable thereafter, subject to the limitations described below, or, subject to the consent of the Required Consenting Noteholders, on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree.

At least 14 days before the Confirmation Hearing, the Debtors shall serve on the non-Debtor counterparties to the Executory Contracts and Unexpired Leases proposed to be assumed pursuant to the Plan, a notice of assumption and procedures for objecting to the assumption of, and/or the proposed Cure Costs for, such party’s Executory Contract or Unexpired Lease and for the resolution of disputes by the Bankruptcy Court. To the extent the Debtors identify one or more Executory Contracts or Unexpired Leases for which the applicable Cure Cost is an amount other than $0, the Debtors shall identify the proposed Cure Cost for each such Executory Contract and Unexpired Lease in the notice of assumption served on the applicable counterparty. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or proposed Cure Cost must be Filed, served and actually received by the Debtors at least seven (7) days before the Confirmation Hearing. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption of its Executory Contract or Unexpired Lease pursuant to the Plan or the proposed Cure Cost applicable thereto will be deemed to have consented to such assumption and Cure Cost. Notwithstanding anything herein to the contrary, in the event that any Executory Contract or Unexpired Lease is removed from the Schedule of Rejected Executory Contracts and Unexpired Leases after the 14-day deadline referenced above, a notice of assumption and proposed Cure Cost with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof and a noticed hearing set to consider whether such Executory Contract or Unexpired Lease can be assumed and, if so, the applicable Cure Cost.

Any objection to a proposed assumption or Cure Cost will be heard by the Bankruptcy Court at the Confirmation Hearing or, at the election of the Debtors, at a later hearing; provided, however, that at any time following the Confirmation Date but prior to the Effective Date, the Debtors, subject to the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld), may settle any dispute regarding the assumption of any Executory Contract or Unexpired Lease and/or the amount of any Cure Cost without any further notice to any party or any action, order, or approval of the Bankruptcy Court. If the Bankruptcy Court determines that the Cure Cost with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable notice of assumption and cure cost, the Debtors, subject to the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld), or Reorganized Debtors, as applicable, will have the right to add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims against, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, by the applicable Debtor(s) arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of the assumption.

3.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

4.	Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by an order of the Bankruptcy Court, any Holder of a Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan or otherwise must File a Proof of Claim with the Notice and Claims Agent on or before the Rejection Damages Claims Bar Date. Any Claim arising from the rejection or repudiation of an Executory Contract or Unexpired Lease for which a Proof of Claim is not timely Filed shall not be Allowed, shall be forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims and shall be treated in accordance with Section III.C.6 of the Plan.

5.	Contracts and Leases Entered Into After the Petition Date

Any contract or lease entered into after the Petition Date by any Debtor, including any Executory Contract or Unexpired Leases assumed by a Debtor, will be performed by the applicable Debtor(s) or Reorganized Debtor(s) liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

6.	Insurance Policies

The Reorganized Debtors shall not take any action to cancel any of the Debtors’ insurance policies, including the D&O Liability Insurance Policies, that are in existence as of the Effective Date unless such cancellation is for the purpose of obtaining replacement coverage with equal or more favorable coverage terms, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policies for the full term of such policies regardless of whether such members, managers, directors or officers remain in such positions after the Effective Date. If and to the extent necessary to effectuate this obligation, such insurance policies, including the D&O Liability Insurance Policies, shall be treated as and deemed to be Executory Contracts assumed by the Debtors under the Plan.

7.	Indemnification and Reimbursement Obligations

On and from the Effective Date, and except as prohibited by applicable law or subject to the limitations set forth herein, the Reorganized Debtors shall be deemed to have assumed all indemnification obligations currently in place for the Debtors’ directors, officers, managers, employees and their attorneys, other professionals and agents, whether in the by-laws, certificates of incorporation (or other formation documents), board resolutions, employment contracts or other agreements of the Debtors.

8.	Employee Compensation and Benefits

(a)	Compensation and Benefit Programs

Subject to the provisions set forth below and except as provided in Section IV.Y of the Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. For the avoidance of doubt and notwithstanding any other provision of the Plan, all existing employment, retention and change of control agreements by and between the Debtors and employees of the Debtors as of the Petition Date (the “Assumed Employee Agreements”) shall be assumed by the Debtors in accordance with the terms of this Section

VII.E.8(a), and any future cash payments or distributions contemplated thereunder shall (to the extent not paid in the ordinary course during the Chapter 11 Cases) remain outstanding and payable in full in cash by Reorganized Key after the Effective Date; provided, that, notwithstanding any other provision of the Plan, any provisions in any of the Compensation and Benefits Programs, including in such Assumed Employee Agreements that provide rights to purchase or receive Existing Key Common Stock (including vested and unvested (a) restricted stock and (b) restricted stock units) shall be given effect and treated as Existing Key Common Stock for purposes of the Rights Offering and the consensual treatment described in Section III.C.8 of the Plan (and will be null and void and have no effect with respect to shares of Reorganized Key Common Stock after the Effective Date); provided, further, that notwithstanding any other provisions of the Plan or Confirmation Order, any change of control provisions in the Assumed Employee Agreements may be triggered by the Plan and Confirmation Order pursuant to the terms set forth in such Assumed Employee Agreements, and the existing Key board has made no determination as to whether or not such provisions will be triggered pursuant to the terms thereof. For the avoidance of doubt, if any Assumed Employee Agreement contains a provision or provisions allowing Key to convert a cash payment or distribution into equity, such provision(s) shall be null and void as to such conversion feature, and any future cash payments or distributions will be paid in cash by Reorganized Key after the Effective Date in accordance with the foregoing sentence.

Cash obligations of the Reorganized Debtors on and after the Effective Date pursuant to the prior paragraph shall not exceed a maximum of $8.75 million of which approximately (x) $4.6 million relates to retention payments approved by the existing Key board of directors; (y) $3.4 million relates to current contractual severance obligations; and (z) up to $750,000 relates to retention or separation-related payments that may become due on or after the Effective Date; provided, however, that the $8.75 million cap on cash obligations shall exclude (i) any obligations in the nature of wages, expense reimbursements, or other non-incentive based amounts or benefits; and (ii) any other obligations that may become due as a result of a termination under the terms of contractual obligations in place as of the date of the Plan Support Agreement, whether or not following a change of control, up to a maximum amount of $11.75 million; provided further, that any individual severance obligation as to former employees terminated prior to the Effective Date will be resolved in a manner satisfactory to the Required Consenting Noteholders and the Debtors, other than individual severance obligations for less than one year’s salary and for less than $500,000 in the aggregate for all severance obligations, which may be resolved by the Debtors in consultation with the Required Consenting Noteholders.

(b)	Workers’ Compensation Programs

As of the Effective Date, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation laws in states in which the Reorganized Debtors will operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance; provided, however, that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action in their favor, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law. Any Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court.

9.	Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan, nor the Debtors’ delivery of a notice of proposed assumption and proposed Cure Costs to applicable contract and lease counterparties, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor would have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, with the consent of the Required Consenting Noteholders, or Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

The Debtors reserve their right to assert that rejection or repudiation of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contract or lease. Notwithstanding any non-bankruptcy law to the contrary, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting Debtors from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases.

F.	Provisions Governing Distributions

1.	Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the Plan, on or as soon as reasonably practicable after the Effective Date (or, if a Claim or Interest is not Allowed on the Effective Date, as set forth in Section VI.C of the Plan), each Holder of an Allowed Claim or Interest against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Interests in the applicable Class and in the manner provided herein. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Except as otherwise provided herein, Holders of Claims and Interests shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

2.	Distribution Agent

Except as otherwise provided herein, all distributions under the Plan shall be made by the Reorganized Debtors as Distribution Agent or by such other Entity designated by the Reorganized Debtors as a Distribution Agent on or after the Effective Date. A Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. In the event that a Distribution Agent is so ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Distribution Agent.

(a)	Powers of Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereunder or made in connection herewith; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Distribution Agent to be necessary and proper to implement the provisions thereof.

In addition to the services authorized by any order of the Bankruptcy Court authorizing the retention and employment of Epiq Bankruptcy Solutions, LLC, as Notice and Claims Agent for the Debtors, Epiq Bankruptcy Solutions, LLC is authorized and empowered to perform the following services: (x) assist the Debtors and the Reorganized Debtors and their advisors with the administrative management, reconciliation and resolution of Claims and Interests; and (y) facilitate or perform distributions on account of Allowed Claims and Interests.

(b)	Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors.

3.	Distributions on Account of Claims Allowed After the Effective Date

Distributions made after the Effective Date to Holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be made on the date that is no later than ten (10) Business Days after such Claim becomes an Allowed Claim and shall be deemed to have been made on the Effective Date.

4.	Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as may be agreed to by the Debtors (subject to the consent of the Required Consenting Noteholders, which consent shall not be unreasonably withheld) or the Reorganized Debtors, on the one hand, and the Holder of a Disputed Claim, on the other hand, no partial payments and no partial distributions shall be made with respect to any Disputed Claim until all Disputed Claims held by the Holder of such Disputed Claim have become Allowed Claims or have otherwise been resolved by settlement or Final Order.

5.	Delivery of Distributions

(a)	Delivery of Distributions in General

Except as otherwise provided herein, the Distribution Agent shall make distributions to Holders of Allowed Claims at the address for such Holder as indicated on the Debtors’ books and records as of the date of any such distribution (or, if a Proof of Claim has been Filed by or on behalf of such Holder, at the address set forth in such Proof of Claim Filed); provided, however, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors and the Distribution Agent.

(b)	Minimum Distributions

In the case of Equity Holder Plan Securities to be delivered to Holders of Allowed Existing Key Common Stock, any such Holder who would be entitled to less than half of an Equity Holder Share based on its holdings will receive no Equity Holder Plan Securities. The fractional shares of Reorganized Key Common Stock and the associated New Warrants or fractional New Warrants that would otherwise be allocated to such Holders of Allowed Existing Key Common Stock entitled to less than half of an Equity Holder Share based on their respective holdings will instead be aggregated and reallocated to Holders in Class 8 entitled to half or more than half a share of Reorganized Key Common Stock, and delivered to such Holders as part of their Equity Holder Plan Securities.

(c)	Unclaimed and Undeliverable Distributions

(i)	Holding of Certain Undeliverable Distributions

If any distribution to a Holder of an Allowed Claim made in accordance herewith is returned to the Reorganized Debtors (or their Distribution Agent) as undeliverable, no further distributions shall be made to such Holder; provided, however, that, following any such Holder’s proper and timely notification to the Reorganized Debtors of its then current address as described in Section VI.E.3(b) of the Plan, the Distribution Agent shall make one additional attempt to deliver the distribution to the Holder at such address; provided, further, however, that if no such proper and timely notification is made by the Holder or if, following a proper and timely notification, the Debtor makes one additional attempt to deliver the distribution but the distribution is again returned as undeliverable, the returned check(s) shall be null and void and the distribution(s) attempted pursuant to such check(s) shall revert to the Reorganized Debtors. Undeliverable distributions shall remain in the possession of the Reorganized Debtors, subject to Section VI.E.3(b) of the Plan, until such time as any such distributions become deliverable. Undeliverable distributions shall not be entitled to any additional interest, dividends, or other accruals of any kind on account of their distribution being undeliverable.

(ii)	Failure to Claim Undeliverable Distributions

No later than 60 days after an initial distribution has been made to each Class entitled to receive a distribution under the Plan, the Reorganized Debtors shall File with the Bankruptcy Court a list of the Holders of undeliverable distributions. This list shall be maintained and updated periodically in the sole discretion of the Reorganized Debtors or the Distribution Agent for as long as the Chapter 11 Cases stay open. Any Holder of an

Allowed Claim, irrespective of when a Claim becomes an Allowed Claim, that does not notify the Distribution Agent of such Holder’s then current address in accordance with the procedures indicated in the Filed document containing the list of Holders of undeliverable distributions within 60 days after the Filing thereof shall have its Claim for such undeliverable distribution discharged and shall be forever barred, estopped and enjoined from asserting any such Claim against the Reorganized Debtors or their property. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

(iii)	Failure to Present Checks

In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, the Reorganized Debtors shall File with the Bankruptcy Court a list of the Holders of any unnegotiated checks no later than 70 days after the date printed on such checks. This list shall be maintained and updated periodically in the sole discretion of the Reorganized Debtors for as long as the Chapter 11 Cases stay open.

Checks issued by the Reorganized Debtors (or their Distribution Agent) on account of Allowed Claims shall be null and void if not negotiated within 90 days after the date printed on such checks, and the distributions attempted pursuant to such checks shall revert to the Reorganized Debtors. Any request for reissuance of a check shall be made directly to the Distribution Agent. Any Holder holding an unnegotiated check that does not request reissuance of such unnegotiated check within 110 days after the Filing of a list of unnegotiated checks on which such check first appears (as described in the preceding paragraph) shall have its Claim for such unnegotiated check discharged and shall be forever barred, estopped and enjoined from asserting any such Claim against the Reorganized Debtors or their property. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an unnegotiated check.

(iv)	Unclaimed Distributions

Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after it has been delivered (or attempted to be delivered) shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the applicable Reorganized Debtor and, to the extent such Unclaimed Distribution is Reorganized Key Common Stock, shall be deemed cancelled. Upon such revesting, the Claim or Interest of any holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

6.	Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of a distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest on such Claims.

7.	Surrender of Canceled Instruments or Securities

On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or Interest that is discharged by the Plan shall be deemed to have surrendered such certificate to the Distribution Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Unimpaired under the Plan.

8.	Claims Paid or Payable by Third Parties

(a)	Claims Paid by Third Parties

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor, as applicable. To the extent a Holder of a Claim receives a distribution under the Plan on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor, as applicable, on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the applicable Debtor or Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the Allowed amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Debtor or Reorganized Debtor annualized interest at the federal judgment rate (as in effect on the Petition Date) on such amount owed for each Business Day after the two-week grace period specified above until the amount is repaid.

(b)	Claims Payable by Insurance

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim, then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors, the Reorganized Debtors, or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

G.	Procedures for Resolving Disputed, Contingent, and Unliquidated Claims

1.	Allowance of Claims

Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases Allowing such Claim. Except as otherwise provided herein, Holders of Claims shall not be required to File a Proof of Claim; provided, however, that the Debtors, and the Reorganized Debtors, as applicable, reserve all rights to object to any Claim for which a Proof of Claim is Filed and to otherwise dispute, object to or assert any defense with respect to any Claim. After the Effective Date, the Reorganized Debtors shall have and retain any and all rights and defenses the Debtors had with respect to any Claim immediately prior to the Effective Date, except with respect to any Claim deemed Allowed under the Plan, including the Allowed Term Loan Claims, Allowed ABL Credit Facility Claims, and the Allowed Senior Notes Claims. For the avoidance of doubt, the Allowed Term Loan Claims, the Allowed ABL Credit Facility Claims, and the Allowed

Senior Notes Claims will not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection or any other challenges under any applicable law or regulation by any person or Entity.

2.	Prosecution of Objections to Claims

The Debtors, subject to the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld), or the Reorganized Debtors, as applicable, shall have the exclusive authority to: (1) File, withdraw or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim (including, after the Effective Date, without any further notice to or action, order or approval by the Bankruptcy Court); and (3) administer and adjust the Claims Register to reflect any such settlements or compromises (including, after the Effective Date, without any further notice to or action, order or approval by the Bankruptcy Court); provided, however, that, for the avoidance of doubt, the U.S. Trustee shall have standing to object to Professional Fee Claims. All settled Claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court pursuant to Bankruptcy Rule 9019 or otherwise shall be binding on all parties.

The Reorganized Debtors are authorized to serve upon a Holder of a Disputed Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Claim must pay the costs incurred by the Reorganized Debtors after the making of such offer, the Reorganized Debtors are entitled to setoff such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Estimation of Claims

Before or after the Effective Date, the Debtors or Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection; and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection; provided, however, that if the Bankruptcy Court resolves the Allowed amount of a Claim, the Debtors or Reorganized Debtors, as applicable, shall not be permitted to seek an estimation of such Claim. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions) until the Allowed amount of such Claim is determined by a Final Order of a court of competent jurisdiction, and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

4.	Disallowance of Certain Claims

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims, until such time as such Causes of Action against that Entity have been settled or an order of the Bankruptcy Court with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Reorganized Debtors. All Claims filed on account of an indemnification obligation to a director, officer or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date, and all such indemnification obligations shall be assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order or approval of the Bankruptcy Court. Subject to and in accordance with Section V.H of the Plan, all Claims filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims Register as of the Effective Date, and the Reorganized Debtors shall honor any such employee benefits, without any further notice to or action, order or approval of the Bankruptcy Court.

5.	Prepetition Litigation

On the Effective Date, the automatic stay provided under section 362 of the Bankruptcy Code shall be lifted as to all litigation concerning General Unsecured Claims against the Debtors, and each such litigation will resume in its pre-petition forum, unless the Debtors, in consultation with the Required Consenting Noteholders, or the Reorganized Debtors, as applicable, seek to remove any such litigation pursuant to Bankruptcy Rule 9027 prior to the entry of a final decree in all of the Chapter 11 Cases.

H.	Settlement, Release, Injunction, and Related Provisions

1.	Discharge of Claims, Termination of Interests in Key, and Reinstatement of Intercompany Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Interest based upon such Claim, debt, right or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim voted, or was deemed, to accept the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

2.	Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of such Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against the Debtors and their Estates and Causes of Action against other Entities.

3.	Setoffs and Recoupment

Except as otherwise provided herein, each Debtor or Reorganized Debtor may, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code) or other applicable bankruptcy or non-bankruptcy law, or as may be agreed by the Holder of an Allowed Claim, set off or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the applicable Debtor or Reorganized Debtor may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan, a Final Order or otherwise); provided, however, that neither the failure to effect such a setoff or recoupment nor the Allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action.

4.	Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors.

5.	Debtor Release

PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICE OF THE RELEASED PARTIES TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, PURSUANT TO THE CONFIRMATION ORDER AND ON AND AFTER THE EFFECTIVE DATE, THE RELEASED PARTIES AND THEIR RESPECTIVE PROPERTY ARE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER DEEMED RELEASED, ACQUITTED AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS AND THE ESTATES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FROM ANY AND ALL CAUSES OF ACTION ARISING ON OR PRIOR TO THE EFFECTIVE DATE, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, MATURED OR UNMATURED, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT, OR OTHERWISE, BY STATUTE, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE THAT THE DEBTORS, THE REORGANIZED DEBTORS, THE ESTATES OR THEIR AFFILIATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM OR IN CONNECTION WITH, IN WHOLE OR IN PART, THE DEBTORS, THEIR AFFILIATES, THE REORGANIZED DEBTORS, THE CHAPTER 11 CASES, THE DEBTORS’ RESTRUCTURING, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR IN THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN, THE PLAN SUPPORT AGREEMENT, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE NEW KEY CONSTITUENT DOCUMENTS, THE DEFINITIVE RESTRUCTURING DOCUMENTS, THE RIGHTS OFFERING DOCUMENTS, THE NEW ABL CREDIT FACILITY DOCUMENTS, THE NEW WARRANT AGREEMENT(S), THE CORPORATE ADVISORY SERVICES AGREEMENT, AND ANY RELATED AGREEMENTS, INSTRUMENTS, TERM SHEETS OR OTHER DOCUMENTS, ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY ACTIONS TAKEN IN CONNECTION WITH THE ALLEGED DEFAULTS, INCLUDING THE NEGOTIATION AND CONSUMMATION OF THE FORBEARANCE AGREEMENT AND AMENDMENTS THERETO AND ANY REAPPRAISAL OF ASSETS PURSUANT TO SECTION 10.1.2(m) OF THE TERM LOAN CREDIT AGREEMENT).

THE FOREGOING RELEASE (1) SHALL NOT APPLY TO ANY EXPRESS CONTRACTUAL OR FINANCIAL OBLIGATIONS OR ANY RIGHTS OR OBLIGATIONS ARISING UNDER OR THAT ARE PART OF THE PLAN OR ANY AGREEMENTS ENTERED INTO PURSUANT TO, IN CONNECTION WITH OR CONTEMPLATED BY THE PLAN OR TO ANY CONTINUING CONTRACTUAL OBLIGATION OWED BY ANY RELEASED PARTY TO OR FOR THE BENEFIT OF

ANY DEBTOR OR REORGANIZED DEBTOR, AND (2) SHALL HAVE NO EFFECT ON THE LIABILITY OF, OR ANY CAUSE OF ACTION AGAINST, ANY ENTITY THAT RESULTS FROM ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED FRAUD, GROSS NEGLIGENCE, BAD FAITH, OR WILLFUL MISCONDUCT (OTHER THAN WITH RESPECT TO ANY ACTIONS TAKEN IN CONNECTION WITH THE ALLEGED DEFAULTS, THE NEGOTIATION AND CONSUMMATION OF THE FORBEARANCE AGREEMENT AND AMENDMENTS THERETO AND ANY REAPPRAISAL OF ASSETS PURSUANT TO SECTION 10.1.2(m) OF THE TERM LOAN CREDIT AGREEMENT).

6.	Third Party Release

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AS OF THE EFFECTIVE DATE, EACH OF THE RELEASING PARTIES (REGARDLESS OF WHETHER A RELEASING PARTY IS A RELEASED PARTY) SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASED AND ACQUITTED EACH OF THE RELEASED PARTIES AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CAUSES OF ACTION ARISING ON OR PRIOR TO THE EFFECTIVE DATE, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, MATURED OR UNMATURED, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT OR OTHERWISE, BY STATUTE, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM OR IN CONNECTION WITH, IN WHOLE OR IN PART, THE DEBTORS, THEIR AFFILIATES, THE REORGANIZED DEBTORS, THE DEBTORS’ RESTRUCTURING, THE CHAPTER 11 CASES, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT, THE PLAN SUPPORT AGREEMENT, THE NEW KEY CONSTITUENT DOCUMENTS, THE DEFINITIVE RESTRUCTURING DOCUMENTS, THE RIGHTS OFFERING DOCUMENTS, THE NEW ABL CREDIT FACILITY DOCUMENTS, THE NEW WARRANT AGREEMENT(S), THE CORPORATE ADVISORY SERVICES AGREEMENT, AND ANY RELATED AGREEMENTS, INSTRUMENTS, TERM SHEETS OR OTHER DOCUMENTS, ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY ACTIONS TAKEN IN CONNECTION WITH THE ALLEGED DEFAULTS, THE NEGOTIATION AND CONSUMMATION OF THE FORBEARANCE AGREEMENT AND AMENDMENTS THERETO AND ANY REAPPRAISAL OF ASSETS PURSUANT TO SECTION 10.1.2(m) OF THE TERM LOAN CREDIT AGREEMENT).

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASE SET FORTH ABOVE DOES NOT RELEASE ANY OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN, INCLUDING THE RIGHT TO RECEIVE DISTRIBUTIONS FROM THE DEBTORS OR THE REORGANIZED DEBTORS ON ACCOUNT OF AN ALLOWED CLAIM AGAINST OR INTEREST IN THE DEBTORS PURSUANT TO THE PLAN. THE FOREGOING RELEASE ALSO SHALL HAVE NO EFFECT ON THE LIABILITY OF, OR ANY CAUSE OF ACTION AGAINST, ANY ENTITY THAT RESULTS FROM ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED FRAUD, GROSS NEGLIGENCE, BAD FAITH, OR WILLFUL MISCONDUCT (OTHER THAN WITH RESPECT TO ANY ACTIONS TAKEN IN CONNECTION WITH THE ALLEGED DEFAULTS, THE NEGOTIATION AND CONSUMMATION OF THE FORBEARANCE AGREEMENT AND AMENDMENTS THERETO AND ANY REAPPRAISAL OF ASSETS PURSUANT TO SECTION 10.1.2(m) OF THE TERM LOAN CREDIT AGREEMENT).

7.	Exculpation

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT WITH RESPECT TO ANY ACTS OR OMISSIONS EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS, THE EXCULPATED PARTIES SHALL NEITHER HAVE, NOR INCUR ANY LIABILITY FOR ANY CAUSE OF ACTION OR OTHERWISE TO ANY ENTITY FOR ANY PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, RELATING TO OR ARISING OUT OF THE CHAPTER 11 CASES, THE FORMULATION, NEGOTIATION, PREPARATION, DISSEMINATION, FILING, IMPLEMENTATION, ADMINISTRATION, CONFIRMATION, EFFECTUATION OR TERMINATION OF ANY FUNDAMENTAL IMPLEMENTATION AGREEMENT OR DEFINITIVE RESTRUCTURING DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENTS (INCLUDING PROVIDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT CONTEMPLATED BY THE PLAN OR THE RELIANCE BY ANY EXCULPATED PARTY ON THE PLAN OR THE CONFIRMATION ORDER IN LIEU OF SUCH LEGAL OPINION) CREATED OR ENTERED INTO IN CONNECTION WITH THE DISCLOSURE STATEMENT OR THE PLAN, THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OF ANY SECURITIES PURSUANT TO OR IN CONNECTION WITH THE PLAN (INCLUDING THE SECURITIES ISSUED PURSUANT TO THE PRIMARY RIGHTS OFFERING, THE INCREMENTAL LIQUIDITY RIGHTS OFFERING, THE EQUITY HOLDER CASH-OUT SUBSCRIPTION AND THE BACKSTOP AGREEMENT), OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, EXCEPT FOR CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, BUT IN ALL RESPECTS SUCH ENTITIES SHALL BE ENTITLED TO RELY REASONABLY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN.

THE EXCULPATED PARTIES HAVE, AND UPON CONFIRMATION, SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF, AND THE DISTRIBUTION OF CONSIDERATION PURSUANT TO, THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN.

8.	Injunction

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT: (1) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (2) HAVE BEEN RELEASED PURSUANT TO SECTION VIII.E OF THE PLAN; (3) HAVE BEEN RELEASED PURSUANT TO SECTION VIII.F OF THE PLAN; (4) ARE SUBJECT TO EXCULPATION PURSUANT TO SECTION VIII.G OF THE PLAN (BUT ONLY TO THE EXTENT OF THE EXCULPATION PROVIDED IN SECTION VIII.G OF THE PLAN); OR (5) ARE OTHERWISE DISCHARGED, SATISFIED, STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY ACTION OR OTHER PROCEEDING, INCLUDING ON ACCOUNT OF ANY CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT HAVE BEEN COMPROMISED OR SETTLED AGAINST THE

DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF ANY ENTITY, DIRECTLY OR INDIRECTLY, SO RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH OR WITH RESPECT TO, ANY DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES.

I.	Conditions Precedent to Consummation of the Plan

1.	Conditions Precedent to the Effective Date

The Effective Date shall not occur unless each of the following conditions precedent to the Effective Date has been satisfied or waived by the applicable party:

(a)	The Debtors shall have Filed the Plan Supplement on or prior to the Plan Supplement Filing Date, and the Plan Supplement shall have included: the New Key Constituent Documents, the Rejected Executory Contract and Unexpired Lease List, the New Warrant Agreement(s), the New Term Loan Credit Agreement, the New ABL Credit Agreement, the Investor Rights Agreement(s), the New MIP, and the list of members of the New Key Board and the New Subsidiary Boards.

(b)	The Bankruptcy Court shall have entered an order (which may be the Confirmation Order) in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors approving the Disclosure Statement as containing “adequate information” within the meaning of section 1125 of the Bankruptcy Code, and such order shall have become a Final Order.

(c)	The Plan and all documents contained in the Plan Supplement, including any exhibits, schedules, amendments, modifications or supplements thereto, and all other Definitive Restructuring Documents and the Backstop Agreement shall have been negotiated, executed, delivered and filed with the Bankruptcy Court or other applicable government authority in substantially final form, consistent with the terms and conditions of the Plan Term Sheet, the Definitive Restructuring Documents or the Plan Support Agreement, as applicable.

(d)	The Bankruptcy Court shall have entered the Confirmation Order confirming the Plan on terms consistent with the Plan Term Sheet and the Definitive Restructuring Documents, as applicable, and otherwise reasonably satisfactory to the Debtors and the Required Consenting Creditors, on or before the applicable date set forth on the Restructuring Timeline set forth in Schedule 1 to the Plan Term Sheet, unless otherwise agreed by the Debtors and the Required Consenting Creditors in a manner consistent with the Plan Support Agreement and the Confirmation Order shall have become a Final Order.

(e)	The Bankruptcy Court shall have entered the PSA Assumption Order, the PSA Assumption Order shall not have been terminated, reversed or vacated and shall be a Final Order, and the Plan Support Agreement shall not have been terminated and shall be in full force and effect.

(f)	All governmental and material third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, shall have been made or received, including approval under applicable Antitrust Laws.

(g)	The Debtors shall not have commenced an insolvency (or similar) proceeding in any foreign jurisdiction without the consent of the Required Consenting Creditors.

(h)	The reasonable and documented professional fees and expenses of the Supporting Creditor Advisors incurred prior to the Petition Date and thereafter shall have been paid in full by the Debtors, which payment may occur on or prior to the Effective Date.

(i)	The Debtors shall have complied with the FCPA Resolution, including having completed all acts required to be completed by the Debtors thereunder (excluding any acts not yet required to be completed), and the FCPA Resolution shall be in full force and effect.

(j)	The Bankruptcy Court shall have entered the Backstop Order, the Backstop Order shall be a Final Order, and the Backstop Agreement shall not have been validly terminated with respect to all parties thereto.

(k)	The New Term Loan Credit Agreement and the New ABL Credit Agreement shall have become effective.

(l)	The Debtors shall (a) have timely complied with all reporting obligations under applicable securities laws (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC), (b) not have become a delinquent filer (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC), and (c) in cooperation with counsel to the Required Consenting Noteholders, have used commercially reasonable efforts to obtain a listing on the NYSE or NASDAQ as promptly as possible following the Effective Date.

(m)	Each of the Closing Conditions set forth in the Backstop Agreement shall have been satisfied or waived pursuant to the terms of the Backstop Agreement.

(n)	The proceeds from the Primary Rights Offering and the proceeds of the Incremental Liquidity Rights Offering, if any, and all amounts funded pursuant to the Backstop Agreement shall have been released from the applicable escrow account(s) pursuant to the terms of the Rights Offering Documents (including the Backstop Agreement, the Rights Offering Escrow Agreement and the Backstop Escrow Agreement, as applicable) and such proceeds are available to fund the Distributions hereunder and to be otherwise used by the Reorganized Debtors for general corporate purposes.

(o)	No final judgment, injunction, decree or other material legal restraint shall have been, and remains, enacted, adopted or issued by a Governmental Unit of competent jurisdiction that prohibits the consummation of the Plan, the Rights Offering or the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, and/or the Definitive Restructuring Documents substantially on the terms and conditions set forth in the Plan Support Agreement.

(p)	The Professional Fee Escrow Account shall have been established and funded in the Professional Fee Reserve Amount.

(q)	The Effective Date shall be no later than the applicable date set forth on the Restructuring Timeline set forth in Schedule 1 to the Plan Term Sheet, unless otherwise agreed by the Debtors and the Required Consenting Creditors in a manner consistent with the Plan Support Agreement.

2.	Waiver of Conditions

Each of the conditions precedent to the occurrence of the Effective Date may be waived in writing by the Debtors, with the written consent of the Required Consenting Creditors (and, where applicable, the Required Backstop Participants), at any time, without any notice to parties in interest and without any further notice to or action, order or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm the Plan. If any such condition precedent is waived pursuant to Section IX.B of the Plan and the Effective Date occurs, the waiver of such condition precedent shall benefit from the “equitable mootness” doctrine, and the occurrence of the Effective Date shall foreclose any ability to challenge the Plan in any court.

J.	Modification, Revocation, or Withdrawal of the Plan

1.	Modification and Amendments

Subject to the limitations contained in the Fundamental Implementation Agreements including the Plan and except as otherwise ordered by the Bankruptcy Court, the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules to amend or modify the Plan prior to the entry of the Confirmation

Order, including any amendments or modifications needed to satisfy section 1129(b) of the Bankruptcy Code, without additional disclosure pursuant to section 1125 of the Bankruptcy Code. After the entry of the Confirmation Order and prior to substantial consummation of the Plan, in accordance with the Fundamental Implementation Agreements, the Debtors or the Reorganized Debtors, as applicable, may amend or modify the Plan (1) in accordance with section 1127(b) of the Bankruptcy Code or (2) to remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan either with the Bankruptcy Court approval or, so long as the interests of the Holders of Allowed Claims are not adversely affected thereby in any material respect, without Bankruptcy Court approval.

2.	Effect of Confirmation on Modifications

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Federal Bankruptcy Rule 3019 or that any additional disclosure or re-solicitation performed was sufficient.

3.	Revocation or Withdrawal of Plan; Termination of Plan Support Agreement

The Debtors reserve the right, subject to the terms of the Plan Support Agreement or, otherwise, with the prior written consent of the Required Consenting Creditors, to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan in accordance with the Fundamental Implementation Agreements or with the prior consent of the Required Consenting Creditors, or if entry of the Confirmation Order or the Effective Date does not occur, or if the Plan Support Agreement terminates in accordance with its terms, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any claims by or against, or any Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission of any sort by the Debtors or any other Entity.

K.	Retention of Jurisdiction

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, including after the Chapter 11 Cases are closed, except as set forth in the Plan, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(a) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or Allowance of Claims or Interests;

(b) Decide and resolve all matters related to the determination of a whether a Claim shall be deemed subordinated in connection with the Plan;

(c) Decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Retained Professionals (including Professional Fee Claims) authorized pursuant to the Bankruptcy Code or the Plan;

(d) Resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable, and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including any Rejection Damages Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed, or assumed and assigned, including any Cure Cost; and (c) any dispute regarding whether a contract or lease is or was executory, expired, or terminated;

(e) Ensure that distributions to Holders of Allowed Claims and Interests, as applicable, are accomplished pursuant to the provisions of the Plan;

(f) Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor, or the Estates that may be pending on the Effective Date;

(g) Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(h) Adjudicate, decide, and resolve any and all Causes of Action arising under the Bankruptcy Code or related to the Chapter 11 Cases;

(i) Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, or the Disclosure Statement;

(j) Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

(k) Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with Consummation, including interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

(l) Issue injunctions, enforce the injunctions contained herein, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement or implementation of the Plan;

(m) Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan, and enter such orders as may be necessary or appropriate to implement and/or enforce such releases, injunctions, and other provisions;

(n) Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid;

(o) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(p) Determine any other matters that may arise in connection with or relate to the Plan, any of the other Definitive Restructuring Documents, the New ABL Credit Facility Documents, the New Warrant Agreement(s), the Corporate Advisory Services Agreement and the Rights Offering Documents, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

(q) Enter an order or Final Decree concluding or closing any of the Chapter 11 Cases;

(r) Adjudicate any and all disputes arising from or relating to distributions under the Plan;

(s) Consider any modifications of the Plan, to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(t) Determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

(u) Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under or in connection with the implementation of the agreements, documents, or instruments executed in connection with the Plan;

(v) Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(w) Hear and determine all disputes involving the existence, nature, scope, or enforcement of the exculpations, discharges, injunctions, and releases granted in connection with and under the Plan;

(x) Enforce all orders previously entered by the Bankruptcy Court;

(y) Resolve any cases, controversies, suits, or disputes that may arise in connection with any Entity’s rights arising from or obligations incurred in connection with the Plan; and

(z) Hear any other matter not inconsistent with the Bankruptcy Code.

L.	Miscellaneous Provisions

1.	Immediate Binding Effect

Notwithstanding Federal Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether their Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases. The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rule 3020(e) and 7062.

2.	Additional Documents

On or before the Effective Date, the Debtors, with the consent of the Required Consenting Creditors, may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

3.	Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at the Confirmation Hearing shall be paid on or prior to the Effective Date. On and after the Effective Date, each Reorganized Debtor (individually or collectively with the other Reorganized Debtors) shall pay all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee, until that particular Reorganized Debtor’s case has been closed, converted or dismissed, whichever occurs first.

4.	Reservation of Rights

The Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

5.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of such Entity.

6.	Notices

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors, the Supporting Noteholders or the Supporting Term Lenders shall be served at the following addresses (as applicable):

To the Reorganized Debtors:

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

Attention: General Counsel

E-mail address: khargis@keyenergy.com

- and -

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: Larry J. Nyhan

E-mail address: lnyhan@sidley.com

- and -

Sidley Austin LLP

555 West 5th Street, Suite 4000

Los Angeles, California 90013

Attention: Jeffrey E. Bjork

E-mail address: jbjork@sidley.com

- and -

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

Attention: Robert S. Brady

E-mail address: rbrady@ycst.com

To the Supporting Noteholders:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10006

Attention: Michael H. Torkin

E-mail address: torkinm@sullcrom.com

- and -

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Sean A. O’Neal

E-mail address: soneal@cgsh.com

To the Supporting Term Loan Lenders:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Eli J. Vonnegut, Damian S. Schaible

E-mail address: eli.vonnegut@davispolk.com, damian.schaible@davispolk.com

- and -

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Sean A. O’Neal

E-mail address: soneal@cgsh.com

After the Effective Date, the Reorganized Debtors may, in their sole discretion, notify Entities that, in order to continue to receive documents pursuant to Federal Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Federal Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Federal Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

In accordance with Bankruptcy Rules 2002 and 3020(c), within ten (10) Business Days of the Effective Date, the Debtors shall serve a combined Notice of Confirmation and Effective Date by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. Mailing of the Notice of Confirmation in the time and manner set forth in the this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

7.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect through the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

8.	Entire Agreement

Except as otherwise indicated in an order of the Bankruptcy Court, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which shall become merged and integrated into the Plan on the Effective Date.

9.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan and any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation of the applicable Debtor or Reorganized Debtor, as applicable.

10.	Exhibits

All exhibits and documents included in the Plan (including the Plan Supplement and the documents incorporated therein) are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the website of the Notice and Claims Agent at http://dm.epiq11.com/KeyEnergy or the Bankruptcy Court’s website at http://www.deb.uscourts.gov.

11.	Nonseverability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, that any such alteration or interpretation must be reasonably acceptable to the Debtors and the Required Consenting Creditors. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan and the other Definitive Restructuring Documents, the New ABL Credit Facility Documents, the New Warrant Agreement(s), the Corporate Advisory Services Agreement and the Rights Offering Documents, as any of such documents may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable; (2) integral to the Plan and may not be amended, deleted, modified or supplemented except as provided therein and in the Plan; and (3) non-severable and mutually dependent.

12.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of each Chapter 11 Case (which, for the avoidance of doubt, may occur at different times, including on the Effective Date), File with the Bankruptcy Court all documents required by Federal Bankruptcy Rule 3022 and a proposed form of any applicable order necessary to close the Chapter 11 Cases.

13.	Conflicts

In the event of an inconsistency between the Plan and any document or instrument Filed in the Plan Supplement, the terms of the relevant document or instrument in the Plan Supplement shall control unless otherwise specified in such document or instrument. In the event of an inconsistency between the Plan and this Disclosure Statement, the Plan Term Sheet or the Plan Support Agreement, the Plan shall control. The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, however, that if there is determined to be any inconsistency between any provision of the Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of the Plan.

14.	Dissolution of the Committee

In the event a statutory committee is appointed by the U.S. Trustee, such official committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases on the Effective Date; provided, that such official committee shall be deemed to remain in existence solely with respect to, and shall not be heard on any issue except, applications filed by the Retained Professionals pursuant to sections 330 and 331 of the Bankruptcy Code.

15.	Section 1125(e) Good Faith Compliance

The Debtors, the Reorganized Debtors and each of the Exculpated Parties, and each of their respective current and former officers, directors, members (including ex officio members), managers, employees, partners, advisors, attorneys, professionals, accountants, investment bankers, investment advisors, actuaries, Affiliates, financial advisors, consultants and agents, shall be deemed to have acted in “good faith” under section 1125(e) of the Bankruptcy Code, including in connection with the offer, sale and issuance of Plan Securities, the implementation of the Rights Offering and the issuance and distribution of the rights pursuant thereto.

16.	Further Assurances

The Debtors, the Reorganized Debtors, all Holders of Claims and Interests receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

VIII.	CONFIRMATION OF THE PLAN

A.	Combined Hearing on Confirmation and Approval of Disclosure Statement and Solicitation

Section 1129(a) of the Bankruptcy Code requires a bankruptcy court, after notice, to hold a hearing on confirmation of a chapter 11 plan. The Bankruptcy Code further provides that any party in interest may object to the confirmation of a chapter 11 plan. When the Debtors commence their Chapter 11 Cases they will contemporaneously file a motion on the Petition Date to schedule the Combined Confirmation Hearing by no later than 60 days after the Petition Date, in order to comply with the Restructuring Timeline.

Notice of the Combined Confirmation Hearing will be provided to holders of Claims and Interests or their agents or representatives as established in the order establishing the schedule for the Combined Confirmation Hearing and related objections (the “Notice of Combined Confirmation Hearing”). Objections to the Disclosure Statement and Confirmation of the Plan must be filed with the Bankruptcy Court by the date set forth in the Notice of Combined Confirmation Hearing and will be governed by Bankruptcy Rules 3020(b) and 9014 and the local rules of the Bankruptcy Court. UNLESS AN OBJECTION IS TIMELY FILED AND SERVED, IT MAY NOT BE CONSIDERED BY THE COURT.

B.	Requirements for Confirmation of the Plan

Among the requirements for the confirmation of a chapter 11 plan of reorganization are that such plan (i) is accepted by all impaired classes of claims and interests, or if rejected by an impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such Class; (ii) is feasible; and (iii) is in the “best interests” of holders of claims and interests that are impaired under the plan.

In these Chapter 11 Cases, at the Combined Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (i) the Plan satisfies all of the necessary statutory requirements of chapter 11; (ii) they have complied or will have complied with all of the necessary requirements of chapter 11; and (iii) the Plan has been proposed in good faith.

C.	Best Interests of Creditors/Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a Bankruptcy Court find, as a condition to confirmation, that a chapter 11 plan of reorganization provides, with respect to each class of claims and interests, that each holder of a claim or an interest in such class either (i) has accepted the plan or (ii) will receive or retain under the plan property of a value that is not less than the amount that such holder would receive or retain if the debtor liquidated under chapter 7.

In order to satisfy the “best interests” test, the Debtors have attached hereto as Exhibit C an unaudited liquidation analysis as of the Effective Date (the “Liquidation Analysis”) prepared by the Debtors’ management with the assistance of their financial advisors, Alvarez & Marsal North America, LLC (“A&M”). The Liquidation Analysis demonstrates that the distributions to all Classes of Claims and Interests under the Plan is not less than the amount that Holders in such Classes are likely to receive if the Debtors were liquidated under chapter 7.

D.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the chapter 11 plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of, the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in such plan).

To determine whether the Plan meets this feasibility requirement, the Debtors have analyzed their ability to meet their respective obligations under the Plan and to continue operating as a going concern. As part of this analysis, the Debtors prepared the Financial Projections, as set forth in Exhibit E attached hereto. Based on such Financial Projections, the Debtors believe that they will be able to make all payments required under the Plan and, therefore, Confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization of the Reorganized Debtors.

E.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, that, except as described in the following Section of this Disclosure Statement, each class of claims or interests that is impaired under a chapter 11 plan of reorganization, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.16

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims or interests as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims or interests in that class, counting only those claims or interests that actually voted to accept or to reject the plan.

Thus, the Voting Classes described herein will have voted to accept the Plan only if two-thirds in amount and a majority in number of Holders that actually vote on the Plan vote to accept.

F.	Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a Bankruptcy Court to confirm a chapter 11 plan of reorganization even if all impaired classes have not accepted it, provided that the plan has been accepted by at least one impaired class. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, such plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cramdown,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

[16]	As described in section 1124 of the Bankruptcy Code, a class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable and contractual rights to which the claim or the equity interest entitles the holder of such claim or equity interest; or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable or contractual rights to which such claim or interest entitles the holder of such claim or interest.

The Debtors will seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code with respect to Classes 8 and 9 (and Class 7, if applicable). Classes 8 and 9 are deemed to have rejected the Plan. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Supplement document, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code. The Debtors also reserve the right to seek to confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code to the extent that either of the Voting Classes rejects the Plan, or any other Class is deemed to reject the Plan.

1.	No Unfair Discrimination

This test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a chapter 11 plan of reorganization. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.” In general, Bankruptcy Courts consider whether a plan discriminates unfairly in its treatment of classes of claims or interests of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly.

The Debtors do not believe the Plan unfairly discriminates against Classes 8 and 9 (or Class 7, as applicable). The Debtors believe that the Plan and the treatment of all Classes of Claims and Interests therein satisfy the foregoing requirements for nonconsensual confirmation.

2.	Fair and Equitable Test

This test applies to classes of different priority and status (e.g., secured versus unsecured classes) and includes the general requirement that no class of claims or interests receive more than 100% of the amount of the allowed claims or interests in such class. As to the dissenting class, the test sets different standards depending upon the type of claims or interests in such class. In order to demonstrate that a chapter 11 plan of reorganization is fair and equitable, the plan proponent must demonstrate:

•	Class of Secured Claims: That each holder of a secured claim: (1) retains its liens on property to the extent of the allowed amount of its secured claim, and receives deferred cash payments having a value, as of the effective date of the plan, of at least the allowed amount of such claim; (2) has the right to credit bid the amount of its claim if its property is sold and retains its liens on the proceeds of the sale (or if sold, on the proceeds thereof); or (3) receives the “indubitable equivalent” of its allowed secured claim.

•	Class of Unsecured Claims: That either (1) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed claim or (2) the holders of claims and interests that are junior to the claims of the non-accepting class will not receive or retain any property under the plan.

•	Class of Equity Interests: That either (1) each holder of an impaired interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest, or (2) the holders of interests that are junior to the non-accepting class will not receive or retain any property under the plan.

The Debtors believe that the Plan satisfies the “fair and equitable” requirement notwithstanding that Classes 8 and 9 (and potentially, Class 7) are deemed to reject the Plan, because, as to each such Class, there is no Class of equal priority receiving more favorable treatment and no Class that is junior to such class will receive or retain any property on account of the Claims or Interests in such Class.

G.	The Releases, Exculpation and Injunction Provisions Contained in the Plan

As described in Section VII.H herein, the Plan provides for customary mutual releases from liability, to the fullest extent permitted by applicable law, in favor of each Debtor, Reorganized Debtor, Supporting Creditor, Non-Defaulting Backstop Participant, Equity Holder Rights Offering Participant (in each case, with respect to the Supporting Creditors, the Non-Defaulting Backstop Participants, and the Equity Holder Rights Offering Participants, other than a Holder of a Claim or Interest that has elected not to provide the releases under Section VIII.F of the Plan) and with respect to each of the foregoing Entities, each such Entity’s predecessors, successors, and assigns, and Affiliates and its and their parents, subsidiaries, managed accounts, funds, and current and former officers, directors, principals, advisors, members, managers, limited partners, general partners, equity holders, controlling persons, employees, agents, representatives, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, advisory board members and other professionals, and each such Person’s respective heirs, executors, estates, servants and nominees, in each case solely in their capacity as such, (the “Released Parties”), arising on or prior to the Effective Date, including, for the avoidance of doubt, any actions taken in connection with the Alleged Defaults, including the negotiation and consummation of the Forbearance Agreement and amendments thereto and any reappraisal of assets pursuant to Section 10.1.2(m) of the Term Loan Credit Agreement, provided, however, that the aforementioned releases are subject to certain limitations as further described in Section VIII.E of the Plan, including, without limitation, that no Party shall be released from any claim or Cause of Action (other than with respect to any actions taken in connection with the Alleged Defaults, including the negotiation and consummation of the Forbearance Agreement and amendments thereto and any reappraisal of assets pursuant to Section 10.1.2(m) of the Term Loan Credit Agreement) that was a result of such Party’s fraud, gross negligence, willful misconduct, or bad faith, as determined by a final order of a court of competent jurisdiction.

The Plan also provides for voluntary third-party releases, as described in Section VII.H.6 herein, in favor of the Released Parties and their respective property, of certain claims and Causes of Action held by each of the Supporting Creditors, the Non-Defaulting Backstop Participants, the Equity Holder Rights Offering Participants and, without limiting the foregoing, each other Holder of a Claim or Interest other than a Person or Entity that has elected not to provide the releases under Section VIII.F of the Plan, and, to the fullest extent permitted by applicable law, with respect to each of the foregoing parties, each such Entity’s predecessors, successors, and assigns, and Affiliates and its and their parents, subsidiaries, managed accounts, funds, and current and former officers, directors, principals, advisors, members, managers, limited partners, general partners, equity holders, controlling persons, employees, agents, representatives, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, advisory board members and other professionals, and each such Person’s respective heirs, executors, estates, servants and nominees, in each case solely in their capacity as such (the “Releasing Parties”), arising on or prior to the Effective Date including, for the avoidance of doubt, any actions taken in connection with the Alleged Defaults, including the negotiation and consummation of the Forbearance Agreement and amendments thereto and any reappraisal of assets pursuant to Section 10.1.2(m) of the Term Loan Credit Agreement, provided, however, that the aforementioned releases are subject to certain limitations as further described in Section VIII.F of the Plan, including, without limitation, that no Party shall be released from any claim or Cause of Action (other than with respect to any actions taken in connection with the Alleged Defaults, including the negotiation and consummation of the Forbearance Agreement and amendments thereto and any reappraisal of assets pursuant to Section 10.1.2(m) of the Term Loan Credit Agreement) that was a result of such Party’s fraud, gross negligence, willful misconduct, or bad faith, as determined by a final order of a court of competent jurisdiction.

In addition, the Plan provides for customary exculpation and injunction provisions in favor of each Debtor, Reorganized Debtor, Supporting Creditor, Non-Defaulting Backstop Participant, and Equity Holder Rights Offering Participant as further described in Sections VII.H.7 and VII.H.8 herein.

IX.	LIQUIDATION ANALYSIS, VALUATION AND PROJECTED FINANCIAL INFORMATION

A.	Liquidation Analysis

The Debtors believe that the Plan provides a greater recovery for Holders of Allowed Claims and Interests than would be achieved in a liquidation under chapter 7 of the Bankruptcy Code. This belief is based on a number of considerations, including: (a) the likely erosion in value of the Debtors’ rigs and other property in a chapter 7 case in the context of an expeditious liquidation and the “forced sale” atmosphere; (b) the additional Administrative Expense Claims and Professional Fee Claims generated by conversion to a chapter 7 case and any related costs; (c) the absence of a robust market in which the Debtors’ assets and services could be marketed and sold pursuant to a liquidation sale; and (d) the additional Claims that would arise by reason of the breach or rejection in a chapter 7 of obligations under leases and executory contracts that would otherwise be assumed under the Plan.

The Debtors, with the assistance of A&M, have prepared the Liquidation Analysis, which is attached hereto as Exhibit C, to assist Holders of Claims and Interests in evaluating the Plan. The Liquidation Analysis compares the projected recoveries that would result from the liquidation of the Debtors in a hypothetical case under chapter 7 of the Bankruptcy Code with the estimated distributions to holders of Allowed Claims and Interests under the Plan. The Liquidation Analysis is based on the value of the Debtors’ assets and liabilities as of a certain date and incorporates various estimates and assumptions, including a hypothetical conversion to a chapter 7 liquidation as of a certain date. Further, the Liquidation Analysis is subject to potentially material changes, including with respect to economic and business conditions and legal rulings. Therefore, the actual liquidation value of the Debtors could vary materially from the estimate provided in the Liquidation Analysis.

B.	Valuation Analysis

PJT Partners (“PJT”), at the request of the Debtors, has performed an analysis, which is attached hereto as Exhibit D, of the estimated implied value of Reorganized Key and its subsidiaries on a going-concern basis as of an assumed Effective Date of December 31, 2016 (the “Valuation Analysis”). The Valuation Analysis, including the procedures followed, assumptions made, qualifications, and limitations on review undertaken described therein, should be read in conjunction with Article XI of this Disclosure Statement, entitled “Risk Factors.” The Valuation Analysis is based on data and information as of the date of this Disclosure Statement. PJT makes no representations as to changes to such data and information that may have occurred since the date of the Valuation Analysis.

C.	Financial Projections

As further discussed in Section VIII.D of this Disclosure Statement, the Debtors believe the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors or any successor to the Debtors under the Plan. In connection with the Solicitation and seeking Confirmation of the Plan, and for purposes of determining whether the Plan satisfies the feasibility standards, the Debtors’ management has developed the Financial Projections.

Creditors and other interested parties should see Article XI of this Disclosure Statement, entitled “Risk Factors,” for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.

Note About Forward-Looking Statements

The Debtors make statements in this Disclosure Statement that are considered forward-looking statements under the federal securities laws. Statements concerning these and other matters are not guarantees of the Debtors’ future performance. Such forward-looking statements represent the Debtors’ estimates and assumptions only as of the date such statements were made and involve known and unknown risks, uncertainties, and other unknown factors that could impact the Debtors’ restructuring plans or cause the actual results of the Debtors to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” or “probable” or similar terms to be uncertain and forward-looking. There can be no assurance that the Restructuring described in the Disclosure Statement will be consummated. The Debtors consider all statements regarding anticipated or future matters, including the following, to be forward-looking statements:

• any future effects as a result of the pendency of the Chapter 11 Cases; • the Debtors’ expected future financial position, liquidity, results of operations, profitability, and cash flows;	• disruption of operations; • plans and objectives of management for future operations;

• financing plans; • competitive position; • business strategy; • budgets; • projected cost reductions; • projected and estimated liability costs; • results of litigation;

•    contractual obligations;

•    off-balance sheet arrangements;

•    growth opportunities for existing services;

•    projected price increases;

•    projected general market conditions;

•    benefits from new technology; and

•    effect of changes in accounting due to recently issued accounting standards.

The Financial Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement and the Plan.

Creditors and other interested parties should read Article XI of this Disclosure Statement, entitled “Risk Factors,” for a discussion of certain factors that may affect the ability of the Debtors to reorganize and the future financial performance of the Reorganized Debtors.

D.	Other Available Information

Key files with the SEC its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all required amendments to those reports, proxy statements and registration statements. You may read and copy any material Key files with the SEC at the SEC’s Public Reference Room, located at 100 F Street, NE, Washington, DC 20549. You may also call 1-800-SEC-0330, to obtain information regarding the operation of the Public Reference Room. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including Key, that file electronically.

All of Key’s reports and materials filed with the SEC are available free of charge through its website http://www.keyenergy.com/, as soon as reasonably practicable, after Key electronically files such material with the SEC.

Key’s consolidated financial statements for the year ended December 31, 2015 and the fiscal quarters ended March 31, 2016 and June 30, 2016, together with other financial information for prior reporting periods, are included in its Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 4, 2016, its Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 13, 2016, and its Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on August 15, 2016. Such information was prepared assuming that Key will continue as a going concern and contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

X.	CORPORATE GOVERNANCE

Following its emergence from bankruptcy, the Reorganized Debtors will enact certain new corporate governance as further described in the Corporate Governance Term Sheet attached hereto as part of Exhibit B and as will be set forth in the New Constituent Documents and Investor Rights Agreement(s) to be filed as part of the Plan Supplement:

A.	The New Key Constituent Documents

On or promptly after the Effective Date, Reorganized Key will file Articles of Conversion with the Maryland State Department of Assessments and Taxation, a Certificate of Conversion with the Secretary of State of the State of Delaware, and its New Certificate of Incorporation with the Secretary of State in Delaware, its new state of incorporation, in accordance with the corporate laws of that state. The New Certificate of Incorporation will prohibit the issuance of non-voting equity securities and shall provide that Reorganized Key has a single class of shares, each with one vote per share, with the exception of the Preferred Voting Share that will be issued on the Effective Date to Platinum.

The New Certificate of Incorporation and the New By-Laws (collectively, the “New Key Constituent Documents”) will include provisions protecting minority shareholders of Reorganized Key that will require certain thresholds of director and/or shareholder approval in order for Reorganized Key to take certain corporate actions. Following the Effective Date and subject to the terms and conditions of the New Key Constituent Documents:

1)	the approval of a supermajority of the New Key Board (defined as (x) if the CEO Director seat is occupied, at least nine of the 13 director votes, including (1) seven votes cast by directors selected by Platinum (excluding independent directors) and (2) at least two votes cast by directors not selected or nominated by Platinum (excluding the CEO Director) that are independent or nominated by the Backstop Participants (as defined in the Plan Term Sheet) other than Platinum (or the Committee Nominee Successors, as defined below), provided, that, during the initial 2-year term approval of at least one non-independent director appointed by the other Backstop Participants (excluding Platinum) will be required, and (y) if the CEO Director seat is vacant, at least eight of the 11 director votes, including six votes cast by the directors selected by Platinum (excluding independent directors) and at least two votes cast by directors not selected or nominated by Platinum that are independent or nominated by the Committee (or the Committee Nominee Successors, if applicable) (including, during the initial term, the approval of at least one non-independent director appointed by the other Backstop Participants (excluding Platinum)) will be required:

(a)	for Reorganized Key to enter into any related party, Related Advisor (as defined in the Corporate Advisory Services Agreement) or affiliate transactions, including any amendments to the Corporate Advisory Services Agreement, other certain specified exceptions, as set forth in the Corporate Governance Term Sheet, to adopt any restrictions on the transferability of any shares of Reorganized Key and to approve, authorize, vest or make any payments or awards under the 2016 annual performance incentive plan, and

(b)	if Reorganized Key does not have securities registered under Section 12(b) of the Exchange Act listed on the NYSE or NASDAQ, for:

(i)	the entry into any fundamental transaction involving a sale of Reorganized Key (including consolidation, reorganization, merger or sale of all or substantially all of the assets) other than pursuant to the Bankruptcy Code or with an implied equity value of greater than $700 million,

(ii)	acquisitions, investments and divestitures in excess of $25 million in cash or stock,

(iii)	incurrence of indebtedness for borrowed money in excess of $5 million, other than for purposes of refinancing the New Term Loan Facility or the New ABL Credit Facility at the same or lower rates,

(iv)	changing the size of the New Key Board (except for adding independent directors or in connection with a fundamental transaction (including consolidation, reorganization, merger or sale of all or substantially all of the assets) approved in accordance with agreed upon terms),

(v)	creating any new committees of the New Key Board or any delegation of authority to any committee of the New Key Board beyond that set forth in the New Key Constituent Documents other than as required by law,

(vi)	equity redemptions and repurchases for an amount in excess of $5 million in any transaction and $10 million in the aggregate in any fiscal year other than redemptions and repurchases offered on a pro rata basis among the stockholders of Reorganized Key and repurchases from any employee, consultant or officer of Reorganized Key who ceases to be an employee, consultant or officer of Reorganized Key and

(vii)	amendments to the New By-Laws;

2)	unanimous approval by the New Key Board will be required for a decision to delist from NYSE or NASDAQ, as applicable, except where such delisting is necessary to effect a permitted cash-out or stock merger of Reorganized Key;

3)	the approval of the stockholders of Reorganized Key holding at least a majority of the shares of Reorganized Key Common Stock not owned by Platinum shall be required for any issuance of equity in which Platinum would participate, other than an issuance available on the same terms and conditions to all stockholders on a pro-rata basis; and

4)	if Reorganized Key does not have securities registered under Section 12(b) of the Exchange Act listed on the NYSE or NASDAQ, the approval of the stockholders of Reorganized Key holding at least 65% of the shares of Reorganized Key Common Stock shall be required for issuances of equity or convertible securities where the issuance equals 20% or more of the pre-transaction shares or the common stock issued will have voting power of 20% or more of the common stock outstanding before the issuance; other than such issuances that are for the purpose of and to the extent necessary to satisfy the market capitalization requirements of the NYSE or NASDAQ in order to obtain a listing (in each case, subject to pre-emptive rights available to the other Backstop Participants if Platinum participates in such an offering, on a pro rata basis based on their shareholdings).

B.	Investor Rights Agreement

The Investor Rights Agreement(s), which will become effective on or promptly after the Effective Date and will be filed with the Plan Supplement, will provide that subject to the terms and conditions of the Investor Rights Agreement(s), (a) Reorganized Key and Platinum commit to file a resale shelf registration statement covering all Registrable Securities (as defined in the Corporate Governance Term Sheet) of each Backstop Participant (together with its Affiliates, a “Backstop Party”) within sixty days after the Effective Date and use commercially reasonable efforts to cause such shelf registration statement to be declared effective as promptly as practicable and in no event later than sixty days after the filing of such shelf registration statement, (b) a resale registration statement (on Form S-1 and, when Reorganized Key becomes eligible, on Form S-3) covering the Registrable Securities of each Backstop Party will be kept effective (subject to customary blackout periods) for so long as any Backstop Party holds Registrable Securities, (c) beginning 120 days after the Effective Date, to the extent Reorganized Key does not have available such an effective resale shelf registration shelf, each Backstop Party that holds Registrable Securities will have two long-form demand registration rights per calendar year (subject to customary blackout periods); provided, that, any such demand must be for an offering of at least $12.5 million of estimated gross proceeds in Registrable Securities (taking into account the requests of all requesting Backstop Parties); provided, further, that in no event will Reorganized Key be required to comply with more than one long-form demand by the other Backstop Parties (excluding Platinum) in any six-month period, (d) the shelf takedowns or demands by a Backstop Party referred to herein will be underwritten as requested by such Backstop Party; provided, that, (1) Reorganized Key will only be required to support underwritten offerings not earlier than 180 days after the Effective Date, limited to two such underwritten offerings per calendar year and no more than six underwritten offerings in the aggregate, in each case, requested by the other Backstop Parties (excluding Platinum), and (2) any such underwritten offering supported by Reorganized Key will be for an offering with estimated gross proceeds of at least $12.5 million in Registrable Securities (taking into account the request of all requesting Backstop Parties), and (e) for customary piggyback registration rights.

C.	Directors and Officers of the Reorganized Debtors

During its initial two year term, if the CEO Director seat is filled, the New Key Board will consist of ten members, comprising five directors selected by Platinum (including the CEO Director Seat), two directors selected by other Backstop Participants (excluding Platinum) and three initial independent directors, of whom one will be selected by Platinum, one by the other Backstop Participants (excluding Platinum), and one mutually agreed upon by Platinum and the other Backstop Participants (excluding Platinum). During the initial two year term of the New Key Board, three of the directors appointed by Platinum will have two votes each and all other members of the New Key Board will have one vote each, provided, that, one of the single-vote directors will be the CEO Director. If the CEO Director seat is vacant, including due to a removal, the New Key Board shall be reduced to nine directors. In addition, until a replacement CEO Director is appointed, only two of the four remaining non-independent directors selected by Platinum will have two votes each and the other two remaining non-independent directors selected by Platinum will have one vote each. Following the Effective Date and the appointment of the New Key Board as described herein, the composition and voting rights of the New Key Board will be determined in accordance with the New Key Constituent Documents, as further set forth in the Corporate Governance Term Sheet.

Following the initial two year term of the New Key Board, so long as Reorganized Key has been listed on the NYSE or NASDAQ, the New Key Board will have nine members. Platinum will be entitled to appoint five directors (one of whom will be independent) and the remaining four directors (which may include the CEO Director) will be nominated by the New Key Board and voted on by the stockholders of Reorganized Key, provided that there will always be at least three independent members of the New Key Board. Following the initial two year term of the New Key Board, so long as Reorganized Key has been listed on the NYSE or NASDAQ, each member of the New Key Board will have a one year term and one vote each, provided, that, two of the directors appointed by Platinum will have two votes each. In order to secure Platinum’s right to appoint directors with two votes each, on the Effective Date, Platinum will be issued one (1) non-economic, non-transferrable share of preferred stock in Reorganized Key (or such other comparable mechanism to replicate the purpose thereof, the “Preferred Voting Share”). The Preferred Voting Share will be cancelled automatically if, at any time (a) Platinum beneficially owns less than (i) 91.578% of the shares of Reorganized Key owned by it on the Effective Date (based on Platinum owning 47.5% of the outstanding shares on the Effective Date, and to be adjusted such that the Preferred Voting Share will be cancelled if Platinum disposes of more than 4% of the shares of Reorganized Key Common Stock outstanding on the Effective Date), solely as a result of Platinum selling such shares, (ii) 42.5% of the issued and outstanding shares of Reorganized Key (excluding any shares issued pursuant to the New MIP) (such 42.5% threshold will be adjusted downward to no less than 40% to the extent Reorganized Key issues shares for the purpose of satisfying the market capitalization requirements of the NYSE or NASDAQ in order to obtain a listing) or (iii) 40% of the issued and outstanding shares of the Company, or (b) Reorganized Key has not been listed on the NYSE or NASDAQ prior to the conclusion of the initial two year term of the New Key Board. Following cancellation of the Preferred Voting Share (other than as a result of clause (b) above), the next election for the New Key Board will be effected in accordance with Delaware law.

If, at any time on or after the conclusion of the initial two year term of the New Key Board, Reorganized Key is not listed on the NYSE or NASDAQ, then until it has been listed, the two departing directors who were selected by the other Backstop Participants (excluding Platinum) will nominate (i) their successors as well as (ii) the independent director (to replace the independent director appointed by such group), and such nominated directors (collectively, the “Committee Nominee Successors”) will be voted on by the other stockholders (excluding Platinum). The remaining directors will be nominated by the New Key Board and voted on by stockholders, provided, that, there will always be at least three independent directors. Upon the end of each of the subsequent one-year terms and so long as Reorganized Key has not been listed on the NYSE or NASDAQ, the directors shall be nominated and elected in the same manner.

D.	Corporate Advisory Services Agreement

The Corporate Advisory Services Agreement, a form of which is attached hereto as part of Exhibit B, will be by and between Reorganized Key and Platinum and will provide for an advisory fee, which shall accrue at $2.75 million per year (subject to adjustments as set forth therein) from the Effective Date and payable in cash on a quarterly basis beginning on the date of Reorganized Key being listed on the NYSE or NASDAQ.

As long as Reorganized Key is not listed on the NYSE or NASDAQ, Reorganized Key shall not make (but shall accrue) any quarterly payment. If at any time on or after the date that is 6 months after the Effective Date, Reorganized Key is not listed on the NYSE or NASDAQ, the fee will be reduced and will accrue at half of the initial amount until such listing is achieved, provided, that, such reduced rate shall not apply if (a) Reorganized Key is notified in writing by NYSE or NASDAQ, as applicable, that it was not listed solely due to not meeting the requisite financial criteria for listing under NYSE’s Rule 102.01C or NASDAQ’s Rule 5315(f)(3), as applicable, or, (b) if not so notified, Platinum and the other Backstop Participants (excluding Platinum) who wish to participate in such determination mutually determine that the Company was not listed solely due to not meeting the requisite financial criteria for listing. Furthermore, ordinary course, reasonable and documented out-of-pocket expenses of up to an aggregate amount of $375,000, on an annual basis, will be paid by Reorganized Key in cash on a monthly basis, provided, that, there will be no reimbursement for costs or fees of any external advisor unless (x) such advisor is not a Related Advisor (as defined in the Corporate Advisory Services Agreement), and (y) such costs or fees were incurred for services that could not have been provided by Platinum on its own.

The Corporate Advisory Services Agreement will have an initial term commencing on the Effective Date and ending on December 31, 2019. Thereafter, the independent members of the New Key Board shall have the option to renew the Corporate Advisory Services Agreement for additional one-year terms, with each such extended term ending on December 31 of the subsequent year. The Corporate Advisory Services Agreement may be terminated by Platinum upon 90 days’ written notice, and automatically terminates 45 days after the date Platinum owns less than 33% of the outstanding shares of Reorganized Key Common Stock.

XI.	RISK FACTORS

The following provides a summary of various important considerations and risk factors associated with the Plan; however, it is not exhaustive. There are risks, uncertainties, and other important factors that could cause the Debtors’ actual performance or achievements to be materially different from those they may project, and the Debtors undertake no obligation to update any such statement.

A.	Bankruptcy Specific Considerations

1.	The Debtors’ Chapter 11 Cases May Have Adverse Effects

While the Debtors believe that the Chapter 11 Cases will be of short duration and will not be materially disruptive to their businesses, the Debtors cannot be certain that this will be the case. Although the prepetition Solicitation and the Plan are designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that one or more of the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed. Even if confirmed on a timely basis, bankruptcy proceedings to confirm the Plan could have an adverse effect on the Debtors’ business. While the Chapter 11 Cases continue, the proceedings will involve additional expense and management will be required to spend a significant amount of time and effort focusing on the cases. This diversion of management attention may materially and adversely affect the conduct of the Debtors’ businesses, and, as a result, on the Debtors’ financial condition and results of operations, particularly if the Chapter 11 Cases are protracted.

Among other things, it is possible that Chapter 11 Cases could adversely affect the Debtors’ relationships with their employees and key customers. During the Chapter 11 Cases, employees will face considerable distraction and uncertainty and the Debtors may experience increased levels of employee attrition. A loss of key personnel or material erosion of employee morale could have a material adverse effect on the Debtors’ ability to meet customer expectations, thereby adversely affecting their businesses and results of operations. The failure to retain or attract members of the management team and other key personnel could impair the Debtors’ ability to execute their strategy and implement operational initiatives, thereby having a material adverse effect on their financial condition and results of operations. Likewise, the Debtors could experience losses of customers who may be concerned about the Debtors’ ongoing long-term viability.

2.	Objections to the Plan’s Classification or Amounts of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims and Interests in each such Class. Nevertheless, there can be no assurance that parties in interest will not object to the classification or amounts of Claims and Interests under the Plan, or that the Bankruptcy Court will approve such classification or amounts.

3.	Failure to Satisfy Voting Requirements

Section 1126(b) of the Bankruptcy Code provides that the holder of a claim against, or equity interest in, a debtor who accepts or rejects a plan of reorganization before the commencement of a chapter 11 case is deemed to have accepted or rejected such plan under the Bankruptcy Code so long as the solicitation of such acceptance was made in accordance with applicable non-bankruptcy law governing the adequacy of disclosure in connection with such solicitations, or, if such laws do not exist, such acceptance was solicited after disclosure of “adequate information,” as defined in section 1125 of the Bankruptcy Code.

In addition, Bankruptcy Rule 3018(b) states that a holder of a claim or equity interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the Bankruptcy Court finds that the plan was not transmitted to substantially all creditors and equity security holders of the same class, that an unreasonably short time was prescribed for such creditors and equity security holders to accept or reject the plan, or that the solicitation was not in compliance with section 1126(b) of the Bankruptcy Code.

To satisfy the requirements of section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b), the Debtors intend to commence the Solicitation and deliver the Solicitation Package to all Holders of Claims in Classes 3 and 5 on or about September 21, 2016 and conclude the Solicitation on or about October 20, 2016. In that regard, the Debtors believe that the solicitation of votes to accept or reject the Plan is proper under applicable non-bankruptcy law, rules and regulations. The Debtors cannot be certain, however, that the solicitation of acceptances or rejections will be approved by the Bankruptcy Court, and if such approval is not obtained, the confirmation of the Plan could be denied, or the Restructuring Timeline milestone requirements set forth in the Plan Support Agreement may not be met. If the Bankruptcy Court was to conclude that the Debtors did not satisfy the solicitation requirements, then the Debtors may seek to resolicit votes to accept or reject the Plan or to solicit votes to accept or reject the Plan from one or more Classes that were not previously solicited. The Debtors cannot provide any assurances that such a resolicitation would be successful.

If the Debtors resolicit acceptances of the Plan from parties entitled to vote thereon (for the aforementioned or any other reason), confirmation of the Plan could be delayed and possibly jeopardized. Nonconfirmation of the Plan could result in termination of the Plan Support Agreement and/or an extended chapter 11 proceeding, during which time the Debtors could experience significant deterioration in their relationships with trade vendors and major customers.

4.	Termination of Plan Support Agreement and/or the Backstop Agreement

The Plan Support Agreement and Backstop Agreement contain certain provisions that give certain parties the ability to terminate the Plan Support Agreement or the Backstop Agreement, as applicable, if various conditions are not satisfied. The Plan Support Agreement is subject to automatic termination upon the occurrence of certain events, and, depending on the termination event, Key, the Required Consenting Noteholders, the Required Consenting Creditors, a Supporting Creditor (solely as to such Supporting Creditor), a Supporting Noteholder (solely as to such terminating Supporting Noteholder), or any Party (as defined in the Plan Support Agreement and solely as to such terminating Party) may terminate the Plan Support Agreement. The Backstop Agreement may be terminated by Key or any Backstop Participant under certain circumstances. Termination of the Plan Support Agreement and/or the Backstop Agreement could result in protracted Chapter 11 Cases which could significantly and detrimentally impact relationships with creditors, vendors, suppliers, employees, and customers.

5.	Amendment of Plan Prior to Confirmation by the Debtors

The Debtors, subject to the terms and conditions of the Plan and the Plan Support Agreement, reserve the right to modify the terms and conditions of the Plan or waive any conditions thereto if and to the extent necessary or desirable for Confirmation. The potential impact of any such amendment or waiver on Holders of Claims and Interests cannot presently be foreseen but may include a change in the economic impact of the Plan on some or all of the proposed Classes or a change in the relative rights of such Classes. In addition, if the Debtors seek to modify or amend the Plan after receiving sufficient acceptances, but prior to Confirmation, resolicitation may be required.

6.	Non-Confirmation or Delay of Confirmation of the Plan

For the Debtors to emerge successfully from the Chapter 11 Cases as viable entities, the Debtors, like any other chapter 11 debtor, must obtain approval from their creditors and confirmation of the Plan by the Bankruptcy Court, and then successfully implement the Plan. The foregoing process requires the Debtors to (i) meet certain statutory requirements with respect to the adequacy of this Disclosure Statement, (ii) solicit and obtain creditor acceptances of the Plan, and (iii) fulfill other statutory conditions with respect to the confirmation of the Plan.

Because the Plan is proposed as a prepackaged plan, the Debtors will begin soliciting votes before the commencement of the Chapter 11 Cases. In the event that votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to commence the Chapter 11 Cases and to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes are not received that would enable the Bankruptcy Court to confirm the Plan pursuant to the Bankruptcy Code, the Debtors could seek to confirm an alternative chapter 11 plan. The Debtors can give no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the Holders of Allowed Claims and Allowed Interests as those proposed in the Plan. Additionally, if the Plan is not accepted prior to the Petition Date by the requisite number of Voting Holders, then the Debtors may commence the Chapter 11 Cases without the benefit of a pre-packaged plan of reorganization or could pursue other out-of-court restructuring alternatives.

Alternatively, if the requisite acceptances of the Plan are received, the Debtors intend to seek Confirmation of the Plan by the Bankruptcy Court. If the requisite acceptances of the Plan are not received, the Debtors may, in accordance with the terms of the Plan Support Agreement, nevertheless seek Confirmation of the Plan notwithstanding the dissent of certain Classes of Claims or Interests pursuant to the terms of the Bankruptcy Code. Here, Classes 8, 9 and 11 under the Plan are not being solicited and are therefore deemed to reject. Nevertheless, the Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code if the Bankruptcy Court determines that the Plan satisfies section 1129(b) of the Bankruptcy Code. To confirm a plan over the objection of a dissenting class, the Bankruptcy Court also must find that at least one Impaired Class (which cannot be an “insider” class) has accepted the Plan.

Even if the requisite acceptances of a proposed plan are received, the Bankruptcy Court is not obligated to confirm the Plan as proposed. A dissenting Holder of a Claim or Interest against the Debtors could challenge the adequacy of information in this Disclosure Statement or object that the balloting procedures employed by the Debtors are not in compliance with the Bankruptcy Code, which in either case could mean that the results of the balloting may be invalid. Even if the Bankruptcy Court were to overrule such potential objections and determine that this Disclosure Statement contains sufficient information and that the balloting procedures were appropriate and the results were valid, the Bankruptcy Court could still decline to confirm the Plan, if the Bankruptcy Court found that any of the statutory requirements for confirmation had not been met.

Although the Debtors believe that the Plan satisfies all of the requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for Confirmation, or that such modifications would not necessitate the re-solicitation of votes to accept the Plan, as modified, or cause a termination event in the Plan Support Agreement and/or the Backstop Agreement. If the Plan is not confirmed by the Bankruptcy Court, (a) the Debtors may not be able to reorganize their businesses; (b) the distributions that Holders of Claims and Interests ultimately would receive, if any, with respect to their Claims or Interests is uncertain; and (c) there is no assurance that the Debtors will be able to successfully develop, prosecute, confirm, and consummate an alternative plan that will be acceptable to the Bankruptcy Court and the Holders of Claims and Interests. It is also possible that third parties may seek and obtain approval from the Bankruptcy Court to terminate or shorten the exclusivity period during which only the Debtors may propose and seek to confirm a plan of reorganization.

7.	Non-Consensual Confirmation

In the event that any impaired class of claims or equity interests does not accept or is deemed not to accept a plan of reorganization, a bankruptcy court may nevertheless confirm such plan at the proponent’s request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes. Should any Class vote to reject the Plan, then these requirements must be satisfied with respect to such rejecting Classes. The Debtors believe that the Plan satisfies these requirements.

8.	Other Parties in Interest May Be Permitted to Propose Alternative Plans that Are Less Favorable to Certain Stakeholders

Other parties in interest could seek authority from the Bankruptcy Court to propose an alternative plan of reorganization. Under the Bankruptcy Code, a debtor-in-possession initially has the exclusive right to propose and solicit acceptances of a plan of reorganization for a period of 120 days from filing. However, such exclusivity period can be reduced or terminated upon order of the Bankruptcy Court. If such an order were to be entered, other parties in interest would then have the opportunity to propose alternative plans of reorganization.

If other parties in interest were to propose an alternative plan (or plans) of reorganization following expiration or termination of the Debtors’ exclusivity period, such a plan (or plans) may be less favorable to certain existing Holders of Claims and Interests and may seek to exclude such Holders from receiving the distributions currently completed under the Plan. Alternative plans of reorganization also may treat other stakeholders less favorably, including the Debtors’ employees and customers. The Debtors believe that maintaining relationships with their creditors, common stockholders, employees, and customers is valuable to Reorganized Key following the Effective Date, and have sought to treat those constituencies accordingly pursuant to the Plan. However, proponents of alternative plans of reorganization may not share the Debtors’ assessments and may seek to impair the Claims and/or Interests of such constituencies to a greater degree. Further, if there were competing plans of reorganization, the Chapter 11 Cases likely would become longer, more complicated, and more expensive.

9.	Non-Occurrence of the Effective Date

As more fully set forth in Article IX of the Plan, the Effective Date is subject to a number of conditions precedent in both the Plan and the Backstop Agreement. If such conditions precedent are not met or waived, the Effective Date will not take place.

10.	Conversion to Chapter 7

If no plan of reorganization can be confirmed, or if the Bankruptcy Court otherwise finds that it would be in the best interest of holders of Claims and Interests, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. See Section VIII.C hereof, as well as the Liquidation Analysis attached hereto as Exhibit C, for a discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Interests.

11.	Impact of Chapter 11 Cases on the Debtors

The Plan affects both the Debtors’ capital structure and the ownership, structure and operation of their business and reflects assumptions and analyses based on the Debtors’ experience and perception of historical trends, current conditions, and expected future developments, as well as other factors that the Debtors consider appropriate under the circumstances. Whether actual future results and developments will be consistent with the Debtors’ expectations and assumptions depends on a number of factors, including, but not limited to, the Debtors’ (i) ability to obtain adequate liquidity and financing sources; (ii) ability to maintain customers’ confidence in the Debtors’ viability as a continuing entity and to attract and retain sufficient business from them; and (iii) ability to retain key employees, as well as the overall strength and stability of general economic conditions of the oil and gas industry. The failure of any of these factors could materially adversely affect the successful reorganization of the Debtors’ business.

In addition, the Plan relies upon Financial Projections, including with respect to revenues, EBITDA, debt service, and cash flow. Financial forecasts are necessarily speculative, and it is likely that one or more of the assumptions and estimates that are the basis of these financial forecasts will not be accurate. Consequently, there can be no assurance that the results or developments contemplated by any plan of reorganization implemented will occur or, even if they do occur, that they will have the anticipated effects on the Debtors and their subsidiaries or their businesses or operations. The failure of any such results or developments to materialize as anticipated could materially adversely affect the successful execution of the Plan, and/or the Restructuring may be delayed or impeded.

12.	Inability to Obtain Approval of First Day Motions

The Debtors have attempted to address potential concerns of their customers, vendors, and other key parties in interest that might arise from the filing of the Plan through a variety of provisions incorporated into or contemplated by the Plan, including the Debtors’ intention to seek appropriate Bankruptcy Court orders to permit the Debtors to pay their prepetition and postpetition accounts payable to parties in interest in the ordinary course. However, there can be no guarantee that the Debtors will be successful in obtaining the necessary approvals of the Bankruptcy Court for such arrangements or for every party in interest the Debtors may seek to treat in this manner, and, as a result, the Debtors’ businesses might suffer.

13.	Inability to Obtain Entry of Cash Collateral Orders

Upon commencing the Chapter 11 Cases, the Debtors will ask the Bankruptcy Court to authorize the Debtors to use cash collateral to fund the Chapter 11 Cases and to provide customary adequate protection to the lenders under the Term Loan Facility and ABL Credit Facility, which requests will be in accordance with the terms of the Cash Collateral Order Term Sheet attached as part of Exhibit B hereto. Such access to postpetition financing and cash collateral will provide liquidity during the pendency of the Chapter 11 Cases. There can be no assurance that the Bankruptcy Court will approve the use of cash collateral on the terms requested. Moreover, if the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust their available cash collateral. There is no assurance that the Debtors will be able to obtain an extension of the right to use cash collateral, in which case, the liquidity necessary for the orderly functioning of the Debtors’ businesses may be impaired materially. In addition, obtaining entry of the Cash Collateral Order is required pursuant to the terms of the Plan Support Agreement, and the delay in obtaining, or inability to obtain the entry of the Cash Collateral Orders could lead to the termination of the Plan Support Agreement.

14.	Inability to Assume Executory Contracts

An executory contract is a contract on which performance remains due to some extent by both parties to the contract. The Plan provides for the assumption of all Executory Contracts and Unexpired Leases (subject to the Debtors’ ability to schedule certain Executory Contracts and Unexpired Leases for rejection in the Plan Supplement). The Debtors intend to preserve as much of the benefit of their existing Executory Contracts and Unexpired Leases as possible. However, with respect to some limited classes of Executory Contracts, including licenses with respect to patents or trademarks, the Debtors may need to obtain the consent of the counterparty to maintain the benefit of the contract. There is no guarantee that such consent either would be forthcoming or that conditions would not be attached to any such consent that makes assuming the contracts unattractive. The Debtors then would be required to either forego the benefits offered by such contracts or to find alternative arrangements to replace them.

15.	Material Transactions Could Be Set Aside as Fraudulent Conveyances or Preferential Transfers

Certain payments or other amounts received by stakeholders prior to the bankruptcy filing could be challenged under applicable debtor/creditor or bankruptcy laws as either a “fraudulent conveyance” or a “preferential transfer.” A fraudulent conveyance occurs when a transfer of a debtor’s assets is made with the intent to defraud creditors or in exchange for consideration that does not represent reasonably equivalent value to the property transferred. A preferential transfer occurs upon a transfer of property of an insolvent debtor for the benefit of a creditor on account of an antecedent debt owed by the debtor that is made within 90 days before the date of filing of the bankruptcy petition or, if the creditor at the time of such transfer is an insider, within one year before the date of filing of the petition. If any transfer were challenged in the Bankruptcy Court and found to have occurred with regard to any of the Debtors’ material transactions, a bankruptcy court could order the recovery of all property received by the recipient of the transfer.

16.	Adverse Effect on Debtors’ Tax Attributes

Under federal income tax law, a corporation is generally permitted to deduct from taxable income net operating losses (“NOLs”) carried forward from prior years. The Debtors have NOLs of approximately $244 million as of December 31, 2015. The Debtors currently expect, however, that they will realize a significant amount of cancellation of debt income as a result of the Restructuring and, thus, currently expect that their NOLs and certain other tax attributes (including “net unrealized built-in losses”) may be eliminated and that their other tax attributes may be materially reduced or eliminated as a result of the exclusion of the Debtors’ cancellation of debt income. The Debtors also expect any remaining NOLs and other tax attributes may be subject to limitations going forward.

The Debtors’ ability to utilize any remaining NOLs and other tax attributes to offset future taxable income is subject to certain requirements and restrictions. If the Debtors experience an “ownership change” as defined in section 382 of the Internal Revenue Code of 1986, as amended (the “IRC”), then their ability to use the NOLs may be substantially limited, which could have a negative impact on the Debtors’ financial position and results of operations. Following the implementation of a plan of reorganization, it is possible that an “ownership change” may be deemed to occur.

Holders of Allowed Claims and Interests should carefully review Article XIII hereof to determine how the tax implications of the Plan and these Chapter 11 Cases may further affect the Reorganized Debtors.

17.	Votes and Recoveries Subject to Contingencies

The distributions available to Holders of Allowed Claims and Interests under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to holders of Allowed Claims and Interests under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of resolicitation of the Impaired Classes.

18.	Ability to Discharge or Satisfy Claims, including Prepetition Claims

The Debtors may be subject to Claims in various legal proceedings and may become subject to other legal proceedings in the future. Although any such Claims will be generally stayed while the Chapter 11 Cases are pending, the Debtors may not be successful in ultimately discharging or satisfying such Claims. The ultimate outcome of each of these matters, including the Debtors’ ability to have these matters satisfied and discharged in the bankruptcy proceeding, cannot presently be determined, nor can the liability that may potentially result from a negative outcome be reasonably estimated presently for every case. The liability the Debtors may ultimately incur with respect to any one of these matters in the event of a negative outcome may be in excess of amounts currently accrued with respect to such matters and, as a result, these matters may potentially be material to the Debtors’ business, financial condition and/or results of operations.

19.	Failure to Obtain Approval of Releases, Injunctions, and Exculpation

Article VIII of the Plan provides for certain releases, injunctions, and exculpations, including a release of Liens and third-party releases that may otherwise be asserted against the Debtors, Reorganized Debtors, or Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved. Any party in interest, including the U.S. Trustee, could object to the Plan on the grounds that the third party release contained in Section VIII.F of the Plan is not given consensually or in a permissible nonconsensual manner. In response to such an objection, the Bankruptcy Court could determine that all or a portion of the third party release is not valid under the Bankruptcy Code. If the Bankruptcy Court makes such a determination, the Plan could not be confirmed without modifying the Plan to alter or remove the third party release. This could result in substantial delay in Confirmation of the Plan or the Plan not being confirmed at all.

20.	Plan Based on Assumptions

The Plan affects both the Debtors’ capital structure and the ownership, structure, and operation of its business and reflects assumptions and analyses based on the Debtors’ experience and perception of historical trends, current conditions, and expected future developments, as well as other factors that the Debtors consider appropriate under the circumstances. Whether actual future results and developments will be consistent with the Debtors’ expectations and assumptions depends on a number of factors, including but not limited to the Debtors’ (i) ability to obtain adequate liquidity and financing sources (including the inability to obtain the New Term Loan Facility and the New ABL Credit Facility); (ii) ability to maintain customers’ confidence in the Debtors’ viability as a continuing entity and to attract and retain sufficient business from them; and (iii) ability to retain key employees, as well as the overall strength and stability of general economic conditions of the oil and gas industry. The failure of any of these factors could materially adversely affect the successful reorganization of the Debtors’ business.

In addition, the Plan relies upon the Financial Projections, including with respect to revenues, EBITDA, debt service, and cash flow. Financial forecasts are necessarily speculative, and it is likely that one or more of the assumptions and estimates that are the basis of these financial forecasts will not be accurate. Consequently, there can be no assurance that the results or developments contemplated by any plan of reorganization implemented will occur or, even if they do occur, that they will have the anticipated effects on the Debtors and their subsidiaries or their businesses or operations. The failure of any such results or developments to materialize as anticipated could materially adversely affect the successful implementation of the Plan.

B.	Risks Related to the Debtors’ Business Operations and Financial Condition

1.	Reorganized Debtors’ Leverage; Ability to Service Debt

According to the terms and conditions of the Plan, upon the Effective Date, the Reorganized Debtors will have outstanding funded indebtedness of approximately $250 million under the New Financing Facilities.

The Reorganized Debtors’ ability to service their debt obligations will depend, among other things, upon their future operating performance. These factors depend partly on economic, financial, competitive and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may not be able to generate sufficient Cash from operations to meet their debt service obligations as well as fund necessary capital expenditures and investments in sales and marketing. In addition, if the Reorganized Debtors need to refinance their debt, obtain additional financing or sell assets or equity, they may not be able to do so on commercially reasonable terms, if at all.

Any default under either of the New Financing Facilities could adversely affect the Reorganized Debtors’ growth, financial condition, results of operations, the value of their equity and ability to make payments on such debt. The Reorganized Debtors may incur significant additional debt post-Effective Date. If initial debt amounts increase, the related risks that the Reorganized Debtors face will intensify.

2.	Restrictive Covenants in New Financing Facilities

The New Financing Facilities are expected to contain a number of significant covenants that could adversely affect the Reorganized Debtors’ ability to operate their businesses, as well as significantly affect their liquidity, and therefore could adversely affect the Reorganized Debtors’ results of operations. These covenants are expected to restrict (subject to certain exceptions) the Reorganized Debtors’ ability to incur additional indebtedness; grant liens; consummate mergers, acquisitions, consolidations, liquidations and dissolutions; sell assets; pay dividends and make other payments in respect of capital stock; make capital expenditures; make investments, loans and advances; make payments and modifications to subordinated and other material debt instruments; enter into transactions with affiliates; consummate sale-leaseback transactions; change their fiscal year; and enter into hedging arrangements (except as otherwise expressly permitted). In addition, the Reorganized Debtors are expected to be required to maintain a minimum interest coverage ratio when availability under the New ABL Credit Facility falls below a specific threshold, a minimum asset coverage ratio and a minimum level of liquidity.

The breach of any covenants or obligations in either of the New Financing Facilities, not otherwise waived or amended, would result in a default of such New Financing Facility and could trigger acceleration of certain obligations thereunder. Any default under either of the New Financing Facilities could adversely affect the Reorganized Debtors’ growth, financial condition, results of operations, and ability to make payments on debt.

3.	Business Uncertainties

Uncertainty about the effects of the Plan on employees may have an adverse effect on the Debtors. These uncertainties may impair the Debtors’ ability to retain and motivate key personnel and could cause customers and others that deal with the Debtors to defer entering into contracts with the Debtors or making other decisions concerning the Debtors or seek to change existing business relationships with the Debtors. In addition, if key employees depart because of uncertainty about their future roles and the potential complexities of the Restructuring Transaction, the Debtors’ and Reorganized Debtors’ businesses could be harmed.

4.	Depressed Conditions in the Oil and Natural Gas Industry Have Materially and Adversely Affected the Company’s Financial Condition and May Continue Into the Future

Oil and natural gas prices began a rapid and substantial decline in the fourth quarter of 2014. Depressed commodity price conditions persisted and worsened during 2015 and that trend has continued into 2016. As a result, demand for the Company’s products and services has declined substantially, as well as the prices the Company is able to charge customers for products and services. These trends materially and adversely affected the Company’s results of operations, cash flows and financial condition during 2015. The Company had substantial net losses during 2014 and 2015, and, during 2015, cash flow used by operations was $22.4 million. Conditions in the industry may not improve during the remainder of 2016 and potentially beyond.

5.	The Company’s Business is Cyclical and Depends on Conditions in the Oil and Natural Gas Industry

Prices for oil and natural gas historically have been volatile as a result of changes in the supply of, and demand for, oil and natural gas and other factors. The significant decline in oil and natural gas prices that began in 2014 and continued throughout 2015 caused many of the Company’s customers to significantly reduce drilling, completion and other production activities and related spending on the Company’s products and services in 2015. Many exploration and production companies have already announced plans to further reduce spending and activity levels in 2016; thus, the Company expects this trend to continue and potentially worsen through the end of 2016 and potentially beyond. In addition, the reduction in demand from customers has resulted in an oversupply of many of the services and products provided by the Company, and such oversupply has substantially reduced the prices the Company can charge customers for their services.

The Reorganized Debtors will be dependant on their customers’ willingness to make capital expenditures to explore for, develop and produce oil and natural gas. Weakness in oil and natural gas prices (or the perception by customers that oil and natural gas prices will remain reduced or will continue to decrease in the future) has resulted in a reduction in the utilization of the Company’s equipment and in lower rates for services. In addition, the continuation and worsening of these conditions has resulted and may continue to result in a material adverse impact on certain customers’ liquidity and financial position resulting in further spending reductions, delays in payment of, or non-payment of, amounts owing to the Company and similar impacts. These conditions have had and may continue to have an adverse impact on the Company’s financial conditions, results of operations and cash flows, and it is difficult to predict how long the current depressed commodity price environment will continue.

Many factors affect the supply of and demand for oil and natural gas and, therefore, influence product prices, including:

(a)	prices, and expectations about future prices, of oil and natural gas;

(b)	domestic and worldwide economic conditions;

(c)	domestic and foreign supply of and demand for oil and natural gas;

(d)	the price and quantity of imports of foreign oil and natural gas including the ability of OPEC to set and maintain production levels for oil;

(e)	the cost of exploring for, developing, producing and delivering oil and natural gas;

(f)	the level of excess production capacity, available pipeline, storage and other transportation capacity;

(g)	lead times associated with acquiring equipment and products and availability of qualified personnel;

(h)	the expected rates of decline in production from existing and prospective wells;

(i)	the discovery rates of new oil and gas reserves;

(j)	federal, state and local regulation of exploration and drilling activities and equipment, material or supplies that we furnish;

(k)	public pressure on, and legislative and regulatory interest within, federal, state and local governments to stop, significantly limit or regulate hydraulic fracturing activities;

(l)	weather conditions, including hurricanes that can affect oil and natural gas operations over a wide area and severe winter weather that can interfere with the Company’s operations;

(m)	political instability in oil and natural gas producing countries;

(n)	advances in exploration, development and production technologies or in technologies affecting energy consumption;

(o)	the price and availability of alternative fuel and energy sources;

(p)	uncertainty in capital and commodities markets; and

(q)	changes in the value of the U.S. dollar relative to other major global currencies.

Spending by exploration and production companies has also been, and may continue to be, impacted by conditions in the capital markets. Limitations on the availability of capital, and higher costs of capital, for financing expenditures have contributed to exploration and production companies making materially significant reductions to capital budgets and such limitations may continue if oil and natural gas prices remain at current levels or decrease further. Such cuts in spending have curtailed, and may continue to curtail, drilling programs as well as discretionary spending on well services, which has resulted, and may continue to result, in a reduction in the demand for the Company’s services, the rates it can charge and the utilization of its assets. Moreover, reduced discovery rates of new oil and natural gas reserves, and a decrease in the development rate of reserves in the Company’s market areas whether due to increased governmental regulation, limitations on exploration and drilling activity or other factors, have had, and may continue to have, a material adverse impact on the Company’s businesses, even in a stronger oil and natural gas price environment.

A substantial decline in oil and natural gas prices generally leads to decreased spending by customers. While higher oil and natural gas prices generally lead to increased spending by customers, sustained high energy prices can be an impediment to economic growth, and can therefore negatively impact spending by customers. The Company’s customers also take into account the volatility of energy prices and other risk factors by requiring higher returns for individual projects if there is higher perceived risk. Any of these factors could affect the demand for oil and natural gas and could have a material adverse effect on the Debtors’ and Reorganized Debtors’ businesses and financial condition in the future.

6.	Incurrence of More Debt and Long-Term Lease Obligations in the Future

The agreements governing the long-term debt obligations of the Reorganized Debtors are expected to restrict, but not prohibit, the Reorganized Debtors from incurring additional indebtedness and other obligations in the future.

An increase in the Reorganized Debtors’ level of indebtedness could exacerbate the risks described in the immediately preceding risk factor and the occurrence of any of such events could result in a material adverse effect on the Reorganized Debtors’ business, financial condition, results of operations, and business prospects.

7.	The New ABL Credit Facility May Subject the Reorganized Debtors to Interest Rate Risk

Borrowings under the New ABL Credit Facility are expected to bear interest at variable rates, which would expose the Reorganized Debtors to interest rate risk. If interest rates increase, the debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and the Reorganized Debtors’ net income and cash available for servicing their indebtedness would decrease.

8.	Inability to Implement Price Increases or Maintain Existing Prices

The Company periodically seeks to increase the prices of services to offset rising costs and to generate higher returns for its stockholders. The prices the Company has been able to charge for services and the demand for such services are currently severely depressed. Even when industry conditions are favorable, the Company operates in a very competitive industry and as a result, is not and may not be always successful in raising, or maintaining existing prices. Additionally, during periods of increased market demand, a significant amount of new service capacity, including new well service rigs, fluid hauling trucks, coiled tubing units and new fishing and rental equipment, may enter the market, which also puts pressure on the pricing of the Company’s services, limiting the ability to increase or maintain prices. Furthermore, during periods of declining pricing for services, the Company may not be able to reduce costs accordingly, which could further adversely affect profitability.

Even when the Company is able to increase prices, it is not necessarily able to do so at a rate that is sufficient to offset such rising costs. In periods of high demand for oilfield services, a tighter labor market may result in higher labor costs. During such periods, labor costs could increase at a greater rate than the Company’s ability to raise prices for services. Also, the Company may not be able to successfully increase prices without adversely affecting its activity levels. The inability to maintain prices or to increase prices as costs increase could have a material adverse effect on the Debtors’ and Reorganized Debtors’ business, financial position and results of operations.

9.	Inability to Finance Future Growth or Future Acquisitions

The Reorganized Debtors’ activities will require substantial capital expenditures. If cash flow from operating activities and borrowings under the New ABL Credit Facility are not sufficient to fund the Reorganized Debtors’ capital expenditure budget, they would be required to reduce these expenditures or fund these expenditures through debt or equity or alternative financing plans, such as refinancing or restructuring the debt or selling assets.

The Reorganized Debtors’ ability to raise debt or equity capital or to refinance or restructure debt will depend on the condition of the capital markets and their financial condition at such time, among other things. Any refinancing of their debt could be at higher interest rates and may require them to comply with more onerous covenants, which could further restrict business operations. The terms of existing or future debt instruments may restrict the Reorganized Debtors from adopting some of these alternatives. Any of the foregoing consequences could materially and adversely affect the Reorganized Debtors’ business, financial condition, results of operations and prospects.

10.	Increased Labor Costs or the Unavailability of Skilled Workers

Companies in the Debtors’ industry, including the Company, are dependent upon the available labor pool of skilled employees. The Company competes with other oilfield services businesses and other employers to attract and retain qualified personnel with the technical skills and experience required to provide customers with the highest quality service. They also are subject to the Fair Labor Standards Act, which governs such matters as minimum wage, overtime and other working conditions, and which can increase labor costs or subject the Company to liabilities to employees. A shortage in the labor pool of skilled workers or other general inflationary pressures or changes in applicable laws and regulations could make it more difficult for the Company to attract and retain personnel and could require them to enhance their wage and benefits packages. Labor costs may increase in the future or the Company may not be able to reduce wages when demand and pricing falls, and such changes could have a material adverse effect on the Debtors’ and Reorganized Debtors’ business, financial condition and results of operations.

11.	Asset Impairments or Other Charges Could Adversely Impact Future Financial Results

The Company has recorded goodwill impairment charges and asset impairment charges in the past. The Company periodically evaluates its long-lived assets, including property and equipment, indefinite-lived intangible assets, and goodwill for impairment. In performing these assessments, the Company projects future cash flows on a discounted basis for goodwill, and on an undiscounted basis for other long-lived assets, and compares these cash flows to the carrying amount of the related assets. These cash flow projections are based on current operating plans, estimates and judgmental assumptions. The Company (i) performs the assessment of potential impairment on our goodwill and indefinite-lived intangible assets at least annually in the fourth quarter, or more often if events and circumstances warrant and (ii) performs the assessment of potential impairment for property and equipment whenever facts and circumstances indicate that the carrying value of those assets may not be recoverable due to various external or internal factors. During 2015, the Company recorded $722.1 million in impairment charges. No impairments were recorded during the first half of 2016. If conditions in the industry do not improve or worsen, the Company could record impairment charges in future periods, which could have a material adverse effect on the Debtors’ and Reorganized Debtors’ financial position and results of operations.

12.	Insurance May Be Inadequate to Cover All Insured Losses or Liabilities

The Company’s operations are subject to many hazards and risks, including the following:

(a)	accidents resulting in serious bodily injury and the loss of life or property;

(b)	liabilities from accidents or damage by the Company’s fleet of trucks, rigs and other equipment;

(c)	pollution and other damage to the environment;

(d)	reservoir damage;

(e)	blow-outs, the uncontrolled flow of natural gas, oil or other well fluids into the atmosphere or an underground formation; and

(f)	fires and explosions.

If any of these hazards occur, they could result in suspension of operations, damage to or destruction of Company equipment and the property of others, or injury or death to its or a third party’s personnel.

The Company self-insures against a significant portion of these liabilities. For losses in excess of self-insurance limits, the Company maintains insurance from unaffiliated commercial carriers. However, insurance may not be adequate to cover all losses or liabilities that the Company might incur in its operations. Furthermore, insurance may not adequately protect the Company against liability from all of the hazards of its business. As a result of market conditions, premiums and deductibles for certain insurance policies may substantially increase. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. The Company is also subject to the risk that it may be unable to maintain or obtain insurance of the type and amount it desires at a reasonable cost. If the Company were to incur a significant liability for which it was uninsured or for which it was not fully insured, it could have a material adverse effect on the Debtors’ and Reorganized Debtors’ financial position, results of operations and cash flows.

13.	Highly Competitive Nature of the Company’s Industry, Including Intense Price Competition

The market for oilfield services in which the Company operates is highly competitive and includes numerous small companies capable of competing effectively in these markets on a local basis, as well as several large companies that possess substantially greater financial resources than the Company. Contracts are traditionally awarded on the basis of competitive bids or direct negotiations with customers.

The principal competitive factors in the Company’s markets are product and service quality and availability, responsiveness, experience, technology, equipment quality, reputation for safety and price. The competitive environment has intensified as recent mergers among exploration and production companies have reduced the number of available customers. The fact that drilling rigs and other vehicles and oilfield services equipment are mobile and can be moved from one market to another in response to market conditions heightens the competition in the industry. At any given time, the Company may be competing for work against competitors that may be better able to withstand industry downturns and may be better suited to compete on the basis of price, retain skilled personnel and acquire new equipment and technologies, all of which could affect the Debtors’ and Reorganized Debtors’ revenues and profitability.

14.	Compliance with New Regulations Regarding the Use of “Conflict Minerals”

In accordance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC new disclosure requirements, which became effective in 2014, for manufacturers of products containing certain minerals which are mined from the Democratic Republic of Congo and adjoining countries. These “conflict minerals” are commonly found in metals used in the manufacture of semiconductors. Manufacturers are also required to disclose their efforts to prevent the sourcing of such minerals and metals produced from them. One of the Company’s wholly-owned subsidiaries manufactures certain products that are covered by these requirements. The implementation of these new regulations may limit the sourcing and availability of some of the metals used in the manufacture of the Company’s products. The regulations may also reduce the number of suppliers who provide conflict-free metals, and may affect the Company’s ability to obtain the metals in sufficient quantities or at competitive prices. Finally, some of the Company’s customers may elect to disqualify it as a supplier if it is unable to verify that the metals used in its products are free of conflict minerals.

15.	Economic, Political and Social Instability Risks of Doing Business in Certain Foreign Countries

The Company currently has operations based in Mexico and Russia and owns a technology development and control systems business based in Canada. As a result, the Company is exposed to risks of international operations, including:

(a)	increased governmental ownership and regulation of the economy in the markets in which the Company operates;

(b)	inflation and adverse economic conditions stemming from governmental attempts to reduce inflation, such as imposition of higher interest rates and wage and price controls;

(c)	economic and financial instability of national oil companies;

(d)	increased trade barriers, such as higher tariffs and taxes on imports of commodity products;

(e)	exposure to foreign currency exchange rates;

(f)	exchange controls or other currency restrictions;

(g)	war, civil unrest or significant political instability;

(h)	restrictions on repatriation of income or capital;

(i)	expropriation, confiscatory taxation, nationalization or other government actions with respect to Company assets located in the markets where the Company operates;

(j)	governmental policies limiting investments by and returns to foreign investors;

(k)	labor unrest and strikes;

(l)	deprivation of contract rights; and

(m)	restrictive governmental regulation and bureaucratic delays.

The occurrence of one or more of these risks may:

(i)	negatively impact the Debtors’ and Reorganized Debtors’ results of operations;

(ii)	restrict the movement of funds and equipment to and from affected countries; and

(iii)	inhibit the Debtors’ and Reorganized Debtors’ ability to collect receivables.

The Company’s wholly owned subsidiary, Geostream, provides drilling, workover and reservoir engineering services in Russia. Continued political instability, deteriorating macroeconomic conditions, economic sanctions and actual or threatened military action related to the annexation of the Ukrainian territory of Crimea could have a material adverse effect on the subsidiary’s operations in the region and on the result of operations of the Company’s International segment.

16.	Any Failure to Comply with the FCPA and Similar Laws

The Company’s ability to comply with the FCPA and similar laws is dependent on the success of its compliance program, including its ability to continue to manage its agents, affiliates and business partners, and supervise, train and retain competent employees. The Company’s compliance program is also dependent on the efforts of its employees to comply with applicable law and its Business Code of Conduct. The Company could be subject to sanctions and civil and criminal prosecution as well as fines and penalties in the event of a finding of violation of the FCPA or similar laws by the Company or any of its employees.

17.	High Employee Turnover Rate

The Company has historically experienced a high employee turnover rate. The Company believes that this high turnover rate in its industry is attributable to the nature of oilfield services work, which is physically demanding and performed outdoors. As a result, workers may choose to pursue employment in fields that offer a more desirable work environment at wage rates that are competitive with the Company’s. The potential inability or lack of desire by workers to commute to Company facilities and job sites, as well as the competition for workers from competitors or other industries, are factors that could negatively affect the Company’s ability to attract and retain workers. The Company may not be able to recruit, train and retain an adequate number of workers to replace departing workers. The inability to maintain an adequate workforce could have a material adverse effect on the Debtors’ and Reorganized Debtors’ business, financial condition and results of operations.

18.	The Company May Be Unsuccessful in Implementing and Maintaining Technology Development and Enhancements

The oilfield services industry is subject to the introduction of new drilling and completion techniques and services using new technologies, some of which may be subject to patent protection. As competitors and others use or develop new technologies in the future, the Company may be placed at a competitive disadvantage. Further, the Company may face competitive pressure to implement or acquire certain new technologies at a substantial cost. Some of the Company’s competitors have greater financial, technical and personnel resources that may allow them to implement new technologies before the Company can. If the Company is unable to develop and implement new technologies or products on a timely basis and at competitive cost, the Debtors’ and Reorganized Debtors’ business, financial condition, results of operations and cash flows could be adversely affected.

A component of the Company’s business strategy is to incorporate the KeyView® system, its proprietary technology, into its well service rigs. The inability to successfully develop, integrate and protect this technology could:

(a)	limit the Company’s ability to improve its market position;

(b)	increase the Company’s operating costs;

(c)	limit the Company’s ability to recoup the investments made in this technological initiative.

19.	The Potential Adoption of State or Federal Laws or Regulations Regarding Hydraulic Fracturing

Many of the Company’s customers utilize hydraulic fracturing services during the life of a well. Hydraulic fracturing is the process of creating or expanding cracks, or fractures, in underground formations where water, sand and other additives are pumped under high pressure into the formation. Although the Company is not a provider of hydraulic fracturing services, many of its services complement the hydraulic fracturing process.

Legislation has been introduced in Congress to provide for broader federal regulation of hydraulic fracturing operations and the reporting and public disclosure of chemicals used in the fracturing process. Additionally, the EPA has asserted federal regulatory authority over certain hydraulic fracturing activities involving diesel fuel under the Safe Drinking Water Act and, in May 2012, issued draft guidance for fracturing operations that involved diesel fuels. If additional levels of regulation or permitting requirements were imposed through the adoption of new laws and regulations, customers’ business and operations could be subject to delays and increased operating and compliance costs, which could negatively impact the number of active wells in the marketplaces the Company serves. New regulations addressing hydraulic fracturing and chemical disclosure have been approved or are under consideration by a number of states and some municipalities have sought to restrict or ban hydraulic fracturing within their jurisdictions. The adoption of future federal, state or municipal laws regulating the hydraulic fracturing process could negatively impact the Debtors’ and Reorganized Debtors’ business, financial condition and results of operations.

20.	Potential Costs and Liabilities Arising From Environmental, Health and Safety Laws and Regulations

The Company’s operations are subject to U.S. federal, state and local and foreign laws and regulations that impose limitations on the discharge of pollutants into the environment and establish standards for the handling, storage and disposal of waste materials, including toxic and hazardous wastes. To comply with these laws and regulations, the Company must obtain and maintain numerous permits, approvals and certificates from various governmental authorities. While the cost of such compliance has not been significant in the past, new laws, regulations or enforcement policies could become more stringent and significantly increase the Company’s compliance costs or limit future business opportunities, which could have a material adverse effect on the Debtors’ and Reorganized Debtors’ financial condition and results of operations.

The Company’s operations pose risks of environmental liability, including leakage from operations to surface or subsurface soils, surface water or groundwater. Some environmental laws and regulations may impose strict liability, joint and several liability, or both. Therefore, in some situations, the Company could be exposed to liability as a result of conduct that was lawful at the time it occurred or the conduct of, or conditions caused by, third parties without regard to whether the Company caused or contributed to the conditions. Actions arising under these laws and regulations could result in the shutdown of operations, fines and penalties, expenditures for remediation or other corrective measures, and claims for liability for property damage, exposure to hazardous materials, exposure to hazardous waste or personal injuries. Sanctions for noncompliance with applicable environmental laws and regulations also may include the assessment of administrative, civil or criminal penalties, revocation of permits, temporary or permanent cessation of operations in a particular location and issuance of corrective action orders. Such claims or sanctions and related costs could cause the Company to incur substantial costs or losses and could have a material adverse effect on the Debtors’ and Reorganized Debtors’ business, financial condition, results of operations and cash flow. Additionally, an increase in regulatory requirements on oil and natural gas exploration and completion activities could significantly delay or interrupt operations. Increasing regulatory expansion could adversely impact costs associated with the Company’s offshore Fishing and Rental Services.

The scope of regulation of our services may increase in light of the April 2010 Macondo accident and resulting oil spill in the Gulf of Mexico, including possible increases in liabilities or funding requirements imposed by governmental agencies. In 2012, the Bureau of Safety and Environmental Enforcement, or “BSEE”, expanded its regulatory oversight beyond oil and gas operators to include service and equipment contractors. In addition, U.S. federal law imposes on certain entities deemed to be “responsible parties” a variety of regulations related to the prevention of oil spills, releases of hazardous substances, and liability for removal costs and natural resource, real property and certain economic damages arising from such incidents. Some of these laws may impose strict and/or joint and several liability for certain costs and damages without regard to the conduct of the parties. As a provider of services and rental equipment for offshore drilling and workover services, the Company may be deemed a “responsible party” under federal law. The implementation of such laws and the adoption and implementation of future regulatory initiatives, or the specific responsibilities that may arise from such initiatives may subject the Company to increased costs and liabilities, which could interrupt its operations or have an adverse effect on revenue or results of operations.

21.	Severe Weather

The Company’s business could be materially and adversely affected by severe weather. The Company’s customers’ oil and natural gas operations located in Louisiana and parts of Texas may be adversely affected by hurricanes and tropical storms, resulting in reduced demand for the Company’s services. Furthermore, the Company’s customers’ operations may be adversely affected by seasonal weather conditions. Adverse weather can also directly impede the Company’s own operations. Repercussions of severe weather conditions may include:

(a)	curtailment of services;

(b)	weather-related damage to facilities and equipment, resulting in suspension of operations;

(c)	inability to deliver equipment, personnel and products to job sites in accordance with contract schedules; and

(d)	loss of productive.

These constraints could delay operations and materially increase operating and capital costs. Unusually warm winters may also adversely affect the demand for Company services by decreasing the demand for natural gas.

22.	Future Acquisitions and Divestitures

An important component of the Company’s growth strategy is to make acquisitions that will strengthen its core services or presence in selected markets. The success of this strategy will depend, among other things, on the Company’s ability to identify suitable acquisition candidates, to negotiate acceptable financial and other terms, to timely and successfully integrate acquired business or assets into its existing businesses and to retain the key personnel and the customer base of acquired businesses. Any future acquisitions could present a number of risks, including but not limited to:

(a)	incorrect assumptions regarding the future results of acquired operations or assets or expected cost reductions or other synergies expected to be realized as a result of acquiring operations or assets;

(b)	failure to successfully integrate the operations or management of any acquired operations or assets in a timely manner;

(c)	failure to retain or attract key employees;

(d)	diversion of management’s attention from existing operations or other priorities;

(e)	the inability to implement promptly an effective control environment;

(f)	potential impairment charges if purchase assumptions are not achieved or market conditions decline;

(g)	the risks inherent in entering markets or lines of business with which the Company has limited or no prior experience; and

(h)	inability to secure sufficient financing, sufficient financing on economically attractive terms, that may be required for any such acquisition or investment.

The Company’s business plan anticipates, and is based upon its ability to successfully complete and integrate, acquisitions of other businesses or assets in a timely and cost effective manner. Failure to do so could adversely affect the Debtors’ and Reorganized Debtors’ business, financial condition or results of operations.

The Company also make strategic divestitures from time to time. In the case of divestitures, it may agree to indemnify acquiring parties for certain liabilities arising from our former businesses. These divestitures may also result in continued financial involvement in the divested businesses, including through guarantees, service level agreements, or other financial arrangements, following the transaction. Lower performance by those divested businesses could affect the Company’s future financial results if there is contingent consideration associated.

23.	Compliance with Climate Change Legislation or Initiatives

Various state governments and regional organizations comprising state governments are considering enacting new legislation and promulgating new regulations governing or restricting the emission of greenhouse gases, or “GHG”, from stationary sources, which may include the Company’s equipment and operations. At the federal level, the EPA has already issued regulations that require the Company to establish and report an inventory of GHG emissions. The EPA also has established a GHG permitting requirement for large stationary sources and may lower the threshold of the permitting program, which could include the Company’s equipment and operations. Legislative and regulatory proposals for restricting GHG emissions or otherwise addressing climate change could require the Company to incur additional operating costs and could adversely affect demand for natural gas and oil. The potential increase in operating costs could include new or increased costs to obtain permits, operate and maintain our equipment and facilities, install new emission controls on equipment and facilities, acquire allowances to authorize greenhouse gas emissions, pay taxes related to GHG emissions and administer and manage a GHG emissions program.

24.	Conservation Measures and Technological Advances Could Reduce Demand for Oil and Natural Gas

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas, technological advances in fuel economy and energy generation could reduce demand for oil and natural gas. Moreover, incentives to conserve energy or use alternative energy sources could reduce demand for oil and natural gas. Management cannot predict the impact of the changing demand for oil and natural gas services and products, and any major changes may have a material effect on the Debtors’ and Reorganized Debtors’ business, financial condition, results of operations and cash flows.

25.	Lack of Adequate Liquidity

The Company historically relied on cash on hand, cash provided by operating activities and borrowing availability under the ABL Credit Facility for liquidity needs. In connection with entering into the Plan Support Agreement, the ABL Lenders’ commitments under the ABL Credit Facility were terminated and the Debtors no longer have access to the liquidity provided thereunder leading up to and during the Chapter 11 Cases. Instead, the Debtors will be required to rely on cash balances and cash provided by operating activities. As of June 30, 2016, the Company had cash and cash equivalents of $103.5 million compared to $204.4 million as of December 31, 2015. The Company’s cash balance declined by $100.8 million during the first half of 2016 primarily as a result of interest payments being made on outstanding debt instruments totaling $40.4 million, moving approximately $18.6 million to restricted cash and repaying $13.9 million of long-term debt. In addition, the Company had negative cash from operating activities of $22.4 million during the twelve months ended December 31, 2015 and $67.4 million during the six months ended June 30, 2016, and, if industry conditions do not improve, the Company expects to continue to experience negative cash from operations for the foreseeable future. Accordingly, there can be no assurance that the Debtors will be able to maintain sufficient liquidity or access other sources of liquidity.

26.	Limited Number of Customers Account for a Majority of the Debtors’ Revenues

Currently, the Debtors’ forty (40) largest customers account for 80% of their revenues. One customer, Chevron, has historically accounted for more than 10% of the Debtors’ revenues, and the Debtors’ ten largest customers have historically represented approximately 50% of the Debtors’ revenues. The loss of, or a substantial reduction in activity by, one or more of these customers could have an adverse effect on the Debtors’ and the Reorganized Debtors’ business, financial condition and results of operations.

27.	Loss of Key Executive Officers

The Debtors’ businesses depend upon the efforts, abilities and expertise of the Debtors’ executive officers. Competition for qualified executive officers is intense in the oil and gas industry. The Debtors are implementing a multifaceted strategy to mitigate the risk and cost of losing such executive officers. To the extent certain executive officers cease employment with the Debtors and the Debtors are unable to mitigate the resulting costs, the Debtors’ and the Reorganized Debtors’ businesses could be impacted.

28.	Adverse Impact of Litigation

The Debtors are subject to outstanding litigation as described in Section IV.E hereof. In the future, the Reorganized Debtors may become party to additional litigation. In general, litigation can be expensive and time consuming to bring or defend against. Such litigation could result in settlements or damages that could significantly affect the Reorganized Debtors’ financial results. It is also possible that certain parties will commence litigation with respect to the treatment of their Claims under the Plan. It is not possible to predict the potential litigation that the Debtors or the Reorganized Debtors may become party to, nor the final resolution of such litigation. The impact of any such litigation on the Debtors’ and Reorganized Debtors’ businesses and financial stability, however, could be material.

29.	Financial Projections

The Financial Projections set forth in Exhibit E to this Disclosure Statement represent the Debtors’ management’s best estimate of the Debtors’ future financial performance based on currently known facts and assumptions about the Reorganized Debtors’ future operations as well as the U.S. and world economy in general and the industry segments in which the Debtors operate in particular. The Financial Projections were not prepared with a view toward public disclosure. Management of the Company has not received an opinions or report on the Financial Projections from any independent auditor or third party. The Debtors’ and Reorganized Debtors’ actual financial results may differ significantly from the Financial Projections. As the Financial Projections cover future years, such information by its nature becomes less predictive and less reliable with each successive year. If the

Debtors and Reorganized Debtors do not achieve their projected financial results, the value of the shares of Reorganized Key Common Stock may be negatively affected and the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Because the actual results achieved throughout the periods covered by the Financial Projections may vary from the projected results, the Financial Projections should not be relied upon as a guaranty, representation or other assurance of the actual results that will occur.

30.	Variance between Historical Performance and Performance of Reorganized Debtors

As a result of the Plan and the Restructuring contemplated thereby, the financial conditions and results of the operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition and results of operations reflected in the Company’s historical financial statements. In particular, the Reorganized Debtors’ capital structure will likely be significantly altered under any plan of reorganization ultimately confirmed by the Bankruptcy Court. Under fresh-start reporting rules that may apply to the Reorganized Debtors upon the Effective Date, assets and liabilities would be adjusted to fair values and accumulated deficit would be restated to zero. Further, a plan of reorganization could materially change the amounts and classifications reported in the Reorganized Debtors’ consolidated historical financial statements, which do not give effect to any adjustments to the carrying value of assets or amounts of liabilities that might be necessary as a consequence of confirmation of a plan of reorganization.

C.	Risks Related to the Plan Securities

1.	Reorganized Key Will Have a Controlling Stockholder

As of the Effective Date, it is anticipated that Platinum will beneficially own the Preferred Voting Share and a significant percentage of the shares of Reorganized Key Common Stock after dilution from the various distributions and sales of shares of Reorganized Key Common Stock as set forth in the Plan. Subject to the requirements set forth in the New Key Constituent Documents, Platinum will receive a Preferred Voting Share that will give it the ability to appoint directors of Reorganized Key, who will possess a majority of the voting rights on the New Key Board, and therefore will have the ability to control the Debtors’ management and operations and, subject to the minority protections in the New Key Constituent Documents, to control all other matters requiring the approval of Reorganized Key’s shareholders, including the future merger, consolidation, or sale of all or substantially all of Reorganized Key’s assets. This control could discourage others from initiating any potential merger, takeover or other change of control transaction that may otherwise be beneficial to the other holders of shares of Reorganized Key Common Stock. Furthermore, the interests of Platinum may conflict with the interests of other holders of shares of Reorganized Key Common Stock, and Platinum, through the voting of its shares of Reorganized Key Common Stock, the voting of its Preferred Voting Share, or direction of its appointees to the New Key Board, may take actions that are not preferred by the other holders of Reorganized Key Common Stock.

2.	Reorganized Key Will Enter into a Corporate Advisory Services Agreement with Platinum

On the Effective Date, Reorganized Key will enter into a Corporate Advisory Services Agreement, a form of which is attached as part of Exhibit B, that provides for Platinum to provide a range of business, financial and accounting advice in exchange for an advisory fee of $2.75 million per year (subject to adjustment as set forth therein). During the term of the Corporate Advisory Services Agreement, Reorganized Key will be obligated to accrue and pay the advisory fee in accordance with the terms set forth therein. In addition, the business, financial and accounting advice provided by Platinum to Reorganized Key under the Corporate Advisory Services Agreement could increase the influence that Platinum has over the operations of the Reorganized Debtors.

The Corporate Advisory Services Agreement may not be terminated by Reorganized Key until December 31, 2019, but Platinum may terminate the Corporate Advisory Services Agreement at any time upon 90 day’s prior written notice to Reorganized Key. The Corporate Advisory Services Agreement also terminates automatically if Platinum owns less than 33% of the Reorganized Key Common Stock. After the termination of the Corporate Advisory Services Agreement, Reorganized Key may need to create its own administrative and other support services to replace those provided under the Corporate Advisory Services Agreement or procure such services from third parties. Any failure of or delay in procuring comparable services following a termination of the Corporate Advisory Services Agreement could result in unexpected costs and business disruption to Reorganized Key.

3.	Lack of a Liquid Public Market for Plan Securities

Key Common Stock was delisted from the NYSE on September 6, 2016. Reorganized Key will use commercially reasonable efforts to cause the listing of the Reorganized Key Common Stock on the NYSE or NASDAQ on or as soon as reasonably practicable after the Effective Date, and in any event no later than six months after the Effective Date. However, there is no assurance that such efforts will be successful. The future liquidity of the trading markets for the Plan Securities will depend, among other things, upon the number of holders of such securities, whether such securities become listed for trading on an exchange or trading system at some future time, Reorganized Key’s operating performance and financial condition and Reorganized Key’s credit rating. If an active market for the shares of Reorganized Key Common Stock does not develop or is not sustained, the market price and liquidity of the shares of Reorganized Key Common Stock may be adversely affected.

The Reorganized Debtors are under no obligation to list the New Warrants on any securities exchange and can provide no assurance that such listing will occur. While a liquid trading market may develop in the future for the shares of Reorganized Key Common Stock, it is uncertain that this will be the case with respect to the New Warrants.

4.	Restrictions on Transfer

The shares of Reorganized Key Common Stock issued pursuant to the Plan and distributed to Class 5 and Class 8 (including any shares of Reorganized Key Common Stock that may be issued upon exercise of the New Warrants) are exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code. However, any recipients of Plan Securities who are deemed to be “underwriters” as defined in section 1145(b) of the Bankruptcy Code will be restricted in their ability to transfer or sell their securities. These persons will be permitted to transfer or sell such securities only pursuant to the provisions of Rule 144 under the Securities Act, if available, or another available exemption from the registration requirements of the Securities Act. These restrictions may make it more difficult for such persons to dispose of their securities or to realize value on the securities, at a time when they may choose to do so, and therefore adversely impact the value of, their Plan Securities.

See Article XII, entitled “Certain Securities Law Matters” for additional information regarding restrictions on resale of the shares of Reorganized Key Common Stock.

5.	Potential for Dilution

In the future, Reorganized Key may issue equity securities to its officers, directors and employees under the New MIP that Reorganized Key intends to adopt to be effective on or following the Effective Date. Any ownership of the shares of Reorganized Key Common Stock or New Warrants on the Effective Date will be subject to dilution from any such equity issued under the New MIP. Furthermore, Reorganized Key may issue equity securities in connection with future investments, acquisitions or capital raising transactions. Such grants or issuances could constitute a substantial portion of the then-outstanding common stock, which may result in substantial dilution in ownership to holders of shares of Reorganized Key Common Stock and New Warrants.

6.	Dividends Not Expected in Foreseeable Future

Reorganized Key does not anticipate that cash dividends or other distributions will be paid with respect to the shares of Reorganized Key Common Stock in the foreseeable future and there can be no assurance that such dividends or other distributions will be paid at any time in the future or at all. In addition, restrictive covenants in the New Term Loan Documents and the New ABL Credit Facility Documents and/or certain debt instruments to which Reorganized Key will, or may, be a party, may limit the ability of Reorganized Key to pay dividends or for Reorganized Key to receive dividends from its subsidiaries. As a result, holders of shares of Reorganized Key Common Stock likely will not be able to realize a return on their investment, if any, until the shares are sold.

7.	Risks Related to the Value of Reorganized Key Common Stock and New Warrants

The Plan, as outlined in the Plan Support Agreement, provides that the Debtors’ outstanding Senior Notes will be converted into equity of Reorganized Key and that shares of Existing Key Common Stock will be extinguished upon the Debtors’ emergence from the Chapter 11 Cases. Holders of Existing Key Common Stock will have the opportunity to receive Reorganized Key Common Stock and New Warrants and certain Holders of Existing Key Common Stock will have the opportunity to participate in the Rights Offering and the Equity Holder Cash-Out Subscription on the terms described herein.

Even if the Plan is confirmed as currently outlined, the value of the Plan Securities that are issued thereunder is highly speculative and the exercise prices of the New Warrants are based upon assumed equity values that may never be attained. In addition, the value of shares of Reorganized Key Common Stock and the New Warrants may be adversely affected by a number of factors, including many of the risks described in this Disclosure Statement. If, for example, Reorganized Key fails to comply with the covenants in the New Financing Facilities, resulting in an event of default thereunder, certain of Reorganized Key’s outstanding indebtedness could be accelerated, which could have a material adverse effect on the value of the shares of Reorganized Key Common Stock and the New Warrants.

8.	Ranking of Reorganized Key Common Stock

Reorganized Key Common Stock (including, without limitation, the shares of Reorganized Key Common Stock being exchanged for the Class 5 Senior Notes Claims under the Plan) will rank junior to all of Reorganized Key’s existing and future liabilities (including, without limitation, the New ABL Credit Facility and the New Term Loan Facility). In addition, in the event of a subsequent bankruptcy, liquidation, or winding-up, Reorganized Key’s assets will be available for distribution to holders of the shares of Reorganized Key Common Stock only after all of Reorganized Key’s indebtedness and other liabilities and any other senior securities have been paid. As a result, the remaining assets of the debtors in such a subsequent bankruptcy may not be sufficient to provide a recovery for holders of shares of Reorganized Key Common Stock.

D.	Risks Related to the Primary Rights Offering and Backstop Commitment

1.	Modification of Rights Offering Procedures

The Debtors may (i) increase or decrease the amount of the Rights Offering, extend the Primary Rights Offering Expiration Date or change which parties constitute Qualifying Noteholders or Qualifying Equity Holders, with the approval of the Required Backstop Participants and, if applicable, the Required Consenting Creditors and (ii) adopt additional detailed procedures (or make other changes to the procedures governing the Rights Offering) to more efficiently administer the distribution and exercise of the rights granted pursuant to the Rights Offering, if necessary in the Debtors’ business judgment. Such modifications may adversely affect the rights of those participating in the Rights Offering and the recipients of Plan Securities.

2.	Subscriptions Under the Rights Offering and Equity Holder Cash-Out Subscription Subject to Adjustment and Reduction

Qualifying Equity Holders and Qualifying Noteholders may not, under certain circumstances, receive the full number of Plan Securities for which such Qualifying Equity Holders and/or Qualifying Noteholders subscribe pursuant to the Rights Offering and Equity Holder Cash-Out Subscription, as applicable. Subscriptions under each of the Rights Offering and Equity Holder Cash-Out Subscription are subject, in certain cases, to adjustment and reduction. Under the Rights Offering, in the event the Qualifying Equity Holders in the aggregate subscribe for more than 100% of the Primary Rights Offering Common Stock available for subscription by Qualifying Equity Holders or Incremental Liquidity Equity-Allocated Shares, the number of such shares of Primary Rights Offering Common Stock and/or Incremental Liquidity Equity-Allocated Shares to be allocated and, ultimately, issued to each subscribing Qualifying Equity Holder will be adjusted in a pro rata manner in accordance with the Rights Offering Documents. Additionally, because the size and necessity of the Incremental Liquidity Rights Offering will not be known until the administration of the Minimum Liquidity Test, participants in the Incremental Liquidity Rights Offering may ultimately subscribe for an aggregate amount that exceeds the value of the Incremental Liquidity Shares to be issued, if any.

The number of Equity Holder Cash-Out Shares and Warrants ultimately issued under the Equity Holder Cash-Out Subscription is similarly subject to adjustment based on the determination of the total number of available Equity Holder Cash-Out Shares and Warrants. The allocation of Equity Holder Cash-Out Shares and Warrants is also subject to proration based on the extent to which Qualifying Equity Holders choose to participate in the Equity Holder Cash-Out Subscription. Further, the Equity Holder Cash-Out Subscription may be limited to the extent the Debtors, in consultation with the Required Consenting Noteholders, determine necessary to comply with one or more requirements for listing on NYSE or NASDAQ. In any case, any excess funds will be refunded, without interest, to the applicable Qualifying Equity Holders, as a result of any such adjustments.

3.	Inability to Obtain Entry of Backstop Order

The Backstop Commitment provided in the Backstop Agreement is meant to provide the Debtors assurance that they will receive the entire Primary Rights Offering Amount, and, if required, the full amount of the Incremental Liquidity Rights Offering, and entry of the Backstop Order approving the Backstop Agreement is a condition precedent to the effectiveness of the Plan. Thus, any failure to obtain entry of the Backstop Order could lead to non-effectiveness of the Plan, and the Restructuring may be adversely affected.

In addition, the Bankruptcy Court’s approval of the Backstop Agreement and the Rights Offering Procedures is one of the milestones of the Plan Support Agreement. Failure to meet one of the milestones in the Plan Support Agreement would provide grounds for terminating the Plan Support Agreement, and imperil the successful consummation of the Plan and the Rights Offering.

4.	Inability to Satisfy Conditions Precedent in the Backstop Agreement

The Backstop Agreement is subject to several conditions, including satisfaction of the Minimum Liquidity Test by the Debtors (after giving effect to the funding of the Primary Rights Offering and the Incremental Liquidity Rights Offering, if any), receipt of all required governmental and material third-party approvals, including approval under applicable Antitrust Laws, and the absence of a material adverse effect with respect to the Debtors, in each case as set forth in the Backstop Agreement. Satisfaction of these conditions is a condition precedent to effectiveness of the Plan and consummation of the Rights Offering. There is no guarantee that the Debtors will be able to satisfy such conditions, and if the Debtors fail to satisfy such conditions, the condition precedent will not be satisfied, the Restructuring may be adversely affected, and Senior Notes Rights Offering Participants and Equity Holder Rights Offering Participants may not be issued shares of Reorganized Key Common Stock pursuant to the Rights Offering.

5.	Termination of the Backstop Agreement

The Backstop Agreement contains certain provisions that allow for termination of the agreement under certain circumstances by Key and/or any Backstop Participant. These provisions include, but are not limited to, termination rights as to individual Non-Defaulting Backstop Participants upon the occurrence of certain events, including but not limited to the inability of the conditions precedent to the Backstop Agreement to be satisfied or waived or the failure of the closing under the Backstop Agreement to occur by the earlier of either (i) 110 days after the Petition Date or (ii) an outside date of March 21, 2017. Additionally, the Backstop Agreement will terminate automatically if, within eight (8) Business Days of any termination by a Backstop Participant or a default under the Backstop Agreement by a Backstop Participant, the other Backstop Participants have not assumed 100% of the rights and obligations of the defaulting or terminating Backstop Participant, as applicable, subject to the terms and conditions of the Backstop Agreement. There is no guarantee that the events and circumstances giving rise to a right of termination under or an automatic termination of the Backstop Agreement will not occur. If the Backstop Agreement is terminated, the Restructuring may be adversely affected and, as a result, the Chapter 11 Cases could be protracted, which could significantly and detrimentally impact relationships with creditors, vendors, suppliers, employees, and customers.

E.	Additional Risks, Uncertainties, and Other Factors

Additional risks, uncertainties and other important factors could cause the Debtors’ and Reorganized Debtors’ actual performance or achievements to be materially different from those that they may project at this time. For a further description of additional risk factors that could have a significant impact on the Company’s operating performance, see “Risk Factors” in Key’s Annual Report on Form 10-K for the year ended December 31, 2015 and the “Additional Risk Factors” attached as Exhibit 99.4 to Key’s Current Report on Form 8-K, dated August 25, 2016, and for additional disclosures regarding risks and forward-looking statements, see Key’s other filings with the SEC.

XII.	CERTAIN SECURITIES LAW MATTERS

A.	Plan Securities

The following is a discussion of the federal and state securities laws applicable to the offer, issuance, distribution and sale of Plan Securities.

B.	Issuance and Resale of Plan Securities under the Plan

1.	Exemptions from Registration Requirements of the Securities Act and State Blue Sky Laws

The Debtors believe that, subject to certain exceptions described below, various provisions of the Securities Act, the Bankruptcy Code, and Blue Sky Laws exempt from federal and state securities registration requirements (a) the offer and the sale of securities pursuant to the Plan and (b) subsequent transfers of such securities. The Debtors have not filed a registration statement under the Securities Act or any other federal or state securities laws with respect to the new securities that may be deemed to be offered by virtue of the Solicitation or pursuant to or in connection with the Plan.

The Debtors are relying on exemptions from the registration requirements of the Securities Act, including, without limitations, section 3(a)(9) and section 18(b)(4)(E) thereof, to exempt the offering of the shares of Reorganized Key Common Stock to Holders of Senior Notes Claims pursuant to the Solicitation. Section 3(a)(9) of the Securities Act provides that the registration requirements of the Securities Act will not apply to “any security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.” Section 18(b)(4)(E) provides, among other things, that state securities laws will not apply to securities that are exempt from federal registration under section 3(a)(9) of the Securities Act. The Debtors do not have any contract, arrangement, or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent, or any other person for soliciting votes to accept or reject the Plan. In addition, no broker, dealer, salesperson, agent, or any other person, is engaged or authorized to express any statement, opinion, recommendation, or judgment with respect to the relative merits and risks of the Plan.

Section 1145(a)(1) of the Bankruptcy Code provides that the registration requirements of section 5 of the Securities Act (and any applicable Blue Sky Laws) will not apply to the offer or sale of securities under a plan of reorganization from registration if three principal requirements are satisfied: (1) the securities must be issued “under a plan” of reorganization by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor; (2) the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expenses in the case concerning the debtor or such affiliate; and (3) the securities must be issued in exchange for the recipient’s claim against or interest in the debtor, or such affiliate, or “principally” in such exchange and “partly” for cash or property. The Debtor is relying on the exemption provided by section 1145(a)(1) of the Bankruptcy Code from the registration requirements of the Securities Act to exempt the offering, issuance and distribution of: (i) shares of Reorganized Key Common Stock to Holders of Allowed Existing Key Common Stock pursuant to the Plan, (ii) New Warrants to Holders of Allowed Existing Key Common Stock pursuant to the Plan (and any shares of Reorganized Key Common Stock to such Holders upon proper exercise of the New Warrants pursuant to the terms of the New Warrant Agreement(s)) and (iii) shares of Reorganized Key Common Stock to Holders of Allowed Senior Note Claims pursuant to the Plan.

The Debtors are also relying on exemptions from the registration requirements of the Securities Act, including, without limitations, Section 4(a)(2) thereof and Rule 506 of Regulation D of the Securities Act (“Regulation D”) thereunder, to exempt the offering, issuance, distribution and sale of: (i) the Primary Rights Offering Common Stock to Qualifying Equity Holders and Qualifying Noteholders (including the Backstop Participants in their capacity as such) under the Primary Rights Offering, (ii) the unsubscribed Primary Rights Offering Common Stock and Incremental Liquidity Shares, if any, to the Closing Backstop Participants pursuant to the terms of the Backstop Agreement, (iii) the shares of Reorganized Key Common Stock to the Closing Backstop Participants as the Put Premium, (iv) the shares of Reorganized Key Common Stock to the Qualifying Equity Holders and Qualifying Noteholders as Incremental Liquidity Shares, if any, and (v) the shares of Reorganized Key Common Stock and New Warrants purchased by Qualifying Equity Holders pursuant to the Equity Holder Cash-Out Subscription (collectively, the “Section 4(a)(2) Securities”). Section 4(a)(2) of the Securities Act exempts transactions not involving a public offering, and Regulation D provides a safe harbor under section 4(a)(2) for transactions that meet certain requirements, including that the investors participating therein qualify as Accredited Investors. The Debtors believe that each of the Holders of Claims receiving Plan Securities pursuant to the Backstop Agreement will be an Accredited Investor and the Rights Offering and Equity Holder Cash-Out Subscription are structured to be available only to Holders who certify they are Accredited Investors.

In reliance upon these exemptions and the exemption set forth in the preceding paragraphs, including the exemption provided by sections 3(a)(9), 4(a)(2) and 18(b)(4)(E) of the Securities Act and section 1145 of the Bankruptcy Code, the Debtors believe that the anticipated offer, issuance and distribution of Plan Securities under the Solicitation and the Plan will be exempt from registration under the Securities Act and any applicable Blue Sky Laws.

2.	Resale of Plan Securities

To the extent that the issuance of securities pursuant to the Plan is covered by section 1145 of the Bankruptcy Code, such securities may be resold without registration under the Securities Act or other federal securities laws, unless the holder is an “underwriter” (as discussed below) with respect to such securities, as that term is defined in section 2(a)(11) of the Securities Act and in the Bankruptcy Code. In addition, securities governed by section 1145 of the Bankruptcy Code generally may be able to be resold without registration under applicable Blue Sky Laws pursuant to various exemptions provided by the respective Blue Sky Laws of the various states; however, the availability of such exemptions cannot be known unless individual states’ Blue Sky Laws are examined.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (1) with a view to distribution of such securities and (2) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a Person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an “underwriter” within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a person is an “underwriter” under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “controlling persons” of the issuer of the securities. “Control,” as defined in Rule 405 under the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “controlling person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of a class of securities of a reorganized debtor may be presumed to be a “controlling person” and, therefore, an underwriter.

Resales of Plan Securities by Persons or Entities deemed to be “underwriters” (which definition includes “controlling persons”) are not exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Under certain circumstances, holders of Plan Securities who are deemed to be “underwriters” may be entitled to resell their securities pursuant to the non-exclusive safe harbor resale provisions of Rule 144 of the Securities Act.

Recipients of Plan Securities are advised to consult with their own legal advisors as to the availability of any such exemption from registration under the Bankruptcy Code, the Securities Act and any applicable Blue Sky Laws in any given instance and as to any applicable requirements or conditions to such availability.

Generally, Rule 144 of the Securities Act would permit the public sale of securities received by such person after a specified holding period if current information regarding the issuer is publicly available and certain other conditions are met, and, if such seller is an Affiliate of the issuer, if volume limitations, and manner of sale requirements are met. Whether any particular Person or Entity would be deemed to be an “underwriter” (including whether the person or entity is a “controlling person”) with respect to such Plan Securities would depend upon various facts and circumstances applicable to that Person or Entity. Accordingly, the Debtors express no view as to whether any Person or Entity would be deemed an “underwriter” with respect to the Plan Securities and, in turn, whether any recipient of Plan Securities may freely resell such securities.

The Debtors recommend that potential recipients of securities under the Plan consult their own counsel concerning their ability to trade such securities without compliance with the registration requirements of applicable federal and state securities laws.

3.	Resale of Other Securities Exempt from Registration Requirements Pursuant to Section 4(a)(2) of the Securities Act

The Section 4(a)(2) Securities will be offered, issued, distributed, and sold without registration under the Securities Act and applicable Blue Sky Laws and in reliance upon the exemption set forth in section 4(a)(2) of the Securities Act and Regulation D. This offer, issuance, distribution and sale will not be exempt under section 1145 of the Bankruptcy Code. Therefore, such Plan Securities will be considered “restricted securities” as defined by Rule 144 of the Securities Act and may not be resold under the Securities Act and applicable Blue Sky Laws absent an effective registration statement, or pursuant to an applicable exemption from registration, under the Securities Act and pursuant to applicable Blue Sky Laws. Generally, Rule 144 of the Securities Act would permit the public sale of securities received by such person after a specified holding period if current information regarding the issuer is publicly available and certain other conditions are met, and, if such seller is an Affiliate of the issuer, if volume limitations and manner of sale requirements are met. The Debtors express no view as to whether any person may freely resell the Section 4(a)(2) Securities. The Debtors recommend that potential recipients of the Section 4(a)(2) Securities consult their own counsel concerning their ability to freely trade such securities without registration under applicable federal securities laws and Blue Sky Laws.

XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.	Introduction

The following discussion is a summary of certain U.S. federal income tax consequences of the Consummation of the Plan to the Debtors and to certain Holders of Claims and Interests. Except as otherwise described herein, the following summary does not address the U.S. federal income tax consequences to Holders of Claims or Interests not entitled to vote to accept or reject the Plan. This summary is based on the IRC, the U.S. Treasury Regulations promulgated thereunder, judicial authorities, published administrative positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Legislative, judicial or administrative changes or interpretations hereafter enacted could alter or modify the analysis and conclusions set forth below. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained and the Debtors do not intend to seek a ruling from the IRS as to any of the tax consequences of the Plan discussed below. The discussion below is not binding upon the IRS or any court. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein. Except as otherwise discussed herein, this summary does not address the U.S. Federal income tax consequences to Holders of Claims or Interests that are not “United States persons” (within the meaning of section 7701(a)(30) of the IRC). This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors or to certain Holders in light of their individual circumstances. This discussion does not address tax issues with respect to Holders subject to special treatment under the U.S. federal income tax laws (including, for example, banks, governmental authorities or agencies, pass-through entities, subchapter S corporations, dealers and traders in securities, insurance companies, financial institutions, tax-exempt organizations, small business investment companies, foreign taxpayers, persons who are related to the Debtors within the meaning of the IRC, persons using a mark-to-market method of accounting, Holders of Claims who are themselves in bankruptcy, and regulated investment companies and those holding, or who will hold, Claims, debt of Reorganized Key, or shares of Reorganized Key Common Stock, as part of a hedge, straddle, conversion, or other integrated transaction). No aspect of state, local, estate, gift, or non-U.S. taxation is addressed. Furthermore, this summary assumes that a Holder of a Claim or Interest holds only Claims or Interests in a single Class and that each Holder holds its Claim or Interest as a “capital asset” (within the meaning of section 1221 of the IRC). In addition, this summary does not discuss the consequences of owning shares of Reorganized Key Common Stock. Except as stated otherwise, this summary also assumes that the various debt and other arrangements to which the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form.

The discussion herein does not address the consequences to the Backstop Participants resulting from their Backstop Commitment pursuant to the Backstop Agreement, including any changes to such Holders to the expected tax treatment described herein for transactions pursuant to the Plan. The Backstop Participants are urged to consult their own tax advisors as to the expected tax consequences to them of participating in the Backstop Commitment.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR INTEREST. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.

B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors

1.	Cancellation of Debt and Reduction of Tax Attributes

Absent an exception, a debtor will recognize cancellation of debt income (“COD Income”) upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (x) the amount of Cash paid, (y) the issue price of any new indebtedness of the taxpayer issued and (z) the fair market value of any new consideration (including equity) given in satisfaction of such indebtedness at the time of the exchange.

A debtor will not, however, be required to include any amount of COD Income in gross income if the debtor is under the jurisdiction of a bankruptcy court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income. In general, tax attributes will be reduced in the following order: (a) NOLs; (b) most tax credits; (c) capital loss carryovers; (d) tax basis in assets; (e) passive activity loss and credit carryovers; and (f) foreign tax credits. A debtor with COD Income may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the IRC. Absent such election, a debtor’s tax basis in its assets cannot be reduced below the total amount of its liabilities outstanding immediately after the discharge. In the context of a group of corporations filing a consolidated federal income tax return, special rules apply to determine how the tax attributes of the group are reduced.

Because the Plan provides that Holders of Term Loan Claims will receive New Term Loans, and Holders of Secured Notes Claims will receive shares of Reorganized Key Common Stock, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced, will depend in part on the issue price of the New Term Loans and the fair market value of the shares of Reorganized Key Common Stock. This value cannot be known with certainty until after the Effective Date. However, as a result of the Consummation of the Plan, the Debtors currently expect that their federal NOLs (approximately $244 million as of December 31, 2015) may be eliminated and there may be material reductions in, or elimination of, other tax attributes. The Debtors do not currently anticipate making the election under section 108(b)(5) of the IRC to reduce basis in depreciable assets prior to reducing NOLs.

2.	Limitation of Tax Attributes

As noted above, the Debtors currently expect that their federal NOLs may be eliminated as a result of the bankruptcy exception to inclusion of COD Income. In addition to NOLs, the Debtors have a capital loss carryover of approximately $61 million (as of December 31, 2015) and significant tax basis in assets. The amount of remaining tax attributes that will be available to the Reorganized Debtors at emergence is based on a number of factors and is impossible to calculate at this time. Some of the factors that will impact the amount of available tax attributes include: (a) the amount of tax losses incurred by the Debtors in 2016; (b) the fair market value of the shares of Reorganized Key Common Stock; and (c) the amount of COD Income incurred by the Debtors in connection with Consummation of the Plan. Following Consummation of the Plan, the Debtors anticipate that any remaining capital loss carryover, tax credit carryovers and certain other tax attributes allocable to periods before the Effective Date (“Pre-Change Losses”) may be subject to limitation under sections 382 and 383 of the IRC by reason of the transactions pursuant to the Plan.

Under sections 382 and 383 of the IRC, if a corporation undergoes an “ownership change,” the amount of its Pre-Change Losses that may be utilized to offset future taxable income generally is subject to an annual limitation. The Debtors anticipate that the issuance of the shares of Reorganized Key Common Stock pursuant to the Plan will result in an “ownership change” of the Reorganized Debtors for these purposes, and that the Debtors’ use of their Pre-Change Losses will be subject to limitation unless an exception to the general rules of section 382 of the IRC applies. This limitation is independent of, and in addition to, the reduction of tax attributes described in the preceding section resulting from the exclusion of COD Income.

For this purpose, if a corporation has a “net unrealized built-in loss” (generally, an aggregate amount of tax basis in excess of fair market value) at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then generally built-in losses (including amortization and depreciation deductions attributable to such built-in losses) recognized during the following five-years (up to the amount of the original net unrealized built-in loss) will be treated as Pre-Change Losses and similarly will be subject to the annual limitation. In general, a corporation’s net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000 or (b) 15 percent of the fair market value of its assets (with certain adjustments) before the ownership change. The Debtors may have a net unrealized built-in loss as of the Effective Date.

(a)	General Section 382 Annual Limitation

This discussion refers to the limitation determined under section 382 of the IRC in the case of an ownership change as the “Section 382 Limitation.” In general, the annual Section 382 Limitation on the use of Pre-Change Losses in any “post-change year” is equal to the product of (1) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments) multiplied by (2) the “long term tax exempt rate” (which is currently 2.08%). The Section 382 Limitation may be increased during the five-year period following the ownership change to the extent that the Debtors have a “net unrealized built-in gain” rather than a net unrealized built-in loss as of the Effective Date. Section 383 of the IRC applies a similar limitation to capital loss carryforwards and tax credits. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, if a corporation that has undergone an ownership change does not continue its historic business or use a significant portion of its historic assets in a new business for at least two years after the ownership change, the Section 382 Limitation is generally reduced to zero, thereby precluding any utilization of the corporation’s Pre-Change Losses (absent any increases due to net unrealized built-in gain discussed above). As discussed below, however, special rules may apply in the case of a corporation which experiences an ownership change as the result of a bankruptcy proceeding.

(b)	Special Bankruptcy Exceptions

An exception to the foregoing annual limitation rules generally applies when shareholders and/or so-called “qualified creditors” of a debtor company in chapter 11 receive, in respect of their claims or interests, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in chapter 11) pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). Under the 382(l)(5) Exception, a debtor’s Pre-Change Losses are not limited on an annual basis but, instead, the debtor’s NOL carryforwards are required to be reduced by the amount of any interest deductions claimed during any taxable year ending during the three-year period preceding the taxable year that includes the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock in the reorganization. If the 382(l)(5) Exception applies and the debtor undergoes another ownership change within two years after consummation, then the debtor’s Pre-Change Losses effectively are eliminated in their entirety.

A “qualified creditor” is any creditor who has held the debt of a debtor for at least eighteen months prior to the petition date or who has held “ordinary course indebtedness” that has been owned at all times by such creditor. A creditor who does not become a direct or indirect five percent shareholder of a reorganized debtor may generally be treated by the debtor as having always held any debt owned immediately before the ownership change.

Where the 382(l)(5) Exception is not applicable (either because the debtor does not qualify for it or the debtor otherwise elects not to utilize the 382(l)(5) Exception), a second special rule will generally apply (the “382(l)(6) Exception”). When the 382(l)(6) Exception applies, a debtor corporation that undergoes an ownership change generally is permitted to determine the fair market value of its stock after taking into account the increase in value resulting from any surrender or cancellation of creditors’ claims in the bankruptcy. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an ownership change to be determined before the events giving rise to the change. The 382(l)(6) Exception differs from the 382(l)(5) Exception in that the debtor corporation is not required to reduce its NOL carryforwards by interest deductions in the manner described above, and the debtor may undergo a change of ownership within two years without triggering the elimination of its Pre-Change Losses. An election to apply the 382(l)(6) Exception rather than the 382(l)(5) Exception must be made on the tax return for the year in which the Effective Date occurred.

The Debtors have not yet determined whether or not the 382(l)(5) Exception will apply. It is possible that the Debtors will not qualify for the 382(l)(5) Exception. Alternatively, the Reorganized Debtors may decide to elect out of the 382(l)(5) Exception, particularly if it appears likely that another ownership change will occur within two years after emergence. In either such case, the 382(l)(6) Exception would apply. The Reorganized Debtors will evaluate the known circumstances at the time, and assuming the 382(l)(5) Exception is available, decide which exception to apply. In either case, the Debtors expect that their use of Pre-Change Losses (if any) after the Effective Date will be subject to limitation based on the rules discussed above. Regardless of whether the Reorganized Debtors take advantage of the 382(l)(6) Exception or the 382(l)(5) Exception, the Reorganized Debtors’ use of their Pre-Change Losses after the Effective Date may be adversely affected if an “ownership change” within the meaning of section 382 of the IRC were to occur after the Effective Date.

3.	Alternative Minimum Tax

In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent such tax exceeds the corporation’s regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. For example, except for alternative tax NOLs generated in or deducted as carryforwards in taxable years ending in certain years, which can offset 100% of a corporation’s AMTI, only 90% of a corporation’s AMTI may be offset by available alternative tax NOL carryforwards. Additionally, under section 56(g)(4)(G) of the IRC, an ownership change (as discussed above) that occurs with respect to a corporation having a net unrealized built-in loss in its assets will cause, for AMT purposes, the adjusted basis of each asset of the corporation immediately after the ownership change to be equal to its proportionate share (determined on the basis of respective fair market values) of the fair market value of the assets of the corporation, as determined under section 382(h) of the IRC, immediately before the ownership change.

C.	Certain U.S. Federal Income Tax Consequences of the Plan to Holders of Claims and Interests

The U.S. federal income tax consequences of the Plan to Holders of Claims and Interests, including the character and amount of income, gain or loss recognized as a consequence of the Plan, will depend upon, among other things, (i) the manner in which a Holder acquired a Claim or Interest; (ii) the length of time the Claim or Interest has been held; (iii) whether the Claim or Interest is a capital asset in the hands of the Holder; (iv) the method of tax accounting of the Holder; and (v) with respect to any Claim, (A) whether the Claim was acquired at a discount, (B) whether the Holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years, (C) whether the Holder has previously included in income accrued but unpaid interest with respect to the Claim, and (D) whether the Claim is an installment obligation for U.S. federal income tax purposes.

EACH HOLDER OF A CLAIM OR INTEREST AFFECTED BY THE PLAN IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

1.	General

A Holder of a Claim may recognize ordinary income or loss with respect to any portion of its Claim attributable to accrued but unpaid interest. A Holder who did not previously include in income accrued but unpaid interest attributable to its Claim, and who receives a distribution on account of its Claim pursuant to the Plan, will be treated as having received interest income to the extent that any consideration received is characterized for U.S. federal income tax purposes as a payment of interest, regardless of whether such Holder realizes an overall gain or loss as a result of surrendering its Claim. In general, a Holder that previously included in its income accrued but unpaid interest attributable to its Claim will recognize an ordinary loss to the extent that such accrued but unpaid interest is not satisfied, regardless of whether such Holder realizes an overall gain or loss as a result of the distribution it may receive under the Plan on account of its Claim. Although the manner in which consideration is to be allocated between accrued interest and principal for these purposes is unclear under present law, the Debtors intend to allocate for U.S. federal income tax purposes the consideration paid pursuant to the Plan with respect to a Claim first to the principal amount of such Claim as determined for U.S. federal income tax purposes and then to accrued interest, if any, with respect to such Claim. Accordingly, in cases where a Holder receives consideration in an amount that is less than the principal amount of its Claim, the Debtors intend to allocate the full amount of consideration transferred to such Holder to the principal amount of such obligation and to take the position that no amount of the consideration to be received by such Holder is attributable to accrued interest. There is no assurance that such allocation will be respected by the IRS for U.S. federal income tax purposes.

Subject to the foregoing rules relating to accrued interest, gain or loss recognized for U.S. federal income tax purposes as a result of the consummation of the Plan by Holders of Claims or Interests that hold their Claims or Interests as capital assets generally will be treated as a gain or loss from the sale or exchange of such capital asset. Capital gain or loss will be long-term if the Claim or Interest was held by the Holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate Holder only to offset capital gains, and by an individual Holder only to the extent of capital gains plus $3,000 of other income.

2.	Market Discount

The market discount provisions of the IRC may apply to holders of certain Claims. In general, a debt obligation that is acquired by a holder in the secondary market is a “market discount bond” as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, its adjusted issue price) exceeds, by more than a statutory de minimis amount, the tax basis of the debt obligation in the holder’s hands immediately after its acquisition (any such excess, “market discount”). In general, a market discount obligation is treated as having accrued market discount as of any date equal to the total market discount multiplied by a fraction, the numerator of which is the number of days the holder has owned the market discount obligation and the denominator of which is the total number of days that remained until maturity at the time the holder acquired the market discount obligation. If a Holder has Claims with accrued market discount and such Holder realizes gain upon the exchange of its Claims for property pursuant to the Plan, such Holder may be required to include as ordinary income the amount of such accrued market discount to the extent of such realized gain. Holders who have Claims with accrued market discount should consult their tax advisors as to the application of the market discount rules to them in view of their particular circumstances. In particular, Holders of Claims that are “securities” for U.S. federal income tax purposes and that are exchanged for shares of Reorganized Key Common Stock should consult their tax advisors regarding recognition of ordinary income upon a subsequent disposition of such shares of Reorganized Key Common Stock. See “Definition of Security,” below.

3.	Definition of “Security”

The term “security” is not defined in the IRC or in the Treasury Regulations. Whether an instrument constitutes a “security” for U.S. federal income tax purposes is determined based on all of the facts and circumstances. Certain authorities have held that one factor to be considered is the length of the initial term of the debt instrument. These authorities have indicated that an initial term of less than five years is evidence that the instrument is generally not a security, whereas an initial term of ten years or more is evidence that it is a security. Treatment of an instrument with an initial term between five and ten years is generally unsettled. Numerous factors other than the term of an instrument could be taken into account in determining whether a debt instrument is a security, including, but not limited to, whether repayment is secured, the level of creditworthiness of the obligor, whether the instrument is subordinated, whether the holders have the right to vote or otherwise participate in the management of the obligor, whether the instrument is convertible into an equity interest, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or are accrued.

4.	Consequences to Holders of Term Loan Claims

Holders of Term Loan Claims will receive Cash and an interest in the New Term Loan Facility in exchange for their Term Loan Claims.

The tax consequences to a Holder of a Term Loan Claim will depend on whether each of the debt underlying its Term Loan Claim and its interest in the New Term Loan Facility is a “security” for U.S. federal income tax purposes. Although not free from doubt, it is likely that neither the debt underlying the Term Loan Claims nor interests in the New Term Loan Facility will constitute “securities” for U.S. federal income tax purposes. See “Definition of ‘Security’,” above. Holders of Term Loan Claims are encouraged to consult with their tax advisors in connection with the determination of whether the Term Loan Claims or the interests in the New Term Loan Facility constitute “securities” for U.S. federal income tax purposes. The remainder of this discussion assumes that neither the debt underlying the Term Loan Claims nor the interests in the New Term Loan Facility constitute “securities” for U.S. federal income tax purposes.

Each Holder’s exchange of its Term Loan Claim for Cash and an interest in the New Term Loan Facility will be a taxable transaction, and each Holder will be required to recognize gain or loss equal to the full amount of gain or loss realized on the exchange of its Term Loan Claim. For this purpose, each Holder of a Term Loan Claim will realize gain or loss in an amount equal to the difference between the adjusted tax basis in its Claim surrendered in the exchange, determined immediately prior to the Effective Date, and the sum of (i) the amount of Cash received and (ii) the “issue price” of the Holder’s interest in the New Term Loan Facility. See “Tax Treatment of New Term Loan,” below, for a discussion related to the determination of the issue price of the New Term Loan Facility. A Holder’s tax basis in the New Term Loan Facility interest should equal its issue price. See “Tax Treatment of New Term Loan,” below, for a discussion related to the determination of the issue price of the New Term Loan Facility. A Holder’s holding period for the New Term Loan Facility interest received on the Effective Date should begin on the day following the Effective Date.

5.	Consequences to Holders of Senior Notes Claims

Holders of Senior Notes Claims will receive shares of Reorganized Key Common Stock in exchange for their Senior Notes Claims. In addition, Qualifying Noteholders receive the Noteholder Rights and the other Holders of Senior Notes will receive Cash in lieu of receiving such Noteholder Rights. Although not free from doubt, the

Debtors currently expect, and the discussion below assumes, that, for U.S. federal income tax purposes, a Qualifying Noteholder’s receipt of such Noteholder Rights will be treated as additional consideration received by such Holder in respect of its Senior Notes Claims. For further discussion of the receipt of the Noteholder Rights and a Holder’s participation in the Rights Offering, see “Tax Treatment of Rights,” below.

Each Holder of a Senior Notes Claim will realize gain or loss in an amount equal to the difference between (i) the adjusted tax basis in its Senior Notes, determined immediately prior to the Effective Date, and (ii) the sum of (a) the fair market value of shares of Reorganized Key Common Stock received and (b) the fair market value of the Noteholder Rights received (or, in the case of Holders receiving Cash in lieu of such Noteholder Rights, the amount of Cash received).

The tax consequences to a Holder of a Senior Notes Claim depend, in part, upon whether the Senior Notes are “securities” for U.S. federal income tax purposes. Although not free from doubt, it is likely that the Senior Notes will be treated as “securities” for U.S. federal income tax purposes. See “Definition of ‘Security’,” above. Holders are encouraged to consult with their tax advisors in connection with the determination of whether the Senior Notes are “securities” for U.S. federal income tax purposes. The remainder of this discussion assumes that the Senior Notes constitute “securities” for U.S. federal income tax purposes.

A Holder’s exchange of its Senior Notes Claim for shares of Reorganized Key Common Stock and receipt of Noteholder Rights will be treated as a recapitalization for U.S. federal income tax purposes. A Holder who realizes loss will not be permitted to recognize such loss, except to the extent of any loss attributable to accrued but unpaid interest with respect to such Senior Notes Claim. A Holder’s tax basis in its Senior Notes Claim will be allocated between the shares of Reorganized Key Common Stock and Noteholder Rights received based on their relative fair market values on the Effective Date. A Holder’s holding period in each of the Reorganized Key Common Stock and the Noteholder Rights will generally be measured from the date on which it acquired its Senior Notes.

A Holder’s exchange of its Senior Notes Claim for shares of Reorganized Key Common Stock and receipt of Cash in lieu of Noteholder Rights will be treated as a recapitalization for U.S. federal income tax purposes. Accordingly, (i) a Holder who realizes loss will not be permitted to recognize such loss, except to the extent of any loss attributable to accrued but unpaid interest with respect to such Senior Notes Claim and (ii) a Holder who realizes gain will be required to recognize gain equal to the lesser of (A) the amount of gain realized and (B) the amount of Cash received. A Holder’s tax basis in the shares of Reorganized Key Common Stock received will equal its adjusted tax basis in its Senior Notes, increased by the amount of gain recognized, if any, and reduced by the amount of Cash received. A Holder’s holding period in its shares of Reorganized Key Common Stock will generally be measured from the date on which it acquired its Senior Notes.

6.	Consequences to Holders of Existing Key Common Stock

A Holder of Allowed Existing Key Common Stock will receive Equity Plan Securities or, if such Holder elects to receive its Equity Holder Cash-Out Amount, Cash. In addition, each Qualifying Equity Holder will receive the Equity Holder Rights. The treatment of a Holder’s receipt of Plan Securities or Cash, as well as a Holder’s receipt of the Equity Holder Rights, if any, is uncertain. Although not free from doubt, the Debtors currently expect, and the discussion below assumes, that a Qualifying Equity Holder’s receipt of Equity Plan Securities or Cash, as well as the receipt of any Equity Holder Rights, will be treated as consideration by such Holder. For further discussion of the receipt of the Equity Holder Rights and a Holder’s potential participation in the Primary Rights Offering, Incremental Liquidity Rights Offering, and the Equity Holder Cash-Out Subscription, see “Tax Treatment of Noteholder Rights and Equity Holder Rights,” below.

A Holder of Existing Key Common Stock will realize gain or loss in an amount equal to the difference between (i) the adjusted tax basis in its shares of Existing Key Common Stock surrendered in the exchange, determined immediately prior to the Effective Date, and (ii) the sum of (a) the fair market values of any Equity Holder Rights and Plan Securities received and (b) if such Holder elects to receive the Equity Holder Cash-Out Amount, the Cash received.

A Qualifying Equity Holder’s receipt of Equity Holder Rights and Equity Plan Securities (or, if such Holder elects to receive the Equity Holder Cash-Out Amount, Cash) will be treated as a recapitalization. Accordingly, (i) a Holder who realizes loss will not be permitted to recognize such loss and (ii) a Holder who realizes gain will be required to recognize gain equal to the lesser of (A) the amount of gain realized and (B) the amount of Cash received, if any. A Holder’s tax basis in its Equity Holder Rights and any Equity Plan Securities received will equal its adjusted tax basis in its shares of Existing Key Common Stock, increased by the amount of gain recognized, if any, and reduced by the amount of Cash received, if any. If a Holder receives both Equity Holder Rights and Equity Plan Securities, such basis will be allocated amongst the Equity Holder Rights and Equity Plan Securities received, based on their relative fair market values as of the Effective Date. A Holder’s holding period in the Equity Holder Rights and any Equity Plan Securities received will generally be measured from the date it acquired its shares of Existing Key Common Stock.

The receipt by Holders of Allowed Existing Key Common Stock other than Qualifying Equity Holders of Equity Plan Securities in exchange for such Holders’ Existing Key Common Stock will be treated as a recapitalization. Accordingly, (i) a Holder who realizes loss on such exchange will not be permitted to recognize such loss and (ii) a Holder who realizes gain on the exchange will not be required to recognize such gain. A Holder’s tax basis in its Equity Plan Securities received in the exchange will equal its adjusted tax basis in its shares of Existing Key Common Stock. A Holder’s holding period in its Equity Plan Securities received in such exchange will generally be measured from the date on which it acquired its shares of Existing Key Common Stock.

A Holder of Allowed Existing Key Common Stock other than a Qualifying Equity Holder, who elects to receive the Equity Holder Cash-Out Amount will be required to recognize gain or loss equal to the full amount of gain or loss realized on the exchange of its shares of Existing Key Common Stock.

Contrary to the foregoing discussion, it is possible that a Holder of Existing Key Common Stock may be treated as having received the Equity Holder Rights, Equity Plan Securities and/or Cash as compensation or a fee for agreeing to provide the voluntary releases set forth in the Plan (rather than in exchange for such Holder’s Existing Key Common Stock). In such case, the receipt of Equity Plan Securities and Equity Holder Rights, if any, would not constitute a recapitalization, and the Holder would recognize immediate income in an amount equal to the sum of (i) the fair market value of any Equity Holder Rights and Equity Plan Securities received and (ii) the amount of Cash received, if any. A Holder would likely be permitted to claim a capital loss in an amount equal to the Holder’s adjusted tax basis in its shares of Existing Key Common Stock. A Holder’s tax basis in any Equity Holder Rights received and any Equity Plan Securities received would equal their fair market values on the Effective Date, and a Holder’s holding period in any Equity Holder Rights received and any Equity Plan Securities received would begin on the day following the Effective Date.

7.	Tax Treatment of Noteholder Rights and Equity Holder Rights

As discussed above, although not free from doubt, the Debtors expect, and the discussion herein assumes, that the receipt of Noteholder Rights or Equity Holder Rights, as applicable, will be treated as additional consideration under the Plan. In that case, the Holder will be treated as receiving the Noteholder Rights or Equity Holder Rights in a transaction that is distinct from, and occurs immediately prior to, the exercise of such Noteholder Rights or Equity Holder Rights by such Holders. Under such construct, the Holder’s basis in the shares of Reorganized Key Common Stock (and New Warrants, if applicable) received upon exercise would be equal to the sum of (i) the Holder’s basis in the Rights and (ii) the aggregate price paid by such Holder. A Holder’s holding period in the shares of Reorganized Key Common Stock (and New Warrants, if applicable) received upon exercise would commence upon the day following the date of exercise (or possibly on the date of exercise). If a Holder holds a Noteholder Right or Equity Holder Right that expires without being exercised, the Holder may be entitled to claim a capital loss in an amount equal to the Holder’s tax basis in such Noteholder Right or Equity Holder Right received.

It is possible, however, that a Holder’s receipt of Noteholder Rights or Equity Holder Rights and the exercise of such rights by such Holder could be treated as a single integrated transaction, in which case a portion of the shares of Reorganized Key Common Stock (and New Warrants, if applicable) received by a Holder upon exercise would be treated as having been received by such Holder as consideration under the Plan (or, as discussed above, potentially as compensation or a fee for agreeing to provide the voluntary releases set forth in the Plan, in the case of Qualifying Equity Holders), rather than by exercise of the Noteholder Rights or Equity Holder Rights, as applicable. In that case, the portion of shares of Reorganized Key Common Stock (and New Warrants, if applicable) treated as received by such Holder as consideration under the Plan would be treated similarly to other shares of Reorganized Key Common Stock (and New Warrants, if applicable) received in exchange for such Claim or Existing Key Common Stock, as discussed herein.

Regardless of the characterization of receipt and exercise of the Noteholder Rights or Equity Holder Rights, upon exercise of such a right, a Holder generally will not recognize income, gain or loss.

As noted above, the discussion herein does not address the consequences to the Backstop Participants resulting from their Backstop Commitment pursuant to the Backstop Agreement, including any changes to such Holders to the expected tax treatment described herein for transactions pursuant to the Plan. The Backstop Participants are urged to consult their own tax advisors as to the expected tax consequences to them of participating in the Backstop Commitment.

8.	Tax Treatment of New Term Loan

If the New Term Loan Facility is “publicly traded,” its issue price is generally expected to equal its fair market value on the Effective Date. If the New Term Loan Facility is not publicly traded, its issue price will depend on whether a substantial amount of the New Term Loan Facility is exchanged for debt instruments that are publicly traded, in which case the issue price of the New Term Loan Facility is generally expected to be determined by reference to the fair market value of the publicly traded debt for which a substantial amount of the New Term Loan Facility has been exchanged. Otherwise, the issue price of the New Term Loan Facility is generally expected to equal its stated redemption price at maturity. For these purposes, a debt instrument generally is treated as publicly traded if, at any time during the 31-day period ending 15 days after the issue date, the debt instrument is traded on an “established market.” Pursuant to applicable Treasury regulations, an “established market” need not be a formal market. It is sufficient if there is a readily available sales price for an executed purchase or sale of the new loans or existing claims, or if there is one or more “firm quotes” or “indicative quotes” for such new loans or existing claims, in each case as such terms are defined in applicable Treasury regulations. If Reorganized Key determines that the New Term Loan Facility is traded on an established market, such determination will be binding on a Holder unless such Holder discloses, on a timely-filed U.S. federal income tax return for the taxable year that includes the Effective Date, that such Holder’s determination is different from Reorganized Key’s determination, the reasons for such Holder’s different determination and, if applicable, how such Holder determined the fair market value.

A Holder who receives a share of the New Term Loan Facility (i.e., all Holders of Allowed Term Loan Claims) will generally be required to include stated interest on its share of the New Term Loan Facility in income in accordance with the Holder’s regular method of tax accounting. In addition, if the New Term Loan Facility is treated as issued with original issue discount for U.S. federal income tax purposes, a Holder of a share of the New Term Loan Facility will also be required to include in income as interest the amount of such original issue discount with respect to its share in the New Term Loan Facility over the term of the New Term Loan Facility based on the constant yield method. In such a case, a Holder will also be required to include amounts in income before they are received. A Holder’s tax basis in its share of the New Term Loan Facility will be increased by the amount of original issue discount included in income and reduced by the amount of cash (other than payments of stated interest) it receives with respect to the New Term Loan Facility.

9.	Tax Treatment of New Warrants

In general, the Holders of Existing Key Common Stock who receive New Warrants will recognize gain or loss upon the sale of New Warrants in an amount equal to the difference between the amount realized on the sale and such Holder’s adjusted tax basis in the New Warrants. Gain or loss attributable to the sale of New Warrants will generally be capital gain or loss.

Although the U.S. federal income tax consequences of the exercise of New Warrants on a cashless basis are not entirely clear, a Holder should not recognize any gain or loss in respect of the receipt of shares of Reorganized Key Common Stock upon the cashless exercise of New Warrants because such exchange should be treated as a recapitalization for U.S. federal income tax purposes. A Holder’s tax basis in the shares of Reorganized Key

Common Stock received upon the exercise of New Warrants should equal such Holder’s tax basis in New Warrants exercised. The holding period for the shares of Reorganized Key Common Stock received upon the exercise of New Warrants should generally be measured from the date on which the Holder acquired its New Warrants. Due to the absence of authority on the U.S. federal income tax treatment of the exercise of warrants on a cashless basis, there can be no assurance that the IRS or a court would take a similar position as described above. Accordingly, Holders should consult their tax advisors concerning the possible tax consequences of the cashless exercise of the New Warrants.

A Holder should not recognize any gain or loss in respect of the receipt of shares of Reorganized Key Common Stock upon the exercise of New Warrants for a cash payment of the exercise price. A Holder’s tax basis in the shares of Reorganized Key Common Stock received upon the exercise of New Warrants should equal such Holder’s tax basis in the New Warrants exercised plus the exercise price paid by the Holder. It is not clear whether the exercise of New Warrants for a cash payment equal to the exercise price should be treated as a purchase of the entirety of the shares of Reorganized Key Common Stock received or as a purchase of only a portion of the shares of Reorganized Key Common Stock worth the cash paid, with the rest of the shares of Reorganized Key Common Stock treated as received pursuant to a recapitalization with the consequences described in the preceding paragraph. If such exercise were treated as a purchase of the entirety of the shares of Reorganized Key Common Stock received, a Holder’s holding period for the shares of Reorganized Key Common Stock would commence upon the day following the date the New Warrants are exercised (or possibly on the date of exercise). Holders should consult their tax advisors regarding the tax consequences of exercise of New Warrants by payment of the exercise price.

10.	Bad Debt and/or Worthless Securities Deduction

A Holder who, under the Plan, receives in respect of a Claim an amount less than the Holder’s tax basis in the claim may be entitled in the year of receipt (or in an earlier or later year) to a bad debt deduction in some amount under section 166(a) of the IRC or a worthless securities deduction under section 165(g) of the IRC. The rules governing the character, timing and amount of bad debt or worthless securities deductions place considerable emphasis on the facts and circumstances of the Holder, the obligor and the instrument with respect to which a deduction is claimed. Holders of Claims, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction.

11.	Holders that are Non-United States Persons

Holders of Claims and Interests that are not “United States persons” (within the meaning of section 7701(a)(30) of the IRC) generally will not be subject to U.S. federal income tax with respect to property (including Cash) received in exchange for such Claims and/or Interests, unless (i) such Holder is engaged in a trade or business in the United States to which income, gain or loss from the exchange is “effectively connected” for U.S. federal income tax purposes, or (ii) if such Holder is an individual, such Holder is present in the United States for 183 days or more during the taxable year of the exchange and certain other requirements are met.

12.	Withholding and Reporting

The Debtors will withhold all amounts required by law to be withheld from payments of interest. The Debtors will comply with all applicable reporting requirements of the IRC. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim or Interest. Additionally, backup withholding, currently at a rate of twenty-eight percent (28%), will generally apply to such payments if a Holder fails to provide an accurate taxpayer identification number or otherwise fails to comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against such Holder’s U.S. federal income tax liability and may entitle such Holder to a refund from the IRS, provided that the required information is provided to the IRS.

In addition, from an information reporting perspective, U.S. Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

13.	FATCA

Pursuant to sections 1471 through 1474 of the IRC (commonly referred to as “FATCA”), foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, and other investment vehicles) and certain other foreign entities who do not comply with certain information reporting rules with respect to their U.S. account holders investors or owners may be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements generally will be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, “withholdable payments” are any U.S.-source payments of fixed or determinable, annual or periodical income (including distributions, if any, on shares of Reorganized Key Common Stock) and also include the entire gross proceeds from the sale or other disposition of any type which can produce U.S.-source interest or dividends (which would include shares of Reorganized Key Common Stock). Under the Treasury regulations, withholding under FATCA will generally apply to payments of U.S.-source dividends on shares of Reorganized Key Common Stock, although withholding will not apply to gross proceeds from dispositions of the shares of Reorganized Key Common Stock occurring prior to January 1, 2019. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstance.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

D.	Reservation of Rights

The foregoing discussion is subject to change (possibly substantially) based on, among other things, subsequent changes to the Plan and events that may subsequently occur that may impact the timeline for the transactions contemplated by the Plan. The Debtors and the Debtors’ advisors reserve the right to modify, revise, or supplement this discussion and other tax related sections of the Plan and Disclosure Statement in accordance with the terms of the Plan and the Bankruptcy Code.

XIV.	CONCLUSION AND RECOMMENDATION

In the opinion of each of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other scenario. In addition, any alternative to confirmation of the Plan could result in extensive delays and increased administrative expenses.

Accordingly, the Debtors urge all Holders of Claims and Interests entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their Ballots so that they are received no later than 5:00 p.m., prevailing Eastern Time, on October 20, 2016.

Dated: September 21, 2016

Wilmington, Delaware

Respectfully submitted,

KEY ENERGY SERVICES, INC.
(on behalf of itself and each of the Debtors)

By:	/s/ J. Marshall Dodson
Name: J. Marshall Dodson
Title: Senior Vice President and Chief Financial Officer

Prepared by:	/s/ Robert S. Brady
Robert S. Brady

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Robert S. Brady (No. 2847)

Edwin J. Harron (No. 3396)

Ryan M. Barley (No. 4985)

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Telephone:        (302) 571-6600

Facsimile:         (302) 571-1253

- and -

SIDLEY AUSTIN LLP

James F. Conlan

Larry J. Nyhan

Andrew F. O’Neill

One South Dearborn Street

Chicago, Illinois 60603

Telephone: (312) 853-7000

Facsimile: (312) 853-7036

Jeffrey E. Bjork

Christina M. Craige

555 West Fifth Street, Suite 4000

Los Angeles, CA 90013

Telephone: (213) 896-6000

Facsimile: (213) 896-6600

Proposed Co-Counsel to the Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
KEY ENERGY SERVICES, INC., et al.,[1]	)	Case No.
)
)
Debtors.	)	Joint Administration Requested
)

JOINT PREPACKAGED PLAN OF REORGANIZATION OF KEY ENERGY SERVICES, INC.

AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

SIDLEY AUSTIN LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP

James F. Conlan Larry J. Nyhan Andrew F. O’Neill One South Dearborn Street	Robert S. Brady Edwin J. Harron Ryan M. Bartley Rodney Square
Chicago, Illinois 60603	1000 North King Street
Telephone: (312) 853-7000	Wilmington, Delaware 19801
Facsimile: (312) 853-7036	Telephone: (302) 571-6600
Facsimile: (302) 571-1253
SIDLEY AUSTIN LLP Jeffrey E. Bjork Christina M. Craige 555 West Fifth Street Los Angeles, CA 90013 Telephone: (213) 896-6000 Facsimile: (213) 896-6600

Proposed Co-Counsel to the Debtors	Proposed Co-Counsel to the Debtors

Dated: September 21, 2016

[1]	The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal taxpayer-identification number, are: Key Energy Mexico, LLC (4871), Key Energy Services, Inc. (8081), Key Energy Services, LLC (5567), Misr Key Energy Investments, LLC (4528), and Misr Key Energy Services, LLC (7527). The mailing address for each Debtor is 1301 McKinney Street, Suite 1800, Houston, Texas 77010.

SCHEDULES

Schedule 1	List of D&O Liability Insurance Policies

INTRODUCTION

Key Energy Services, Inc. (“Key”) and its Debtor affiliates, as debtors and debtors in possession, propose this joint prepackaged plan of reorganization (the “Plan”) for the resolution of the Claims against and Interests in each of the Debtors pursuant to chapter 11 of the Bankruptcy Code.

Holders of Claims and Interests should refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information and projections of future operations, as well as a summary and description of the Plan.

ARTICLE I.

DEFINITIONS AND RULES OF INTERPRETATION

A. Definitions

Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth below:

1.    “ABL Agent” means Bank of America, N.A., as Administrative Agent and Co-Collateral Agent (as such terms are defined in the ABL Credit Facility Documents) for the ABL Lenders under the ABL Credit Facility Documents, or any successor agent.

2.    “ABL Borrowers” means Key and KES.

3.    “ABL Credit Facility” means the revolving loans and letter of credit facility provided under the ABL Credit Facility Documents.

4.    “ABL Credit Facility Claims” means any Claim derived from, based upon, relating to, or arising from the ABL Credit Facility Documents.

5.    “ABL Credit Facility Documents” means that certain Loan and Security Agreement dated as of June 1, 2015, by and among the ABL Borrowers, KEM, as Guarantor, the ABL Lenders, the ABL Agent, Wells Fargo Bank, National Association, in its capacity as Co-Collateral Agent and Joint Lead Arranger and Bookrunner, and sole Syndication Agent (as such terms are defined in such Loan and Security Agreement), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Bookrunner, together with all documentation executed in connection therewith, each as amended from time to time.

6.    “ABL Lenders” means the lender parties under the ABL Credit Facility Documents.

7.    “Accredited Investor” has the meaning set forth in Rule 501 of the Securities Act.

8.    “Accrued Professional Compensation” means, at any date, all accrued fees and reimbursable expenses (including success fees, as applicable) for services rendered by all Retained Professionals in the Chapter 11 Cases through and including such date, to the extent that such fees and expenses have not previously been paid and regardless of whether a fee application has been filed for such fees and expenses. To the extent that there is a Final Order denying some or all of a Retained Professional’s fees or expenses, such denied amounts shall no longer be considered Accrued Professional Compensation.

9.    “Administrative Expense Claim” means any Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 327, 328, 330, 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Professional Fee Claims; (c) all fees and charges assessed against the Estates pursuant to sections 1911-1932 of chapter 123 of title 28 of the United States Code; and (d) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to section 503(b)(3), (4) and (5) of the Bankruptcy Code.

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10.    “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code and shall include non-Debtor entities.

11.    “Alleged Defaults” has the meaning set forth in the Forbearance Agreement.

12.    “Allowed” means with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest arising before the Effective Date (i) as to which no objection to allowance, priority or secured status and no request for estimation or other challenge has been interposed in accordance with the provisions of the Plan and the Bankruptcy Code and that is not otherwise subject to continuing dispute by any of the Debtors or Reorganized Debtors in accordance with applicable law, or (ii) as to which any such objection, challenge or dispute has been withdrawn or determined by a Final Order to the extent such objection, challenge or dispute is determined in favor of the respective holder, (b) any Claim or Interest that is compromised, settled or otherwise resolved pursuant to the authority of the Debtors or Reorganized Debtors, as applicable, in a Final Order; or (c) any Claim or Interest expressly allowed hereunder; provided, however, that notwithstanding the foregoing, the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan (including, for the avoidance of doubt, Administrative Expense Claims not paid prior to the Effective Date). Notwithstanding anything to the contrary herein, no Claim (other than a Senior Notes Claim or a Term Loan Claim) of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the applicable Debtor(s) or Reorganized Debtor(s). “Allow” and “Allowance” shall have correlative meanings.

13.    “Allowed Term Loan Principal Balance” means the outstanding principal amount of loans under the Term Loan Credit Agreement on the Effective Date (excluding any prepayment premium) before giving effect to the Term Loan Payment.

14.    “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Federal Trade Commission Act, as amended and all other applicable laws (statutory or common), statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any U.S. or non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof), that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

15.    “Assumed Employee Agreements” has the meaning set forth in Section V.H.1.

16.    “Backstop Agreement” means that certain Backstop Agreement dated September 21, 2016, by and among the Debtors and the Backstop Participants (as defined therein), a copy of which is attached as Exhibit G to the Disclosure Statement, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

17.    “Backstop Commitment” has the meaning set forth in the Backstop Agreement.

18.    “Backstop Escrow Agreement” has the meaning set forth in the Backstop Agreement.

19.    “Backstop Order” means an order of the Bankruptcy Court, which order may be the Confirmation Order, in form and substance reasonably satisfactory to the Debtors and the Required Backstop Participants, authorizing the Debtors’ assumption of and performance under the Backstop Agreement (including payment of the Put Premium) and approving the form of the Rights Offering and the Rights Offering Documents.

20.    “Backstop Participant” has the meaning set forth in the Backstop Agreement.

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21.    “Ballot” means the form or forms distributed to Holders of Claims entitled to vote on the Plan by which such parties may indicate acceptance or rejection of the Plan.

22.    “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect with respect to the Chapter 11 Cases.

23.    “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases.

24.    “Bankruptcy Rules” means the Federal Bankruptcy Rules and the general, local, and chambers rules of the Bankruptcy Court as applicable to the Chapter 11 Cases and as amended from time to time.

25.    “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Federal Bankruptcy Rule 9006(a)(6)).

26.    “Cash” means the legal tender of the United States of America.

27.    “Cash Collateral Orders” means the Interim Cash Collateral Order and the Final Cash Collateral Order.

28.    “Cause of Action” means any action, claim, cause of action, controversy, demand, right, Lien, indemnity, guaranty, suit, obligation, liability, loss, damage, remedy judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, Secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. For the avoidance of doubt, Cause of Action includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense, including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any claim under any state or foreign law, including any fraudulent transfer or similar claim.

29.    “CEO Director Seat” means the seat on the New Key Board to be held by the Chief Executive Officer of Reorganized Key.

30.    “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case filed for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases for all of the Debtors.

31.    “Claim” has the meaning assigned to that term in section 101(5) of the Bankruptcy Code, against any Debtor.

32.    “Claims Register” means the official register of Claims and Interests maintained by the Notice and Claims Agent.

33.    “Class” means a category of Claims or Interests classified under Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code.

34.    “Closing Backstop Participant” has the meaning set forth in the Backstop Agreement.

35.    “Committee” means an official committee (and all subcommittees thereof) appointed in the Chapter 11 Cases, if any, pursuant to section 1102 of the Bankruptcy Code.

36.    “Compensation and Benefits Programs” means all employment and severance agreements and policies of the Debtors, including the Assumed Employee Agreements, and all compensation and

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benefit plans, policies, and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and the employees, former employees and retirees of their subsidiaries, including all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements, and plans, incentive plans, deferred compensation plans and life, accidental death, and dismemberment insurance plans.

37.    “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

38.    “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Federal Bankruptcy Rules 5003 and 9021.

39.    “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider Confirmation of the Plan, as such hearing may be, or may have been, continued from time to time.

40.    “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be in form and substance reasonably satisfactory to the Debtors, the Required Consenting Creditors and the Required Backstop Participants.

41.    “Consummation” means the occurrence of the Effective Date.

42.    “Corporate Advisory Services Agreement” means the corporate advisory services agreement by and between Reorganized Key and Platinum, the form of which is attached as Exhibit 5 to the Plan Term Sheet.

43.    “Corporate Governance Term Sheet” means that certain Corporate Governance Term Sheet attached as Exhibit 4 to the Plan Term Sheet outlining, among other things, the composition of the Board of Directors of Reorganized Key, as well as certain minority protections and registration rights that will be implemented as part of the Restructuring Transactions.

44.    “Cure Costs” means the amounts, including, where applicable, an amount of $0.00, required to cure any and all monetary defaults under an Executory Contract or Unexpired Lease (or such lesser amounts as may be agreed upon by the parties to an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to section 365 or 1123 of the Bankruptcy Code.

45.    “D&O Liability Insurance Policies” means all insurance policies for directors’, managers’ and officers’ liability listed on Schedule 1 hereto, which may be amended from time to time by the Debtors with the consent of the Required Consenting Noteholders.

46.    “Debtor” means one of the entities listed in footnote 1 hereof, in its individual capacity as a debtor and debtor in possession in the Chapter 11 Cases.

47.    “Debtors” means, collectively, the entities listed in footnote 1 hereof.

48.    “Definitive Restructuring Documents” means, collectively, the Solicitation Materials, the New Term Loan Documents, the Confirmation Order, the Cash Collateral Orders, the PSA Assumption Order, the New MIP, the New Key Constituent Documents and the Investor Rights Agreement(s), and such other related documents and ancillary agreements required to implement the Restructuring Transactions and obtain entry of the Confirmation Order, which shall contain terms and conditions consistent in all material respects with the Fundamental Implementation Agreements and, to the extent not expressly specified therein, be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors, as the same may be amended, modified or supplemented, but only in accordance with the Fundamental Implementation Agreements.

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49.    “Disclosure Statement” means the Disclosure Statement for the Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, dated September 21, 2016, as amended, supplemented, or modified from time to time (as agreed to by the Debtors and the Required Consenting Creditors and in accordance with the Fundamental Implementation Agreements), including all exhibits and schedules thereto, that is prepared and distributed in accordance with sections 1125, 1126(b) and 1145 of the Bankruptcy Code, the Bankruptcy Rules and any other applicable law.

50.    “Disputed” means, with respect to any Claim or Interest, a Claim or Interest or any portion thereof that is not Allowed but has not been disallowed by a Final Order.

51.    “Distribution Agent” means the Reorganized Debtors or the Entity or Entities selected by the Reorganized Debtors to make or facilitate distributions contemplated under, or in connection with, the Plan.

52.    “DTC” means The Depository Trust Company, a limited-purpose trust company and securities depository organized under the laws of the State of New York.

53.    “Effective Date” means the Business Day selected by the Debtors as of which all conditions precedent to the occurrence of the Effective Date have been satisfied or waived pursuant to Section IX.A and Section IX.B hereof.

54.    “Effective Date Per Share Price” means a price per share of Reorganized Key Common Stock as of the Effective Date equal to the quotient of (a) the sum of (i) $235 million plus (ii) the amount of Cash raised by Reorganized Key through the sale of Incremental Liquidity Shares, if any, divided by (b) the total number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan (other than any shares reserved for issuance in connection with the New Warrants or New MIP, if any). The Effective Date Per Share Price will range between $12.79 and $14.30, depending on the number of Incremental Liquidity Shares, if any, issued pursuant to the Plan, as indicated on Schedule 1 to the Disclosure Statement.

55.    “Entity” has the meaning assigned to that term in section 101(15) of the Bankruptcy Code.

56.    “Equity Holder Allocation Percentage” means with respect to each Holder of Allowed Existing Key Common Stock, the percentage equal to the quotient of (a) the number of shares of Allowed Existing Key Common Stock beneficially owned by such Holder divided by (b) the aggregate number of shares of Allowed Existing Key Common Stock.

57.    “Equity Holder Cash-Out Amount” means, with respect to any Holder of Allowed Existing Key Common Stock (a) that elects to exchange all of its Equity Holder Plan Securities for Cash, the aggregate Cash value, calculated at the Equity Holder Cash-Out Share Price, of such Holder’s Equity Holder Allocation Percentage of the Equity Holder Shares component of the Equity Holder Plan Securities that such Holder has elected to exchange for Cash or (b) that elects to exchange some but not all of its Equity Holder Plan Securities for Cash, (i) the aggregate Cash value, calculated at the Equity Holder Cash-Out Share Price, of the Equity Holder Shares component of the Equity Holder Plan Securities that such Holder has elected to exchange for Cash plus (ii) the Equity Holder Plan Securities that such Holder elected not to exchange for Cash; provided, however, that, to the extent the proceeds received from Equity Holder Rights Offering Participants under the Equity Holder Cash-Out Subscription are not sufficient to satisfy the aggregate Equity Holder Cash-Out Amounts described above, then “Equity Holder Cash-Out Amount” shall mean, with respect to any Holder of Allowed Existing Key Common Stock that elects to receive the Equity Holder Cash-Out Amount, (a) such Holder’s pro rata share of the proceeds of the Equity Holder Cash-Out Subscription and (b) the number of Equity Holder Plan Securities equal to the (i) number of Equity Holder Plan Securities such Holder would have received had it not elected to receive the Equity Holder Cash-Out Amount, less (ii) the Equity Holder Plan Securities exchanged for Cash pursuant to clause (a) of this proviso. For the avoidance of doubt, although the Equity Holder Cash-Out Amount an electing Holder receives is calculated by reference to such Holder’s Allocation Percentage of Equity Holder Shares alone, a Holder must also exchange the New Warrants associated with those Equity Holder Shares in connection with receiving its Equity Holder Cash-Out Amount.

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58.    “Equity Holder Cash-Out Share Price” means a price per share of Equity Holder Shares equal to the product of (x) 90% multiplied by (y) the Effective Date Per Share Price.

59.    “Equity Holder Cash-Out Shares and Warrants” means those Equity Holder Plan Securities allocated to Holders of Allowed Existing Key Common Stock but which such Holders elect to exchange for Cash on the Equity Holder Election Form.

60.    “Equity Holder Cash-Out Subscription” means the subscription offered to the Equity Holder Rights Offering Participants to potentially purchase Equity Holder Cash-Out Shares and Warrants at the Equity Holder Cash-Out Share Price.

61.    “Equity Holder Election Form” means that certain form to be served, together with certain information regarding the Plan (and instructions for accessing copies of the Plan and Disclosure Statement), on each Holder of Allowed Existing Key Common Stock no later than ten (10) Business Days prior to the deadline for the Filing of objections to Confirmation, on which a Holder of Allowed Existing Key Common Stock may make certain elections, including: (a) whether to receive, in lieu of the Equity Holder Plan Securities, such Holder’s Equity Holder Cash-Out Amount, and (b) whether to elect not to grant the voluntary releases contained in Section VIII.F of the Plan, in which case such Holder will not receive any distribution under the Plan.

62.    “Equity Holder Plan Securities” means with respect to any Holder of Allowed Existing Key Common Stock, (a) such Holder’s Equity Holder Allocation Percentage of (i) the Equity Holder Shares and (ii) the New Warrants, plus (b) such Holder’s pro rata share (removing any Holders from the pro rata calculation that do not receive Equity Holder Plan Securities because of (1) or (2) below) of all Equity Holder Shares and New Warrants (1) allocated to any Holders of Allowed Existing Key Common Stock who (x) elect not to grant the voluntary releases contained in Section VIII.F of the Plan or (y) take any of the actions set forth in sub-clauses (A) through (E) of Section III.C.8(b), and therefore do not receive any distribution under the Plan, and (2) aggregated, reallocated and delivered pursuant to Section VI.E.2.

63.    “Equity Holder Rights Offering Participant” means any Qualifying Equity Holder that properly subscribes for at least $25,000 worth of Primary Rights Offering Common Stock and funds such commitment in full on or prior to the expiration of the Primary Rights Offering.

64.    “Equity Holder Rights Offering Record Date” means August 18, 2016.

65.    “Equity Holder Rights Offering Record Date Shares” means shares of Existing Key Common Stock as of the Equity Holder Rights Offering Record Date.

66.    “Equity Holder Shares” means 815,891 shares of Reorganized Key Common Stock to be issued on the Effective Date and delivered to Holders of Allowed Existing Key Common Stock (including any shares of Reorganized Key Common Stock purchased by Equity Holder Rights Offering Participants pursuant to the Equity Holder Cash-Out Subscription), as set forth on Schedule 1 to the Disclosure Statement.

67.    “Estate” means, with respect to each Debtor, the estate created as to such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

68.    “Exculpated Parties” means each of: (a) the Debtors; (b) the Reorganized Debtors; (c) the Supporting Creditors; (d) the Non-Defaulting Backstop Participants; (e) the Equity Holder Rights Offering Participants; and (f) to the fullest extent permitted by applicable law, with respect to each of the foregoing Entities in clauses (a) through (e), each such Entity’s predecessors, successors, and assigns, and Affiliates and its and their parents, subsidiaries, managed accounts, funds, and current and former officers, directors, principals, advisors, members, managers, limited partners, general partners, equity holders, controlling persons, employees, agents, representatives, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, advisory board members and other professionals, and each such Person’s respective heirs, executors, estates, servants and nominees, in each case solely in their capacity as such.

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69.    “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection pursuant to section 365 of the Bankruptcy Code.

70.    “Existing Key Common Stock” means all vested and unvested (a) issued and outstanding shares of common stock in Key, and (b) restricted stock units for common stock in Key.

71.    “Expected Asset Sale Proceeds” means any cash proceeds payable in connection with a Specified Asset Sale pursuant to one or more fully-executed purchase agreements which (i) contain no material financial or diligence conditions to closing, and (ii) are contracted to close within 30 calendar days after the Effective Date; provided, however, that, unless the Required Backstop Participants have consented to the waiver of such condition, such cash proceeds must be held in escrow at a nationally chartered U.S. bank pursuant to an escrow agreement requiring payment of such proceeds to the Debtors (prior to the Effective Date) or Reorganized Debtors (on or after the Effective Date) upon the closing of the Specified Asset Sale within 30 calendar days after the Effective Date, subject only to a failure to obtain the approval of any governmental entity on the basis of any applicable Antitrust Laws.

72.    “FCPA Resolution” means the valid and binding cease and desist order entered by the SEC with respect to Key and its Affiliates on August 11, 2016 and effective as of August 11, 2016.

73.    “Federal Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. 2705, as applicable to the Chapter 11 Cases and as amended from time to time.

74.    “File,” “Filed” or “Filing” means file, filed, or filing with the Bankruptcy Court in the Chapter 11 Cases.

75.    “Final Cash Collateral Order” means an order of the Bankruptcy Court approving, on a final basis, the use of cash collateral consistent in all material respects with the Cash Collateral Order Term Sheet attached as Exhibit 2 to the Plan Term Sheet, as may be amended, modified or supplemented only in accordance with Section 24 of the Plan Support Agreement and otherwise in form and substance satisfactory to the Required Consenting Term Lenders and with material economic terms reasonably satisfactory to the Debtors and the Required Consenting Noteholders.

76.    “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, stayed, modified, or amended, and as to (a) which the time to appeal, petition for certiorari, or motion for a new trial, reargument or rehearing has expired, and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing is pending, or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order or judgment, or such appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have otherwise been dismissed with prejudice, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Federal Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.

77.    “Forbearance Agreement” means that certain Forbearance Agreement dated May 11, 2016, by and among Key, as Borrower under the Term Loan Credit Agreement, KES and KEM, as Guarantors under the Term Loan Credit Documents, certain of the Term Loan Lenders and the Term Loan Agent, as amended from time to time.

78.    “Fundamental Implementation Agreements” means (a) the Plan Support Agreement, (b) the Backstop Agreement, and (c) the Plan.

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79.    “General Unsecured Claim” means any unsecured Claim that is not (a) an Administrative Expense Claim, (b) a Professional Fee Claim, (c) a Priority Tax Claim, (d) a Priority Non-Tax Claim, (e) a Senior Notes Claim or (f) an Intercompany Claim and that is not entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court.

80.    “Governmental Unit” has the meaning assigned to that term in section 101(27) of the Bankruptcy Code.

81.    “Holder” means an Entity holding a Claim or an Interest, as applicable.

82.    “Impaired” means, with respect to a Claim, Interest or Class of Claims or Interests, “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.

83.    “Incremental Liquidity Equity-Allocated Shares” means up to 182,310 Incremental Liquidity Shares, which the Equity Holder Rights Offering Participants who are eligible to participate in the Incremental Liquidity Rights Offering may subscribe for at the applicable Incremental Liquidity Per Share Price. The aggregate number of Incremental Liquidity Equity-Allocated Shares shall equal 5% of the total number of Incremental Liquidity Shares issued under the Incremental Liquidity Rights Offering.

84.    “Incremental Liquidity Rights Offering” means the rights offering to the Senior Notes Rights Offering Participants and the Equity Holder Rights Offering Participants who are eligible to participate in the Incremental Liquidity Rights Offering to potentially purchase, if the Minimum Liquidity Test is not satisfied (as determined in accordance with Section IV.I of the Plan), Incremental Liquidity Shares at the applicable Incremental Liquidity Per Share Price for aggregate proceeds of up to $25 million, through a subscription in their applicable Rights Offering Documents. The Incremental Liquidity Rights Offering will be sized at the minimum dollar amount (rounded up to the nearest $1 million increment) necessary for Reorganized Key to have Minimum Liquidity on the Effective Date.

85.    “Incremental Liquidity Senior Notes-Allocated Shares” means up to 3,463,873 Incremental Liquidity Shares, which the Senior Notes Rights Offering Participants that have properly subscribed to the maximum number of shares of Primary Rights Offering Common Stock for which they are eligible may subscribe for at the applicable Incremental Liquidity Per Share Price. The aggregate number of Incremental Liquidity Senior Notes-Allocated Shares shall equal 95% of the total number of Incremental Liquidity Shares issued under the Incremental Liquidity Rights Offering.

86.    “Incremental Liquidity Per Share Price” means the applicable price per Incremental Liquidity Share as set forth in the Rights Offering Documents.

87.    “Incremental Liquidity Shares” means up to 3,646,183 shares of Reorganized Key Common Stock to be purchased pursuant to the Incremental Liquidity Rights Offering and, if the Incremental Liquidity Rights Offering is undersubscribed, the Backstop Commitment, as set forth on Schedule 1 to the Disclosure Statement.

88.    “Intercompany Claim” means any Claim held by a Debtor or an Affiliate of a Debtor.

89.    “Intercompany Interest” means an Interest in a Debtor held by another Debtor.

90.    “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of any Debtor, including all issued, unissued, authorized, or outstanding shares or common stock, preferred stock, or other instruments, including restricted stock units, evidencing any fixed or contingent ownership interest in any Debtor together with any warrants, options, or contractual rights to purchase or acquire such equity securities at any time and all rights arising with respect thereto, as well as any partnership, limited liability company, or similar interest of any Debtor, as applicable.

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91.    “Interim Cash Collateral Order” means an interim order entered by the Bankruptcy Court approving the use of Cash Collateral, which incorporates the terms and conditions set forth in the Cash Collateral Order Term Sheet and is otherwise in form and substance satisfactory to the Required Consenting Term Lenders and with material economic terms reasonably satisfactory to the Debtors and the Required Consenting Noteholders.

92.    “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

93.    “Investor Rights Agreement(s)” means the registration rights agreement and (to the extent one is required to implement the Restructuring Transactions) an investor rights agreement, in each case to become effective on the Effective Date, incorporating any terms and conditions set forth in the Corporate Governance Term Sheet that are not incorporated into the New Key Constituent Documents. The Investor Rights Agreement(s) shall be filed with the Plan Supplement, and shall be in form and substance reasonably satisfactory to the Debtors and to each Backstop Participant, as such agreement(s) may be amended, modified or supplemented from time to time only in accordance with the terms of the Fundamental Implementation Agreements.

94.    “KEM” means Key Energy Mexico, LLC.

95.    “KES” means Key Energy Services, LLC.

96.    “Key” means Key Energy Services, Inc.

97.    “Lien” has the meaning assigned to that term in section 101(37) of the Bankruptcy Code.

98.    “Minimum Liquidity” means (x) $100 million of aggregate liquidity, consisting of (A) at least $80 million, combined, of (1) domestic Unrestricted Cash in bank accounts of the Debtors (at least $70 million of which must be deposited in the TL Proceeds and Priority Collateral Account) and (2) Expected Asset Sale Proceeds, if any, and (B) Availability (as defined in the Term Loan Credit Agreement) under the New ABL Credit Agreement; or (y) $110 million of aggregate liquidity, consisting of (A) at least $75 million, combined, of (1) domestic Unrestricted Cash in bank accounts of the Debtors (at least $65 million of which must be deposited in the TL Proceeds and Priority Collateral Account) and (2) Expected Asset Sale Proceeds, if any, and (B) Availability (as defined in the Term Loan Credit Agreement) under the New ABL Credit Agreement; provided, however, that no Unrestricted Cash shall be counted for purposes of satisfying the Minimum Liquidity Test (as determined in accordance with Section IV.I of the Plan) to the extent it (a) is held in a foreign bank account, or (b) serves to backstop letters of credit under the New ABL Credit Agreement.

99.    “Minimum Liquidity Test” means an assessment as to whether, after giving effect to all payments required to be made or funded by the Debtors under the Plan on or before the Effective Date (including on account of accrued and unpaid professional fees and expenses but excluding any fees or expenses paid or to be paid under the Corporate Advisory Services Agreement), the Reorganized Debtors will have on the Effective Date, on a pro forma basis after giving effect to the funding of the Primary Rights Offering (including by the Backstop Participants pursuant to the Backstop Commitment) but prior to giving effect to any funding of the Incremental Liquidity Rights Offering, Minimum Liquidity.

100.    “Minimum Liquidity Test Date” means the date that is five (5) Business Days prior to the anticipated Effective Date.

101.    “NASDAQ” means the NASDAQ Global Select Market.

102.    “New 4-Year Warrants” means the 4-year freely transferable, cash or cashless exercise warrants to be issued and delivered hereunder, entitling the holders thereof, collectively, upon exercise, to purchase, in the aggregate, up to 919,891 shares of Reorganized Key Common Stock, on terms set forth in the New Warrant Agreement(s).

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103.    “New 5-Year Warrants” means the 5-year freely transferable, cash or cashless exercise warrants to be issued and delivered hereunder, entitling the holders thereof, collectively, upon exercise, to purchase, in the aggregate, up to 919,891 shares of Reorganized Key Common Stock, on terms set forth in the New Warrant Agreement(s).

104.    “New ABL Credit Agreement” means the ABL Credit Agreement (which may, if agreed by the Debtors and the lenders and agents party thereto, take the form of an amendment and restatement of the Loan and Security Agreement dated June 1, 2015 in respect of the ABL Credit Facility) to be consummated on the Plan Effective Date consistent with the conditions contained in the New Term Loan Credit Agreement Term Sheet, which shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors and included, in substantially final form, in the Plan Supplement, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

105.    “New ABL Credit Facility” means the new revolving loans and letter of credit facility, on the terms set forth in the New ABL Credit Facility Documents.

106.    “New ABL Credit Facility Documents” means the New ABL Credit Agreement, together with all other documents entered into in connection therewith, each of which shall be in form and substance satisfactory to the Debtors and the Required Consenting Creditors.

107.    “New By-Laws” means the by-laws of Reorganized Key, the material terms of which are set forth on the Corporate Governance Term Sheet and otherwise in form and substance reasonably satisfactory to the Debtors and the Required Consenting Noteholders, and which shall be included, in substantially final form, in the Plan Supplement.

108.    “New Certificate of Incorporation” means the certificate of incorporation of Reorganized Key, the material terms of which are set forth on the Corporate Governance Term Sheet and otherwise in form and substance reasonably satisfactory to the Debtors and the Required Consenting Noteholders, and which shall be included, in substantially final form, in the Plan Supplement. For the avoidance of doubt, the New Certificate of Incorporation shall include the certificate of designation for the Preferred Voting Share.

109.    “New Key Board” means the initial board of directors for Reorganized Key, whose members shall be appointed in accordance with terms and conditions of the Corporate Governance Term Sheet, and whose names and affiliations will be disclosed in the Plan Supplement.

110.    “New Key Constituent Documents” means, as applicable, (a) the New Certificate of Incorporation, and (b) the New By-Laws.

111.    “New MIP” means a management incentive plan for Reorganized Key, whose key terms (including the total number of shares (or related economic rights) available for grant under the management incentive plan, amount to be initially granted, vesting schedule, types of awards, and other key economic terms) shall be reasonably satisfactory to the Debtors and the Required Consenting Noteholders and summarized in the Plan Supplement.

112.    “New Subsidiary Boards” means the initial boards of directors or member(s), as the case may be, of the Reorganized Debtors other than Reorganized Key, whose members shall be determined by the Required Consenting Noteholders, and whose names and affiliations will be disclosed in the Plan Supplement. For the avoidance of doubt, the members of the New Key Board may be members of the New Subsidiary Boards.

113.    “New Term Loan Credit Agreement” means the new term loan credit agreement (which may, if agreed by the Debtors and the Required Consenting Term Lenders, take the form of an amendment and restatement of the Term Loan Credit Agreement) to be consummated on the Plan Effective Date, consistent with the New Term Loan Credit Agreement Term Sheet attached as Exhibit 2 to the Plan Term Sheet, which shall be in form and substance satisfactory to the Debtors and the Required Consenting Term Lenders and reasonably satisfactory to the Required Consenting Noteholders and included, in substantially final form, in the Plan Supplement, as such agreement may be amended, modified or supplemented from time to time only in accordance with the terms thereof.

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114.    “New Term Loan Documents” means the New Term Loan Credit Agreement together with all other documents entered into in connection therewith, each of which shall be in form and substance satisfactory to the Debtors and the Required Consenting Term Lenders and reasonably satisfactory to the Required Consenting Noteholders.

115.    “New Term Loan Facility” means the new term loan credit facility in the original principal amount of $250 million on the Effective Date, which will have the terms set forth in the New Term Loan Documents.

116.    “New Warrant Agreement(s)” means the agreement(s) setting forth the terms and conditions of the New Warrants, which shall be consistent with the New Warrant Term Sheet and otherwise reasonably acceptable to the Debtors and the Required Consenting Noteholders, and included, in substantially final form, in the Plan Supplement.

117.    “New Warrants” means, collectively, the New 4-Year Warrants and the New 5-Year Warrants.

118.    “New Warrant Term Sheet” means that certain Terms of Warrants term sheet, attached as Exhibit 6 to the Plan Term Sheet.

119.    “Non-Defaulting Backstop Participant” has the meaning set forth in the Backstop Agreement.

120.    “Non-Qualifying Noteholder” means a Holder of a Senior Notes Claim that is not a Qualifying Noteholder.

121.    “Notice and Claims Agent” means Epiq Bankruptcy Solutions, LLC, in its capacity as noticing, claims and solicitation agent for the Debtors.

122.    “NYSE” means the New York Stock Exchange.

123.    “Other Key Equity Interests” means Interests in Key (other than Existing Key Common Stock), including Subordinated Claims and any claim, interest or other equity-related rights associated with any equity-related agreements (including any existing registration rights agreements or stockholder or investor agreements to which Key is a party); provided, that Intercompany Interests shall not be included within the definition, or class, of Other Key Equity Interests.

124.    “Other Secured Claim” means any Secured Claim that is not a Term Loan Claim or an ABL Credit Facility Claim.

125.    “Person” has the meaning assigned to that term in section 101(41) of the Bankruptcy Code.

126.    “Petition Date” means the date on which each of the Debtors commenced the Chapter 11 Cases.

127.    “Plan” means this Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, including the Plan Supplement, which is incorporated herein by reference, as may be modified, amended or supplement in accordance with the terms hereof.

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128.    “Plan Securities” means the Reorganized Key Common Stock, the Preferred Voting Share and the New Warrants.

129.    “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, in each case subject to the terms and provisions of the Plan Support Agreement, including the following documents: the New Key Constituent Documents, the Rejected Executory Contract and Unexpired Lease List, the New Warrant Agreement(s), the New Term Loan Credit Agreement, the New ABL Credit Agreement, the Investor Rights Agreement(s), the New MIP, and the list of members of the New Key Board and the New Subsidiary Boards, to be filed no later than the Plan Supplement Filing Date.

130.    “Plan Supplement Filing Date” means the date that is ten (10) Business Days prior to the date scheduled for the Confirmation Hearing.

131.    “Plan Support Agreement” means that certain Plan Support Agreement (including all schedules and exhibits thereto), dated August 24, 2016, by and among the Debtors, the Supporting Noteholders, and the Supporting Term Lenders, as may be amended, supplemented, or otherwise modified from time to time pursuant to the terms and conditions set forth therein, a copy of which is attached as Exhibit B to the Disclosure Statement.

132.    “Plan Term Sheet” means that certain Chapter 11 Plan Term Sheet, attached as Exhibit A to the Plan Support Agreement, describing the terms and conditions of a joint prepackaged Chapter 11 plan of reorganization for the Debtors (as such term sheet, including all exhibits and annexes thereto, may be amended, modified or supplemented in accordance with Section 24 of the Plan Support Agreement and, as applicable, the terms of the other Fundamental Implementation Agreements).

133.    “Platinum” means Platinum Equity Advisors, LLC and any of Platinum’s controlled Affiliates, managed funds and/or accounts.

134.    “Preferred Voting Share” means a single (and only) share of Reorganized Key preferred stock issued to Platinum, which confers upon Platinum the right to nominate and elect certain directors of Reorganized Key. The certificate of designation for the Preferred Voting Share shall be consistent with the Corporate Governance Term Sheet.

135.    “Primary Rights Offering” means the rights offering of Primary Rights Offering Common Stock for the Primary Rights Offering Amount, commenced by the Debtors prior to the Petition Date, pursuant to which (a) each Qualifying Noteholder had the opportunity to subscribe for its pro rata share of 95% of the Primary Rights Offering Common Stock and (b) each Qualifying Equity Holder had the opportunity to subscribe for up to 100% of the 5% of the Primary Rights Offering Common Stock allocated to the Qualifying Equity Holders (provided that, to extent of any oversubscription, each Equity Holder Rights Offering Participant will receive its pro rata share of the available amount calculated based upon its ownership of Equity Holder Rights Offering Record Date Shares), in each case at the Primary Rights Offering Share Price.

136.    “Primary Rights Offering Amount” means $85 million.

137.    “Primary Rights Offering Common Stock” means 7,022,859 shares of Reorganized Key Common Stock to be sold pursuant to the Primary Rights Offering and/or the Backstop Agreement on or as soon as reasonably practicable after the Effective Date.

138.    “Primary Rights Offering Share Price” means a price per share of Primary Rights Offering Common Stock equal to $12.10.

139.    “Priority Non-Tax Claim” means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

140.    “Priority Tax Claims” means any Claim of a Governmental Unit entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

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141.    “Professional Fee Claim” means any Claim of a Retained Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.

142.    “Professional Fee Claims Bar Date” means the date that is 30 days after the Effective Date.

143.    “Professional Fee Escrow Account” means an interest-bearing escrow account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all Allowed and unpaid Professional Fee Claims.

144.    “Professional Fee Reserve Amount” means the aggregate Accrued Professional Compensation through the Effective Date as estimated in good faith by the Retained Professionals and approved by the Debtors, in consultation with the Required Consenting Noteholders, in accordance with Section II.B.3 hereof.

145.    “Proof of Claim” means a written proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

146.    “PSA Assumption Order” means an order of the Bankruptcy Court, which may be the Confirmation Order, authorizing the Debtors’ assumption of and performance under the Plan Support Agreement, which order shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting Creditors.

147.    “Put Premium” has the meaning set forth in the Backstop Agreement.

148.    “Qualifying Equity Holder” means a Holder of Equity Holder Rights Offering Record Date Shares that has identified itself to Key as an Accredited Investor with supporting documentation that has been reviewed by Key evidencing the fact that such Holder actually is an Accredited Investor.

149.    “Qualifying Noteholder” means a Holder of Senior Notes Claims as of the Senior Notes Rights Offering Record Date that (a) has identified itself to Key as an Accredited Investor with supporting documentation that has been reviewed by Key evidencing the fact that such Holder actually is an Accredited Investor, and (b) is eligible to subscribe for at least $1,000 worth of Primary Rights Offering Common Stock based on its pro rata share of Senior Notes Claims as of the Senior Notes Rights Offering Record Date.

150.    “Reinstated” means, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

151.    “Rejected Executory Contract and Unexpired Lease List” means the list that shall be included in the Plan Supplement of Executory Contracts and Unexpired Leases (including any amendments or modifications thereto) that will be rejected by the Debtors pursuant to the provisions of Section V.A of the Plan, which list shall be determined by the Debtors and consented to by the Required Consenting Noteholders (which consent shall not be unreasonably withheld) and may be amended at any time prior to the Effective Date pursuant to the terms the Plan and the Plan Support Agreement.

152.    “Rejection Damages Claim” means a Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.

153.    “Rejection Damages Claims Bar Date” means, with respect to any given Rejection Damages Claim, the date that is 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.

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154.    “Released Parties” means each of: (a) the Debtors; (b) the Reorganized Debtors; (c) the Supporting Creditors; (d) the Non-Defaulting Backstop Participants; (e) the Equity Holder Rights Offering Participants (in each case, with respect to the foregoing clauses (c) through (e), other than a Holder of a Claim or Interest that has elected not to provide the releases under Section VIII.F of the Plan); and (f) to the fullest extent permitted by applicable law, with respect to each of the foregoing Entities in clauses (a) through (e), each such Entity’s predecessors, successors, and assigns, and Affiliates and its and their parents, subsidiaries, managed accounts, funds, and current and former officers, directors, principals, advisors, members, managers, limited partners, general partners, equity holders, controlling persons, employees, agents, representatives, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, advisory board members and other professionals, and each such Person’s respective heirs, executors, estates, servants and nominees, in each case solely in their capacity as such.

155.    “Releasing Parties” means each of: (a) the Supporting Creditors; (b) the Non-Defaulting Backstop Participants; (c) the Equity Holder Rights Offering Participants and (d) without limiting the foregoing clauses (a) through (c), each other Holder of a Claim or Interest other than a Person or Entity that has elected not to provide the releases under Section VIII.F of the Plan; and (e) to the fullest extent permitted by applicable law, with respect to each of the foregoing parties under clauses (a) through (d), each such Entity’s predecessors, successors, and assigns, and Affiliates and its and their parents, subsidiaries, managed accounts, funds, and current and former officers, directors, principals, advisors, members, managers, limited partners, general partners, equity holders, controlling persons, employees, agents, representatives, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, advisory board members and other professionals, and each such Person’s respective heirs, executors, estates, servants and nominees, in each case solely in their capacity as such.

156.    “Reorganized Debtors” means the Debtors, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date, including Reorganized Key.

157.    “Reorganized Key” means Key, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date, it being understood that, as of the Effective Date, Reorganized Key shall be converted from a Maryland corporation to a corporation organized under the laws of the state of Delaware.

158.    “Reorganized Key Common Stock” means the shares of common stock of Reorganized Key to be authorized, issued and/or reserved on the Effective Date, or as soon thereafter as is reasonably practicable, pursuant to or in connection with the Plan, as described in Schedule 1 to the Disclosure Statement.

159.    “Required Backstop Participants” has the meaning set forth in the Backstop Agreement.

160.    “Required Consenting Creditors” means (a) with respect to the Plan Support Agreement, the Plan, the New Term Loan Credit Agreement and the dates in the Restructuring Timeline set forth in Schedule 1 to the Plan Term Sheet, both (i) the Required Consenting Noteholders and (ii) the Required Consenting Term Lenders; and (b) with respect to the Backstop Agreement, the New ABL Credit Agreement, the Definitive Restructuring Documents (other than the New Term Loan Credit Agreement) and all Restructuring Transactions or documents in respect of such Restructuring Transactions not listed in clause (a), (i) the Required Consenting Noteholders and (ii) the Required Consenting Term Lenders, solely to the extent that a proposed action, modification, amendment, supplement or waiver adversely affects the Supporting Term Lenders; provided, that the foregoing definition shall not negate or limit any explicit amendment, consent or termination right granted to the Required Consenting Term Lenders in the Plan Support Agreement.

161.    “Required Consenting Noteholders” means, as of any date of determination, those Supporting Noteholders holding at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes, unless the Supporting Noteholders collectively hold less than 66 2/3% of the aggregate outstanding principal amount of the Senior Notes, in which case those Supporting Noteholders holding at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes held by Supporting Noteholders; provided, however, that, for purposes of this definition, the term “Supporting Noteholders” excludes any Holder of Senior Notes Claims that, on the relevant date of determination, is in breach of any of its material obligations under the Plan Support Agreement.

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162.    “Required Consenting Term Lenders” means, as of any date of determination, those Supporting Term Lenders holding at least 66 2/3% of the aggregate outstanding principal amount of the Term Loan Claims held by Supporting Term Lenders. For purposes of this definition, the term “Supporting Term Lenders” excludes any Holder of Term Loan Claims that, on the relevant date of determination, is in breach of any of its material obligations under the Plan Support Agreement.

163.    “Restricted Shares” has the meaning set forth in Section IV.E.

164.    “Restructuring Transaction” means each action by the Reorganized Debtors necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation, certificates of incorporation, operating agreements, by-laws, or other documents containing terms that are consistent with the terms of the Plan and the Plan Support Agreement and that satisfy the applicable requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and the Plan Support Agreement; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (d) the execution and delivery of the applicable documents and instruments included in the Plan Supplement; and (e) all other actions the Reorganized Debtors determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

165.    “Retained Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been awarded by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

166.    “Rights Offering” means the Primary Rights Offering and the Incremental Liquidity Rights Offering.

167.    “Rights Offering Documents” means, collectively, the Backstop Agreement and any other documents required thereby or necessary to effectuate the Rights Offering and the transactions contemplated by the Backstop Agreement Term Sheet, including subscription agreements, the Rights Offering Escrow Agreement and the Backstop Escrow Agreement, such documents incorporating the terms and conditions of the Rights Offering set forth in the Plan Term Sheet and otherwise in form and substance reasonably satisfactory to the Backstop Participants.

168.    “Rights Offering Escrow Agreement” means that certain Escrow Agreement, dated September 21, 2016, between Capital One, N.A., as Escrow Agent and Key, as amended from time to time, a form of which is attached as part of Exhibit F to the Disclosure Statement.

169.    “SEC” means the United States Securities and Exchange Commission.

170.    “Secured” means: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, to the extent of the value of the creditor’s interest in the Estate’s interest in such property as determined pursuant to section 506(a) of the Bankruptcy Code, (b) that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the amount subject to setoff as determined pursuant to section 506(a) of the Bankruptcy Code, or (c) Allowed as such pursuant to the Plan or any Final Order as a secured Claim.

171.    “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as amended, together with the rules and regulations promulgated thereunder.

172.    “Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a-78nn, as amended.

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173.    “Security” has the meaning assigned to that term in section 2(a)(1) of the Securities Act.

174.    “Senior Notes” means the 6.75% Senior Unsecured Notes due 2021 issued pursuant to the Senior Notes Indenture in the aggregate outstanding principal amount of $675 million plus all accrued prepetition interest, fees and other amounts due under the Senior Notes Documents.

175.    “Senior Notes Claim” means any Claim for principal, interest and other amounts owed by the Debtors as provided in the Senior Notes Documents.

176.    “Senior Notes Documents” means, collectively, the Senior Notes and the Senior Notes Indenture.

177.    “Senior Notes Guarantors” means (a) KES, (b) KEM, (c) Misr Key Energy Investments, LLC, and (d) Misr Key Energy Services, LLC.

178.    “Senior Notes Indenture” means that certain Indenture among Key, as issuer, the Senior Notes Guarantors and the Senior Notes Trustee as the same was restated in its entirety by that certain First Supplemental Indenture, dated March 4, 2011, and further amended by that certain Amended First Supplemental Indenture dated March 8, 2012, and as further modified or supplemented from time to time.

179.    “Senior Notes Rights Offering Cash-Out Amount” means a Cash distribution on the Effective Date to each Non-Qualifying Noteholder in an amount equal to the product of (a) the resulting quotient of (i) the aggregate principal amount of Senior Notes Claims beneficially owned by such Non-Qualifying Noteholder as of the Senior Notes Rights Offering Record Date divided by (ii) the aggregate principal amount of Senior Notes Claims beneficially owned by all Non-Qualifying Noteholders as of the Senior Notes Rights Offering Record Date multiplied by (b) $25,000; provided, however, in no event shall the Senior Notes Rights Offering Cash-Out Amount received by any Non-Qualifying Noteholder exceed an amount equal to the product of (y) the aggregate principal amount of Senior Notes Claims beneficially owned by such Non-Qualifying Noteholder, multiplied by (z) 5%.

180.    “Senior Notes Rights Offering Participant” means any Qualifying Noteholder, including any Backstop Participant, that properly subscribes, pursuant to the terms of the Primary Rights Offering, for at least $1,000 worth of Primary Rights Offering Common Stock and funds such commitment in full on or prior to the expiration of the applicable deadline under the Rights Offering Documents.

181.    “Senior Notes Rights Offering Record Date” means September 16, 2016.

182.    “Senior Notes Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee under the Senior Notes Indenture.

183.    “Solicitation” means the prepetition solicitation of votes on the Plan.

184.    “Solicitation Materials” means the Disclosure Statement, the Plan, the letters of transmittal and the ballots and other documents required to solicit votes from Holders in the Voting Classes.

185.    “Specified Asset Sales” means those sales of certain assets and/or subsidiaries disclosed to counsel to the Supporting Creditors prior to the effective date of the Plan Support Agreement related to international operations and/or certain domestic business lines of Key and its subsidiaries, with respect to which the Debtors may execute definitive transaction documents only after receipt by Key of written consent from the Required Consenting Noteholders, which consent shall not be unreasonably withheld, conditioned or delayed.

186.    “Subordinated Claim” means a Claim that is subordinated pursuant to section 510(b) of the Bankruptcy Code or any other applicable law.

187.    “Supporting Creditor Advisors” means certain advisors of the Supporting Noteholders and the Supporting Term Lenders as set forth in the Plan Support Agreement.

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188.    “Supporting Creditors” means, collectively, the Supporting Noteholders and the Supporting Term Lenders.

189.    “Supporting Noteholders” means the Holders of Senior Notes Claims that are or become party to the Plan Support Agreement.

190.    “Supporting Term Lenders” means the Term Loan Lenders that are or become party to the Plan Support Agreement.

191.    “Term Loan Agent” means Cortland Capital Market Services LLC in its capacity as administrative agent for the lenders under the Term Loan Credit Agreement, or any successor agent appointed in accordance with the terms of the Term Loan Credit Agreement.

192.    “Term Loan Claims” means any Claim for principal, interest and other amounts owed by the Debtors as provided in the Term Loan Credit Documents.

193.    “Term Loan Credit Agreement” means that certain Term Loan and Security Agreement dated as of June 1, 2015, among Key, as Borrower, the guarantors party thereto, the Term Loan Lenders, the Term Loan Agent and Bank of America, N.A. in its capacity as sole Lead Arranger and Bookrunner, as amended from time to time.

194.    “Term Loan Credit Documents” means the Term Loan Credit Agreement together with any other documents, schedules, instruments, or agreements related thereto.

195.    “Term Loan Lenders” means the lender parties under the Term Loan Credit Documents.

196.    “Term Loan Payment” means a payment in an amount equal to the sum of (a) the difference between (i) the Allowed Term Loan Principal Balance minus (ii) $250 million, plus (b) any accrued and unpaid interest (at the non-default rate) due and owing under the Term Loan Credit Documents as of (and including) the Effective Date.

197.    “TL Proceeds and Priority Collateral Account” means account number 5S5-01A74-1-4-EJE (i) held by the Debtors prior to the consummation of the Plan, which account is subject to a deposit account control agreement and a perfected first-priority (subject to the security interests of the account bank and any other permitted Liens that have priority by operation of law) Lien in favor of the Term Loan Agent and (ii) to be held by the Reorganized Debtors upon and following the consummation of the Plan, which account is to be, upon and following consummation of the Plan, subject to a deposit account control agreement and a perfected first-priority (subject to the security interests of the account bank and any other permitted Liens that have priority by operation of law) Lien in favor of the agent under the New Term Loan Documents.

198.    “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Allowed Interest to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

199.    “Unexpired Lease” means a lease to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

200.    “Unimpaired” means, with respect to a Claim, Interest or Class of Claims or Interests, not “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.

201.    “Unrestricted Cash” means unrestricted Cash and cash equivalents held in U.S. bank accounts of the Debtors; provided, however, that Unrestricted Cash (1) shall be calculated prior to the payment of any fees or expenses to Platinum pursuant to the Corporate Advisory Services Agreement and (2) shall be reduced by any amount to be paid by the Reorganized Debtors for the extension of existing D&O Liability Insurance Policies or purchase of new director and officer liability insurance policies pursuant to Section IV.X hereof.

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202.    “U.S. Trustee” means the United States Trustee for the District of Delaware.

203.    “Voting Classes” means Class 3 and Class 5.

B. Rules	of Interpretation

Unless otherwise specified, all article, section or exhibit references in the Plan are to the respective article, section in or exhibit to the Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained herein and have the same meaning as “in the Plan,” “of the Plan,” “to the Plan,” and “under the Plan,” respectively. The words “includes” and “including” are not limiting. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (4) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C. Computation	of Time

Unless otherwise specifically stated herein, the provisions of Federal Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

D. Reference	to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

ARTICLE II.

ADMINISTRATIVE EXPENSE CLAIMS, PROFESSIONAL FEE CLAIMS, AND PRIORITY TAX CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims (including Professional Fee Claims and Cure Costs) and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A. Administrative	Expense Claims Other Than Professional Fee Claims

Except as provided below with respect to Administrative Expense Claims that are Professional Fee Claims or Cure Costs, and except to the extent that a Holder of an Allowed Administrative Expense Claim agrees with the applicable Debtor(s) and the Required Consenting Noteholders to a less favorable treatment with respect to such Holder, each Holder of an Allowed Administrative Expense Claim that is unpaid as of the Effective Date shall receive, on account and in full satisfaction of such Allowed Administrative Expense Claim, Cash in an amount equal to the Allowed amount of such Administrative Expense Claim, to be paid on or as soon as is reasonably practicable after the later of (1) the Effective Date or (2) the date that such Allowed Administrative Expense Claim becomes due and owing in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents

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establishing, such liabilities; provided, however, that any Administrative Expense Claim that is Disputed as of the time for payment of Allowed Administrative Expense Claims that is specified herein shall be paid on or as soon as reasonably practicable after the date that is ten (10) Business Days after the date such Administrative Expense Claim becomes Allowed.

B.	Professional Fee Claims

1.	Final Fee Applications

Retained Professionals asserting a Professional Fee Claim for services rendered or expenses incurred on or before the Effective Date must File and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order, or any other applicable order of the Bankruptcy Court, an application for final allowance of such Professional Fee Claim no later than the Professional Fee Claims Bar Date. Any objections to Professional Fee Claims must be Filed and served on the Reorganized Debtors and the requesting party no later than 45 days after the Professional Fee Claims Bar Date. To the extent necessary, the Plan and the Confirmation Order shall amend and supersede any previously entered order regarding the payment of Professional Fee Claims.

2.	Professional Fee Escrow Account

On the Effective Date, the Reorganized Debtors shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Retained Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Retained Professionals. Such funds in the Professional Fee Escrow Account shall not constitute property of the Debtors’ Estates or property of the Reorganized Debtors, except as otherwise expressly set forth in the last sentence of this paragraph. The amount of Professional Fee Claims owing to the Retained Professionals on and after the Effective Date shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account, without interest or other earnings therefrom, as soon as reasonably practicable after such Claims are Allowed by a Bankruptcy Court order. When all Allowed Professional Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall revert to the Reorganized Debtors.

3.	Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through and including the Effective Date, the Retained Professionals shall estimate their Accrued Professional Compensation prior to and as of the Confirmation Date, along with an estimate of fees and expenses to be incurred through and including the Effective Date, and shall deliver such good-faith estimates to the Debtors (in consultation with the Required Consenting Noteholders) no later than 7 days after the Confirmation Date; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. If a Retained Professional does not provide such estimate, the Debtors may estimate the unbilled fees and expenses of such Retained Professional. The total amount so estimated as of the Confirmation Date shall comprise the Professional Fee Reserve Amount. To the extent the Professional Fee Reserve Amount is not sufficient to pay all Allowed Professional Fee Claims in full, the remaining aggregate amount of the Allowed Professional Fee Claims shall be paid out of funds remaining in the Debtors’ Estates and, to the extent such funds are insufficient, by the Reorganized Debtors.

4.	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court, pay in Cash the legal, professional or other fees and expenses related to the implementation and consummation of the Plan incurred by the Reorganized Debtors following the Effective Date. Upon the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and each Reorganized Debtor may employ and pay any Retained Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

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C. Priority	Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees with the applicable Debtor(s) and the Required Consenting Noteholders to a less favorable treatment, the Holder of each Allowed Priority Tax Claim shall receive, on account and in full satisfaction of such Allowed Priority Tax Claim, equal annual Cash payments in an aggregate amount equal to the Allowed amount of such Priority Tax Claim, together with interest from and after the Effective Date at the applicable rate under section 511 of the Bankruptcy Code, over a period not to exceed five (5) years after the Petition Date; provided, however, that the Reorganized Debtors reserve the right to prepay all or a portion of any such amounts at any time with no prepayment penalty. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business or under applicable non-bankruptcy law as such obligations become due.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A. Classification	of Claims and Interests

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, Confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a) of the Bankruptcy Code. The Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class for purposes of distribution only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code and as described in Article II, the Debtors have not classified Administrative Expense Claims (including Professional Fee Claims) and Priority Tax Claims.

B. Summary	of Classification

The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as set forth below. The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors, to the extent applicable. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have any Holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Section III.E hereof.

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The following chart summarizes the classification of Claims and Interests pursuant to the Plan:

Class	Claim/Interest	Status	Voting Rights
1	Priority Non-Tax Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Term Loan Claims	Impaired	Entitled to Vote
4	ABL Credit Facility Claims	Unimpaired	Deemed to Accept
5	Senior Notes Claims	Impaired	Entitled to Vote
6	General Unsecured Claims	Unimpaired	Deemed to Accept
7	Intercompany Claims	Impaired / Unimpaired	Deemed to Reject / Deemed to Accept
8	Existing Key Common Stock	Impaired	Deemed to Reject
9	Other Key Equity Interests	Impaired	Deemed to Reject
10	Intercompany Interests	Unimpaired	Deemed to Accept

C. Treatment	of Claims and Interests

1.	Class 1 - Priority Non-Tax Claims

(a)	Classification: Class 1 consists of all Priority Non-Tax Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees with the applicable Debtor(s) and the Required Consenting Noteholders to a less favorable treatment, in exchange for full and final satisfaction, settlement, release and discharge of each Allowed Priority Non-Tax Claim, each Holder of such Allowed Priority Non-Tax Claim shall receive Cash in an amount equal to the Allowed amount of such Claim on or as soon as reasonably practicable after the latest of (i) the date such Priority Non-Tax Claim becomes due and owing, (ii) the Effective Date, or (iii) the date that is ten (10) Business Days after the date such Priority Non-Tax Claim becomes Allowed.

(c)	Voting: Class 1 is Unimpaired by the Plan, and each Holder of a Class 1 Priority Non-Tax Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 - Other Secured Claims

(a)	Classification: Class 2 consists of all Other Secured Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees with the applicable Debtor(s) and the Required Consenting Noteholders to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed Other Secured Claim, each Holder of such Allowed Other Secured Claim shall, at the option of the applicable Debtor(s), with the consent of the Required Consenting Creditors, either have its Claim Reinstated or receive: (i) Cash in an amount equal to the Allowed Amount of such Holder’s Other Secured Claim, including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code, or (ii) the collateral securing such Holder’s Allowed Other Secured Claim.

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(c)	Voting: Class 2 is Unimpaired by the Plan, and each Holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 – Term Loan Claims

(a)	Classification: Class 3 consists of all Term Loan Claims. Only Key, KES and KEM have Classes populated by Class 3 Term Loan Claims.

(b)	Allowance: The Term Loan Claims shall be Allowed in the aggregate principal amount of $[289,663,498],[2] plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate in accordance with the Term Loan Credit Documents, and all other fees, costs, charges and other expenses provided for under the Term Loan Credit Documents, excluding any prepayment premium.

(c)	Treatment: On the Effective Date, each Holder of an Allowed Term Loan Claim shall receive, on account and in full satisfaction of its Allowed Term Loan Claim: (i) Cash in the amount of its pro rata share of the Term Loan Payment, and (ii) its pro rata share of the New Term Loan Facility.

(d)	Voting: Class 3 is Impaired and will receive a distribution under the Plan. Therefore, Holders of Allowed Class 3 Term Loan Claims are entitled to vote to accept or reject the Plan with respect to Key, KES and KEM.

4.	Class 4 – ABL Credit Facility Claims

(a)	Classification: Class 4 consists of all ABL Credit Facility Claims. Only Key, KES and KEM have Classes populated by Class 4 ABL Credit Facility Claims.

(b)	Allowance: On the Effective Date, the ABL Credit Facility Claims shall be Allowed in the aggregate principal amount of $38,526,688 plus all interest, fees, and other expenses payable under the ABL Credit Facility Documents.

(c)	Treatment: On the Effective Date, (i) each Holder of an Allowed ABL Credit Facility Claim shall receive, on account and in full satisfaction of its Allowed ABL Credit Facility Claim, its pro rata share of payment in full in Cash of any amounts due and owing under the ABL Credit Facility, or treatment on such other less favorable terms as agreed between the Debtors, the Required Consenting Creditors and the Holder of such Allowed ABL Credit Facility Claim, and (ii) any letters of credit outstanding under the ABL Credit Facility shall be cash collateralized, backstopped and/or replaced with new letters of credit under the New ABL Credit Facility issued under the New ABL Credit Agreement.

(d)	Voting: Class 4 is Unimpaired by the Plan, and each Holder of Allowed Class 4 ABL Credit Facility Claims is conclusively presumed to have accepted the Plan as to Key, KES and KEM pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Class 4 ABL Credit Facility Claims are not entitled to vote to accept or reject the Plan as to Key, KES and KEM.

[2]	This amount reflects the outstanding principal amount of loans under the Term Loan Credit Agreement as of the date of this Plan and may be reduced by the principal payment contemplated by Section 5.2.1 of the Term Loan Credit Agreement to be made on or about September 30, 2016 in the amount of $787,500.

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5.	Class 5 - Senior Notes Claims

(a)	Classification: Class 5 consists of all Senior Notes Claims.

(b)	Allowance: The Senior Notes Claims shall be Allowed in the aggregate principal amount of $675 million, plus any accrued but unpaid pre-petition interest thereon payable at the applicable non-default interest rate in accordance with the Senior Notes Documents, and all pre-petition other fees, costs, charges and other expenses provided for under the Senior Notes Documents.

(c)	Treatment: The Senior Notes shall be cancelled on the Effective Date and each Holder of an Allowed Senior Notes Claim shall receive, on the Effective Date or as soon thereafter as is reasonably practicable, on account and in full satisfaction of its Allowed Senior Notes Claim, and subject to the rounding conventions set forth in Section VI.E.2 below, such Holder’s pro rata share of 7.5 million shares of Reorganized Key Common Stock (rounded up or down to the nearest whole share). The 7.5 million shares distributed to Holders of Allowed Senior Notes Claims shall account for 100% of the issued and outstanding shares of Reorganized Key Common Stock immediately prior to the issuance of any other shares of Reorganized Key Common Stock under or in connection with the Plan.

(d)	Voting: Class 5 is Impaired and will receive a distribution under the Plan. Therefore, Holders of Allowed Class 5 Senior Notes Claims are entitled to vote to accept or reject the Plan with respect to each of the Debtors.

6.	Class 6 - General Unsecured Claims

(a)	Classification: Class 6 consists of General Unsecured Claims.

(b)	Treatment: The legal, equitable and contractual rights of the Holders of Allowed General Unsecured Claims are unaltered by the Plan (subject to the Allowed amount of such Claims being “statutorily capped” under to section 502 of the Bankruptcy Code, as applicable). Each Holder of an Allowed General Unsecured Claim shall receive one of the following treatments (i) on account and in full satisfaction of its Allowed General Unsecured Claim (A) Cash in the amount of its Allowed General Unsecured Claim (1) on the Effective Date or as soon thereafter as is reasonably practicable (to the extent not previously paid as authorized by the Bankruptcy Court during the Chapter 11 Cases), or (2) on the date that such Allowed General Unsecured Claim becomes due and owing in the ordinary course of the Debtors’ business, if after the Effective Date, or (B) such other less favorable treatment as may be agreed upon by the Holder thereof, the Applicable Debtor(s) and the Required Consenting Noteholders, or (ii) such other treatment as may be required to allow such Allowed General Unsecured Claim to be paid in the ordinary course of business after the Effective Date of the Chapter 11 Cases.

(c)	Voting: Class 6 is Unimpaired by the Plan, and each Holder of a Class 6 General Unsecured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 6 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

7.	Class 7 - Intercompany Claims

(a)	Classification: Class 7 consists of all Intercompany Claims.

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(b)	Treatment: On or after the Effective Date, all Intercompany Claims shall be paid, adjusted, continued, settled, reinstated, canceled, discharged, or eliminated, in each case to the extent determined to be appropriate by the Debtors and the Required Consenting Creditors.

(c)	Voting: Holders of Claims in Class 7 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or 1126(g) of the Bankruptcy Code, respectively. Therefore, Holders of Class 7 Intercompany Claims are not entitled to vote to accept or reject the Plan.

8.	Class 8 – Existing Key Common Stock

(a)	Classification: Class 8 consists of all Existing Key Common Stock.

(b)	Treatment: On the Effective Date, all Existing Key Common Stock shall be discharged, cancelled, released and extinguished and shall be of no further force or effect, whether surrendered for cancellation or otherwise. On or as soon as practicable after the Effective Date, each Holder of Allowed Existing Key Common Stock shall receive, in exchange for the surrender or cancellation of such Holder’s Allowed Existing Key Common Stock and for (1) the releases given by such Holder to the Released Parties pursuant to Section VIII.F and (2) such Holder refraining from the actions listed below in sub-clauses (A) through (E), and subject to the rounding conventions set forth in Section VI.E.2 below, either: (i) such Holder’s Equity Holder Plan Securities (rounded up or down to the nearest whole share and whole New Warrant), or (ii) in such Holder’s sole and absolute discretion, pursuant to an election made on the Equity Holder Election Form, the Equity Holder Cash-Out Amount; provided, however, that any Holder of Allowed Existing Key Common Stock that opts not to grant the voluntary releases contained in Section VIII.F of the Plan, pursuant to an election made on the Equity Holder Election Form, shall not be entitled to the Equity Holder Plan Securities or the Equity Holder Cash-Out Amount in connection with the Plan; provided, further, that any Holder of Allowed Existing Key Common Stock that does not return a completed Equity Holder Election Form shall be deemed to grant the releases contained in Section VIII.F of the Plan and shall receive the Equity Holder Plan Securities; provided, further, that any Holder of Allowed Existing Key Common Stock that (A) opposes the Plan, including any portion of the Plan pertaining to the treatment of the Term Loan Claims, the treatment of the Senior Notes Claims or the treatment of Existing Key Common Stock; (B) seeks, solicits, supports, encourages or consents to, any restructuring or reorganization for any Debtor that is inconsistent with the Definitive Restructuring Documents and the Fundamental Implementation Agreements (including the Plan Support Agreement) in any respect; (C) commences or supports any action filed by any party in interest to appoint a trustee, conservator, receiver, or examiner for the Debtors, or to dismiss the Chapter 11 Cases, or to convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (D) commences or supports any action or proceeding to shorten or terminate the period during which only the Debtors may propose and/or seek confirmation of any plan of reorganization including the Plan; or (E) otherwise supports any plan, sale process or other transaction that is inconsistent with the Fundamental Implementation Agreements (including the Plan Support Agreement) or the Definitive Restructuring Documents, shall not be entitled to receive any Equity Holder Plan Securities or the Equity Holder Cash-Out Amount in connection with the Plan.

(c)	Voting: Class 8 is Impaired. Holders of Class 8 Existing Key Common Stock are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 8 Existing Key Common Stock are not entitled to vote to accept or reject the Plan.

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9.	Class 9 – Other Key Equity Interests

(a)	Classification: Class 9 consists of Other Key Equity Interests.

(b)	Treatment: On the Effective Date, all Other Key Equity Interests shall be discharged, cancelled, released and extinguished and shall be of no further force or effect, whether surrendered for cancellation or otherwise. The Holders of Other Key Equity Interests shall not receive or retain any property under the Plan on account of such Other Key Equity Interests.

(c)	Voting: Class 9 is Impaired. Holders of Class 9 Other Key Equity Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 9 Other Key Equity Interests are not entitled to vote to accept or reject the Plan.

10.	Class 10 – Intercompany Interests

(a)	Classification: Class 10 consists of Intercompany Interests.

(b)	Treatment: On the Effective Date, Intercompany Interests shall be Reinstated and the legal, equitable and contractual rights to which Holders of Intercompany Interests are entitled shall remain unaltered to the extent necessary to implement the Plan.

(c)	Voting: Class 10 is Unimpaired and Holders of Class 10 Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

D. Special	Provision Governing Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired or Reinstated Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Claims.

E. Elimination	of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of any Allowed Claim or Allowed Interest or Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F. Acceptance	or Rejection of the Plan

1.	Presumed Acceptance of the Plan

Claims in Classes 1, 2, 4, 6 and (to the extent Unimpaired) 7 and Interests in Class 10 are Unimpaired under the Plan. The Holders of such Claims and Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

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2.	Voting Classes

Claims in Classes 3 and 5 are Impaired under the Plan and the Holders of such Claims are entitled to vote to accept or reject the Plan with respect to each Debtor against which they hold such Claims. If Holders of Claims in a particular Impaired Class of Claims were given the opportunity to vote to accept or reject the Plan, but no Holders of Claims in such Impaired Class of Claims voted to accept or reject the Plan, then such Class of Claims shall be deemed to have accepted the Plan.

3.	Deemed Rejection of Plan

Claims in Class 7 (to the extent Impaired) and Interests in Classes 8 and 9 are Impaired and Holders of such Claims and Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

4.	Dispute Concerning Impairment

If a dispute arises as to whether any Claims or Interests, or any Class thereof, is Impaired, the Bankruptcy Court shall, after notice and a hearing, adjudicate such dispute on or before the Confirmation Date.

G. Confirmation	Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims, determined without including any acceptances of the Plan by any insiders of the Debtors. The Debtors shall seek Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

H. Subordinated	Claims

The Allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A. General	Settlement of Claims and Interests

As discussed further in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan. Distributions and deliveries made to Holders of Allowed Claims and Interests in any Class are intended to be final.

B. Sources	of Cash for Plan Distributions

All consideration necessary for the Reorganized Debtors to make Cash payments or distributions pursuant to the Plan shall be obtained from the proceeds of the Rights Offering, the Backstop Commitment, and the Equity Holder Cash-Out Subscription, if applicable, or other Cash from the Debtors, including Cash from business operations; provided, however, that the New ABL Credit Facility will (1) provide any Cash necessary to pay any amounts due and owing under the ABL Credit Facility, and (2) cash collateralize, backstop and/or replace the letters of credit outstanding under the ABL Credit Facility.

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C. Corporate	Existence and Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein, including as provided with respect to Reorganized Key in Section IV.V hereof, or as may be provided in the Plan Supplement or the Confirmation Order, each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, or limited liability company, as the case may be, with all the powers thereof, pursuant to the applicable law in the jurisdiction in which such Reorganized Debtor is incorporated or formed and pursuant to the applicable certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificates of incorporation and by-laws (or other formation documents) are amended by the Plan, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval; provided, however, that, at any time prior to the Effective Date, to the extent permitted by applicable law, the Required Consenting Creditors, with the prior written consent of the Debtors (which consent shall not unreasonably be withheld, conditioned or delayed), may elect to amend the Plan to provide for the liquidation of Debtor Misr Key Energy Investments, LLC and/or Debtor Misr Key Energy Services, LLC, whose sole assets are equity interests in subsidiaries organized and located outside of the United States.

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action in favor of any Debtor not otherwise waived, relinquished, exculpated, released, compromised, or settled under the Plan or any Final Order, and any property acquired by any of the Debtors pursuant to the Plan, except for the Professional Fee Escrow Account, shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court, or notice to any other Entity, and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Without limiting the foregoing, the Reorganized Debtors may pay the charges they incur on or after the Effective Date for the fees, disbursements and expenses of Retained Professionals without application to the Bankruptcy Court.

D. Authorization,	Issuance and Distribution of Plan Securities

Issuance of Shares of Reorganized Key Common Stock. Shares of Reorganized Key Common Stock shall be authorized under the New Certificate of Incorporation. On the Effective Date Reorganized Key shall issue (1) the shares of Reorganized Key Common Stock to Holders of Allowed Senior Notes Claims in Class 5, (2) the Equity Holder Shares, (3) the Primary Rights Offering Common Stock, (4) the shares of Reorganized Key Common Stock necessary to satisfy the Put Premium, and (5) the Incremental Liquidity Shares to be issued under the Incremental Liquidity Rights Offering (including pursuant to the Backstop Commitment, if applicable), if any, and, as soon as reasonably practicable thereafter, distribute or deliver such shares under or in connection with the Plan and the Rights Offering Documents as provided herein and therein.

Issuance of Warrants. On the Effective Date, or as soon thereafter as reasonably practicable, Reorganized Key shall issue the New Warrants and deliver them to (1) the Holders in Class 8 receiving New Warrants as part of the Equity Holder Plan Securities or the Equity Holder Cash-Out Amount and (2) the Equity Holder Rights Offering Participants, if any, who properly subscribe for and fully-fund their commitment under the Equity Holder Cash-Out Subscription.

Issuance of Preferred Voting Share. The Preferred Voting Share shall be authorized under the New Certificate of Incorporation. On the Effective Date, Reorganized Key shall issue the Preferred Voting Share to Platinum.

The Reorganized Debtors are authorized to issue all Plan Securities and related documents, and any options, stock appreciation rights, or other equity awards issued in connection with the New MIP, if any, without the need for any further corporate or limited liability company action. The Preferred Voting Share and all of the shares of Reorganized Key Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

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Except as provided below, the Reorganized Key Common Stock and New Warrants will be issued in book-entry form through the direct registry system of the transfer agent or warrant agent, as applicable, and, if eligibility requirements are met, DTC. The ownership interest of each holder of such shares of Reorganized Key Common Stock and/or New Warrants, as applicable, and transfers of ownership interests therein, will be recorded on the records of the transfer agent or warrant agent and, if applicable, the direct and indirect participants in DTC. Entities receiving shares of Reorganized Key Common Stock and/or New Warrants will have their interests issued in book-entry form on the register of the transfer agent or warrant agent; provided, however, that, except with respect to Primary Rights Offering Common Stock, Holders of Senior Notes Claims and Existing Key Common Stock that currently hold such Claims and Interests through DTC and that are entitled to receive shares of Reorganized Key Common Stock and/or New Warrants under the Plan are anticipated to receive their shares of Reorganized Key Common Stock and/or New Warrants via a “mandatory exchange” process; provided, further, that certain Entities receiving shares of Reorganized Key Common Stock that do not currently hold their Claims or Interests through DTC may also be permitted, in the sole and absolute discretion of the Debtors, to designate a direct or indirect participant in DTC with which such Holder has an account into which such Holder’s shares of Reorganized Key Common Stock may be deposited.

A schedule setting forth the number of shares, the price per share (if applicable) and the relative pro forma percentage of Reorganized Key Common Stock to be issued pursuant to the Plan, including the Rights Offering and the Backstop Agreement, respectively, is attached as Schedule 1 to the Disclosure Statement. In the event of any discrepancy between share numbers, price per share (if applicable), or pro forma percentage with respect thereto as listed or described in this Plan and on Schedule 1 to the Disclosure Statement, Schedule 1 to the Disclosure Statement shall control, subject to adjustments made pursuant to the provisions of Section VI.E.2 of the Plan. For the avoidance of doubt, Schedule 1 of the Disclosure Statement supersedes and shall replace schedule 4 of the Plan Term Sheet.

E. Exemption	from Registration

Pursuant to section 1145(a) of the Bankruptcy Code, the Distribution of the Plan Securities under Article III of the Plan to Holders of Allowed Senior Notes Claims in Class 5 and Allowed Existing Key Common Stock in Class 8 and, with respect to the Preferred Voting Shares, Article IV of the Plan, as applicable, in exchange for such Claims and Interests shall be exempt from the registration requirements of section 5 of the Securities Act and other applicable law. The shares of Reorganized Key Common Stock issuable upon proper exercise of the New Warrants issued under the Plan shall also be exempt from the registration requirements of section 5 of the Securities Act and any other applicable law under section 1145(a) of the Bankruptcy Code. The issuances of shares of Reorganized Key Common Stock and New Warrants offered, issued, distributed and/or sold pursuant to the Primary Rights Offering, the Equity Holder Cash-Out Subscription, the Incremental Liquidity Rights Offering, and the Backstop Commitment (including the Put Premium) (such shares, including the shares issued upon proper exercise of the New Warrants, collectively referred to as “Restricted Shares”) shall be issued in reliance upon the exemption from registration set forth in section 4(a)(2) of the Securities Act and Rule 506 thereunder. The Restricted Shares shall be “restricted securities” as defined under Rule 144 under the Securities Act, and, if certificated, will contain the following legend:

THE ISSUANCE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).

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F. SEC	Reporting Requirements and Listing of Reorganized Key Common Stock

As of the Effective Date, Reorganized Key will be a reporting company under the Securities Exchange Act. Reorganized Key will use commercially reasonable efforts to cause the listing on NYSE or NASDAQ of the Reorganized Key Common Stock on or as soon as reasonably practicable after the Effective Date.

G. Adjustment	to Number of Shares of Reorganized Key Common Stock

Notwithstanding any other section or provision of the Plan, the Debtors may, with the consent of the Required Consenting Noteholders, increase or decrease, as applicable, the aggregate number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan and adjust the applicable price per share for such shares herein such that the aggregate value of the shares received by any Person pursuant to the Plan is unaltered by such adjustments.

H. Primary	Rights Offering and Backstop Commitment

On and after the Effective Date, Reorganized Key shall, and shall be authorized to, take all steps necessary to effectuate the Primary Rights Offering and implement the Backstop Commitment, all pursuant to and consistent with the terms of the Fundamental Implementation Agreements. Without limiting the foregoing, on the Effective Date or as soon thereafter as is reasonably practicable (as applicable), (1) each Senior Notes Rights Offering Participant shall receive any Primary Rights Offering Common Stock for which it properly subscribed pursuant to the terms of the Primary Rights Offering (and, in the case of Backstop Participants, the Backstop Agreement), (2) each Non-Qualifying Noteholder shall receive its Senior Notes Rights Offering Cash-Out Amount, (3) each Closing Backstop Participant shall receive any unsubscribed Primary Rights Offering Common Stock it purchased pursuant to the terms of the Backstop Agreement, and (4) each Equity Holder Rights Offering Participant shall receive any Primary Rights Offering Common Stock for which it properly subscribed pursuant to the terms of the Primary Rights Offering, subject to adjustment for any oversubscription. For the avoidance of doubt, each Senior Notes Rights Offering Participant (other than the Backstop Participants) and each Equity Holder Rights Offering Participant is required to fully fund its entire subscription for shares of Primary Rights Offering Common Stock (taking into account any applicable minimum subscription requirements pursuant to the terms of the Primary Rights Offering) prior to the expiration of the Primary Rights Offering in order to properly subscribe pursuant to the Primary Rights Offering.

On the Effective Date or as soon thereafter as is reasonably practicable, subject to the terms and conditions contained in the Backstop Agreement, the Closing Backstop Participants shall receive the Put Premium in the form of shares of Reorganized Key Common Stock.

I. Incremental	Liquidity Rights Offering and Backstop Commitment

On the Minimum Liquidity Test Date, the financial advisors to the Debtors and the financial advisors to the Backstop Participants shall make a determination as to (1) whether the Minimum Liquidity Test is satisfied and (2) if not, whether the issuance of Incremental Liquidity Shares in any amount up to an aggregate of $25 million (in $1 million increments) would enable Reorganized Key to have Minimum Liquidity on the Effective Date. If a determination is made by the financial advisors to the Debtors and the financial advisors to the Backstop Participants that the issuance of Incremental Liquidity Shares is both necessary and sufficient to cause Reorganized Key to have Minimum Liquidity on the Effective Date, then the Debtors shall, on the next Business Day after the Minimum Liquidity Test Date, file with the Bankruptcy Court a notice (the form of which shall be consented to by the advisors to the Backstop Participants) indicating the results of such determination, the number of Incremental Liquidity Shares to be issued under the Plan and the applicable Incremental Liquidity Per Share Price(s) for such shares. If the financial advisors to the Debtors and the financial advisors to the Backstop Participants are unable to reach agreement on the Minimum Liquidity Test Date as to the determinations in (1) and (2) above, then the parties shall seek a determination as to any such dispute from the Bankruptcy Court on the next Business Day after the Minimum Liquidity Test Date, to be heard on an expedited basis such that the Effective Date shall not be delayed.

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If a determination is made by either the financial advisors to the Debtors and the financial advisors to the Backstop Participants, or by the Bankruptcy Court, pursuant to the preceding paragraph, that the issuance of Incremental Liquidity Shares is both necessary and sufficient to cause Reorganized Key to have Minimum Liquidity on the Effective Date, Reorganized Key shall issue Incremental Liquidity Shares in an aggregate amount equal to the minimum dollar amount (rounded up to the nearest $1 million increment) necessary for Reorganized Key to have Minimum Liquidity on the Effective Date, at the applicable Incremental Liquidity Per Share Price(s). For the avoidance of doubt, the Incremental Liquidity Shares shall be issued, sold and distributed pursuant to the Incremental Liquidity Rights Offering only if the determination is made that the Minimum Liquidity Test is not satisfied.

The Incremental Liquidity Rights Offering shall be funded by (1) the Senior Notes Rights Offering Participants (other than the Backstop Participants) that have properly subscribed to the maximum number of shares of Primary Rights Offering Common Stock for which they are eligible and that properly subscribe for Incremental Liquidity Senior Notes-Allocated Shares, (2) the eligible Equity Holder Rights Offering Participants that properly subscribe for Incremental Liquidity Equity-Allocated Shares, and (3) subject to the terms and conditions of the Backstop Agreement, the Closing Backstop Participants pursuant to the Backstop Commitment. The Incremental Liquidity Shares properly subscribed for by the Senior Notes Rights Offering Participants (other than the Backstop Participants) and the Equity Holder Rights Offering Participants and purchased by the Closing Backstop Participants pursuant to the Backstop Commitment, as applicable, shall be delivered to such parties on the Effective Date or as soon as practicable after the Effective Date.

Pursuant to the terms of the Rights Offering, each Senior Notes Rights Offering Participant (other than the Backstop Participants) and each eligible Equity Holder Rights Offering Participant that elects to participate in the Incremental Liquidity Rights Offering is required to fully fund its respective pro rata subscription for Incremental Liquidity Shares prior to the expiration of the Primary Rights Offering in order to properly subscribe pursuant to the Incremental Liquidity Rights Offering. Each Backstop Participant is required to fully fund its respective pro rata subscription for Incremental Liquidity Shares subject to the terms and conditions set forth in the Backstop Agreement.

J. Consensual	Equity Holder Exchange

In connection with the settlement embodied in the Plan Support Agreement and the Debtors’ and the Supporting Creditors’ consensual pursuit of the Plan as a “prepackaged” chapter 11 plan of reorganization, the Senior Notes class, by voting to accept the Plan, shall be deemed to have consented to the delivery of part of the Class 5 recovery, in the form of the Equity Holder Shares and New Warrants, by the Reorganized Debtors to Holders of Existing Key Common Stock in exchange for the cancellation of such Holders’ Existing Key Common Stock and for such Holders (1) providing the releases set forth herein (as described in Section III.C.8 of the Plan) and (2) refraining from the actions set forth in sub-clauses (A) through (E) in Section III.C.8 above.

K. Equity	Holder Cash-Out Subscription

No later than the Minimum Liquidity Test Date, the Debtors shall determine the aggregate dollar amount of proceeds received from Equity Holder Rights Offering Participants under the Equity Holder Cash-Out Subscription and aggregate Equity Holder Cash-Out Amounts elected by Holders in Class 8. On the Effective Date or as soon thereafter as is reasonably practicable, Equity Holder Cash-Out Shares and Warrants that were properly subscribed for (and fully-funded) under the Equity Holder Cash-Out Subscription shall be issued to the Equity Holder Rights Offering Participants that properly subscribed, and the Holders of Allowed Existing Key Common Stock that properly elected to receive the Equity Holder Cash-Out Amount will receive the corresponding Equity Holder Cash-Out Amounts in lieu of such Equity Holder Cash-Out Shares and Warrants. The Equity Holder Cash-Out Subscription may be limited to the extent the Debtors, in consultation with the Required Consenting Noteholders, determine necessary to comply with one or more requirements for listing on NYSE or NASDAQ.

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L. Intercompany	Interests

No Intercompany Interests shall be cancelled pursuant to the Plan, and all Intercompany Interests shall continue in place following the Effective Date, solely for the purpose of maintaining the existing corporate structure of the Debtors and the Reorganized Debtors.

M. Supporting	Creditor Advisors Fees

The Debtors shall, on or prior to the Effective Date, pay the accrued and unpaid reasonable and documented professional fees and expenses of the Supporting Creditor Advisors incurred prior to the Effective Date (including prior to the Petition Date) pursuant to the Plan Support Agreement or any applicable fee reimbursement agreement with the Debtors.

N. Specified	Asset Sales

The Debtors are authorized, with the prior written consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld, conditioned or delayed), to execute prior to the Effective Date definitive transaction documents with respect to Specified Asset Sales, which transactions may close with no further Bankruptcy Court approval required either prior to the Effective Date (so long as the interests of the Holders of Allowed Claims are not adversely affected thereby) or subsequent to the Effective Date.

O. Cancellation	of Existing Indebtedness and Securities

Except as otherwise provided in the Plan (including Section IV.L of the Plan) or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date: (1) the obligations of the Debtors under any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are assumed or expressly Reinstated pursuant to the Plan) shall be cancelled solely as to the Debtors and the Reorganized Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are assumed or expressly Reinstated pursuant to the Plan) shall be released and discharged in full and the Reorganized Debtors shall not have any continuing obligations thereunder; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of enabling Holders of Allowed Claims and Interests to receive distributions under or in conjunction with the Plan as provided herein, and Holders of Claims and Interests not yet Allowed to pursue the Allowance of their Claims or Interests; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in, or provided for under, the Plan.

P. Cancellation	of Certain Existing Security Interests

Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the Holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors (as applicable) any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may reasonably be required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens and take any and all other steps reasonably requested by the Debtors, the Reorganized Debtors or any administrative agent under the New Term Loan Documents or the New ABL Credit Facility Documents that are necessary to cancel and/or extinguish any Liens or security interests securing such Holder’s Other Secured Claim.

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Q. New	Term Loan Facility

Confirmation of the Plan shall be deemed to constitute approval of the New Term Loan Facility and the New Term Loan Documents and, subject to the occurrence of the Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations under the New Term Loan Documents. As described in Section III.C.3, the New Term Loan Facility shall constitute a portion of the distribution to Holders of Allowed Term Loan Claims in Class 3.

On the Effective Date, the New Term Loan Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the New Term Loan Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, and on reasonable terms. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Term Loan Documents (1) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Term Loan Documents and (2) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Term Loan Documents. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

R. New	ABL Credit Facility

Confirmation of the Plan shall be deemed to constitute approval of the New ABL Credit Facility and the New ABL Credit Facility Documents and, subject to the occurrence of the Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations under the New ABL Credit Facility Documents. Any letters of credit outstanding under the ABL Credit Facility shall be cash collateralized, backstopped and/or replaced with new letters of credit under the New ABL Credit Facility issued under the New ABL Credit Agreement.

On the Effective Date, the New ABL Credit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the New ABL Credit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, and on reasonable terms. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New ABL Credit Facility Documents (1) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New ABL Credit Facility Documents and (2) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New ABL Credit Facility Documents. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

S. Indenture	Trustee Fees

On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall pay all reasonable and documented fees and expenses (including reasonable and documented fees and expenses of counsel) incurred by the Senior Notes Trustee through and including the Effective Date to the extent required by the Senior Notes Indenture. The Senior Notes Trustee shall not be required to file any application under sections 330 or 331 of the Bankruptcy Code or otherwise with regard to the allowance of its fees and expenses.

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T. Corporate	Action

Upon the Effective Date, all actions contemplated by or necessary to effectuate the Plan shall be deemed authorized and approved in all respects, including: (1) assumption of Executory Contracts and Unexpired Leases, except as otherwise provided in the Plan Supplement or any order of the Bankruptcy Court; (2) installation of the New Key Board and New Subsidiary Boards and officers for the other Reorganized Debtors as set forth in the Plan Supplement; (3) execution and entry into the Definitive Restructuring Documents, the New ABL Credit Facility Documents, the New Warrant Agreement(s), the Corporate Advisory Services Agreement and the Rights Offering Documents; (4) implementation of the Primary Rights Offering and, if applicable, the Incremental Liquidity Rights Offering and the Equity Holder Cash-Out Subscription; (5) issuance and distribution or delivery of the Plan Securities as provided herein and in the Rights Offering Documents; (6) adoption and implementation of the New MIP; (7) entry into the New Key Constituent Documents and the Investor Rights Agreement(s); (8) implementation of the Restructuring Transactions contemplated by the Plan (including by way of (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law, (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the Plan and having other terms to which the applicable parties agree, and (c) the filing of appropriate certificates of incorporation and memoranda and articles of association and amendments thereto, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable law); and (9) all other actions contemplated by the Plan (whether occurring before on or after the Effective Date). Except as provided in Section IV.U hereof, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors or officers of the Debtors or the Reorganized Debtors.

U. Effectuating	Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors and the officers and members of the New Key Board and New Subsidiary Boards shall be authorized and (as applicable) directed to issue, execute, deliver, file, or record such agreements, Securities, instruments, releases, and other documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Restructuring Transactions, including the New Term Loan Documents, the New ABL Credit Facility Documents, the New Key Constituent Documents, and the New Warrant Agreement(s) in the name of and on behalf of one or more of the Reorganized Debtors, without the need for any approvals, authorization, or consents except those expressly required pursuant to the Plan. The authorizations and approvals contemplated by this Section IV.U shall be effective notwithstanding any requirements under non-bankruptcy law.

V.    New Certificate of Incorporation, New By-Laws and Investor Rights Agreement(s)

On or promptly after the Effective Date, Reorganized Key will file Articles of Conversion with the Maryland State Department of Assessments and Taxation, a Certificate of Conversion with the Secretary of State of the State of Delaware, and its New Certificate of Incorporation with the Secretary of State in Delaware and/or file any other documents necessary to be executed and/or filed with the Secretary of State and/or other applicable authorities in Maryland and/or Delaware to convert Key from a Maryland corporation to a Delaware corporation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Certificate of Incorporation prohibits the issuance of non-voting equity securities. After the Effective Date, Reorganized Key may amend and restate the New Certificate of Incorporation and New By-Laws and other New Key Constituent Documents as permitted by the laws of Delaware (or any subsequent state of incorporation) and the New Key Constituent Documents. The other Reorganized Debtors will file new constituent documents in their respective jurisdictions to the extent necessary.

On or promptly after the Effective Date, the Investor Rights Agreement(s) filed with the Plan Supplement shall become effective pursuant to the terms and conditions set forth therein.

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W. Directors	and Officers of the Reorganized Debtors

On the Effective Date, the term of each member of the current boards of directors of the Debtors shall expire, and the New Key Board and the New Subsidiary Boards, as well as the officers of each of the Reorganized Debtors, shall consist of those individuals that will be identified in the Plan Supplement. The New Key Board shall initially consist of ten (10) members, provided that the CEO Director Seat is filled. During its initial two (2) year term, the New Key Board shall be comprised of five (5) directors selected by Platinum (including the CEO Director Seat), two (2) directors selected by the other Backstop Participants (excluding Platinum), and three (3) initial independent directors, of whom one (1) shall be selected by Platinum, one (1) by the other Backstop Participants (excluding Platinum), and one (1) to be mutually agreed upon by Platinum and the other Backstop Participants (excluding Platinum). During the initial two-year term of the New Key Board, three (3) of the directors appointed by Platinum will have two (2) votes each and all other members of the New Key Board will have one (1) vote each, provided that one of the single-vote directors will be the CEO Director. Certain matters shall require the approval of a supermajority of director votes of the New Key Board or a supermajority of the shareholder votes of Reorganized Key, as set forth in the New Key Constituent Documents and (to the extent applicable) the Investor Rights Agreement.

X. Director	and Officer Liability Insurance

To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all D&O Liability Insurance Policies whose policy periods have not expired. Entry of the Confirmation Order will constitute the Court’s approval of the Reorganized Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies.

If the Debtors have not, prior to the Petition Date, obtained standard tail coverage (i.e., director, manager, and officer insurance coverage that extends beyond the end of the policy period) under a D&O Liability Insurance Policy covering the current and former directors, officers, and managers of the Debtors as of the Effective Date for at least six years after the Effective Date, then the Debtors shall, with the consent of the Required Consenting Noteholders, obtain such coverage. Notwithstanding the previous sentence, if not already obtained or arranged for prior to the Effective Date by the Debtors, the Reorganized Debtors shall obtain a six-year extension of the time after the Effective Date in which Claims can be reported under the D&O Liability Insurance Policies with respect to otherwise covered acts taking place prior to the end of the policy period(s) of the D&O Liability Insurance Policies.

Y. Incentive	Compensation Plans

On the Effective Date, Reorganized Key shall be authorized to grant awards under the New MIP, which shall authorize the grant of compensation described in the following sentence comprised of stock or economic rights tied to the value of stock collectively representing up to 7% of the fully diluted shares of Reorganized Key Common Stock as of the Effective Date (without regard to shares reserved for issuance pursuant to the New Warrants). The New MIP may provide for awards of restricted stock, restricted stock units, options and stock appreciation rights struck at a to-be-determined premium to the Effective Date Per Share Price and cash-based awards, for distribution to officers, directors and employees of the Reorganized Debtors as determined by the New Key Board. On or following the Effective Date, the New Key Board or an authorized committee thereof shall be authorized, without further approval of Reorganized Key equity holders, to execute and deliver all agreements, documents, instruments and certificates relating to the New MIP and to perform their obligations thereunder in accordance with, and subject to, the terms of the New MIP. As of the Effective Date, all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire any Interests in Key shall be cancelled.

Subject to the terms of this Section IV.Y and Section V.H.1, upon the occurrence of the Effective Date, all equity components of any existing agreements, plans or programs of the Debtors, including the existing prepetition incentive programs will be cancelled, any cash components of such plans will be honored by Reorganized Key, and Reorganized Key shall have no obligation to provide equity-based compensation to employees except as may be provided pursuant to the New MIP. Decisions with respect to amounts to be paid to employees on account of the existing prepetition incentive programs (including the 2016 annual cash incentive plan generally available to the Debtors’ employees) will be made following the Effective Date at the discretion of the New Key Board. The maximum aggregate amount payable under the 2016 annual cash incentive plan shall not exceed $10.3 million.

Z. Senior	Management

Except as expressly provided in the Plan Supplement, members of the Debtors’ existing senior management shall remain in their current capacities as officers of the Reorganized Debtors.

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AA. Corporate	Advisory Services Agreement

On the Plan Effective Date, or as soon as reasonably practicable thereafter, Reorganized Key shall enter into the Corporate Advisory Services Agreement.

BB. Exemption	from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of any security or other property pursuant hereto, as well as any sale transactions consummated by the Debtors in accordance with the Plan on and after the Confirmation Date through and including the Effective Date, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, lien, or other security interest, (2) the making or assignment of any lease or sublease, (3) any Restructuring Transaction, or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any Restructuring Transaction occurring under the Plan.

CC. Preservation	of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Debtor Release provided by Section VIII.E hereof), the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action in their favor, whether arising before or after the Petition Date, and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interest of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action. Except with respect to Causes of Action as to which the Debtors or Reorganized Debtors have expressly released any Person or Entity on or prior to the Effective Date (pursuant to the Debtor Release provided by Section VIII.E hereof or otherwise), the Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after or as a consequence of the Confirmation or consummation of the Plan.

DD. No	Change of Control

Except as otherwise provided in the Plan, none of (1) the facts or circumstances giving rise to the commencement of, or occurring in connection with, the Chapter 11 Cases, (2) the issuance of shares of the Plan Securities pursuant to the Plan, or (3) implementation or consummation of any other transaction pursuant to the Plan shall constitute a “change in ownership” or “change of control” (or a change in working control) of, or in connection with, any Debtor or Reorganized Debtor that requires the consent of any Person other than the Debtors or the Bankruptcy Court or triggers a default or right of termination, including in connection with any local municipal licensing arrangement, any Executory Contract or other agreement (whether entered into before or after the Petition Date) between any Debtor and any third party, or violates any law (including the common law), statute, rule or any other regulation otherwise applicable to any Debtor.

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ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; EMPLOYEE BENEFITS; AND INSURANCE POLICIES

A. Assumption	and Rejection of Executory Contracts and Unexpired Leases

Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court will be deemed assumed as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (1) identified on the Rejected Executory Contract and Unexpired Lease List (which shall be filed with the Bankruptcy Court in the Plan Supplement on or before the Plan Supplement Filing Date) as an Executory Contract or Unexpired Lease designated for rejection, (2) which is the subject of a separate motion or notice to reject filed by the Debtors and pending as of the Confirmation Hearing, or (3) that previously expired or terminated pursuant to its own terms.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of such Executory Contracts and Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, and not assigned to a third party on or prior to the Effective Date, shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the Debtors and the applicable counterparty with the consent of the Required Consenting Noteholders, or by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Executory Contracts and Unexpired Leases identified on the Rejected Executory Contract and Unexpired Lease List in their discretion, prior to the Effective Date on no less than three (3) Business Days’ notice to the non-Debtor Entity party thereto, subject to the prior written consent of the Required Consenting Noteholders to the rejection of any Executory Contract or Unexpired Lease.

B. Cure	of Defaults for Assumed Executory Contracts and Unexpired Leases

To the extent a monetary default exists under an Executory Contract or Unexpired Lease proposed to be assumed pursuant to the Plan, such monetary default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the applicable Cure Cost in Cash on the Effective Date or as soon as reasonably practicable thereafter, subject to the limitations described below, or, subject to the consent of the Required Consenting Noteholders, on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree.

At least 14 days before the Confirmation Hearing, the Debtors shall serve on the non-Debtor counterparties to the Executory Contracts and Unexpired Leases proposed to be assumed pursuant to the Plan, a notice of assumption and procedures for objecting to the assumption of, and/or the proposed Cure Costs for, such party’s Executory Contract or Unexpired Lease and for the resolution of disputes by the Bankruptcy Court. To the extent the Debtors identify one or more Executory Contracts or Unexpired Leases for which the applicable Cure Cost is an amount other than $0, the Debtors shall identify the proposed Cure Cost for each such Executory Contract and Unexpired Lease in the notice of assumption served on the applicable counterparty. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or proposed Cure Cost must be Filed, served and actually received by the Debtors at least seven (7) days before the Confirmation Hearing. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption of its Executory Contract or Unexpired Lease pursuant to the Plan or the proposed Cure Cost applicable thereto will be deemed to have consented to such assumption and Cure Cost. Notwithstanding anything herein to the contrary, in the event that any Executory Contract or Unexpired Lease is removed from the Schedule of Rejected Executory

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Contracts and Unexpired Leases after the 14-day deadline referenced above, a notice of assumption and proposed Cure Cost with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof and a noticed hearing set to consider whether such Executory Contract or Unexpired Lease can be assumed and, if so, the applicable Cure Cost.

Any objection to a proposed assumption or Cure Cost will be heard by the Bankruptcy Court at the Confirmation Hearing or, at the election of the Debtors, at a later hearing; provided, however, that at any time following the Confirmation Date but prior to the Effective Date, the Debtors, subject to the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld), may settle any dispute regarding the assumption of any Executory Contract or Unexpired Lease and/or the amount of any Cure Cost without any further notice to any party or any action, order, or approval of the Bankruptcy Court. If the Bankruptcy Court determines that the Cure Cost with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable notice of assumption and cure cost, the Debtors, subject to the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld), or Reorganized Debtors, as applicable, will have the right to add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims against, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, by the applicable Debtor(s) arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of the assumption.

C. Modifications,	Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

D. Claims	Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by an order of the Bankruptcy Court, any Holder of a Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan or otherwise must File a Proof of Claim with the Notice and Claims Agent on or before the Rejection Damages Claims Bar Date. Any Claim arising from the rejection or repudiation of an Executory Contract or Unexpired Lease for which a Proof of Claim is not timely Filed shall not be Allowed, shall be forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims and shall be treated in accordance with Section III.C.6 hereof.

E. Contracts	and Leases Entered Into After the Petition Date

Any contract or lease entered into after the Petition Date by any Debtor, including any Executory Contract or Unexpired Leases assumed by a Debtor, will be performed by the applicable Debtor(s) or Reorganized Debtor(s) liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

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F. Insurance	Policies

The Reorganized Debtors shall not take any action to cancel any of the Debtors’ insurance policies, including the D&O Liability Insurance Policies, that are in existence as of the Effective Date unless such cancellation is for the purpose of obtaining replacement coverage with equal or more favorable coverage terms, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policies for the full term of such policies regardless of whether such members, managers, directors or officers remain in such positions after the Effective Date. If and to the extent necessary to effectuate this obligation, such insurance policies, including the D&O Liability Insurance Policies, shall be treated as and deemed to be Executory Contracts assumed by the Debtors under the Plan.

G. Indemnification	and Reimbursement Obligations

On and from the Effective Date, and except as prohibited by applicable law or subject to the limitations set forth herein, the Reorganized Debtors shall be deemed to have assumed all indemnification obligations currently in place for the Debtors’ directors, officers, managers, employees and their attorneys, other professionals and agents, whether in the by-laws, certificates of incorporation (or other formation documents), board resolutions, employment contracts or other agreements of the Debtors.

H. Employee	Compensation and Benefits

1.	Compensation and Benefit Programs

Subject to the provisions set forth below and except as provided in Section IV.Y above, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. For the avoidance of doubt and notwithstanding any other provision of this Plan, all existing employment, retention and change of control agreements by and between the Debtors and employees of the Debtors as of the Petition Date (the “Assumed Employee Agreements”) shall be assumed by the Debtors in accordance with the terms of this Section V.H.1, and any future cash payments or distributions contemplated thereunder shall (to the extent not paid in the ordinary course during the Chapter 11 Cases) remain outstanding and payable in full in cash by Reorganized Key after the Effective Date; provided, that, notwithstanding any other provision of this Plan, any provisions in any of the Compensation and Benefits Programs, including in such Assumed Employee Agreements that provide rights to purchase or receive Existing Key Common Stock (including vested and unvested (a) restricted stock and (b) restricted stock units) shall be given effect and treated as Existing Key Common Stock for purposes of the Rights Offering and the consensual treatment described in Section III.C.8 above under the Plan (and will be null and void and have no effect with respect to shares of Reorganized Key Common Stock after the Effective Date); provided, further, that notwithstanding any other provisions of the Plan or Confirmation Order, any change of control provisions in the Assumed Employee Agreements may be triggered by the Plan and Confirmation Order pursuant to the terms set forth in such Assumed Employee Agreements, and the existing Key board has made no determination as to whether or not such provisions will be triggered pursuant to the terms thereof. For the avoidance of doubt, if any Assumed Employee Agreement contains a provision or provisions allowing Key to convert a cash payment or distribution into equity, such provision(s) shall be null and void as to such conversion feature, and any future cash payments or distributions will be paid in cash by Reorganized Key after the Effective Date in accordance with the foregoing sentence.

Cash obligations of the Reorganized Debtors on and after the Effective Date pursuant to the prior paragraph shall not exceed a maximum of $8.75 million of which approximately (x) $4.6 million relates to retention payments approved by the existing Key board of directors; (y) $3.4 million relates to current contractual severance obligations; and (z) up to $750,000 relates to retention or separation-related payments that may become due on or after the Effective Date; provided, however, that the $8.75 million cap on cash obligations shall exclude (i) any obligations in the nature of wages, expense reimbursements, or other non-incentive based amounts or benefits; and (ii) any other obligations that may become due as a result of a termination under the terms of contractual obligations in place as of

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the date of the Plan Support Agreement, whether or not following a change of control, up to a maximum amount of $11.75 million; provided further, that any individual severance obligation as to former employees terminated prior to the Effective Date will be resolved in a manner satisfactory to the Required Consenting Noteholders and the Debtors, other than individual severance obligations for less than one year’s salary and for less than $500,000 in the aggregate for all severance obligations, which may be resolved by the Debtors in consultation with the Required Consenting Noteholders.

2.	Workers’ Compensation Programs

As of the Effective Date, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation laws in states in which the Reorganized Debtors will operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance; provided, however, that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action in their favor, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law. Any Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court.

I. Reservation	of Rights

Neither the exclusion nor inclusion of any contract or lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan, nor the Debtors’ delivery of a notice of proposed assumption and proposed Cure Costs to applicable contract and lease counterparties, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor would have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, with the consent of the Required Consenting Noteholders, or Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

The Debtors reserve their right to assert that rejection or repudiation of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contract or lease. Notwithstanding any non-bankruptcy law to the contrary, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting Debtors from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A. Timing	and Calculation of Amounts to Be Distributed

Except as otherwise provided in the Plan, on or as soon as reasonably practicable after the Effective Date (or, if a Claim or Interest is not Allowed on the Effective Date, as set forth in Section VI.C of the Plan), each Holder of an Allowed Claim or Interest against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Interests in the applicable Class and in the manner provided herein. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Except as otherwise provided herein, Holders of Claims and Interests shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

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B. Distribution	Agent

Except as otherwise provided herein, all distributions under the Plan shall be made by the Reorganized Debtors as Distribution Agent or by such other Entity designated by the Reorganized Debtors as a Distribution Agent on or after the Effective Date. A Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. In the event that a Distribution Agent is so ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Distribution Agent.

1.	Powers of Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereunder or made in connection herewith; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

In addition to the services authorized by any order of the Bankruptcy Court authorizing the retention and employment of Epiq Bankruptcy Solutions, LLC, as Notice and Claims Agent for the Debtors, Epiq Bankruptcy Solutions, LLC is authorized and empowered to perform the following services: (x) assist the Debtors and the Reorganized Debtors and their advisors with the administrative management, reconciliation and resolution of Claims and Interests; and (y) facilitate or perform distributions on account of Allowed Claims and Interests.

2.	Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors.

C. Distributions	on Account of Claims Allowed After the Effective Date

Distributions made after the Effective Date to Holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be made on the date that is no later than ten (10) Business Days after such Claim becomes an Allowed Claim and shall be deemed to have been made on the Effective Date.

D. Distributions	to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as may be agreed to by the Debtors (subject to the consent of the Required Consenting Noteholders, which consent shall not be unreasonably withheld) or the Reorganized Debtors, on the one hand, and the Holder of a Disputed Claim, on the other hand, no partial payments and no partial distributions shall be made with respect to any Disputed Claim until all Disputed Claims held by the Holder of such Disputed Claim have become Allowed Claims or have otherwise been resolved by settlement or Final Order.

E. Delivery	of Distributions

1.	Delivery of Distributions in General

Except as otherwise provided herein, the Distribution Agent shall make distributions to Holders of Allowed Claims at the address for such Holder as indicated on the Debtors’ books and records as of the date of any such distribution (or, if a Proof of Claim has been Filed by or on behalf of such Holder, at the address set forth in such Proof of Claim Filed); provided, however, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors and the Distribution Agent.

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2.	Minimum Distributions

In the case of Equity Holder Plan Securities to be delivered to Holders of Allowed Existing Key Common Stock, any such Holder who would be entitled to less than half of an Equity Holder Share based on its holdings will receive no Equity Holder Plan Securities. The fractional shares of Reorganized Key Common Stock and the associated New Warrants or fractional New Warrants that would otherwise be allocated to such Holders of Allowed Existing Key Common Stock entitled to less than half of an Equity Holder Share based on their respective holdings will instead be aggregated and reallocated to Holders in Class 8 entitled to half or more than half a share of Reorganized Key Common Stock, and delivered to such Holders as part of their Equity Holder Plan Securities.

3.	Unclaimed and Undeliverable Distributions

(a)	Holding of Certain Undeliverable Distributions

If any distribution to a Holder of an Allowed Claim made in accordance herewith is returned to the Reorganized Debtors (or their Distribution Agent) as undeliverable, no further distributions shall be made to such Holder; provided, however, that, following any such Holder’s proper and timely notification to the Reorganized Debtors of its then current address as described in Section VI.E.3(b) hereof, the Distribution Agent shall make one additional attempt to deliver the distribution to the Holder at such address; provided, further, however, that if no such proper and timely notification is made by the Holder or if, following a proper and timely notification, the Debtor makes one additional attempt to deliver the distribution but the distribution is again returned as undeliverable, the returned check(s) shall be null and void and the distribution(s) attempted pursuant to such check(s) shall revert to the Reorganized Debtors. Undeliverable distributions shall remain in the possession of the Reorganized Debtors, subject to Section VI.E.3(b) hereof, until such time as any such distributions become deliverable. Undeliverable distributions shall not be entitled to any additional interest, dividends, or other accruals of any kind on account of their distribution being undeliverable.

(b)	Failure to Claim Undeliverable Distributions

No later than 60 days after an initial distribution has been made to each Class entitled to receive a distribution under the Plan, the Reorganized Debtors shall File with the Bankruptcy Court a list of the Holders of undeliverable distributions. This list shall be maintained and updated periodically in the sole discretion of the Reorganized Debtors or the Distribution Agent for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim, irrespective of when a Claim becomes an Allowed Claim, that does not notify the Distribution Agent of such Holder’s then current address in accordance with the procedures indicated in the Filed document containing the list of Holders of undeliverable distributions within 60 days after the Filing thereof shall have its Claim for such undeliverable distribution discharged and shall be forever barred, estopped and enjoined from asserting any such Claim against the Reorganized Debtors or their property. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

(c)	Failure to Present Checks

In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, the Reorganized Debtors shall File with the Bankruptcy Court a list of the Holders of any unnegotiated checks no later than 70 days after the date printed on such checks. This list shall be maintained and updated periodically in the sole discretion of the Reorganized Debtors for as long as the Chapter 11 Cases stay open.

Checks issued by the Reorganized Debtors (or their Distribution Agent) on account of Allowed Claims shall be null and void if not negotiated within 90 days after the date printed on such checks, and the distributions attempted pursuant to such checks shall revert to the Reorganized Debtors. Any request for reissuance of a check shall be made directly to the Distribution Agent. Any Holder holding an unnegotiated check that does not request reissuance of such unnegotiated check within 110 days after the Filing of a list of unnegotiated checks on which

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such check first appears (as described in the preceding paragraph) shall have its Claim for such unnegotiated check discharged and shall be forever barred, estopped and enjoined from asserting any such Claim against the Reorganized Debtors or their property. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an unnegotiated check.

(d)	Unclaimed Distributions

Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after it has been delivered (or attempted to be delivered) shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the applicable Reorganized Debtor and, to the extent such Unclaimed Distribution is Reorganized Key Common Stock, shall be deemed cancelled. Upon such revesting, the Claim or Interest of any holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

F. Compliance	with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of a distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest on such Claims.

G. Surrender	of Canceled Instruments or Securities

On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or Interest that is discharged by the Plan shall be deemed to have surrendered such certificate to the Distribution Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Unimpaired under the Plan.

H. Claims	Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor, as applicable. To the extent a Holder of a Claim receives a distribution under the Plan on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor, as applicable, on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the applicable Debtor or Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the Allowed

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amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Debtor or Reorganized Debtor annualized interest at the federal judgment rate (as in effect on the Petition Date) on such amount owed for each Business Day after the two-week grace period specified above until the amount is repaid.

2.	Claims Payable by Insurance

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim, then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors, the Reorganized Debtors, or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND

UNLIQUIDATED CLAIMS

A. Allowance	of Claims

Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases Allowing such Claim. Except as otherwise provided herein, Holders of Claims shall not be required to File a Proof of Claim; provided, however, that the Debtors, and the Reorganized Debtors, as applicable, reserve all rights to object to any Claim for which a Proof of Claim is Filed and to otherwise dispute, object to or assert any defense with respect to any Claim. After the Effective Date, the Reorganized Debtors shall have and retain any and all rights and defenses the Debtors had with respect to any Claim immediately prior to the Effective Date, except with respect to any Claim deemed Allowed under the Plan, including the Allowed Term Loan Claims, Allowed ABL Credit Facility Claims, and the Allowed Senior Notes Claims. For the avoidance of doubt, the Allowed Term Loan Claims, the Allowed ABL Credit Facility Claims, and the Allowed Senior Notes Claims will not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection or any other challenges under any applicable law or regulation by any person or Entity.

B. Prosecution	of Objections to Claims

The Debtors, subject to the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld), or the Reorganized Debtors, as applicable, shall have the exclusive authority to: (1) File, withdraw or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim (including, after the Effective Date, without any further notice to or action, order or approval by the Bankruptcy Court); and (3) administer and adjust the Claims Register to reflect any such settlements or compromises (including, after the Effective Date, without any further notice to or action, order or approval by the Bankruptcy Court); provided, however, that, for the avoidance of doubt, the U.S. Trustee shall have standing to object to Professional Fee Claims. All settled Claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court pursuant to Bankruptcy Rule 9019 or otherwise shall be binding on all parties.

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The Reorganized Debtors are authorized to serve upon a Holder of a Disputed Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Claim must pay the costs incurred by the Reorganized Debtors after the making of such offer, the Reorganized Debtors are entitled to setoff such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.

C. Estimation	of Claims

Before or after the Effective Date, the Debtors or Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection; and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection; provided, however, that if the Bankruptcy Court resolves the Allowed amount of a Claim, the Debtors or Reorganized Debtors, as applicable, shall not be permitted to seek an estimation of such Claim. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions) until the Allowed amount of such Claim is determined by a Final Order of a court of competent jurisdiction, and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

D. Disallowance	of Certain Claims

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims, until such time as such Causes of Action against that Entity have been settled or an order of the Bankruptcy Court with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Reorganized Debtors. All Claims filed on account of an indemnification obligation to a director, officer or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date, and all such indemnification obligations shall be assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order or approval of the Bankruptcy Court. Subject to and in accordance with Section V.H of the Plan, all Claims filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims Register as of the Effective Date, and the Reorganized Debtors shall honor any such employee benefits, without any further notice to or action, order or approval of the Bankruptcy Court.

E. Prepetition	Litigation

On the Effective Date, the automatic stay provided under section 362 of the Bankruptcy Code shall be lifted as to all litigation concerning General Unsecured Claims against the Debtors, and each such litigation will resume in its pre-petition forum, unless the Debtors, in consultation with the Required Consenting Noteholders, or the Reorganized Debtors, as applicable, seek to remove any such litigation pursuant to Bankruptcy Rule 9027 prior to the entry of a final decree in all of the Chapter 11 Cases.

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ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A. Discharge	of Claims, Termination of Interests in Key, and Reinstatement of Intercompany Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Interest based upon such Claim, debt, right or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim voted, or was deemed, to accept the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

B. Compromise	and Settlement of Claims, Interests, and Controversies

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of such Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against the Debtors and their Estates and Causes of Action against other Entities.

C. Setoffs	and Recoupment

Except as otherwise provided herein, each Debtor or Reorganized Debtor may, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code) or other applicable bankruptcy or non-bankruptcy law, or as may be agreed by the Holder of an Allowed Claim, set off or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the applicable Debtor or Reorganized Debtor may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan, a Final Order or otherwise); provided, however, that neither the failure to effect such a setoff or recoupment nor the Allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action.

D. Release	of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors.

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E. Debtor	Release

PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICE OF THE RELEASED PARTIES TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, PURSUANT TO THE CONFIRMATION ORDER AND ON AND AFTER THE EFFECTIVE DATE, THE RELEASED PARTIES AND THEIR RESPECTIVE PROPERTY ARE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER DEEMED RELEASED, ACQUITTED AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS AND THE ESTATES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FROM ANY AND ALL CAUSES OF ACTION ARISING ON OR PRIOR TO THE EFFECTIVE DATE, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, MATURED OR UNMATURED, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT, OR OTHERWISE, BY STATUTE, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE THAT THE DEBTORS, THE REORGANIZED DEBTORS, THE ESTATES OR THEIR AFFILIATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM OR IN CONNECTION WITH, IN WHOLE OR IN PART, THE DEBTORS, THEIR AFFILIATES, THE REORGANIZED DEBTORS, THE CHAPTER 11 CASES, THE DEBTORS’ RESTRUCTURING, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR IN THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN, THE PLAN SUPPORT AGREEMENT, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE NEW KEY CONSTITUENT DOCUMENTS, THE DEFINITIVE RESTRUCTURING DOCUMENTS, THE RIGHTS OFFERING DOCUMENTS, THE NEW ABL CREDIT FACILITY DOCUMENTS, THE NEW WARRANT AGREEMENT(S), THE CORPORATE ADVISORY SERVICES AGREEMENT, AND ANY RELATED AGREEMENTS, INSTRUMENTS, TERM SHEETS OR OTHER DOCUMENTS, ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY ACTIONS TAKEN IN CONNECTION WITH THE ALLEGED DEFAULTS, INCLUDING THE NEGOTIATION AND CONSUMMATION OF THE FORBEARANCE AGREEMENT AND AMENDMENTS THERETO AND ANY REAPPRAISAL OF ASSETS PURSUANT TO SECTION 10.1.2(m) OF THE TERM LOAN CREDIT AGREEMENT).

THE FOREGOING RELEASE (1) SHALL NOT APPLY TO ANY EXPRESS CONTRACTUAL OR FINANCIAL OBLIGATIONS OR ANY RIGHTS OR OBLIGATIONS ARISING UNDER OR THAT ARE PART OF THE PLAN OR ANY AGREEMENTS ENTERED INTO PURSUANT TO, IN CONNECTION WITH OR CONTEMPLATED BY THE PLAN OR TO ANY CONTINUING CONTRACTUAL OBLIGATION OWED BY ANY RELEASED PARTY TO OR FOR THE BENEFIT OF ANY DEBTOR OR REORGANIZED DEBTOR, AND (2) SHALL HAVE NO EFFECT ON THE LIABILITY OF, OR ANY CAUSE OF ACTION AGAINST, ANY ENTITY THAT RESULTS FROM ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED FRAUD, GROSS NEGLIGENCE, BAD FAITH, OR WILLFUL MISCONDUCT (OTHER THAN WITH RESPECT TO ANY ACTIONS TAKEN IN CONNECTION WITH THE ALLEGED DEFAULTS, THE NEGOTIATION AND CONSUMMATION OF THE FORBEARANCE AGREEMENT AND AMENDMENTS THERETO AND ANY REAPPRAISAL OF ASSETS PURSUANT TO SECTION 10.1.2(m) OF THE TERM LOAN CREDIT AGREEMENT).

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F. Third	Party Release

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AS OF THE EFFECTIVE DATE, EACH OF THE RELEASING PARTIES (REGARDLESS OF WHETHER A RELEASING PARTY IS A RELEASED PARTY) SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASED AND ACQUITTED EACH OF THE RELEASED PARTIES AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CAUSES OF ACTION ARISING ON OR PRIOR TO THE EFFECTIVE DATE, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, MATURED OR UNMATURED, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT OR OTHERWISE, BY STATUTE, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM OR IN CONNECTION WITH, IN WHOLE OR IN PART, THE DEBTORS, THEIR AFFILIATES, THE REORGANIZED DEBTORS, THE DEBTORS’ RESTRUCTURING, THE CHAPTER 11 CASES, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT, THE PLAN SUPPORT AGREEMENT, THE NEW KEY CONSTITUENT DOCUMENTS, THE DEFINITIVE RESTRUCTURING DOCUMENTS, THE RIGHTS OFFERING DOCUMENTS, THE NEW ABL CREDIT FACILITY DOCUMENTS, THE NEW WARRANT AGREEMENT(S), THE CORPORATE ADVISORY SERVICES AGREEMENT, AND ANY RELATED AGREEMENTS, INSTRUMENTS, TERM SHEETS OR OTHER DOCUMENTS, ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY ACTIONS TAKEN IN CONNECTION WITH THE ALLEGED DEFAULTS, THE NEGOTIATION AND CONSUMMATION OF THE FORBEARANCE AGREEMENT AND AMENDMENTS THERETO AND ANY REAPPRAISAL OF ASSETS PURSUANT TO SECTION 10.1.2(m) OF THE TERM LOAN CREDIT AGREEMENT).

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASE SET FORTH ABOVE DOES NOT RELEASE ANY OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN, INCLUDING THE RIGHT TO RECEIVE DISTRIBUTIONS FROM THE DEBTORS OR THE REORGANIZED DEBTORS ON ACCOUNT OF AN ALLOWED CLAIM AGAINST OR INTEREST IN THE DEBTORS PURSUANT TO THE PLAN. THE FOREGOING RELEASE ALSO SHALL HAVE NO EFFECT ON THE LIABILITY OF, OR ANY CAUSE OF ACTION AGAINST, ANY ENTITY THAT RESULTS FROM ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED FRAUD, GROSS NEGLIGENCE, BAD FAITH, OR WILLFUL MISCONDUCT (OTHER THAN WITH RESPECT TO ANY ACTIONS TAKEN IN CONNECTION WITH THE ALLEGED DEFAULTS, THE NEGOTIATION AND CONSUMMATION OF THE FORBEARANCE AGREEMENT AND AMENDMENTS THERETO AND ANY REAPPRAISAL OF ASSETS PURSUANT TO SECTION 10.1.2(m) OF THE TERM LOAN CREDIT AGREEMENT).

G. Exculpation

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT WITH RESPECT TO ANY ACTS OR OMISSIONS EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS, THE EXCULPATED PARTIES SHALL NEITHER HAVE, NOR INCUR ANY LIABILITY FOR ANY CAUSE OF ACTION OR OTHERWISE TO ANY

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ENTITY FOR ANY PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, RELATING TO OR ARISING OUT OF THE CHAPTER 11 CASES, THE FORMULATION, NEGOTIATION, PREPARATION, DISSEMINATION, FILING, IMPLEMENTATION, ADMINISTRATION, CONFIRMATION, EFFECTUATION OR TERMINATION OF ANY FUNDAMENTAL IMPLEMENTATION AGREEMENT OR DEFINITIVE RESTRUCTURING DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENTS (INCLUDING PROVIDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT CONTEMPLATED BY THE PLAN OR THE RELIANCE BY ANY EXCULPATED PARTY ON THE PLAN OR THE CONFIRMATION ORDER IN LIEU OF SUCH LEGAL OPINION) CREATED OR ENTERED INTO IN CONNECTION WITH THE DISCLOSURE STATEMENT OR THE PLAN, THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OF ANY SECURITIES PURSUANT TO OR IN CONNECTION WITH THE PLAN (INCLUDING THE SECURITIES ISSUED PURSUANT TO THE PRIMARY RIGHTS OFFERING, THE INCREMENTAL LIQUIDITY RIGHTS OFFERING, THE EQUITY HOLDER CASH-OUT SUBSCRIPTION AND THE BACKSTOP AGREEMENT), OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, EXCEPT FOR CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, BUT IN ALL RESPECTS SUCH ENTITIES SHALL BE ENTITLED TO RELY REASONABLY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN.

THE EXCULPATED PARTIES HAVE, AND UPON CONFIRMATION, SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF, AND THE DISTRIBUTION OF CONSIDERATION PURSUANT TO, THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN.

H. Injunction

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT: (1) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (2) HAVE BEEN RELEASED PURSUANT TO SECTION VIII.E HEREOF; (3) HAVE BEEN RELEASED PURSUANT TO SECTION VIII.F HEREOF, (4) ARE SUBJECT TO EXCULPATION PURSUANT TO SECTION VIII.G HEREOF (BUT ONLY TO THE EXTENT OF THE EXCULPATION PROVIDED IN SECTION VIII.G HEREIN), OR (5) ARE OTHERWISE DISCHARGED, SATISFIED, STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY ACTION OR OTHER PROCEEDING, INCLUDING ON ACCOUNT OF ANY CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT HAVE BEEN COMPROMISED OR SETTLED AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF ANY ENTITY, DIRECTLY OR INDIRECTLY, SO RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH OR WITH RESPECT TO, ANY DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES.

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ARTICLE IX.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A. Conditions	Precedent to the Effective Date

The Effective Date shall not occur unless each of the following conditions precedent to the Effective Date has been satisfied or waived by the applicable party:

1.    The Debtors shall have Filed the Plan Supplement on or prior to the Plan Supplement Filing Date, and the Plan Supplement shall have included: the New Key Constituent Documents, the Rejected Executory Contract and Unexpired Lease List, the New Warrant Agreement(s), the New Term Loan Credit Agreement, the New ABL Credit Agreement, the Investor Rights Agreement(s), [the New MIP,] and the list of members of the New Key Board and the New Subsidiary Boards.

2.    The Bankruptcy Court shall have entered an order (which may be the Confirmation Order) in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors approving the Disclosure Statement as containing “adequate information” within the meaning of section 1125 of the Bankruptcy Code, and such order shall have become a Final Order.

3.    The Plan and all documents contained in the Plan Supplement, including any exhibits, schedules, amendments, modifications or supplements thereto, and all other Definitive Restructuring Documents and the Backstop Agreement shall have been negotiated, executed, delivered and filed with the Bankruptcy Court or other applicable government authority in substantially final form, consistent with the terms and conditions of the Plan Term Sheet, the Definitive Restructuring Documents or the Plan Support Agreement, as applicable.

4.    The Bankruptcy Court shall have entered the Confirmation Order confirming the Plan on terms consistent with the Plan Term Sheet and the Definitive Restructuring Documents, as applicable, and otherwise reasonably satisfactory to the Debtors and the Required Consenting Creditors, on or before the applicable date set forth on the Restructuring Timeline set forth in Schedule 1 to the Plan Term Sheet, unless otherwise agreed by the Debtors and the Required Consenting Creditors in a manner consistent with the Plan Support Agreement and the Confirmation Order shall have become a Final Order.

5.    The Bankruptcy Court shall have entered the PSA Assumption Order, the PSA Assumption Order shall not have been terminated, reversed or vacated and shall be a Final Order, and the Plan Support Agreement shall not have been terminated and shall be in full force and effect.

6.    All governmental and material third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, shall have been made or received, including approval under applicable Antitrust Laws.

7.    The Debtors shall not have commenced an insolvency (or similar) proceeding in any foreign jurisdiction without the consent of the Required Consenting Creditors.

8.    The reasonable and documented professional fees and expenses of the Supporting Creditor Advisors incurred prior to the Petition Date and thereafter shall have been paid in full by the Debtors, which payment may occur on or prior to the Effective Date.

9.    The Debtors shall have complied with the FCPA Resolution, including having completed all acts required to be completed by the Debtors thereunder (excluding any acts not yet required to be completed), and the FCPA Resolution shall be in full force and effect.

10.    The Bankruptcy Court shall have entered the Backstop Order, the Backstop Order shall be a Final Order, and the Backstop Agreement shall not have been validly terminated with respect to all parties thereto.

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11.    The New Term Loan Credit Agreement and the New ABL Credit Agreement shall have become effective.

12.    The Debtors shall (a) have timely complied with all reporting obligations under applicable securities laws (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC), (b) not have become a delinquent filer (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC), and (c) in cooperation with counsel to the Required Consenting Noteholders, have used commercially reasonable efforts to obtain a listing on the NYSE or NASDAQ as promptly as possible following the Effective Date.

13.    Each of the Closing Conditions set forth in the Backstop Agreement shall have been satisfied or waived pursuant to the terms of the Backstop Agreement.

14.    The proceeds from the Primary Rights Offering and the proceeds of the Incremental Liquidity Rights Offering, if any, and all amounts funded pursuant to the Backstop Agreement shall have been released from the applicable escrow account(s) pursuant to the terms of the Rights Offering Documents (including the Backstop Agreement, the Rights Offering Escrow Agreement and the Backstop Escrow Agreement, as applicable) and such proceeds are available to fund the Distributions hereunder and to be otherwise used by the Reorganized Debtors for general corporate purposes.

15.    No final judgment, injunction, decree or other material legal restraint shall have been, and remains, enacted, adopted or issued by a Governmental Unit of competent jurisdiction that prohibits the consummation of the Plan, the Rights Offering or the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, and/or the Definitive Restructuring Documents substantially on the terms and conditions set forth in the Plan Support Agreement.

16.    The Professional Fee Escrow Account shall have been established and funded in the Professional Fee Reserve Amount.

17.    The Effective Date shall be no later than the applicable date set forth on the Restructuring Timeline set forth in Schedule 1 to the Plan Term Sheet, unless otherwise agreed by the Debtors and the Required Consenting Creditors in a manner consistent with the Plan Support Agreement.

B. Waiver	of Conditions

Each of the conditions precedent to the occurrence of the Effective Date may be waived in writing by the Debtors, with the written consent of the Required Consenting Creditors (and, where applicable, the Required Backstop Participants), at any time, without any notice to parties in interest and without any further notice to or action, order or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm the Plan. If any such condition precedent is waived pursuant to this Section IX.B and the Effective Date occurs, the waiver of such condition precedent shall benefit from the “equitable mootness” doctrine, and the occurrence of the Effective Date shall foreclose any ability to challenge the Plan in any court.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A. Modification	and Amendments

Subject to the limitations contained in the Fundamental Implementation Agreements including this Plan and except as otherwise ordered by the Bankruptcy Court, the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules to amend or modify the Plan prior to the entry of the Confirmation Order, including any amendments or modifications needed to satisfy section 1129(b) of the Bankruptcy Code, without additional disclosure pursuant to section 1125 of the Bankruptcy Code. After the entry of the Confirmation Order and prior to substantial consummation of the Plan, in accordance with the Fundamental Implementation Agreements, the Debtors or the Reorganized Debtors, as applicable, may amend or modify the Plan (1) in

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accordance with section 1127(b) of the Bankruptcy Code or (2) to remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan either with the Bankruptcy Court approval or, so long as the interests of the Holders of Allowed Claims are not adversely affected thereby in any material respect, without Bankruptcy Court approval.

B. Effect	of Confirmation on Modifications

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Federal Bankruptcy Rule 3019 or that any additional disclosure or re-solicitation performed was sufficient.

C. Revocation	or Withdrawal of Plan; Termination of Plan Support Agreement

The Debtors reserve the right, subject to the terms of the Plan Support Agreement or, otherwise, with the prior written consent of the Required Consenting Creditors, to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan in accordance with the Fundamental Implementation Agreements or with the prior consent of the Required Consenting Creditors, or if entry of the Confirmation Order or the Effective Date does not occur, or if the Plan Support Agreement terminates in accordance with its terms, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any claims by or against, or any Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission of any sort by the Debtors or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, including after the Chapter 11 Cases are closed, except as set forth in the Plan, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.    Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or Allowance of Claims or Interests;

2.    Decide and resolve all matters related to the determination of a whether a Claim shall be deemed subordinated in connection with the Plan;

3.    Decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Retained Professionals (including Professional Fee Claims) authorized pursuant to the Bankruptcy Code or the Plan;

4.    Resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable, and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including any Rejection Damages Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed, or assumed and assigned, including any Cure Cost; and (c) any dispute regarding whether a contract or lease is or was executory, expired, or terminated;

5.    Ensure that distributions to Holders of Allowed Claims and Interests, as applicable, are accomplished pursuant to the provisions of the Plan;

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6.    Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor, or the Estates that may be pending on the Effective Date;

7.    Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

8.    Adjudicate, decide, and resolve any and all Causes of Action arising under the Bankruptcy Code or related to the Chapter 11 Cases;

9.    Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, or the Disclosure Statement;

10.    Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

11.    Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with Consummation, including interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

12.    Issue injunctions, enforce the injunctions contained herein, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement or implementation of the Plan;

13.    Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan, and enter such orders as may be necessary or appropriate to implement and/or enforce such releases, injunctions, and other provisions;

14.    Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid;

15.    Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

16.    Determine any other matters that may arise in connection with or relate to the Plan, any of the other Definitive Restructuring Documents, the New ABL Credit Facility Documents, the New Warrant Agreement(s), the Corporate Advisory Services Agreement and the Rights Offering Documents, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

17.    Enter an order or Final Decree concluding or closing any of the Chapter 11 Cases;

18.    Adjudicate any and all disputes arising from or relating to distributions under the Plan;

19.    Consider any modifications of the Plan, to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

20.    Determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

21.    Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under or in connection with the implementation of the agreements, documents, or instruments executed in connection with the Plan;

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22.    Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

23.    Hear and determine all disputes involving the existence, nature, scope, or enforcement of the exculpations, discharges, injunctions, and releases granted in connection with and under the Plan;

24.    Enforce all orders previously entered by the Bankruptcy Court;

25.    Resolve any cases, controversies, suits, or disputes that may arise in connection with any Entity’s rights arising from or obligations incurred in connection with the Plan; and

26.    Hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A. Immediate	Binding Effect

Notwithstanding Federal Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether their Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases. The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rule 3020(e) and 7062.

B. Additional	Documents

On or before the Effective Date, the Debtors, with the consent of the Required Consenting Creditors, may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C. Payment	of Statutory Fees

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at the Confirmation Hearing shall be paid on or prior to the Effective Date. On and after the Effective Date, each Reorganized Debtor (individually or collectively with the other Reorganized Debtors) shall pay all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee, until that particular Reorganized Debtor’s case has been closed, converted or dismissed, whichever occurs first.

D. Reservation	of Rights

The Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

53

E. Successors	and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of such Entity.

F. Notices

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors, the Supporting Noteholders or the Supporting Term Lenders shall be served at the following addresses (as applicable):

To the Reorganized Debtors:

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

Attention: General Counsel

E-mail address: khargis@keyenergy.com

- and -

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: Larry J. Nyhan

E-mail address: lnyhan@sidley.com

- and -

Sidley Austin LLP

555 West 5th Street, Suite 4000

Los Angeles, California 90013

Attention: Jeffrey E. Bjork

E-mail address: jbjork@sidley.com

- and -

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

Attention: Robert S. Brady

E-mail address: rbrady@ycst.com

To the Supporting Noteholders:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10006

Attention: Michael H. Torkin

E-mail address: torkinm@sullcrom.com

54

- and -

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Sean A. O’Neal

E-mail address: soneal@cgsh.com

To the Supporting Term Loan Lenders:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Eli J. Vonnegut, Damian S. Schaible

E-mail address: eli.vonnegut@davispolk.com, damian.schaible@davispolk.com

- and -

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Sean A. O’Neal

E-mail address: soneal@cgsh.com

After the Effective Date, the Reorganized Debtors may, in their sole discretion, notify Entities that, in order to continue to receive documents pursuant to Federal Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Federal Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Federal Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

In accordance with Bankruptcy Rules 2002 and 3020(c), within ten (10) Business Days of the Effective Date, the Debtors shall serve a combined Notice of Confirmation and Effective Date by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. Mailing of the Notice of Confirmation in the time and manner set forth in the this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

G. Term	of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect through the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

H. Entire	Agreement

Except as otherwise indicated in an order of the Bankruptcy Court, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which shall become merged and integrated into the Plan on the Effective Date.

55

I. Governing	Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan and any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation of the applicable Debtor or Reorganized Debtor, as applicable.

J. Exhibits

All exhibits and documents included in the Plan (including the Plan Supplement and the documents incorporated therein) are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the website of the Notice and Claims Agent at http://dm.epiq11.com/KeyEnergy or the Bankruptcy Court’s website at http://www.deb.uscourts.gov.

K. Nonseverability	of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, that any such alteration or interpretation must be reasonably acceptable to the Debtors and the Required Consenting Creditors. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan and the other Definitive Restructuring Documents, the New ABL Credit Facility Documents, the New Warrant Agreement(s), the Corporate Advisory Services Agreement and the Rights Offering Documents, as any of such documents may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable; (2) integral to the Plan and may not be amended, deleted, modified or supplemented except as provided therein and herein; and (3) non-severable and mutually dependent.

L. Closing	of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of each Chapter 11 Case (which, for the avoidance of doubt, may occur at different times, including on the Effective Date), File with the Bankruptcy Court all documents required by Federal Bankruptcy Rule 3022 and a proposed form of any applicable order necessary to close the Chapter 11 Cases.

M. Conflicts

In the event of an inconsistency between the Plan and any document or instrument Filed in the Plan Supplement, the terms of the relevant document or instrument in the Plan Supplement shall control unless otherwise specified in such document or instrument. In the event of an inconsistency between the Plan and the Disclosure Statement, the Plan Term Sheet or the Plan Support Agreement, the Plan shall control. The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, however, that if there is determined to be any inconsistency between any provision of the Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of the Plan.

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N. Dissolution	of the Committee

In the event a statutory committee is appointed by the U.S. Trustee, such official committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases on the Effective Date; provided, that such official committee shall be deemed to remain in existence solely with respect to, and shall not be heard on any issue except, applications filed by the Retained Professionals pursuant to sections 330 and 331 of the Bankruptcy Code.

O. Section	1125(e) Good Faith Compliance

The Debtors, the Reorganized Debtors and each of the Exculpated Parties, and each of their respective current and former officers, directors, members (including ex officio members), managers, employees, partners, advisors, attorneys, professionals, accountants, investment bankers, investment advisors, actuaries, Affiliates, financial advisors, consultants and agents, shall be deemed to have acted in “good faith” under section 1125(e) of the Bankruptcy Code, including in connection with the offer, sale and issuance of Plan Securities, the implementation of the Rights Offering and the issuance and distribution of the rights pursuant thereto.

P. Further	Assurances

The Debtors, the Reorganized Debtors, all Holders of Claims and Interests receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

[Remainder of page intentionally left blank]

57

Dated:	September 21, 2016
Wilmington, Delaware

KEY ENERGY SERVICES, INC., on behalf of itself and each of the other Debtors

By:	/s/ J. Marshall Dodson
Name:	J. Marshall Dodson
Title:	Senior Vice President and Chief Financial Officer

COUNSEL:

/s/ Robert S. Brady

James F. Conlan

Larry J. Nyhan

Andrew F. O’Neill

SIDLEY AUSTIN LLP

One South Dearborn Street

Chicago, Illinois 60603

Telephone: (312) 853-7000

Facsimile: (312) 853-7036

Jeffrey E. Bjork

Christina M. Craige

SIDLEY AUSTIN LLP

555 West Fifth Street

Los Angeles, CA 90013

Telephone: (213) 896-6000

Facsimile: (213) 896-6600

- and -

Robert S. Brady

Edwin J. Harron

Ryan M. Bartley

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Schedule 1

Directors & Officers Liability Insurance Policies

TYPE OF COVERAGE	INSURER	POLICY NUMBER	TERM

Primary D&O Liability	National Union Fire Insurance Company of Pittsburgh, PA	16401179	8/23/15 – 12/31/16

Excess D&O Liability	Berkshire Hathaway Specialty Insurance Company	47-EPC-301746-01	8/23/15 – 12/31/16

Excess D&O Liability	Beazley Insurance Company, Inc.	V195D1150101	8/23/15 – 12/31/16

Excess D&O Liability	Alterra America Insurance Company	MAXA6EL0002210	8/23/15 – 12/31/16

Excess D&O Liability	Freedom Specialty Insurance Company	XMF1501855	8/23/15 – 12/31/16

Excess D&O Liability	Liberty Insurance Underwriters Inc.	DOHOAA6Z7H001	8/23/15 – 12/31/16

Excess D&O Liability – Broad Form Side-A	National Union Fire Insurance Company of Pittsburgh, PA	16402747	8/23/15 – 12/31/16

Exhibit B

EXECUTION VERSION

THIS PLAN SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF VOTES WITH RESPECT TO A CHAPTER 11 PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR, AS APPLICABLE, PROVISIONS OF THE BANKRUPTCY CODE

PLAN SUPPORT AGREEMENT

by and among

KEY ENERGY SERVICES, INC.

KEY ENERGY SERVICES, LLC

KEY ENERGY MEXICO, LLC

MISR KEY ENERGY INVESTMENTS, LLC

MISR KEY ENERGY SERVICES, LLC

and

EACH SUPPORTING CREDITOR PARTY HERETO

dated as of August 24, 2016

PLAN SUPPORT AGREEMENT

PREAMBLE		1

RECITALS		1

1.	INCORPORATION OF FUNDAMENTAL TERM SHEETS AND DEFINITIONS; INTERPRETATION	3

2.	EFFECTIVENESS; ENTIRE AGREEMENT	13

3.	MATERIAL COVENANTS OF ALL PARTIES	13

4.	ADDITIONAL COVENANTS OF THE SUPPORTING CREDITORS	15

5.	ADDITIONAL COVENANTS OF THE DEBTORS	16

6.	NO WAIVER OF PARTICIPATION AND PRESERVATION OF RIGHTS	19

7.	MUTUAL REPRESENTATIONS AND WARRANTIES OF ALL PARTIES	19

8.	ADDITIONAL REPRESENTATIONS AND WARRANTIES BY THE SUPPORTING CREDITORS	20

9.	ADDITIONAL REPRESENTATIONS AND WARRANTIES BY THE DEBTORS	21

10.	TRANSFER RESTRICTIONS	22

11.	TERMINATION OF OBLIGATIONS	24

12.	FORBEARANCE	32

13.	SPECIFIC PERFORMANCE	34

14.	COUNTERPARTS	34

15.	NO SOLICITATION AND ACKNOWLEDGEMENTS	34

16.	TIME IS OF THE ESSENCE	34

17.	GOVERNING LAW; CONSENT TO JURISDICTION	35

18.	INDEPENDENT ANALYSIS	35

19.	THIRD-PARTY BENEFICIARIES	35

20.	NOTICES	36

21.	SEVERABILITY	38

22.	MUTUAL DRAFTING	38

23.	HEADINGS	38

24.	WAIVERS AND AMENDMENTS	38

25.	SEVERAL, NOT JOINT, CLAIMS	40

26.	AUTOMATIC STAY	40

27.	SETTLEMENT DISCUSSIONS	40

28.	CONSIDERATION	40

29.	CONFIDENTIALITY AND PUBLICITY	41

30.	SURVIVAL	42

-ii-

PREAMBLE

This Plan Support Agreement (including all annexes, exhibits and schedules attached hereto, including the Fundamental Term Sheets (defined below), in each case, as may be amended, modified or supplemented from time to time only in accordance with Section 24 hereof and, as applicable, the terms of the other Fundamental Implementation Agreements (defined below), this “PSA” or this “Agreement”), dated as of August 24, 2016, is entered into by and among (i) Key Energy Services, Inc., a Maryland corporation (“Key” or the “Company”), and each of the undersigned direct subsidiaries of the Company (the “Debtor Subsidiaries,” and together with the Company, the “Debtors”) and (ii) severally and not jointly each Holder (or investment advisor or manager thereof), on behalf of itself and each of its Affiliated Covered Holders that is a Holder, (A) of Senior Notes listed on Schedule 1 and party hereto (each, a “Supporting Noteholder”), or (B) of Term Loans listed on Schedule 1 and party hereto (each, a “Supporting Term Lender”; collectively with each Supporting Noteholder, the “Supporting Creditors”).

Each Debtor and each Supporting Creditor is referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, Key and its majority-owned subsidiaries are in the business of providing onshore rig-based well services to the oil and natural gas exploration and production industry;

WHEREAS, the Debtors are obligors under the following debt agreements: (a) the ABL Facility, which remains undrawn except for $38,526,688 of outstanding but undrawn letters of credit; (b) the Term Loan Credit Agreement in the aggregate outstanding principal amount of $299,523,134.89 as of the date hereof (before giving effect to the Forbearance Payment), plus accrued and unpaid interest thereon; and (c) the Senior Notes in the aggregate outstanding principal amount of $675,000,000 as of the date hereof, plus accrued and unpaid interest thereon;

WHEREAS, as of the date hereof, the Supporting Noteholders, in the aggregate, holding approximately $601,651,000 (89.1%) of the aggregate outstanding principal amount of the Senior Notes;

WHEREAS, as of the date hereof, the Supporting Term Lenders, in the aggregate, holding approximately $263,390,185.29 (87.9%) of the aggregate outstanding principal amount of the Term Loan Claims before giving effect to the Forbearance Payment;

WHEREAS, the Parties have negotiated in good faith and at arms’ length a transaction that will effectuate a financial restructuring (the “Restructuring”) of the Debtors’ capital structure and financial obligations, on the terms and conditions set forth in the Fundamental Implementation Agreements;

WHEREAS, to effectuate the Restructuring, the Debtors propose to commence voluntary cases (collectively, the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), on a consensual basis pursuant to a joint prepackaged Chapter 11 plan of reorganization (including all annexes, exhibits, schedules and supplements thereto, in each case, as may be amended, modified or supplemented from time to time only in accordance with Section 24 of this Agreement and, as applicable, the terms of the other Fundamental Implementation Agreements, the “Plan”), the terms and conditions of which are reflected in the Fundamental Implementation Agreements, and, if not expressly specified therein, in a manner reasonably satisfactory to the Debtors and the Required Consenting Creditors;

WHEREAS, in furtherance of implementing the Restructuring, the Debtors have agreed, among other things and subject to the terms and conditions of the Fundamental Implementation Agreements and consistent with the Restructuring Timeline, to:

(i)	promptly negotiate and prepare the Solicitation Materials;

(ii)	following completion of the Solicitation Materials, commence and complete the Rights Offering and Solicitation, in accordance with applicable non-bankruptcy law, and as permitted under Sections 1125(g) and 1126(b) of the Bankruptcy Code; and

(iii)	obtain entry of the Confirmation Order and consummate the Plan consistent with and by the applicable deadlines set forth in the Restructuring Timeline;

WHEREAS, subject to the terms and conditions set forth in the Fundamental Implementation Agreements (and any other definitive agreement contemplated thereby), each Supporting Creditor has agreed, among other things, subject to commencement of the Solicitation and receipt of the Disclosure Statement, to vote in favor of and not oppose, the Restructuring and the Plan; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the Restructuring, including with respect to the consummation of the Plan on the terms and conditions contained in the Fundamental Implementation Agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

1.	Incorporation of Fundamental Term Sheets and Definitions; Interpretation.

The general terms and conditions of the Restructuring are set forth herein. All references herein to “this Agreement”, “this PSA” or “herein” shall include each Fundamental Term Sheet. In the event the terms and conditions set forth in any of the Fundamental Term Sheets and this Agreement are inconsistent, the terms and conditions set forth in the applicable Fundamental Term Sheets shall govern, until such time as the corresponding Fundamental Implementation Agreements have been executed, at which time the terms and conditions set forth therein, to the extent intended to supersede the relevant Fundamental Term Sheet, shall govern. Each of the schedules and exhibits attached hereto is expressly incorporated herein and made a part of this Agreement.

In this PSA, unless the context otherwise requires:

(a)	words importing the singular also include the plural, and references to one gender include all genders;

(b)	the headings in this PSA are inserted for convenience only and do not affect the construction of this PSA and shall not be taken into consideration in its interpretation;

(c)	the words “hereof,” “herein” and “hereunder” and words of similar import when used in this PSA shall refer to this PSA as a whole and not to any particular provision of this PSA;

(d)	the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation;” the word “or” is not exclusive;

(e)	all financial statement accounting terms not defined in this PSA shall have the meanings determined by United States generally accepted accounting principles as in effect on the date of this PSA; and

(f)	references to any governmental entity or any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, or judicial or administrative body, in any jurisdiction shall include any successor to such entity.

The following terms shall have the following meanings:

“ABL Agent” has the meaning set forth in Section 19 hereto.

“ABL Facility” means that certain Loan and Security Agreement, dated as of June 1, 2015, by and among Key, as borrower, each of the guarantors named therein, and the lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

“ABL Forbearance Agreement” means that certain Limited Consent and Second Amendment to Loan Agreement Consent and Amendment No. 3 to Limited Consent to Loan

Agreement and Forbearance Agreement, which shall be in the form attached as Exhibit C hereto, by an among the Borrowers and the Administrative Agent (as such terms are defined therein) as may be amended, modified or supplemented pursuant to the terms thereof.

“ABL Lenders” has the meaning set forth in Section 19 hereto.

“Affiliate” means (i) a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person; or (ii) managed funds, accounts, investment managers, representatives, agents and employees, in each case to the extent controlled by a Person.

“Affiliated Covered Holder” means, subject to Section 2(b) hereof, any Person of whom a Supporting Creditor is an investment advisor or manager or over whom a Supporting Creditor has power and/or authority to bind with respect to securities and/or Covered Interests owned by such Person.

“Agreement” has the meaning set forth in the Preamble.

“Alleged Defaults” has the meaning set forth in the Forbearance Agreement.

“Alternative Transaction” means (i) any alternative refinancing, recapitalization, share exchange, rights offering, equity investment or other transaction other than the Restructuring or any purchase, sale, or other disposition of all or a material portion of a Debtor’s business or assets, except for the sale of assets in the ordinary course of business or in connection with a Specified Asset Sale, (ii) any issuance, sale, or other disposition of any equity interest (including, without limitation, securities or instruments directly or indirectly convertible or exchangeable into equity but excluding any intercompany transactions necessary or desirable in connection with the Restructuring) in a Debtor (by such Debtor), (iii) any merger, acquisition, consolidation, or similar business combination transaction involving a Debtor (excluding any intercompany transactions necessary or contemplated in connection with the Restructuring) or (iv) any other reorganization, restructuring or other transaction the purpose or effect of which would be reasonably expected to, or which would, prevent or render impractical, or otherwise frustrate or impede in any material respect, the Restructuring, or is otherwise inconsistent with the Definitive Restructuring Documents and the Fundamental Implementation Agreements (including this PSA).

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Federal Trade Commission Act, as amended and all other laws (statutory or common), statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any U.S. or non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof), that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Backstop Agreement” means the duly executed and delivered backstop commitment agreement(s), in the form attached to the Disclosure Statement, incorporating the terms and conditions set forth in the Backstop Agreement Term Sheet, which agreement shall be in form and substance reasonably satisfactory to the parties thereto, as such agreement may be amended, modified or supplemented from time to time only in accordance with the terms thereof.

“Backstop Agreement Term Sheet” means the term sheet attached as Exhibit 3 to the Plan Term Sheet, as may be amended, modified or supplemented only in accordance with Section 24 hereof.

“Backstop Order” has the meaning set forth in the Backstop Agreement Term Sheet.

“Backstop Participant” has the meaning set forth in the Backstop Agreement Term Sheet and, after the execution of the Backstop Agreement, the Backstop Agreement.

“Backstop Pro Rata Share” has the meaning set forth in the Backstop Agreement Term Sheet.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated under 28 U.S.C. § 2075, the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, the Local Rules of Civil Practice and Procedure of the United States District Court for the District of Delaware, and general orders and chambers procedures of the Bankruptcy Court, each as applicable to the Chapter 11 Cases and as amended from time to time.

“Board” has the meaning set forth in Section 11(b)(i) hereof.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash Collateral” has the meaning set forth in Section 363(a) of the Bankruptcy Code.

“Cash Collateral Order Term Sheet” means the term sheet attached as Exhibit 2 to the Plan Term Sheet, as may be amended, modified or supplemented only in accordance with Section 24 hereof.

“Cash Collateral Orders” means the Interim Cash Collateral Order and the Final Cash Collateral Order.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Claim” means any claim (as defined in section 101(5) of the Bankruptcy Code) against any Debtor.

“Cleary” means Cleary Gottlieb Steen & Hamilton LLP.

“Company” has the meaning set forth in the Preamble.

“Confirmation Order” means the order confirming the Plan, as entered by the Bankruptcy Court, which shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors.

“Consensual Equity Exchange” has the meaning ascribed to it in the Plan Term Sheet.

“Corporate Governance Term Sheet” means the term sheet attached as Exhibit 4 to the Plan Term Sheet, as may be amended, modified or supplemented only in accordance with Section 24 hereof and, as applicable, the terms of the other Fundamental Implementation Agreements.

“Covered Interests” means, individually or in the aggregate, the Term Loan Claims and the Senior Notes Claims.

“Davis Polk” means Davis Polk & Wardwell LLP.

“Debtor Subsidiaries” has the meaning set forth in the Preamble.

“Debtors” has the meaning set forth in the Preamble.

“Definitive Restructuring Documents” has the meaning set forth in Section 3(b) hereof.

“Disclosure Statement” means a disclosure statement containing “adequate information” (as that term is defined in section 1125(a)(1) of the Bankruptcy Code) with respect to the Plan and the transactions contemplated thereby and the other Fundamental Implementation Agreements, including all annexes, exhibits and schedules attached thereto, and which otherwise is in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors (as may be amended, modified or supplemented from time to time only in accordance with Section 24 hereof or the terms of the Fundamental Implementation Agreements).

“Effective Time” has the meaning set forth in Section 12(b) hereof.

“Entity” has the meaning set forth in Section 101(15) of the Bankruptcy Code.

“FCPA” means the U.S. Foreign Corrupt Practices Act.

“FCPA Resolution” means the valid and binding cease and desist order entered by the SEC with respect to the Company on August 11, 2016 and effective as of August 11, 2016.

“Final” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which (i) the time to appeal, petition for certiorari, or move for reargument or rehearing (other than a request for rehearing under Federal Rule of Civil Procedure 60(b), which shall not be considered for purposes of this definition) has expired and no appeal or petition for certiorari has been timely taken, or (ii) any timely appeal that has been taken or any petition for certiorari that has been or may be timely filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or has otherwise been dismissed with prejudice.

“Final Cash Collateral Order” means a final order entered by the Bankruptcy Court approving the use of Cash Collateral incorporating the terms and conditions set forth in the Cash Collateral Order Term Sheet and otherwise in form and substance satisfactory to the Required Consenting Term Lenders and with material economic terms reasonably satisfactory to the Debtors and the Required Consenting Noteholders.

“Forbearance Agreement” means that certain Forbearance Agreement, dated as of May 11, 2016, among the Company, each of the guarantors party thereto, each of the lenders party thereto, and Cortland Capital Market Services LLC, as administrative agent, as amended by Amendment No. 1, dated June 6, 2016 and by Amendment No. 2, dated June 17, 2016.

“Forbearance Payment” means $10 million in cash, which payment shall be applied to prepay outstanding principal amount of the loans outstanding under the Term Loan Credit Agreement (excluding any prepayment premium) plus accrued and unpaid interest thereon (at the non-default rate) in accordance with Section 5.3.1 of the Term Loan Credit Agreement.

“Fundamental Implementation Agreements” means this Agreement and, once executed and delivered by the parties thereto, the Backstop Agreement, and, once distributed in the Solicitation, the Plan.

“Fundamental Term Sheets” means the Plan Term Sheet together with any term sheets, schedules or exhibits attached thereto.

“Holder” means any Entity that is the legal and/or beneficial owner of a security and/or Covered Interests.

“HL” means Houlihan Lokey, Inc.

“Interim Cash Collateral Order” means an interim order entered by the Bankruptcy Court approving the use of Cash Collateral, which incorporates the terms and conditions set forth in the Cash Collateral Order Term Sheet and is otherwise in form and substance satisfactory to the Required Consenting Term Lenders and with material economic terms reasonably satisfactory to the Debtors and the Required Consenting Noteholders.

“Interest” means any equity security (as defined in Section 101(16) of the Bankruptcy Code) in any Debtor.

“Investor Rights Agreement” means the registration rights agreement and an investor rights agreement (to the extent one is required to be executed to implement the Restructuring) to be implemented on the Plan Effective Date incorporating the terms and conditions set forth in the Corporate Governance Term Sheet, which agreement shall be in form and substance reasonably satisfactory to the Debtors and to each Backstop Participant, as such agreement may be amended, modified or supplemented from time to time only in accordance with the terms thereof.

“Key” has the meaning set forth in the Preamble.

“Key Common Stock” means “equity securities” as such term is defined in Section 101(16) of the Bankruptcy Code, including any issued or unissued shares of common stock, preferred stock, or other instruments, including restricted stock units, evidencing an ownership interest in Key, whether or not transferable, and any options, warrants or rights, contractual or otherwise, to acquire any such interests in Key.

“Loan Document” has the meaning set forth in the Term Loan Credit Agreement.

“New ABL Agreement” means the ABL credit agreement by and between the lenders and agents party thereto and reorganized Key which shall become effective on the Plan Effective Date, consistent with the conditions contained in the New Term Loan Credit Agreement Term Sheet and otherwise in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors, as such agreement may be amended, modified or supplemented from time to time only in accordance with the terms thereof.

“New Key Constituent Documents” means (a) the certificate of conversion and certificate of incorporation of reorganized Key to be filed with the Secretary of State of Delaware, together with all other documents necessary to be executed and/or filed in order to reincorporate reorganized Key as a Delaware corporation and (b) the bylaws of reorganized Key, in each case, the material terms of which are set forth on the Corporate Governance Term Sheet, and otherwise in form and substance reasonably satisfactory to the Debtors and the Required Consenting Noteholders, and as may be amended, modified or supplemented from time to time in accordance with Section 24 hereof and, as applicable, the terms of the other Fundamental Implementation Agreements.

“New MIP” means a management incentive plan to be implemented on or following the Plan Effective Date, which agreement shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Noteholders, as such agreement may be amended, modified or supplemented from time to time only in accordance with the terms thereof.

“New Term Loan Credit Agreement” means the term loan credit agreement to be consummated on the Plan Effective Date, incorporating the terms and conditions set forth in the New Term Loan Credit Agreement Term Sheet and otherwise in form and substance satisfactory to the Debtors and the Required Consenting Term Lenders and reasonably satisfactory to the Required Consenting Noteholders, as such agreement may be amended, modified or supplemented from time to time only in accordance with the terms thereof.

“New Term Loan Credit Agreement Term Sheet” means the New Term Loan Credit Agreement term sheet attached as Exhibit 1 to the Plan Term Sheet, as may be amended, modified or supplemented only in accordance with Section 24 hereof and, as applicable, the terms of the other Fundamental Implementation Agreements.

“Outside Date” means the earlier of 110 days after the Petition Date and March 21, 2017.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Permitted Transfer” has the meaning set forth in Section 10(a) hereof.

“Permitted Transferee” has the meaning set forth in Section 10(a) hereof.

“Person” has the meaning set forth in Section 101(41) of the Bankruptcy Code.

“Petition Date” means the date on which the Debtors file voluntary petitions commencing the Chapter 11 Cases, which shall be no later than the deadline set forth in the Restructuring Timeline.

“Plan” has the meaning set forth in the Recitals.

“Plan Effective Date” means the effective date of the Plan.

“Plan Supplement” means the supplement to be filed prior to the Confirmation Hearing which shall, among other things, (i) identify the initial board of directors of Reorganized Key consistent with the Corporate Governance Term Sheet; (ii) identify any executory contracts and/or unexpired leases to be rejected by the Debtors; and (iii) contain substantially final forms of certain material Definitive Restructuring Documents and shall be otherwise in form and substance reasonably acceptable to the Required Consenting Creditors.

“Plan Term Sheet” means the term sheet attached hereto as Exhibit A outlining the terms and conditions of the Plan (as such term sheet, including all exhibits and annexes thereto, may be amended, modified or supplemented only in accordance with Section 24 hereof and, as applicable, the terms of the other Fundamental Implementation Agreements).

“Platinum” means, collectively, Platinum Equity Advisors, LLC and its Affiliated Covered Holders (including Soter Capital, LLC).

“Pro Forma 13-Week Budget” means the 13 week projection provided to counsel for the Supporting Creditors on or about August 22, 2016, as may be updated from time to time.

“PSA” has the meaning set forth in the Preamble.

“PSA Assumption Motion” means a motion, in form and substance reasonably acceptable to the Debtors and the Required Consenting Creditors, seeking entry of the PSA Assumption Order.

“PSA Assumption Order” means an order, which may be the Confirmation Order, authorizing the assumption of this PSA, in form and substance reasonably acceptable to the Debtors and the Required Consenting Creditors.

“PSA Effective Date” has the meaning set forth in Section 2(a) hereof.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims of the Debtors (or enter with customers into long and short positions in claims against the Debtors), in its capacity as a dealer or market maker in claims against the Debtors, and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Required Consenting Creditors” means (a) with respect to the PSA, the Plan, the New Term Loan Credit Agreement, and the dates in the Restructuring Timeline, both (i) the Required Consenting Noteholders and (ii) the Required Consenting Term Lenders; and (b) with respect to the Backstop Agreement, the New ABL Agreement, the Definitive Restructuring Documents (other than the New Term Loan Credit Agreement) and all other documents or transactions in respect of the Restructuring not listed in clause (a), (i) the Required Consenting Noteholders and (ii) the Required Consenting Term Lenders, solely to the extent that a proposed action, modification, amendment, supplement or waiver adversely affects the Supporting Term Lenders; provided that the foregoing definition shall not negate or limit any explicit amendment, consent or termination right granted to the Required Consenting Term Lenders in this Agreement.

“Required Consenting Noteholders” means, as of any date of determination, those Supporting Noteholders holding at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes, unless the Supporting Noteholders collectively hold less than 66 2/3% of the aggregate outstanding principal amount of the Senior Notes, in which case those Supporting Noteholders holding at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes held by Supporting Noteholders; provided that for purposes of this definition, the term “Supporting Noteholders” excludes any Holder of Senior Notes that, on the relevant date of determination, is in breach of any of its material obligations hereunder.

“Required Consenting Term Lenders” means, as of any date of determination, those Supporting Term Lenders holding at least 66 2/3% of the aggregate outstanding principal amount of the Term Loans held by Supporting Term Lenders, provided further that for purposes of this definition, the term “Supporting Term Lenders” excludes any Holder of Term Loans that, on the relevant date of determination, is in breach of any of its material obligations hereunder.

“Required Lenders” has the meaning set forth in the Term Loan Credit Agreement.

“Restructuring” has the meaning set forth in the Recitals.

“Restructuring Timeline” means the timeline set forth on Schedule 1 to the Plan Term Sheet, as may be amended with the consent of the Required Consenting Creditors and the Debtors; it being understood that if a deadline ends on a weekend or holiday on which the Bankruptcy Court is not open and holding hearings, the deadlines within the Restructuring Timeline and any such extension shall be automatically extended to the next Business Day on which the Bankruptcy Court is open and holding hearings.

“Rights Offering” has the meaning ascribed to it in the Plan Term Sheet and once distributed in the Solicitation, the Plan.

“Rights Offering Documents” means, collectively, the Backstop Agreement and any other documents required thereby or necessary to effectuate the Rights Offering, including subscription agreements, and the transactions contemplated by the Backstop Agreement Term Sheet, such documents incorporating the terms and conditions of the Rights Offering set forth in the Plan Term Sheet and otherwise in form and substance reasonably satisfactory to the parties to the Backstop Agreement.

“S&C” means Sullivan & Cromwell LLP.

“SEC” means the United States Securities and Exchange Commission.

“Senior Notes” means the $675,000,000 principal amount outstanding of 6.75% Senior Notes due 2021 issued by Key pursuant to the Senior Notes Indenture.

“Senior Notes Claim” has the meaning ascribed to it in the Plan Term Sheet, and once distributed in the Solicitation, the Plan.

“Senior Notes Forbearance” has the meaning set forth in Section 12(a) hereof.

“Senior Notes Indenture” means that certain Indenture, dated as of March 4, 2011, by and among Key, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporating in their entirety the terms of the First Supplemental Indenture, the Amended First Supplemental Indenture, and the Second Supplemental Indenture).

“Solicitation” means the solicitation of votes on the Plan.

“Solicitation Materials” means the Disclosure Statement, the Plan, the Rights Offering Documents, the letters of transmittal and the ballots and other documents required to solicit votes from the Supporting Creditors, each in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors.

“Specified Asset Sales” means those sales of certain assets and/or subsidiaries disclosed to counsel to the Supporting Creditors prior to the date hereof related to international operations and/or certain domestic business lines of the Company, with respect to which the Debtors may execute definitive transaction documents with respect thereto only after receipt by the Company of written consent from the Required Consenting Noteholders, which consent shall not be unreasonably withheld, conditioned or delayed.

“Specified Defaults” has the meaning set forth in Section 12(a) hereof.

“Superior Alternative Transaction” has the meaning set forth in Section 5(p) hereof.

“Supporting Creditors” has the meaning set forth in the Preamble.

“Supporting Creditor Advisors” means, (a) with respect to the Supporting Noteholders: S&C, one local counsel to the Supporting Noteholders to be selected in the sole and absolute discretion of the Supporting Noteholders, Cleary, HL, Spears & Associates, TRC Environmental Corporation, Marsh LLC, Jones Lang LaSalle, Inc., Palm Tree Advisors (whose fees and expenses payable by the Debtors shall in no event exceed $40,000), and such other counsel as may be required to implement the Restructuring and approved by the Debtors and the Required Consenting Noteholders, and (b) with respect to the Supporting Term Lenders: Davis Polk, Cleary, Evercore Partners and Richards Layton & Finger.

“Supporting Noteholder” has the meaning set forth in the Preamble.

“Supporting Term Lender” has the meaning set forth in the Preamble.

“Term Loan Agent” means Cortland Capital Market Services LLC as administrative agent for the lenders under the Term Loan Credit Agreement, or any successor agent appointed in accordance with the terms of the Term Loan Credit Agreement.

“Term Loan Credit Agreement” means that certain Term Loan and Security Agreement, dated as of June 1, 2015, by and among Key, as borrower, each of the guarantors name therein, and the lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

“Term Loan” means the principal amount of term loans outstanding under the Term Loan Credit Agreement as of the date hereof.

“Term Loan Claim” has the meaning ascribed to it in the Plan Term Sheet, and once distributed in the Solicitation, the Plan.

“Term Loan Forbearance” has the meaning set forth in Section 12(b) hereof.

“Term Loan Payment” has the meaning ascribed to it in the Plan Term Sheet, and once distributed in the Solicitation, the Plan.

“Transfer” has the meaning set forth in Section 10(a) hereof.

“Transfer Agreement” means the form attached hereto as Exhibit B, as may be amended, modified or supplemented only in accordance with Section 24 hereof and, as applicable, the terms of the other Fundamental Implementation Agreements.

“Transferring Backstop Participant” has the meaning set forth in Section 10(d) hereof.

2.	Effectiveness; Entire Agreement.

(a) This Agreement shall become effective and binding upon each of the Parties upon (i) the execution and delivery of counterpart signature pages to this Agreement by the Company, Supporting Noteholders holding at least 66 2/3% of the Senior Notes and Supporting Term Lenders holding at least 66 2/3% of the Term Loan; and (ii) the ABL Forbearance Agreement has been entered into by all requisite parties thereto (such date, the “PSA Effective Date”).

(b) Notwithstanding anything in this Agreement and for the avoidance of doubt, if any Party signs onto this PSA solely as to a specific business unit or desk, no Affiliate of such Supporting Creditor or other business unit or desk within any such Party, shall be subject to this Agreement unless they separately become a party hereto.

(c) With the exception of non-disclosure and confidentiality agreements among the Parties, this PSA, including all exhibits and schedules attached hereto (inclusive of exhibits thereto), constitutes the entire agreement of the Parties as of the date of this Agreement with respect to the subject matter hereof and supersedes all prior negotiations and documents reflecting such prior negotiations between and among the Parties (and their respective advisors), with respect to the Restructuring.

3.	Material Covenants of All Parties.

For so long as this Agreement has not been validly terminated, and subject to the terms and conditions of the Fundamental Implementation Agreements and consistent with the Restructuring Timeline, each Party severally and not jointly agrees (in the case of any Supporting Creditor, so long as it or its Affiliated Covered Holder remains the legal owner or beneficial owner of any Covered Interests (provided that any Transfer of Covered Interests is made in accordance with Section 10 herein)) to:

(a) support and cooperate with each other Party in good faith and coordinate its activity in connection with, and otherwise use its commercially reasonable efforts to consummate, the Restructuring as soon as reasonably practicable, but in all cases, consistent with the Restructuring Timeline and as otherwise prescribed by the Fundamental Implementation Agreements;

(b) use its commercially reasonable efforts and work in good faith to (A) negotiate definitive documents implementing, achieving and relating to the Restructuring, as soon as reasonably practicable, but in all cases, consistent with the Restructuring Timeline, including (i) the Solicitation Materials, the New Term Loan Credit Agreement, the proposed Confirmation Order, the proposed Cash Collateral Orders, the proposed PSA Assumption Order, the New MIP, the New Key Constituent Documents and the Investor Rights Agreement, (ii) such other related documents and ancillary agreements required to implement the Restructuring and obtain entry of the Confirmation Order, which shall contain terms and conditions consistent, in all material respects, with the Fundamental Implementation Agreements and, if not expressly specified therein, in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors (collectively (i) and (ii), such documents, in each case, in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors, and as may be amended, modified or supplemented only in accordance with the terms of the Fundamental Implementation Agreements, the “Definitive Restructuring Documents”) and (iii) the Backstop Agreement and the New ABL Agreement, and (B) and once Definitive Restructuring Documents are finally negotiated and agreed in all respects consistent with the term sheets, duly execute and deliver (to the extent it is a party thereto) the Definitive Restructuring Documents, Backstop Agreement and the New ABL Agreement and otherwise support and seek to effect the actions and transactions contemplated thereby, in each case as soon as reasonably practicable;

(c) support and use its commercially reasonable efforts to (i) consummate the Restructuring and all transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, to which it is a party, as soon as reasonably practicable and in any event, consistent with the Restructuring Timeline, (ii) take any and all reasonably necessary actions in furtherance of the Restructuring and the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or the Definitive Restructuring Documents, and (iii) if applicable, obtain (solely as it relates to such Party) any and all required regulatory and/or third party approvals necessary to consummate the Restructuring, including any approvals required under Antitrust Laws;

(d) not take any action that is inconsistent in any material respect with, or is intended to frustrate, delay or impede in any material respect the timely approval and entry of the Backstop Order or the Confirmation Order and consummation of the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents;

(e) (i) work in good faith to prepare agreed-upon forms of the Cash Collateral Orders, (ii) obtain entry and support and not object to such entry of the Cash Collateral Orders, and (iii) not propose, seek approval for, or support any use of Cash Collateral or debtor-in-possession financing that is not consistent with the Cash Collateral Order Term Sheet and, once entered, each of the Cash Collateral Orders; and

(f) not challenge the validity, enforceability or priority of the Term Loan or the Senior Notes or any Term Loan Claim or Senior Notes Claim in any way, including by commencing an avoidance action or other legal proceeding.

4.	Additional Covenants of the Supporting Creditors.

For so long as this Agreement has not been validly terminated, and subject to the terms and conditions of the Fundamental Implementation Agreements and consistent with the Restructuring Timeline, each Supporting Creditor (solely on behalf of itself and its Affiliated Covered Holders, and not on behalf of any other Supporting Creditor) agrees, so long as it or its Affiliated Covered Holder remains the legal owner or beneficial owner of any Covered Interests (provided that any Transfer of Covered Interests is made in accordance with Section 10 herein), to:

(a) not, directly or indirectly, (i) object to, delay, impede, or take any other action to interfere with the acceptance, implementation, confirmation or consummation of the Restructuring and the Plan, (ii) seek, solicit, support, encourage, or vote any Claims for, or consent to, any restructuring or reorganization for any Debtor that is inconsistent with the Definitive Restructuring Documents and the Fundamental Implementation Agreements (including this PSA) in any respect, (iii) commence or support any action filed by any party in interest to appoint a trustee, conservator, receiver, or examiner for the Debtors, or to dismiss the Chapter 11 Cases, or to convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iv) commence or support any action or proceeding to shorten or terminate the period during which only the Debtors may propose and/or seek confirmation of any plan of reorganization, or (v) otherwise support any plan, sale process or other transaction that is inconsistent with the Fundamental Implementation Agreements (including this PSA) or the Definitive Restructuring Documents;

(b) (i) not object to or oppose the approval by the Bankruptcy Court of any Definitive Restructuring Documents or any Fundamental Implementation Agreement, (ii) neither join in nor support any objection by any Entity to approval by the Bankruptcy Court of any Fundamental Implementation Agreement or any Definitive Restructuring Document, and (iii) not otherwise commence, join or support any proceeding to oppose or alter any of the terms of the Fundamental Implementation Agreements, the Definitive Restructuring Documents or any other document filed by Debtors (that is consistent with the Fundamental Implementation Agreements or Definitive Restructuring Documents and otherwise in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors), or any of the transactions contemplated thereby, in connection with the confirmation and consummation of the Plan;

(c) solely with respect to each Supporting Creditor that is a Supporting Noteholder, support the implementation and consummation of the Consensual Equity Exchange subject to and in accordance with the terms hereof and the Solicitation Materials;

(d) (i) vote, and cause each of its Affiliated Covered Holders to vote, each of its Covered Interests, as applicable, and, to accept the Plan by delivering its duly executed and completed ballot(s) accepting the Plan on a timely basis following the commencement of the Solicitation and its actual receipt of the Disclosure Statement and other related Solicitation Materials, and (ii) not elect on its ballot(s) to preserve Claims, if any, that each Supporting Creditor may own or control that may be affected by any releases expressly contemplated by the Plan, to the extent such election is available; and

(e) not change, amend, revoke or withdraw (or cause to be changed, amended, revoked or withdrawn) such vote.

Notwithstanding anything to the contrary in this Agreement (including Section 3), nothing herein shall constitute an agreement of any Supporting Creditor to limit the transfer of, to vote, or to take any other action (or refrain from taking any action) solely in respect of Key Common Stock beneficially owned as of the date hereof, provided that no Supporting Creditor, in its capacity as a holder of Key Common Stock, shall directly or indirectly object to or support any objection to confirmation or consummation of the Plan.

5.	Additional Covenants of the Debtors.

For so long as this Agreement has not been validly terminated, and subject to the terms and conditions of the Fundamental Implementation Agreements, each Debtor shall (solely on behalf of itself and not on behalf of any other Debtor):

(a) commence the Chapter 11 Cases on or before the deadline set forth in the Restructuring Timeline;

(b) (i) negotiate, consistent with the Restructuring Timeline, the Definitive Restructuring Documents and the remaining Fundamental Implementation Agreements, and (ii) seek to obtain (A) approval by the Bankruptcy Court of the Solicitation Materials, including the Disclosure Statement and the Rights Offering Documents, and the other Definitive Restructuring Documents and (B) entry of the PSA Assumption Order, the Backstop Order and the Confirmation Order by the Bankruptcy Court in accordance with the Bankruptcy Code and the Bankruptcy Rules;

(c) file with the Bankruptcy Court on the Petition Date (i) the PSA Assumption Motion and (ii) other motions seeking ‘first day’ relief with respect to such matters as the Debtors, with the consent of the Required Consenting Creditors (which consent shall not be unreasonably withheld, conditioned or delayed), determine appropriate in connection with the Chapter 11 Cases and the pursuit of the Plan, and in each case, obtain prompt entry of the interim and/or Final orders approving the motions, and, in the event that any such order is appealed, defend such appeal, including opposing any stay requested in connection therewith;

(d) provide to counsel to the Supporting Creditors reasonable advance notice of, and opportunity to review and comment on, any other motions, pleadings, notices or documents to be filed during the Chapter 11 Cases or in connection with the pursuit or implementation of the Plan and consult with counsel in good faith with respect to the same; provided that each Debtor may file any such documentation (other than the Plan, the Backstop Agreement, the other Solicitation Materials, the New Term Loan Credit Agreement, the New ABL Agreement, the proposed Confirmation Order, the proposed Cash Collateral Orders, the proposed PSA Assumption Order, the New MIP, the New Key Constituent Documents and the Investor Rights Agreement) upon the failure of the Required Consenting Creditors to object to the substantially final form of any such documentation within five (5) Business Days of receipt by counsel to the Supporting Creditors;

(e) (i) promptly notify counsel to the Supporting Creditors of any inquiries, proposals or offers to purchase any substantial assets or properties of the Debtors, to modify in a material manner any long-term commercial relationship with the Debtors, to make any material investment in the Debtors or to provide the Debtors with debt or equity financing and (ii) thereafter, keep counsel to the Supporting Creditors promptly and reasonably informed of the progress of any related discussions or negotiations;

(f) not take any action that is in any material respect contrary to or inconsistent with the Fundamental Implementation Agreements or any Definitive Restructuring Document, or that would be reasonably expected to materially delay consummation of the Restructuring or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents;

(g) not, directly or indirectly (including through its representatives and advisors), seek, solicit, encourage or, other than as expressly permitted in the final paragraph of this Section 5, negotiate or engage in, any discussions or other communications relating to, or enter into any agreements or arrangements relating to, any alternative plan or transaction other than the Plan that could reasonably be expected to prevent, delay, or impede the Restructuring as contemplated by the Plan, and otherwise object to any motion to approve or confirm, as applicable, any other plan of reorganization, sale transaction, or any motions related thereto;

(h) prepare and provide to the Supporting Creditors (i) once every two weeks or more frequently as updated during the Chapter 11 Cases, a rolling 13-week cash flow forecast in form and substance reasonably satisfactory to the Required Consenting Creditors, (ii) on or prior to the Petition Date, a detailed projection of restructuring-related expenses for the duration of the Chapter 11 Cases and, after the Petition Date, revised projections of such expenses as the Required Consenting Creditors may reasonably request, (iii) any information provided to the Holders of Term Loans pursuant to the Term Loan Credit Agreement and/or the Cash Collateral Orders, and (iv) within a reasonable time frame, such other information as either the Required Consenting Noteholders or the Required Consenting Term Lenders may reasonably request from time to time;

(i) pay all reasonable and documented fees and expenses of the Supporting Creditor Advisors;

(j) comply with the FCPA Resolution, including timely paying all amounts required to be paid thereunder and completing all other acts required to be completed by the Company thereunder;

(k) if the Debtors know of the Company’s failure to comply with the FCPA Resolution, furnish prompt written notice (and in any event within two (2) Business Days of such actual knowledge) to the Supporting Creditors;

(l) if the Debtors know of a breach by any Debtor of any of the obligations, representations, warranties, or covenants of the Debtors set forth in this Agreement or in any Fundamental Implementation Agreement, furnish prompt written notice (and in any event within five (5) Business Days of such actual knowledge) to the Supporting Creditors and use commercially reasonable efforts to take all remedial action necessary as soon as practicable to cure such breach by any such Debtor;

(m) operate their businesses in the ordinary course in a manner consistent with past practice in all material respects (other than any changes in operations (i) resulting from or relating to the Plan or the proposed or actual filing of the Chapter 11 Cases, (ii) imposed by the Bankruptcy Court or (iii) related to the Specified Asset Sales; provided that such changes in operations are, in the absence of such written consent, consistent with the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents);

(n) to the extent any legal or structural impediments arise that would prevent, hinder, or delay the consummation of the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, negotiate in good faith appropriate additional or alternative provisions to address any such impediments; provided that such alternative does not alter, in any material respect, the substance and economics of the Restructuring or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents;

(o) not redeem, purchase, or acquire or offer to acquire any equity interests of Key or any of its subsidiaries, including capital stock, limited liability company interests, or partnership interests or make any Distribution (as defined in the Term Loan Credit Agreement); or

(p) not acquire or divest (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise), or file any motion or application seeking authority to acquire or divest, (i) any corporation, partnership, limited liability company, joint venture, or other business organization or division or (ii) the Debtors’ assets, other than (w) related to the Specified Asset Sales, (x) in the ordinary course of business in an aggregate amount of less than $10 million, provided that such assets are no longer needed for the Debtors’ operations; (y) as contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, or (z) with the advance written consent of the Required Consenting Creditors.

For the avoidance of doubt, and notwithstanding any provisions to the contrary herein, to the extent required to comply with applicable law or the Debtors’ fiduciary obligations, the Debtors may (i) receive, but not actively pursue or cause their representatives to actively pursue, unsolicited proposals, offers, indications of interest or inquiries for one or more Alternative Transactions from other parties and, (ii) to the extent such Alternative Transaction would be expected to provide a higher or better recovery to Holders of Claims and Interests in the Debtors as compared to the recovery such Holders would receive pursuant to the transactions contemplated herein, including consummation of the Restructuring (such Alternative Transaction, a “Superior Alternative Transaction”), negotiate, provide due diligence in connection with, discuss, and/or analyze such unsolicited Superior Alternative Transaction without breaching or terminating this Agreement; provided that the Company shall promptly (i)

notify counsel to the Supporting Creditors upon (x) receipt of any offer or proposal (written or oral) for a Superior Alternative Transaction which the Debtors are considering and (y) electing to enter into a Superior Alternative Transaction; and (ii) provide counsel to the Supporting Creditors with all documentation or information provided to, and offers or proposals received from, third parties in connection with a Superior Alternative Transaction.

6.	No Waiver of Participation and Preservation of Rights.

For the avoidance of doubt, nothing in this Agreement shall limit any rights of any Party, subject to applicable law, and the agreements contained in any Fundamental Implementation Agreement or Definitive Restructuring Document, to (a) initiate, prosecute, appear, or participate as a party in interest in any contested matter or adversary proceeding to be adjudicated in the Chapter 11 Cases so long as such appearance, initiation, prosecution or participation and the positions advocated in connection therewith are not inconsistent with the Fundamental Implementation Agreements, (b) object to any motion to approve or confirm, as applicable, any other plan of reorganization, sale transaction, or any motions related thereto filed in the Chapter 11 Cases, to the extent that the terms of any such motions, documents, or other agreements are inconsistent with the Fundamental Implementation Agreements, (c) appear as a party in interest in the Chapter 11 Cases for the purpose of contesting whether any matter or fact is or results in a breach of, or is inconsistent in any material respect with, any Fundamental Implementation Agreement, and (d) as applicable, file a proof of claim, if required.

Except as provided herein or in any Fundamental Implementation Agreement or Definitive Restructuring Document, nothing herein or therein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of any Party to protect and preserve its rights, remedies and interests, including Claims against any of the Debtors, or liens or security interests it may have in any assets of any of the Debtors. Without limiting the foregoing in any way, if this Agreement is terminated in accordance with its terms for any reason, each Party fully reserves any and all of its respective rights, remedies and interests.

7.	Mutual Representations and Warranties of All Parties.

Each Party represents and warrants to each of the other Parties that, as of the date hereof:

(a) it has all requisite power and authority to enter into this PSA and to carry out the transactions contemplated hereby, and perform its obligations hereunder;

(b) the execution and delivery of this PSA and the performance of its obligations hereunder have been duly authorized by all necessary action on its part; and

(c) this PSA constitutes the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

8.	Additional Representations and Warranties by the Supporting Creditors.

Each Supporting Creditor (solely on its own behalf and not on behalf of any other Supporting Creditor) represents and warrants, as of the date hereof that:

(a) Holdings by the Supporting Creditors. As of the date hereof, with respect to each Covered Interest listed on Schedule 1 hereto opposite its name, such Supporting Creditor (A) either (i) is the sole beneficial owner of the full amount of such Covered Interests as set forth herein or (ii) has sole investment or voting discretion with respect to the full amount of such Covered Interests as set forth herein and has the power and authority to bind the beneficial owners of such Covered Interests to the terms of this PSA and (B) has full power and authority to act on behalf of, vote, and consent to matters concerning such Covered Interests and to dispose of, exchange, assign, and transfer such Covered Interests, including the power and authority to execute and deliver this PSA and to perform its obligations hereunder, in each case, subject to any ordinary course financing arrangements a Supporting Creditor may have with respect to such Covered Interests;

(b) No Transfers. As of the date hereof, with respect to the Covered Interests, as applicable, held by each Supporting Creditor as set forth on Schedule 1 hereto, such Supporting Creditor has made no Transfer;

(c) Sufficiency of Information Received. Such Supporting Creditor has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, all information it deems necessary and appropriate for such Supporting Creditor to evaluate the financial risks inherent in the Restructuring and accept the terms of the Plan as set forth in the Plan Term Sheet and the exhibits and schedules thereto;

(d) Knowledge and Experience. Such Supporting Creditor has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Debtors that it considers sufficient and reasonable for purposes of entering into this Agreement;

(e) No Conflicts (Contracts). The execution, delivery and performance by such Supporting Creditor of this Agreement and the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents does not and shall not conflict with, result in a breach of or constitute

(with due notice or lapse of time or both) a default under any contractual obligation to which such Supporting Creditor is a party, except as would not otherwise have a material adverse effect on or materially delay consummation of the Restructuring;

(f) Governmental Approvals. The execution, delivery and performance by such Supporting Creditor of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except as may be required for approval of the transactions contemplated by this Agreement, the Fundamental Implementation Agreements and the Definitive Restructuring Documents pursuant to applicable Antitrust Laws, and except as would not otherwise have a material adverse effect on the Restructuring; and

(g) No Conflicts (Laws and Organizational Documents). The execution, delivery, and performance of this Agreement does not (i) violate any provision of law, rule, or regulations applicable to such Supporting Creditor or (ii) violate such Supporting Creditor’s certificate of incorporation, limited liability company agreement, by-laws, or other organizational documents.

9.	Additional Representations and Warranties by the Debtors.

Each Debtor (solely on its own behalf and not on behalf of any other Debtor) represents and warrants to its knowledge, as of the date hereof that:

(a) No Conflicts (Contracts). The execution, delivery and performance by such Debtor of this Agreement and the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including the contemplated New Key Constituent Documents, does not and shall not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation to which such Debtor is a party, except (i) as a direct result of the filing of the Chapter 11 Cases, (ii) to the extent the applicable Debtor has obtained a waiver or forbearance of any such default which such waiver remains in effect, and/or (iii) to the extent any such breach or default would not be expected to have a material adverse effect on the Debtors’ business or materially delay consummation of the Restructuring;

(b) Governmental Approvals. Subject to the accuracy of Section 8(f), the execution, delivery and performance by such Debtor of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except as may be necessary or required (i) for approval by the Bankruptcy Court of such Debtor’s authority to implement this Agreement and the Restructuring, (ii) for filings pursuant to the Securities Exchange Act of 1934, as amended, (iii) for filings pursuant to applicable state securities or “blue sky” laws , and (iv) for approval of the transactions contemplated by this Agreement, the Fundamental Implementation Agreements and the Definitive Restructuring Documents pursuant to applicable Antitrust Laws, and except as would not otherwise have a material adverse effect on the consummation of the Restructuring;

(c) No Conflicts (Laws and Organizational Documents). The execution, delivery, and performance of this Agreement does not (i) violate any provision of law, rule, or regulations applicable to such Debtor or (ii) violate such Debtor’s certificate of incorporation, limited liability company agreement, by-laws, or other organizational documents;

(d) Certain Estimated Liabilities. To the best of its knowledge after reasonable inquiry, outstanding (i) Other Secured Claims (as defined in the Plan Term Sheet) are not expected to exceed approximately $1 million as of the Plan Effective Date and (ii) General Unsecured Claims (as defined in the Plan Term Sheet) are not expected to exceed approximately $17 million as of the Plan Effective Date after giving effect to payments of General Unsecured Claims in the ordinary course during the Chapter 11 Cases consistent with the Pro Forma 13-Week Budget; and

(e) No Defaults. No Default or Event of Default (as such terms are defined in each of the Term Loan Credit Agreement or the Senior Notes Indenture, as applicable) has occurred and is continuing under the Senior Notes Indenture or the Term Loan Credit Agreement other than the Specified Defaults.

10.	Transfer Restrictions.

(a) Subject to clause (d) of this Section 10, so long as this Agreement has not been terminated in accordance with its terms, no Supporting Creditor shall, or shall permit its Affiliated Covered Holder to, (A) sell, use, pledge, assign, transfer, permit the participation in, or otherwise dispose of any ownership (including any beneficial ownership1) in the Covered Interests, as the case may be, set forth on Schedule 1 hereto, in whole or in part (other than pledges, transfers or security interests that such Supporting Creditor may have created (i) in favor of a prime broker under and in accordance with its prime brokerage agreement with such prime broker or (ii) in favor of a financing counterparty in accordance with any ordinary course financing arrangements) or (B) grant any proxies or deposit any of such Supporting Creditor’s Interests in the Covered Interests, as the case may be, set forth on Schedule 1 hereto into a voting trust, or enter into a voting agreement with respect to any such Interest (collectively, the actions described in clauses (A) and (B), a “Transfer”), unless it satisfies the following requirement (a transferee that satisfies such requirement, a “Permitted Transferee,” and such Transfer, a “Permitted Transfer”): the intended transferee executes and delivers to counsel to the Debtors and to counsel to the Supporting Noteholders and counsel to the Supporting Term Lenders, in each case on a confidential basis, on the terms set forth in clauses (b) through (d) below an executed form of the transfer agreement in a form attached hereto as Exhibit B (a “Transfer Agreement”) before such Transfer is effective (it being understood that any Transfer shall not be

[1]

As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Covered Interests or the right to acquire such claims or interests.

effective, including without limitation for purposes of calculating Required Consenting Creditors, until notification of such Transfer and a copy of the executed Transfer Agreement is received by counsel to the Company and counsel to the Supporting Noteholders and Supporting Term Lenders, in each case, on the terms set forth herein).

(b) Subject to clause (d) of this Section 10, (A) any Supporting Creditor may Transfer, and execution of the Transfer Agreement shall not be required for Transfer of, Covered Interests to (i) any other Supporting Creditor or (ii) any Affiliated Covered Holder of such Supporting Creditors, which transferee shall be automatically bound by this Agreement upon the Transfer of such Covered Interests, (B) a Qualified Marketmaker that acquires any of the Covered Interests solely with the purpose and intent of acting as a Qualified Marketmaker for such Covered Interests, shall not be required to execute and deliver to counsel a Transfer Agreement or otherwise agree to be bound by the terms and conditions set forth in this Agreement if such Qualified Marketmaker transfers such Claims (by purchase, sale, assignment, participation, or otherwise) to a Supporting Creditor or Permitted Transferee (including, for the avoidance of doubt, the requirement that such transferee execute a Transfer Agreement) and the Transfer otherwise is a Permitted Transfer, and (C) to the extent any Party who has signed this Agreement is acting in its capacity as a Qualified Marketmaker, it may Transfer any ownership interests in the Covered Interests that it acquires from a Holder that has not signed this Agreement to a transferee that has not signed this Agreement at the time of such Transfer without the requirement that such transferee be or become a signatory to this Agreement.

(c) This Agreement shall in no way be construed to preclude a Supporting Creditor or any of its Affiliated Covered Holders from acquiring additional Covered Interests or any other Claim against or equity Interest in the Company; provided that (i) if any Supporting Creditor or its Affiliated Covered Holder acquires additional Covered Interests after the PSA Effective Date, such Supporting Creditor shall make commercially reasonable efforts to notify counsel to Company and counsel to the Supporting Noteholders and counsel to the Supporting Term Lenders, in each case on a confidential basis, within a reasonable period of time following such acquisition, which notice shall be deemed to be provided by the filing of any statement with the Bankruptcy Court required by Rule 2019 of the Federal Rules of Bankruptcy Procedure including revised holdings information for such Supporting Creditor of such acquisition, including the amount of such acquisition and (ii) such Supporting Creditor hereby acknowledges and agrees that such Covered Interest shall automatically and immediately upon acquisition by a Supporting Creditor or its Affiliated Covered Holder be subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given in accordance herewith).

(d) Notwithstanding any other provision of this Agreement to the contrary, a Transfer of any or all of the Senior Notes Claims beneficially owned by a Backstop Participant (a “Transferring Backstop Participant”) prior to the execution and delivery of the Backstop Agreement shall not relieve such Transferring Backstop Participant of its obligations under this Agreement to negotiate, and once final, execute and deliver the Backstop Agreement without any modification to its Backstop Pro Rata Share as of the date hereof, other than a Transfer to a Permitted Transferee who agrees in writing to be bound by the obligations of such Transferring Backstop Participant under the PSA and who the Company and each Backstop Participant has agreed in writing, after due inquiry and investigation, is reasonably capable of fulfilling such obligations and the Transferring Backstop Participant’s obligations set forth in the Backstop Agreement Term Sheet.

(e) Any Transfer made in violation of this provision shall be void ab initio. Any Supporting Creditor that effectuates a Permitted Transfer to a Permitted Transferee shall have no liability under this Agreement arising from or related to the failure of the Permitted Transferee to comply with the terms of this Agreement.

11.	Termination of Obligations.

(a) This Agreement shall terminate and all of the obligations of the Parties shall be of no further force or effect upon the occurrence of any of the following events: (i) the Plan Effective Date, (ii) the Plan Confirmation Order is reversed or vacated, (iii) any court of competent jurisdiction has entered an order declaring this Agreement to be unenforceable, (iv) the Debtors and the Required Consenting Creditors mutually agree to such termination in writing, or (v) this Agreement is terminated pursuant to paragraph (b), (c), or (e) of this Section 11.

(b) The Company may, in its discretion, terminate this Agreement by written notice to the other Parties, upon the occurrence of any of the following events:

(i) within three (3) Business Days after the giving of written notice by the Company to the Supporting Creditors of a determination by the board of directors of Key (the “Board”), in good faith, based on the advice of its outside counsel, that proceeding with the Restructuring and pursuit of confirmation and consummation of the Plan would be inconsistent with the Board’s fiduciary obligations under applicable law;

(ii) a breach by one or more Supporting Noteholders holding Senior Notes in an aggregate amount such that non-breaching Supporting Noteholders hold less than 66 2/3% of the aggregate outstanding principal amount of the Senior Notes, of its or their material obligations, representations or warranties hereunder, which breach is not cured within ten (10) days after the giving of written notice by the Company of such breach to such Supporting Noteholder or Supporting Noteholders and counsel to the Supporting Noteholders;

(iii) a breach by one or more Supporting Term Lenders holding Term Loans in an aggregate amount such that non-breaching Supporting Term Lenders hold less than 66 2/3% of the aggregate outstanding principal amount of the Term Loans, of its or their material obligations, representations or warranties hereunder, which breach is not cured within ten (10) days after the giving of written notice by the Company of such breach to such Supporting Term Lender or Supporting Term Lenders and counsel to the Supporting Term Lenders;

(iv) the Backstop Agreement has been terminated; or

(v) (x) the Supporting Noteholders no longer collectively hold at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes and (y) the Supporting Term Lenders no longer collectively hold at least 66 2/3% of the aggregate outstanding principal amount of the Term Loans;

provided that, upon a termination of this Agreement by the Company pursuant to Section 11(b), (x) all obligations of the Supporting Creditors hereunder shall immediately terminate without further action or notice by such Supporting Creditors, and (y) the Company (and its directors, officers, employees, advisors, subsidiaries, and representatives) shall not have or incur any liability under this Agreement or otherwise on account of such termination.

(c) This Agreement may be terminated by the Required Consenting Noteholders upon the occurrence of any of the following events (it being understood that the following termination events are intended solely for the benefit of the Supporting Noteholders):

(i) any Debtor files or publicly announces that it will file or joins in or supports any plan of reorganization (or disclosure statement related thereto) in the Chapter 11 Cases other than as described herein without the prior written consent of the Required Consenting Noteholders;

(ii) after filing of the Plan with the Bankruptcy Court, (A) any material amendment or modification to the Plan, any other Fundamental Implementation Agreement, or any Definitive Restructuring Document is made by the Debtors or (B) any pleading that seeks Bankruptcy Court approval to amend or modify the Plan, any other Fundamental Implementation Agreement, or any Definitive Restructuring Documents is filed by the Debtors, and such amendment or modification would adversely affect (indirectly or directly) the treatment of the Senior Notes Claims, or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including reorganized Key’s contemplated corporate governance arrangements and post-reorganization SEC reporting obligations, which amendment, modification or filing is not in form and substance reasonably satisfactory to the Required Consenting Noteholders;

(iii) the filing of any motion or pleading with the Bankruptcy Court by a Party to this Agreement that is inconsistent in any material respect with this PSA, any other Fundamental Implementation Agreement, or any Definitive Restructuring Document, or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including reorganized Key’s contemplated corporate governance arrangements and post-reorganization SEC reporting obligations (in each case, with such amendments and modifications as have been effected in accordance with the terms hereof and thereof) and such motion or pleading has not been withdrawn prior to the earlier of (i) two (2) Business Days after the Company has received written notice from the Required Consenting Noteholders requesting such withdrawal and (ii) the entry of an order of the Bankruptcy Court approving such motion;

(iv) the Bankruptcy Court grants relief that is inconsistent in any material respect with this Agreement, any other Fundamental Implementation Agreement, or any

Definitive Restructuring Document in a manner that impacts (indirectly or directly) the treatment of the Senior Notes Claims, or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including reorganized Key’s contemplated corporate governance arrangements and post-reorganization SEC reporting obligations (in each case with such amendments and modifications as have been properly effected or are permitted in accordance with the terms hereof and thereof);

(v) a breach by any Debtor of (a) its obligations hereunder in any material respect or (b) any of its representations or warranties that would, in the case of clause (b), be reasonably likely to have a material adverse impact on the Debtors or the ability to consummate the Plan or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including reorganized Key’s contemplated corporate governance arrangements and post-reorganization SEC reporting obligations, which breach, in the case of each of clause (a) and clause (b), is not cured within ten (10) days after the giving of written notice by counsel for the Supporting Noteholders to the Debtors and the Supporting Term Lenders;

(vi) a breach by one or more Supporting Term Lenders holding Term Loans in an aggregate amount such that non-breaching Supporting Term Lenders hold less than 67% of the Term Loans, of (a) its obligations hereunder in any material respect or (b) any of its representations or warranties, in each case that would be reasonably likely to have a material adverse impact on the Debtors or the ability to consummate the Plan or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including reorganized Key’s contemplated corporate governance arrangements and post-reorganization SEC reporting obligations, which breach is not cured within ten (10) days after the giving of written notice by counsel for the Supporting Noteholders to the Debtors and such Supporting Term Lender;

(vii) the deadlines within the Restructuring Timeline have not been satisfied, unless extended in accordance with the terms of this Agreement;

(viii) the Backstop Agreement is validly terminated;

(ix) the Bankruptcy Court refuses to approve the PSA Assumption Motion;

(x) the Bankruptcy Court does not enter, (i) within five (5) Business Days after the Petition Date, the Interim Cash Collateral Order, and (ii) within forty (40) days after the Petition Date, the Final Cash Collateral Order;

(xi) if any Debtor’s consensual use of the Cash Collateral is terminated and remains terminated for five (5) Business Days;

(xii) (i) a trustee, receiver, or examiner with expanded powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code is appointed in one or more of the Chapter 11 Cases, (ii) the filing by any Debtor of a motion or other request for relief seeking to dismiss any of the Chapter 11 Cases or convert any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, or (iii) entry of an order by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code;

(xiii) any Debtor requests that the United States Trustee appoint an official committee of unsecured creditors or an official committee of equity security holders or supports any such request;

(xiv) any Debtor or any Supporting Creditor challenges the principal amount, priority, and/or validity of the Senior Notes Claims;

(xv) the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any of the Debtors’ exclusive right to file a plan or plans of reorganization pursuant to Section 1121 of the Bankruptcy Code;

(xvi) the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring and the Plan on the terms and conditions set forth in this PSA and the Fundamental Implementation Agreements; provided, however, that the Debtors shall have ten (10) days after notice to the Debtors of such ruling or order to obtain relief that would allow consummation of the Restructuring and the Plan in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the PSA and the Fundamental Implementation Agreements and (ii) is acceptable to the Required Consenting Noteholders in their reasonable discretion;

(xvii) any Debtor sells or files any motion or application seeking authority to sell a material portion of its assets, without the prior written consent of the Required Consenting Creditors;

(xviii) the Company fails to comply with the FCPA Resolution, including by failing to timely pay any amounts required to be paid thereunder or by failing to timely complete any act required to be completed by the Company thereunder;

(xix) the Required Consenting Term Lenders terminate this Agreement (solely as to each Supporting Term Lender) pursuant to Section 11(d) hereof;

(xx) the Company (i) files a motion or pleading with the Bankruptcy Court seeking authority to terminate this Agreement on account of the Board’s fiduciary obligations; or (ii) provides notice to counsel to the Supporting Creditors of its intent to enter into or otherwise publicly announces its intent to pursue an Alternative Transaction;

(xxi) there occurs any uncured Event of Default (as defined in the Senior Notes Indenture) other than a Specified Default;

(xxii) an order denying confirmation of the Plan is entered on the docket in the Chapter 11 Cases; or

(xxiii) the ABL Forbearance Agreement is terminated or expires in accordance with its terms.

(d) This Agreement may be terminated by the Required Consenting Term Lenders, solely as to each Supporting Term Lender supporting such termination, upon the occurrence of any of the following events (it being understood that the following termination events are intended solely for the benefit of the Supporting Term Lenders):

(i) any Debtor files or publicly announces that it will file or joins in or supports any plan of reorganization (or disclosure statement related thereto) in the Chapter 11 Cases other than as described herein without the prior written consent of the Required Consenting Term Lenders;

(ii) after filing of the Plan with the Bankruptcy Court, (A) any material amendment or modification to the Plan, any other Fundamental Implementation Agreement, or any Definitive Restructuring Document is made by the Debtors or (B) any pleading that seeks Bankruptcy Court approval to amend or modify the Plan, any other Fundamental Implementation Agreement, or any Definitive Restructuring Documents is filed by the Debtors, and such amendment or modification would adversely affect (indirectly or directly) the treatment of the Term Loan Claims, or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including reorganized Key’s contemplated corporate governance arrangements and post-reorganization SEC reporting obligations, which amendment, modification or filing is not in form and substance reasonably satisfactory to the Required Consenting Term Lenders;

(iii) the filing of any motion or pleading with the Bankruptcy Court by a Party to this Agreement that is inconsistent in any material respect with this PSA, any other Fundamental Implementation Agreement, or any Definitive Restructuring Document, or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents (in each case, with such amendments and modifications as have been effected in accordance with the terms hereof and thereof) and such motion or pleading has not been withdrawn prior to the earlier of (i) two (2) Business Days after the Company has received written notice from the Required Consenting Term Lenders requesting such withdrawal and (ii) the entry of an order of the Bankruptcy Court approving such motion;

(iv) the Bankruptcy Court grants relief that is inconsistent in any material respect with this Agreement, any other Fundamental Implementation Agreement, or any Definitive Restructuring Document in a manner that impacts (indirectly or directly) the treatment of the Term Loan Claims, or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents (in each case with such amendments and modifications as have been properly effected or are permitted in accordance with the terms hereof and thereof);

(v) a breach by any Debtor of (a) its obligations hereunder in any material respect or (b) any of its representations or warranties that would, in the case of clause (b), be reasonably likely to have a material adverse impact on the Debtors or their ability to consummate the Plan or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, which breach, in the case of each of clause (a) and clause (b), is not cured within ten (10) days after the giving of written notice by counsel for the Supporting Term Lenders to the Debtors and the Supporting Noteholders;

(vi) a breach by one or more Supporting Noteholders holding Senior Notes in an aggregate amount such that non-breaching Supporting Noteholders hold less than 67% of the Senior Notes of (a) its obligations hereunder in any material respect or (b) any of its representations or warranties, in each case that would be reasonably likely to have a material adverse impact on the Debtors or their ability to consummate the Plan or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, which breach is not cured within ten (10) days after the giving of written notice by counsel for the Supporting Term Lenders to the Debtors and such Supporting Noteholder;

(vii) the deadlines within the Restructuring Timeline have not been satisfied, unless extended in accordance with the terms of this Agreement;

(viii) the Company and the Backstop Participants do not execute the Backstop Agreement prior to the earlier of (x) the 40th day following the date hereof or (y) the day that the Rights Offering commences as to the Supporting Noteholders, or once executed, the Backstop Agreement is amended in a manner that would require the consent of the Required Consenting Term Lenders as provided in the definition of Required Consenting Creditors without such consent;

(ix) (a) The Backstop Agreement is inconsistent with the Backstop Agreement Term Sheet in a manner that adversely affects the Supporting Term Lenders; (b) the Backstop Agreement is validly terminated; or (c) the Backstop Agreement is amended, modified or supplemented in a manner that adversely affects the Supporting Term Lenders in any material respect, including any amendment, modification or supplement that delays or impedes consummation of the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents in a manner that is inconsistent with the Restructuring Timeline;

(x) the Bankruptcy Court refuses to approve the PSA Assumption Motion;

(xi) the Bankruptcy Court does not enter, (i) within five (5) Business Days after the Petition Date, the Interim Cash Collateral Order, and (ii) within forty (40) days after the Petition Date, the Final Cash Collateral Order;

(xii) any Debtor’s consensual use of the Cash Collateral is terminated and remains terminated for five (5) Business Days;

(xiii) (i) a trustee, receiver, or examiner with expanded powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code is appointed in one or more of the Chapter 11 Cases, (ii) the filing by any Debtor of a motion or other request for relief seeking to dismiss any of the Chapter 11 Cases or convert any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, or (iii) entry of an order by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code;

(xiv) any Debtor requests that the United States Trustee appoint an official committee of unsecured creditors or an official committee of equity security holders or supports any such request;

(xv) any Debtor or any Supporting Creditor challenges the principal amount, priority, and/or validity of the Term Loan Claims and/or the liens in respect thereof;

(xvi) the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any of the Debtors’ exclusive right to file a plan or plans of reorganization pursuant to Section 1121 of the Bankruptcy Code;

(xvii) the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring and the Plan on the terms and conditions set forth in this PSA and the Fundamental Implementation Agreements; provided, however, that the Debtors shall have ten (10) days after notice to the Debtors of such ruling or order to obtain relief that would allow consummation of the Restructuring and the Plan in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the PSA and the Fundamental Implementation Agreements and (ii) is acceptable to the Required Consenting Term Lenders in their reasonable discretion;

(xviii) any Debtor sells or files any motion or application seeking authority to sell a material portion of its assets, without the prior written consent of the Required Consenting Creditors;

(xix) the Company fails to comply with the FCPA Resolution, including by failing to timely pay any amounts required to be paid thereunder or by failing to timely complete any act required to be completed by the Company thereunder;

(xx) the Company (i) files a motion or pleading with the Bankruptcy Court seeking authority to terminate this Agreement on account of the Board’s fiduciary obligations; or (ii) provides notice to counsel to the Supporting Creditors of its intent to enter into or otherwise publicly announces its intent to pursue an Alternative Transaction;

(xxi) there occurs any uncured Event of Default (as defined in the Term Loan Credit Agreement) other than a Specified Default;

(xxii) an order denying confirmation of the Plan is entered on the docket in the Chapter 11 Cases; or

(xxiii) the ABL Forbearance Agreement is terminated or expires in accordance with its terms.

(e) The Debtors or the Required Consenting Creditors (by written notice executed by counsel at the direction of the Required Consenting Creditors) may terminate this Agreement by written notice to the Parties in the event that the Bankruptcy Court or other governmental authority shall have issued any order, injunction or other decree or take any other action, which restrains, enjoins or otherwise prohibits the implementation of the Restructuring, the Fundamental Implementation Agreements, and/or the Definitive Restructuring Documents substantially on the terms and conditions set forth in this Agreement.

(f) A Supporting Creditor may (solely as to such terminating Supporting Creditor), terminate its obligations hereunder if (i) the Chapter 11 Cases have not been commenced on or before November 22, 2016, or (ii) such Supporting Creditor is both a Supporting Noteholder and a Supporting Term Lender and this Agreement is terminated by the Required Consenting Term Lenders as to themselves pursuant to Section 11(d) hereto.

(g) Any Party may (solely as to such terminating Party) terminate its obligations hereunder if the Plan Effective Date has not occurred on or before the Outside Date.

(h) Any Supporting Noteholder, solely as to such terminating Supporting Noteholder, and any Supporting Term Lender, solely as to such terminating Supporting Term Lender, may terminate its obligations hereunder if any change, modification, amendment, supplement or waiver requiring prior written consent of such Supporting Noteholder or Supporting Term Lender, as applicable, under Section 24 hereof is made without the prior written consent of such Supporting Noteholder or Supporting Term Lender, as applicable.

(i) This Agreement shall terminate solely as to any Supporting Creditor on the date on which such Supporting Creditor has transferred all (but not less than all) of its Covered Interests, as applicable, in accordance with Section 10 of this Agreement.

(j) No Party may seek to terminate or terminate this Agreement based upon any default, failure of a condition, or right of termination in this Agreement arising (directly or indirectly) out of its own actions or omissions.

(k) If this Agreement is terminated as to any Party pursuant to this Section 11, this Agreement shall forthwith become void and of no further force or effect, each such Party shall be released from its commitments, undertakings and agreements under or related to this Agreement, and there shall be no liability or obligation on the part of any such Party, provided that (i) each such Party shall have all rights and remedies available to it under applicable law (for all matters unrelated to this Agreement); (ii) any and all consents and ballots tendered by the a terminating Supporting Creditors prior to such termination shall be deemed, for all purposes, automatically to be null and void ab initio, shall not be considered or otherwise used in any manner by the Parties in connection with the Plan and this Agreement or otherwise and such consents or ballots may be changed or resubmitted regardless of whether the applicable voting deadline has passed (without the need to seek a court order or consent from the Debtors allowing such change or resubmission); (iii) in no event shall any such termination relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination (including any reimbursement obligations incurred prior to the date of such termination); and (iv) in no event shall any such termination relieve any Party from its obligations under this Agreement which expressly survive any such termination pursuant to Section 30 hereof.

12.	Forbearance.

(a) From the date hereof until the earlier of (x) the valid termination of this Agreement and (y) termination of the Term Loan Forbearance pursuant to clause (c) of this Section 12, each Supporting Noteholder severally and not jointly agrees (so long as it or its Affiliated Covered Holder remains the legal owner or beneficial owner of any Covered Interests (provided that any Transfer of Covered Interests is made in accordance with Section 10 herein)) to: (i) not instruct any indenture trustee for the Senior Notes to exercise any rights or remedies it may have under the Senior Notes Indenture or under applicable United States or foreign law or otherwise with respect to any of the alleged, existing or anticipated Defaults or Events of Default (as such terms are defined in each of the Term Loan Credit Agreement or the Senior Notes Indenture, as applicable) listed on Schedule 12 hereto (the “Specified Defaults”) and (ii) waive or forbear from the exercise of any rights or remedies it may have under the Senior Notes Indenture or under applicable United States or foreign law or otherwise with respect to the Specified Defaults or any acceleration that may occur automatically without action of any party as a result of the operation of the Senior Notes Indenture, solely due to the Specified Defaults (the obligations set forth in this clause (a), the “Senior Notes Forbearance”).

(b) From the time at which the Term Loan Agent receives the Forbearance Payment (the “Effective Time”), for so long as the events set forth in clause (c) of this Section 12 have not occurred, the Supporting Term Lenders agree to (i) not instruct the Term Loan Agent to exercise any rights or remedies it may have under the Term Loan Credit Agreement or any of the Loan Documents or under applicable United States or foreign law or otherwise with respect to the Specified Defaults and (ii) waive or forbear from the exercise of any rights or remedies it may have under the Term Loan Credit Agreement or any of the Loan Documents or under applicable United States or foreign law or otherwise with respect to the Specified Defaults or any acceleration that may occur automatically without action of any party as a result of the operation of the Term Loan Credit Agreement, solely due to the Specified Defaults (the obligations set forth in this clause (b), the “Term Loan Forbearance”).

(c) The Supporting Term Lenders’ obligations under the Term Loan Forbearance shall terminate one (1) Business Day following the occurrence of any of the following events or circumstances:

(i) this Agreement is validly terminated in accordance with Section 11 hereof;

(ii) the occurrence and continuation of a Default or Event of Default (as such terms are defined in the Term Loan Credit Agreement) other than the Specified Defaults, unless waived pursuant to the terms of the Term Loan Credit Agreement; or

(iii) the making by the Company or any of its subsidiaries that are Obligors under the Term Loan Credit Agreement of any voluntary prepayment of principal or interest on, redemption, repurchase, defeasance or other acquisition or retirement for value of, any Indebtedness (as such term is defined in the Senior Notes Indenture) outstanding pursuant to the Senior Notes Indenture.

(d) As of the Effective Time, notwithstanding any provision to the contrary in the Term Loan Credit Agreement, (i) the Supporting Term Lenders, who constitute Required Lenders under the Term Loan Credit Agreement, hereby irrevocably waive and direct the Term Loan Agent to waive, (1) payment of any prepayment premia (including the Applicable Premium (as such term is defined in the Term Loan Credit Agreement)) in respect of the Forbearance Payment, the Term Loan Payment, and any other principal repayment required to be paid prior to the Petition Date and (2) the requirement that the Company provide three (3) Business Days’ notice prior to any prepayment of any LIBOR Loans (as such term is defined in the Term Loan Credit Agreement) in connection with the Forbearance Payment and the Term Loan Payment and (ii) the Company hereby irrevocably agrees to waive its right to apply the Forbearance Payment and the Term Loan Payment to the principal repayment installments set forth in Section 5.2.1 of the Term Loan Credit Agreement prior to the Maturity Date (as such term is defined in the Term Loan Credit Agreement). For the avoidance of doubt, the provisions of this Section 12(d) shall survive termination of this Agreement.

(e) The execution, delivery and effectiveness of this Agreement, including this Section 12, shall not operate as a waiver of any right, power or remedy of any Supporting Creditor under the Senior Notes Indenture or any of the Loan Documents, as applicable, nor constitute a waiver of any provision of the Senior Notes Indenture or any of the Loan Documents, as applicable, other than as expressly set forth in this Section 12. On and after the Effective Time, this Agreement shall for all purposes constitute a Loan Document.

(f) Execution of this Agreement by the Required Lenders constitutes a direction by the Required Lenders that the Term Loan Agent, in accordance with this Agreement, act or refrain from acting. Each Supporting Term Lender agrees that the Term Loan Agent shall not be required to act against the Company or any of its subsidiaries that are Obligors under the Term Loan Credit Agreement if such action is contrary to the terms of this Agreement. In no event shall any discretionary obligations or duties be construed against the Term Loan Agent hereunder.

13.	Specific Performance.

The Parties agree that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder, and each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy, as the sole remedy to which such non-breaching Party will be entitled, at law or in equity. The Parties agree that such relief will be their only remedy against the applicable other Party with respect to any such breach, and that in no event will any Party be liable for monetary damages (including consequential, special, indirect or punitive damages or damages for lost profits) other than attorneys’ fees and costs.

14.	Counterparts.

This Agreement and any amendments, waivers, consents, or supplements hereto or in connection herewith may be executed in multiple counterparts and delivered by electronic mail (in “.pdf” or “.tif” format), facsimile or otherwise, each of which shall be deemed to be an original for the purposes of this Agreement and all of which taken together shall constitute one and the same Agreement.

15.	No Solicitation and Acknowledgements.

Notwithstanding anything to the contrary in this Agreement, each Party acknowledges that (a) no securities of the Company are being offered or sold hereby and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of the Company and (b) this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Plan pursuant to Section 1125 of the Bankruptcy Code. The acceptance of votes from holders of Claims and Interests, as applicable, will not be solicited until such holders have received the Disclosure Statement and related Solicitation Materials that meet the requirements of the Bankruptcy Code, including Bankruptcy Code Sections 1125 and 1126.

16.	Time is of the Essence.

The Parties acknowledge and agree that time is of the essence, and that they must each use commercially reasonable efforts to effectuate and consummate the Restructuring as soon as reasonably practicable.

17.	Governing Law; Consent to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(b) By its execution and delivery of this Agreement, each Party hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought solely in either a state or federal court of competent jurisdiction in the County of New York in the State of New York. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing, upon the commencement of the Chapter 11 Cases, each Party hereto hereby agrees that, if the petitions have been filed and the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement. The Parties to this Agreement expressly consent to entry of final orders by the Bankruptcy Court arising out of or relating to this Agreement, including but not limited to orders interpreting and enforcing this Agreement.

18.	Independent Analysis.

Each Party hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it has deemed appropriate. Each Party has had the ability to, and has, consulted with counsel in connection with its consideration of this Agreement. Each Party agrees that it has not entered into this Agreement based upon any representations or warranties that are not included herein.

19.	Third-Party Beneficiaries.

In consideration for the consent of the administrative agent (the “ABL Agent”) and the lenders (the “ABL Lenders”) under the ABL Facility to the Forbearance Payment pursuant to the ABL Forbearance Agreement, the (a) Term Loan Agent and the Supporting Term Lenders hereby consent to the use of cash collateral on the terms set forth in the Cash Collateral Order Term Sheet, and (b) Parties hereby acknowledge and agree that the consent of the ABL Agent and the Required Lenders (as defined in the ABL Facility) to use of cash collateral is contingent on the provisions set forth on the Cash Collateral Order Term Sheet as in effect on the date hereof to be reflected in the cash collateral orders entered by the Bankruptcy Court in a manner reasonably satisfactory to the ABL Agent, and agree, for so long as this Agreement is in effect, to use commercially reasonable efforts to cause the provisions on the Cash Collateral Order Term Sheet as in effect on the date hereof to be reflected in the cash collateral orders entered by the Bankruptcy Court in a manner reasonably satisfactory to the ABL Agent and not to consent to the entry of any cash collateral orders that fail to include the provisions set forth on the Cash Collateral Order Term Sheet as in effect on the date hereof in a manner reasonably satisfactory to the ABL Agent (this paragraph being the “Cash Collateral Provision”).

The ABL Agent and the ABL Lenders are express third-party beneficiaries of the Cash Collateral Provision and this Section 19, and the Cash Collateral Provision and the terms and provisions of this Section 19 expressly inure to the benefit of the ABL Agent and the ABL Lenders, who shall be entitled to rely on and enforce the provisions of this Section 19.

The Term Loan Agent and the Parties agree that money damages would be an insufficient remedy for any breach of the Cash Collateral Provision or this Section 19 and the ABL Agent and the ABL Lenders, as applicable, shall be entitled to specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring the applicable party to comply promptly with any of its obligations hereunder, and each of the Term Loan Agent and each of the Parties, and by acceptance of the benefits of this Section, the ABL Agent and the ABL Lenders, as applicable, agrees to waive any requirement for the securing or posting of a bond in connection with such remedy, as the sole remedy to which such non-breaching party will be entitled, at law or in equity. Each of the Term Loan Agent and each of the Parties, and by accepting the benefits of this Section 19, each of the ABL Agent and the ABL Lenders executing the ABL Forbearance Agreement agree that such relief will be their only remedy against the applicable other party with respect to any such breach, and that in no event will the ABL Agent and the ABL Lenders or the Term Loan Agent or each of the Parties, be liable for monetary damages (including consequential, special, indirect or punitive damages or damages for lost profits) other than attorneys’ fees and costs.

Unless expressly stated herein, including in this Section 19, this Agreement shall be solely for the benefit of the Parties hereto and no other Entity shall be a third-party beneficiary hereof.

20.	Notices.

Any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by email or overnight courier.

(a) If to the Supporting Noteholders, or counsel to the Supporting Noteholders, to counsel at:

Michael H. Torkin

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10006

torkinm@sullcrom.com

With a copy to:

Sean A. O’Neal

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

soneal@cgsh.com

(b) If to the Supporting Term Lenders, or counsel to the Supporting Term Lenders, to counsel at:

Eli J. Vonnegut

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

eli.vonnegut@davispolk.com

With a copy to:

Sean A. O’Neal

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

soneal@cgsh.com

(c) If to Debtors, to:

Katherine Hargis

Vice President, Chief Legal Officer and Secretary

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

khargis@keyenergy.com

With a courtesy copy (that does not constitute notice) to:

Joshua A. Feltman

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

jafeltman@WLRK.com

and to:

Jeffrey E. Bjork

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, California 90013

jbjork@sidley.com

21.	Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision survives to the extent it is not so declared, and all of the other provisions of this Agreement remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

22.	Mutual Drafting.

This Agreement is the result of the Parties’ joint efforts, and each of them and their respective counsel have reviewed this Agreement and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and therefore there shall be no construction against any Party based on any presumption of that Party’s involvement in the drafting thereof.

23.	Headings.

The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize, or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no headings had been used in this Agreement.

24.	Waivers and Amendments.

Notwithstanding anything to the contrary contained herein, this Agreement, including any exhibits and schedules hereto (including any provision in the Plan Term Sheet and any exhibits and schedules thereto) and the other Fundamental Implementation Agreements

(other than the Backstop Agreement and once the Confirmation Order has been entered, the Plan) may not be changed, modified, amended, or supplemented, nor shall any provision or requirement hereof be waived, without the prior written agreement (which may include electronic mail by counsel to the applicable parties) of the Debtors and the Required Consenting Creditors; provided that, notwithstanding the foregoing:

(A) any changes, modifications, amendments, supplements or waivers to (i) (a) the following sections or exhibits of the Plan Term Sheet: (1) Sections 8 and 9 (sub-sections entitled “Reorganized Key Corporate Governance Documents”, “Corporate Advisory Services Agreement” and “Investor Rights Agreement” only) and Exhibits 4 and 5, (2) the economic terms of Sections 2 (sub-section entitled “Senior Notes” only) and 7 (sub-section entitled “Senior Notes Rights Offering” only) and (3) the Company’s agreement pursuant to Section 3 to enter into exit financing facilities substantially on the terms set forth in this Agreement, (b) the sections of the Backstop Agreement Term Sheet entitled “Backstop - Backstop Pro Rata Allocation”, “Backstop - Backstop Commitment Payments”, “Call Option Commitment”, “Backstop Agreement Representations, Warranties, Covenants and Conditions” (sub-sections entitled “Covenants” (clauses (d), (g) and (h) only), “Conditions to Backstop Participant Obligations” (clause (i) only), and “Sale, Transfer and Assignment”), “Backstop Agreement Termination” (sub-section entitled “Backstop Participant Termination Rights” only) and “Put Premium”, and the definition of “Required Backstop Participants” in the Backstop Agreement Term Sheet, (c) the Corporate Governance Term Sheet or (d) the Form of Corporate Advisory Service Agreement attached as Exhibit 5 to the Plan Term Sheet (in each of clauses (a), (b), (c) and (d) other than immaterial changes, modifications, amendments, supplements or waivers ), or (ii) the definition of the term “Required Consenting Noteholders” included herein, may not be made without the prior written consent of the Company and each Supporting Noteholder;

(B) any changes, modifications, amendments, supplements or waivers to (i) (a) the economic terms of Section 2 (sub-section entitled “Term Loan” only) of the Plan Term Sheet, (b) Section 8 of the Plan Term Sheet and (c) the Company’s agreement pursuant to Section 3 of the Plan Term Sheet to enter into exit financing facilities substantially on the terms set forth in this Agreement (in each of clauses (a), (b) and (c), other than immaterial changes, modifications, amendments, supplements or waivers necessary to achieve consummation of the Plan), or (ii) the definition of the term “Required Consenting Term Lenders” included herein, may not be made without the prior written consent of the Company and each Supporting Term Lender;

(C) any changes, modifications, amendments, supplements or waivers to Sections 11(f), 11(g), 11(h), 11(i) and 24 hereof and the definitions of the terms “Outside Date,” and “Required Consenting Creditors,” included herein, may not be made without the prior written consent of the Company and each Supporting Creditor; and

(D) this clause (D) and Section 19 hereof may not be amended, supplemented, waived or otherwise modified without the prior written consent of the ABL Agent and the ABL Lenders;

provided further that any changes, modifications, amendments, supplements or waivers and any proposed change, modification, amendment or supplement to, or waiver of, any provision of this Agreement and the other Fundamental Implementation Agreements (other than the Backstop Agreement and once the Confirmation Order has been entered, the Plan) that would or would reasonably be expected to materially and adversely affect (i) any Supporting Noteholder in a manner that is disproportionate to any other Supporting Noteholder or the Supporting Noteholders as a whole or (ii) any Supporting Term Lender in a manner that is disproportionate to any other Supporting Term Lender or the Supporting Term Lenders as a whole, may not be made without the prior written consent of the Company and each Supporting Creditor that would be so affected.

25.	Several, Not Joint, Claims.

The agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

26.	Automatic Stay.

The Parties hereby acknowledge and agree and shall not dispute that after the commencement of the Chapter 11 Cases, any Party is authorized to terminate, and to take any action necessary to effectuate the termination of, this Agreement pursuant to terms hereof, notwithstanding Section 362 of the Bankruptcy Code or any other applicable law; provided, that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of termination was not otherwise proper under the terms of this Agreement. No cure period contained in this Agreement shall be extended pursuant to Sections 108 or 365 of the Bankruptcy Code or any other applicable law without the prior written consent of each of the Supporting Creditors, and the Debtors hereby waive, to the greatest extent possible, the applicability of the automatic stay to such steps necessary to effectuate the termination of this Agreement.

27.	Settlement Discussions.

This Agreement and the Plan Term Sheet are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding related to the terms of this Agreement.

28.	Consideration.

The Parties hereby acknowledge that no consideration, other than that specifically described herein and in the other Fundamental Implementation Agreements, shall be due or paid to any Party for its agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement, other than the Debtors’ representations, warranties and agreement to use its commercially reasonable efforts to seek to confirm and consummate the Plan.

29.	Confidentiality and Publicity.

(a) Other than as may be required by applicable law and regulation or by any governmental or regulatory authority, no Party shall issue any press release, make any filing with the SEC (other than required under applicable securities law and regulation as reasonably determined in good faith by outside counsel to the Debtors) or make any other public announcement regarding this Agreement without the consent of the Debtors and the Required Consenting Creditors, which consent shall not be unreasonably delayed, conditioned, or withheld, and each Party shall coordinate with the other Parties regarding any public statements made, including any communications with the press, public filings or filings with the SEC, with respect to this Agreement; for the avoidance of doubt, each Party shall have the right, without any obligation to any other Party, to decline to comment to the press with respect to this Agreement.

(b) Under no circumstances may any Party make any public disclosure of any kind that would disclose (i) the particular holdings of Covered Interests of any Supporting Creditor or (ii) the identity of any Supporting Creditor, in each case without the prior written consent of such Supporting Creditor; provided that (w) the Debtors may disclose such identities and the aggregate holdings of the Supporting Noteholders and the Supporting Term Lenders, respectively, but not individual holdings of any individual Supporting Creditor (which shall be treated as “advisors’ eyes only”) in any filing with the SEC in respect of this Agreement and in any materials filed in the Chapter 11 Cases in support of the PSA Assumption Motion; (x) the Debtors may disclose such identities or amounts without consent to the extent that, upon the advice of counsel, it is required to do so by any governmental or regulatory authority or court of competent jurisdiction (including the Bankruptcy Court), or by applicable law, in which case the Debtors, prior to making such disclosure, shall allow the Supporting Creditors to whom such disclosure relates reasonable time at its own cost to seek a protective order with respect to such disclosures, (y) the Debtors may disclose the existence and material terms of this Agreement, including the execution of this Agreement by the Supporting Creditors, and (z) the Debtors may disclose the aggregate percentage or aggregate principal amount of Covered Interests held by the Supporting Noteholders and Supporting Term Lenders, respectively. The Debtors shall not use the name of any Supporting Creditor in any press release without such Party’s prior written consent.

(c) The Debtors will submit to counsel to the Supporting Noteholders all press releases, public filings, public announcements or other communications with any news media relating to this Agreement or the Restructuring; provided that the Company shall be under no obligation to consult with, or obtain the prior approval of, any other Party as it relates to communications with vendors, customers and other third parties regarding the general nature of the Restructuring.

30.	Survival.

Notwithstanding (i) a Permitted Transfer of Covered Interests in accordance with Section 10 or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in this Section 30 and Sections 1, 2(c), 6, 7, 8, 9, 11(k), 12,13, 14, 15, 17, 18, 19, 20, 21, 22, 23, 24, 25, 27 and 29(b) shall survive such Permitted Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, this PSA has been duly executed as of the date first above written.

KEY ENERGY SERVICES, INC.

By:	/s/ Robert W. Drummond
Name:	Robert W. Drummond
Title:	President & Chief Executive Officer

KEY ENERGY SERVICES, LLC

SOLE MEMBER:

KEY ENERGY SERVICES, INC.:

By:	/s/ Robert W. Drummond
Name:	Robert W. Drummond
Title:	President & Chief Executive Officer

SOLE MANAGER:

/s/ Katherine I. Hargis
Name:	Katherine I. Hargis
Title:	Manager

KEY ENERGY MEXICO, LLC

SOLE MEMBER:

KEY ENERGY SERVICES, INC.

By:	/s/ Robert W. Drummond
Name:	Robert W. Drummond
Title:	President & Chief Executive Officer

SOLE MANAGER:

/s/ Katherine I. Hargis
Name:	Katherine I. Hargis
Title:	Manager

MISR KEY ENERGY INVESTMENTS, LLC

SOLE MEMBER:

KEY ENERGY SERVICES, INC.

By:	/s/ Robert W. Drummond
Name:	Robert W. Drummond
Title:	President & Chief Executive Officer

MISR KEY ENERGY SERVICES, LLC

SOLE MEMBER:

KEY ENERGY SERVICES, INC.

By:	/s/ Robert W. Drummond
Name:	Robert W. Drummond
Title:	President & Chief Executive Officer

Soter Capital, LLC

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President & Treasurer

Goldman, Sachs, & Co., solely with respect to the Multi-Strategy Investing desk of the Americas Special Situations Group

By:	/s/ Daniel S. Oneglia
Name:	Daniel S. Oneglia
Title:	Authorized Signatory

Special Situations Investing Group, Inc.

By:	/s/ Daniel S. Oneglia
Name:	Daniel S. Oneglia
Title:	Authorized Signatory

Quantum Partners LP

By: QP GP LLC, its General Partner

By:	/s/ Thomas L. O’Grady
	Name:	Thomas L. O’Grady
	Title:	Attorney-in-Fact

QPB Holdings Ltd.

By:	/s/ Thomas L. O’Grady
	Name:	Thomas L. O’Grady
	Title:	Attorney-in-Fact

Silver Point Capital Fund, L.P.

By:	/s/ Brett Rodda
	Name:	Brett Rodda
	Title:	Authorized Signatory

Silver Point Capital Offshore Master Fund, L.P.

By:	/s/ Brett Rodda
	Name:	Brett Rodda
	Title:	Authorized Signatory

Contrarian Capital Senior Secured, L.P.

CCM Pension-B, L.L.C.

Contrarian Capital Fund I, L.P.

Contrarian Capital Trade Claims, L.P.

CCM Pension-A, L.L.C.

Contrarian Advantage-B, LP

Contrarian Opportunity Fund, L.P.

Contrarian Centre Street Partnership, L.P.

Contrarian Dome Du Gouter Master Fund, LP

By:	Contrarian Capital Management, L.L.C., on behalf of the foregoing affiliated entities and managed accounts

By:	/s/ Jon R. Bauer
Name:	Jon R. Bauer
Title:	Managing Member

Scoggin Capital Management II LLC
Scoggin International Fund Ltd

By:	Scoggin Management LP, its
Investment Manager

By:	/s/ Craig Effron
	Name:	Craig Effron
	Title:	Managing Partner

Scoggin Worldwide Fund Ltd.

By:	Old Bellow Partners LP, its
Investment Manager

By:	/s/ Craig Effron
	Name:	Craig Effron
	Title:	Managing Partner

Whitebox Asymmetric Partners, LP

Whitebox Relative Value Partners, LP

Whitebox Credit Partners, LP

Whitebox Special Opportunities Fund LP, Series O

Whitebox Multi-Strategy Partners, LP

Pandora Select Partners, LP

By:	Whitebox Advisors LLC, its Investment Manager

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer, Whitebox Advisors LLC

TAO FUND LLC, as a Supporting Term Lender

By:	/s/ David Stiepleman
Name:	David Stiepleman
Title:	Vice President

TPG SPECIALTY LENDING, INC, as a Supporting Term Lender

By:	/s/ Josh Easterly
Name:	Josh Easterly
Title:	Co-Chief Executive Officer

BLUEMOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P., as a Supporting Term Lender
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN LOGAN OPPORTUNITIES MASTER FUND L.P., as a Supporting Term Lender
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN SUMMIT TRADING L.P., as a Supporting Term Lender
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P., as a Supporting Term Lender
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND L.P., as a Supporting Term Lender
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLT 13 LLC, as a Supporting Term Lender

By:	/s/ Robert Healey
Name:	Robert Healey
Title:	Authorized Signatory

TENNENBAUM ENERGY OPPORTUNITIES CO., LLC

TENNENBAUM ENHANCED YIELD OPERATING I, LLC

TENNENBAUM SENIOR LOAN FUND

V, LLC

TENNENBAUM SENIOR LOAN

FUNDING III, LLC

TENNENBAUM SENIOR LOAN SPV,

LLC, as Supporting Term Lenders

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ David Adler
Name:	David Adler
Title:	Partner

SCHEDULE 1

HOLDINGS OF SUPPORTING CREDITORS

[Confidential – Advisors Eyes Only – to be redacted]

Supporting Creditor	Principal Amount of Term Loan	Principal Amount of Senior Notes

SCHEDULE 12

SPECIFIED DEFAULTS

With respect to the Senior Notes Forbearance:

1.	The Alleged Defaults, as applicable to the Senior Notes Indenture.

2.	Defaults or Events of Default (as such term is defined in the Senior Notes Indenture and the Term Loan Credit Agreement) arising solely from (i) the negotiation, execution, implementation or consummation of any Fundamental Implementation Agreement (including the PSA) or Definitive Restructuring Document, or any of the actions or transactions contemplated thereby, including the filing of the Chapter 11 Cases or (ii) any cross-default arising as a result of any Default or Event of Default under the ABL Facility caused by the negotiation, execution, implementation or consummation of any Fundamental Implementation Agreement (including the PSA) or Definitive Restructuring Document, or any of the actions or transactions contemplated thereby, including the filing of the Chapter 11 Cases.

3.	Failure to pay interest in accordance with the terms of the Senior Notes Indenture and any cross-default arising as a result of a Default or Event of Default under either the Term Loan Credit Agreement or the ABL Facility caused by the failure to pay interest in accordance with the terms of the Senior Notes Indenture.

With respect to the Term Loan Forbearance:

1.	The Alleged Defaults.

2.	Defaults or Events of Default (as such term is defined in the Term Loan Credit Agreement) arising solely from (i) (a) the negotiation, execution, implementation or consummation of any Fundamental Implementation Agreement (including the PSA) or Definitive Restructuring Document, or any of the actions or transactions contemplated thereby, including the filing of the Chapter 11 Cases or (b) the failure to pay interest in accordance with the terms of the Senior Notes Indenture; (ii) any cross-default arising as a result of any Default or Event of Default under the ABL Facility caused by (a) the negotiation, execution, implementation or consummation of any Fundamental Implementation Agreement (including the PSA) or Definitive Restructuring Document, or any of the actions or transactions contemplated thereby, including the filing of the Chapter 11 Cases or (b) the failure to pay interest in accordance with the terms of the Senior Notes Indenture.

3.	Failure to pay amortization payments under the Term Loan Credit Agreement after the Petition Date and any cross-default arising as a result of any Default or Event of Default under the ABL Facility caused by the failure to pay such amortization payments.

4.	Failure to pay default interest in accordance with the terms of the Term Loan Credit Agreement, other than to the extent required by the Cash Collateral Orders and any cross-default arising as a result of any Default or Event of Default under the ABL Facility caused by the failure to pay such default interest; it being understood and agreed that non-default interest and all other amounts due (other than prepayment premia with respect to the Forbearance Payment and the Term Loan Payment, post-petition amortization payments and default interest) under the Term Loan Credit Agreement will continue to be paid in accordance with the Cash Collateral Orders when due at all times prior to the Effective Date.

5.	From and after the date of any payment pursuant to the FCPA Resolution, (x) failure to satisfy the existing financial covenants contained in Section 10.3.2 of the Term Loan Credit Agreement, and (y) any cross-default arising from (a) a failure to satisfy the existing financial covenants contained in Section 10.3.3 of the ABL Facility and (b) any Default or Event of Default under Section 12.1(j) of the ABL Facility.

6.	From and after September 30, 2016, (x) failure to satisfy the existing financial covenant contained in Section 10.3.1 of the Term Loan Agreement, and (y) any cross-default arising from a failure to satisfy the existing financial covenants contained in Section 10.3.1 of the ABL Facility.

Exhibit A

Plan Term Sheet

[See separate attachment]

FINAL VERSION

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OF KEY ENERGY SERVICES, INC. OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS TERM SHEET IS AN ADMISSION OF FACT OR LIABILITY OR SHALL BE DEEMED BINDING ON ANY OF THE DEBTORS OR THE SUPPORTING CREDITORS.

KEY ENERGY SERVICES, INC., ET AL.

CHAPTER 11 PLAN TERM SHEET

This term sheet (the “Plan Term Sheet”) describes the material terms of a proposed “prepackaged” chapter 11 plan of reorganization for Key Energy Services, Inc., a Maryland corporation (“Key” or the “Company” and, as reorganized, “Reorganized Key”) and certain of its subsidiaries, under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”).

Capitalized terms used in the Plan Term Sheet shall, except as otherwise defined herein or where the context otherwise requires, have the meanings provided in the Plan Support Agreement (the “PSA”) by and among (i) the Debtors (defined below) and (ii) severally and not jointly each Holder (or investment advisor or manager thereof), on behalf of itself and each of its Affiliated Covered Holders that is a Holder of (A) Senior Notes listed on Schedule 1 to the PSA and party thereto (each, a “Supporting Noteholder”), and/or (B) Term Loans listed on Schedule 1 to the PSA and party thereto (each, a “Supporting Term Lender”; and together with the Supporting Noteholders, the “Supporting Creditors”). Each Debtor and each Supporting Creditor is referred to herein individually as a “Party”, and collectively as the “Parties”.

This Plan Term Sheet does not include a description of all the relevant terms and conditions of the restructuring contemplated herein.

Nothing herein constitutes a commitment to exchange any debt, lend funds to any of the Debtors, vote in a certain way or otherwise negotiate or engage in the transactions contemplated herein.

This Plan Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is intended to be entitled to the protections of Rule 408 of the Federal Rules of Evidence and all other applicable statutes or doctrines protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

SECTION 1: Transaction Overview

Debtors:[1]	Key Energy Services, Inc. (MD); Key Energy Services, LLC (TX); Key Energy Mexico, LLC (DE); Misr Key Energy Investments, LLC (DE); Misr Key Energy Services, LLC (DE); (collectively, the “Debtors”).

Non-Debtors:	KES Mexico Holding Company, LLC (DE); KES Global Holdings LLC (DE); Key International, LLC (MD); Key Energy Services Luxembourg I S.à.r.l. (Luxembourg); Key Energy Services Luxembourg II S.à.r.l. (Luxembourg); Key Energy Services do Brasil-Services Petroliferos Ltda. (Brazil); Key Energy Services de Mexico S. De R.L. De C.V. (Mexico); Recursos Omega, S. De R. L. De C.V. (Mexico); Canadian Key Energy Services ULC (Alberta); Advanced Measurements Inc. (Alberta); Key Energy Services Cyprus Ltd. (Cyprus); Geostream Services Group LLC (Russia); Geostream Drilling LLC (Russia); GK Drilling Tools Leasing Company Ltd (Cyprus); Enconco CJSC (Russia); Leader LLC (Russia); Key Cayman Ltd. 2 (Cayman Islands); Key Cayman Ltd. 1 (Cayman Islands); Wilayat Key Energy L.L.C. (Oman); Egypt Key Energy Services, LLC (Egypt) (collectively, the “Non-Debtors”).

Implementation of Restructuring:	The Parties intend that the Restructuring be implemented through the Chapter 11 Cases and a Plan, the terms and conditions of which are reflected in the Fundamental Implementation Agreements (including this

[1]	List of Debtors and Non-Debtors to be adjusted (i) to the extent necessary as a result of any Specified Asset Sales closed prior to the Petition Date and (ii) to cover (a) all parties to any executory contract or unexpired lease proposed to be rejected, and (b) all parties to any material contract with an ipso facto clause that could be terminated if not afforded protection of automatic stay.

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Plan Term Sheet), and, if not expressly specified therein, in a manner reasonably satisfactory to the Required Consenting Creditors and the Debtors.

The Plan shall contain a provision reflecting the Consensual Equity Exchange (defined below), which shall be included in the section of the Plan entitled “Implementation of the Plan.”

Current Capital Structure:

ABL Facility: No amounts are drawn; there are issued and outstanding letters of credit with an undrawn balance of $38,526,688, which letters of credit are set forth in further detail in Schedule 2 hereto.

Term Loan: $289,523,135 in principal plus accrued and unpaid interest, fees and any and all other amounts outstanding under the Term Loan, which amounts are set forth in further detail in Schedule 3 hereto.

Other Secured Debt: In addition to the above, the Debtors have secured debt obligations, including equipment liens (collectively, and excluding the ABL Facility and the Term Loan, the “Other Secured Claims”), that the Debtors shall represent and warrant to their knowledge after conducting commercially reasonable due diligence, do not exceed $1 million in the aggregate.

Senior Notes: $675,000,000 in principal plus accrued and unpaid interest, fees and any and all other amounts outstanding under the Senior Notes. The Senior Notes are unsecured obligations jointly and severally guaranteed by the Guarantors thereto.

Other General Unsecured Obligations: In addition to the above, the Debtors have third-party trade and other general unsecured obligations (collectively, the “General Unsecured Claims”), that the Debtors shall represent and warrant to their knowledge after conducting commercially reasonable due diligence, do not exceed $27.5 million in the aggregate (which amount does not

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include potential General Unsecured Claims arising from the Debtors’ post-petition rejection of executory contracts and unsecured leases, if any, or any accrued and unpaid professional fees).

Intercompany Claims: In addition to the above, the Debtors have trade claims and loans to and from other Debtors and certain of the Debtors direct and indirect wholly owned subsidiaries (collectively, the “Intercompany Claims”).

Common Equity: 160,851,304 shares of Key common stock were outstanding as of August 2, 2016.

Intercompany Interests: All other equity Interests in the Company’s Debtor subsidiaries (the “Intercompany Interests”).

SECTION 2: Treatment of Claims and Interests	For the avoidance of doubt, (i) the Debtors and the Required Consenting Creditors shall agree upon and stipulate to the amount of the Term Loan Claims and the amount of the Senior Notes Claims and (ii) the Debtors are expected to pay allowed Administrative Expense Claims and General Unsecured Claims (to the extent authorized by the Bankruptcy Court) in the ordinary course during the Chapter 11 Cases.

Administrative Expense Claims (including 503(b)(9) Claims):	On the later of (i) the date such amounts become due and owing in the ordinary course of business and (ii) the Plan Effective Date, each Holder of an allowed Administrative Expense Claim (including 503(b)(9) claims) shall receive, in full satisfaction of its Claim against a Debtor, payment in full in cash or treatment on such other less favorable terms as agreed between the Debtors, the Required Consenting Noteholders, and the Holder thereof.

Unclassified – Non-Voting

Priority Tax Claims:	Each Holder of an allowed Priority Tax Claim shall receive, in full satisfaction of its Claim, deferred cash payments over a period

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not longer than five (5) years after the Petition Date of a total value, as of the Plan Effective Date, equal to the allowed amount of such Claim, together with interest from and after the Plan Effective Date at the applicable rate under section 511 of the Bankruptcy Code, or treatment on such other less favorable terms as agreed between the Debtors, the Required Consenting Noteholders and the Holder thereof.

Unclassified – Non-Voting

Priority Non-Tax Claims:	On the Plan Effective Date, each Holder of a Priority Non-Tax Claim shall receive, in full satisfaction of its Claim, payment in full in cash or treatment on such other less favorable terms as agreed between the Debtors, the Required Consenting Noteholders and the Holder thereof.

Unimpaired – Deemed to Accept

Other Secured Claims:	On the Plan Effective Date, each Holder of an allowed Other Secured Claim shall receive, in full satisfaction of its Claim, one of the following treatments as agreed upon by the Debtors and the Required Consenting Creditors: (i) payment in full in cash; (ii) delivery of collateral securing any such claim and payment of any interest required to be paid under section 506(b) of the Bankruptcy Code; or (iii) treatment on such other less favorable terms as agreed between the Debtors, the Required Consenting Noteholders, and the Holder thereof.

Unimpaired – Deemed to Accept

ABL Facility:	On the Plan Effective Date (i) each lender under the ABL Facility shall receive, in full satisfaction of its allowed Claim (each an “ABL Claim”), payment in full in cash of any amounts due and owing under the ABL Facility, or treatment on such other less favorable terms as agreed between the Debtors, the Required Consenting Creditors and the Holder of such ABL Claim, and (ii) any letters of credit outstanding under the ABL Facility shall be cash collateralized,

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backstopped and/or replaced with new letters of credit under the new ABL facility (the “New ABL”) issued under the New ABL Agreement.

Unimpaired – Deemed to Accept

Term Loan:	On the Plan Effective Date, each Holder of Term Loans shall receive, in full satisfaction of its allowed Claim (each, a “Term Loan Claim”), (i) its pro rata share of a principal payment in cash, plus all accrued and unpaid interest (at the non-default rate) through the Plan Effective Date (the “Term Loan Payment”), but excluding any prepayment premium such that the outstanding principal amount of Term Loans on the Plan Effective Date shall be $250 million after giving effect to such payment[2] and (ii) its pro rata share of $250 million in principal amount of new term loans (the “New Term Loan”) issued under the New Term Loan Credit Agreement.

Impaired – Entitled to Vote

Senior Notes:	On the Plan Effective Date, the Senior Notes shall be cancelled and each Holder of Senior Notes shall receive, in full satisfaction of its allowed Claim (inclusive of accrued and unpaid interest) in respect of such Senior Notes, as applicable, (each, a “Senior Notes Claim”) such Holder’s pro rata share of 5,000,000 shares of common stock of Reorganized Key (the “Reorganized Key Common Stock”) (rounded up or down to the nearest whole share) (the “Senior Notes Exchange”). Reorganized Key Common Stock issued pursuant to the Senior Notes

[2]	Assumes a $10 million pre-Plan par principal prepayment by the Company in connection with the execution of the PSA. In addition, an amount will be paid on the Plan Effective Date as the Term Loan Payment such that the outstanding principal amount of the Term Loan on the Plan Effective Date is $250 million. None of the foregoing payments shall entitle the Term Loan Lenders to payment of any make-whole premium under the Term Loan Agreement.

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Exchange shall account for 100% of the issued and outstanding Reorganized Key Common Stock immediately prior to the issuance of any other shares of Reorganized Key Common Stock in connection with the Plan, as set forth herein and in any other Fundamental Implementation Agreement.

A schedule setting forth the number of shares, the price per share (if applicable) and the relative pro forma percentage of Reorganized Key Common Stock to be issued pursuant to the Plan, including the Rights Offering, Backstop Agreement and Incremental Liquidity Facility (as defined in the Backstop Agreement Term Sheet), is set forth on Schedule 4 hereto. In the event of any discrepancy between such amount of shares, price per share (if applicable), or pro forma percentage with respect thereto as listed in this Plan Term Sheet and on Schedule 4 hereto, Schedule 4 hereto shall control.[3]

In addition to the Senior Notes Exchange:

(a) Qualifying Noteholders (defined below) shall receive a preplan distribution of non-transferable subscription rights (the “Noteholder Rights”) to purchase (x) an aggregate of 4,447,811 shares of Rights Offering Stock (in aggregate equal to 95% of the shares of Rights Offering Stock to be issued in the Rights Offering) and (y) 95% of the shares issued pursuant to the Incremental Liquidity Facility (as defined and described in the Backstop Agreement Term Sheet), such Noteholder Rights to be allocated pro rata based on each Qualifying Noteholder’s Senior Notes Primary Pro Rata Allocation (defined below); and

[3]	Certain share amounts and prices depend upon the amount funded on account of the Incremental Liquidity Facility, if any. Detail regarding potential share issuances depending on the amount funded on account of the Incremental Liquidity Facility are set forth on Schedule 4 hereto.

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(b) Holders of Senior Notes Claims that are not Qualifying Noteholders (each a “Non-Qualifying Noteholder”) shall each receive, in lieu of the Noteholder Rights offered to Qualifying Noteholders in the Rights Offering, a cash distribution on the Plan Effective Date equal the product of (i) the resulting quotient of (x) the aggregate principal amount of Senior Notes Claims beneficially owned by such Non-Qualifying Noteholder divided by (y) the aggregate principal amount of Senior Notes Claims beneficially owned by all Non-Qualifying Noteholders, multiplied by (ii) $25,000 (such amount, with respect to each Non-Qualifying Noteholder, the “Noteholder Cash-Out Amount”); provided that in no event shall the Noteholder Cash-Out Amount received by any Non-Qualifying Noteholder exceed an amount equal to the product of (x) the aggregate principal amount of Senior Notes Claims beneficially owned by such Non-Qualifying Noteholder multiplied by (y) 5%.

Impaired – Entitled to Vote

General Unsecured Claims:	Each Holder of an allowed General Unsecured Claim shall receive, in full satisfaction of such Claim, (i) payment in full in the ordinary course of the Company’s business or (ii) such other less favorable treatment (a) as may be agreed upon by the Debtors, the Required Consenting Noteholders and the Holder thereof or (b) as may be required to allow such General Unsecured Claims to “ride through” the Chapter 11 Cases).

Unimpaired – Deemed to Accept

Intercompany Claims:	All Intercompany Claims between and among the Debtors and other Debtors or Non-Debtors shall be treated in a manner reasonably satisfactory to the Debtors and the Required Consenting Creditors.

TBD—Deemed to Accept or Deemed to Reject

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Intercompany Interests:	On the Plan Effective Date, all Intercompany Interests shall remain in place for purposes of convenience.

Unimpaired – Deemed to Accept

Existing Key Common Stock:	On the Plan Effective Date, all Existing Key Common Stock (defined below) will be cancelled and released and Holders of Existing Key Common Stock will receive the Equity Exchange Shares and Warrants (as defined below) in connection with the Plan in exchange for such Existing Key Common Stock and providing the releases set forth herein (Holders that do not provide such releases or do not refrain from taking certain actions during the Chapter 11 Cases shall not receive the Equity Exchange Share and Warrants), all as described in Consensual Equity Exchange below.

Impaired – Deemed to Reject

Other Key Equity Interests

On the Plan Effective Date, all Other Key Equity Interests shall be discharged, cancelled, released and extinguished and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and Holders of such Other Key Equity Interests shall not be entitled to participate in the Consensual Equity Exchange on account of such Interests.

“Other Key Equity Interests” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of Key other than Existing Key Common Stock, including (i) all issued, unissued, authorized, or outstanding shares or common stock, preferred stock, or other instruments, including restricted stock units, evidencing any fixed or contingent ownership interest in any Debtor together with any warrants, options, or contractual rights to purchase or acquire such equity securities at any time and all rights arising with respect thereto, as well as any partnership, limited liability company, or similar interest of any Debtor, as applicable, (ii) any claim, interest or other equity-related rights associated with any equity-related agreements (including without

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limitation any existing registration rights), and (iii) any Claim that is subordinated pursuant to section 510(b) of the Bankruptcy Code or any other applicable law; provided however, that Existing Key Common Stock and Intercompany Interests shall in no event be included within the definition, or class, of Other Key Equity Interests.

Impaired – Deemed to Reject

SECTION 3: New Financing Facilities

New ABL Agreement:	On the Plan Effective Date, Reorganized Key, as Borrower, and certain of the domestic reorganized Debtors, as Guarantors, shall enter into the New ABL Agreement.

New Term Loan Credit Agreement:	On the Plan Effective Date, Reorganized Key, as Borrower, and certain of the domestic reorganized Debtors, as Guarantors, shall enter into the New Term Loan Credit Agreement.

SECTION 4: Use of Cash Collateral	The Company shall seek, and the Supporting Creditors shall support, approval of an Interim Cash Collateral Order and a Final Cash Collateral Order on the terms set forth on Exhibit 2 hereto.

SECTION 5: Consensual Equity Exchange

Consensual Exchange of Existing Key Common Stock:	In connection with the settlement among the Parties embodied in the PSA and the Parties’ consensual pursuit of the Plan as a “prepackaged” chapter 11 plan of reorganization, the Senior Notes class, by voting to accept the Plan, shall be deemed to have consented to the delivery by the reorganized Debtors of the following consideration ((a) and (b) below)) out of their recovery to Holders of Existing Key Common Stock, in exchange for such Holders’ Existing Key Common Stock and

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for providing the releases set forth herein (such consensual exchange, the “Consensual Equity Exchange”):

(a) subject to the provision below regarding fractional shares and Warrants, each Holder of Existing Key Common Stock shall receive its Percentage Allocation (defined below) of warrants to be issued on the Plan Effective Date, or as soon thereafter as reasonably practicable, which shall be exercisable on the terms set forth in the Terms of Warrants attached as Exhibit 6 hereto (the “Warrants”); and

(b) subject to the following paragraph, each Holder of Existing Key Common Stock shall receive its Percentage Allocation of an aggregate of 543,927 shares of Reorganized Key Common Stock to be issued on the Plan Effective Date, or as soon thereafter as reasonably practicable (the “Equity Exchange Shares” and together with the Warrants, the “Equity Exchange Shares and Warrants”).

Any Holder of Existing Key Common Stock who would be entitled to no more than 0.5 Equity Exchange Shares and Warrants will receive no distribution. Such fractional shares and Warrants will be aggregated and reallocated on a pro rata basis to Holders of Existing Key Common Stock otherwise entitled to at least 0.5 Equity Exchange Shares and Warrants, after which all such Equity Exchange Shares and Warrants shall be rounded up or down to the nearest whole share with the result that no fractional Equity Exchange Shares and Warrants will be issued.

Each Holder of Existing Key Common Stock will also have the opportunity to elect to receive cash, to the extent funded by other such Holders (the “Cash-Out Election”), in lieu of both the Equity Exchange Shares and Warrants to be received under the

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Consensual Equity Exchange (such participant, a “Cash-Out Elector”).[4] In order to fund the Cash-Out Election, each Rights Offering Equity Holder will have the opportunity to subscribe as part of the Equity Interest Rights Offering (the “Cash-Out Subscription”), for all or a portion of the Equity Exchange Shares and Warrants subject to the Cash-Out Election (each subscribing Rights Offering Equity Holder, a “Cash-Out Investor”).

If fully funded pursuant to the Cash-Out Subscription, each Cash-Out Elector will receive from the Cash-Out Investors an amount of cash equal to (x) the number of Equity Exchange Shares it would otherwise have been entitled to receive, multiplied by (y) $18.76 per share of Equity Exchange Shares (such per share price, the “Per Share Cash-Out Price” and such cash amount, with respect to each Holder of Existing Key Common Stock that exercise the Cash-Out Election, the “Cash-Out Amount”); provided, that if the aggregate Cash-Out Amount required to purchase all Equity Exchange Shares and Warrants subject to Cash-Out Elections exceeds the aggregate amount of the Cash-Out Subscriptions, the Per Share Cash-Out Price shall be paid to Cash-Out Electors on a pro rata basis, and the Cash-Out Electors shall retain any remaining Equity Exchange Shares and Warrants for which they do not receive cash from the Cash-Out Election. For the avoidance of doubt, any Warrants issued in respect of Equity Exchange Shares submitted for sale in connection with the Cash-Out Election will be transferred to the extent such Cash-Out Election is honored, however no separate consideration will be paid for any such Warrants. Any Cash-Out Amounts shall be funded on the Plan Effective Date, or as soon as reasonably practicable thereafter.

[4]	The Plan may also provide for a mandatory cash-out of Holders of Key Common Stock that would otherwise receive de minimis Equity Exchange Shares and Warrants, any terms of which shall be reasonably satisfactory to the Debtors and the Required Consenting Creditors.

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In exchange for its payment of the Cash-Out Amount subscribed for in its Cash-Out Subscription, each participating Cash-Out Investor shall receive its proportionate number of the Equity Exchange Shares and Warrants that would otherwise have been distributed to the Cash-Out Electors.

In addition, as described further below in the sections entitled Prepetition Rights Offering and Equity Interest Rights Offering, Qualifying Equity Holders (as defined below) will receive “Equity Holder Rights” (together with the Noteholder Rights, the “Rights”) permitting such Holders:

(x) to participate in the Rights Offering;

(y) to the extent that such Qualifying Equity Holder subscribes for at least $25,000 worth of Rights Offering Common Stock and funds such commitment in full on or prior to the Rights Offering Expiration Date (each such Qualifying Equity Holder, a “Rights Offering Equity Holder”), to subscribe for a minimum of $10,000 worth of Incremental Liquidity Facility Shares on a pro rata basis across each tranche of the funding, up to the total of 5% of each tranche available to all Rights Offering Equity Holders; and

(z) to subscribe for Equity Exchange Shares and Warrants pursuant to the Cash-Out Subscription.

Each Rights Offering Equity Holder shall, as a condition to participating in the Rights Offering and the Incremental Liquidity Facility (and receiving the Consensual Equity Exchange) (each, a “Participating Equity Holder”), agree in writing pursuant to the Rights Offering Documents to grant the Releases and not to, among other things, (i) oppose the Plan, including any portion of the Plan pertaining to the treatment of the Term Loan Claims, treatment of the Senior Notes Claims or the Consensual Equity Exchange;

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(ii) seek, solicit, support, encourage or consent to, any restructuring or reorganization for any Debtor that is inconsistent with the Definitive Restructuring Documents and the Fundamental Implementation Agreements (including the PSA) in any respect; (iii) commence or support any action filed by any party in interest to appoint a trustee, conservator, receiver, or examiner for the Debtors, or to dismiss the Chapter 11 Cases, or to convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (iv) commence or support any action or proceeding to shorten or terminate the period during which only the Debtors may propose and/or seek confirmation of any plan of reorganization; or (v) otherwise support any plan, sale process or other transaction that is inconsistent with the Fundamental Implementation Agreements (including the PSA) or the Definitive Restructuring Documents.

In addition, any Holder of Existing Key Common Stock that does not grant the Releases or takes any of the actions listed in clauses (i) – (v) of the previous paragraph on or prior to the Plan Effective Date shall be disqualified from receiving the Consensual Equity Exchange.

“Equity Holder Record Date” means August 18, 2016.

“Existing Key Common Stock” means the aggregate number of vested and unvested (i) issued and outstanding shares of Key common stock and (ii) restricted stock units for Key common stock.

“Percentage Allocation” means (i) with respect to each Holder of Existing Key Common Stock for purposes of determining the allocation of Equity Exchange Shares and Warrants, the percentage equal to the quotient of (x) the number of shares of Existing Key Common Stock beneficially owned by such Holder divided by (y) the

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aggregate number of shares of Existing Key Common Stock, and (ii) with respect to Qualifying Equity Holders for purposes of determining Equity Holder Rights, the percentage equal to the quotient of (x) the number of Record Date Shares owned by such Qualifying Equity Holder divided by (y) the aggregate number of Record Date Shares owned by all Qualifying Equity Holders.

“Record Date Shares” means Existing Key Common Stock as of the Equity Holder Record Date.

For the avoidance of doubt, the Plan and the Disclosure Statement will clarify that each of the Existing Key Common Stock class and the Other Key Equity Interests class is deemed to reject the Plan, and is therefore not entitled to vote, because such class is receiving no recovery pursuant to the Plan; the Plan shall be deemed to be a “cramdown” plan under Section 1129(b) of the Bankruptcy Code with respect to each of the Existing Key Common Stock class and the Other Key Equity Interests class. In no event shall the aggregate amount of consideration provided to Holders of Existing Key Common Stock exceed the consideration provided for such Holders pursuant to the Equity Holder Rights and Consensual Equity Exchange described herein.

SECTION 6: [Intentionally Omitted]

SECTION 7: Prepetition Rights Offering[5]	The Company shall launch the Senior Notes Rights Offering (defined below) as to Qualifying Noteholders and the Equity

[5]	Participants in the Rights Offering will also be entitled to subscribe for Incremental Liquidity Facility Shares, as described herein, and in the case of the Rights Offering Equity Holders, will also be entitled to subscribe for shares and Warrants under the Cash-Out Subscription, as described above.

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Interest Rights Offering (defined below) as to Qualifying Equity Holders (defined below) (the Senior Notes Rights Offering and the Equity Interest Rights Offering, together, the “Rights Offering”) to sell an aggregate of 4,681,906 shares of Reorganized Key Common Stock to be issued and sold by Reorganized Key on the Plan Effective Date, or as soon thereafter as reasonably practicable (the “Rights Offering Stock”) at a price per share (the “Rights Offering Per Share Price”) equal to $18.16, for aggregate gross proceeds of $85,000,000 (the “Rights Offering Amount”). The applicable Rights Offering Documents shall include the option for (i) Rights Offering Noteholders (as defined below) to subscribe under the Incremental Liquidity Facility as described below, and (ii) Rights Offering Equity Holders to subscribe under the Incremental Liquidity Facility and the Cash-Out Subscription. Participation in the Incremental Liquidity Facility will be conditioned upon a subscriber irrevocably subscribing for a pro rata portion of each tranche of the facility, to the extent of such subscriber’s elected level of subscription.

The Senior Notes Rights Offering shall commence concurrently with the commencement of the solicitation of votes on the Plan (the “Notes Rights Offering Commencement Date”) and expire at 5:00 p.m. (Eastern Time) on the date that is twenty (20) Business Days after the Notes Rights Offering Commencement Date (the “Rights Offering Expiration Date”).

The Equity Interest Rights Offering is expected, but not required, to commence prior to the Notes Rights Offering Commencement Date through an initial inquiry to Holders of Existing Key Common Stock for verified information demonstrating that interested Holders may be Qualifying Equity Holders as of the Equity Holder Record Date. In order to participate in the Equity Interest Rights Offering, Holders of

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Existing Key Common Stock must provide sufficient verification of their status as Qualifying Equity Holders, as well as their number of Record Date Shares. The Equity Interest Rights Offering is expected to expire as of the Rights Offering Expiration Date.

Each Qualifying Noteholder and each Qualifying Equity Holder shall be qualified to participate in the Rights Offering as described below.

The Rights shall be non-transferrable (other than as required or permitted pursuant to the Backstop Agreement).

As set forth in the Backstop Agreement Term Sheet, 100% of the Rights Offering Amount plus 100% of the Incremental Liquidity Facility will be backstopped by the Backstop Participants.

The Rights Offering and any participation in the Incremental Liquidity Facility (other than with respect to the Backstop Participants who will fund pursuant to the terms of the Backstop Agreement) must be funded in full on or before the Rights Offering Expiration Date. Subscriptions under the Rights Offering, Incremental Liquidity Facility and the Cash-Out Subscription are irrevocable.

Any Rights Offering or other Backstop Agreement commitments funded by the Backstop Participants shall be funded in accordance with the Backstop Agreement. Any amounts funded by Qualifying Noteholders and Rights Offering Equity Holders pursuant to the Rights Offering, Incremental Liquidity Facility or Cash-Out Subscription that are not consummated pursuant to the terms of the Plan shall be returned promptly, with interest (if any), upon such failure to consummate the Rights Offering, Incremental Liquidity Facility or Cash-Out Subscription, as applicable.

Senior Notes Rights Offering:	On the Notes Rights Offering Commencement Date, as part of the Rights Offering, the Qualifying Noteholders shall be

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offered Noteholder Rights (such offer, the “Senior Notes Rights Offering”) to purchase an aggregate of up to 4,447,811 shares of Rights Offering Stock (the “Aggregate Noteholder Primary Shares”); provided that each Qualifying Noteholder must, among other things, agree to purchase at least $1,000 worth of Rights Offering Stock (such Qualifying Noteholder, a “Rights Offering Noteholder”) in order to properly subscribe pursuant to the Rights Offering and to be eligible to participate on a pro rata basis in the Incremental Liquidity Facility, as described in the Backstop Agreement Term Sheet.

Each Qualifying Noteholder shall be entitled to exercise Noteholder Rights to subscribe for up to the number of Aggregate Noteholder Primary Shares (rounded up or down to the nearest whole share in the discretion of the Company so that the number of shares issued equals 4,447,811) equal to the product of (a) the resulting quotient of (x) the aggregate principal amount of Senior Notes Claims beneficially owned by such Qualifying Noteholder as of the Senior Notes Record Date divided by (y) the aggregate principal amount of all Senior Notes Claims as of the Senior Notes Record Date (such number, with respect to each Qualifying Noteholder, the “Senior Notes Primary Pro Rata Allocation”), multiplied by (b) 4,447,811 (such number of shares, with respect to each Qualifying Noteholder, the “Noteholder Primary Shares”). Participation in the Incremental Liquidity Facility shall be conducted on substantially the same terms as the foregoing; provided that in order to participate in the Incremental Liquidity Facility, a subscriber must (i) exercise its Noteholder Rights with respect to the Rights Offering in full and (ii) irrevocably subscribe for a pro rata portion of each tranche of the Incremental Liquidity Facility, to the extent of such subscriber’s elected level of subscription.

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“Qualifying Noteholder” means a Holder of Senior Notes Claims as of the Senior Notes Record Date that (a) is an accredited investor (as defined by Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”)) (an “AI”) and (b) whose Senior Notes Primary Pro Rata Allocation entitles such Holder to sufficient Noteholder Rights necessary to subscribe for a minimum of $1,000 worth of Rights Offering Stock.

“Senior Notes Record Date” means, for purposes of determining eligibility of a Holder of Senior Notes Claims to receive Noteholder Rights to participate in the Senior Notes Rights Offering and Incremental Liquidity Facility, the date that is five (5) business days prior to the Notes Rights Offering Commencement Date.

Equity Interest Rights Offering:

As part of the Rights Offering, Qualifying Equity Holders shall be offered Equity Holder Rights to purchase up to 100% of an aggregate of up to 234,095 shares of Rights Offering Stock (in aggregate equal to 5% of the shares of Rights Offering Stock to be issued in the Rights Offering) (each, an “Equity Holder Primary Share” and, collectively, the “Aggregate Equity Holder Primary Shares”) (such offer, the “Equity Interest Rights Offering”), as well as the option to subscribe for up to 5% of the Incremental Liquidity Facility, if necessary, and the Cash-Out Subscription, as described above.

Each Qualifying Equity Holder shall be eligible to exercise Equity Holder Rights to acquire all or a portion of the Aggregate Equity Holder Primary Shares; provided that each Qualifying Equity Holder must agree, among other things, to purchase at least $25,000 worth of Rights Offering Stock in order to participate. In the event the Rights Offering Equity Holders in the aggregate exercise Equity Holder Rights for more than 100% of the Aggregate Equity Holder Primary Shares, the number of shares of Rights Offering Stock to be allocated to each

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subscribing Qualifying Equity Holder shall be adjusted proportionate to their respective Percentage Allocations, so that the total number of shares of Rights Offering Stock allocated to subscribing Qualifying Equity Holders equals the number of Aggregate Equity Holder Primary Shares.

Participation in the Incremental Liquidity Facility shall be conducted on substantially the same terms as the foregoing; provided, that in order to properly subscribe for Incremental Liquidity Facility Shares, a Rights Offering Equity Holder must subscribe for at least $25,000 of Equity Holder Primary Shares and (ii) irrevocably subscribe for a pro rata portion of each potential tranche of the Incremental Liquidity Facility, to the extent of such subscriber’s elected level of subscription; provided, further, that each such Holder must subscribe for at least $10,000 of Incremental Liquidity Facility Shares in order to properly subscribe and any subscription for a larger relative percentage of Incremental Liquidity Facility Shares than Rights Offering Common Stock subscribed for in the Equity Holder Rights Offering will not be honored.[6]

“Qualifying Equity Holder” means a beneficial owner of Record Date Shares that has certified to the Company that it is an AI (which certification shall be verified by the Company).

Use of Rights Offering Proceeds and Incremental Liquidity Facility:	The proceeds from the Rights Offering (and any amounts funded under the Incremental

[6]	By way of example, assuming an Incremental Liquidity Facility of $10 million, a Rights Offering Equity Holder subscribing for $100,000 worth of Equity Holder Primary Shares will be limited to subscribing for $11,764.71 worth of Incremental Liquidity Shares (the resulting quotient of (a) (i) $100,000 divided by (ii) $4.25 million total amount of Equity Interest Rights Offering, multiplied by (b) (i) $500,000 total amount of Incremental Liquidity Facility available to Rights Offering Equity Holders). For the avoidance of doubt, in the event of oversubscription, the number of shares of Equity Holder Primary Shares and Incremental Liquidity Facility Shares to be allocated to each subscribing Rights Offering Equity Holder shall be adjusted proportionate to their respective Percentage Allocations.

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Liquidity Facility) shall be used for the Term Loan Payment, and the remainder shall be used for general corporate purposes, including to pay administrative expenses and Claims under the Plan, including all professional fees.

SECTION 8: Release and Related Provisions
Exculpations:	To the fullest extent permitted by applicable law, the Plan shall provide that (a) each Debtor, (b) each Supporting Creditor, (c) each Backstop Participant, and (d) each of their respective current and former officers and directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, members, managers, equity holders, general or limited partners, controlling persons, Affiliates, parents, subsidiaries, predecessors, successors, heirs, executors and assigns, employees, agents and other representatives (each, an “Exculpated Party”) shall not have or incur any liability, Claims, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, in tort, law, equity, or otherwise (each, a “Cause of Action”) related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the Fundamental Implementation Agreements or Definitive Restructuring Document, or any of the transactions contemplated thereby, any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal

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opinion) created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of confirmation and consummation of the Plan, the administration and implementation of the Plan, including the issuance of any securities pursuant to or in connection with the Plan (including the securities issued pursuant to the Rights Offering and the Backstop Agreement), or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Releases:	To the fullest extent permitted by applicable law, the Plan shall include a full mutual release from liability in favor of each Debtor, each Supporting Creditor, each Backstop Participant, each Participating Equity Holder, and all of their respective current and former officers and directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, members, managers, equity holders, general or limited partners, controlling persons, Affiliates, parents, subsidiaries, predecessors, successors, heirs, executors and assigns, employees, agents and other representatives (the “Released Parties”), from any claims and Causes of Action related to or in connection with the

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Company and its subsidiaries, arising on or prior to the Plan Effective Date, including, for the avoidance of doubt, any actions taken in connection with the Alleged Defaults, including the negotiation and consummation of the Forbearance Agreement and amendments thereto and any reappraisal of assets pursuant to section 10.1.2(m) of the Term Loan Credit Agreement (collectively, the “Releases”); provided, however, that no Party shall be released from any claim or Cause of Action (other than with respect to any actions taken in connection with the Alleged Defaults, including the negotiation and consummation of the Forbearance Agreement and amendments thereto and any reappraisal of assets pursuant to section 10.1.2(m) of the Term Loan Credit Agreement) that was a result of such Party’s gross negligence, willful misconduct, or bad faith, as determined by a Final order of a court of competent jurisdiction. Notwithstanding anything contained herein to the contrary, the Releases shall not release any (a) post-Plan Effective Date obligations of any party under (x) the Plan or (y) any document, instrument or agreement (including those set forth in the Plan Supplement) implementing the Plan or (b) continuing contractual obligation owed by any Released Party to or for the benefit of any Debtor or Reorganized Debtor.

Director and Officer Indemnification:

Any obligations of the Debtors pursuant to their organizational documents to indemnify current and former officers, directors, agents, and/or employees shall not be discharged or impaired by confirmation of the Plan.

Director and officer insurance will continue in place for the directors and officers of all of the Debtors during these Chapter 11 Cases on existing or comparable terms.

After the Plan Effective Date, the reorganized Debtors shall acquire a standard tail policy covering any director and officer at any time prior to the Plan Effective Date

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in at least the scope and amount as currently maintained by the Debtors for six years after the Plan Effective Date. Such directors and officers shall be exculpated and indemnified by the Debtors and reorganized Debtors to the extent of such insurance.

Discharge:	A full and complete discharge shall be provided in the Plan.

Injunction:	Ordinary and customary injunction provisions shall be included in the Plan.

SECTION 9: Other Implementation Provisions
Corporate Structure; Vesting of Assets; Business Plan:

After consummation of the Restructuring, subject to any divestitures in connection with Specified Asset Sales, all of the assets of the Debtors as of the Plan Effective Date shall be owned by the reorganized Debtors and their wholly owned subsidiaries; provided that, at any time prior to the Plan Effective Date, the Required Consenting Creditors may elect, with the prior written consent of the Debtors (which consent shall not be unreasonably withheld, conditioned or delayed) and to the extent permitted by applicable law, to amend the Plan to provide for the liquidation of certain Debtor holding companies whose sole assets are subsidiaries organized and located outside of the United States.

The Required Consenting Noteholders may, at their option, review and analyze the proposed tax and corporate structure of the reorganized Debtors for tax and corporate efficiencies as part of the Restructuring and the Plan will contain such provisions reasonably acceptable to the Required Consenting Noteholders and the Debtors to ensure such tax and corporate efficiencies. The Debtors shall work with the Required Consenting Noteholders to structure the Restructuring and the transactions contemplated herein to the extent practicable in a tax-efficient and cost-effective manner, as determined by the Required Consenting Noteholders in their reasonable discretion,

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and in consultation with the Supporting Term Lenders. Tax-efficient structuring shall include structuring to avoid recognition of gains and to recognize losses (to the extent possible). The proposed tax structure for the reorganized Debtors shall be finalized prior to the Petition Date.

The Debtors’ management shall work with the Supporting Noteholders (and their advisors) that remain subject to a nondisclosure agreement to determine and finalize the Company’s long term business plan, which shall be finalized prior to the Petition Date and shall be determined in consultation with the Supporting Term Lenders (and their advisors) to the extent also subject to a nondisclosure agreement. After the Petition Date, to the extent requested by the Required Consenting Noteholders or the Required Consenting Term Lenders, the Debtors’ management team and operational advisors will host weekly calls with a Supporting Noteholder that is both designated by the Required Consenting Noteholders and that is subject to a nondisclosure agreement to provide updates with regard to the business and any developments.

From the date of execution of the PSA through consummation of the Plan, the Company shall inform Cleary Gottlieb Steen & Hamilton LLP, Sullivan & Cromwell LLP, and Houlihan Lokey, Inc., as advisors of the Supporting Noteholders, and Davis Polk & Wardwell LLP and Evercore Group LLC, as advisors to the Supporting Term Lenders, prior to entry into any new material contracts, other than agreements with customers in the ordinary course of business, and shall consult with, and obtain the consent of, the Required Consenting Noteholders (provided that to the extent any such contract is subject to a customary nondisclosure agreement with the Company, the “Required Consenting Noteholders” threshold with respect to approval of such contract shall be

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calculated without including in the numerator or the denominator Senior Notes held by any Supporting Noteholder that is not party to and declines to enter into such nondisclosure agreement); provided, however, that (i) the Company shall consult with, but need not obtain any further approval of, the Required Consenting Noteholders with respect to any contracts previously disclosed and agreed to in writing by the Required Consenting Noteholders, and (ii) the consent of Required Consenting Noteholders as to any material contracts related to Specified Asset Sales shall not be unreasonably withheld, conditioned or delayed. In any event, the Company will inform the Supporting Creditors and the Supporting Creditor Advisors that remain under a nondisclosure agreement and their respective advisors concurrently with or promptly after entry into any new material contracts.

Reincorporation:	Reorganized Key shall be reincorporated in Delaware.

Reorganized Key Corporate Governance Documents:

On the Plan Effective Date the existing Key corporate charter and bylaws shall be automatically terminated and cancelled.

The Plan shall provide for the execution and filing, on the Plan Effective Date, of the New Key Constituent Documents consistent with the Corporate Governance Term Sheet.

The Plan Supplement shall identify the initial board of directors of Reorganized Key consistent with the Corporate Governance Term Sheet.

Investor Rights Agreement:	The Plan shall provide for the execution, on the Plan Effective Date, of the Investor Rights Agreement consistent with the Corporate Governance Term Sheet.

Corporate Advisory Services Agreement:	On the Plan Effective Date, Reorganized Key shall enter into a corporate advisory services agreement with Platinum Equity Advisors, LLC, or an Affiliate, in the form attached as Exhibit 5 hereto (the “Corporate Advisory Services Agreement”).

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Management Incentive Plan:	The Plan shall provide for the New MIP to be implemented on or following the Plan Effective Date.

Employment Matters:	All existing employment, retention and change of control agreements shall be assumed by the Debtors and “ride through” the Chapter 11 Cases (the “Assumed Employee Agreements”), and any future cash payments or distributions contemplated thereunder shall (to the extent not paid in the ordinary course during the Chapter 11 Cases) remain outstanding and payable in full in cash by Reorganized Key after the Plan Effective Date; provided, that any provisions in such Assumed Employee Agreements that provide rights to purchase or receive Existing Key Common Stock (including, without limitation, vested and unvested (i) restricted stock and (ii) restricted stock units) shall be given effect for purposes of the Equity Interest Rights Offering and Consensual Equity Exchange under the Plan (and will be null and void and have no effect with respect to Reorganized Key Common Stock after the Plan Effective Date). For the avoidance of doubt, if any Assumed Employee Agreement contains a provision or provisions allowing the Company to convert a cash payment or distribution into equity, such provision(s) shall be null and void as to such conversion feature, and any future cash payments or distributions will be paid in cash by Reorganized Key after the Plan Effective Date in accordance with the foregoing sentence. Cash obligations of the Reorganized Debtors on and after the Plan Effective Date pursuant to the prior two sentences shall not exceed a maximum of $8.75 million of which approximately (x) $4.6 million relates to retention payments approved by the Board as set forth on a schedule delivered to counsel to the Supporting Noteholders; (y) $3.4 million relates to current contractual severance

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obligations as set forth on a schedule delivered to counsel to the Supporting Noteholders; and (z) up to $750,000 relates to retention or separation-related payments that may become due on or after the Plan Effective Date as a result of future events as disclosed to counsel for the Consenting Noteholders; provided however that the $8.75 million cap on cash obligations shall exclude (a) any obligations in the nature of wages, expense reimbursements, or other non-incentive based amounts or benefits; and (b) any other obligations that may become due as a result of a termination under the terms of contractual obligations in place as of the date of the PSA, whether or not following a change of control, up to a maximum amount of $11.75 million. Subject to the terms set forth in this paragraph, all equity components of any existing incentive plans will be cancelled, any cash components of such plans will be honored by Reorganized Key, and Reorganized Key shall have no obligation to provide equity-based compensation to employees except as may be provided pursuant to the New MIP. Any individual severance obligation as to former employees terminated prior to the Plan Effective Date will be resolved in a manner satisfactory to the Required Consenting Noteholders and the Debtors, other than individual severance obligations for less than one year’s salary and for less than $500,000 in the aggregate for all severance obligations, which may be resolved by the Debtors in consultation with the Required Consenting Noteholders.

Decisions with respect to amounts to be paid to employees on account of the 2016 annual cash incentive plan generally available to the Debtors’ employees (the “2016 PIP”) will be made following the Plan Effective Date at the discretion of the Board of Reorganized Key. The maximum amount payable under the 2016 PIP shall not exceed $10.3 million.

Executory Contracts and Unexpired Leases:	All executory contracts and unexpired leases, except as set forth in the Plan Supplement to be agreed by the Debtors and Required Consenting Noteholders, shall be deemed assumed. The Debtors and the Required Consenting Noteholders shall consult with each other to determine which, if any,

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executory contracts or unexpired leases should be included for rejection. The Debtors shall not reject any material contract without the prior written consent of the Required Consenting Noteholders.

Certain Closing and Other Conditions to Confirmation and Effectiveness:

The Plan shall be subject to usual and customary conditions to confirmation and effectiveness (as applicable), as well as such other conditions that are reasonably satisfactory to and agreed upon by the Debtors and the Required Consenting Creditors, including, but not limited to, the following:

(a) The Bankruptcy Court shall have entered a Final order, which may be the Confirmation Order, in form and substance reasonably satisfactory to the Required Consenting Creditors and the Debtors approving the Disclosure Statement as containing “adequate information” within the meaning of section 1125 of the Bankruptcy Code;

(b) The Plan and all documents contained in the Plan Supplement, including any exhibits, schedules, amendments, modifications or supplements thereto, all other Definitive Restructuring Documents and the Backstop Agreement, shall have been negotiated, executed, delivered and filed with the Bankruptcy Court or other applicable government authority in substantially final form consistent with the terms and conditions described in this Plan Term Sheet, the Definitive Restructuring Documents or the PSA, as applicable;

(c) The Bankruptcy Court shall have entered the Confirmation Order confirming the Plan on terms consistent with this Plan Term Sheet, the Definitive Restructuring Documents, and the PSA, as applicable, and otherwise reasonably satisfactory to the Required Consenting Creditors and the Debtors, on or before the applicable date set forth on the Restructuring Timeline, unless otherwise agreed by the Debtors and the Required Consenting Creditors in a manner consistent with the PSA, and the Confirmation Order shall be a Final order;

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(d) The PSA Assumption Order shall have been entered, shall not have been terminated, reversed or vacated, and shall be in full force and effect;

(e) All governmental and material third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, shall have been made or received, including approval under applicable Antitrust Laws;

(f) From and after the Petition Date, the Debtors shall not have commenced an insolvency (or similar) proceeding in any foreign jurisdiction without the consent of the Required Consenting Creditors;

(g) The reasonable and documented professional fees and expenses of the Supporting Creditor Advisors incurred prior to the Petition Date and thereafter shall have been paid in full by the Debtors on or prior to the Plan Effective Date;

(h) The Backstop Agreement shall not have been validly terminated;

(i) The Company shall have complied with the FCPA Resolution, including having timely paid all amounts required to be paid thereunder and completed all other acts required to be completed by the Company thereunder, and the FCPA Resolution shall be in full force and effect;

(j) The New Term Loan Credit Agreement and New ABL Agreement shall have gone effective;

(k) The Company shall (x) have timely complied with all reporting obligations under applicable securities laws (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC, (y) not have become a delinquent filer (giving effect to any extensions granted pursuant to the filing

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of a Form 12b-25 with the SEC), and (z) in cooperation with counsel to the Required Consenting Noteholders, have used commercially reasonable efforts to obtain a listing on the New York Stock Exchange (“NYSE”) or NASDAQ Global Select Market (“NASDAQ”) as promptly as possible following the Plan Effective Date; and

(l) The Backstop Agreement Closing Conditions (as defined in the Backstop Agreement Term Sheet) shall have been satisfied or waived pursuant to the terms of the Backstop Agreement on or before the Plan Effective Date and the proceeds from the Rights Offering and the Incremental Liquidity Facility, if any, and all amounts funded pursuant to the Backstop Agreement shall have been released to the Company from the escrow account pursuant to the terms of the Rights Offering Documents and the Backstop Agreement.

Rights Offering Backstop:	As set forth in the Backstop Agreement Term Sheet, the Debtors and the Supporting Noteholders shall, consistent with Section 3 of the PSA, negotiate, execute and deliver the Backstop Agreement (each such Supporting Noteholder, a “Backstop Participant”).

Reservation of Rights:

Nothing herein shall be deemed an admission of any kind.

If the Restructuring is not consummated for any reason, the Debtors and the Supporting Creditors fully reserve any and all of their respective rights.

No Registration Under the Securities Act:	The offer, issuance and distribution of the Reorganized Key Common Stock pursuant to the Plan and the Consensual Equity Exchange transactions contemplated by the PSA, this Plan Term Sheet and the Backstop Agreement, will be exempt from registration under the Securities Act pursuant to any available exception or exemption, including but not limited to section 1145 of the Bankruptcy Code.

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Governing Law and Forum; Venue for Filing:	The governing law for all applicable documentation shall be New York law. The Debtors shall file for chapter 11 in the District of Delaware.

Retention of Jurisdiction:	The Plan will provide for the retention of jurisdiction by the Bankruptcy Court for usual and customary matters.

Restructuring Timeline:	It is anticipated that the Restructuring described herein will take place in accordance with the timeline set forth in the Restructuring Timeline.

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Schedule 1

Restructuring Timeline

No later than 11:59 p.m. (Eastern Time) on:

1.	October 3, 2016:	Execute Backstop Agreement.

2.	October 4, 2016:	Commence Solicitation of Plan and Rights Offering.

3.	November 4, 2016:	Solicitation of Plan and Rights Offering expires.

4.	November 8, 2016:	Petition Date and filing of Solicitation Materials.

5.	Petition Date + 3 days:	Hearing to approve ‘first day’ motions.

6.	Petition Date + 5 Business Days:	Interim Cash Collateral Order entered.

7.	Petition Date + 40 days:	Final Cash Collateral Order entered.

8.	Scheduled for no later than sixty (60) days after the Petition Date but must be concluded no later than sixty-five (65) days after the Petition Date:	Confirmation Hearing to approve Plan, Disclosure Statement, Solicitation procedures.

9.	Must be entered no later than five (5) Business Days after conclusion of the Confirmation Hearing:	PSA Assumption Order, Backstop Order and Confirmation Order entered.

10.	As promptly as possible after entry of the Confirmation Order but not later than ninety (90) days after the Petition Date:	Plan Effective Date.

Schedule 2

ABL Facility Detail

Schedule 2: ABL Facility Detail

Beneficiary	Letters of Credit Amount
Ace Insurance	$28,488,900
Highland Insurance	150,000
Liberty Mutual Insurance	9,643,788
Bond Safeguard Insurance Company	244,000

Total	$38,526,688

Schedule 3

Term Loan Facility Detail

Schedule 3: Term Loan Facility Detail

Assumptions
Beginning Term Loan Balance Date	7/1/2016
Interest Payment	7/6/2016
PSA Date	8/24/2016
Filing Date	10/2/2016
Effective Date	1/2/2017
Term Loan Interest Rate	10.250%

Term Loan Balance
Beginning Term Loan Balance (07/01/16)	$299,523,135
PSA Paydown (08/25/16) (1)	(9,859,637)

Term Loan Balance (08/25/16)	289,663,498

Amortization Payment (09/30/16)	(787,500)

Term Loan Balance at Filing (10/02/16)	288,875,998

Effective Date Paydown (01/02/17)	(38,875,998)

Term Loan Balance at Effective Date (01/02/17)	$250,000,000

(1)	Accrued interest of $140,363 on the $10 million of principal will be paid at the time of the PSA signing.

Initial Rights Offering

($ in millions)

Pro Forma Equity Value
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Rights Offering	35

Equity Value Post Rights Offering	$235
Less: Rights Offering New Money	(85)

Pre-Rights Offering Equity Value	$150

Rights Offering Calculation
(A) Rights Offering Size	$85

Pre-Rights Offering Equity Value	$150
Rights Offering Discount	25.0%
(B) Discounted Pre-Money Equity Value	$113

% Equity to Rights Offering Parties (A ÷ (A + B))	43.0%

Percentage Put Premium (% of Pro Forma Equity)	6.0%

Total Equity to Rights Offering and Percentage Put Premium Parties	49.0%

Plan Value Price Per Share
Pre-Rights Offering Equity Value	$150
Shares Outstanding Before Rights Offering (incl. percentage put premium)	6.2
$ Per Share	$24.21

Rights Offering Price Per Share
Rights Offering Money Invested	$85
Rights Offering Shares Issued (not incl. percentage put premium)	4.7
$ Per Share	$18.16
Memo: Discount to Plan Value Per Share	25.0%

Incremental Liquidity Shares - No Tranches of Incremental Liquidity Shares Funded

($ in millions)

Pro Forma Equity Value - Pre-Incremental Liquidity Shares
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Incremental Liquidity Shares Investment	35

Transaction Equity Value	$235
Less: Incremental Liquidity Shares New Money	—

Pre-Incremental Liquidity Shares Equity Value	$235

Incremental Liquidity Shares Calculation - Tranche 1
Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares 1 Discount	—

Discounted Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares 1 New Money	—
Incremental Liquidity Shares 2 New Money - Undiscounted	—
Incremental Liquidity Shares 3 New Money - Undiscounted	—

Pro Forma Equity Value	$235

Equity to Incremental Liquidity Shares 1	—

Incremental Liquidity Shares Calculation - Tranche 2
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 2 New Money	—
Incremental Liquidity Shares 1 New Money - Undiscounted	—
Incremental Liquidity Shares 3 New Money - Undiscounted	—

Pro Forma Equity Value	235

Equity to Incremental Liquidity Shares 2	—

Incremental Liquidity Shares Calculation - Tranche 3
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 3 New Money	—
Incremental Liquidity Shares 1 New Money - Undiscounted	—
Incremental Liquidity Shares 2 New Money - Undiscounted	—

Pro Forma Equity Value	$235

Equity to Incremental Liquidity Shares 3	—

Total Equity to Incremental Liquidity Shares	—

Dollar Put Premium	6.0%
Total Incremental Liquidity Facility Commitment	$25.0
Dollar Put Premium ($)	1.5
Dollar Put Premium (%)	0.6%

Total Equity to Incremental Liquidity Shares and Dollar Put Premium Parties	0.6%

Price Per Share Pre-Incremental Liquidity Shares
Equity Value Post-Rights Offering	$235
Total Shares Post-Rights Offering	10.9
Increase in Percentage Put Premium and Dollar Put Premium	0.1
$ Per Share	$21.46

Incremental Liquidity Shares Tranche 1 - Price Per Share
Incremental Liquidity Shares Tranche 1 Money Invested	—
Incremental Liquidity Shares Tranche 1 Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Incremental Liquidity Shares Tranche 2 - Price Per Share
Incremental Liquidity Shares Tranche 2 Money Invested	—
Incremental Liquidity Shares Tranche 2 Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Incremental Liquidity Shares Tranche 3 - Price Per Share
Incremental Liquidity Shares Tranche 3 Money Invested	—
Incremental Liquidity Shares Tranche 3 Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Schedule 4

Schedule of Reorganized Key Common Stock

Schedule 4: Reorganized Key Common Stock - No Tranches of Incremental Liquidity Shares Funded

	After Rights Offering		After Incremental Liquidity Shares		After Exercise of 4-Year Warrants		After Exercise of 5-Year Warrants
	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total
Notes Ownership
Senior Notes Exchange	5,000,000	46.0%	5,000,000	45.6%	5,000,000	43.3%	5,000,000	41.1%
Rights Offering	4,447,811	40.9%	4,447,811	40.6%	4,447,811	38.5%	4,447,811	36.6%
Percentage Put Premium	652,713	6.0%	657,175	6.0%	657,175	5.7%	657,175	5.4%
Dollar Put Premium	—	—	69,912	0.6%	69,912	0.6%	69,912	0.6%
Incremental Liquidity Shares - Tranche 1	—	—	—	—	—	—	—	—
Incremental Liquidity Shares - Tranche 2	—	—	—	—	—	—	—	—
Incremental Liquidity Shares - Tranche 3	—	—	—	—	—	—	—	—

Sub-Total	10,100,523	92.8%	10,174,898	92.9%	10,174,898	88.0%	10,174,898	83.7%

Shareholder Ownership
Reorganized Key Common Stock Distribution	543,927	5.0%	543,927	5.0%	543,927	4.7%	543,927	4.5%
Rights Offering	234,095	2.2%	234,095	2.1%	234,095	2.0%	234,095	1.9%
Incremental Liquidity Shares - Tranche 1	—	—	—	—	—	—	—	—
Incremental Liquidity Shares - Tranche 2	—	—	—	—	—	—	—	—
Incremental Liquidity Shares - Tranche 3	—	—	—	—	—	—	—	—
4-Year Warrants	—	—	—	—	604,612	5.2%	604,612	5.0%
5-Year Warrants	—	—	—	—	—	—	604,612	5.0%

Sub-Total	778,023	7.2%	778,023	7.1%	1,382,634	12.0%	1,987,246	16.3%

Total	10,878,546	100.0%	10,952,921	100.0%	11,557,532	100.0%	12,162,144	100.0%

(1)	Shares of Reorganized Key Common Stock.

Incremental Liquidity Shares - Tranche 1 of Incremental Liquidity Shares Funded

($ in millions)

Pro Forma Equity Value - Pre-Incremental Liquidity Shares
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Incremental Liquidity Shares Investment	45

Transaction Equity Value	$245
Less: Incremental Liquidity Shares New Money	(10)

Pre-Incremental Liquidity Shares Equity Value	$235

Incremental Liquidity Shares Calculation - Tranche 1
Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares 1 Discount	37.5%

Discounted Pre-Incremental Liquidity Shares Equity Value	147
Incremental Liquidity Shares 1 New Money	10
Incremental Liquidity Shares 2 New Money - Undiscounted	—
Incremental Liquidity Shares 3 New Money - Undiscounted	—

Pro Forma Equity Value	$157

Equity to Incremental Liquidity Shares 1	6.4%

Incremental Liquidity Shares Calculation - Tranche 2
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 2 New Money	—
Incremental Liquidity Shares 1 New Money - Undiscounted	16
Incremental Liquidity Shares 3 New Money - Undiscounted	—

Pro Forma Equity Value	251

Equity to Incremental Liquidity Shares 2	—

Incremental Liquidity Shares Calculation - Tranche 3
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 3 New Money	—
Incremental Liquidity Shares 1 New Money - Undiscounted	16
Incremental Liquidity Shares 2 New Money - Undiscounted	—

Pro Forma Equity Value	$251

Equity to Incremental Liquidity Shares 3	—

Total Equity to Incremental Liquidity Shares	6.4%

Dollar Put Premium	6.0%
Total Incremental Liquidity Facility Commitment	$25.0
Dollar Put Premium ($)	1.5
Dollar Put Premium (%)	0.6%

Total Equity to Incremental Liquidity Shares and Dollar Put Premium Parties	7.0%

Price Per Share Pre-Incremental Liquidity Shares
Equity Value Post-Rights Offering	$235
Total Shares Post-Rights Offering	10.9
Increase in Percentage Put Premium and Dollar Put Premium	0.1
$ Per Share	$21.36

Incremental Liquidity Shares Tranche 1 - Price Per Share
Incremental Liquidity Shares Tranche 1 Money Invested	$10
Incremental Liquidity Shares Tranche 1 Issued	0.7
$ Per Share	$13.35
Memo: Discount to Price Per Share Pre-Liquidity Shares	37.5%

Incremental Liquidity Shares Tranche 2 - Price Per Share
Incremental Liquidity Shares Tranche 2 Money Invested	—
Incremental Liquidity Shares Tranche 2 Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Incremental Liquidity Shares Tranche 3 - Price Per Share
Incremental Liquidity Shares Tranche 3 Money Invested	—
Incremental Liquidity Shares Tranche 3 Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Schedule 4: Reorganized Key Common Stock - Tranche 1 of Incremental Liquidity Shares Funded

	After Rights Offering		After Incremental Liquidity Shares		After Exercise of 4-Year Warrants		After Exercise of 5-Year Warrants
	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total
Notes Ownership
Senior Notes Exchange	5,000,000	46.0%	5,000,000	42.5%	5,000,000	40.5%	5,000,000	38.6%
Rights Offering	4,447,811	40.9%	4,447,811	37.8%	4,447,811	36.0%	4,447,811	34.3%
Percentage Put Premium	652,713	6.0%	705,122	6.0%	705,122	5.7%	705,122	5.4%
Dollar Put Premium	—	—	71,951	0.6%	71,951	0.6%	71,951	0.6%
Incremental Liquidity Shares - Tranche 1	—	—	711,677	6.1%	711,677	5.8%	711,677	5.5%
Incremental Liquidity Shares - Tranche 2	—	—	—	—	—	—	—	—
Incremental Liquidity Shares - Tranche 3	—	—	—	—	—	—	—	—

Sub-Total	10,100,523	92.8%	10,936,562	93.1%	10,936,562	88.5%	10,936,562	84.3%

Shareholder Ownership
Reorganized Key Common Stock Distribution	543,927	5.0%	543,927	4.6%	543,927	4.4%	543,927	4.2%
Rights Offering	234,095	2.2%	234,095	2.0%	234,095	1.9%	234,095	1.8%
Incremental Liquidity Shares - Tranche 1	—	—	37,457	0.3%	37,457	0.3%	37,457	0.3%
Incremental Liquidity Shares - Tranche 2	—	—	—	—	—	—	—	—
Incremental Liquidity Shares - Tranche 3	—	—	—	—	—	—	—	—
4-Year Warrants	—	—	—	—	607,275	4.9%	607,275	4.7%
5-Year Warrants	—	—	—	—	—	—	607,275	4.7%

Sub-Total	778,023	7.2%	815,479	6.9%	1,422,755	11.5%	2,030,030	15.7%

Total	10,878,546	100.0%	11,752,041	100.0%	12,359,316	100.0%	12,966,592	100.0%

(1)	Shares of Reorganized Key Common Stock.

Incremental Liquidity Shares - Tranche 1 and 2 of Incremental Liquidity Shares Funded

($ in millions)

Pro Forma Equity Value - Pre-Incremental Liquidity Shares
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Incremental Liquidity Shares Investment	55

Transaction Equity Value	$255
Less: Incremental Liquidity Shares New Money	(20)

Pre-Incremental Liquidity Shares Equity Value	$235

Incremental Liquidity Shares Calculation - Tranche 1
Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares 1 Discount	37.5%

Discounted Pre-Incremental Liquidity Shares Equity Value	147
Incremental Liquidity Shares 1 New Money	10
Incremental Liquidity Shares 2 New Money - Undiscounted	13
Incremental Liquidity Shares 3 New Money - Undiscounted	—

Pro Forma Equity Value	$169

Equity to Incremental Liquidity Shares 1	5.9%

Incremental Liquidity Shares Calculation - Tranche 2
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	50.0%

Discounted Pre-Incremental Liquidity Shares Equity Value	$118
Incremental Liquidity Shares 2 New Money	10
Incremental Liquidity Shares 1 New Money - Undiscounted	8
Incremental Liquidity Shares 3 New Money - Undiscounted	—

Pro Forma Equity Value	136

Equity to Incremental Liquidity Shares 2	7.4%

Incremental Liquidity Shares Calculation - Tranche 3
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 3 New Money	—
Incremental Liquidity Shares 1 New Money - Undiscounted	16
Incremental Liquidity Shares 2 New Money - Undiscounted	20

Pro Forma Equity Value	$271

Equity to Incremental Liquidity Shares 3	—

Total Equity to Incremental Liquidity Shares	13.3%

Dollar Put Premium	6.0%
Total Incremental Liquidity Facility Commitment	$25.0
Dollar Put Premium ($)	1.5
Dollar Put Premium (%)	0.6%

Total Equity to Incremental Liquidity Shares and Dollar Put Premium Parties	13.9%

Price Per Share Pre-Incremental Liquidity Shares
Equity Value Post-Rights Offering	$235
Total Shares Post-Rights Offering	10.9
Increase in Percentage Put Premium and Dollar Put Premium	0.2
$ Per Share	$21.24

Incremental Liquidity Shares Tranche 1 - Price Per Share
Incremental Liquidity Shares Tranche 1 Money Invested	$10
Incremental Liquidity Shares Tranche 1 Issued	0.8
$ Per Share	$13.27
Memo: Discount to Price Per Share Pre-Liquidity Shares	37.5%

Incremental Liquidity Shares Tranche 2 - Price Per Share
Incremental Liquidity Shares Tranche 2 Money Invested	$10
Incremental Liquidity Shares Tranche 2 Issued	0.9
$ Per Share	$10.62
Memo: Discount to Price Per Share Pre-Liquidity Shares	50.0%

Incremental Liquidity Shares Tranche 3 - Price Per Share
Incremental Liquidity Shares Tranche 3 Money Invested	—
Incremental Liquidity Shares Tranche 3 Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Schedule 4: Reorganized Key Common Stock - Tranche 1 and 2 of Incremental Liquidity Shares Funded

	After Rights Offering		After Incremental Liquidity Shares		After Exercise of 4-Year Warrants		After Exercise of 5-Year Warrants
	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total
Notes Ownership
Senior Notes Exchange	5,000,000	46.0%	5,000,000	39.2%	5,000,000	37.4%	5,000,000	35.8%
Rights Offering	4,447,811	40.9%	4,447,811	34.9%	4,447,811	33.3%	4,447,811	31.8%
Percentage Put Premium	652,713	6.0%	765,716	6.0%	765,716	5.7%	765,716	5.5%
Dollar Put Premium	—	—	75,070	0.6%	75,070	0.6%	75,070	0.5%
Incremental Liquidity Shares - Tranche 1	—	—	715,798	5.6%	715,798	5.4%	715,798	5.1%
Incremental Liquidity Shares - Tranche 2	—	—	894,748	7.0%	894,748	6.7%	894,748	6.4%
Incremental Liquidity Shares - Tranche 3	—	—	—	—	—	—	—	—

Sub-Total	10,100,523	92.8%	11,899,143	93.2%	11,899,143	89.0%	11,899,143	85.1%

Shareholder Ownership
Reorganized Key Common Stock Distribution	543,927	5.0%	543,927	4.3%	543,927	4.1%	543,927	3.9%
Rights Offering	234,095	2.2%	234,095	1.8%	234,095	1.8%	234,095	1.7%
Incremental Liquidity Shares - Tranche 1	—	—	37,674	0.3%	37,674	0.3%	37,674	0.3%
Incremental Liquidity Shares - Tranche 2	—	—	47,092	0.4%	47,092	0.4%	47,092	0.3%
Incremental Liquidity Shares - Tranche 3	—	—	—	—	—	—	—	—
4-Year Warrants	—	—	—	—	610,642	4.6%	610,642	4.4%
5-Year Warrants	—	—	—	—	—	—	610,642	4.4%

Sub-Total	778,023	7.2%	862,788	6.8%	1,473,430	11.0%	2,084,071	14.9%

Total	10,878,546	100.0%	12,761,931	100.0%	13,372,573	100.0%	13,983,214	100.0%

(1)	Shares of Reorganized Key Common Stock.

Incremental Liquidity Shares - Tranche 1, 2 and 3 of Incremental Liquidity Shares Funded

($ in millions)

Pro Forma Equity Value - Pre-Incremental Liquidity Shares
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Incremental Liquidity Shares Investment	60

Transaction Equity Value	$260
Less: Incremental Liquidity Shares New Money	(25)

Pre-Incremental Liquidity Shares Equity Value	$235

Incremental Liquidity Shares Calculation - Tranche 1
Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares 1 Discount	37.5%

Discounted Pre-Incremental Liquidity Shares Equity Value	147
Incremental Liquidity Shares 1 New Money	10
Incremental Liquidity Shares 2 New Money - Undiscounted	13
Incremental Liquidity Shares 3 New Money - Undiscounted	10

Pro Forma Equity Value	$179

Equity to Incremental Liquidity Shares 1	5.6%

Incremental Liquidity Shares Calculation - Tranche 2
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	50.0%

Discounted Pre-Incremental Liquidity Shares Equity Value	$118
Incremental Liquidity Shares 2 New Money	10
Incremental Liquidity Shares 1 New Money - Undiscounted	8
Incremental Liquidity Shares 3 New Money - Undiscounted	8

Pro Forma Equity Value	143

Equity to Incremental Liquidity Shares 2	7.0%

Incremental Liquidity Shares Calculation - Tranche 3
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	67.5%

Discounted Pre-Incremental Liquidity Shares Equity Value	$76
Incremental Liquidity Shares 3 New Money	5
Incremental Liquidity Shares 1 New Money - Undiscounted	5
Incremental Liquidity Shares 2 New Money - Undiscounted	7

Pro Forma Equity Value	$93

Equity to Incremental Liquidity Shares 3	5.4%

Total Equity to Incremental Liquidity Shares	17.9%

Dollar Put Premium	6.0%
Total Incremental Liquidity Facility Commitment	$25.0
Dollar Put Premium ($)	1.5
Dollar Put Premium (%)	0.6%

Total Equity to Incremental Liquidity Shares and Dollar Put Premium Parties	18.5%

Price Per Share Pre-Incremental Liquidity Shares
Equity Value Post-Rights Offering	$235
Total Shares Post-Rights Offering	10.9
Increase in Percentage Put Premium and Dollar Put Premium	0.2
$ Per Share	$21.14

Incremental Liquidity Shares Tranche 1 - Price Per Share
Incremental Liquidity Shares Tranche 1 Money Invested	$10
Incremental Liquidity Shares Tranche 1 Issued	0.8
$ Per Share	$13.21
Memo: Discount to Price Per Share Pre-Liquidity Shares	37.5%

Incremental Liquidity Shares Tranche 2 - Price Per Share
Incremental Liquidity Shares Tranche 2 Money Invested	$10
Incremental Liquidity Shares Tranche 2 Issued	0.9
$ Per Share	$10.57
Memo: Discount to Price Per Share Pre-Liquidity Shares	50.0%

Incremental Liquidity Shares Tranche 3 - Price Per Share
Incremental Liquidity Shares Tranche 3 Money Invested	$5
Incremental Liquidity Shares Tranche 3 Issued	0.7
$ Per Share	$6.87
Memo: Discount to Price Per Share Pre-Liquidity Shares	67.5%

Schedule 4: Reorganized Key Common Stock - Tranche 1, 2 and 3 of Incremental Liquidity Shares Funded

	After Rights Offering		After Incremental Liquidity Shares		After Exercise of 4-Year Warrants		After Exercise of 5-Year Warrants
	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total
Notes Ownership
Senior Notes Exchange	5,000,000	46.0%	5,000,000	36.9%	5,000,000	35.3%	5,000,000	33.8%
Rights Offering	4,447,811	40.9%	4,447,811	32.8%	4,447,811	31.4%	4,447,811	30.1%
Percentage Put Premium	652,713	6.0%	812,858	6.0%	812,858	5.7%	812,858	5.5%
Dollar Put Premium	—	—	78,159	0.6%	78,159	0.6%	78,159	0.5%
Incremental Liquidity Shares - Tranche 1	—	—	719,047	5.3%	719,047	5.1%	719,047	4.9%
Incremental Liquidity Shares - Tranche 2	—	—	898,809	6.6%	898,809	6.3%	898,809	6.1%
Incremental Liquidity Shares - Tranche 3	—	—	691,392	5.1%	691,392	4.9%	691,392	4.7%

Sub-Total	10,100,523	92.8%	12,648,077	93.4%	12,648,077	89.3%	12,648,077	85.6%

Shareholder Ownership
Reorganized Key Common Stock Distribution	543,927	5.0%	543,927	4.0%	543,927	3.8%	543,927	3.7%
Rights Offering	234,095	2.2%	234,095	1.7%	234,095	1.7%	234,095	1.6%
Incremental Liquidity Shares - Tranche 1	—	—	37,845	0.3%	37,845	0.3%	37,845	0.3%
Incremental Liquidity Shares - Tranche 2	—	—	47,306	0.3%	47,306	0.3%	47,306	0.3%
Incremental Liquidity Shares - Tranche 3	—	—	36,389	0.3%	36,389	0.3%	36,389	0.2%
4-Year Warrants	—	—	—	—	613,261	4.3%	613,261	4.2%
5-Year Warrants	—	—	—	—	—	—	613,261	4.2%

Sub-Total	778,023	7.2%	899,562	6.6%	1,512,823	10.7%	2,126,083	14.4%

Total	10,878,546	100.0%	13,547,639	100.0%	14,160,899	100.0%	14,774,160	100.0%

(1)	Shares of Reorganized Key Common Stock.

KEY ENERGY SERVICES, INC.

PLAN TERM SHEET LIST OF EXHIBITS

1.	Exhibit 1: New Term Loan Credit Agreement Term Sheet

2.	Exhibit 2: Cash Collateral Order Term Sheet

3.	Exhibit 3: Backstop Agreement Term Sheet

4.	Exhibit 4: Corporate Governance Term Sheet

5.	Exhibit 5: Form of Corporate Advisory Services Agreement

6.	Exhibit 6: Terms of Warrants

PLAN TERM SHEET – EXHIBIT 1

SUMMARY OF TERMS AND CONDITIONS

KEY ENERGY TERM LOAN AGREEMENT

This Summary of Terms outlines all material terms of the exit term loan and security agreement of Key Energy Services, Inc. (the “Exit Term Loan Agreement”). Capitalized terms used and not defined herein have meanings assigned to them in the existing Term Loan and Security Agreement, dated as of June 1, 2015, among Key Energy Services, Inc., as Borrower, Cortland Capital Market Services LLC, as Agent and lenders party thereto (the “Existing Term Loan Agreement”).

Borrower:	Key Energy Services, Inc. as a reorganized company (the “Borrower”).

Guarantors:	Consistent with the Existing Term Loan Agreement, the Term Loans shall be guaranteed by: (a) Key Energy Mexico, LLC as a reorganized company and a Delaware limited liability company, (b) Key Energy Services, LLC as a reorganized company and a Texas limited liability company and (c) each other Person that guarantees payment or performance of the Obligations.

Collateral:

The definition of “Excluded Property” shall be amended by replacing “$45,000,000” with “$5,000,000.” The assets in the SPV shall not count toward the Excluded Property threshold.

Section 7.3 will be revised to reflect the following (the Collateral specified below, the “Post-Closing Collateral” and the time periods relating thereto, the “Post-Closing Collateral Period”):

•

The Obligors shall execute, deliver and record a Mortgage (and an opinion) sufficient to create a perfected Lien in favor of the Agent on each owned real property with a net book value greater than $250,000 located in TX, ND, NM, CA, LA or OK within three months (with extensions to be granted by Agent not to be unreasonably withheld, delayed or conditioned) following the Closing Date. Title insurance shall be required only with respect to real properties with a net book value in excess of $500,000 and only to the extent doing so does not require obtaining new survey, zoning, appraisals, phase 1s, et cetera.

• The Obligors shall use commercially reasonable efforts to transfer all leased real property and all owned real property (and in any event transfer owned real property accounting for 90% of the aggregate net book value of all applicable real property) not secured by a mortgage to a special purpose vehicle (the “SPV”) (which shall not be required to be “bankruptcy remote” but which shall be prohibited from incurring any indebtedness or other obligations or granting any liens, other than customary exceptions related to maintenance of its corporate existence, intercompany obligations subject to a subordination agreement, involuntary liens and claims, etc.) within three months (with extensions to be granted by Agent not to be unreasonably withheld, delayed or conditioned) following the Closing Date. Commercially reasonable efforts shall not require the payment of consent or similar fees to counterparties to leases or other contracts.

	•	The Obligors shall use commercially reasonable efforts to create a perfected Lien in favor of the Agent on each Vehicle that is not currently subject to a perfected security interest in favor of the Agent within nine months (with extensions to be granted by Agent not to be unreasonably withheld, delayed or conditioned) following the Closing Date.

	•	No leasehold mortgages will be required and no Related Real Estate Documents shall be required with respect to any owned real property, other than properties mortgaged as of the date hereof, and other than, as to properties with a net book value in excess of $500,000 and subject to the first bullet point above, title insurance.

Documentation Principles:	The documentation for the Exit Term Loan Agreement (the “New Exit Term Loan Documentation”) will be drafted by Sullivan & Cromwell LLP and negotiated in good faith by the Borrower and the Lenders, as promptly as reasonably practicable after the acceptance of this Summary of Terms, will be based on the Existing Term Loan Agreement and related documentation and except as otherwise set forth in this Summary of Terms shall be consistent in all material respects with the Existing Term Loan Agreement, will give effect to technical changes to cure any ambiguity or mistake, “fresh start” accounting, the resolution of the FCPA Matter, the cancellation of the Senior Notes on the effective date of the Prepackaged Plan, the amendment of the ABL Credit Agreement on the effective date of the Prepackaged Plan and the consummation of the transactions contemplated by the Prepackaged Plan and shall be in a form such that, if and when executed and delivered, it is consistent with this Summary of Terms and would not impair availability of the Term Loans on the Closing Date if the conditions set forth in this Summary of Terms are satisfied (collectively, the “Documentation Principles”).

Agent:	Cortland Capital Market Services LLC (in its capacity as agent for the Lenders, the “Agent”).

Lenders:	The financial institutions party to the Existing Term Loan Agreement (the “Lenders”).

Type and Amount of Term Loans:	$250,000,000 of term loans (the “Term Loans”).

Maturity:	Five (5) years from the Closing Date (as defined herein).

Amortization:	The amortization schedule in Section 5.2.1 will be revised so that (i) the first amortization payment shall be due on the last day of the first full Fiscal Quarter ending after the Closing Date and (ii) each quarterly amortization payment, including the first amortization payment, shall be in an amount of $625,000.

Interest Rate:

Applicable Margin: (a) 10.25% per annum in the case of LIBOR Loans and (b) 9.25% per annum in the case of Base Rate Loans. The LIBOR “floor” shall equal 1.00%.

The Exit Term Loan Agreement shall permit the Borrower, at its option, to pay up to 100 bps of interest in cash, “PIK” interest in the form of additional Term Loans or any combination of the foregoing.

Applicable Premium:

The schedule set forth in Section 5.5 with respect to the Applicable Premium shall be revised so that if a repayment, prepayment or assignment requiring the payment of the Applicable Premium is triggered then (i) if made prior to the first anniversary of the Closing Date, the Make-Whole Amount shall be due, (ii) if made on or after the first anniversary but prior to the second anniversary of the Closing Date, a cash amount equal to the product of the principal amount of the loan prepaid times 6.00% shall be due, (iii) if made on or after the second anniversary but prior to the third anniversary of the Closing Date, a cash amount equal to the product of the principal amount of the loan prepaid times 3.00% shall be due and (iv) if made on or after the third anniversary of the Closing Date, then $0 shall be due.

The definition of “Make-Whole Amount” shall be amended and restated as follows:

Make-Whole Amount: with respect to any Loan repaid or prepaid under Sections 5.3.1 or 5.3.2, accelerated pursuant to Section 12.2 or assigned under Section 14.4(a), on any prepayment, repayment, acceleration or assignment date, the greater of:

(a) 1.0% of the principal amount of the Loan repaid, prepaid, accelerated or assigned; and

(b)    the excess of:

(i) the present value at such repayment, prepayment or assignment date of (i) the principal amount of such Loans, plus (ii) the Applicable Premium on such Loan on the first anniversary of the Closing Date set forth in Section 5.5(b), plus (iii) each required interest payment on such Loan from the date of such repayment, prepayment or assignment (assuming that the rate for LIBOR Loans prevailing at the time of the notice of repayment, prepayment or assignment applies throughout such period) through the first anniversary of the Closing Date (excluding accrued but unpaid interest to the date of such repayment, prepayment or assignment), such present value to be computed using a discount rate equal to the Treasury Rate plus 50 basis points discounted to the repayment, prepayment or assignment date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over

(ii) the principal amount of such Loans.

Incremental Facility:	The definition of “Incremental Amount” shall be amended by replacing “$400,000,000” with “$0.”

Voluntary Prepayments:	Consistent with the Documentation Principles.

Offer to Repurchase Loans:

The following changes shall be made to:

Asset Disposition Offers: To add a 365 day customary reinvestment right (including to use for capital expenditures) for up to $20,000,000 of Net Cash Proceeds from Asset Dispositions per fiscal year and $40,000,000 in the aggregate before an Asset Disposition Offer is required.

Excess Cash Flow: The first Excess Cash Flow payment will commence for the Fiscal Year ending December 31, 2017.

Change of Control: The definition of “Change of Control” shall be amended to carve out Platinum and its affiliates (and any group of which Platinum and its affiliates are members so long as Platinum and its affiliates own a majority of the Voting Stock held by the group).

Representations and Warranties:	Consistent with the Documentation Principles.

Affirmative Covenants:	Subject to the Documentation Principles, the affirmative covenants will remain consistent with the Existing Term Loan Agreement, except as set forth below:

Reporting:	Subject to the Documentation Principles, clauses (a) and (b) of Section 10.1.2 will be revised so that:

	•	Annual Financial Statements:

		i.	Required to be delivered by the earlier of (x) ninety (90) days after the end of each Fiscal Year and (y) the date by which the Borrower is required to file its annual report on Form 10-K with the SEC; and

		ii.	The “going concern” qualification to conform to the ABL facility.
	•	Quarterly Financial Statements:

		i.	Required to be delivered within sixty (60) days after the end of each Fiscal Quarter (other than fourth Fiscal Quarter).

	•	Information Regarding Obligors: Notice to be provided within three (3) Business Days after the occurrence of each of the items listed in clause (k) of Section 10.1.2.

	•	PP&E Value Reports: Section 10.1.2(m)(i) shall be amended and restated as follows: “Concurrently with any delivery of financial statements under Section 10.1.2(a) or financial statements for any quarter ending June 30 under Section 10.1.2(b), a PP&E Value Report evaluating the Term Priority Collateral and setting forth the PP&E Value (before any adjustments contemplated by the proviso set forth in the definition thereof) with respect thereto as of a date to be no earlier than 45 days prior to the last day of the period covered by such financial statements, together with a certification from the Borrower that such PP&E Value Report is true and accurate and has been prepared in accordance with the procedures used in the immediately preceding PP&E Value Report; provided that (A) the PP&E Value Report to be delivered in connection with annual financials shall reflect appropriate field examinations with respect to the Term Priority Collateral and (B) otherwise, the PP&E Value Report may consist of a desktop appraisal, in each case, prepared by an Accepted Appraiser. After receipt of the PP&E Value Report, the Agent will have ten (10)

Business Days to review it. The Agent will deliver notice to the Borrower on or prior to the tenth (10th) Business Day after receipt of the PP&E Value Report specifying in reasonable detail all disputed items with respect to such report and the basis therefor. If the Agent fails to deliver such notice in such ten (10) Business Day period, the Agent will have waived their right to contest the PP&E Value Report. If the Agent notifies the Borrower of any objections to the PP&E Value Report in such ten (10) Business Day period, the parties will, within ten (10) days following the date of such notice, attempt to resolve their differences and any written resolution by them as to any disputed amount will be final and binding for all purposes under this Agreement. If at the conclusion of such ten (10) day period (the “Resolution End Date”) the parties have not reached an agreement on any objections with respect to the PP&E Value Report, then the Agent may request an additional PP&E Value Report prepared at the expense of the Borrower from another Accepted Appraiser selected and engaged by the Agent based on new field examinations with respect to the Term Priority Collateral (an “Interim PP&E Value Report”). If the Interim PP&E Value Report is delivered to the Agent on or prior to the 50th Business Day following the Resolution End Date, the results thereof shall apply for all purposes of this Agreement. If such Interim PP&E Value Report is not delivered within such period, then the initial PP&E Value Report shall apply.

Section 10.1.2(m)(ii) shall be amended and restated as follows: “In addition to the foregoing, at any time upon the request of the Required Lenders (not to be exercised more than once in any Fiscal Year), the Agent may request an Interim PP&E Value Report. After receipt of an Interim PP&E Value Report, the Borrower will have ten (10) Business Days to review it. The Borrower will deliver notice to the Agent on or prior to the tenth (10th) Business Day after receipt of the Interim PP&E Value Report specifying in reasonable detail all disputed items with respect to such report and the basis therefor. If the Borrower fails to deliver such notice in such ten (10) Business Day period, the Borrower will have waived their right to contest the Interim PP&E Value Report. If the Borrower notifies the Agent of any objections to the Interim PP&E Value Report in such ten (10) Business Day period, the parties will, within ten (10) days following the date of such notice, attempt to resolve their differences and any written resolution by them as to any disputed amount will be final and binding for all purposes under this Agreement. If by the Resolution End Date the parties have not reached an agreement on any objections with respect to the Interim PP&E Value Report, then the Borrower may request an updated Interim PP&E Value Report prepared at the expense of the Borrower from another Accepted Appraiser selected and engaged by the Borrower (the “Updated Interim PP&E Value Report”). If the Updated Interim PP&E Value Report is delivered to the Agent on or prior to the 50th Business Day following the Resolution End Date, the results thereof shall apply for all purposes of this Agreement. If such Updated Interim PP&E Value Report is not delivered within such period, then the initial Interim PP&E Value Report shall apply.

“Accepted Appraiser” shall mean each of Great American Group, Tiger Valuation Services, Hilco Appraisal Services and Gordon Brothers Corporation.

• Lender Calls: A new Section 10.1.21 shall be added as follows: “Unless the Borrower holds a quarterly public earnings call with a “Q&A” component, the Borrower shall participate in one conference call per quarter with the Agent and the Lenders, collectively, in each case at such times as may be agreed to by the Borrower and the Agent or the Required Lenders.”

Payment of Tax Obligations:	The definition of “Properly Contested” shall be revised to remove “nor result in forfeiture or sale of any assets of the Obligor”.

Insurance:	Section 10.1.8 will be modified to require 10 days’ notice to the Agent for cancellation due to non-payment.

Licenses Affecting Collateral:	Section 10.1.19 shall be removed.

Negative Covenants:	Subject to the Documentation Principles, negative covenants will remain consistent with the Existing Term Loan Agreement, except as set forth below:

Debt:	Section 10.2.1 shall be revised as follows:

	•	Senior Notes: Clause (f) with respect to the Senior Notes shall be deleted; and

	•	FCCR Investment: Clause (n)(ii) to be clarified so that assets with liens in favor of the Agent are not excluded.

	•	Permitted Junior Priority Secured Debt: Clause (i) and related definitions to be revised (1) so that interest thereunder must be PIK coupon only and (2) to provide for full payment subordination to the Term Loans.

	•	ABL Basket: Clause (h) shall be equal to (1) $100,000,000 under the amended ABL Credit Agreement, plus (2) up to $50,000,000 of incremental ABL loans so long as the all-in-yield for such incremental ABL loans (taking into account interest margins, upfront fees and OID, with upfront fees and OID being equated to interest margins based on an assumed four-year life to maturity and any underwriting, commitment, arrangement or other fees payable in connection therewith, but exclusive of Base Rate and LIBOR (assuming a LIBOR floor of no greater than 100 bps)) is no greater than 600 bps, all subject to a borrowing base (x) based solely on “Eligible Accounts” (substantially as defined in the ABL Credit Agreement as of the date hereof or as otherwise agreed with the Term Lenders) and cash collateral and (y) with a maximum advance rate against Eligible Accounts of 85%.

Distributions; Upstream Payments:		The following definition of “Redemption” shall be added:

Redemption: with respect to any Debt, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt.

Sale of Properties:	Section 10.2.9 shall be revised so that:

	•	clause (d) permits “any sale, transfer, lease or other disposition” (rather than just “transfer”) by Subsidiaries/Guarantors to the Borrower/Guarantors and by non-Guarantors to other non-Guarantors (rather than just by Subsidiaries/Guarantors to the Borrower or Guarantor); and

	•	any transactions contemplated by the Prepackaged Plan on the Closing Date are permitted.

Transactions with Affiliates:	Section 10.2.10 shall be revised so that:
	•	accrual of management fees of $3,000,000 per year and payable as follows: (i) beginning in 2017, paid on an annual basis out of retained ECF and (ii) beginning in 2018, can also be paid without limit if the leverage ratio is below 2.0x; and

	•	up to $1,000,000 per year of out-of-pocket expenses of Platinum and its affiliates may be reimbursed.

Financial Maintenance Covenants:

Asset Coverage Ratio:	Section 10.3.1 and the related definitions shall be revised so that:

	•	the numerator of the Asset Coverage Ratio shall only include Term Priority Collateral in which the Agent has a perfected security interest; provided that, for purposes of the Asset Coverage Ratio, the Post-Closing Collateral shall be deemed perfected during the Post-Closing Collateral Period and all real property transferred to the SPV shall be deemed perfected;

	•	the Asset Coverage Ratio test shall be changed from 1.50x to 1.35x;

	•	the definition of the PP&E Value shall be revised so that it includes all cash and Cash Equivalents deposited in the TL Proceeds and Priority Collateral Account (rather than in excess of $100,000,000) and the Borrower will be able to make deposits from time to time in such account, including up to an amount to be agreed on the Closing Date; provided that (i) no such amounts constitute ABL Priority Collateral (as defined in the Intercreditor Agreement) and (ii) Funds in the TL Proceeds and Priority Collateral Account may be only transferred to other deposit accounts of the Loan Parties if and to the extent such funds are to be disbursed to third parties in accordance with the Exit Term Loan Agreement and, in such case, such transfer shall occur substantially concurrently with or reasonably in advance of such disbursement;

	•	drafting shall be revised to make clear that Asset Coverage Ratio is tested as of the last day of each Fiscal Quarter, but only upon delivery of Compliance Certificate; and

	•	the proviso at the end of the Section shall only apply to clause (b) of Section 10.3.1 (i.e., cure by prepayment of Term Loans).

Liquidity:	Section 10.3.2 and the related definitions shall be revised so that:

	•	the minimum Liquidity test shall be $37,500,000 (rather than $100,000,000);

	•	minimum Liquidity shall only be tested on the last day of each Fiscal Quarter and reported to Agent within ten (10) Business Days following the end of such Fiscal Quarter;

	•	cash and Cash Equivalents must comprise at least $20,000,000 of Liquidity; and

	•	definition of “Liquidity” shall continue to include “Availability”.

Equity Cure:	To be revised (i) to apply to both the Asset Coverage Ratio and Liquidity financial maintenance covenants, (ii) to remove the requirement of no more than one cure in any two Fiscal Quarters period and (iii) so that the amount of all cash equity (which may be common or preferred equity or subordinated debt reasonably satisfactory to the Lenders) contributed to the Borrower following the last day of the applicable Fiscal Quarter and through the date that is no more than ten (10) Business Days after the date upon which the applicable financial certificate is delivered by the Borrower will, at the request of the Borrower, be, as applicable, (a) an addition to Liquidity and (b) a dollar-for-dollar reduction to the denominator (but will not be included in the PP&E Value in the numerator) of the Asset Coverage Ratio.

Events of Default:

Definition of “Event of Default” shall be revised so that for Material Debt, it is a cross-payment default and cross-default (but cross-acceleration to ABL financial covenant).

To be modified (i) to provide that a default due to failure to deliver a compliance certificate may not be cured, (ii) reduce the cure period in clause (a) for failure to pay any interest, fee or other Obligation from 30 days to five (5) Business Days and (iii) so that clause (e) includes any Security Document ceasing to create a perfected and prior security interest in a material portion of the Collateral in favor of the Agent.

Financial Definitions and Ratios:	Except as set forth herein, the definition of EBITDA, Consolidated Net Income and any other financial definitions or any financial ratios shall be consistent with the Existing Credit Agreement subject to any changes mutually agreed to by the Borrower and the Lenders.

Closing Date and Conditions to Borrowing:	The effectiveness of the Exit Term Loan Agreement on the Closing Date will be subject solely to the conditions expressly set forth in Exhibit A to this Summary of Terms.

Assignments and Participations:

After the Closing Date, the Lenders will be permitted to assign Term Loans (other than to Disqualified Institutions (to the extent the list of Disqualified Institutions has been made available to all Lenders) or natural persons) with the consent of the Borrower and the Agent (in each case not to be unreasonably withheld, delayed or conditioned); provided that no consent of the Borrower shall be required after the occurrence and during the continuance of an event of default or in the case of assignments to other Lenders or Affiliated Lenders (to the extent such Lenders or Affiliated Lenders have not subsequently been designated as Disqualified Institutions). The deemed consent period for the Borrower shall be ten (10) Business Days; provided that there shall be no deemed consent with respect to any assignments to Disqualified Institutions.

The New Exit Term Loan Documentation shall provide that Term Loans may be purchased by and assigned to Platinum or any of its Affiliates (for purposes of this paragraph, other than the Borrower or any of its subsidiaries and other than natural persons) on a non-pro rata basis through (a) open market purchases (which includes privately negotiated transactions) and/or (b) Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures, in each case, so long as no default or event of default has occurred; provided that (i) Platinum and its Affiliates (each, an “Affiliated Lender”) (x) will not receive information provided solely to Lenders and will not be permitted to attend/participate in Lender-only conference calls or meetings (in each case in their capacity as a lender), (y) will not have access to any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Agent or Lenders and (z) will not be permitted to receive advice of counsel to the Agent or the Lenders and will not, solely acting in its capacity as an Affiliated Lender, have the right to challenge the Lenders’ attorney-client privilege, (ii) for purposes of any amendment, waiver or modification of the New Exit Term Loan Documentation that does not require the consent of each Lender or each affected Lender and adversely affects such Affiliated Lender in any material respect differently as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as non-affiliated Lenders voting on such matter, (iii) the Affiliated Lenders shall agree that the Agent shall vote on behalf of the Affiliated Lenders in connection with a plan of reorganization under any insolvency proceeding unless the plan of reorganization affects the Affiliated Lender in its capacity as a Lender in a disproportionally adverse manner than its effect on the other Lenders, (iv) such loans owned or held by an Affiliated Lender shall not, in the aggregate, exceed 25% of the loans then outstanding under the Exit Term Loan Agreement and (v) the applicable assignor shall make a representation to the seller that it does not possess material non-public information with respect to the Borrower and its subsidiaries that has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information). For the avoidance of doubt, the limitations of the preceding clauses (i) through (v) in the immediately preceding sentence shall not apply to Debt Fund Affiliates and the Borrower and its respective subsidiaries; provided that in any “Required Lender” vote, Debt Fund Affiliates cannot, in the aggregate, account for more than 49.9% of the amounts included in determining whether such consent or waiver has been obtained. Notwithstanding the foregoing, the New Exit Term Loan Documentation shall permit (but not require) Platinum or its Affiliates to contribute any loans under the Exit Term Loan Agreement acquired to the Borrower or any of its subsidiaries for purposes of cancelling such debt, which may include contribution (with the consent of the Borrower) to the Borrower (whether through any of its direct or indirect parent entities or otherwise) in exchange for debt or equity securities of such parent entity or the Borrower that are otherwise permitted to be issued by such entity at such time, with any such contributed Term Loans being automatically and permanently cancelled.

Debt Fund Affiliate: an Affiliated Lender that is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which none of the Borrower or the Affiliated Lenders or any Affiliate of the Borrower or the Affiliated Lenders makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such Affiliated Lender’s investment decisions.

Disqualified Institutions: Disqualified Institutions: (a) (i) persons identified by name in writing to the Agent by the Borrower on the Closing Date and, thereafter, (ii) any strategic competitor of the Borrower or any of its subsidiaries, in each case of this clause (a)(ii), identified by name in writing to the Agent by the Borrower from time to time (provided that (A) any person who, together with its affiliates, owns more than 20% of the equity securities of any person identified in subclause (ii) will not receive any private-side information and (B) any person who, together with its affiliates, owns more than 50% of the equity securities of any person identified in subclause (ii) will not have any voting rights, subject to customary exceptions) and (b) any Affiliate of a person identified pursuant to clause (a) that is either (x) identified in writing by the Borrower to the Agent or (y) readily identifiable by the

Lenders or the Agent by name (excluding in the case of clauses (a) and (b), affiliates that are bona fide debt funds or investment vehicles that purchase commercial loans in the ordinary course of business and with respect to which none of the persons identified in clauses (a) or (b)(other than such debt fund affiliates or investment vehicles) makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such debt fund affiliate’s or investment vehicle’s investment decisions); it being understood and agreed that the limitations set forth above shall not apply to, and the term “Disqualified Institutions” shall not include, the Term Lenders as of the Closing Date (or any of their affiliates).

In addition, the New Exit Term Loan Documentation shall provide that so long as no event of default is continuing the Term Loans may be purchased by and assigned to the Borrower or any of its subsidiaries on a non-pro rata basis through (a) open-market purchases (which includes privately negotiated transactions) and/or (b) Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures; provided that (1) no event of default shall have occurred and be continuing, (2) any such Term Loans acquired by the Borrower or any of its subsidiaries shall be retired and cancelled promptly upon acquisition thereof (or contribution thereto, including as contemplated by the preceding paragraph) and (3) the Borrower shall make a representation to the seller that it does not possess material non-public information with respect to the Borrower and its subsidiaries that has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information).

Amendments:	To include customary amend and extend provisions, requiring only the consent of the extending lenders.

Governing Law and Jurisdiction:	Consistent with the Documentation Principles. To be governed by New York law.

EXHIBIT A

CONDITIONS PRECEDENT TO CLOSING

The initial extension of credit under the Exit Term Loan Agreement will be subject to the satisfaction (or waiver) of the following conditions:

(a)	The New Exit Term Loan Documentation shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)	Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral or arrangements reasonably satisfactory to the Agent for such filings and recordations shall have been made (and all filing and recording fees and taxes in connection therewith shall have been duly paid or arrangements reasonably satisfactory to the Agent for the payment of such fees and taxes shall have been made), as well as UCC and Lien searches and other evidence reasonably satisfactory to Agent that such Liens are the only Liens upon such Collateral, except Permitted Liens, in each case subject to the post-closing collateral requirements.

(c)	Agent shall have received a true, correct and complete copy of the amended ABL Credit Agreement and the aggregate amount of the commitments in respect of ABL Loans shall not be less than $50,000,000.

(d)	Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of the Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) the Borrower and the Obligors, taken as a whole, are Solvent; (ii) no Default exists; (iii) the representations and warranties set forth in the Exit Term Loan Agreement are true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (iv) the Borrower has complied with all agreements and conditions to be satisfied by it under the New Exit Term Loan Documentation.

(e)	Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; (iii) that an attached copy of the Confirmation Order authorizing execution and delivery of the Definitive Restructuring Documents, including the Exit Term Loan Agreement, is in full force and effect, and not subject to a stay; and (iv) to the title, name and signature of each Person authorized to sign the Exit Term Loan Agreement. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)	Agent shall have received a customary written opinion of counsel to the Borrower, in form and substance reasonably satisfactory to Agent.

(g)	Agent shall have received good standing certificates (to the extent available in such Obligor’s jurisdiction of organization) for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.

(h)	Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by the Borrower.

(i)	A Material Adverse Effect (as defined in the Backstop Agreement Term Sheet) shall not have occurred after the date the Plan Support Agreement is executed.

(j)	The Borrower shall have paid all reasonable and documented fees and expenses to be paid to Agent and Lenders on the Closing Date (provided that invoices for expenses shall have been delivered to the Borrower at least two (2) Business Days prior to the Closing Date).

(k)	(i) All conditions precedent to the confirmation and effectiveness of the Prepackaged Plan set forth in the Plan Term Sheet and, once distributed in the Solicitation, the Prepackaged Plan, shall have been satisfied or waived in accordance with the terms thereof, (ii) the Bankruptcy Court shall have entered the Confirmation Order, and such Confirmation Order shall be Final, (iii) the effective date under the Prepackaged Plan shall have occurred (and all conditions precedent thereto as set forth therein shall have been satisfied or waived in accordance with the terms thereof), (iv) substantial consummation under the Prepackaged Plan shall have occurred, and (v) no motion, action or proceeding by any creditor or other party-in-interest to the Chapter 11 Cases which could materially adversely affect the Prepackaged Plan, the consummation of the Prepackaged Plan, the business or operations of the Borrower or the transactions contemplated by this Agreement or the Prepackaged Plan shall be pending.

(l)	Agent shall have received a certificate of a duly authorized Senior Officer of the Borrower, demonstrating that, after giving effect to all payments under the Prepackaged Plan (including on account of accrued and unpaid professional fees and expenses, but not including any fees paid or to be paid in connection with the Corporate Advisory Services Agreement (as defined in the Plan Support Agreement)), on the effective date of the Prepackaged Plan, the Debtors (as defined in the Plan Support Agreement) shall, on a pro forma basis after giving effect to the funding of the Rights Offering and the Incremental Liquidity Facility , if any (as such terms are defined in the Plan Term Sheet) satisfy the Minimum Liquidity Threshold.

Minimum Liquidity Threshold means:

(x) $100 million, consisting of (A) at least $80 million, comprising (i) unrestricted domestic cash (or cash equivalents), at least $70 million of which must be deposited in the TL Proceeds and Priority Collateral Account (as defined in the Existing Term Loan Agreement) plus (ii) Expected Asset Sale Proceeds (as defined in the Backstop Agreement Term Sheet), if any, and (B) Availability (as defined in the Existing Term Loan Agreement) under the amended ABL Credit Agreement; or

(y) $110 million, consisting of (A) at least $75 million, comprising (i) unrestricted domestic cash (or cash equivalents), at least $65 million of which must be deposited in the TL Proceeds and Priority Collateral Account (as defined in the Existing Term Loan Agreement) plus (ii) Expected Asset Sale Proceeds, if any, and (B) Availability (as defined in the Existing Term Loan Agreement) under the amended ABL Credit Agreement;

provided that no cash or cash equivalents shall be counted for purposes of satisfying the Minimum Liquidity Threshold to the extent they (a) are held in a foreign bank account or (b) serve to backstop letters of credit under the amended ABL Credit Agreement.

(m)	Agent shall have received evidence that the Existing Term Loan Agreement has been, or concurrently with the initial Term Loans on the Closing Date is being, terminated and all Liens securing obligations under the Existing Term Loan Agreement have been, or concurrently with the initial Term Loans on the Closing Date are being, released.[1]

(n)	Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been reasonably requested in writing at least 10 Business Days prior to the Closing Date by the Lenders.

[1]	Provided in any case the Company and the Required Consenting Term Lenders may mutually agree in their respective discretion to amend and restate the existing term loans in conformity with this term sheet.

Related New Definitions:

Bankruptcy Court: United States Bankruptcy Court for the District of Delaware.

Chapter 11 Cases: has the meaning assigned to such term in the Plan Support Agreement.

Confirmation Order: has the meaning assigned to such term in the Plan Support Agreement.

Definitive Restructuring Documents: has the meaning assigned to such term in the Plan Support Agreement.

Final: has the meaning assigned to such term in the Plan Support Agreement.

Plan Support Agreement: the Plan Support Agreement (including the term sheets and any other attachments thereto), entered into on August 24, 2016 among the Borrower and the supporting holders party thereto, as may be amended, modified or supplemented from time to time in accordance with the terms thereof.

Plan Term Sheet: has the meaning assigned to such term in the Plan Support Agreement.

Prepackaged Plan: the “Plan”, as such term is defined in the Plan Support Agreement.

Solicitation: has the meaning assigned to such term in the Plan Support Agreement.

PLAN TERM SHEET – EXHIBIT 2

KEY ENERGY RESTRUCTURING

CASH COLLATERAL TERM SHEET1

The terms and conditions are subject to definitive documentation in the form of an interim order (the “Interim Order”) and final order (the “Final Order,” and together with the Interim Order, the “Cash Collateral Orders”) in form and substance acceptable to the Term Loan Agent, the Required Consenting Term Lenders, the administrative agent for the ABL Facility (the “ABL Agent”) and, the required percentage of lenders under the ABL Facility (the “Requisite ABL Lenders”) approving the Debtors’ use of cash collections on the Debtors’ accounts receivable, including cash deposited in account #XXX07 at Bank of America, N.A. and the cash deposited in account #XXX-XXX74 at Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “TL Proceeds and Priority Collateral Account”).

Term of Cash Collateral Use	Consensual use of cash collections on the Debtors’ accounts receivable and cash deposited in the TL Proceeds and Priority Collateral Account through the earliest of (i) the Plan Effective Date, (ii) the date a sale of substantially all assets is consummated, and (iii) (a) with respect to the consent of the Term Loan Agent and Consenting Term Lenders, the Outside Date, and (b) with respect to the consent of the ABL Agent and Requisite ABL Lenders, the earlier of seventy-five (75) days after the Petition Date and January 15, 2017 (if the Confirmation Order has been entered in the Chapter 11 Cases on or prior to the earlier of the 75th day after the Petition Date or January 15, 2017, however, the applicable deadline shall be extended by fifteen (15) days); provided that on such termination date, if all outstanding letters of credit are not concurrently terminated or deemed reissued under an exit facility acceptable to the ABL Secured Parties (as hereafter defined), then Debtors shall deliver cash security for such letters of credit to the ABL Agent in an amount equal to 105% of the aggregate outstanding LC Obligations (as defined in the loan and security agreement for the ABL Facility (the “ABL Loan Agreement”). The Debtors shall satisfy their foregoing cash collateralization obligations (x) first, from the Segregated Cash, (y) second, from any other Cash Collateral on which the ABL Secured Parties have a first lien, and (z) third, from any other available cash other than Cash Collateral on which the Term Lenders have a first priority lien; provided, further that to the extent this cash collateralization obligation cannot be satisfied from the three enumerated sources, the Debtors shall be deemed to have breached, and shall remain obligated to comply with, such cash collateralization obligation.

Adequate Protection

Debtors to provide adequate protection to the Holders of Term Loans (“Term Lenders” and together with the Term Loan Agent, the “Term Loan Secured Parties”) and Holders of Claims under the ABL Facility (“ABL Lenders” and together with the ABL Agent, the “ABL Secured Parties”) in the form of:

Payments

	•	Payment of all accrued but unpaid pre-petition fees, interest at the non-default contract rate (or in the case of payment obligations in respect of honored Letters of Credit, the rate of interest set forth below) and other amounts payable under the Term Loan Facility and the ABL Facility, as applicable, including, with respect to the ABL Facility, any accrued but unpaid unused line fee (prior to the effective date of the Limited Consent and Second Amendment to Loan Agreement Consent and Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement (the “ABL Forbearance Agreement”)) and per diem fee (from and after the effective date of the ABL Forbearance Agreement) pursuant to section 3.2.1 of the ABL Loan Agreement. Current payment of interest to the Term Lenders at the non-default contract rate (from the date of filing through the Plan Effective Date). Rights reserved to assert claims for default rate interest if the PSA is terminated.

[1]	Capitalized terms used but not otherwise defined in this term sheet have the meanings set forth in the Plan Support Agreement dated August 24, 2016.

•	Current payment of letter of credit fees, fronting fees, interest at the non-default contract rate (or in the case of payment obligations in respect of honored Letters of Credit, the interest rate set forth below), and all other amounts payable under the ABL Facility (through the Plan Effective Date); it being understood and agreed that no commitments shall be continuing under the ABL Facility from and after the Petition Date, and the ABL Lenders’ only obligations under the ABL Loan Agreement after such date shall be solely with respect to draws under letters of credit in existence immediately prior to the Petition Date.

•	The Debtors shall reimburse the Issuing Banks under (and as defined in) the ABL Loan Agreement on the “Reimbursement Date” (as defined therein) together with any interest at the base rate plus 5.50% per annum in accordance with the terms thereof for any payment under a Letter of Credit honored by the Issuing Banks (and the Cash Collateral Orders shall include a covenant providing for such reimbursement, with the right to such reimbursement being entitled to superpriority claim status as part of the ABL Secured Parties’ Adequate Protection Claim (as defined below)). The Debtors shall satisfy their reimbursement obligations in respect of any honored Letter of Credit (i) first, from the Segregated Cash, (ii) second, from any other Cash Collateral on which the ABL Secured Parties have a first lien, and (iii) third, from any other available cash other than Cash Collateral on which the Term Lenders have a first priority lien. In the event the Debtors fail to satisfy their Letter of Credit reimbursement obligations (whether because of the insufficiency of the foregoing three enumerated sources or for any other reason), the Debtors shall be in default of the Cash Collateral Order, and the Debtors’ right to use any Cash Collateral on which the ABL Secured Parties have a first priority lien shall be automatically terminated without further notice, application, hearing or order of the court; provided, however, that if such Letter of Credit reimbursement obligations are repaid in full in cash by 11:00 am Central time on the next business day with respect to draws as to which Debtors receive notice of such draws after 3:00 pm Central time on the day on which the applicable Letter of Credit was honored, then the Debtors’ right to use Cash Collateral on which the ABL Secured Parties have a first priority lien shall be reinstated as of the time of such repayment. In that event, (i) the ABL Secured Parties shall be entitled, without further notice, application, hearing or order of the court (and without any grace period), to exercise any and all rights and remedies with respect to such Cash Collateral, including, without limitation, the exercise of cash dominion rights under any deposit account control agreement and the sweeping of all Cash Collateral on which the ABL Secured Parties have a first priority lien for application to the Obligations (as defined in the ABL Loan Agreement), and (ii) the Debtors shall immediately turn over to the ABL Agent for application to such Obligations all Cash Collateral in which the ABL Secured Parties have a first priority lien.

•	Current payment of all outstanding prepetition and all postpetition reasonable and documented fees and expenses incurred by (a) the Term Loan Agent, including the reasonable and documented fees and expenses incurred by Davis Polk & Wardwell LLP, as counsel to the Term Loan Agent, Evercore Partners LLC, as financial advisors to the Term Loan Agent, and Richards, Layton & Finger, P.A., as local counsel to the Term Loan Agent; (b) the ad hoc group of Term Lenders, including the reasonable and documented fees and expenses of Cleary Gottlieb Steen & Hamilton LLP, as counsel to the ad hoc group of Term Lenders; (c) the ABL Agent, including the reasonable and documented fees and expenses incurred by Latham & Watkins LLP, as counsel to the ABL Agent, and one local counsel to be selected by the ABL Agent; and (d) Wells Fargo Bank, National Association, in its capacity as a Co-Collateral Agent, Lender, and Issuing Bank under the ABL Loan Agreement (in such capacities, “Wells Fargo”), including the reasonable and documented fees and expenses incurred by Greenberg Traurig, LLP, as counsel to Wells Fargo.

Replacement Liens

•	To the extent of any diminution in the value of their security interests in the prepetition collateral (the “Prepetition Collateral”) during the Chapter 11 Cases, liens on unencumbered assets and replacement liens on all other assets (consistent with the Intercreditor Agreement) (together, the “Adequate Protection Liens”). All Adequate Protection Liens to be automatically perfected via cash collateral order.

•	No liens to be senior to or pari passu with the Adequate Protection Liens (other than the Carve-Out (as defined below) and any valid and perfected senior pre-petition liens), with relative priorities in accordance with the Intercreditor Agreement as between Term Loan Secured Parties and ABL Secured Parties with respect to the Prepetition Collateral.

Superpriority Claims

	•	To the extent of any diminution in the value of their Prepetition Collateral, superpriority claims as provided for in section 507(b) of the Bankruptcy Code (the “Adequate Protection Claims”). The Adequate Protection Claim granted to the ABL Secured Parties and the Adequate Protection Claim granted to the Term Loan Secured Parties shall be pari passu with each other. No claims to be senior to or pari passu with Adequate Protection Claims (other than the Carve-Out).

Other Protections:

	•	The Cash Collateral Orders shall provide that an amount equal to (a)(i) the $18,605,000 pledged to the ABL Agent (such amount, together with any additional amounts deposited following the date of the Plan Support Agreement in the segregated cash or cash collateral accounts pledged to the ABL Agent, the “Segregated Cash”) plus (ii) the sum of the Accounts Formula Amount (as defined in the ABL Loan Agreement (but with Dilution Percent (as defined therein) determined as of the close of business of each week for the four-week period then ended)), minus (b) the Availability Reserve (as defined in the ABL Loan Agreement, but including an additional Availability Reserve equal to the Carve-Out) shall not at any time be less than 105% of the aggregate amount of outstanding LC Obligations (the “Minimum Borrowing Base Covenant”).

	•	The Cash Collateral Orders (or another appropriate first day order) shall obligate the Debtors to pay when due in the ordinary course all liabilities that are supported by any Letter of Credit.

Automatic Stay	Immediate and automatic lifting of the automatic stay to permit enforcement of Cash Collateral Orders in the event of a cash collateral termination event, subject to 5-business-day grace period (except as provided in the Adequate Protection section of this Term Sheet) for exercise of remedies against collateral, during which Debtors may only contest whether a Cash Collateral Order termination event has occurred and may only make necessary ordinary course operating expenditures (but without waiver of the right to seek approval from the court of a new cash collateral order).

Budget/Reporting	Debtors to provide to Term Loan Agent, ABL Agent and their advisors:

	•	Reasonable budget covenant, including disbursements as set forth in a 13-week cash disbursements and receipts budget, subject in each case to permitted variances to be agreed upon.

	•	Every week, reporting with an updated 13-week budget and reconciliation against actual disbursements and receipts.

	•	Reporting consistent with the terms of the Term Loan Credit Agreement and ABL Loan Agreement, including a Borrowing Base

Report by Wednesday of each week in the case of gross receivables and every other Wednesday in the case of the full Borrowing Base, calculated as of the close of business of the previous week in a manner reasonably satisfactory to the ABL Agent, and all back-up and supporting calculations as provided in the ABL Loan Agreement.

	•	The initial budget and all amendments thereto shall be in form and substance reasonably acceptable to the ABL Agent and Term Loan Agent.

Releases/Waivers	Cash Collateral Orders to contain:

	•	Customary stipulations by Debtors regarding validity, perfection, priority and absence of defenses or counterclaims to liens securing the Term Loan Claims and ABL Claims.

	•	Customary stipulations by Debtors regarding validity, priority and absence of defenses or counterclaims to Term Loan Claims and ABL Claims.

	•	Customary releases by Debtors of Term Loan Secured Parties and ABL Secured Parties.

	•	506(c) waiver, waiver of “equities of the case” exception under 552(b) and marshaling waiver (subject in each case to the Carve-Out).

Carve-Out	Cash Collateral Orders to contain an agreed upon professional fee and UST fee carve-out (the “Carve-Out”), which shall be subject to the budget, and shall be limited to $3.5 million after the delivery of a Carve-Out trigger notice by ABL Agent or the Term Loan Agent upon a cash collateral termination event. 11.74%[2] of the Carve-Out shall be funded from collateral on which the ABL Agent has a priority lien and 88.26% of the Carve-Out shall be funded from collateral on which the Term Loan Agent has a priority lien.

Termination Events	Cash Collateral Orders to contain customary termination events for use of cash collateral (including termination of the PSA) to be agreed among the Debtors, the Requisite ABL Lenders and the Required Consenting Term Lenders, including any actions in furtherance of any alternate plan not expressly permitted under the PSA. Any termination of consensual use of cash collateral by the ABL Secured Parties will terminate the consent of the Term Loan Secured Parties to use of cash collateral, and vice versa.

Purchase Card Program	The Cash Collateral Orders (or first day cash management orders) will provide that the approximately $3.0 million in cash pledged to Bank of America, N.A. or its affiliate to secure the Debtors’ purchase card program would remain in place to provide assurance that Bank of America, N.A. or its affiliate will be paid in full. Such orders shall

[2]	Based on $289,523,135 of outstanding term loans (per the Plan Support Agreement) and $38,526,688 in outstanding letters of credit.

further provide that Bank of America, N.A. or its affiliate shall be permitted to offset any balance due under the purchase card program against such pledged cash without relief from the automatic stay or further order of the bankruptcy court, and will contain other customary protections.

PLAN TERM SHEET – EXHIBIT 3

Backstop Agreement Term Sheet

Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the Plan Term Sheet. Definitions shall apply to the plural as well as the singular number.

Transaction Overview

Description:	Backstop Commitment Agreement (the “Backstop Agreement”).

Parties (each a “Party”):

(a)   The Company, on behalf of itself and the Debtor Subsidiaries (together with the Company, the “Debtors”); and

(b)   The certain Supporting Noteholders set forth on Schedule 1 hereto (including, as applicable, any Transferees in accordance with the terms hereof, each a “Backstop Participant”)

Rights Offering

Rights Offering Commitment:	On the terms and subject to the conditions of the Backstop Agreement, and on the basis of the representations set forth therein, each Backstop Participant shall commit, severally and not jointly, to validly exercise its Rights to purchase 100% of its Noteholder Primary Shares (as such amounts are set forth in Schedule 1 hereto, which shall be updated as of the date the Backstop Agreement to reflect any permitted transfers is executed and which shall be attached as a schedule thereto) in the Rights Offering (the “Rights Offering Commitment”).

Backstop

Backstop Commitment:	On the terms and subject to the conditions of the Backstop Agreement, and on the basis of the representations set forth therein, each Backstop Participant, severally and not jointly, shall grant to the Company an option (collectively, the “Put Option”) to require such Backstop Participant, in the event such

Backstop Participant’s Call Option (defined below) has not been validly exercised, to purchase from the Company on the Plan Effective Date, its Initial Backstop Pro Rata Share (defined below) of the sum of the Aggregate Noteholder Primary Shares and the Aggregate Equity Holder Primary Shares that are not subscribed and paid for in full pursuant to the Rights Offering, if any (such unsubscribed shares, the “Unsubscribed Shares”), at a per share price equal to the Rights Offering Per Share Price (the “Backstop Commitment”).

For the avoidance of doubt, to the extent a Backstop Participant duly exercises its Call Option during the Call Option Exercise Period and actually acquires the Unsubscribed Shares subject to such Call Option, the corresponding Put Option with respect to such Unsubscribed Shares shall terminate automatically upon the completion of such Backstop Participant’s purchase of the Unsubscribed Shares subject to such Call Option, and any exercise of the Put Option with respect to such Unsubscribed Shares shall be cancelled automatically, without any further action by either the Company or any Backstop Participant.

In the event a Call Option with respect to Unsubscribed Shares has not been validly exercised during the Call Option Exercise Period, the corresponding Put Option with respect to such Unsubscribed Shares shall be exercisable during the time between the end of the Call Option Exercise Period and five (5) Business Days thereafter (the “Put Option Exercise Period”). The Company shall be deemed to have exercised the Put Option in full at the end of the Put Option Exercise Period unless the Company shall have given written notice on or prior to such date that it has elected not to exercise the Put Option. Any such election by the Company not to exercise the Put Option shall not be effective and shall be void ab initio unless consented to in writing by the Required Consenting Term Lenders.

In addition to the foregoing, each Backstop Participant’s obligations with respect to its Put Option shall terminate automatically, without any further action by either the Company or any Backstop Participant, if (a) the Company has given written notice, with the prior written consent of the Required Consenting Term Lenders, to the Backstop Participants that it has elected not to exercise the Put Option, or (b) upon termination of the Backstop Agreement by all Parties thereto subject to the limitations and consent rights applicable to Mutual Terminations (solely with respect to the Company) and Company Terminations (each as defined below).

Backstop Participant Holdings:	Schedule 1 hereto, which shall be updated as of the date the Backstop Agreement to reflect any permitted transfers and which shall be attached as a schedule thereto, sets forth with respect to each Backstop Participant (i) its Initial Backstop Pro Rata Share (as defined below), (ii) the amount of its Noteholder Primary Shares and (iii) the aggregate principal amount of the Senior Notes Claims beneficially owned by such Backstop Participant as of the date of the PSA.

Backstop Pro Rata Allocation:	Each Backstop Participant will be allocated a portion of each of the Put Option and the Call Option equal to its Initial Backstop Pro Rata Share (defined below) of the Unsubscribed Shares plus any portion of the Call Option and Put Option acquired by such Backstop Participant due to the exercise of a Post-Default Subscription Right, a Post-Default Noteholder Call Option Assumption Right, or a Post-Termination Subscription Right (with respect to each Backstop Participant, the “Backstop Pro Rata Allocation”).

“Initial Backstop Pro Rata Share” means, with respect to each Backstop Participant and as set forth on Schedule 1 hereto (which shall be updated as of the date the Backstop Agreement to reflect any permitted transfers is executed and which shall be attached as a schedule thereto), a percentage equal to (a) the aggregate principal amount of the Senior Notes Claims beneficially owned by such Backstop Participant divided by (b) the aggregate principal amount of the Senior Notes Claims beneficially owned by all Backstop Participants, in each case, as of the date of the PSA.

“Backstop Pro Rata Share” means, with respect to each Backstop Participant, a percentage equal to its Backstop Pro Rata Allocation divided by (b) the aggregate Backstop Pro Rata Allocation of all Backstop Participants.

Backstop Participant Default Backstop:	If any Backstop Participant defaults on its Backstop Commitment obligations under the Backstop Agreement (such default, a “Backstop Participant Default,” and such Backstop Participant a “Defaulting Backstop Participant”), each non-defaulting Backstop Participant (a “Non-Defaulting Backstop Participant”) shall have the right (the “Post-Default Subscription Right”), but not the obligation, to within five (5) Business Days of the Backstop Participant Default, assume and exercise up to 100% the Defaulting Backstop Participant’s rights and obligations under the Backstop Agreement, including the Backstop Commitment, Call Option Commitment, Call Option rights, and Put Option obligations, to be allocated to each Non-Defaulting Backstop Participant based on its Backstop Pro Rata Share (adjusted, as applicable, for the removal of any terminating or defaulting Backstop Participant and any Backstop Participant not wishing to exercise its Post-Default Subscription Right) on the terms and subject to the conditions set forth in the Backstop Agreement.

In the event the Non-Defaulting Backstop Participants in the aggregate elect to assume and exercise more than 100% of the Defaulting Backstop Participant’s rights and obligations under the Backstop Agreement, the allocation of such rights and obligations to each Non-Defaulting Backstop Participant shall be adjusted proportionate to their respective Backstop Pro Rata Shares, so that the aggregate allocation to the Non-Defaulting Backstop Participants equals 100% of the Defaulting Backstop Participant’s rights and obligations under the Backstop Agreement.

For the avoidance of doubt, the assumption by any Non-Defaulting Backstop Participant of any Defaulting Backstop Participant’s obligations under the Backstop Agreement shall not relieve such Defaulting Backstop Participant of its liability for breach of the Backstop Agreement.

Backstop Commitment Payments:	The Backstop Agreement shall include customary procedures for the establishment of an escrow account to which each Backstop Participant shall deliver and pay the aggregate purchase price for the amount of Noteholder Primary Shares, Unsubscribed Shares, if any, Incremental Liquidity Facility Shares, if any, and Unsubscribed Incremental Liquidity Facility Shares, if any to be purchased by such Backstop Participant pursuant to its obligations under the Backstop Agreement, which funds shall be released from the escrow account to the Company only upon the occurrence of the closing of the Backstop Commitments (the “Closing”), which shall take place on the date on which all of the Backstop Agreement Closing Conditions (defined below) have been satisfied or waived pursuant to the terms of the Backstop Agreement. The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.”

In connection with obtaining ‘first day’ relief, the Company shall obtain an order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Parties, confirming all amounts on deposit do not constitute property of the Debtors’ estates pending release to the Company in accordance with the Backstop Agreement, and such amounts shall be irrevocably released to any Person funding such amounts into the escrow account as and when required pursuant to the terms hereof and of the Rights Offering Documents.

All such payments to the escrow account shall be paid in immediately available funds on a date to be agreed by the Required Backstop Participants (defined below), which date shall be no later than three (3) Business Days after the date on which the Plan Confirmation Order is entered by the Bankruptcy Court.

All funds held in the escrow account shall be released to the Backstop Participants, and each Backstop Participant shall receive from the escrow account the cash amount actually funded to the escrow account by such Backstop Participant, plus any interest accrued thereon, promptly following the earlier to occur of (i) in the event of a termination of the Backstop Agreement by such Backstop Participant in accordance with its terms, within one (1) Business Day thereof; and (ii) the Outside Date, if the Closing has not occurred on or before such date.

Call Option:	On the terms and subject to the conditions of the Backstop Agreement, the Company shall grant to each Backstop Participant an option (collectively, the “Call Option”) to require the Company to sell to such Backstop Participant on the Plan Effective Date, its

Initial Backstop Pro Rata Share of the Unsubscribed Shares, at a per share price equal to the Rights Offering Per Share Price.

The Backstop Agreement shall include customary procedures for the exercise of the Call Option.

The Call Option shall be exercisable during the time between (i) the date of the Backstop Agreement and (ii) ten (10) Business Days prior to the anticipated Confirmation Hearing to approve the Plan (the “Call Option Exercise Period”). Each Backstop Participant shall be deemed to have exercised its Call Option in full at the end of the Call Option Exercise Period, unless such Backstop Participant shall have given written notice to the Company on or prior to such date that it has elected not to exercise its Call Option.

A Backstop Participant’s Call Option shall terminate automatically, without any further action by either the Company or such Backstop Participant, if (a) the Call Option Exercise Period expires without such Call Option having been exercised, (b) in the event of a Backstop Participant Default or Backstop Participant Termination with respect to such Backstop Participant, no other Backstop Participant has assumed the Call Option, or (c) upon termination of the Backstop Agreement with respect to such Party in accordance with its terms.

Call Option Commitment	The Backstop Participants agree amongst each other to exercise their respective Call Options in the time period required by the Backstop Commitment (the “Call Option Commitment”).

Call Option Commitment Default:	The Call Option Commitment shall provide that if any Backstop Participant defaults on its Call Option Commitment (such default, a “Call Option Commitment Default,” and such Backstop Participant a “Defaulting Call Option Backstop Participant”), each non-defaulting

Backstop Participant (each a “Non-Defaulting Call Option Backstop Participant”) shall have the right (the “Post-Default Noteholder Call Option Assumption Right”), but not the obligation, to, within five (5) Business Days of the Call Option Commitment Default, assume and exercise up to 100% of the Defaulting Call Option Backstop Participant’s rights and obligations under the Backstop Agreement, including the Backstop Commitment, Call Option Commitment, Call Option rights, and Put Option obligations, to be allocated to each Non-Defaulting Call Option Backstop Participant based on its Backstop Pro Rata Share (adjusted, as applicable, for the removal of the Defaulting Call Option Backstop Participant and any Backstop Participant not wishing to exercise its Post-Default Noteholder Call Option Assumption Right).

In the event the Non-Defaulting Call Option Backstop Participants in the aggregate elect to assume and exercise more than 100% of the Call Option Backstop Participant’s rights and obligations under the Backstop Agreement, the allocation of such rights and obligations to each Call Option Backstop Participant shall be adjusted proportionate to their respective Backstop Pro Rata Shares, so that the aggregate allocation to the Non-Defaulting Call Option Backstop Participants equals 100% of the Defaulting Call Option Backstop Participant’s rights and obligations under the Backstop Agreement.

For the avoidance of doubt, the assumption by any Non-Defaulting Call Option Backstop Participant of any Defaulting Call Option Backstop Participant’s obligations under the Backstop Agreement shall not relieve such Defaulting Call Option Backstop Participant of its liability for breach of the Backstop Agreement.

Backstop Agreement Representations, Warranties, Covenants and Conditions

Company Representations and Warranties:

Except as set forth in the disclosure schedules to be attached to the Backstop Agreement, the Company, on behalf of itself and the other Debtors, shall represent and warrant, subject to customary qualifications, to the following usual and customary representations and warranties:

organization and qualification; corporate power and authority; execution and delivery; enforceability; authorized and issued capital stock; no conflicts; consents and approvals; arm’s length; compliant and timely (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC) filing all reports or other documents (including financial statements) required to be filed or furnished to the SEC; no violation and compliance with laws; legal proceedings; labor relations; intellectual property; real and personal property; no undisclosed relationships; no undisclosed liabilities; absence of certain changes; licenses and permits; environmental; taxes; liens; internal controls over financial reporting; disclosure controls and procedures; FCPA compliance; investment company act; employees and benefit plans; material contracts; no unlawful payments; compliance with anti-money laundering laws; takeover statutes; compliance with sanctions laws; no broker’s fees; filing of Disclosure Statement with the Bankruptcy Court that shall conform in all material respects with the Bankruptcy Code; insurance; and alternative transactions.

Backstop Participant Representations and Warranties:	Each Backstop Participant, severally and not jointly, shall represent and warrant, subject to customary qualifications, to the following usual and customary representations and warranties:

organization and qualification; corporate power and authority; authorization; execution and delivery; enforceability; consents and approvals; no registration; legal proceedings; no conflicts; sophistication and investigation; no broker’s fee; votable claims; accredited investor and sufficiency of funds.

Covenants:

(a)   The Debtors shall use commercially reasonable efforts to (i) obtain entry, consistent with the Restructuring Timeline, of the Confirmation Order and an order (which may be included in the Confirmation Order, the “Backstop Order”), in form and substance reasonably satisfactory to the Required Backstop Participants and the Debtors, approving the Rights Offering, the Rights Offering Documents (including the Backstop Agreement) and the payment of the Put Premium and Termination Fee, and cause such orders to become Final and (ii) to take or cause to be taken all actions necessary or advisable in order to consummate the transactions provided in the Backstop Agreement;

(b)   The Company shall be subject to customary business conduct covenants to apply during the period (the “Pre-Closing Period”) from the (i) date of the PSA to (ii) the earlier of (x) the Closing Date and (y) the date on which the Backstop Agreement is terminated in accordance with its terms, including that the Company shall, and shall cause each of the Debtor Subsidiaries to:

(A)   operate their businesses in the ordinary course in a manner consistent with past practice in all material respects (other than any changes in operations (i)

resulting from or relating to the Plan or the proposed or actual filing of the Chapter 11 Cases, (ii) imposed by the Bankruptcy Court or (iii) related to the Specified Asset Sales as to which the Debtors have obtained prior written consent from the Required Consenting Creditors, which consent shall not be unreasonably withheld, conditioned or delayed; provided that such changes in operations are, in the absence of such written consent, consistent with the transactions contemplated by the Fundamental Implementation Agreements (including the PSA) or Definitive Restructuring Documents);

(B)   not acquire or divest (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise), or file any motion or application seeking authority to acquire or divest, (i) any corporation, partnership, limited liability company, joint venture, or other business organization or division or (ii) the Debtors’ assets, other than (w) related to the Specified Asset Sales as to which the Debtors have obtained prior written consent from the Required Consenting Creditors, which consent shall not be unreasonably withheld, conditioned or delayed, (x) in the ordinary course of business in an aggregate amount of less than $10 million, provided that such assets are no longer needed for the Debtors’ operations, (y) as contemplated by the

Fundamental Implementation Agreements (including the PSA) or Definitive Restructuring Documents, or (z) with the advance written consent of the Required Backstop Participants in their sole and absolute discretion.

(C)   use its commercially reasonable efforts to (i) preserve intact its business, (ii) keep available the services of its officers and employees, and (iii) preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or the Debtor Subsidiaries in connection with its business;

(D)   exercise, consistent with the terms and conditions of the Backstop Agreement, complete control and supervision of the business of the Company and the Debtor Subsidiaries; and

(E)   not (i) declare, set aside or pay any dividends or purchase, redeem, or otherwise acquire, except in connection with the Plan, any shares of its capital stock, (ii) issue, deliver, grant, sell, pledge or otherwise encumber any of its capital stock or any convertible securities into its capital stock or any of its assets, (iii) agree to acquire or acquire any assets unless consistent with the Pro Forma 13-Week Budget and in the ordinary course consistent with past practice, (iv) incur or guarantee any funded indebtedness (including any hedging obligations), (v) make any capital expenditure during the Pre-Closing Period unless consistent with the Pro Forma 13-Week Budget and in the ordinary course consistent with past practice, (vi) make, change or rescind any material election relating to taxes, except elections consistent with past practice, (vii) adopt or amend any collective bargaining agreement, (viii) enter into, amend the economic terms, scope or duration of, or terminate any material employment agreement, or (ix) approve, authorize, vest or make any payments under any incentive, severance, retention, change of control, bonus or similar payment (including under the 2016 PIP) to employees, including managers, outside the ordinary course of business. For the avoidance of doubt, the board of directors of Reorganized Key shall make decisions as to approving, authorizing, vesting or making any payments under the 2016 PIP.

(c)   The Company shall, during the Pre-Closing Period, afford the Parties and their advisors, upon reasonable notice, reasonable access, during normal business hours and without unreasonable disruption or interference with the Company’s business or operations, to the Company’s employees, properties, books, contracts and records;

(d)   The Company shall timely file a Form D with the SEC with respect to the Rights Offering Stock to the extent required under Regulation D of the Securities Act and the rules and regulations of the SEC thereunder, and shall provide, upon request, a copy thereof to each Backstop Participant;

(e)   The Company shall, and shall cause the Debtor Subsidiaries to, on or before the Closing Date, take such action as is necessary or advisable to, assuming the representations and warranties of the Backstop Participants in the Backstop Agreement are true and correct, (i) make the Rights Offering and transactions contemplated by the Fundamental Implementation Agreements comply with U.S. securities laws and (ii) obtain an exemption for, or to qualify the Reorganized Key Common Stock issued pursuant to the Rights Offering and the Fundamental Implementation Agreements for, sale to the Backstop Participants under applicable securities and “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Backstop Participants on or prior to the Closing Date;

(f)   Each Party agrees to use commercially reasonable efforts to take or cause to be taken all steps necessary to ensure compliance with Antitrust Laws, with respect to the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, and, if applicable, shall file, or cause to be filed, any filings required under Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by the Fundamental Implementation

Agreements, including the Backstop Agreement, as soon as reasonably practicable and shall promptly furnish documents or information reasonably requested by any antitrust, anti-monopoly, anti-competition or other similar governmental authority in any jurisdiction;

(g)   Each Party agrees to treat the Call Option and the Put Option as options for U.S. federal income tax purposes; and

(h)   The Company shall (x) timely comply with all reporting obligations under applicable securities laws (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC), (y) not become a delinquent filer (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC) and (z) in cooperation with counsel to the Required Consenting Noteholders, use commercially reasonable efforts to obtain a listing on the NYSE or NASDAQ as promptly as possible following the Plan Effective Date.

Conditions to Backstop Participant Obligations:

The obligations of each Backstop Participant under the Backstop Agreement (including obligations to fund amounts due in respect of the Call Option or the Put Option) and the release of any amounts to the Company from the escrow account at the Closing shall be subject to the satisfaction or waiver on or, as otherwise specified below, prior to the Closing Date of usual and customary conditions, as well as such other conditions that are satisfactory to and agreed upon by the Parties, including the following (the “Backstop Participant Closing Conditions”):

(a)   The PSA shall not have been terminated;

(b)   The Rights Offering shall have been conducted in all material respects in accordance with the Rights Offering Documents and the Fundamental Implementation Agreements;

(c)   All shares of Reorganized Key Common Stock issued under the Plan, including pursuant to the Rights Offering shall be, upon payment of the applicable purchase price as provided in the Rights Offering Documents and the Fundamental Implementation Agreements, validly issued and outstanding, and free and clear of all withholding taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights other than as set forth in the New Key Constituent Documents and the Investor Rights Agreement;

(d)   After giving effect to all payments under the Plan (including on account of accrued and unpaid professional fees and expenses, but not including any fees paid or to be paid in connection with the Corporate Advisory Services Agreement), on the Plan Effective Date, the Debtors shall, on a pro forma basis after giving effect to the funding of the Rights Offering and the Incremental Liquidity Facility, if any, satisfy the Minimum Liquidity Threshold.

“Minimum Liquidity Threshold” means:

(x) $100 million, consisting of (A) at least $80 million, comprising (i) unrestricted domestic cash (or cash equivalents), at least $70 million of which must be deposited in the TL Proceeds and Priority Collateral Account (as defined in the Term Loan Credit Agreement) plus (ii) Expected Asset Sale Proceeds[1], if any, and (B) Availability

[1]	“Expected Asset Sale Proceeds” means any cash proceeds payable in connection with a Specified Asset Sale pursuant to one or more fully-executed purchase agreements which (i) contain no material financial or diligence conditions to closing, and (ii) are contracted to close within 30 calendar days after the Plan Effective Date; provided, however, that, unless the Required Backstop Participants have consented to the waiver of such condition, such cash proceeds must be held in escrow at a nationally chartered U.S. bank pursuant to an escrow agreement requiring payment of such proceeds to the Debtors or Reorganized Debtors upon the closing of the Specified Asset Sale within 30 calendar days after the Plan Effective Date, subject only to a failure to obtain the approval of any governmental entity on the basis of any applicable Antitrust Laws.

(as defined in the Term Loan Credit Agreement) under the New ABL Agreement; or

(y) $110 million, consisting of (A) at least $75 million, comprising (i) unrestricted domestic cash (or cash equivalents), at least $65 million of which must be deposited in the TL Proceeds and Priority Collateral Account plus (ii) Expected Asset Sale Proceeds, if any, and (B) Availability under the New ABL Agreement;

provided that no cash or cash equivalents shall be counted for purposes of satisfying the Minimum Liquidity Threshold to the extent they (a) are held in a foreign bank account or (b) serve to backstop letters of credit under the New ABL Agreement.

(e)   The Company shall have completed all acts required to be completed by the Company under the FCPA Resolution, including payment of all amounts due thereunder, and the FCPA Resolution shall be in full force and effect, as of the Petition Date;

(f)   The Bankruptcy Court shall have entered a Backstop Order in form and substance reasonably satisfactory to the Required Backstop Participants and the Debtors and such order shall be Final;

(g)   The conditions to the occurrence of the Plan Effective Date as set forth in the

Plan and in the Confirmation Order shall have been satisfied or waived in accordance with the terms thereof and the Plan;

(h)   All governmental and material third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, shall have been made or received, including approval under applicable Antitrust Laws;

(i)   No final judgment, injunction, decree or other material legal restraint shall have been enacted, adopted or issued by a governmental entity of competent jurisdiction that prohibits the consummation of the Plan, the Rights Offering or the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, and/or the Definitive Restructuring Documents substantially on the terms and conditions set forth in the PSA.

(j)   The representations and warranties of each Debtor contained in the Backstop Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the date on which all other conditions have been satisfied or waived with the same effect as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. For purposes of this Backstop Agreement Term Sheet, “Material Adverse Effect” means (i) any fact, event, change, effect, development, circumstance or occurrence (each an “Event”) that, individually or together with any other Event, has had or could reasonably be expected to have a material and adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of the Debtors taken as a whole or (ii) any Event that could reasonably be expected to prevent, materially delay or materially restrict or impair the Debtors from executing the Definitive Restructuring Documents or consummating the transactions contemplated in the Fundamental Implementation Agreements, including the Backstop Agreement, other than, in the case of each of (i) and (ii), the commencement of the Chapter 11 Cases and any reasonably anticipated effects of the commencement or prosecution of the Plan;

(k)   Each Party shall have performed and complied, in all material respects, with all of its covenants and agreements contained in the Backstop Agreement and in any other document delivered pursuant to the Backstop Agreement; provided that if the failure to comply is caused by a Backstop Participant Default, this condition shall be satisfied if either (i) the Defaulting Backstop Participant’s obligations pursuant to the Backstop Agreement have been assumed by Non-Defaulting Backstop Participants pursuant to the terms hereof or (ii) the Company provides evidence reasonably satisfactory to the Non-Defaulting Backstop Participants that such Backstop Participant Default would not otherwise prevent consummation of the Plan in accordance with the Restructuring Timeline;

(l)    Either a Call Option or a Put Option shall have been exercised with respect to each Unsubscribed Share;

(m)  The Company shall (x) have timely complied with all reporting obligations under applicable securities laws (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC), (y) not have become a delinquent filer (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC) and (z) in cooperation with counsel to the Required Backstop Participants, have used commercially reasonable efforts to obtain a listing on the NYSE or NASDAQ as promptly as possible following the Plan Effective Date;

(n)   A Material Adverse Effect shall not have occurred after the date the PSA is executed; and

(o)   The Board or any of the Debtors’ boards of directors shall not have (i) withdrawn, qualified or modified in any materially adverse manner to the Backstop Participants, its approval or recommendation of the Rights Offering and related transactions and documents, (ii) approved or recommended, or resolved to approve or recommend any Alternative Transaction, or (iii) provided notice to counsel to the Supporting Creditors of its intent to enter into or otherwise publicly announced its intent to pursue an Alternative Transaction.

All or any of the Backstop Participant Closing Conditions (other than paragraph (i) above) may be waived in whole or in part by the Required Backstop Participants in their sole discretion, upon written notice to all

Parties to the Backstop Agreement, and if so waived, all Backstop Participants shall be bound by such waiver; provided that paragraph (h) above may be waived only if each Backstop Participant requiring approval under applicable Antitrust Laws is among the Required Backstop Participants that have waived such Backstop Participant Closing Condition.

“Required Backstop Participants” means, as of any date of determination, those Backstop Participants holding at least 66 2/3% of the aggregate outstanding Senior Notes Claims, unless the Backstop Participants collectively hold less than 66 2/3% of the aggregate outstanding principal amount of the Senior Notes, in which case those Backstop Participants holding at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes held by Backstop Participants; provided that for purposes of this definition, the term “Backstop Participants” excludes any Backstop Participant that, on the relevant date of determination, is in breach of any of its material obligations under the Backstop Agreement.

Conditions to Company Obligations:

The obligations of the Company under the Backstop Agreement shall be subject to the satisfaction or waiver on or, as otherwise specified below, prior to the Closing Date of usual and customary conditions, as well as such other conditions that are satisfactory to and agreed upon by the Parties, including the following (the “Company Closing Conditions”; and together with the Backstop Participant Closing Conditions, the “Backstop Agreement Closing Conditions”):

(a)   The PSA shall not have been terminated;

(b)   The Bankruptcy Court shall have entered a Backstop Order in form and substance reasonably satisfactory to the Required Backstop Participants and the Debtors and such order shall be Final;

(c)   The Bankruptcy Court shall have entered the Confirmation Order approving the Plan and such order shall be Final;

(d)   The conditions to the occurrence of the Plan Effective Date as set forth in the Plan and in the Confirmation Order shall have been satisfied or waived in accordance with the terms thereof and the Plan;

(e)   No final judgment, injunction, decree or other material legal restraint shall have been enacted, adopted or issued by a governmental entity of competent jurisdiction that prohibits the consummation of the Plan, the Rights Offering or the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, and/or the Definitive Restructuring Documents substantially on the terms and conditions set forth in the PSA;

(f)    All governmental and material third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, shall have been made or received, including approval under applicable Antitrust Laws;

(g)   The representations and warranties of the Backstop Participants shall be true and correct at and as of the date on which all other conditions have been satisfied or waived with the same effect as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially restrict or impair the Backstop Participants from executing the Definitive Restructuring Agreements or consummating the transactions contemplated in the Fundamental Implementation Agreements, including the Backstop Agreement; and

(h)   The Backstop Participants in the aggregate shall have performed and complied, in all material respects, with all of their covenants and agreements contained in the Backstop Agreement and in any other document delivered pursuant to the Backstop Agreement.

Sale, Transfer and Assignment:	Each Backstop Participant shall have the right to designate by written notice to the Company no later than five (5) Business Days prior to the Closing Date that some or all of the Unsubscribed Shares that it is obligated to purchase be issued in the name of, and delivered to one or more of its Affiliates (defined below) or Affiliated Funds (defined below) (other than any portfolio company of such Backstop Participant or its Affiliates) (each, a “Related Purchaser”) upon receipt by the Company of payment therefor in accordance with the terms of the Backstop Agreement, which notice of designation shall (i) be addressed to the Company and signed by such Backstop Participant and each such Related Purchaser, (ii) specify the number of Unsubscribed Shares to be delivered to or issued in the name of such Related Purchaser upon exercise of the Call Option or Put Option and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the applicable Backstop Participant representations set forth in the Backstop Agreement applied to such Related Purchaser; provided, that no such designation shall relieve such Backstop Participant from its obligations under the Backstop Agreement.

Each Backstop Participant may sell, transfer and assign all or any portion of its rights and obligations under the Backstop Agreement, to (each, a “Transferee”):

(a)   any Affiliated Fund;

(b)   one or more special purpose vehicles that are wholly owned by one or more of such Backstop Participant and its Affiliated Funds, created for the purpose of holding such rights and obligations under the Backstop Agreement or holding debt or equity of the Debtors, and with respect to which such Backstop Participant either (i) has provided an adequate equity support letter or a guarantee of such special purpose vehicle’s obligations under the Backstop Agreement or (ii) otherwise remains obligated to fund the obligations under the Backstop Agreement to be sold, transferred or assigned until the consummation of the Plan; provided, that such special purpose vehicle shall not be related to or Affiliated with any portfolio company of such Backstop Participant or any of its Affiliates or Affiliated Funds (other than solely by virtue of its affiliation with such Backstop Participant) and the equity of such special purpose vehicle shall not be directly or indirectly transferable other than to such Persons described in clause (a) or this clause (b), and in such manner, as such Backstop Participant’s obligations under the Backstop Agreement is transferable; or

(c)   any other entity to whom such Backstop Participant transfers its Covered Interests in accordance with the PSA in full compliance with all transfer restrictions set forth in the PSA; provided, that such Transferee agrees in writing to be bound by the obligations of such Backstop Participant under the Backstop Agreement and each of the Backstop Participants and the Company have agreed in writing, after due inquiry and investigation, that such Transferee is reasonably capable of fulfilling such obligations;

provided, further, that (1) in each of cases (a) (b) and (c), such, Transferee provides a written agreement to the Company under which it (x) confirms the accuracy of the applicable representations as applied to such Transferee, (y) agrees to assume such Backstop Participant’s rights and obligations under the Backstop Agreement, and (z) agrees to be fully bound by, and subject to, the Backstop Agreement as a Backstop Participant, and (2) in each of cases (a) and (b) no such sale, transfer or assignment shall relieve such Backstop Participant from its obligations under the Backstop Agreement.

“Affiliate” means (i) a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person; or (ii) managed funds, accounts, investment managers, representatives, agents and employees, in each case to the extent controlled by a Person.

“Affiliated Fund” means any Person of whom a Backstop Participant is an investment advisor or manager or over whom a Backstop Participant has power and/or authority to bind with respect to securities and/or Covered Interests owned by such Person; provided that if any Party signs onto the Backstop Agreement solely as to a specific business desk, no Affiliate of such Backstop Participant or other business unit within any such Party, shall be subject to the Backstop Agreement unless they separately become a party thereto.

Backstop Agreement Termination	The Backstop Agreement may be terminated at any time prior to the Closing Date by mutual written consent of the Company and the Required Backstop Participants (a “Mutual Termination”); provided that a Mutual Termination shall not be effective and shall be void ab initio unless the Company’s termination is consented to in writing by the Required Consenting Term Lenders.

Backstop Participant Termination Rights:

So long as it is not in breach of its obligations under the Backstop Agreement, a Backstop Participant (in such circumstances, a “Terminating Backstop Participant”) may, at any time on or prior to the Closing Date, by written notice to the Company and each other Backstop Participant, terminate its obligations under the Backstop Agreement, including without limitation its Backstop Commitment, Rights Offering Commitment, Call Option Commitment, and Put Option obligations (a “Backstop Participant Termination”), if:

(a)   The Company (or any of its subsidiaries): (x) files or publicly announces that it will file or joins in or supports any plan of reorganization (or disclosure statement related thereto) in the Chapter 11 Cases other than the Plan other than as permitted pursuant to the PSA; (y) terminates or files a motion or pleading with the Bankruptcy Court seeking authority to terminate or reject any Fundamental Implementation Agreement on account of the Board’s fiduciary obligations; or (z) provides notice to counsel to the Supporting Creditors of its intent to enter into or otherwise publicly announces its intent to pursue an Alternative Transaction;

(b)   Either the Confirmation Order or the Backstop Order is reversed, dismissed or vacated, or is modified or amended after entry in a manner that is not reasonably satisfactory to the Required Backstop Participants;

(c)   The Closing Date has not occurred by the Outside Date;

(d)   Any of the Chapter 11 Cases are dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or the Bankruptcy Court enters an order in any of the Chapter 11 Cases appointing an examiner or trustee with expanded powers to oversee or operate the Debtors in the Chapter 11 Cases;

(e)   The issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring and the Plan on the terms and conditions set forth in the PSA and the Fundamental Implementation Agreements; provided, however, that the Debtors shall have ten (10) days after notice to the Company of such ruling or order to obtain relief that would allow consummation of the Restructuring and the Plan in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the PSA and the Fundamental Implementation Agreements and (ii) is acceptable to the Required Backstop Participants in their reasonable discretion;

(f)    Upon the failure by the Company to comply in all material respects with any of its obligations under the Backstop Agreement, if such failure continues for ten (10) Business Days after written notice of such failure by any Backstop Participant to the Company;

(g)   the Required Consenting Term Lenders terminate the PSA (solely as to each Supporting Term Lender) pursuant to Section 11(d) of the PSA;

(h)   The PSA is terminated prior to the Plan Effective Date, including by such Backstop Participant as to itself;

(i)    An order denying confirmation of the Plan is entered on the docket in the Chapter 11 Cases; or

(j)    Any Backstop Participant Closing Condition becomes incapable of being satisfied unless such condition is waived pursuant to the terms of the Backstop Agreement.

If any Backstop Participant validly terminates its Backstop Commitment obligations under the Backstop Agreement in accordance with the terms hereof, each non-terminating Backstop Participant (a “Non-Terminating Backstop Participant”) shall have the right (the “Post-Termination Subscription Right”), but not the obligation, to within five (5) Business Days of such termination to assume and exercise up to 100% of the Terminating Backstop Participant’s rights and obligations under the Backstop Agreement, including the Backstop Commitment, Call Option Commitment, Call Option rights, and Put Option obligations, to be allocated to each Non-Terminating Backstop Participant based on its Backstop Pro Rata Share (adjusted, as applicable, for the removal of any terminating or defaulting Backstop Participant and any Backstop Participant not wishing to exercise its Post-Termination Subscription Right) on the terms and subject to the conditions set forth in the Backstop Agreement; provided that, notwithstanding the foregoing, no Terminating Backstop Participant shall be relieved of any such Terminating Backstop Participant’s breach of this Backstop Agreement prior to such termination.

In the event the Non-Terminating Backstop Participants in the aggregate elect to assume and exercise more than 100% of the Terminating Backstop Participant’s rights and obligations under the Backstop Agreement, the allocation of such rights and obligations to each Non-Terminating Backstop Participant shall be adjusted proportionate to their respective Backstop Pro Rata Shares, so that the aggregate allocation to the Non-Terminating Backstop Participants equals 100% of the Terminating Backstop Participant’s rights and obligations under the Backstop Agreement.

If, within eight (8) Business Days of any Backstop Participant Termination or Backstop Participant Default, no other Backstop Participant has agreed to assume the rights and obligations of the Defaulting Backstop Participant or the Terminating Backstop Participant, as applicable, the Backstop Agreement shall automatically terminate with respect to all Parties unless prior to such eight (8th) Business Day, solely with respect to a Backstop Participant Default, the Company provides evidence reasonably satisfactory to the Non-Defaulting Backstop Participants that such Backstop Participant Default would not otherwise prevent consummation of the Plan in accordance with the Restructuring Timeline (such automatic termination, the “Automatic Termination”). For the avoidance of doubt, a default by a Backstop Participant shall not constitute a Backstop Participant Termination.

Upon the termination of the Backstop Agreement in its entirety resulting from an

Automatic Termination (other than an Automatic Termination resulting from a Backstop Participant Default) or a Backstop Participant Termination pursuant to clauses (a), (e), (f) or (h) (with respect to (h), to the extent the PSA is terminated as a result of a breach thereof by the Company), the Company shall pay or cause to be paid to the Non-Defaulting Backstop Participants a non-refundable aggregate fee in cash in immediately available funds in an aggregate amount equal to $3,850,000 (the “Termination Fee”). The claim of the Non-Defaulting Backstop Participants for the Termination Fee shall be an unsecured claim subordinated in right of payment solely to the Term Loan Claims, and shall not be paid by the Company unless and until the Term Loan Claims have been paid in full in Cash.

The Termination Fee shall be allocated to each such Non-Defaulting Backstop Participant pro rata based on its Backstop Pro Rata Share (adjusted, as applicable, for the removal of any Defaulting Backstop Participant).

Company Termination Rights:

So long as it is not in breach of its obligations under the Backstop Agreement the Company may, at any time prior to the Closing Date by written notice to the Backstop Participants, terminate the Backstop Agreement (a “Company Termination”):

(a)   upon the Company terminating the PSA in accordance with its terms;

(b)   within three (3) Business Days after the giving of written notice by the Company to the Supporting Creditors of a determination by the Board, in good faith, based on the advice of its outside counsel, that proceeding with the Restructuring and pursuit of confirmation and consummation of the Plan would be inconsistent with the Board’s fiduciary obligations under applicable law;

(c)   upon the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring and the Plan on the terms and conditions set forth in the PSA and the Fundamental Implementation Agreements; provided, however, that the Backstop Participants shall have ten (10) days after notice to the Backstop Participants of such ruling or order to obtain relief that would allow consummation of the Restructuring and the Plan in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the PSA and the Fundamental Implementation Agreements and (ii) is acceptable to the Debtors in their reasonable discretion;

(d)   upon the failure by the Backstop Participants in the aggregate to comply in all material respects with any of their obligations under the Backstop Agreement, if such failure continues for ten (10) Business Days after written notice of such failure by the Company to the Backstop Participants;

(e)   The PSA shall have terminated prior to the Plan Effective Date; and

(f)   The Plan Effective Date shall not have occurred on or prior to the Outside Date.

A Company Termination shall not be effective and shall be void ab initio unless consented to in writing by the Required Consenting Term Lenders.

Put Premium	As consideration for the Put Option, the Backstop Commitment and the other agreements of the Backstop Participants in the Backstop Agreement, including the Incremental Liquidity Facility, the Company shall pay or cause to be paid to the Non-Defaulting, Non-Terminating Backstop Participants a nonrefundable aggregate premium of shares of Reorganized Key Common Stock in amount equal to the sum of:

(a)   6% of the issued and outstanding shares on the Plan Effective Date, calculated after giving effect to (v) shares issued on account of the Put Premium, (w) shares issued on account of the Senior Notes Exchange, (x) the Equity Exchange Shares, (y) shares issued in connection with the consummation of the Rights Offering, including all shares issued to the Backstop Participants under the Backstop Agreement and (z) the Incremental Liquidity Facility Shares, if any, but excluding any shares issued pursuant to Warrants and the New MIP, if any (the “Percentage Put Premium”); plus

(b)   the quotient of (i) $1.5 million divided by (ii) the weighted average price of all shares issued and outstanding shares on the Plan Effective Date, including (v) shares issued on account of the Put Premium, (w) shares issued on account of the Senior Notes Exchange, (x) the Equity Exchange Shares, (y) shares issued in connection with the consummation of the Rights Offering, including all shares issued to the Backstop Participants under the Backstop Agreement and (z) the Incremental Liquidity Facility Shares, if any, but excluding any shares issued pursuant to the Warrants and the New MIP, if any (the “Dollar Put Premium” and, together with the Percentage Put Premium, the “Put Premium”).[2]

[2]	The Put Premium and the components thereof shall be calculated in a manner consistent with the illustrative calculations provided in Schedule 4 to the Plan Term Sheet.

The Put Premium shall be paid on the Closing Date to the Non-Defaulting, Non-Terminating Backstop Participants, whether or not the Put Option is exercised and whether or not the Incremental Liquidity Facility is exercised, and shall be allocated to each such Non-Defaulting, Non-Terminating Backstop Participant, pro rata based on its Backstop Pro Rata Share (adjusted, as applicable, for the removal of any Terminating Backstop Participant or Defaulting Backstop Participant).

For the avoidance of doubt, if a Backstop Participant is a Defaulting Backstop Participant, it shall not be entitled to payment of any of the Put Premium or the Termination Fee.

Backstop Agreement Other Provisions

Indemnification and Contribution:	The Backstop Agreement shall include customary indemnification and contribution provisions, which shall survive termination of the Backstop Agreement.

Investor Rights Agreement:	Any recipient of shares issued pursuant to the Backstop Agreement shall execute and become party to the Investor Rights Agreement.

Governing Law:	The governing law of the Backstop Agreement shall be New York law.

Incremental Liquidity Facility:	Five (5) Business Days prior to the anticipated Plan Effective Date, the advisors to the Debtors and the Backstop Participants shall make a determination (and advise the Backstop Participants) as to whether the Company will satisfy the Minimum Liquidity Threshold on the anticipated Plan Effective Date.

If the Minimum Liquidity Threshold will not be satisfied on the anticipated Plan Effective Date, Reorganized Key will issue up to $25 million of additional Reorganized Key Common Stock (the “Incremental Liquidity Facility Shares”), at a per share price as set forth on Schedule 4 to the Plan Term sheet, which per share price shall be equal to: 62.5% of the Price Per Share Pre-Liquidity Shares (as such price is set forth in Schedule 4 hereto) for the first $10 million of additional capital (tranche 1); 50% of the Price Per Share Pre-Liquidity Shares for the second $10 million of additional capital (tranche 2); and 32.5% of the Price Per Share Pre-Liquidity Shares for the last $5 million of additional capital (tranche 3), in an aggregate amount necessary for the Company to meet the Minimum Liquidity Threshold (such offering, which shall be made in conjunction with the Rights Offering the “Incremental Liquidity Facility”). If the Qualifying Noteholders and Qualifying Equity Holders have not subscribed for all of the Incremental Liquidity Shares to be issued pursuant to the Incremental Liquidity Facility, the Backstop Participants shall purchase all such unsubscribed Incremental Liquidity Shares (such shares, the “Unsubscribed Incremental Liquidity Shares”) subject to the terms and conditions of the Backstop Agreement (including the implementation of a put/call structure consistent with the Backstop Agreement structure with respect to the Rights Offering).

If a fully funded $25 million Incremental Liquidity Facility would be insufficient to satisfy the Minimum Liquidity Threshold, the Backstop Participant Closing Conditions shall not be satisfied (but may be waived) and no amounts shall be required to be funded by the Backstop Participants under the Backstop Agreement.

The Company and the Backstop Participants shall work in good faith to agree to the procedures and mechanics of implementing the Incremental Liquidity Facility consistent with the Plan Term Sheet, including the implementation of a put/call structure consistent with the Backstop Commitment’s structure, which mechanics and procedures shall be included in the Backstop Agreement.

Schedule 1

Schedule of Backstop Participants

[To be redacted]

PLAN TERM SHEET – EXHIBIT 4

Key Energy Services, Inc. (the “Company”)

Corporate Governance Term Sheet1

Equity

•	Single class of shares; 1 vote per share (except for the Preferred Voting Share (defined below) to be issued to Platinum).

•	No lock-up.

Board

•	Except as provided herein, 10 member board of directors (the “Board”).[2]

•	Initial directors to be selected once (prior to Plan Effective Date), for a 2-year term (the “Initial Board Term”), as follows:

•	5 initial directors selected by Platinum (as bondholder), with 8 votes total (3 directors with 2 votes each, and 2 directors with 1 vote each; provided that one of the single-vote directors must be Reorganized Key’s CEO (the “CEO Director”));[3]

•	2 initial directors selected by the Committee[4] other than Platinum (as bondholders), each with 1 vote; and

•	3 initial independent directors, as defined by NYSE/NASDAQ[5] rules (1 selected by Platinum (as bondholder); 1 selected by the Committee other than Platinum (as bondholder); 1 to be mutually agreed upon by Platinum and the Committee other than Platinum (each as bondholders), each with 1 vote.

•	After the Initial Board Term (so long as Reorganized Key has been listed on the NYSE or NASDAQ):

•	Board will have 9 members.

•	Platinum shall be entitled to appoint 5 directors, 2 of which shall have 2 votes each, and 1 of which shall be an independent director, which independent director shall have 1 vote (collectively, the “Platinum Appointed Directors”), and Platinum shall be issued, on the Plan Effective Date, a non-economic non-transferrable preferred share to implement such appointment rights (or such other comparable mechanic to replicate the purpose thereof, the “Preferred Voting Share”);

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan Support Agreement among Debtors, and certain of the Company’s creditors that are signatories thereto, including Platinum Equity Advisors, LLC (together with any of its controlled affiliates, managed funds and/or accounts, collectively, “Platinum”), and the members of the Committee (as defined herein). The Plan shall incorporate provisions to the extent needed to implement the terms of this Corporate Governance Term Sheet.
[2]	Platinum would like the option to increase the board to 11 members, and eliminate the super vote structure, in which case, Platinum could elect directors to account for each super vote.
[3]	If the CEO Director seat is vacant, including due to a removal, the Board shall be reduced to 9 directors. In addition, until a replacement CEO Director is appointed, only 2 of the 4 remaining non-independent directors selected by Platinum shall have 2 votes each and the other 2 remaining non-independent directors selected by Platinum shall have 1 vote each.
[4]	“Committee” shall refer to the non-Platinum Backstop Participants (as defined in the Plan Term Sheet).
[5]	References to NASDAQ refer to the NASDAQ Global Select Market.

•	The Preferred Voting Share will be cancelled automatically if, at any time, (a) Platinum beneficially owns less than (i) 91.578%[6] of the shares of the Company owned by it on the Plan Effective Date, solely as a result of Platinum selling such shares, (ii) 42.5%[7] of the issued and outstanding shares of the Company (excluding shares issued pursuant to the New MIP), or (iii) 40.0% of the issued and outstanding shares of the Company; or (b) Reorganized Key has not been listed on the NYSE or NASDAQ prior to the conclusion of the Initial Board Term.

•	Except with respect to the Platinum Appointed Directors, each director (which may include the CEO Director) shall be nominated by the board and voted on by stockholders; provided that there shall always continue to be at least 3 independent directors;

•	Except with respect to the Platinum Appointed Directors, each director shall have 1 vote;

•	Directors shall have 1-year terms; and

•	Following cancellation of the Preferred Voting Share (other than as a result of item (b) in such definition), the next board election shall be handled by a simple majority vote of the outstanding shares as per Delaware law.

•	If Reorganized Key has not been listed on the NYSE or NASDAQ prior to the conclusion of the Initial Board Term, then until it has been so listed:[8]

•	The two departing directors who had been selected by the original non-Platinum members of Committee during the Initial Board Term will nominate (i) their successors as well as (ii) the independent director (to replace the independent director appointed by such group). Such nominated directors (collectively, the “Committee Nominee Successors”) will be voted on by the non-Platinum stockholders; and

•	The remaining directors shall be nominated by the Initial Board and voted on by stockholders; provided that there shall always continue to be at least 3 independent directors.

[6]	This 91.578% is based on Platinum owning 47.5% of the outstanding shares on the Plan Effective Date. The goal of this clause (i) is to permit Platinum to sell up to 4% of the shares it owns on the Plan Effective Date without losing the Preferred Voting Share. The percentage shall be adjusted on the Plan Effective Date pending a final determination of Platinum’s ownership on the Plan Effective Date to provide under clause (i) for sales of up to 4%.
[7]	42.50% threshold shall be adjusted downward to a maximum of 40% to the extent Reorganized Key issues shares for the purpose of satisfying the market cap requirements of the NYSE or NASDAQ in order to obtain a listing.
[8]	Upon the end of each of the subsequent 1-year terms and so long as Reorganized Key has not been listed on the NYSE or NASDAQ, the directors shall be nominated and elected in the same manner.

Reporting / Listing

•	Reorganized Key continues to be reporting company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	Reorganized Key and Platinum commit to undertake commercially reasonable efforts to be listed on NYSE or NASDAQ as soon as reasonably practicable, and in any event no later than 6 months after the Plan Effective Date.

•	Reorganized Key to abide by NYSE governance standards as of the Plan Effective Date (e.g., committee compositions, internal controls and guidelines, etc.), subject to “controlled company” exception.

CASA

•	The Company shall enter into the Corporate Advisory Services Agreement (the “CASA”) in the form attached as Exhibit 5 to the Plan Term Sheet

Minority Protections

•	Any time Reorganized Key does not have securities registered under section 12(b) of the Exchange Act listed on NYSE or NASDAQ:

•	The following actions shall require approval of a Supermajority[9] of the director votes prior to listing:

•	Entering into any fundamental transaction involving a sale of the Company (including consolidation, reorganization, merger or sale of all or substantially all of the assets) other than: (a) pursuant to the Bankruptcy Code or (b) with an implied equity value of greater than $700 million;

•	Acquisitions, investments, and divestitures in excess of $25 million in cash or stock;

•	Incurrence of indebtedness for borrowed money in excess of $5 million, other than for purposes of refinancing the New Term Loan or the New ABL at the same or lower rates;

•	Changing the size of the Board (except (i) adding independent directors, or (ii) in connection with a fundamental transaction (including consolidation, reorganization, merger or sale of all or substantially all of the assets) approved in accordance with agreed upon terms);

•	Creating new Board committees or delegating authority to Board committees beyond that in the initial charters for such committees other than as required by law;

•	Equity redemptions and repurchases for an amount in excess of $5 million in any transaction and $10 million in the aggregate in any fiscal year other than (x) redemptions and repurchases offered on a pro rata basis among the Reorganized Key shareholders, and (y) repurchases from any employee, consultant or officer of the Company who ceases to be an employee, consultant or officer of the Company; and

•	Amendments to the bylaws.

[9]	“Supermajority” shall mean (a) if the CEO Director seat is occupied, at least 9 of the 13 director votes, including (X) 7 votes cast by the directors selected by Platinum (excluding independent directors) and (Y) at least 2 votes cast by directors not selected or nominated by Platinum (excluding the CEO Director) that are independent or nominated by the Committee (or the Committee Nominee Successors, if applicable); provided that during the Initial Board Term approval of at least one non-independent director appointed by the Committee shall be required; and (b) if the CEO Director seat is vacant, at least 8 of the 11 director votes, including (X) 6 votes cast by the directors selected by Platinum (excluding independent directors) and (Y) at least 2 votes cast by directors not selected or nominated by Platinum that are independent or nominated by the Committee (or the Committee Nominee Successors, if applicable); provided that during the Initial Board Term approval of at least one non-independent director appointed by the Committee shall be required.

•	The following actions shall require approval of a supermajority of 65% of shareholders prior to the listing:

•	Issuances of equity or convertible securities where the issuance equals 20% or more of the pre-transaction shares or the common stock issued will have voting power of 20% or more of the common stock outstanding before the issuance; other than such issuances that are for the purpose of and to the extent necessary to satisfy the market cap requirements of the NYSE or NASDAQ in order to obtain a listing; in each case, subject to pre-emptive rights available to the other Backstop Participants if Platinum or any of its affiliates participates in such an offering, on a pro rata basis based on their shareholdings).

•	At any time, irrespective of listing status:

•	Entering into any related party, Related Advisor (as defined in the CASA) or affiliate transactions, including any amendments to the CASA, (other than (i) compensation of Board members in the ordinary course, (ii) execution of the CASA on the Plan Effective Date, (iii) arm’s length commercial transactions in the ordinary course of business between any Platinum portfolio company and the Company if the aggregate transaction value between such Platinum portfolio company and the Company does not exceed $1 million per calendar year), and (iv) any other transactions required by the plan support agreement), shall require approval by a Supermajority of the director votes.

•	Adopting any restrictions on the transferability of any shares of Reorganized Key shall require approval by a Supermajority of the director votes.

•	The approval, authorization, vesting or making any payments or awards under the 2016 PIP shall require approval by a Supermajority of the director votes.

•	Any issuance of shares in which Platinum or any of its affiliates would participate, other than an issuance available on the same terms to all stockholders on a pro rata basis shall require approval by the majority of non-Platinum stockholders.

•	A Company decision to delist from NYSE or NASDAQ, as applicable, shall require unanimous approval by the Company’s board, except where such delisting is necessary to effect a permitted cash-out or stock merger of the Company.

Registration Rights

•	Reorganized Key and Platinum commit to file a resale shelf registration statement (the “Shelf Registration Statement”) covering all Registrable Securities[10] of each Backstop

[10]

“Registrable Securities” means any shares of Reorganized Key Common Stock beneficially owned by a Backstop Party and any other securities issued or issuable with respect to, on account of or in exchange for Registrable Securities, whether by stock split, stock dividend, recapitalization, merger, charter amendment or otherwise that are held by a Backstop Party or any transferee or assignee of any Backstop Party after giving effect to a permitted transfer (each, a “Holder”); provided such shares shall cease to be Registrable Securities when (i) a registration statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been sold, transferred or otherwise disposed of by the Holder thereof pursuant to such effective registration statement, (ii) such Registrable Securities are sold, transferred or otherwise disposed of pursuant to Rule 144 under the Securities Act, or (iii) (x) the Reorganized Key Common Stock has been listed for trading on a national securities exchange for at least 90 days and (y) such Registrable Securities are held by any Holder who, together with its Affiliates, at the time of determination, holds in the aggregate less than 1% of the Company’s then outstanding shares of Reorganized Key Common Stock which may be sold pursuant to Rule 144(b)(1) under the Securities Act without limitations on volume or manner of sale or a notice requirement.

Participant (together with its Affiliates, a “Backstop Party”) within 60 days after the Plan Effective Date and use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable and in no event later than 60 days after the filing of the Shelf Registration Statement.

•	The Shelf Registration Statement (on Form S-1 and, when Reorganized Key becomes eligible, on Form S-3) covering the Registrable Securities of each Backstop Party will be kept effective (subject to customary blackouts) for so long as any Backstop Party holds Registrable Securities.

•	Beginning 120 days after the Plan Effective Date, to the extent the Company does not have available such an effective Shelf Registration Statement, each Backstop Party that holds Registrable Securities shall have two (2) long-form demand registration rights per calendar year (subject to customary blackouts); provided that any such demand shall be for an offering with estimated gross proceeds of at least $12.5 million in Registrable Securities (taking into account the requests of all requesting Backstop Parties); provided further that in no event shall the Company be required to comply with more than one (1) long-form demands by the non-Platinum Backstop Parties in any six-month period.

•	The shelf takedowns or demands by a Backstop Party referred to above shall be underwritten as requested by such Backstop Party; provided that (x) the Company shall only be required to support underwritten offerings not earlier than 180 days after the Plan Effective Date, limited to two (2) such underwritten offerings each calendar year and no more than six (6) underwritten offerings in the aggregate, in each case, requested by non-Platinum Backstop Parties, and (y) any such underwritten offering supported by the Company shall be for an offering with estimated gross proceeds of at least $12.5 million in Registrable Securities (taking into account the request of all requesting Backstop Parties).

•	Customary piggyback rights.

PLAN TERM SHEET – EXHIBIT 5

CORPORATE ADVISORY SERVICES AGREEMENT1

This CORPORATE ADVISORY SERVICES AGREEMENT (this “Agreement”) is entered into as of             , 2016 (the “Effective Date”)2 by and between Key Energy Services, Inc., a Delaware corporation, (the “Company”) and Platinum Equity Advisors, LLC (“Platinum”), a Delaware limited liability company (“Advisor”).

RECITALS

A. The Company specializes in providing onshore, rig-based well services, including well maintenance and work over services as well as fluid management and fishing and rental services, to oil and natural gas producers (collectively, the “Business”).

B. On the Effective Date, Advisor began to perform and have since been performing certain services with respect to the Business, and, in exchange for such services, the Company agrees to pay Advisor certain fees and to provide for other consideration, all as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Appointment. The Company, on behalf of itself and its subsidiaries (collectively, the “Group”), hereby retains Advisor to render those services as set forth in Exhibit A hereto, together with such other services as the Company may request from time to time (collectively, the “Services”).

2. Term and Termination.

(a) Term. The initial term (the “Initial Term”) of this Agreement shall commence on the Plan Effective Date and end on December 31, 2019. No earlier than ninety (90) days and no later than sixty (60) days prior to the expiration of each of the Initial Term and any Successive Terms (as defined below), the Independent Directors of the Board will undertake a review of the services provided by Advisor during the preceding term and the needs of the Company and decide in their sole discretion, acting by majority, whether to renew this Agreement upon the same terms and subject to the same conditions as set forth herein. The Independent Directors of the Board shall notify Advisor within five (5) business days of its decision. Failure to notify Advisor in writing within such time period that the Independent Directors of the Board elect to renew this Agreement shall result in automatic termination. If the Independent Directors of the Company’s Board decide to renew this Agreement, this Agreement shall be extended for successive one (1) year terms (ending on December 31 of the calendar year) (each one-year period, a “Successive Term”). This Agreement may only be terminated in accordance with this Section 2.

(b) Termination. This Agreement may be terminated at any time (i) by mutual written consent of the parties hereto; (ii) by Advisor, upon ninety (90) days’ prior written notice to the Company; (iii) by the Company, following a material breach of the terms hereof by Advisor, and Advisor having failed to cure such material breach within thirty (30) days following receipt by it of written notice of such breach; (iv) by the Company, at any time due to gross negligence or willful misconduct by Advisor in performing its obligations pursuant to this Agreement, and (v) automatically 45 days following the date that Platinum owns less than 33% of outstanding Shares. Upon termination of this Agreement, the Company shall pay to Advisor, if applicable, all accrued and unpaid Advisory Fees (pursuant to this Agreement) and all unpaid Out-of-Pocket Expenses (pursuant to Section 5(b)) due with respect to the period prior to the date of termination. The obligations of the Company to pay any and all accrued and unpaid obligations under this Section 2(b) shall survive any termination of this Agreement.

[2]	Parties intend to execute this Agreement on the Plan Effective Date.

(c) For the purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means with respect to any person or entity, any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or entity, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person or entity whether through the ownership of voting securities, contract or otherwise.

“Board” means the board of directors of the Company.

“Emergence Credit Facilities” means the New ABL Agreement and the New Term Loan Credit Agreement.

“Independent Director” shall have the meaning ascribed to it in the NYSE listing rules, provided, that if the Company is listed for trading on the NASDAQ Global Select Market, the Nasdaq listing rules shall govern the meaning of Independent Director.

“Plan Effective Date” shall have the meaning ascribed to it in that certain Plan Support Agreement, dated as of August 24, 2016 among the Company and each of the holders party thereto.

“Shares” means shares of the Company’s common stock.

3. Scope of Work. The Services will be performed for the Group. The Company shall be responsible for all amounts due hereunder; provided the Company, at its election, may seek reimbursement of an appropriate portion of such fees from other members of the Group. Advisor and the Board shall meet and confer from time to time regarding the Services contemplated hereby; provided, however, that no minimum number of hours is required to be devoted by Advisor. The Company acknowledges that (x) Advisor’s services are not exclusive to the Company and (y) Advisor may render similar services to other persons and entities; provided that Advisor shall not render similar services to any competitor of the Group, unless Advisor has established appropriate information barriers or confidentiality firewalls between Advisor’s personnel advising the Group and Advisor’s personnel advising competitors of the Group. No Services provided hereunder constitute or shall be construed as investment advice or a recommendation to proceed or not to proceed with any particular action, including any proposed investment or acquisition by the Company, if any. The performance of the Services shall not create a fiduciary relationship between Advisor on one hand, and members of the Group, on the other. The Company acknowledges and agrees that, in the course of providing the Services, in no case is Advisor providing: (i) advice as to the value of securities or the advisability of investing in, purchasing, or selling securities or (ii) investment advice or recommendations as to or on: (A) the advisability of the prospects of or for any particular company or security, or (B) the price or future price of or price levels of any security, security index, securities market, commodity, commodity index or commodity market. The Company further acknowledges and agrees that it is responsible and liable for any actions or determinations (including any investment decisions) made by the Group.

4. Quality of Services. Advisor shall render the Services in a professional, timely and workmanlike manner. The Services will be performed with the same degree of diligence and care as such Services are performed by Advisor for other portfolio companies of its managed funds.

5. Compensation.

(a) The Company shall pay, or cause its subsidiary entities to pay, to Advisor an advisory fee (the “Advisory Fee”) of $2,750,000 per annum in arrears as specified below (the “Base Fee Amount”). Subject to subparagraph (d) of this Section, the Advisory Fee shall be paid in cash (or accrued, as required by subparagraphs (c) and (d).

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(b) Subject to subparagraph (d) below, payment (or accrual) of the Advisory Fee shall be made in equal quarterly installments (each a “Quarterly Installment Payment”) of $687,500 in cash in arrears for each preceding quarter on January 1, April 1, July 1 and October 1 of each calendar year (each a “Quarterly Installment Payment Date”); provided that the first Quarterly Installment Payment Date shall be the first such date following the Effective Date (the “First Installment Date”) and shall include an amount equal to the product of (i) $2,750,000 multiplied by (ii) a fraction, the numerator of which is the number of days from the Effective Date through the First Installment Date, inclusive, and the denominator of which is 365.

(c) If the Emergence Credit Facilities prohibit the Company from paying the Advisory Fee in cash, such fee shall accrue and the payment thereof deferred until such time as such prohibition is waived, terminated or otherwise removed, at which time all deferred Advisory Fees shall be immediately due and payable, subject to subparagraph (d) below.

(d) Notwithstanding any other provision in this Agreement, as long as the Shares are not listed for trading on either the NYSE or NASDAQ Global Select Market, the Company shall not make (but shall accrue) any Quarterly Installment Payment. If the Shares are not listed for trading on either the NYSE or NASDAQ Global Select Market at any time on or after the date that is 6 months after the Plan Effective Date (the “Listing Target Date”), then any Advisory Fee accrued for the period (x) between the Listing Target Date and the date the Shares are actually listed for trading on either the NYSE or NASDAQ Global Select Market or (y) during any period thereafter that the Shares are not actually listed for trading on either the NYSE or NASDAQ Global Select Market, shall accrue at 50% of the Base Fee Amount until such listing is achieved; provided, that such reduced rate shall not apply if (a) the Company is notified in writing by NYSE or NASDAQ, as applicable, that it was not listed solely due to not meeting the requisite financial criteria for listing under NYSE’s Rule 102.01C or NASDAQ’s Rule 5315(f)(3), as applicable, or, (b) if not so notified, Platinum and non-Platinum Backstop Parties who wish to participate in such determination mutually determine that the Company was not listed solely due to not meeting the requisite financial criteria for listing. Following the date the Shares are and so long as the Shares remain listed on either the NYSE or NASDAQ Global Select Market, the Advisory Fee shall return to the Base Fee Amount for the period following such listing.

(e) The Advisory Fee shall be subject to value added tax, sales tax or other similar taxes, where applicable.

(f) The Company shall reimburse, or cause its subsidiaries to reimburse, Advisor monthly for Out-of-Pocket Expenses (as defined below), incurred following the Effective Date. For the purposes of this Agreement, “Out-of-Pocket Expenses” means (i) the documented, reasonable and actual out-of-pocket costs and expenses incurred by the Advisor while delivering products and/or services to the Company in connection with the Services (excluding wages, salaries, and all other customary overhead expenses of the Advisor), (ii) reasonable fees and disbursements of unaffiliated third party advisors or consultants while delivering products and/or services to the Company (but excluding for the avoidance of doubt such fees and disbursements incurred in advising Advisor or its Affiliates including in its capacity as an investor in the Company), (iii) costs of any outside services of independent contractors such as financial printers, couriers, business publications, online financial services or similar services; provided, that such Out-of-Pocket Expenses (1) shall not exceed $375,000 during a calendar year and (2) shall not include any fees or disbursements to any external advisor, consultant or contractor, unless (a) such external advisor, consultant or contractor is not a Related Advisor and (b) such fees or disbursements were incurred for services that could not have been provided by Platinum on its own. “Related Advisor” shall mean (i) any Affiliates, current employees of Platinum, former employees of Platinum who were employed by Platinum within three (3) years prior to date such fees or disbursements were or were expected to be incurred, or any entity majority owned or managed by any of the foregoing, (ii) any person or entity that earns more than 50% of its annual revenue from Platinum or its Affiliates, or (iii) Palm Tree Advisors LLC or any of its successors or Affiliates.

(g) The provisions of this Section 5 shall survive the termination of this Agreement.

(h) The Platinum-appointed directors of the Board that are not Independent Directors shall not receive any fees on account of serving on the Board.

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6. Default of Advisor. Notwithstanding anything contained in this Agreement to the contrary, in the event that Advisor shall default in any of its material obligations hereunder and such default shall continue for a period of twenty (20) days following receipt of notice of such default, then the Company shall have the right to withhold all compensation otherwise payable to Advisor hereunder until such default is fully cured, and to set off against such compensation any obligations of Advisor hereunder.

7. Representation and Warranties.

(a) Advisor represents and warrants that as of the date hereof that Advisor is a company duly organized and validly existing under the laws of the state of Delaware, and all corporate and other internal authorization required for the execution of this Agreement have been obtained, and (ii) this Agreement does not materially violate any agreements to which Advisor is a party.

(b) The Company represents and warrants to Advisor that as of the date hereof that the Company is a company duly organized and validly existing under the laws of the State of Delaware, and all corporate and other internal authorization required for the execution of this Agreement have been obtained, and (ii) this Agreement does not materially violate any agreements to which the Company is a party.

8. Indemnification; Limitation of Liability.

(a) Indemnification. The Company will indemnify and hold harmless Advisor and its Affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the Services contemplated by this Agreement or the engagement of Advisor pursuant to, and the performance by Advisor of the Services contemplated by this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by or on behalf of the Company or any other Group member. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company hereby acknowledges that certain Indemnified Parties have certain rights to indemnification, advancement of expenses and/or insurance provided by Advisor and its Affiliates in connection with the Indemnified Party’s activities on behalf of Advisor and its Affiliates, including acting as a director of a current or former portfolio company that Advisor and its Affiliates intend to be secondary to the primary obligation of the Company to indemnify such Indemnified Party pursuant to and in accordance with the indemnification provision in this Section 8(a). The Company acknowledges and agrees that (a) the Company is the indemnitor of first resort and the Company is wholly and primarily responsible for the payment of any and all indemnification to which any Indemnified Party is entitled under this Section 8(a) or otherwise pursuant to any rights that the Company has granted to such Indemnified Party in connection with its performance of the Services, and any obligation of Advisor and its Affiliates to provide indemnification for the same expenses or liabilities incurred by such Indemnified Party is secondary, (b) any such indemnification and expenses shall be paid by or on behalf of the Company, and (c) the Company irrevocably waives, relinquishes and releases Advisor and its Affiliates from any and all claims against Advisor and its Affiliates for contribution, reimbursement, subrogation, set-off, exoneration or otherwise from any of Advisor and its Affiliates thereof for amounts paid in respect thereof. The Company further agrees to indemnify, reimburse and hold harmless each of Advisor and its Affiliates for any and all amounts for which the Company is wholly and primarily responsible under this Section 8(a) in the event that any of Advisor and its Affiliates actually pays any such amounts for any reason to or on

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behalf of any Indemnified Party. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court of competent jurisdiction, in a final judgment from which no further appeal may be taken, to have resulted primarily from the willful misconduct or bad faith of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred conditioned upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if a court of competent jurisdiction renders a final non-appealable judgment that the Liabilities in question resulted primarily from willful misconduct, gross negligence or bad faith of such Indemnified Party. If such indemnification is for any reason not available or insufficient to hold an Indemnified Party harmless, the Company agrees to contribute to the Liabilities involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Group, on the one hand, and by Advisor, on the other hand, with respect to the Services or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Group, on the one hand, and of Advisor, on the other hand; provided, however, that to the extent permitted by applicable law, the Indemnified Parties shall not be responsible for amounts in excess of the Advisory Fee accrued by the Company in the prior twelve months (but only to the extent actually received by Advisor. Relative benefits to the Group, on the one hand, and to Advisor, on the other hand, with respect to the Services shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Group in connection with the Services or any transactions to which the Services relate bears to (ii) all fees actually received by Advisor in connection with the Services. The provisions of this Section 8(a) shall survive the termination of this Agreement.

(b) Limitation of Liability. Notwithstanding anything herein to the contrary, the maximum aggregate monetary or other liability that Advisor shall have to the Company, a Group member or any other party (including, without limitation, the Company’s or a Group member’s officers, directors, employees, agents and other representatives and stockholders) with respect to any and all claims (on a cumulative basis) related to or in connection with the breach or alleged breach hereof by Advisor, or related to or in connection with the Services provided or to be provided hereunder, shall be limited to the Advisory Fee accrued by the Company in the prior twelve months (but only to the extent actually received by Advisor). Notwithstanding anything herein to the contrary, Advisor shall not be liable under any circumstance for any special, consequential, indirect, punitive or exemplary, or similar, damages arising from its provision of the Services or otherwise related to or in connection with this Agreement. The provisions of this Section 8(b) shall survive the termination of this Agreement.

9. Permissible Activities. Subject to applicable law, nothing herein will in any way preclude Advisor or its Affiliates (other than the Group and its respective employees) or their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Group.

10. Accuracy and Confidentiality of Information to be Provided.

(a) The Company will furnish or cause to be furnished to Advisor such information as Advisor believes reasonably appropriate to its Services hereunder, and Advisor acknowledges that it will have access to confidential information, records, trade secrets of the Company and certain proprietary information of a business, financial, marketing, technical or other nature pertaining to the Company (all such information so furnished, the “Information”). Without limiting the generality of the foregoing, the Company agrees to furnish to Advisor monthly financial data of the type customarily prepared by the Company for senior management, except to the extent that the Company and Advisor may otherwise mutually agree with respect to the extent and/or the frequency of the data to be so furnished to Advisor. The Company recognizes and confirms that Advisor (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Services contemplated by this Agreement without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) is entitled to rely upon the Information without independent verification.

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(b) During the term of this Agreement, and for a period of 2 years after the termination of this Agreement for any reason, Advisor shall not directly or indirectly disclose Information to any person or entity or use any Information for its own benefit or the benefit of any other person or entity without the Company’s prior written consent. All records, files, documents and equipment relating to the Company’s business which Advisor shall prepare, use, or come into contact with, shall be and remain the Company’s sole property and shall be returned to the Company (or, at Advisor’s option, destroyed) upon termination of this Agreement for any reason. Notwithstanding anything to the contrary in this Agreement, Advisor may disclose any Information in the event that Advisor is required by applicable law, subpoena, court order, legal process, rule, regulation, or governmental or regulatory body to disclose all or any portion of the Information.

11. Independent Contractor. Advisor shall act solely as an independent contractor and shall have complete charge of its personnel engaged in the performance of the Services or any other advice or services contemplated by this Agreement. As an independent contractor, Advisor shall have authority only to act as an advisor to the Company and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company. Nothing contained in this Agreement shall cause Advisor to be deemed a partner of or joint venturer with the Company. Nothing contained in this Agreement shall be deemed or construed by the parties or any third party to create the relationship of partners or joint ventures between Advisor or any of its partners or members or any of their Affiliates, investment managers, investment Advisor or partners, and the Company.

12. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be delivered by hand, sent by recognized overnight courier or given by email sent to the addresses set forth below. All such communications shall be deemed to have given or made when delivered by hand, sent by email upon confirmed receipt, or one business day after being delivered to a recognized overnight courier.

(a)	If to Advisor, to:

Platinum Equity Advisors, LLC

360 N. Crescent Dr.

Beverly Hills, CA 90210

Attn: Eva Kalawski, General Counsel

(b)	If to the Company, to:

Katherine Hargis

Vice President, Chief Legal Officer and Secretary

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

khargis@keyenergy.com

13. Modification. This Agreement may not be modified or amended in any manner other than by an instrument in writing signed by all of the parties hereto, or their respective successors or permitted assigns.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

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15. Severability. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

16. Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing and signed by or on behalf of the party granting the waiver. The waiver of either party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

17. Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other party; provided, that Advisor shall be entitled to assign this Agreement to any Affiliate of Advisor. Any assignment in violation of the foregoing shall be null and void.

18. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts located in the State of New York sitting in New York County and of the United States District Court of the Southern District of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts located in the State of New York sitting in New York County and of the United States District Court of the Southern District of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 12 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 12 does not constitute good and sufficient service of process. The provisions of this Section 18 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court located in the State of New York sitting in New York County and of the United States District Court of the Southern District of New York.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by the other party that the provisions of this paragraph constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

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19. Dispute Resolution.

(a) In the event of any controversy or claim arising out of or relating to this Agreement (hereafter, a “Dispute”), Advisor and Board Representative shall work in good faith, using reasonable best efforts and recognizing their mutual interests, to resolve such Dispute in a manner satisfactory to both parties. If Advisor and Board Representative do not resolve such Dispute within thirty (30) business days after notice of the Dispute is provided to the other party, the Dispute shall be determined by arbitration (the “Arbitration”) administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules (the “Rules”).

(b) The Arbitration shall be administered before one arbitrator, who shall be selected jointly by Advisor and Board Representative, or if such parties cannot agree on the selection of the arbitrator, shall be selected by the American Arbitration Association (provided that any arbitrator selected by the American Arbitration Association shall not be affiliated with either party without the written consent of the non-affiliated party). Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and Advisor shall equally bear all expenses of the American Arbitration Association (including those of the arbitrator) incurred in connection with the Arbitration, provided, however, that the applicable party shall bear all such expenses if the arbitrator or relevant trier-of-fact determines that such party’s claim or position was frivolous.

(c) “Board Representative” means an Independent Director appointed by a vote of the majority of the Company’s Independent Directors.

20. Successors and Assigns. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and permitted assigns.

21. Counterparts. This Agreement may be executed in several counterparts (including via facsimile or other electronic method), each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all parties to execute the same counterpart hereof.

22. No Third-Party Beneficiaries. No persons other than the parties to this Agreement may directly or indirectly rely upon or enforce the provisions of this Agreement, whether as a third party beneficiary or otherwise.

23. Headings. All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

24. Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter. The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

PLATINUM EQUITY ADVISORS, LLC	KEY ENERGY SERVICES, INC.

By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT A TO CORPORATE ADVISORY SERVICES AGREEMENT

•	General business advice.

•	Advice regarding structuring and negotiating transactions.

•	Advice regarding identifying, structuring, negotiating, obtaining bank, institutional and other sources of financing for the Company and the Group.

•	Advice regarding financial activities consisting of (but not limited to) consulting and assistance for Company accounting; financial and administrative advice; processing of accounting data, general accounts, stocks accounting, sales and purchase ledgers, financial statements and balance sheet statistics, the supplying of the services of analysis of information systems for data processing.

•	Advice to management and financial planning advice, including advice on utilization of assets.

•	Advice the Company and the Group in establishing accounting policies.

•	Such other advice to the Company and the Group, their counsel and auditors as generally may be required to properly carry on the business and operations of the Company and the Group;

•	Administrative advice, including:

(i)	advice on the performance of financial analyses and research by the Company and the Group, or any clients of the Company or the Group, including financial forecasting, strategic planning, budgeting, and analysis;

(ii)	advice on and assistance in technology relationships with third party providers and partners;

(iii)	advice to the Company, the Group or any clients of the Company or the Group, in matters relating to human resource management, together with advice in employee recruitment; and

(iv)	advice to the Company, the Group or any clients of the Company or the Group in connection with capital investments, requests for capital investment and justification for such requests.

•	Financial advice, including:

(i)	advice in the coordination and oversight of the short-term and long-term financing requirements of the Company, the Group or any clients of the Company or the Group (including as to cash-flow projections);

(ii)	advice on and oversight of the investments to be carried out by the Company, the Group or any clients of the Company or the Group;

(iii)	advice in the coordination of cash and equivalents held by the Company, the Group or any clients of the Company or the Group, including cash in hand, and investments of cash and equivalents on a consolidated basis; advice on the control and recovery of liabilities and receivables;

(iv)	advice in the coordination of the management of foreign currencies and hedging operations; and

(v)	review of and subsequent advice regarding the business plan of the Company, the Group or any clients of the Company or the Group.

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•	Commercial and marketing activities:

(i)	Purchasing Activities — Advice to the Company, the Group or any clients of the Company or the Group, on purchasing activities for products, components, services, packaging, and logistics, and in particular for the following tasks:

•	help in the choice of suppliers;

•	setting requirements for quotations and comparative analyses;

•	negotiation and ordering of products and services;

•	negotiation of claims against suppliers; and

•	organizing corporate purchases.

(ii)	Sales and Marketing Activities — Advice to the Company, the Group or any clients of the Company or the Group in sales and marketing activities, in particular for the following tasks:

•	choice of strategic vendors;

•	investigation and development of new markets;

•	development and maintenance of international commercial relations;

•	organization of strategic meetings;

•	production of guidelines for external and internal communications;

•	development of trading guidelines;

•	management of relationships with consultants and analysts; and

•	development of strategic partnerships.

•	Advice regarding provision of marketing, advertising and promotional activities consisting of (but not limited to) branding of the Group with a view of increasing the revenues of the Company and the Group and furthermore any activity which forms an integral part of a marketing and advertising campaign.

•	General corporate stewardship services.

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PLAN TERM SHEET – EXHIBIT 6

Terms of Warrants

Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the Plan Term Sheet. Definitions shall apply to the plural as well as the singular number.

(1) Warrants. On the Plan Effective Date, each Holder of Existing Key Common Stock shall receive its Percentage Allocation of warrants exercisable for an aggregate number of shares of Reorganized Key Common Stock equal to (a) (x) 50% multiplied by (y) 10% of the Base Share Count1 (such warrants, the “4-Year Warrants”) and (b) (x) 50% multiplied by (y) 10% of the Base Share Count1 (such warrants, the “5-Year Warrants” and, collectively with the 4-Year Warrants, the “Warrants”). Each Warrant will initially represent the right to purchase one share of Reorganized Key Common Stock.

(2) Term/Exercise Price. The 4-Year Warrants shall be exercisable at any time on or prior to the earlier of (A) the fourth anniversary of the Effective Date and (B) the consummation of a Cash Exit Transaction (defined below), in each case, at a per share exercise price equal to the quotient of (x) $800 million divided by (y) the Base Share Count. The 5-Year Warrants shall be exercisable at any time on or prior to the earlier of (A) the fifth anniversary of the Effective Date and (B) the consummation of a Cash Exit Transaction, in each case, at a per share exercise price equal to (x) $1 billion divided by (y) the Base Share Count. The Warrants will include a reduction to their respective exercise prices to reflect the decrease in equity value resulting from any cash dividends paid on Reorganized Key Common Stock prior to exercise or any other distributions made on Reorganized Key Common Stock prior to exercise that do not otherwise result in an antidilution adjustment. The Warrants are exercisable for cash or on a cashless basis (in which case the Warrants would be exercised for a number of shares of Reorganized Key Common Stock with a value equal to the in-the-money value of the Warrants at the time of exercise). In the case of a cashless exercise, if the shares of Reorganized Key Common Stock are not publicly traded on a nationally recognized exchange, then the value of a share of Reorganized Key Common Stock shall be determined in good faith by the board of directors of Reorganized Key subject to an appraisal by a third party in the event of a dispute of such valuation by Warrant holder; provided that, in the case of an exercise in connection with a Cash Exit Transaction, the cash consideration paid per share of Reorganized Key Common Stock in such Cash Exit Transaction shall be deemed to be the value of a share of Reorganized Key Common Stock.

[1]	The “Base Share Count” shall equal the sum of (1) the issued and outstanding shares on the Plan Effective Date calculated after giving effect to (w) the shares issued on account of the Percentage Put Premium (x) shares issued on account of the Senior Notes Exchange, (y) the Equity Distribution Shares, and (z) the shares issued in connection with the consummation of the Rights Offering, including all shares issued to the Backstop Participants under the Backstop Agreement on account of the Rights Offering, but prior to (a) the shares issued pursuant to the New MIP, if any, (b) the Incremental Liquidity Facility Shares, if any, and (c) the shares issued on account of the Dollar Put Premium, plus (2) the shares issuable upon exercise of the Warrants. Each of the 4-Year Warrants and 5-Year Warrants shall be for an equal number of shares of Reorganized Key Common Stock and the Warrants shall collectively equal 10% of the Base Share Count. The Base Share Count and the components thereof shall be calculated in a manner consistent with the illustrative calculations provided in Schedule 4 to the Plan Term Sheet.

(3) Exit Transactions.

In the event of a sale of all or substantially all of Reorganized Key’s assets or the sale of all or substantially all of the then-outstanding shares of Reorganized Key Common Stock, or a merger or consolidation by Reorganized Key with or into another person, or any other similar extraordinary transaction involving Reorganized Key or the Reorganized Key Common Stock not otherwise accounted for pursuant to Section 4 below (an “Exit Transaction” and an Exit Transaction in which holders of Reorganized Key Common Stock receive solely cash in exchange for their shares of Reorganized Key Common Stock, a “Cash Exit Transaction”), Reorganized Key will give notice of the Exit Transaction to the Warrant holders as promptly as reasonably practicable upon execution of the agreement providing for such Exit Transaction. Solely in the case of a Cash Exit Transaction, if the Warrant holders elect not to exercise their Warrants, then the Warrants will expire on the consummation of such Exit Transaction and be cancelled for no consideration; provided, however, that if the cash consideration paid per share of Reorganized Key Common Stock in such Cash Exit Transaction exceeds the exercise price of any Warrant, the holder of such Warrant shall be entitled to receive a cash payment equal to (i) the amount of such excess multiplied by (ii) the number of shares underlying such Warrant. In the case of any other Exit Transaction (including an Exit Transaction involving partial cash consideration), a Warrant holder’s right to receive shares of Reorganized Key Common Stock upon exercise of a Warrant shall be converted into the right to exercise such Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Reorganized Key Common Stock issuable upon exercise of such Warrant immediately prior to such Exit Transaction would have been entitled to receive upon consummation of such Exit Transaction.

(4) Antidilution Adjustments. The Warrants will contain customary antidilution adjustments that will apply in the event of stock dividends, subdivisions, combinations and reclassifications.

2

Exhibit B

Transfer Agreement

TRANSFER AGREEMENT

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Plan Support Agreement, dated as of August 24, 2016 (the “Agreement”), by and among (x) Key Energy Services, Inc., a Maryland corporation, and each of its subsidiaries party thereto, (y) [TRANSFEROR’S NAME] (“Transferor”) and (z) certain other Supporting Creditors party thereto, and (i) agrees to be bound by the terms and conditions of the Agreement to the extent Transferor was thereby bound, (ii) hereby makes all representations and warranties made therein by all other Supporting Creditors (as defined in the Agreement), and (iii) shall be deemed a Supporting Creditor under the terms of the Agreement, in each case, solely with respect to the Transferred Claims. The Transferee is acquiring Senior Notes Claims and/or Term Loan Claims, as the case may be, from Transferor in the amounts set forth on Schedule 1 hereof (the “Transferred Claims”). All notices and other communications given or made pursuant to the Agreement shall be sent to the Transferee at the address set forth below in the Transferee’s signature below.

Date Executed:

[TRANSFEREE]

By:
Name:
Title:

Address:

Attn:
Fax:
Email:

Exhibit C

Limited Consent and Second Amendment to Loan Agreement Consent and Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement

[See separate attachment]

LIMITED CONSENT AND SECOND AMENDMENT TO LOAN AGREEMENT AND AMENDMENT No. 3 TO LIMITED CONSENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT

This Limited Consent and Second Amendment to Loan Agreement Consent and Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement (this “Agreement”), dated as of August 24, 2016, is among KEY ENERGY SERVICES, INC., a Maryland corporation (the “Company”), KEY ENERGY SERVICES, LLC, a Texas limited liability company (“Key Energy LLC”, and together with the Company, collectively, “Borrowers”), certain subsidiaries of the Borrowers as Guarantors, Lenders and Co-Collateral Agents party to this Agreement and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrowers, certain subsidiaries of Borrowers as Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Collateral Agents, are parties to that certain Loan and Security Agreement dated as of June 1, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”; capitalized terms not otherwise defined herein having the definitions provided therefor in the Loan Agreement) and to certain other documents executed in connection with the Loan Agreement;

WHEREAS, Borrowers, certain subsidiaries of Borrowers as Guarantors, the Lenders party thereto, and the Administrative Agent are parties to that certain Limited Consent to Loan Agreement and Forbearance Agreement, dated as of May 11, 2016 (the “Limited Consent and Forbearance Agreement”);

WHEREAS, substantially concurrently herewith, Borrowers are entering into a Plan Support Agreement, an executed copy of which is attached as Exhibit A (the “Plan Support Agreement”);

WHEREAS, the Borrowers have requested that the Lenders consent to the prepayment of the Term Loans in an amount of up to $10,000,000 (of which $9,859,637.11 will be applied to pay the principal amount thereof and $140,362.89 will be applied in payment of accrued but unpaid interest thereon) (such payment, the “Specified Term Loan Repayment”);

WHEREAS, the Lenders are willing to provide such consent on terms and subject to conditions set forth herein;

WHEREAS, the Borrowers have further requested that the Lenders and the Administrative Agent amend the Limited Consent and Forbearance Agreement as set forth herein; and

WHEREAS, the Lenders and the Administrative Agent are willing to so amend the Limited Consent and Forbearance Agreement on terms and subject to conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

NOW, THEREFORE, the parties hereto agree as follows:

1. Limited Consent. Notwithstanding anything to the contrary contained in the Loan Agreement, Administrative Agent and the Lenders signatory hereto constituting Required Lenders hereby consent to the Specified Term Loan Repayment, provided that (i) the Specified Term Loan Repayment is made on or before August 25, 2016 and (ii) no proceeds of Revolver Loans are used to fund the Specified Term Loan Repayment.

The consent contained in this Section 1 is limited and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver of (a) any Default or Event of Default or (b) any term or condition of the Loan Agreement and the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by the Administrative Agent or any Lender to anything other than the specific purpose set forth herein and (iv) shall not constitute a custom or course of dealing among the parties hereto.

2. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

2.1 Section 1.1 of the Loan Agreement is amended by

(a) deleting the percentage “103%” in the definition of “Cash Collateralize” and inserting the percentage “105%” in lieu thereof; and

(b) inserting the following new defined term in its appropriate alphabetical order:

“Plan Support Agreement: as defined in that certain Limited Consent and Second Amendment to Loan Agreement and Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement, dated as of August 24, 2016, 2016, among Borrowers, Guarantors, the Administrative Agent and Lenders party thereto (the “Limited Consent and Second Amendment and Amendment No. 3 to Forbearance Agreement”).”

2.2 Section 2.2 of the Loan Agreement is amended and restated to read in its entirety as follows:

“2.2. Termination of Obligations to Extend Credit.

2.2.1 Termination of Obligations to Extend Credit. Notwithstanding anything in this Section 2, in this Agreement or in any other Loan Document to the contrary, effective 11:59 p.m. (Central Time) on August 24, 2016 (the “Credit Extension Termination Time”), all obligations of the Administrative Agent, Issuing Banks and Lenders to fund any Loans, issue or arrange for issuance of any Letters of Credit, increase, renew, extend or otherwise amend any existing Letter of Credit, or otherwise extend any credit or financial accommodations under this Agreement or any other Loan Documents, shall each automatically terminate without any further action or notice from any party; provided, that, with respect to any Letter of Credit outstanding as of the Credit Extension Termination Time that has a stated termination date in 2016 (each such Letter of Credit, a “Specified Letter of Credit”), the Issuing Banks agree, following a receipt of an LC Application, to either (A) send to the applicable beneficiary an amendment to the applicable Specified Letter of Credit that amends its expiry date to March 31, 2017 or (B) as long as the existing Specified Letter of Credit has been validly cancelled prior thereto, issue a new Letter of Credit in replacement of the cancelled Specified Letter of

Credit which has the same terms as the cancelled Specified Letter of Credit but for the expiry date which will be March 31, 2017 (the first such extension of an expiry date as to each such Specified Letter of Credit, the “Contemplated Extension”). Notwithstanding any of the foregoing to the contrary, each of the Lenders and the Borrowers hereby irrevocably authorizes the Issuing Banks to, in their discretion after the Credit Extension Termination Time, either deliver to the beneficiary of any “evergreen” Letter of Credit a notice of a non-renewal of such Letter of Credit, which notice such Issuing Bank may deliver at such time as such Issuing Bank elects, or refrain from delivering such notice and therefore effectively renew such “evergreen” Letter of Credit; provided that, except with respect to any Contemplated Extension, at least 15 Business Days prior to the date a non-renewal notice must be delivered pursuant to the terms of the applicable “evergreen” Letter of Credit (or such shorter period of time agreed to by each Co-Collateral Agent), the applicable Issuing Bank shall deliver a written notice to the Co-Collateral Agents that it intends to refrain from delivering a non-renewal notice, and if the Co-Collateral Agents do not approve in writing (which may be by email) such renewal (or if either of them confirms that it does not approve such renewal (which confirmation may be by email)) within five Business Day of receiving the applicable Issuing Bank’s notice, such Issuing Bank shall deliver a non-renewal notice to the beneficiary of such “evergreen” Letter of Credit prior to the requisite date such non-renewal notice must be delivered. No Issuing Bank Indemnitee shall be liable or otherwise responsible to any Lender, Borrower or other Person for such Issuing Bank’s delivery of a non-renewal notice or for refraining from delivering a non-renewal notice with respect to any “evergreen” Letters of Credit issued by it in accordance with the foregoing, and the Lenders acknowledge and agree that each such “evergreen” Letter of Credit extended (or not extended, as the case may be) pursuant to the foregoing shall be deemed to be and constitute a Letter of Credit that is permitted to be issued and extended (or not extended, as the case may be) under this Agreement and that each Lender has irrevocably and unconditionally purchased such Lenders’ Pro Rata participations in all LC Obligations with respect thereto each “evergreen” Letter of Credit that is as so extended (or not extended, as the case may be).

2.2.2 Continuing Rights and Obligations. Notwithstanding anything in this Section 2, in this Agreement or in any other Loan Document to the contrary, all provisions of the Loan Documents that by their terms survive any termination in whole or in part of the obligation to extend credit hereunder, including all affirmative covenants in Section 10.1, all negative covenants in Section 10.2, Section 10.3, Sections 2.3, 3.2.2, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 13, 15.2, Section 4.6, and each indemnity or waiver given by any Obligor or Lender under any Loan Document, shall survive the termination of the obligations of Administrative Agent, Issuing Banks and Lenders pursuant to this Section.

2.2.3 Lenders’ Participation in the Existing Letters of Credit. It is understood and agreed that Lenders’ obligations to make payments to the Administrative Agent for the account of Issuing Banks on account of Lenders’ Pro Rata participations in all LC Obligations with respect to the Letters of Credit outstanding as of the Credit Extension Termination Time (including those Letters of Credit listed on Schedule 2.2 hereto), whether pursuant to Sections 2.3.2(b) and (c) or otherwise, shall continue and be of full force and effect at all times as long as such Letters of Credit remain outstanding, including following the Credit Extension Termination Time, the commencement of the Chapter 11 Cases referenced in the Plan Support Agreement or any other Event of Default described in Section 12.1(h).”

2.3 Section 2.3.2(a) of the Loan Agreement is amended and restated to read in its entirety as follows:

“(a) If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans plus an additional two percent (2%) (for the avoidance of doubt, such interest rate shall be the Base Rate plus 5.5%) from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid under any and all circumstances whatsoever, including: (i) any lack of validity, enforceability, or legal effect of any Letter of Credit or this Agreement or any term or provision therein or herein; (ii) payment against presentation of any draft, demand or claim for payment under any Drawing Document which proves to be fraudulent, forged, or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit; (iii) Issuing Bank or any of its branches or affiliates being the beneficiary of any Letter of Credit; (iv) Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit; (v) the existence of any claim, set-off, defense or other right that any Borrower or any of its Subsidiaries may have at any time against any beneficiary, any assignee of proceeds, Issuing Bank or any other Person; (vi)any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.3.2(a), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Issuing Bank, the beneficiary or any other Person; or (vii) the fact that any Default or Event of Default shall have occurred and be continuing. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans (with interest at the interest rate for Base Rate Revolver Loans plus an additional two percent (2%) (for the avoidance of doubt, such interest rate shall be the Base Rate plus 5.5%)) in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.”

2.4 Section 3.1.1(a) of the Loan Agreement is amended and restated to read in its entirety as follows:

“(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at

LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation not paid when due (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans; provided that, notwithstanding the foregoing, Obligations of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall bear interest as set forth in Section 2.3.2(a) hereof”.

2.5 Section 3.2.1 of the Loan Agreement is amended and restated to read in its entirety as follows:

“3.2.1 Unused Line Fee. Borrowers shall pay to Administrative Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily Revolver Usage during any quarter; provided, that in lieu of the foregoing, from and after the Credit Extension Termination Time until the date of any bankruptcy filing by or with respect to any Borrower, Borrowers shall pay to Administrative Agent, for the Pro Rata benefit of Lenders, a per diem fee equal to $2,134.49. Such fee shall be due and payable in arrears, on the first day of each calendar quarter, on date of the Credit Extension Termination Time, and on the date of any bankruptcy filing by or with respect to any Borrower.”

2.6 Section 4.6 of the Loan Agreement is amended to restate the first sentence thereof to read in its entirety as follows:

On the effective date of the termination of all Commitments (other than in accordance with Section 2.2 hereof), the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products to the extent permitted by the agreements covering such Bank Products

2.7 Section 12.1(a) of the Loan Agreement is amended and restated to read in its entirety as follows:

“(a) (i) Any Borrower fails to pay principal on any Loan when due (whether at stated maturity, on demand, upon acceleration or otherwise), (ii) any Borrower fails to pay the applicable Issuing Bank on the same day (or by 11:00 am Central time on the next Business Day with respect to draws as to which Borrowers receive notice of such draws after 3:00 pm Central time) such Issuing Bank honors any request for payment under a Letter of Credit the amount paid by such Issuing Bank under such Letter of Credit, or (iii) any Borrower fails to pay any interest, fee or any other Obligation, and such failure continues unremedied for a period of three (3) Business Days (it being understood and agreed that following an entry of a cash collateral order by the Bankruptcy Court (as defined in Plan Support Agreement) as contemplated by the Plan Support Agreement, failure by any Borrower to pay the Issuing Banks the amount paid by the Issuing Banks under the Letters of Credit and failure by any Borrower to pay any interests or fees shall be governed by the terms and provisions of such cash collateral order);”

2.8 Section 15.2 of the Loan Agreement is amended and restated to read in its entirety as follows:

“15.2 Indemnity.

EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON AND, IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE OR SOLE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim (a) that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result directly from the bad faith, gross negligence or willful misconduct of such Indemnitee or (b) arises out of or is in connection with any claim, litigation, loss or proceeding not involving an act or omission of any Borrower or any of its Affiliates and that is brought by an Indemnitee against another Indemnitee (other than against any Agent in its capacity as such); and Claims consisting of attorneys’ fees and expenses incurred by the Indemnitees will be limited to (a) the reasonable and documented fees, disbursements and other charges of no more than one firm of counsel to the Indemnitees taken as a whole (including Wells Fargo Bank, National Association, in its capacity as a Co-Collateral Agent, as an Issuing Bank, and as a Lender) and one firm of local counsel to the Indemnitees taken as a whole in each appropriate jurisdiction and, in the case of an actual or potential conflict of interest as determined by the affected Indemnitee Party, one additional counsel to such affected Indemnitee and (b) the reasonable and documented fees, disbursements and other charges of one firm of special counsel to Wells Fargo Bank, National Association, in its capacity as a Co-Collateral Agent and as an Issuing Bank.”

2.9 Schedule 2.2 to this Agreement is inserted in the Loan Agreement as Schedule 2.2 to the Loan Agreement.

3. Amendment to Limited Consent and Forbearance Agreement. The Limited Consent and Forbearance Agreement is hereby amended by:

3.1 amending and restating Section 2.1 thereof to read in its entirety as follows:

“2.1 Effective as of the date hereof, Administrative Agent and the Lenders signatory hereto, constituting Required Lenders, hereby agree that until the expiration or termination of the Forbearance Period, they will temporarily forbear from exercising default-related rights and remedies against the Borrowers or any other Obligor solely with respect to (i) the Alleged Asset Coverage Ratio Default and any failure to satisfy Section 10.3.2 of the Loan Agreement from and after September 30, 2016; (ii) the accuracy of any Compliance Certificate insofar as it concerns the Asset Coverage Ratio as of March 31, 2016; (iii) from and after the date of any payment pursuant to the FCPA Resolution (as defined below), failure to satisfy the financial covenants contained in Section 10.3.3 of the Loan Agreement and any default arising pursuant to Section 12.1(j) of the Loan Agreement, (iv) from and after the Credit Extension Termination Time, any failure to comply with Section 10.3.1 of the Loan Agreement; (v) any cross-default to the Term Loan Agreement or Senior Notes Indenture arising from matters that are subject to the forbearance pursuant to Section 12 of the Plan Support Agreement for so long as such forbearance shall remain in effect (collectively, the “Subject Defaults”); provided, however, that nothing herein shall restrict, impair or otherwise affect any Lender’s or the Administrative Agent’s rights and remedies under any agreements (including, without limitation, the Intercreditor Agreement) containing subordination provisions in favor of any or all of the Lenders or the Administrative Agent (including, without limitation, any rights or remedies available to the Lenders or the Administrative Agent as a result of the occurrence or continuation of the Alleged Asset Coverage Ratio Default) or amend or modify any provision thereof. As used herein, “FCPA Resolution” means the valid and binding cease and desist order entered by the SEC on August 11, 2016 and effective as of August 11, 2016.”

3.2 amending and restating Section 2.2 thereof to read in its entirety as follows:

“2.2 As used herein, the term “Forbearance Period” shall mean the period beginning on the date hereof and ending on the earlier to occur of (the occurrence of clause (i) or (ii), a “Termination Event”): (i) any Forbearance Default (as hereinafter defined) or (ii) November 1, 2016 at 11:59 p.m. New York time. As used herein, the term “Forbearance Default” shall mean (A) the occurrence of any Default or an Event of Default other than the Subject Defaults, (B) the failure of any Borrower or any other Obligor to comply timely with any term, condition, or covenant set forth in this Agreement, (C) the failure of any representation or warranty made by any Borrower or any other Obligor under or in connection with this Agreement to be true and complete in all material respects as of the date hereof, (D) the repudiation and/or assertion of any defense by any Obligor with respect to this Agreement or any Loan Document or the pursuit of any claim by any Obligor against the Administrative Agent, any Issuing Bank, any Lender, or any other Indemnitee of any of the foregoing, and/or (E) the termination or expiration of any other forbearance granted by another creditor of any of the Obligors (including of the forbearance pursuant to Section 12(a) or Section 12(b) of the Plan Support Agreement) or taking of an enforcement action or other exercise of any or all rights and remedies (including delivery of any notice of default or event of default or similar notice) by any such creditor (including by the Term Loan Agent, any “Lender” under (and as defined in) the Term Loan Credit Agreement or any other holder of obligations under the Term Loan Credit Agreement or by any holder of obligations under the Senior Notes Indenture) or acceleration by such creditor of indebtedness owing to such creditor, including, without limitation, by the Term Loan Agent, any “Lender” under (and as defined in) the Term Loan Credit

Agreement or any other holder of obligations under the Term Loan Credit Agreement or by an holder of obligations under the Senior Notes Indenture.”

4. No Other Amendments or Waivers.

This Agreement, and the terms and provisions hereof, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the limited consent to the Loan Agreement expressly set forth in Section 1 hereof, the amendments to the Loan Agreement expressly set forth in Section 2 hereof and the amendments to the Limited Consent and Forbearance Agreement expressly set forth in Section 3 hereof, the Loan Agreement and the Limited Consent and Forbearance Agreement shall remain unchanged and in full force and effect. Except as expressly set forth in Section 1, Section 2 and Section 3 hereof, the execution, delivery, and performance of this Agreement shall not operate as a waiver of or as an amendment of, any right, power, or remedy of Administrative Agent or the Lenders under the Limited Consent and Forbearance Agreement, the Loan Agreement or any of the other Loan Documents as in effect prior to the date hereof, nor constitute a waiver of any provision of the Limited Consent and Forbearance Agreement, the Loan Agreement or any of the other Loan Documents. The agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance under the Limited Consent and Forbearance Agreement, the Loan Agreement or other Loan Documents, and shall not operate as a consent to any further or other matter, under the Loan Documents.

5. Use of Cash Collateral.

By their signatures below, Administrative Agent and the Lenders signatory hereto constituting Required Lenders hereby (a) consent to the use of cash collateral on the terms set forth in Exhibit 2 to the Plan Term Sheet (as defined in the Plan Support Agreement) as in effect on the date hereof (the “Cash Collateral Order Term Sheet”) in connection with a chapter 11 bankruptcy filing by the Borrowers as contemplated by the Plan Support Agreement and (b) acknowledge and agree that the consent of the Term Loan Agent (as defined in the Plan Support Agreement) and the Supporting Term Lenders (as defined in the Plan Support Agreement) to use of cash collateral is contingent on the provisions set forth in the Cash Collateral Order Term Sheet as in effect on the date hereof being reflected in the cash collateral orders entered by the Bankruptcy Court (as defined in the Plan Support Agreement) in a manner reasonably satisfactory to the Term Loan Agent and the Required Consenting Term Lenders (as defined in the Plan Support Agreement), and agree, for so long as this Agreement is in effect, to use commercially reasonable efforts to cause the provisions on the Cash Collateral Order Term Sheet as in effect on the date hereof to be reflected in the cash collateral orders entered by the Bankruptcy Court in a manner reasonably satisfactory to the Term Loan Agent and the Required Consenting Term Lenders and not to consent to the entry of any cash collateral orders that fail to include the provisions set forth on the Cash Collateral Order Term Sheet as in effect on the date hereof in a manner reasonably satisfactory to the Term Loan Agent the Required Consenting Term Lenders (this paragraph being the “Cash Collateral Provision”).

The Term Loan Agent and the Supporting Creditors (as defined in the Plan Support Agreement) are express third party beneficiaries of the Cash Collateral Provision and this Section, and the terms and provisions of this Section expressly inure to the benefit of the Term Loan Agent and the Supporting Creditors, who shall be entitled to rely on and enforce the provisions of this Section.

The Administrative Agent and the Lenders agree that money damages would be an insufficient remedy for any breach of this Section and the Term Loan Agent and the Supporting Creditors, as applicable, shall be entitled to specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring the applicable party to comply promptly with any of its obligations hereunder, and each of the Administrative Agent and the Lenders, and by acceptance of the benefits of this Section, the Term Loan Agent and the Supporting Creditors, as applicable, agree to waive any requirement for the securing or posting of a bond in connection with such remedy, as the sole remedy to which such non-breaching party will be entitled, at law or in equity. Each of the Administrative Agent and the Lenders, and by acceptance of the benefits of this Section, the Term Loan Agent and the Supporting Creditors, agree that such relief will be their only remedy against the applicable other party with respect to any such breach, and that in no event will the Administrative Agent and the Lenders or the Term Loan Agent and the Supporting Creditors be liable for monetary damages (including consequential, special, indirect or punitive damages or damages for lost profits) other than attorneys’ fees and costs.

Notwithstanding anything to the contrary contained in this Agreement, this Section may not be amended, supplement, waived or otherwise modified without the prior written consent of the Term Loan Agent and the Supporting Creditors.

6. Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on the date hereof:

6.1 Execution of Agreement. Each Obligor, Administrative Agent, Issuing Banks and the Required Lenders shall have duly executed and delivered this Agreement.

6.2 Accuracy of Representations and Warranties. All representations and warranties contained in Section 5 hereof shall be true and correct in all respects.

6.3 Plan Support Agreement. Receipt by the Administrative Agent of evidence reasonably satisfactory to Administrative Agent that the Plan Support Agreement has been entered into by all requisite parties thereto.

6.4 Amendment Fee. Receipt by the Administrative Agent, for the benefit of each Lender that executes and delivers a counterpart of this Agreement by 5:00 p.m. (Central Time) on August 25, 2016 (each such Lender, a “Consenting Lender”), in an amount equal to the product of each such Consenting Lender’s Revolver Commitment (as in effect immediately prior to the effectiveness of this Agreement) multiplied by 0.0025.

7. Representations and Warranties. Each Obligor hereby jointly and severally represents and warrants to Administrative Agent and Lenders, that

7.1 the execution, delivery and performance by the Obligors of this Agreement:

(a) are within each Obligor’s corporate, limited liability company or partnership powers, as applicable, and have been duly authorized by all necessary corporate, limited liability company or partnership, as applicable, and, if required, equity holder action (including, without limitation, any action required to be taken by any class of directors or other governing body of any Obligor or any other Person, whether interested or disinterested, in order to ensure the due authorization of the execution, delivery and performance by the Obligors of this Agreement);

(b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or other equity holders or any class of directors or other governing body, whether interested or disinterested, of any Obligor or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, or could not reasonably be expected to have a Material Adverse Effect,

(c) will not violate any Sanctions and Applicable Law or any Organic Documents of any Obligor or any Restricted Subsidiary, or any order of any Governmental Authority,

(d) will not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by any Obligor or any Restricted Subsidiary and

(e) will not result in the creation or imposition of any Lien on any Property of any Obligor or any Restricted Subsidiary (other than the Liens created by the Loan Documents);

7.2 this Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

7.3 no Default or Event of Default has occurred and is continuing.

8. Reaffirmation. Each of the Obligors hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect. Each Obligor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect, effect and that all of its obligations thereunder (other than as expressly amended hereby) shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.

9. General Release; Indemnity.

9.1 In consideration of, among other things, the Administrative Agent’s, Issuing Banks’ and the Lenders’ execution and delivery of this Agreement, each of Borrowers and the other Obligors, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Administrative Agent, Co-Collateral Agents, Issuing Banks, Lenders and other Secured Parties (sometimes referred to herein individually as a “Lender Party,” and collectively as the “Lender Parties”) in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the date of this Agreement, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Obligations, Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among the Borrowers and the other Obligors, on the one hand, and any or all of the Lender Parties, on the other hand, relating to any or all of the obligations, documents, transactions, actions or omissions referenced in clause (i) hereof, but only to the extent such dealings or relationships relate to any or all of the obligations, documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Agreement, each Borrower and each other Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of this Agreement, the Loan Agreement, the other Loan Documents and the Full Payment of the Obligations.

9.2 Borrowers and other Obligors each hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of any Borrower, any other Obligor, or any of their respective Subsidiaries, whether asserted or unasserted, in respect of any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of or relating to the Obligations, the Loan Agreement, the other Loan Documents, this Agreement or any other document executed and/or delivered in connection herewith or therewith; provided, that neither any Borrower nor any other Obligor shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of any Releasee as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrowers and other Obligors each agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law. The foregoing indemnity shall survive the termination of this Agreement, the Loan Agreement, the other Loan Documents and the Full Payment of the Obligations.

9.3 Each of Borrowers and other Obligors, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Borrower or any other Obligor pursuant to Section 7.1 hereof. If any Borrower, any other Obligor or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrowers and other Obligors, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

10. Miscellaneous.

10.1 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

10.2 Governing Law. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

10.3 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

10.4 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties and their respective successors and assigns.

10.5 References. Any reference to the Limited Consent and Forbearance Agreement and the Loan Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

10.6 Loan Document. This Agreement shall be deemed to be and shall constitute a Loan Document.

10.7 Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Loan Agreement. The Limited Consent and Forbearance Agreement, the Loan Agreement and each of the Loan Documents remain in full force and effect.

10.8 Entire Agreement. This Agreement constitutes the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

10.9 Counterparts; Execution. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Administrative Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any signature, contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

KEY ENERGY SERVICES, INC.

By	/s/ J. Marshall Dodson
Name:	J. Marshall Dodson
Title:	SVP, CFO and Treasurer

KEY ENERGY SERVICES, LLC.

By	/s/ J. Marshall Dodson
Name:	J. Marshall Dodson
Title:	SVP, CFO and Treasurer

GUARANTOR:

KEY ENERGY MEXICO, LLC

By	/s/ J. Marshall Dodson
Name:	J. Marshall Dodson
Title:	SVP, CFO and Treasurer

[Signature Page to Limited Consent and Second Amendment to

Loan Agreement Consent and

Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement]

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent, Issuing Bank and a Lender

By	/s/ Brandon Watkins
Name:	Brandon Watkins
Title:	Senior Vice President

[Signature Page to Limited Consent and Second Amendment to

Loan Agreement Consent and

Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and Issuing Bank

By	/s/ Nathan McIntosh
Name:	Nathan McIntosh
Title:	Duly Authorized Signer

[Signature Page to Limited Consent and Second Amendment to

Loan Agreement Consent and

Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement]

Exhibit A

Plan Support Agreement

(to be attached)

SCHEDULE 2.2

to

Loan and Security Agreement

OUTSTANDING LETTERS OF CREDIT

Applicant	Beneficiary	Issuer	LC#	Expiry Date	Amount
Key Energy Services, Inc.	Highlands Insurance	Wells Fargo Bank, National Association	NTS610035	December 1, 2016	$150,000.00
Key Energy Services, Inc.	Liberty Mutual Insurance	Wells Fargo Bank, National Association	NTS610034	November 30, 2016	$9,643,788.00
Key Energy Services, Inc.	ACE Insurance	Wells Fargo Bank, National Association	NTS651695	November 30, 2016	$28,488,900.00
Key Energy Services, LLC.	Bond Safeguard Insurance Company and/or Lexon Insurance Company and/or Boston Indemnity Group and/or Ironshore Specialty Insurance Company and/or Ironshore Indemnity, Inc.	Bank of America, N.A.	68123768	February 10, 2017	$244,000.00

Exhibit C

Liquidation Analysis

1)	Introduction

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court find, as a condition to confirmation of the Plan, that each holder of a Claim or Interest in each Impaired Class: (i) has accepted the Plan; or (ii) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Person would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. In order to make these findings, the Bankruptcy Court must: (1) estimate the cash proceeds (the “Liquidation Proceeds”) that a chapter 7 trustee (a “Chapter 7 Trustee”) would generate if each Debtor’s chapter 11 case were converted to a chapter 7 case on the Effective Date and the assets of such Debtor’s estate were liquidated; (2) determine the distribution (the “Liquidation Distribution”) that each holder of a Claim or Interest would receive from the Liquidation Proceeds under the priority scheme set forth in chapter 7; and (3) compare each holder’s Liquidation Distribution to the distribution under the Plan (“Plan Distribution”) that such holder would receive if the Plan were confirmed and consummated. Accordingly, asset values discussed herein may be different than amounts referred to in the Plan and Disclosure Statement. This analysis (the “Liquidation Analysis”) is based upon certain assumptions discussed herein and in the Disclosure Statement, to which it is attached as Exhibit C.

THE DEBTORS MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OF THE ESTIMATES AND ASSUMPTIONS CONTAINED HEREIN, OR A CHAPTER 7 TRUSTEE’S ABILITY TO ACHIEVE FORECASTED RESULTS. IN THE EVENT THAT THE CHAPTER 11 CASES ARE CONVERTED TO A CHAPTER 7 LIQUIDATION, ACTUAL RESULTS COULD VARY MATERIALLY FROM THE ESTIMATES AND PROJECTIONS SET FORTH IN THIS LIQUIDATION ANALYSIS.

2)	Basis of Presentation

The Liquidation Analysis has been prepared assuming that the Debtors’ chapter 7 liquidation would commence on or about December 31, 2016 (the “Liquidation Date”). The pro forma values referenced herein are projected as of December 31, 2016 and include a roll- forward amount representative of activity between July 31, 2016 and December 31, 2016, which the Debtors assume to be a reasonable proxy for the anticipated Effective Date. The Liquidation Analysis was prepared on a legal entity basis, and summarized into a consolidated report.

The Liquidation Analysis represents an estimate of recovery values and percentages based upon a hypothetical liquidation if a Chapter 7 Trustee were appointed by the Bankruptcy Court to convert assets into cash. The determination of the hypothetical Liquidation Proceeds from the liquidation of assets is a highly uncertain process involving the extensive use of estimates and assumptions which, although considered reasonable by management and their advisors, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. This Liquidation

Analysis should be read in conjunction with the assumptions, qualifications, and explanations set forth in the Disclosure Statement and the Plan in their entirety as well as the notes and assumptions set forth below.

The Liquidation Analysis assumes that the Debtors’ operations would continue for three months following a conversion to chapter 7 on the Liquidation Date (the “Wind-Down Period”). During the Wind-Down Period, it is assumed that certain Debtor assets would be sold on a going concern basis where possible, but that the Debtors’ assets would likely be sold on a piecemeal basis. This assumption is made because of the Debtors’ management’s assessment that, in the wake of chapter 7 conversions and consequent disruption and attrition to the Debtors’ businesses, the likelihood that the Debtors or substantial business units of the Debtors can continue operations and do so in a manner that yields material positive incremental cash flow during the Wind-Down Period is low. Further, this assumption is based on the fact that the Debtors’ businesses are managed and run by business units across legal entities and localities, and certain business functions, such as operations, finance and accounting, legal, and human resources are shared across business units. These factors increase both the complexity of selling business units as going concerns and the difficulty of obtaining additional financing for such a sale process.

In addition to the significant costs associated with the liquidation, which are discussed in more detail below, the cessation of the Debtors’ businesses in a liquidation would likely trigger certain Claims that otherwise would not exist under the Plan absent a liquidation. Examples of these kinds of Claims include various potential employee Claims (for items such as WARN Act liabilities and severance), unpaid chapter 11 administrative Claims and rejection damages Claims stemming from the rejection of all executory contracts and unexpired leases of the Debtors. Some of these claims could be significant and may be entitled to priority in payment over General Unsecured Claims and Senior Notes Claims (as well as all Interests). Such priority Claims would be paid before the balance of the Liquidation Proceeds, if any, would be made available to pay General Unsecured Claims and Senior Notes Claims. This liquidation analysis does not include estimates for these types of claims that may be triggered upon the liquidation.

This Liquidation Analysis also does not include estimates for the tax consequences, both federal and state, that may be triggered upon the liquidation and sale of assets in the manner described above. Such tax consequences may be material, and could further decrease the amount of Liquidation Proceeds, if any, that would be made available to pay General Unsecured Claims and Senior Notes Claims.

This Liquidation Analysis does not include recoveries resulting from any potential preference, fraudulent transfer, or other litigation or avoidance actions.

For purposes of this Liquidation Analysis, any net proceeds from the liquidation of non- Debtor affiliates and subsidiaries, after satisfaction of estimated local wind-down costs and claims, are assumed to be unencumbered.

3)	Liquidation Process

For purposes of the Liquidation Analysis, the Debtors’ hypothetical liquidation would be conducted during the Wind-Down Period in chapter 7 cases with the Chapter 7 Trustee managing

2

the chapter 7 bankruptcy estate of each Debtor (each, a “Chapter 7 Estate” and collectively, the “Chapter 7 Estates”) to maximize recovery in an expedited process. The Chapter 7 Trustee’s initial step in the chapter 7 cases would be to develop a liquidation plan to generate Liquidation Proceeds from the sale of entity specific assets for distribution to the Debtors’ creditors and, to the extent of any remaining Liquidation Proceeds, holders of Interests and Subordinated Claims. The three major components of the liquidation are as follows:

•	generation of cash proceeds from asset sales, largely on a piecemeal basis;

•	costs related to the liquidation process, such as post-conversion operating cash flow through asset dispositions, personnel retention costs, Chapter 7 Estate wind-down costs and Chapter 7 Trustee, professional and other administrative fees; and

•	distribution of net Liquidation Proceeds generated from asset sales to the holders of Claims and Interests in accordance with the priority scheme established under chapter 7 of the Bankruptcy Code.[1]

4)	Distribution of Net Liquidation Proceeds to Claimants

Any available net Liquidation Proceeds from the liquidation process would be allocated to the applicable holders of Allowed Claims and Interests strictly in accordance with the priority scheme set forth in section 726 of the Bankruptcy Code:

•	First: Secured Claims. Claims that would be paid with the proceeds of collateral, only to the extent secured by property of the Chapter 7 Estates, including, without limitation, any Allowed Other Secured Claims, Term Loan Claims and ABL Credit Facility Claims;

•	Second: Administrative Expense Claims and Priority Claims. To the extent any net Liquidation Proceeds remain available for distribution after satisfaction in full of the Secured Claims, such proceeds would be used for the satisfaction of Claims for, without limitation, postpetition accounts payable, accrued expenses, accrued and unpaid professional fees, Claims arising under section 503(b)(9) of the Bankruptcy Code, and certain unsecured Claims entitled to priority under section 507 of the Bankruptcy Code;

•	Third: Unsecured Claims. To the extent any net Liquidation Proceeds remain available for distribution after satisfaction in full of the Secured Claims and the Administrative Expense Claims and Priority Claims, such proceeds would be used for the satisfaction of non-secured, non-priority, non-subordinated unsecured Claims, including trade payables, and various other unsecured liabilities and including in these Chapter 11 Cases, without limitation, the Senior Notes Claims and General Unsecured Claims; and

[1]	The liquidation process includes a reconciliation of Claims and Interests asserted against the Chapter 7 Estates to determine the “Allowed” claim amounts in each class of Claims or Interests.

3

•	Fourth: Equity Interests and Subordinated Claims. To the extent any net Liquidation Proceeds remain available for distribution after satisfaction in full of the foregoing classes of Claims, such proceeds would be used for the satisfaction of any Interests in and subordinated claims against (if any) the Debtors.

5)	Conclusion

•	The Debtors have determined, as summarized in the following analysis, that upon the Effective Date the Plan will provide all Holders of Claims and Interests with a recovery (if any) that is not less than what they would otherwise receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code, and as such believe that the Plan satisfies the “best interests” test set forth in section 1129(a)(7) of the Bankruptcy Code.

4

Summary of Liquidation Net Proceeds Available for Distribution

($ in Millions)		Total Key Debtors[1]
		Low	Midpoint	High
Gross Liquidation Proceeds		$428.3	$448.4	$468.6
Less: Liquidation Costs		(75.7)	(76.5)	(77.2)

Net Liquidation Proceeds		$352.6	$372.0	$391.3

Summary of Recovery (%)
	Claim
Administrative Expense Claims	$28.5	27.6%	78.0%	100.0%
Priority Tax Claims	8.7	37.9%	81.1%	100.0%
Class 1 - Priority Non-Tax Claims	—	0.0%	0.0%	0.0%
Class 2 - Other Secured Claims	—	0.0%	0.0%	0.0%
Class 3 - Term Loan Claims	289.5	100.0%	100.0%	100.0%
Class 4 - ABL Credit Facility Claims	38.6	100.0%	100.0%	100.0%
Class 5 - Senior Notes Claims	704.6	1.9%	2.1%	3.7%
Class 6 - General Unsecured Claims	6.4	0.0%	0.0%	1.4%
Class 7 - Intercompany Claims	3,693.0	0.0%	0.0%	0.0%
Class 8 - Existing Key Common Stock	278.9	0.0%	0.0%	0.0%
Class 9 - Other Key Equity Interests	—	0.0%	0.0%	0.0%
Class 10 - Intercompany Interests	1,100.7	0.0%	0.0%	0.0%

1.	Rollup of deconsolidated liquidation analysis for Key Energy Services, Inc.

5

The Liquidation Analysis should be reviewed with the accompanying “Specific Notes to the Liquidation Analysis” set forth on pages 8-13 below. The following tables reflect the rollup of the deconsolidated liquidation analyses for the Debtors and their non-Debtor affiliates.

($ in Millions)					Potential Recovery
		7/31/2016		12/31/2016	Recovery Estimate%			Recovery Estimate $
Assets	Notes	Net Book Value	Adjustments	Pro Forma Value	Low	Midpoint	High	Low	Midpoint	High
Gross Liquidation Proceeds:
Cash	[A]	101.9	(76.8)	25.0	100%	100%	100%	25.0	25.0	25.0
Accounts Receivable	[B]	67.8	(14.0)	53.7	80%	85%	90%	43.0	45.7	48.4
Inventory	[C]	24.1	—	24.1	15%	20%	25%	3.6	4.8	6.0
Property, Plant & Equipment:
Oilfield Service Equipment	[D]	604.7	(14.9)	589.8	47%	49%	51%	279.1	289.0	299.0
Disposal Wells	[E]	35.7	—	35.7	5%	10%	15%	1.8	3.6	5.3
Motor Vehicles	[F]	59.6	(1.9)	57.7	50%	52%	53%	28.8	29.8	30.9
Furniture and Equipment	[G]	15.1	—	15.1	10%	20%	30%	1.5	3.0	4.5
Buildings and Land	[H]	66.4	—	66.4	47%	49%	51%	31.1	32.4	33.6
Other Assets	[I]	49.9	—	49.9	0%	0%	0%	—	—	—
Intercompany Receivables	[J]	4,002.4	—	4,002.4	0%	0%	0%	—	—	—
Investment in Affiliates	[K]	1,167.2	—	1,167.2	1%	1%	1%	14.4	15.1	15.8

Total Assets		6,194.8	(107.7)	6,087.1	7%	7%	8%	428.3	448.4	468.6

					Rates
Less: Liquidation Costs					Low	Midpoint	High
Post-Conversion Cash Flow	[L]							(34.1)	(34.1)	(34.1)
Retention Costs	[L]							(17.7)	(17.7)	(17.7)
Estate Wind-Down Costs	[L]							(7.3)	(7.3)	(7.3)
Professional Fees[1]	[L]				1%	1%	1%	(4.1)	(4.3)	(4.5)
Ch. 7 Trustee Fees[1]	[L]				3%	3%	3%	(12.4)	(13.0)	(13.6)

Total Liquidation Adjustments								(75.7)	(76.5)	(77.2)

Net Liquidation Proceeds Available for Distribution to Creditors								352.6	372.0	391.3

1.	These fee calculations exclude any proceeds from Investment in Affiliates. The Investment in Affiliates proceeds are net of liquidation costs and claims at each non-debtor entity.

6

($ in Millions)		Claims			% Recovery			$ Recovery
		Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Proceeds Encumbered by Secured Claims								338.2	356.9	375.5
Proceeds Unencumbered by Secured Claims								14.4	15.1	15.8

Class 2 - Other Secured Claims	[M]	—	—	—	0%	0%	0%	—	—	—
Class 3 - Term Loan Claims	[M]	289.5	289.5	289.5	100%	100%	100%	289.5	289.5	289.5
Class 4 - ABL Credit Facility Claims	[M]	38.6	38.6	38.6	100%	100%	100%	38.6	38.6	38.6

Less: Secured Claims	[M]	328.0	328.0	328.0	100%	100%	100%	328.0	328.0	328.0
Proceeds Available for Admin / Priority Claims								24.6	43.9	63.3

Less: Admin / Priority Claims
Administrative Expense Claims	[M]	28.5	28.5	28.5	28%	78%	100%	7.9	22.3	28.5
Priority Tax Claims	[M]	8.7	8.7	8.7	38%	81%	100%	3.3	7.1	8.7
Class 1 - Priority Non-Tax Claims	[M]	—	—	—	0%	0%	0%	—	—	—

Total Admin / Priority Claims		37.3	37.3	37.3	30%	79%	100%	11.2	29.3	37.3
Proceeds Available for Unsecured Claims								13.4	14.6	26.0

Less: Unsecured Claims	[M]
Class 5 - Senior Notes Claims		704.6	704.6	704.6	2%	2%	4%	13.4	14.6	25.9
Class 6 - General Unsecured Claims		6.4	6.4	6.4	0%	0%	1%	—	—	0.1

Total Unsecured Claims	[M]	711.0	711.0	711.0	2%	2%	4%	13.4	14.6	26.0
Remaining Amount Available for Distribution								—	—	—

Less: Class 7 - Intercompany Claims	[M]	3,693.0	3,693.0	3,693.0	0%	0%	0%	—	—	—
Remaining Amount Available for Distribution								—	—	—

Less: Class 8 - Existing Key Common Stock	[M]	278.9	278.9	278.9	0%	0%	0%	—	—	—
Remaining Amount Available for Distribution								—	—	—

Less: Class 9 - Other Key Equity Interests	[M]	—	—	—	0%	0%	0%	—	—	—
Remaining Amount Available for Distribution								—	—	—

Less: Class 10 - Intercompany Interests	[M]	1,100.7	1,100.7	1,100.7	0%	0%	0%	—	—	—
Remaining Amount Available for Distribution								—	—	—

7

Specific Notes to the Liquidation Analysis

Gross Liquidation Proceeds

A.	Cash

•	Cash consists of cash in banks.

•	The Liquidation Analysis assumes that the Debtors’ operations during the Wind- Down Period would not generate additional cash available for distribution.

•	The pro forma balance as of December 31, 2016 is based on the latest cash flow forecasts prepared by the Company and its advisors.

•	The liquidation proceeds of cash for all entities holding cash is estimated to be 100% of the pro forma balance.

B.	Accounts Receivable

•	The analysis of accounts receivable assumes that the Chapter 7 Trustee would retain certain existing Company staff to handle the collection of outstanding trade accounts receivable for the entities undergoing liquidation.

•	Collectible accounts receivable includes all third-party trade accounts receivable due under normal trade terms.

•	For purposes of the Liquidation Analysis, the liquidation proceeds of accounts receivable are estimated to range from 80% to 90% in the low to high case, respectively, of the pro forma balance of such accounts receivable.

C.	Inventory

•	Inventory consists of equipment parts and spares for use in the Company’s operations and supplies held for consumption.

•	For purposes of the Liquidation Analysis, the liquidation proceeds for inventory are estimated to range from 15% to 25% in the low to high case, respectively, of the pro forma balance of the net book value of such inventory.

D.	Property, Plant & Equipment (Oilfield Service Equipment)

•	Oilfield Service Equipment primarily consists of rigs, rental tools, coil tubing equipment, blow out preventers and swivels.

•	Due to the accelerated time frame of the liquidation process during the Wind-Down Period and current market conditions, the Liquidation Analysis assumes a recovery range from 47% to 51% in the low to high case, respectively, of the pro forma balance of the net book value of the Oilfield Service Equipment.

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E.	Property, Plant & Equipment (Disposal Wells)

•	Disposal Wells consist of approximately 30 salt water disposal wells located in Arkansas, Louisiana, North Dakota, New Mexico, and Texas.

•	Due to the accelerated time frame of the liquidation process during the Wind-Down Period, and the anticipated need for indemnification reserves, the Liquidation Analysis assumes a recovery range from 5% to 15% in the low to high case, respectively, of the pro forma balance of the net book value of the Disposal Wells.

F.	Property, Plant & Equipment (Motor Vehicles)

•	Motor Vehicles consist of light-duty vehicles and frac tanks.

•	Due to the accelerated time frame of the liquidation process during the Wind-Down Period and the Motor Vehicle asset locations, the Liquidation Analysis assumes a recovery range from 50% to 53% in the low to high case, respectively, of the pro forma balance of the net book value of the Motor Vehicles.

G.	Property, Plant & Equipment (Furniture and Equipment)

•	Furniture and Equipment consists of office furniture and fixtures, computer equipment and software for various office locations.

•	Due to the accelerated time frame of the liquidation process during the Wind-Down Period and the Furniture and Equipment asset locations, the Liquidation Analysis assumes a recovery range from 10% to 30% in the low to high case, respectively, of the pro forma balance of the net book value of the Furniture and Equipment.

H.	Property, Plant & Equipment (Buildings and Land)

•	Buildings and Land consists of maintenance facilities, rig yards, storage facilities and land located in various states.

•	Due to the accelerated time frame of the liquidation process during the Wind-Down Period and the Buildings and Land locations, the Liquidation Analysis assumes a recovery range from 47% to 51% in the low to high case, respectively, of the pro forma balance of the net book value of the Buildings and Land.

I.	Other Assets

•	Other Assets includes prepaid insurance and taxes, deposits, intangibles and other prepaid expenses.

•	Due to the nature of the Other Assets, the Liquidation Analysis assumes no recovery of the pro forma value of the net book value of the Other Assets.

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J.	Intercompany Receivables

•	The pro forma intercompany receivables include amounts payable from one Debtor to another Debtor and amounts payable from a Debtor to a non-Debtor affiliate or from a non-Debtor affiliate to a Debtor.

•	For purposes of the Liquidation Analysis, the intercompany receivables between Debtors and Debtors and Debtors and non-Debtors are assumed to eliminate and generate no proceeds.

K.	Investments in Affiliates

•	Investments in Affiliates include the Debtors’ interest in non-Debtor affiliates.

•	The Liquidation Analysis assumes a recovery range from 1.2% to 1.4% in the low to high case, respectively, of the pro forma balance of the net book value of the Debtors’ Investments in Affiliates.

Liquidation Adjustments

L.	Post-Conversion Cash Flow

Post-Conversion Cash Flow represents the Debtors’ anticipated cash flow in a chapter 7 environment for the Wind-Down Period post-Liquidation Date.

L.1.	Retention Costs

•	To maximize recoveries on the Debtors’ assets, to minimize the amount of Claims against the Chapter 7 Estates, and generally to ensure an orderly liquidation process, the Chapter 7 Trustee will need to continue to employ a substantial number of the Debtors’ employees for a limited amount of time during the chapter 7 liquidation process.

•	These individuals will primarily be responsible for overseeing and maintaining the Debtors’ operations, providing historical knowledge and insight to the Chapter 7 Trustee regarding the Debtors’ businesses, and concluding the administrative liquidation of the businesses after the sale of all of the Debtors’ assets during the Wind-Down Period.

•	The Liquidation Analysis assumes that the Chapter 7 Trustee would reduce employee headcount to a minimal staff from the current levels over an estimated 12-month period following the Wind-Down Period (the “Administrative Wind-Down Period”), although the majority of any such employee-related reductions are assumed to be incurred during the initial 90-day Wind-Down Period while the Chapter 7 Trustee continues to operate the Debtors’ businesses.

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•	Retention costs are estimated as 10% to 25% of current base labor expenses and payroll taxes, excluding overtime, benefits, and bonuses.

L.2.	Chapter 7 Estate Wind-Down Costs

•	Chapter 7 Estate Wind-Down Costs consist primarily of the regularly occurring general and administrative costs which will be required to operate the Debtors’ businesses for the Administrative Wind-Down Period following the three-month Wind-Down Period.

•	All business functions are assumed to continue at heavily reduced proportions to normal operating environments. These functions are assumed to continue to be scaled back over the Administrative Wind-Down Period. Certain key employees may be required to be retained by the Chapter 7 Estates, or via a transition services agreement with the buyer(s) of the assets.

L.3.	Professional Fees

•	Professional Fees include estimates for certain professionals required during the Wind-Down Period.

•	Such Professional Fees are estimated at a rate of 1% of gross Liquidation Proceeds.

L.4.	Chapter 7 Trustee Fees

•	Section 326 of the Bankruptcy Code provides for Chapter 7 Trustee fees not to exceed 3% of net Liquidation Proceeds in excess of $1 million. The Liquidation Analysis, therefore, assumes that Chapter 7 Trustee fees would be 3% of Liquidation Proceeds.

Claims

M.1.	Other Secured Claims

•	Class 2 claims consist of any Other Secured Claims against any Debtor. The Debtors estimate that there will be no Allowed Class 2 Claims on the Liquidation Date. If there were Allowed Class 2 Claims on the Liquidation Date, the Liquidation Analysis projects that the Liquidation Proceeds would likely cause the Class 2 Claims to be paid in full.

M.2.	Term Loan Claims

•	The Debtors estimate that there will be approximately $289.5 million in Allowed Class 3 Term Loan Claims (which includes principal and interest) on the Liquidation Date. The Liquidation Analysis projects that the Liquidation Proceeds would cause the Class 3 Claims to be paid in full.

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•	Solely for purposes of the Liquidation Analysis, the Debtors have assumed (the “Term Loan Liquidation Assumption”) $289.5 million in Allowed Term Loan Claims and have assumed that the liens purportedly securing the Term Loan Claims are valid, perfected, and Allowed in the full amount of such Claims. For the avoidance of doubt, however, the Liquidation Assumption with respect to the Term Loan Claims is not a concession in any respect to the validity, perfection, priority, amount, Allowance or any other potential controversy regarding the Term Loan Claims, and may not be used for any purpose whatsoever other than as an assumption upon which the Liquidation Analysis is based.

M.3.	ABL Credit Facility Claims

•	Class 4 consists of the ABL Credit Facility Claims (which includes principal, interest, and outstanding letters of credit). The Debtors estimate that there will be approximately $38.6 million in Allowed Class 4 Claims on the Liquidation Date. The Liquidation Analysis projects that the Liquidation Proceeds would cause the Class 4 Claims to be paid in full.

M.4.	Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims

•	Administrative Expense Claims and Priority Tax Claims are unclassified under the Plan. Class 1 consists of any Priority Non-Tax Claims against any Debtor. The Debtors estimate that there will be no Class 1 Claims on the Liquidation Date.

•	With respect to certain unclassified claims, the Debtors estimate that there will be approximately $28.5 in Administrative Expense Claims and $8.7 million in Priority Tax Claims on the Liquidation Date (the Debtors are currently unaware of any Priority Non-Tax Claims). The Liquidation Analysis projects that the Administrative Expense Claims would be recoverable at a range of 28% to 100% in the low to high case, respectively, at the pro forma value of such Claim, and the Priority Tax Claims would be recoverable at a range of 38% to 100% in the low to high case, respectively, at the pro forma value of such Claims.

M.5.	Unsecured Claims

•	Unsecured Claims consists of Class 5 Senior Notes Claims and Class 6 General Unsecured Claims:

•	Class 5 consists of the Senior Notes Claims (including a Claim against Key and guaranty Claims against each of the Other Debtors). The Debtors estimate that there will be approximately $704.6 million in Allowed Class 5 Senior Note Claims on the Liquidation Date.

•	Class 6 consists of General Unsecured Claims against any Debtor. The Debtors estimate that there will be approximately $6.4 million in Class 6 Claims on the Liquidation Date. The Class 6 Claims estimate does not include amounts for pending litigation Claims or rejection damages Claims and if such Claims arose, the recovery to Allowed Class 6 Claims would be further diluted.

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•	The Debtors estimate that there will be approximately $711.0 million in Allowed Class 5 and 6 Claims on the Liquidation Date. The Liquidation Analysis projects that the Class 5 Claims would be recoverable at a range of 2% to 4% in the low to high case, respectively, at the pro forma value of such Claims, and that the Class 6 Claims would be recoverable at a range of 0% to 1% in the low to high case, respectively, at the pro forma value of such Claims.

M.6.	Intercompany Claims

•	Class 7 consists of Intercompany Claims. For purposes of the Liquidation Analysis, Intercompany Claims are treated as equity. The Debtors estimate that there will be approximately $3,693.0 million Allowed Class 7 Claims on the Liquidation Date. The Liquidation Analysis assumes there will be no recovery for potential Allowed Class 7 Claims on the Liquidation Date.

M.7.	Existing Key Common Stock and Other Key Equity Interests

•	Class 8 consists of Existing Key Common Stock and Class 9 consists of Other Key Equity Interests (which includes subordinated claims, if any). The Liquidation Analysis assumes there will be no recovery for potential Allowed Class 8 or Class 9 Interests.

M.8.	Intercompany Interests

•	Class 10 consists of Intercompany Interests. For purposes of the Liquidation Analysis, Intercompany Interests are treated as equity. The Liquidation Analysis assumes there will be no recovery for potential Allowed Class 10 Interests on the Liquidation Date.

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Exhibit D

Valuation Analysis

The Debtors have been advised by PJT Partners LP (“PJT”) with respect to the reorganization value of the Reorganized Debtors on a going concern basis.

1.	Overview.

Solely for the purposes of the Plan, the estimated range of a reorganization value of the Reorganized Debtors was assumed to be approximately $425 million to $475 million (with a midpoint estimate of approximately $450 million) as of an assumed Effective Date of December 31, 2016. The valuation analysis herein is based on information as of the date of the Disclosure Statement and is based on the Financial Projections for the Projection Period. For purposes of this valuation, it has been assumed that no material changes that would affect value occur between the date of the Disclosure Statement and the assumed Effective Date. PJT’s estimate of a range of reorganization values does not constitute an opinion as to the fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

THE ASSUMED RANGE OF THE REORGANIZATION VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF DECEMBER 31, 2016, REFLECTS WORK PERFORMED BY PJT ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF THE DEBTORS AVAILABLE TO PJT AS OF AUGUST 2016. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT PJT’S CONCLUSIONS, PJT DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE.

Based upon the assumed combined range of the reorganization value of the Reorganized Debtors of between $425 million and $475 million and assumed net debt of $215 million (assuming a debt balance of $250 million and pro forma excess cash balance of $35 million as of December 31, 2016), PJT has employed an imputed estimate of the range of equity value for the Reorganized Debtors between approximately $210 million and $260 million, with a midpoint estimate of $235 million.

The assumed range of reorganization value was based on the Financial Projections for the Projection Period, as set forth previously.

PJT DID NOT INDEPENDENTLY VERIFY THE PROJECTIONS IN CONNECTION WITH PJT’S ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF THE DEBTORS WERE SOUGHT OR OBTAINED IN CONNECTION HEREWITH. ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE VALUES THAT MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING CONCERN, IN LIQUIDATION, OR OTHERWISE. IN THE CASE OF THE REORGANIZED DEBTORS, THE ESTIMATES OF THE REORGANIZATION VALUE PREPARED BY PJT REPRESENT THE HYPOTHETICAL REORGANIZATION VALUE OF THE REORGANIZED DEBTORS. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR THE PURPOSES OF THE FORMULATION OF THE PLAN AND THE ANALYSIS OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION VALUE OF THE REORGANIZED DEBTORS THROUGH THE APPLICATION OF VARIOUS VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

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THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF THE REORGANIZATION ENTERPRISE VALUE OF THE REORGANIZED DEBTORS SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NONE OF THE DEBTORS, PJT, OR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF SECURITIES.

PJT assumed that the Projections were reasonably prepared in good faith and on a basis reflecting the Debtors’ most accurate currently available estimates and judgments as to the future operating and financial performance of the Reorganized Debtors. The estimated Enterprise Value and Equity Value ranges assume the Reorganized Debtors will achieve their Projections in all material respects, including revenue growth, EBITDA margins, and cash flows as projected. If the business performs at levels below or above those set forth in the Projections, such performance may have a materially negative or positive impact, respectively, on Enterprise Value and Equity Value.

In conducting its analysis, PJT, among other things: (i) reviewed certain publicly available business and financial information relating to the Reorganized Debtors that PJT deemed relevant; (ii) reviewed certain information relating to the business, earnings, cash flow, capital expenditures, assets, liabilities and prospects of the Reorganized Debtors, including the Financial Projections, furnished by the Debtors; (iii) conducted discussions with members of senior management and representatives of the Debtors concerning the matters described in clauses (i) and (ii) of this paragraph, as well as their views concerning the Debtors’ business and prospects before and after giving effect to the Plan; (iv) reviewed publicly available financial and stock market data for certain other companies who operate in lines of business that PJT deemed relevant; (v) reviewed drafts of the Plan; and (vi) conducted such other financial analyses and took into account such other information as PJT deemed appropriate. In connection with its review, PJT did not assume any responsibility for independent verification of any of the information supplied to, discussed with, or reviewed by PJT and, with the consent of the Debtors, relied on such information being complete and accurate in all material respects. In addition, at the direction of the Debtors, PJT did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Reorganized Debtors, nor was PJT furnished with any such evaluation or appraisal. PJT also assumed, with the Debtors’ consent, that the final form of the Plan does not differ in any respect material to its analysis from the drafts that PJT reviewed.

The estimated Enterprise Value and Equity Value do not constitute a recommendation to any holder of Claims or Interests as to how such person should vote or otherwise act with respect to the Plan. PJT has not been asked to and does not express any view as to what the trading value of the Reorganized Debtors’ securities would be on issuance at any time. The estimated Enterprise Value and Equity Value of the Reorganized Debtors set forth herein does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan.

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2.	Valuation Methodology.

In preparing its valuation, PJT performed a variety of financial analyses and considered a variety of factors. The following is a brief summary of the material financial analyses performed by PJT, which consisted of (a) a publicly traded comparable companies analysis and (b) a discounted cash flow (“DCF”) analysis. PJT considered a precedent transactions analysis, another commonly used valuation technique, but determined that the number of recent, comparable transactions was insufficient to support the inclusion of this approach. This summary does not purport to be a complete description of the analyses performed and factors considered by PJT. The preparation of a valuation analysis is a complex analytical process involving various judgmental determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, and such analyses and judgments are not readily susceptible to summary description.

(a)	Publicly Traded Comparable Companies Analysis: The publicly traded comparable companies analysis is based on the enterprise values of selected publicly traded comparable companies that have operating and financial characteristics comparable in certain respects to the Reorganized Debtors, including, for example, comparable lines of business, business risks and market presence. Under this methodology, certain financial multiples and ratios that measure financial performance and value are calculated for each selected company and then applied to the Reorganized Debtors’ financials to imply an enterprise value for the Reorganized Debtors. PJT used enterprise value as a multiple of each selected company’s publicly available consensus projected adjusted 2017 Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). PJT then applied this multiple range to the Debtors’ adjusted 2017 EBITDA (“2017 Adjusted EBITDA”), which represents 2017 EBITDA adjusted for restructuring professional fees. PJT also used enterprise value as a multiple of each comparable company’s available consensus projected 2017 Revenue. PJT then applied this multiple range to the Debtors’ 2017 Revenue. Although the selected companies were used for comparison purposes, no comparable company is identical to the businesses of the Reorganized Debtors. Accordingly, PJT’s comparison of the selected companies to the business of the Reorganized Debtors and analysis of the results of such comparisons were not purely mathematical, but instead necessarily involved considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Reorganized Debtors. The selection of appropriate companies for analysis is a matter of judgment and subject to limitations due to sample size and the public availability of meaningful market-based information.

(b)	Discounted Cash Flow Analysis: The DCF analysis is a forward-looking enterprise valuation methodology that estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. The DCF analysis involves complex considerations and judgments concerning appropriate terminal values and discount rates. PJT’s DCF analysis used the Reorganized Debtors’ Projections of its debt-free, after-tax cash flows for the period covered by the Projections and estimated a terminal value for the period after the Projection period utilizing the perpetuity growth methodology.

PJT did not estimate the value of any tax attributes nor did it estimate the impact of any cancellation of indebtedness income on the Reorganized Debtors’ projections. Any changes to the assumptions on the availability of tax attributes or the impact of cancellation of indebtedness income on the Reorganized Debtors’ projections could materially impact PJT’s valuation analysis.

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THE REORGANIZATION VALUE AND EQUITY VALUE DETERMINED HEREIN BY PJT REPRESENT ESTIMATES ONLY, AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF THE REORGANIZATION EQUITY VALUE OF REORGANIZED DEBTORS ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE REORGANIZATION EQUITY VALUE RANGE FOR THE REORGANIZED DEBTORS ASSOCIATED WITH PJT’S VALUATION ANALYSIS.

PJT IS ACTING AS INVESTMENT BANKER TO THE COMPANY, AND WILL NOT BE RESPONSIBLE FOR AND WILL NOT PROVIDE ANY TAX, ACCOUNTING, ACTUARIAL, LEGAL OR OTHER SPECIALIST ADVICE.

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Exhibit E

Financial Projections

1.	Disclaimers.

In connection with the Disclosure Statement, the Debtors’ management team (“Management”) prepared projected financial information (“Financial Projections”) for the years 2016 through 2020 (the “Projection Period”). The Financial Projections are based on a number of assumptions made by Management with respect to the future performance of the Reorganized Debtors’ operations. Although Management has prepared the Financial Projections in good faith and believes the assumptions to be reasonable, it is important to note that the Debtors can provide no assurance that such assumptions will be realized. As described in detail in the Disclosure Statement, a variety of risk factors could affect the Reorganized Debtors’ financial results and must be considered. Accordingly the Financial Projections should be reviewed in conjunction with a review of the risk factors set forth in Article XI of the Disclosure Statement and the assumptions described herein, including all relevant qualifications and footnotes. All capitalized terms not defined herein have the meanings ascribed to them in the Disclosure Statement to which the Financial Projections are attached.

The Debtors do not, as a matter of course, publish their business plans or strategies, projections or anticipated financial position. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or projections to Holders of Claims or Interests or other parties in interest after the Confirmation Date or otherwise make such information public.

In connection with the planning and development of the Plan, the Financial Projections were prepared by the Debtors to present the anticipated impact of the Plan. The Financial Projections assume that the Plan will be implemented in accordance with its stated terms. The Financial Projections are based on forecasts of key economic variables and may be significantly impacted by, among other factors, changes in the competitive environment, regulatory changes and/or a variety of other factors, including those factors listed in the Plan and the Disclosure Statement. Accordingly, the estimates and assumptions underlying the Financial Projections are inherently uncertain and are subject to significant business, economic and competitive uncertainties. Therefore, such Financial Projections, estimates and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein. The Financial Projections included herein were prepared in August 2016. Management is unaware of any circumstances as of the date hereof that would require the reforecasting of the Financial Projections due to a material change in the Debtors’ prospects.

The Financial Projections should be read in conjunction with the significant assumptions, qualifications and notes set forth below.

THE DEBTORS’ MANAGEMENT DID NOT PREPARE SUCH FINANCIAL PROJECTIONS TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE DEBTORS’ MANAGEMENT HAS NOT RECEIVED AN OPINION OR REPORT ON THE FINANCIAL PROJECTIONS FROM AN INDEPENDENT AUDITOR OR THIRD PARTY. THE DEBTORS’ INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE FINANCIAL PROJECTIONS THAT ACCOMPANY THE DISCLOSURE STATEMENT AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE FINANCIAL PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE FINANCIAL PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE FINANCIAL PROJECTIONS. THE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE. EXCEPT FOR PURPOSES OF THE DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH FINANCIAL PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

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MOREOVER, THE FINANCIAL PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, MAINTAINING GOOD EMPLOYEE RELATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, ACTS OF TERRORISM OR WAR, INDUSTRY-SPECIFIC RISK FACTORS (AS DETAILED IN ARTICLE XI OF THE DISCLOSURE STATEMENT ENTITLED “RISK FACTORS”) AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. IN ADDITION, AS THE FINANCIAL PROJECTIONS COVER FUTURE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE AND LESS RELIABLE WITH EACH SUCCESSIVE YEAR. ACCORDINGLY, ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

THE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE FINANCIAL PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE DEBTORS PREPARED THESE FINANCIAL PROJECTIONS MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR DISCLOSURE STATEMENT, THE DEBTORS AND REORGANIZED DEBTORS, AS APPLICABLE, DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THE DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THEREFORE, THE FINANCIAL PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE FINANCIAL PROJECTIONS AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

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2.	General.

(a)	Overview: The Debtors are a diversified oilfield services company that provides a range of wellsite services and equipment to primarily U.S. land-based E&P customers. The Debtors run the business primarily through four lines of business (“LOB”): Rig Services, Coiled Tubing Services, Fluid Management Services and Fishing and Rental Services. The Debtors operate in six regions (“Regions”) across the United States: West Coast, Permian, Rockies, Central, Gulf Coast, and Northeast.

(b)	Projection Period: The Financial Projections are prepared for the years 2016 through 2020, with financial results for 2016 based on actual results for the 6 months ended June 30, 2016, and financial results for the remainder of 2016 through 2020 based on specific assumptions as described further below.

(c)	Methodology: In developing the Projections, the Debtors considered expected customer activity and pricing levels based upon expected commodity prices. The Debtors have not developed a view on expected commodity prices. However, for the purpose of developing the Financial Projections, the Debtors assumed that oil pricing is consistent with the NYMEX WTI crude oil futures curve pricing as of July 27, 2016 (“Strip Pricing”). Strip Pricing indicates a WTI crude oil price of $44 per barrel as of December 31, 2016, $48 per barrel as of December 31, 2017, $51 per barrel as of December 31, 2018, $53 per barrel as of December 31, 2019, and $54 per barrel as of December 31, 2020.

(d)	Plan Consummation: The Financial Projections assume an Effective Date of December 31, 2016.

3.	Assumptions With Respect to the Projected Income Statement.

(a)	Revenues: In the Financial Projections, revenues are forecasted by LOB, by Region. For each region within each LOB, the Debtors developed activity and pricing assumptions based on historical levels and expected future commodity pricing (i.e., Strip Pricing).

(b)	Direct Costs: Direct Costs are forecasted by LOB, based on historical fixed and variable costs.

(c)	General and Administrative: General and administrative costs (“G&A”) are primarily comprised of labor costs and other expenses associated with the Debtors’ corporate overhead. The amount of G&A is based on historical G&A costs, adjusted for cost reduction efforts. G&A in 2018 to 2020 is assumed to increase slightly to support forecasted revenue growth.

(d)	Depreciation and Amortization: Depreciation and amortization reflects the anticipated depreciation and amortization of the Debtors’ property, plant and equipment, based on current net book values and projected capital expenditures.

(e)	Interest Expense: Interest expense post-emergence is forecasted based on the expected terms of the New ABL Credit Facility and the terms of the New Term Loan Facility, as more fully described in the Plan and Disclosure Statement (and the exhibits thereto).

(f)	Income Tax (Expense) Benefit: Income tax is estimated based on the Company’s expected effective corporate tax rate.

(g)	Restructuring Expenses: Restructuring Expenses include costs related to the recapitalization process, including but not limited to professional fees, claims administration and other items. Estimated amounts are based on the terms of contracts and historical precedent.

4.	Assumptions with Respect to the Projected Balance Sheet and Projected Statement of Cash Flows.

(a)	Working Capital: Working capital assumptions are based on historical days sales outstanding, historical days payable and historical days sales of inventory as well as historical levels of prepaid and other current assets and current liabilities.

(b)	Capital Expenditures: Projections for capital expenditures were prepared with consideration of the needs of the Debtors’ fixed assets. Capital expenditures relate primarily to sustaining capital needs necessary to maintain the service capability of the Debtors’ existing assets and include the replacement of components and equipment which are worn or obsolete.

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Financial Projections

	2016E(1)	2017E	2018E	2019E	2020E
Revenue	$405	$602	$900	$919	$937
% YoY Change	(48.9%)	48.6%	49.4%	2.1%	2.0%
COGS	(350)	(447)	(605)	(622)	(635)

Gross Profit	56	155	294	297	302
% Margin	13.8%	25.7%	32.7%	32.3%	32.3%
G&A	(125)	(115)	(129)	(130)	(131)
Restructuring Expenses	(39)	(1)	—	—	—
Other Income	1	—	—	—	—

EBITDA	(107)	39	165	167	172
Non-Cash / One-Time Adj.	63	1	—	—	—

Adj. EBITDA	(44)	40	165	167	172
% Margin	(11.0%)	6.6%	18.4%	18.2%	18.3%
Change in NWC	38	(49)	(12)	2	(10)
Capex(2)	(8)	(12)	(74)	(77)	(77)
Taxes	—	—	—	—	—
Other(3)	(30)	(7)	—	—	—

Unlevered FCF	($45)	($28)	$80	$92	$84
Existing Note Payments	(23)	—	—	—	—
Existing Term Loan Payments	(64)	—	—	—	—
ABL Payments/Borrowings	(2)	3	(8)	(3)	(3)
Restructuring Transaction	66	—	—	—	—
Restructuring Fees	(39)	(1)	—	—	—
New Term Loan Payments	—	(29)	(29)	(29)	(29)
Other	1	1	1	1	2

Levered FCF	($106)	($55)	$44	$61	$55

Beginning Cash(4)	$205	$99	$44	$87	$149
Change in Cash(4)	(106)	(55)	44	61	55

Ending Cash(4)	$99	$44	$87	$149	$203

Memo: ABL Availability	$25	$56	$61	$61	$61

(1)	Reflects actual 2016 results through June 30, 2016 and projections thereafter.
(2)	Net of asset sales of $18.5mm in 2017.
(3)	Other includes severance, employee retention, and FCPA-related expenses in 2016 and insurance settlements in 2017.
(4)	Includes international and restricted cash. As of June 30, 2016, $7mm of international and $19mm of restricted cash.

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Exhibit F

QUALIFYING NOTEHOLDER RIGHTS OFFERING PROCEDURES

I.	Introduction

Key Energy Services, Inc. (the “Company”) and certain of its subsidiaries, as proposed chapter 11 debtors and debtors in possession (such subsidiaries, together with the Company, the “Debtors”)1, are seeking to implement a proposed financial restructuring of their existing funded debt and certain other obligations pursuant to a joint prepackaged chapter 11 plan of reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”)2 in connection with a chapter 11 bankruptcy case, in accordance with the terms and conditions set forth in the Plan Support Agreement, dated as of August 24, 2016 (the “PSA”), by and among the Debtors and each of the Supporting Creditors party thereto. On September 21, 2016, the Debtors commenced solicitation of votes to accept or reject the Plan from Holders of Senior Notes Claims and Term Loan Claims, and provided to such Holders a Disclosure Statement for the Joint Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code (as it may be amended, modified or supplemented from time to time, the “Disclosure Statement”) in connection with such solicitation.

Summary of Primary Rights Offering and Incremental Liquidity Rights Offering3

In connection with the Plan, the Company is launching a rights offering to certain Holders of Senior Notes Claims and Existing Key Common Stock for non-transferrable (other than as required or permitted pursuant to the Backstop Agreement) subscription rights (the “Rights”): (i) to purchase an aggregate of 7,022,859 shares of Reorganized Key Common Stock to be issued and sold by Reorganized Key on the Effective Date, or as soon thereafter as reasonably practicable (the “Primary Rights Offering Common Stock”), at a price per share (the “Primary Rights Offering Share Price”) equal to $12.10, for aggregate gross proceeds of $85 million (the “Primary Rights Offering Amount”) (such offering, the “Primary Rights Offering”); (ii) to purchase an aggregate of up to 3,646,183 shares of Reorganized Key Common Stock that may be issued and sold by Reorganized Key on the Effective Date, or as soon thereafter as reasonably practicable (the “Incremental Liquidity Shares”), in the event the Minimum Liquidity Test is not satisfied4 (the “Incremental Liquidity Rights Offering” and,

[1]	The proposed Debtors in the chapter 11 cases are: Key Energy Mexico, LLC, Key Energy Services, Inc., Key Energy Services, LLC, Misr Key Energy Investments, LLC, and Misr Key Energy Services, LLC. The mailing address for each Debtor is 1301 McKinney Street, Suite 1800, Houston, Texas 77010.
[2]	All capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to them in the Plan, which is attached as Exhibit A to the Disclosure Statement. A copy of the Disclosure Statement may be found on the Debtors’ restructuring website at http://dm.epiq11.com/KeyEnergy.
[3]	The Debtors may, with the consent of the Required Consenting Noteholders, increase or decrease, as applicable, the aggregate number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan, including the Rights Offering, and adjust the applicable price per share for such shares herein and therein such that the aggregate value of the shares received by any Person pursuant to the Plan, including the Rights Offering, is unaltered by such adjustments.
[4]

If the Minimum Liquidity Test is not satisfied, as determined pursuant to the terms of the Plan and Backstop Agreement, Reorganized Key will issue up to $25 million of Incremental Liquidity Shares if doing so will result in Reorganized Key having Minimum Liquidity on the Effective Date, and in the amount necessary (rounded up to the nearest $1 million) to have Minimum Liquidity. See Section II.D.3 of the Disclosure Statement for a further description of the Incremental Liquidity Rights Offering.

together with the Primary Rights Offering, the “Rights Offering”) at the applicable Incremental Liquidity Per Share Price (as defined below), for aggregate gross proceeds of up to $25 million (the “Maximum Incremental Amount”); and (iii) for certain Holders of Existing Key Common Stock only, to subscribe for additional shares of Reorganized Key Common Stock and New Warrants (the “Equity Holder Cash-Out Subscription”) that would have otherwise been issued to Holders of Allowed Existing Key Common Stock who elect to receive the Equity Holder Cash-Out Amount pursuant to the Plan (the “Equity Holder Cash-Out Shares and Warrants”) at the Equity Holder Cash-Out Share Price. Exercise of the Rights is subject in all respects to the requirements and conditions set forth herein and in the Plan.

Qualifying Noteholders (as defined below) and Qualifying Equity Holders (as defined in the Plan) may participate in the Rights Offering. Qualifying Equity Holders also may participate in the Equity Holder Cash-Out Subscription. These Rights Offering Procedures for Qualifying Noteholders (these “Qualifying Noteholder Rights Offering Procedures”), and, with respect only to Qualifying Noteholders that also are Backstop Participants (as defined in the Plan), the Backstop Agreement, shall govern the ability of Qualifying Noteholders to participate in the Rights Offering and explain certain procedures for such participation.

The Rights Offering for Qualifying Noteholders will commence concurrently with the commencement of the solicitation of votes on the Plan on September 21, 2016 (the “Qualifying Noteholder Rights Offering Commencement Date”) and expire at 5:00 p.m. (Eastern Time) on October 20, 2016 (the “Rights Offering Expiration Date”), unless such date is extended in accordance with the PSA.

The Investor Qualification Form

September 16, 2016 (the “Record Date”), is the date for determining which Holders of Senior Notes Claims are eligible to participate in the Rights Offering (such Holders of Senior Notes Claims, “Record Date Holders”). A Record Date Holder must prove ownership of Senior Notes Claims, as part of the subscription process, sufficient to meet the definition of a Qualifying Noteholder.

“Qualifying Noteholder” means a Record Date Holder that either (1) is a Backstop Participant or (2) (a) has identified itself to the Company in the Investor Qualification Form (a copy of which is enclosed herewith) as, and actually is, an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”)) with supporting documentation that has been reviewed and approved by the Company, acting reasonably, evidencing that such Record Date Holder is actually an “accredited investor” and (b) whose Senior Notes Rights Offering Allocation Percentage entitles such Record Date Holder to sufficient Rights necessary to subscribe for at least $1,000 worth of Primary Rights Common Stock.

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“Senior Notes Rights Offering Allocation Percentage” of a Qualifying Noteholder means the resulting quotient of (x) the aggregate principal amount of Senior Notes Claims beneficially owned by such Qualifying Noteholder as of the Record Date divided by (y) the aggregate principal amount of all Senior Notes Claims as of the Record Date.

Record Date Holders (other than Backstop Participants) are receiving an Investor Qualification Form as part of the enclosed Qualifying Noteholder Rights Exercise Form (as defined below) to determine if such Record Date Holder is a Qualifying Noteholder and thus eligible to participate in the Rights Offering.

All questions relating to these Qualifying Noteholder Rights Offering Procedures, other documents associated with the Rights Offering, or the requirements to participate in the Rights Offering should be directed to Epiq Bankruptcy Solutions, LLC, the Debtors’ subscription agent (the “Subscription Agent”) at:

Epiq Bankruptcy Solutions, LLC

777 Third Avenue, 12th Floor

New York, New York, 10017

Attention: Key Energy Processing

Tel: (866) 734-9393 or (646) 282-2500

tabulation@epiqsystems.com

THE DISCLOSURE STATEMENT IS BEING MADE AVAILABLE TO HOLDERS OF SENIOR NOTES CLAIMS CONCURRENTLY WITH THE DEBTORS’ SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN. THE DISCLOSURE STATEMENT SETS FORTH IMPORTANT INFORMATION THAT SHOULD BE READ AND CONSIDERED CAREFULLY BY EACH QUALIFYING NOTEHOLDER PRIOR TO MAKING A DECISION TO PARTICIPATE IN THE RIGHTS OFFERING. THE DISCLOSURE STATEMENT ALSO IS AVAILABLE UPON REQUEST FROM THE SUBSCRIPTION AGENT OR ON THE DEBTORS’ RESTRUCTURING WEBSITE, http://dm.epiq11.com/KeyEnergy.

Backstop Agreement

As set forth in the Backstop Agreement, 100% of the Primary Rights Offering Amount and any amount of Incremental Liquidity Shares issued up to the Maximum Incremental Amount will be backstopped by the Backstop Participants pursuant to the Backstop Agreement. Any shares of Primary Rights Offering Common Stock or Incremental Liquidity Shares that are not properly subscribed to and funded in full by the Qualifying Noteholders and the Qualifying Equity Holders pursuant to the Rights Offering will be subscribed for and purchased by the Backstop Participants in accordance with the Backstop Agreement. In exchange for the commitments under the Backstop Agreement, the Closing Backstop Participants will receive a premium consisting of shares of Reorganized Key Common Stock, subject to the terms and conditions of the Backstop Agreement. For additional details concerning the Backstop Agreement, the commitments thereunder, and the premium provided thereunder to the Closing Backstop Participants, see Section II.D.3 of the Disclosure Statement.

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II.	Primary Rights Offering and Incremental Liquidity Qualifying Noteholder Rights Offering Procedures

All Record Date Holders have been mailed a copy of (i) these Qualifying Noteholder Rights Offering Procedures and (ii) the Rights Offering subscription exercise form, which includes the Investor Qualification Form (the “Qualifying Noteholder Rights Exercise Form”). In addition, copies of the Qualifying Noteholder Rights Exercise Form, as well as the Disclosure Statement (including the Plan), may be found on the Debtors’ restructuring website at: http://dm.epiq11.com/KeyEnergy.

A Qualifying Noteholder may, subject to the requirements set forth herein, exercise all, some, or none of its Rights, and the applicable payments due for such Qualifying Noteholder will be adjusted accordingly.

The Rights are non-transferrable (other than as required or permitted pursuant to the Backstop Agreement). The Rights will not be listed or quoted on any public or over-the-counter exchange or quotation system.

Before exercising any Rights, Qualifying Noteholders should read the Plan and the Disclosure Statement, including Article XI of the Disclosure Statement entitled “Risk Factors” and Exhibit D of the Disclosure Statement regarding the valuation of the Reorganized Debtors contained therein.

A.    Primary Rights Offering Common Stock

As part of the Rights Offering, each Qualifying Noteholder will have the opportunity to purchase its Senior Notes Rights Offering Allocation Percentage of an aggregate of 6,671,716 shares of Primary Rights Offering Common Stock representing 95% of the Primary Rights Offering Common Stock (the “Aggregate Noteholder Rights Offering Shares”).

Each such Qualifying Noteholder will be eligible to exercise Rights to subscribe for up to its Senior Notes Rights Offering Allocation Percentage of the total number of Aggregate Noteholder Rights Offering Shares (rounded up or down to the nearest whole share).

To participate in the Primary Rights Offering, a Qualifying Noteholder must subscribe for at least $1,000 worth of Primary Rights Offering Common Stock.

To fully exercise its Rights to subscribe for Primary Rights Offering Common Stock, each Qualifying Noteholder must (i) complete the applicable portions of a Qualifying Noteholder Rights Exercise Form (including the Investor Qualification Form), a copy of which is enclosed herewith, and (ii) pay the entire purchase price, which is an amount equal to the Primary Rights Offering Share Price multiplied by the total number of shares of Primary Rights Offering Common Stock for which such Qualifying Noteholder subscribes pursuant to the terms of the Rights Offering (the “Primary Rights Aggregate Purchase Price”), rounded up to the nearest dollar, on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date; provided, that each Backstop Participant (in its capacity as a Qualifying Noteholder) is obligated to deliver and pay the Primary Rights Aggregate Purchase Price and the aggregate purchase price for the amount of unsubscribed shares of Primary Rights Offering Common Stock to be purchased by

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such Backstop Participant into the Backstop Escrow Account (as defined in the Backstop Agreement) maintained by the escrow agent thereof (the “Backstop Escrow Agent”) only pursuant to its obligations under and in accordance with the timing and procedures set forth in the Backstop Agreement, which funds will be released to the Company only upon the occurrence of the closing of the commitments under the Backstop Agreement, as set forth therein.

All funds deposited by Qualifying Noteholders will be held in escrow either until (a) released to the Company upon the issuance of the Reorganized Key Common Stock, which shall occur either upon consummation of the Rights Offering on the Effective Date, or as soon thereafter as reasonably practicable, or in the case of Reorganized Key Common Stock to be issued to the Backstop Participants, then upon the closing of the commitments under the Backstop Agreement, or (b) returned to the Holders promptly, without interest, if the Primary Rights Offering is not consummated, or, in the case of Backstop Participants, returned to Backstop Participants as provided in the Backstop Agreement and the Backstop Escrow Agreement.

B.	Incremental Liquidity Shares

As more specifically set forth in Section IV.I of the Plan, if it is determined, pursuant to the terms of the Plan, that the Minimum Liquidity Test is not satisfied and that the issuance of Incremental Liquidity Shares in an amount up to the Maximum Incremental Amount would be sufficient to cause Reorganized Key to have Minimum Liquidity as of the Effective Date, then Reorganized Key will issue Incremental Liquidity Shares in the Incremental Liquidity Rights Offering, up to the minimum amount necessary (rounded up to the nearest $1 million) to cause Reorganized Key to have Minimum Liquidity, which amount will be no greater than the Maximum Incremental Amount.

Reorganized Key will sell the Incremental Liquidity Shares at the applicable per share price set forth on Schedule 1 attached hereto (the applicable “Incremental Liquidity Per Share Price” for each aggregate dollar amount of issued Incremental Liquidity Shares between $1 million and $25 million (in $1 million increments)).

Each Qualifying Noteholder that properly subscribes for its full Senior Notes Rights Offering Allocation Percentage of Aggregate Noteholder Rights Offering Shares pursuant to the terms of the Rights Offering (each a “Senior Notes Rights Offering Participant” and, collectively, the “Senior Notes Rights Offering Participants”) may elect to subscribe for a portion of the Incremental Liquidity Shares that may be offered in the Incremental Liquidity Rights Offering to Senior Notes Rights Offering Participants priced at the applicable Incremental Liquidity Per Share Price (collectively for all Senior Notes Rights Offering Participants, the “Incremental Liquidity Senior Notes-Allocated Shares”).

If fully subscribed, the Incremental Liquidity Senior Notes-Allocated Shares will equal 95% of the total Incremental Liquidity Shares issued in the Incremental Liquidity Rights Offering. The total number of Incremental Liquidity Senior Notes-Allocated Shares will depend on the aggregate dollar amount of Incremental Liquidity Shares issued in the Incremental Liquidity Rights Offering.

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In order to exercise its Rights for Incremental Liquidity Senior Notes-Allocated Shares under the Incremental Liquidity Rights Offering, each Senior Notes Rights Offering Participant must, in each case pursuant to these Qualifying Noteholder Rights Offering Procedures, (i) complete the enclosed Qualifying Noteholder Rights Exercise Form (including the Investor Qualification Form), where such Senior Notes Rights Offering Participant must, among other things, subscribe for a percentage of the Incremental Liquidity Senior Notes-Allocated Shares (the “Incremental Liquidity Subscription Percentage”) that is not greater than such Senior Notes Rights Offering Participant’s Senior Notes Rights Offering Allocation Percentage, and (ii) pay the entire dollar amount required to fund such subscription, assuming Incremental Liquidity Shares will be issued in an aggregate amount equal to the Maximum Incremental Amount (the “Incremental Liquidity Aggregate Purchase Price”), rounded up to the nearest dollar, on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date; provided, that each Backstop Participant (in its capacity as a Qualifying Noteholder) is obligated to deliver payment for its Incremental Liquidity Shares into the Backstop Escrow Account maintained by the Backstop Escrow Agent only pursuant to its obligations under and in accordance with the timing and procedures set forth in the Backstop Agreement, which funds will be released to the Company only upon the occurrence of the closing of the commitments under the Backstop Agreement, as set forth therein.

The dollar amount of Incremental Liquidity Shares issued by Reorganized Key to each Senior Notes Rights Offering Participant may not equal the Incremental Liquidity Aggregate Purchase Price paid by such Senior Notes Rights Offering Participant pursuant to the terms of these Qualifying Noteholder Rights Offering Procedures. The difference between the value of the Incremental Liquidity Shares issued to a Senior Notes Rights Offering Participant and the Incremental Liquidity Aggregate Purchase Price paid by such Senior Notes Rights Offering Participant will be refunded to the Senior Notes Rights Offering Participant.

All funds paid by Senior Notes Rights Offering Participants and Qualifying Equity Holders in respect of Incremental Liquidity Shares at the applicable Incremental Liquidity Per Share Price (collectively, the “Incremental Liquidity Amount”) will be held in escrow until released pursuant to the terms hereof and the Backstop Agreement, as applicable, and the Rights Offering Escrow Agreement and the Backstop Escrow Agreement, as applicable.

Notwithstanding anything in this Section II.B, each Backstop Participant (in its capacity as a Senior Notes Rights Offering Participant) is obligated to deliver and pay its Incremental Liquidity Aggregate Purchase Price and the aggregate purchase price for the amount of unsubscribed Incremental Liquidity Shares to be purchased by such Backstop Participant into the Backstop Escrow Account in accordance with the timing and procedures set forth in the Backstop Agreement, which funds will be released in accordance with the Backstop Agreement.

III.	Commencement/Expiration of the Rights Offering

The Rights Offering will commence on the Qualifying Noteholder Rights Offering Commencement Date and expire at 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date, unless such date is extended in accordance with the PSA. The Company will promptly notify the Qualifying Noteholders of any extension and the new Rights Offering Expiration Date.

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The Company is furnishing, or causing to be furnished, Qualifying Noteholder Rights Exercise Forms to all Record Date Holders and/or, to the extent applicable, their brokers, dealers, commercial banks, trust companies, or other agents or nominees (the “Subscription Nominees”). Each Subscription Nominee is entitled to receive sufficient copies of the Qualifying Noteholder Rights Exercise Form for distribution to the Record Date Holders for whom such Subscription Nominee holds Senior Notes Claims.

IV.	Exercise of Rights

Each Qualifying Noteholder that elects to participate in the Rights Offering must affirmatively make a binding, irrevocable election to exercise its Rights (the “Binding Rights Election”) on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date; provided that the obligations of Backstop Participants and the release of any funds paid by the Backstop Participants shall be subject to the terms and conditions set forth in the Backstop Agreement.

The Binding Rights Election, upon receipt by the Subscription Agent, cannot be withdrawn.

Each Qualifying Noteholder is entitled to participate in the Rights Offering solely to the extent provided in these Qualifying Noteholder Rights Offering Procedures, except in the case of Qualifying Noteholders who are Backstop Participants, who are entitled to participate in the Rights Offering to the extent provided in the Backstop Agreement.

A.	Exercise by Qualifying Noteholders

To exercise the Rights, each Qualifying Noteholder must, or must cause its Subscription Nominee to, (i) return a duly completed Qualifying Noteholder Rights Exercise Form (including the Investor Qualification Form) to the Subscription Agent so that the duly completed Qualifying Noteholder Rights Exercise Form is actually received by the Subscription Agent on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date and (ii) pay to Capital One, N.A. (the “Escrow Agent”), by wire transfer of immediately available funds, the entire amount of its Primary Rights Aggregate Purchase Price and the entire amount of its Incremental Liquidity Aggregate Purchase Price, if applicable, so that payment of the Primary Rights Aggregate Purchase Price and Incremental Liquidity Aggregate Purchase Price are both actually received by the Escrow Agent on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date; provided, that each Backstop Participant (in its capacity as a Qualifying Noteholder) is obligated to deliver and pay the Primary Rights Aggregate Purchase Price, the aggregate purchase price for the amount of unsubscribed shares of Primary Rights Offering Common Stock, and, if applicable, the Incremental Liquidity Aggregate Purchase Price and the aggregate purchase price for the amount of unsubscribed Incremental Liquidity Shares to be purchased by such Backstop Participant into the Backstop Escrow Account maintained by the Backstop Escrow Agent in accordance with the timing and procedures set forth in the Backstop Agreement and the Backstop Escrow Agreement, which funds will be released to the Company in accordance with the Backstop Agreement and the Backstop Escrow Agreement.

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All amounts funded by the Qualifying Noteholders (other than Backstop Participants) will be held in escrow until (a) released to the Company concurrent with the issuance of the Reorganized Key Common Stock, which shall occur upon consummation of the Primary Rights Offering and Incremental Liquidity Rights Offering on the Effective Date, or as soon thereafter as reasonably practicable, (b) returned to the funding Qualifying Noteholders promptly, without interest, if the relevant transactions described herein are not consummated in accordance with the Plan, or (c) in the event of a determination by the Company that there have been any overpayments in respect of the Incremental Liquidity Offering, returned to the funding Qualifying Noteholders promptly, without interest, in the amount of such overpayments, in each case pursuant to the terms hereof and the Rights Offering Escrow Agreement.

In order to exercise its Rights, any Record Date Holder who holds Senior Notes Claims through a Subscription Nominee must return a duly completed Qualifying Noteholder Rights Exercise Form to its Subscription Nominee or otherwise instruct its Subscription Nominee as to its instructions for exercising the Rights (or obtain a Qualifying Noteholder Rights Exercise Form with completed Subscription Nominee Certification) (in each case in sufficient time to allow (i) delivery of the Qualifying Noteholder Rights Exercise Form to the Subscription Agent and (ii) to the extent such Qualifying Noteholder is not a Backstop Participant, payment of the Primary Rights Aggregate Purchase Price and, if so elected by the Qualifying Noteholder, the Incremental Liquidity Aggregate Purchase Price, to the Escrow Agent, in each case on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date).

B.	Deemed Representations, Acknowledgements, and Covenants

Any Qualifying Noteholder that is not a Backstop Participant that participates in the Rights Offering will have made, and any Transferee (as defined below) will be deemed to have made, the following representations, acknowledgements, and covenants:

(i)	Such Holder of Senior Notes Claims recognizes and understands that the Rights are not transferable (other than as required or permitted pursuant to the Backstop Agreement) (see Section II above for details) and that the benefits of the Rights are solely for the Qualifying Noteholders. Such Holder of Senior Notes Claims represents and warrants that it is a Qualifying Noteholder.

(ii)	All Primary Rights Offering Common Stock and Incremental Liquidity Shares, as applicable, that a Qualifying Noteholder will be entitled to receive will be distributed to the party identified in the duly completed Qualifying Noteholder Rights Exercise Form.

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(iii)	As a condition to properly participating in the Rights Offering, each Qualifying Noteholder agrees to grant the releases set forth in Section VIII.F of the Plan and that the Debtors are not making any representations or warranties in connection with the Rights Offering other than to the Backstop Participants as expressly set forth in the Backstop Agreement.

To the extent a Qualifying Noteholder transfers, assigns or otherwise disposes of any of its Existing Key Common Stock or the right to receive Primary Rights Offering Common Stock and Incremental Liquidity Shares, as applicable, to another person (the “Transferee”) prior to the distribution of such securities to such Qualifying Noteholder, such Transferee will be deemed to have made the same representations, acknowledgments and covenants set forth herein and to grant the releases provided for herein.

C.	Failure to Exercise Rights

Unexercised Rights will be relinquished and cancelled at 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date. If, on or prior to 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date, the Subscription Agent for any reason does not receive from the applicable Qualifying Noteholder or its Subscription Nominee a duly completed Qualifying Noteholder Rights Exercise Form, such Qualifying Noteholder will be deemed to have irrevocably relinquished and waived its right to participate in the Rights Offering.

Any attempt to exercise Rights after 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date will be null and void and the Company will not honor any such purported exercise received by the Subscription Agent after 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date regardless of when the documents relating thereto were sent.

The method of delivery of the Qualifying Noteholder Rights Exercise Form and any other required documents is at each Qualifying Noteholder’s option and sole risk, and delivery will be considered made only when actually received by the Subscription Agent. Delivery via reputable overnight courier is strongly recommended. In all cases, you should allow sufficient time to ensure timely delivery on or prior to 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date.

The risk of non-delivery of the Qualifying Noteholder Rights Exercise Form and any other required documents sent to the Subscription Agent in connection with the exercise of the Rights lies solely with the Qualifying Noteholders participating in the Rights Offering, and none of the Company, the other Debtors, the Reorganized Debtors, or any of their respective officers, directors, employees, agents or advisers, including the Subscription Agent and the Escrow Agent (and the Backstop Escrow Agent, as applicable), assumes the risk of non-delivery under any circumstance whatsoever. The Qualifying Noteholder Rights Exercise Form and any other required documents may not be sent to the Subscription Agent via e-mail or facsimile transmission.

D.	Payment for Primary Rights Offering Common Stock and Incremental Liquidity Shares

If, on or prior to 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date, the Escrow Agent does not receive, for any reason, an amount equal to the total Primary Rights Aggregate Purchase Price and, if applicable, the Incremental Liquidity Aggregate Purchase Price for a Qualifying Noteholder’s (other than a Backstop Participant’s) subscriptions in immediately

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available funds by wire transfer, such Qualifying Noteholder will be deemed to have relinquished and waived its Rights, subject to the next paragraph; provided, that, for the avoidance of doubt, the Backstop Participants (in their capacities as Qualifying Noteholders) will only be required to fund their Primary Rights Aggregate Purchase Price and, if applicable, the Incremental Liquidity Aggregate Purchase Price, in accordance with the Backstop Agreement.

E.	Disputes, Waivers, and Extensions

Each Qualifying Noteholder (other than a Backstop Participant) that participates in the Rights Offering will be deemed by virtue of such participation to have waived and released, to the fullest extent permitted under applicable law, all rights, claims or causes of action against the Debtors, Reorganized Debtors and each of their respective subsidiaries, affiliates, representatives, attorneys and advisors, the Subscription Agent and the Escrow Agent (and the Backstop Escrow Agent, as applicable) arising out of or related to the receipt, delivery, disbursements, calculations, transmission or segregation of cash, Rights, shares of Primary Rights Offering Common Stock and Incremental Liquidity Shares, as applicable, in each case in connection with the Rights, except to the extent such claims arise out of gross negligence or willful misconduct.

Any and all disputes concerning the timeliness, viability, form, and eligibility of any exercise of Rights or the meaning or interpretation of these Qualifying Noteholder Rights Offering Procedures will be addressed in good faith by the Company in consultation with the Required Consenting Creditors, the determinations of which will be final and binding. The Company may (i) waive any defect or irregularity, or permit a defect or irregularity to be corrected, within such times as it may determine in good faith to be appropriate or (ii) reject the purported exercise of any Rights for which the Qualifying Noteholder Rights Exercise Form and/or payment includes defects or irregularities. Qualifying Noteholder Rights Exercise Forms will be deemed not to have been properly completed until all irregularities have been waived or cured. The Company reserves the right to give notice to any Qualifying Noteholder regarding any defect or irregularity in connection with any purported exercise of Rights by such Qualifying Noteholder, and the Company may permit such defect or irregularity to be cured; it being understood, that none of the Company, or the Subscription Agent (or any of their respective officers, directors, employees, agents or advisors) will incur any liability for failure to give such notification.

The Company may extend the Rights Offering Expiration Date or change which parties constitute Qualifying Noteholders (in each case in accordance with the PSA).

F.	Funds

The Primary Rights Offering Amount and the Incremental Liquidity Amount will be deposited when made and held by the Escrow Agent (and the Backstop Escrow Agent, as applicable) in escrow pending the Effective Date, except as otherwise provided herein or in the Backstop Agreement, in a segregated account or accounts (i) which will be separate and apart from the Escrow Agent’s (and the Backstop Escrow Agent’s, as applicable) general operating funds and any other funds subject to any lien, encumbrance, or cash collateral arrangements and (ii) which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date; provided, that each Backstop

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Participant (in its capacity as a Qualifying Noteholder) is obligated to deliver and pay its Primary Rights Aggregate Purchase Price, the aggregate purchase price for the amount of unsubscribed shares of Primary Rights Offering Common Stock, if any, its Incremental Liquidity Aggregate Purchase Price, if any, and the aggregate purchase price for the amount of unsubscribed Incremental Liquidity Shares, if any, to be purchased in each case by such Backstop Participant into the Backstop Escrow Account pursuant to its obligations under and in accordance with the timing and procedures set forth in the Backstop Agreement and the Backstop Escrow Agreement, which funds will be released to the Company in accordance with the Backstop Agreement and the Backstop Escrow Agreement. The Escrow Agent (and the Backstop Escrow Agent, as applicable) will not use the Primary Rights Offering Amount or the Incremental Liquidity Amount for any purpose other than to release the funds as directed pursuant to the terms of the escrow agreements among the Escrow Agent, the Company and the Backstop Participants, as applicable, and as otherwise set forth in these Qualifying Noteholder Rights Offering Procedures, the Plan and the Backstop Agreement, as applicable, and the Primary Rights Offering Amount and the Incremental Liquidity Amount will not be deemed part of the Debtors’ bankruptcy estate. The Escrow Agent (and the Backstop Escrow Agent, as applicable) shall advise the Company and the Backstop Participants of any effort to encumber the Primary Rights Offering Amount or the Incremental Liquidity Amount by any lien, encumbrance, or cash collateral obligation. No interest will be paid to participating Qualifying Noteholders (other than Backstop Participants) and Qualifying Equity Holders on account of any amounts paid in connection with their exercise of Rights.

G.	Participating Qualifying Noteholder Release

See section VIII.F of the Plan for important information regarding releases that each Qualifying Noteholder (other than a Backstop Participant) that wishes to properly subscribe pursuant to the Rights Offering must give.

V.	Miscellaneous

A.	Issuance

Any shares of Reorganized Key Common Stock issued pursuant to the Rights Offering are expected to be delivered to Qualifying Noteholders that have properly exercised their Rights on or as soon as practicable following the Effective Date; provided, that shares of Reorganized Key Common Stock purchased pursuant to the Backstop Agreement will be issued and delivered to the applicable Backstop Participants in accordance with the terms of the Backstop Agreement. The Reorganized Key Common Stock will be issued in book-entry form. The Debtors intend also to seek to have the Reorganized Key Common Stock made eligible on the system of The Depository Trust Company.

B.	Securities Law and Related Matters

Any Reorganized Key Common Stock offered, issued, distributed and/or sold to the Qualifying Noteholders pursuant to the Rights Offering will be issued in reliance on the exemption from registration set forth in section 4(a)(2) of the Securities Act and Rule 506 thereunder, and resales of such Reorganized Key Common Stock will be required to be exempt from the registration

11

requirements of section 5 of the Securities Act pursuant to Rule 144 thereunder (including the time, volume and manner of sale limitations set forth therein, as applicable) or another available exemption from such registration. The Debtors, the Reorganized Debtors and each of the Exculpated Parties (as defined in the Plan), and each of their respective current and former officers, directors, members (including ex officio members), managers, employees, partners, advisors, attorneys, professionals, accountants, investment bankers, investment advisors, actuaries, affiliates, financial advisors, consultants and agents, in each case in their capacity as such, shall be deemed to have acted in “good faith” under section 1125(e) of the Bankruptcy Code, including in connection with the offer, sale and issuance of the Reorganized Key Common Stock, the implementation of the Rights Offering and the issuance and distribution of the Rights pursuant thereto.

The Debtors were notified that the NYSE had suspended trading in Key Common Stock and had commenced delisting proceedings on July 27, 2016. Reorganized Key will use commercially reasonable efforts to cause the listing of the Reorganized Key Common Shares on the NYSE or NASDAQ on or as soon as reasonably practicable after the Effective Date. However, no assurances can be made that such efforts in obtaining a listing will be successful, or that there will be any liquidity or trading market for the Reorganized Key Common Stock. The future liquidity of the trading markets for the Reorganized Key Common Stock also will depend, among other things, upon the number of holders of such securities and whether such securities become listed for trading on an exchange or trading system at some future time.

The Debtors are not making any representations or warranties to the Qualifying Equity Holders or the Qualifying Noteholders in connection with the Rights Offering other than to the Backstop Participants, as expressly set forth in the Backstop Agreement.

VI.	Rights Offering Conditioned Upon Effectiveness of the Plan; Reservation of Rights; Return of Primary Rights Offering Amount

All exercises of Rights are subject to and conditioned upon the effectiveness of the Plan. Notwithstanding anything contained herein, in the Disclosure Statement or in the Plan to the contrary, the Company reserves the right, in consultation with and subject to the consent of the Required Consenting Creditors, to modify these Qualifying Noteholder Rights Offering Procedures or adopt additional detailed procedures if necessary in the Company’s business judgment to more efficiently administer the distribution and exercise of the Rights or to comply with applicable law.

Notwithstanding anything to the contrary in these Qualifying Noteholder Rights Offering Procedures, in the event that (i) the Rights Offering is terminated, (ii) the Company revokes or withdraws the Plan, or (iii) the Effective Date does not occur on or before the Outside Date (unless such date is extended in accordance with the terms of the PSA), the Escrow Agent (and the Backstop Escrow Agent, as applicable) will, within five (5) Business Days after such event, return all amounts received from Qualifying Noteholders, without interest, and, in the case of clauses (ii) and (iii) above, the Rights Offering, as applicable, will terminate automatically.

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Schedule 1

Schedule of Incremental Liquidity Per Share Prices

Aggregate Amount of Incremental Liquidity Shares Funded (in $million)	Aggregate Number of Incremental Liquidity Shares to be Issued*	Incremental Liquidity Per Share Price**
1.0	111,911	$8.94
2.0	223,923	$8.93
3.0	336,037	$8.93
4.0	448,254	$8.92
5.0	560,572	$8.92
6.0	672,993	$8.92
7.0	785,516	$8.91
8.0	898,142	$8.91
9.0	1,010,870	$8.90
10.0	1,123,701	$8.90
11.0	1,264,893	$8.70
12.0	1,406,248	$8.53
13.0	1,547,766	$8.40
14.0	1,689,447	$8.29
15.0	1,831,291	$8.19
16.0	1,973,298	$8.11
17.0	2,115,470	$8.04
18.0	2,257,805	$7.97
19.0	2,400,304	$7.92
20.0	2,542,968	$7.86
21.0	2,762,815	$7.60
22.0	2,983,058	$7.37
23.0	3,203,700	$7.18
24.0	3,424,741	$7.01
25.0	3,646,182	$6.86

*	Pursuant to the Plan, the Debtors may, with the consent of the Required Consenting Noteholders, increase or decrease, as applicable, the aggregate number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan and adjust the applicable price per share for such shares such that the aggregate value of the shares received by any Person pursuant to the Plan is unaltered by such adjustments.
**	Share count and price per share rounded up or down to the nearest whole number.

QUALIFYING NOTEHOLDER RIGHTS EXERCISE FORM

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE (LEGAL OR FINANCIAL), OR TO MAKE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE MATTERS SET FORTH HEREIN, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THESE INSTRUCTIONS AND THE ATTACHED QUALIFYING NOTEHOLDER RIGHTS EXERCISE FORM.

INSTRUCTIONS TO QUALIFYING NOTEHOLDER RIGHTS EXERCISE FORM

IN CONNECTION WITH THE JOINT PREPACKAGED

CHAPTER 11 PLAN OF REORGANIZATION OF

KEY ENERGY SERVICES, INC. AND ITS AFFILIATED DEBTORS

RIGHTS OFFERING EXPIRATION DATE

The expiration date for the exercise of Rights pursuant to the Rights Offering is 5:00 p.m. (Eastern Time) on October 20, 2016, unless such date is extended in accordance with the PSA (as defined below) (the “Rights Offering Expiration Date”).

You must leave sufficient time for your duly completed Qualifying Noteholder Rights Exercise Form to reach your bank, broker, or other nominee (each of the foregoing, a “Subscription Nominee”) and be processed and delivered to the Subscription Agent on or prior to 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date.

As disclosed in the Disclosure Statement for the Joint Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code (as it may be amended, modified or supplemented from time to time, the “Disclosure Statement”), the Debtors are seeking to implement a proposed financial restructuring of their existing funded debt and certain other obligations to be effectuated pursuant to a joint prepackaged chapter 11 plan of reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”) in connection with a chapter 11 bankruptcy case, in accordance with the terms and conditions set forth in the Plan Support Agreement, dated as of August 24, 2016 (the “PSA”), by and among the Debtors and each of the Supporting Creditors party thereto. The Disclosure Statement has been made available in connection with the solicitation of votes to accept or reject the Plan, and a copy of and the procedures governing the Rights Offering for Qualifying Noteholders (as amended or supplemented from time to time, the “Qualifying Noteholder Rights Offering Procedures”) has been distributed in connection with the Rights Offering. A copy of the Disclosure Statement may be found on the Debtors’ restructuring website at http://dm.epiq11.com/KeyEnergy. Additional copies of the Disclosure Statement and the Qualifying Noteholder Rights Offering Procedures are available upon request from the Subscription Agent (as defined below). Capitalized terms used but not otherwise defined herein or in the Qualifying Noteholder Rights Offering Procedures will have the meanings ascribed to them in the Plan, which is attached as Exhibit A to the Disclosure Statement.

All questions relating to this Qualifying Noteholder Rights Exercise Form should be directed to Epiq Bankruptcy Solutions, LLC, the subscription agent (the “Subscription Agent”) retained by the Company at:

Epiq Bankruptcy Solutions, LLC

777 Third Avenue, 12th Floor

New York, New York, 10017

Attention: Key Energy Services, Inc. Processing

Tel: (866) 734-9393 or (646) 282-2500

tabulation@epiqsystems.com

To exercise Rights pursuant to the Rights Offering:

1.	Unless you are a Backstop Participant, complete and return the Investor Qualification Form attached as the Annex to this Qualifying Noteholder Rights Exercise Form, along with the documentation contemplated by the Investor Qualification Form to substantiate that you are an “accredited investor” in accordance with Rule 506(c) of the Securities Act. Unless you are a Backstop Participant, if you do not complete and return this certification and the related documentation, you cannot exercise any Rights.

2.	If you are a Backstop Participant, complete and return the Addendum to Qualifying Noteholder Rights Exercise Form, which will be provided separately only to Backstop Participants (i.e., only to those Qualifying Noteholders who are parties to the Backstop Agreement). If you are a Backstop Participant, you must complete and return the Addendum to Qualifying Noteholder Rights Exercise Form to exercise Rights.

3.	Insert the principal amount of Senior Notes Claims you hold as of the Record Date in Item 2 of the Qualifying Noteholder Rights Exercise Form, which must be certified by your Subscription Nominee in accordance with Item 7 of the Qualifying Noteholder Rights Exercise Form. If you have any questions about the amount of Senior Notes Claims held by you, please contact your Subscription Nominee.

4.	Complete the calculation in Item 3a of the Qualifying Noteholder Rights Exercise Form to determine your Senior Notes Rights Offering Allocation Percentage, which determines the maximum number of Aggregate Noteholder Rights Offering Shares for which you may subscribe.

5.	Complete the calculation in Item 3b of the Qualifying Noteholder Rights Exercise Form to determine the maximum number of Aggregate Noteholder Rights Offering Shares for which you may subscribe based on your Senior Notes Rights Offering Allocation Percentage.

6.	Complete Item 3c of the Qualifying Noteholder Rights Exercise Form indicating your subscription for Aggregate Noteholder Rights Offering Shares and the aggregate Primary Rights Aggregate Purchase Price you must pay for your subscription, which cannot be less than $1,000.

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7.	Complete Item 4a of the Qualifying Noteholder Rights Exercise Form indicating your Incremental Liquidity Subscription Percentage of the maximum potential number of issued Incremental Liquidity Senior Notes-Allocated Shares and the Incremental Liquidity Aggregate Purchase Price you must pay for your Incremental Liquidity Rights Offering subscription in accordance with the terms of Items 4 and 4a of the Qualifying Noteholder Rights Exercise Form.

8.	Make Payment to the Escrow Agent of the full amount of your Primary Rights Aggregate Purchase Price and, if applicable, your Incremental Liquidity Aggregate Purchase Price in accordance with the terms of Item 5 of the Qualifying Noteholder Rights Exercise Form, subject to the timing and procedures contemplated by the Backstop Agreement only if you are a Backstop Participant.

9.	Read and Complete the certifications in Item 6 of the Qualifying Noteholder Rights Exercise Form.

10.	Subscription Nominee Certification. Your Subscription Nominee must complete the Subscription Nominee Certification in Item 7 of the Qualifying Noteholder Rights Exercise Form.

11.	Return the Qualifying Noteholder Rights Exercise Form to the Subscription Agent on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date.

Before exercising any Rights, you should read the Qualifying Noteholder Rights Offering Procedures and the Disclosure Statement, including Article XI of the Disclosure Statement entitled “Risk Factors” and Exhibit D of the Disclosure Statement regarding the valuation of the Reorganized Debtors contained therein. A copy of the Disclosure Statement may be found at http://dm.epiq11.com/KeyEnergy.

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QUALIFYING NOTEHOLDER RIGHTS EXERCISE FORM IN CONNECTION WITH

THE JOINT PREPACKAGED

CHAPTER 11 PLAN OF REORGANIZATION OF

KEY ENERGY SERVICES, INC. AND ITS AFFILIATED DEBTORS

RIGHTS OFFERING EXPIRATION DATE

The Rights Offering Expiration Date for the exercise of Rights pursuant to the Rights Offering is 5:00 p.m. (Eastern Time) on October 20, 2016, unless such date is extended in accordance with the PSA.

You must leave sufficient time for your Qualifying Noteholder Rights Exercise Form to be delivered to the Subscription Agent prior to 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date. Allow extra time if your Qualifying Noteholder Rights Exercise Form is being processed by your Subscription Nominee.

Please consult the Qualifying Noteholder Rights Offering Procedures for additional information with respect to this Qualifying Noteholder Rights Exercise Form.

Item 1. Unless you are a Backstop Participant, complete and return the Investor Qualification Form attached as the Annex to this Qualifying Noteholder Rights Exercise Form, along with the documentation contemplated by the Investor Qualification Form to substantiate that you are an “accredited investor” in accordance with Rule 506(c) of the Securities Act. Unless you are a Backstop Participant that completes and returns the Addendum to Qualifying Noteholder Rights Exercise Form, if you do not complete and return this certification and the related documentation, you cannot exercise any Rights.

Item 2. Amount of Senior Notes Claims. I certify that, as of the Record Date of September 16, 2016, I held Senior Notes Claims in the following principal amount (insert amount below) or that I am the authorized signatory of that beneficial holder. This amount must match the amount in Item 7 that has been certified by your Subscription Nominee as the amount held by your account as of the Record Date (the “Certified Principal Amount”).

$

Certified Principal Amount

Item 3. Primary Rights Offering.1 Pursuant to the Plan and the accompanying Qualifying Noteholder Rights Offering Procedures, each Qualifying Noteholder is entitled to

[1]

The Debtors may, with the consent of the Required Consenting Noteholders, increase or decrease, as applicable, the aggregate number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan, including the Rights Offering, and adjust the applicable price per share for such shares herein and therein such that the aggregate value of the shares received by any Person pursuant to the Plan, including the Rights Offering, is unaltered by such adjustments.

4

subscribe for up to its Senior Notes Rights Offering Allocation Percentage of the total number of Aggregate Noteholder Rights Offering Shares. To subscribe, fill out Items 3a, 3b and 3c below and read and complete Item 4a below.

Item 3a. Calculation of Senior Notes Rights Offering Allocation Percentage. Based on the Certified Principal Amount set forth above in Item 2, you are assigned a Senior Notes Rights Offering Allocation Percentage, which determines the maximum number of Aggregate Noteholder Rights Offering Shares pursuant to the Rights for which you may subscribe. Your Senior Notes Rights Offering Allocation Percentage is calculated as follows:

$	/ $675,000,000	=	. %
(Certified Principal Amount)	(Aggregate principal amount of all Senior Notes Claims as of the Record Date)		Senior Notes Rights Offering Allocation Percentage

Item 3b. Calculation of maximum number of Aggregate Noteholder Rights Offering Shares pursuant to the Rights. Based on your Senior Notes Rights Offering Allocation Percentage set forth in Item 3a above, the maximum number of Aggregate Noteholder Rights Offering Shares pursuant to the Rights for which you may subscribe is calculated as follows:

. %	X 6,671,716	=
(Senior Notes Rights Offering Allocation Percentage)	(Aggregate Noteholder Rights Offering Shares)		Maximum number of Aggregate Noteholder Rights Offering Common Shares (round down to the nearest whole number)

Item 3c. Subscription & Primary Rights Aggregate Purchase Price. By filling in the following blanks, you are indicating that the undersigned Qualifying Noteholder is subscribing for the amount of Aggregate Noteholder Rights Offering Shares as specified below (specify an amount of Aggregate Noteholder Rights Offering Shares not greater than the maximum number of Aggregate Noteholder Rights Offering Shares identified in Item 3b above), on the terms of and subject to the conditions set forth in the Qualifying Noteholder Rights Offering Procedures and the Plan.

Box 1 for wire calculation

	X $12.10	=	$
(Number of Aggregate Noteholder Rights Offering Shares up to maximum number in Item 3b above)	(Rights Offering Share Price)		Primary Rights Aggregate Purchase Price (round up to nearest dollar)

5

Item 4. Incremental Liquidity Rights Offering. Pursuant to the Plan and the accompanying Qualifying Noteholder Rights Offering Procedures, each Qualifying Noteholder that properly subscribes for its full Senior Notes Rights Offering Allocation Percentage of Aggregate Noteholder Rights Offering Shares in Item 3c above (i.e., a Senior Notes Rights Offering Participant) is eligible to subscribe for a cash amount of the Incremental Liquidity Senior Notes-Allocated Shares not to exceed the product of (A) its Senior Notes Rights Offering Allocation Percentage multiplied by (B) $23.75 million (rounded to the nearest dollar). The actual number of Incremental Liquidity Senior Notes-Allocated Shares issued to a Senior Notes Rights Offering Participant that subscribes for Incremental Liquidity Shares will depend on the aggregate number of Incremental Liquidity Shares, if any, to be issued by Reorganized Key, which shall be determined based on the Minimum Liquidity Test to be applied pursuant to the terms of the Plan. A Senior Notes Rights Offering Participant must subscribe based on the assumption that the Maximum Incremental Amount of Incremental Liquidity Shares will be issued, whether or not such amount, or any amount, is actually issued by Reorganized Key in the Incremental Liquidity Rights Offering, as is more fully described in the Qualifying Noteholder Rights Offering Procedures and in the Plan.

To subscribe for any Incremental Liquidity Senior Notes-Allocated Shares in the Incremental Liquidity Rights Offering, a Senior Notes Rights Offering Participant must complete Item 4a below and indicate (i) its Incremental Liquidity Subscription Percentage (which shall be no greater than its Senior Notes Rights Offering Allocation Percentage), which is the percentage of issued Incremental Liquidity Senior Notes-Allocated Shares, if any, it is committing to purchase at the applicable Incremental Liquidity Per Share Price and (b) its Incremental Liquidity Aggregate Purchase Price, which is the maximum dollar amount of Incremental Liquidity Senior Notes-Allocated Shares it will be issued, assuming the Maximum Incremental Amount of Incremental Liquidity Shares are issued pursuant to the Minimum Liquidity Test, at the Incremental Liquidity Per Share Price of $6.86 per share, and which Incremental Liquidity Aggregate Purchase Price must be funded pursuant to Item 5b below.

The final number of Incremental Liquidity Senior Notes-Allocated Shares issued to a subscribing Senior Notes Rights Offering Participant shall equal (a) its Incremental Liquidity Subscription Percentage, indicated in Item 4a below, multiplied by the number of the Incremental Liquidity Senior Notes-Allocated Shares, if any, actually issued by Reorganized Key pursuant to the terms of the Plan.

Item 4a. Incremental Liquidity Subscription Percentage and Incremental Liquidity Aggregate Purchase Price. By filling in the following blanks, you are indicating that the undersigned Senior Notes Rights Offering Participant is subscribing for a percentage, indicated below, of Incremental Liquidity Senior Notes-Allocated Shares, if any, required to be issued by Reorganized Key based on the results of the Minimum Liquidity Test pursuant to the terms of the Plan, at the applicable Incremental Liquidity Per Share Price, up to a maximum aggregate value equal to the Incremental Liquidity Aggregate Purchase Price indicated below, on the terms of and subject to the conditions set forth in the Qualifying Noteholder Rights Offering Procedures, the Backstop Agreement and the Plan, as applicable.

6

Box 2 for wire calculation

. %	X $23,750,000	=	$
Incremental Liquidity Subscription Percentage (Indicate a percentage not greater than the Senior Notes Rights Offering Allocation Percentage set forth in Item 3a)			Incremental Liquidity Aggregate Purchase Price

Item 5a. Calculate Wire Amount.

Box 1 Amount:	Box 2 Amount:	Wire Total:

$	+ $	= $

Item 5b. Procedure for Payment. Unless you are a Backstop Participant, the Primary Rights Aggregate Purchase Price indicated in Item 3c (Box 1) above and, if applicable, the Incremental Liquidity Aggregate Purchase Price indicated in Item 4a (Box 2) above must be sent by wire transfer of immediately available funds so that such funds are received by Capital One, N.A. (the “Escrow Agent”) on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date. In the event you subscribe for and fund an aggregate amount that exceeds the value of the Incremental Liquidity Shares to be issued as determined by the Minimum Liquidity Test, any excess funds will be returned to you, without interest, promptly after such determination.

The wire instructions for the Escrow Agent are as follows:

Wire Instructions:

Bank Name:	Capital One, N.A.
ABA #:	065000090
Credit Account:	Trust Wire Suspense
Credit Account #:	3850020002515
For Further Credit Account:	Key Energy Services, Inc. Escrow Receiving Account
For Further Credit Account #:	75-9387-02-0
Attn:	John Trainor (504) 533-5811
Holder’s Name:	[Insert holder’s name and last four digits of its tax ID # in wire memo field]

If, prior to 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date, any of the steps outlined in this Qualifying Noteholder Rights Exercise Form are not properly completed and, if you are not a Backstop Participant, your Primary Rights Aggregate Purchase Price and, if applicable, your Incremental Liquidity Aggregate Purchase Price

7

are not actually received by the Escrow Agent, and the Subscription Agent has not received your properly completed Qualifying Noteholder Rights Exercise Form, you will be deemed to have fully and irrevocably relinquished and waived your right to participate in the Rights Offering.

Notwithstanding anything to the contrary herein, a Backstop Participant’s obligation to fund any amount indicated in Items 3, 4 and 5 above and the release of such funds to the Company, is subject only to the terms and conditions of the Backstop Agreement.

Item 6. Certifications & Acknowledgments. I certify that I am the holder, or the authorized signatory of the holder, of the aggregate amount of Senior Notes Claims listed under Item 1 above.

As a condition to properly participating in the Rights Offering, I agree (i) that the Debtors are not making any representations or warranties in connection with the Rights Offering other than to the Backstop Participants as expressly set forth in the Backstop Agreement and, unless I am a Backstop Participant, (ii) to provide the releases set forth in Section VIII.F of the Plan.

I understand that, unless I am a Backstop Participant, if I do not agree to clauses (i) or (ii) in the paragraph above, I will not be eligible to receive any Primary Rights Offering Common Stock under the Primary Rights Offering or Incremental Liquidity Shares under the Incremental Liquidity Rights Offering.

Date: , 2016

Name of Noteholder:

Social Security or Federal Tax I.D. No.:

Signature:

Name of Person Signing:

Title:

Street Address:

(cannot be a P.O. box)

City, State, Zip Code:

Telephone Number:

Email Address:

8

Return Wire Instructions:

Account Name:
Bank Account No.:
ABA/Routing No.:
Bank Name:
Bank Address:
Reference:

TO BE VALID, THIS QUALIFYING NOTEHOLDER RIGHTS EXERCISE FORM MUST HAVE AT LEAST TWO ATTACHMENTS:

•	THE NOMINEE CERTIFICATION FORM ON THE FOLLOWING PAGE MUST BE COMPLETED AND SIGNED BY THE NOMINEE AND MUST BE ATTACHED TO THIS FORM.

AND EITHER

•	THE ATTACHED INVESTOR QUALIFICATION FORM MUST BE COMPLETED AND SIGNED BY THE QUALIFYING NOTEHOLDER (OTHER THAN BACKSTOP PARTICIPANTS) AND MUST BE ATTACHED TO THIS FORM.

OR

•	FOR BACKSTOP PARTICIPANTS ONLY, THE ADDENDUM TO QUALIFYING NOTEHOLDER RIGHTS EXERCISE FORM MUST BE COMPLETED AND SIGNED BY THE NOMINEE AND MUST BE ATTACHED TO THIS FORM.

THE COMPLETED QUALIFYING NOTEHOLDER RIGHTS EXERCISE FORM MUST BE RETURNED TO THE SUBSCRIPTION AGENT BY 5:00 P.M. (EASTERN TIME) ON THE RIGHTS OFFERING EXPIRATION DATE AT:

EPIQ BANKRUPTCY SOLUTIONS, LLC

777 THIRD AVENUE, 12TH FLOOR

NEW YORK, NEW YORK, 10017

ATTENTION: KEY ENERGY SERVICES, INC. PROCESSING

THE QUALIFYING NOTEHOLDER RIGHTS EXERCISE FORM AND ANY OTHER REQUIRED DOCUMENTS MAY NOT BE SENT TO THE SUBSCRIPTION AGENT VIA E-MAIL OR FACSIMILE TRANSMISSION. UNLESS YOU ARE A BACKSTOP PARTICIPANT, THE PRIMARY RIGHTS AGGREGATE PURCHASE PRICE AND, IF APPLICABLE, THE INCREMENTAL LIQUIDITY AGGREGATE PURCHASE PRICE MUST EACH BE PAID IN ACCORDANCE WITH THE INSTRUCTIONS IN ITEM 5 BY 5:00 P.M. (EASTERN TIME) ON THE RIGHTS OFFERING EXPIRATION DATE.

9

Item 7. Subscription Nominee Certification. Your ownership of Senior Notes Claims as of the Record Date must be confirmed by your Subscription Nominee. The Subscription Nominee holding your Senior Notes Claims as of the Record Date, September 16, 2016, must complete the box below on your behalf.

For Use Only by the Nominee

DTC Participant Name:

DTC Participant Number:

Principal Amount of Senior Notes Claims held by Subscription Nominee for this account as of the Record Date, September 16, 2016:

CUSIP [ ]: $ principal amount and/or

CUSIP [ ]: $ principal amount (added together, the “Certified Principal Amount”)

MEDALLION GUARANTEE:

(In lieu of providing a medallion stamp, a Nominee may provide an original notarized signature on this registration instruction sheet and a list of authorized signatories on the letterhead of the Nominee.)

SUBSCRIPTION NOMINEE CONTACT INFORMATION:

Contact Name:

Contact Telephone Number:

Contact Email Address:

PLEASE PRINT CLEARLY!

10

ANNEX

INVESTOR QUALIFICATION FORM

IN CONNECTION WITH THE JOINT PREPACKAGED

CHAPTER 11 PLAN OF REORGANIZATION OF

KEY ENERGY SERVICES, INC. AND ITS AFFILIATED DEBTORS

For a complete description of the Rights Offering see the accompanying Qualifying Noteholder Rights Offering Procedures and the Plan.2

Each Record Date Holder (including any Subscription Nominees3 who hold Senior Notes Claims as of the Record Date) that is an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”) and whose Senior Notes Rights Offering Allocation Percentage entitles such Holder to sufficient Rights necessary to subscribe for at least $1,000 worth of Primary Rights Offering Common Stock (a “Qualifying Noteholder”) has certain Rights in the Rights Offering to subscribe to purchase shares of Reorganized Key Common Stock (the “Primary Rights Offering Common Stock”) and, potentially, additional shares of Reorganized Key Common Stock in the event the Reorganized Key Liquidity Threshold is not met (the “Incremental Liquidity Shares”) pursuant to the rights offering subscription form (the “Qualifying Noteholder Rights Exercise Form”), to which this is an attachment.

The Qualifying Noteholder Rights Exercise Form requires that each Record Date Holder (other than a Backstop Participant) certify and document that such Record Date Holder is a Qualifying Noteholder. Record Date Holders (other than Backstop Participants) that do not certify and adequately document that they are Qualifying Noteholders and who attempt to exercise Rights will not have their subscriptions accepted, and any consideration delivered to the Subscription Agent will be returned to such Record Date Holder. If you are not a Backstop Participant, please complete and return this Investor Qualification Form, along with documentation to substantiate that the undersigned is an “accredited investor” as defined by Rule 501 of the Securities Act.

The Debtors reserve the right to request additional information from any Record Date Holder submitting this Investor Qualification Form in order to verify the information certified herein.

[2]	All capitalized terms used, but not otherwise defined herein, will have the meanings ascribed to them in the Plan, which is attached as Exhibit A to the Disclosure Statement.
[3]	“Subscription Nominee” means a broker, dealer, commercial bank, trust company, savings and loan, financial institution, or other such party in whose name a beneficial ownership of Senior Notes Claims is registered or held of record as of the Record Date.

11

QUALIFYING NOTEHOLDER CERTIFICATION

Please check any boxes below which are applicable to indicate the basis of the undersigned’s status as an Accredited Investor (as defined in Regulation D promulgated under the Securities Act).

ACCREDITED INVESTOR STATUS

1.	The undersigned is a natural person and:

(a)	Had an individual annual income[4] in each of the two most recent years in excess of $200,000, and reasonably expects to have an individual annual income in the current year in excess of $200,000.

(b)	Had, together with the undersigned’s spouse, joint annual income in excess of $300,000 in each of the two most recent years, and reasonably expects their joint annual income in the current year to exceed $300,000.

(c)	Has an individual net worth or joint net worth with the undersigned’s spouse in excess of $1,000,000 (for this purpose, excluding the value of the primary residence of the undersigned or the undersigned’s spouse).[5]

2.	The undersigned is an entity—i.e., a corporation, partnership, limited liability company or other entity (other than a trust)—and:

a.	The undersigned is a corporation, partnership, limited liability company, a Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Code, in each case not formed for the specific purpose of acquiring the securities offered and with total assets in excess of $5,000,000.

b.	The undersigned is one of the following institutional investors as described in Rule 501(a) adopted by the SEC under the Securities Act:

[4]	For purposes of this Investor Qualification Form, a person’s income is the amount of such person’s individual adjusted gross income (as reported on a federal income tax return) increased by:

a.	any deduction for depletion of natural resources (Section 611 and others of the Code);

b	any municipal bond interest (Section 103 of the Code); and

c.	any losses or deductions allocated to such person as a limited partner in a partnership.

[5]	Indebtedness secured by the primary residence up to the estimated fair market value of the primary residence is not included as a liability in the calculation of the individual’s net worth or joint net worth, unless any incremental borrowing is incurred in the 60 days before the date the Qualifying Noteholder Rights Exercise Form is accepted and is not in connection with the acquisition of the primary residence, in which case, the incremental borrowing is included as a liability in such calculation. Indebtedness secured by the primary residence in excess of the estimated fair market value of the primary residence is to be included as a liability and deducted from the individual’s net worth or joint net worth.

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A “bank” (as defined in Section 3(a)(2) of the Securities Act) or a “savings and loan association” (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in its individual or fiduciary capacity.

A broker or dealer registered pursuant to Section 15 of the Exchange Act.

An “insurance company” (as defined in Section 2(a)(13) of the Securities Act).

An investment company registered under the Investment Company Act or a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

A “private business development company” (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended).

An employee benefit plan within the meaning of Title I of ERISA, and (a) the investment decision is made by a “plan fiduciary” (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser, or (b) such plan has total assets in excess of $5,000,000, or (c) such plan is a self-directed plan with investment decisions made solely by persons who are accredited investors. NOTE: To the extent that reliance is placed on clause (c), each person referred to in clause (c) must complete a copy of this Investor Qualification Form signing next to each response, and submit such copy with the undersigned’s copy.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees with total assets in excess of $5,000,000.

c.	Each shareholder, partner, member or other equity owner of the undersigned, as the case may be, satisfies each of the net worth or income standards for individuals set forth in Question 1 above or the standards for entities set forth above in clauses (a) or (b) of this Question 2. NOTE: If the undersigned checks this box 2c, each equity owner of the undersigned’s securities must complete a copy of this Investor Qualification Form, signing next to each response, and submit such copy with the undersigned’s copy.

3.	The undersigned is a trust and:

a.	The trustee of the trust is a “bank” as defined in Section 3(a)(2) of the Securities Act or a “savings and loan association” referred to in Section 3(a)(5)(A) of the Securities Act.

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b.	The trust has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered, and the purchase of the securities offered is being directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the purchase of the securities offered.

c.	Each grantor of the trust has the power to revoke the trust and regain title to the trust assets, and each such grantor satisfies the net worth or income standards for individuals set forth in Question 1 above. NOTE: If the undersigned checks this box 3c, each grantor must complete a copy of this Investor Qualification Form, signing next to each response, and submit such copy with the undersigned’s copy.

4. Check the box next to this Question 4 if none of the statements in Questions 1, 2 or 3 of this Investor Qualification Form are applicable to the undersigned.

Please complete and return this Investor Qualification Form, along with documentation to substantiate that the undersigned is an “accredited investor” as defined by Rule 501 of the Securities Act,6 to the Subscription Agent.

[6]	(A) In regard to whether the undersigned is an accredited investor on the basis of income, please provide any Internal Revenue Service form that reports the undersigned’s income for the two most recent years (including, but not limited to, Form W-2, Form 1099, Schedule K-1 to Form 1065, and Form 1040) and include a written representation from the undersigned that he or she has a reasonable expectation of reaching the income level necessary to qualify as an accredited investor during the current year;

(B) In regard to whether the undersigned is an accredited investor on the basis of net worth or total assets, please provide one or more of the following types of documentation dated within the prior three months and provide a written representation from the undersigned that (if applicable) all liabilities necessary to make a determination of net worth have been disclosed:

(1) With respect to assets: Bank statements, brokerage statements and other statements of securities holdings, certificates of deposit, tax assessments, and appraisal reports issued by independent third parties; and

(2) With respect to liabilities (if applicable): A consumer report from at least one of the nationwide consumer reporting agencies; or

(C) Provide a written confirmation from one of the following persons or entities that such person or entity has taken reasonable steps to verify that the undersigned is an accredited investor within the prior three months and has determined that the undersigned is an accredited investor:

(1) A registered broker-dealer;

(2) An investment adviser registered with the Securities and Exchange Commission;

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END OF INVESTOR QUALIFICATION FORM

SIGNATURE PAGE FOLLOWS.

(3) A licensed attorney who is in good standing under the laws of the jurisdictions in which he or she is admitted to practice law; or

(4)	A certified public accountant who is duly registered and in good standing under the laws of the place of his or her residence or principal office.

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The undersigned understands that the Debtors may be relying on the information provided herein by the undersigned in order to qualify for certain exemptions from registration under United States securities laws.

IN WITNESS WHEREOF, the undersigned has executed this Investor Qualification Form this      day of             , 2016.

HOLDER OF SENIOR NOTES CLAIMS

Investor
Name:

Signature:

Print Name:

ADDENDUM TO QUALIFYING NOTEHOLDER

RIGHTS EXERCISE FORM

FOR BACKSTOP PARTICIPANTS ONLY

This addendum has only been provided to Backstop Participants

To the Nominee of the Backstop Participant listed below

and to the Subscription Agent:

Instruction 8 of the Rights Exercise Form states the following:

Make Payment to the Escrow Agent of the full amount of your Primary Rights Aggregate Purchase Price and, if applicable, your Incremental Liquidity Aggregate Purchase Price in accordance with the terms of Item 5 of the Qualifying Noteholder Rights Exercise Form, subject to the timing and procedures contemplated by the Backstop Agreement only if you are a Backstop Participant [emphasis added].

is a Backstop Participant.
(Backstop Participant Name)

In accordance with the Backstop Agreement, the Backstop Participant listed above is not required to fund its Primary Rights Exercise Price and Incremental Liquidity Subscription Price (if any) at this time.

To the Subscription Agent:

Please provide the following contact for the Backstop Participant listed above any relevant funding notice(s):

Contact Name:

Contact Email:

Contact Telephone:

This completed form should be attached to the Rights Exercise Form of the applicable Backstop Participant when it is submitted to the Subscription Agent.

QUALIFYING EQUITY HOLDER RIGHTS OFFERING PROCEDURES

I.	Introduction

Key Energy Services, Inc. (the “Company”) and certain of its subsidiaries, as proposed chapter 11 debtors and debtors in possession (such subsidiaries, together with the Company, the “Debtors”)1, are seeking to implement a proposed financial restructuring of their existing funded debt and certain other obligations pursuant to a joint prepackaged chapter 11 plan of reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”)2 in connection with a chapter 11 bankruptcy case, in accordance with the terms and conditions set forth in the Plan Support Agreement, dated as of August 24, 2016 (the “PSA”), by and among the Debtors and each of the Supporting Creditors party thereto. On September 21, 2016, the Debtors commenced solicitation of votes to accept or reject the Plan from Holders of Senior Notes Claims and Term Loan Claims, and provided to such Holders a Disclosure Statement for the Joint Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code (as it may be amended, modified or supplemented from time to time, the “Disclosure Statement”) in connection with such solicitation.

Summary of Primary Rights Offering, Incremental Liquidity Rights Offering and Equity Holder Cash-Out Subscription3

In connection with the Plan, the Company is launching a rights offering to certain Holders of Senior Notes Claims and Existing Key Common Stock for non-transferable subscription rights (the “Rights”): (i) to purchase an aggregate of 7,022,859 shares of Reorganized Key Common Stock to be issued and sold by Reorganized Key on the Effective Date, or as soon thereafter as reasonably practicable (the “Primary Rights Offering Common Stock”), at a price per share (the “Primary Rights Offering Share Price”) equal to $12.10, for aggregate gross proceeds of $85 million (the “Primary Rights Offering Amount”) (such offering, the “Primary Rights Offering”); (ii) to purchase an aggregate of up to 3,646,183 shares of Reorganized Key Common Stock that may be issued and sold by Reorganized Key on the Effective Date, or as soon thereafter as reasonably practicable (the “Incremental Liquidity Shares”), in the event the Minimum Liquidity Test is not satisfied4 (the “Incremental Liquidity Rights Offering” and,

[1]	The proposed Debtors in the chapter 11 cases are: Key Energy Mexico, LLC, Key Energy Services, Inc., Key Energy Services, LLC, Misr Key Energy Investments, LLC, and Misr Key Energy Services, LLC. The mailing address for each Debtor is 1301 McKinney Street, Suite 1800, Houston, Texas 77010.
[2]	All capitalized terms used, but not otherwise defined herein, will have the meanings ascribed to them in the Plan, which is attached as Exhibit A to the Disclosure Statement.
[3]	The Debtors may, with the consent of the Required Consenting Noteholders, increase or decrease, as applicable, the aggregate number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan, including the Rights Offering, and adjust the applicable price per share for such shares herein and therein such that the aggregate value of the shares received by any Person pursuant to the Plan, including the Rights Offering, is unaltered by such adjustments.
[4]

If the Minimum Liquidity Test is not satisfied, Reorganized Key will issue up to $25 million of Incremental Liquidity Shares if doing so will result in Reorganized Key having Minimum Liquidity on the Effective Date, and in the amount necessary (rounded up to the nearest $1 million) to have Minimum Liquidity. See Section II.D.3 of the Disclosure Statement for a further description of the Incremental Liquidity Rights Offering.

together with the Primary Rights Offering, the “Rights Offering”) at the applicable Incremental Liquidity Per Share Price (as defined below), for aggregate gross proceeds of up to $25 million (the “Maximum Incremental Amount”); and (iii) for certain Holders of Existing Key Common Stock only, to subscribe for additional shares of Reorganized Key Common Stock and New Warrants (the “Equity Holder Cash-Out Subscription”) that would have otherwise been issued to Holders of Allowed Existing Key Common Stock who instead elect to receive the Equity Holder Cash-Out Amount pursuant to the Plan (the “Equity Holder Cash-Out Shares and Warrants”) at the Equity Holder Cash-Out Share Price (as defined below). Exercise of the Rights is subject in all respects to the requirements and conditions set forth herein and in the Plan.

Qualifying Noteholders (as defined in the Plan) and Qualifying Equity Holders (as defined below) may participate in the Rights Offering. Qualifying Equity Holders also may participate in the Equity Holder Cash-Out Subscription. These Rights Offering Procedures for Qualifying Equity Holders (these “Qualifying Equity Holders Rights Offering Procedures”) will govern the ability of Qualifying Equity Holders to participate in the Rights Offering and the Equity Holder Cash-Out Subscription and explain certain procedures for such participation.

The Rights Offering for Qualifying Equity Holders will commence concurrently with the commencement of the solicitation of votes on the Plan on September 21, 2016 (the “Qualifying Equity Holder Rights Offering Commencement Date”), and expire at 5:00 p.m. (Eastern Time) on October 20, 2016 (the “Rights Offering Expiration Date”), unless such date is extended in accordance with the PSA.

The Investor Qualification Form

August 18, 2016 (the “Record Date”), is the date for determining which Holders of Existing Key Common Stock are eligible to participate in the Rights Offering (such Holders of Existing Key Common Stock, “Record Date Holders”).

“Qualifying Equity Holder” means a Record Date Holder that has identified itself to the Company as an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”)) with supporting documentation that has been reviewed and approved by the Company evidencing that such Record Date Holder is actually an “accredited investor”.

The Company has previously delivered to all Record Date Holders an Investor Qualification Form to determine which Record Date Holders are Qualifying Equity Holders and thus eligible to participate in the Qualifying Equity Holder Rights Offering and the Equity Holder Cash-Out Subscription. Any Record Date Holder that does not timely return the Investor Qualification Form by October 5, 2016, will forfeit or already has forfeited any and all rights that it may have had with respect to its ability to participate in the Rights Offering and the Equity Holder Cash-Out Subscription.

2

All questions relating to these Qualifying Equity Holder Rights Offering Procedures, other documents associated with the Rights Offering or the Equity Holder Cash-Out Subscription, or the requirements to participate in any of the foregoing transactions should be directed to Epiq Bankruptcy Solutions, LLC, the Debtors’ subscription agent (the “Subscription Agent”) at:

Epiq Bankruptcy Solutions, LLC

777 Third Avenue, 12th Floor

New York, New York, 10017

Attention: Key Energy Processing

Tel: (866) 734-9393 or (646) 282-2500

tabulation@epiqsystems.com

ALL QUALIFYING EQUITY HOLDERS ARE RECEIVING A COPY OF THE DISCLOSURE STATEMENT WITH THESE QUALIFYING EQUITY HOLDER RIGHTS OFFERING PROCEDURES. THE DISCLOSURE STATEMENT SETS FORTH IMPORTANT INFORMATION THAT SHOULD BE READ AND CONSIDERED CAREFULLY BY EACH QUALIFYING EQUITY HOLDER PRIOR TO MAKING A DECISION TO PARTICIPATE IN THE RIGHTS OFFERING AND/OR THE EQUITY HOLDER CASH-OUT SUBSCRIPTION. ADDITIONAL COPIES OF THE DISCLOSURE STATEMENT ALSO ARE AVAILABLE UPON REQUEST FROM THE SUBSCRIPTION AGENT OR ON THE DEBTORS’ RESTRUCTURING WEBSITE, http://dm.epiq11.com/KeyEnergy.

Backstop Agreement

As set forth in the Backstop Agreement, 100% of the Primary Rights Offering Amount and any amount of Incremental Liquidity Shares issued up to the Maximum Incremental Amount will be backstopped by the Backstop Participants pursuant to the Backstop Agreement. Any shares of Primary Rights Offering Common Stock or Incremental Liquidity Shares that are not properly subscribed to and funded in full by the Qualifying Noteholders and the Qualifying Equity Holders pursuant to the Rights Offering will be subscribed for and purchased by the Backstop Participants in accordance with the Backstop Agreement. In exchange for the commitments under the Backstop Agreement, the Closing Backstop Participants will receive a premium consisting of shares of Reorganized Key Common Stock, subject to the terms and conditions of the Backstop Agreement. For additional details concerning the Backstop Agreement, the commitments thereunder, and the premium provided thereunder to the Closing Backstop Participants, see Section II.D.3 of the Disclosure Statement.

II.	Primary Rights Offering, Incremental Liquidity Rights Offering and Equity Holder Cash-Out Subscription Procedures

Only Qualifying Equity Holders have been mailed (i) these Qualifying Equity Holder Rights Offering Procedures and (ii) the Rights Offering subscription exercise form (the “Qualifying Equity Holder Rights Exercise Form”), as well as a copy of the Disclosure Statement (including the Plan).

A Qualifying Equity Holder may, subject to the requirements set forth herein, exercise all, some, or none of its Rights, and the applicable payments due for such Qualifying Equity Holder will be adjusted accordingly.

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The Rights are non-transferrable. The Rights will not be listed or quoted on any public or over-the-counter exchange or quotation system.

Before exercising any Rights, Qualifying Equity Holders should read the Plan and the Disclosure Statement, including Article XI of the Disclosure Statement entitled “Risk Factors” and Exhibit D of the Disclosure Statement regarding the valuation of the Reorganized Debtors contained therein.

In addition, copies of the Qualifying Equity Holder Rights Exercise Form, as well as the Plan and the Disclosure Statement, may be found at: http://dm.epiq11.com/KeyEnergy.

A.	Primary Rights Offering Common Stock

As part of the Rights Offering, Qualifying Equity Holders will have the opportunity to purchase an aggregate of 351,143 shares of Primary Rights Offering Common Stock representing 5% of the Primary Rights Offering Common Stock (the “Aggregate Equity Holder Rights Offering Shares”).

Each such Qualifying Equity Holder will be eligible to exercise Rights to subscribe for up to 100% of the Aggregate Equity Holder Rights Offering Shares.

To participate in the Primary Rights Offering, a Qualifying Equity Holder must subscribe for at least $25,000 worth of Primary Rights Offering Common Stock (i.e., a Qualifying Equity Holder must complete a Qualifying Equity Holder Rights Exercise Form and fund a subscription for at least $25,000 worth of Primary Rights Offering Common Stock). For the avoidance of doubt, Qualifying Equity Holders are not guaranteed $25,000 worth of Primary Rights Offering Common Stock, and, consequently, whether a Qualifying Equity Holder is ultimately issued $25,000 worth of Primary Rights Offering Common Stock after any applicable pro rata adjustments for oversubscriptions does not affect whether a Qualifying Equity Holder qualifies to participate in the Incremental Liquidity Rights Offering and the Equity Holder Cash-Out Subscription.

On the Qualifying Equity Holder Rights Exercise Form, a copy of which is enclosed herewith, each Qualifying Equity Holder will have the opportunity to subscribe for up to 100% of the Aggregate Equity Holder Rights Offering Shares, but in no case less than $25,000 worth of Primary Rights Offering Common Stock. In the event the Qualifying Equity Holders in the aggregate exercise Rights for more than 100% of the Aggregate Equity Holder Rights Offering Shares, the number of Aggregate Equity Holder Rights Offering Shares to be allocated to each subscribing Qualifying Equity Holder will be adjusted in a pro rata manner based on the Equity Holder Rights Offering Allocation Percentage of each Qualifying Equity Holder participating in the Rights Offering (rounded up or down to the nearest whole share), in each case at the Primary Rights Offering Share Price.

“Equity Holder Rights Offering Allocation Percentage” means with respect to each Qualifying Equity Holder, the percentage equal to the quotient of (a) the number of shares of Existing Key Common Stock as of the Record Date beneficially owned by such Qualifying Equity Holder divided by (b) the aggregate number of Existing Key Common Stock held by all duly participating Qualifying Equity Holders as of the Record Date.

4

To fully exercise its Rights to subscribe for Primary Rights Offering Common Stock, each Qualifying Equity Holder must (i) complete the applicable portions of a Qualifying Equity Holder Rights Exercise Form, a copy of which is enclosed herewith, and (ii) pay the entire purchase price, which is an amount equal to the Primary Rights Offering Share Price multiplied by the total number of shares of Primary Rights Offering Common Stock for which such Qualifying Equity Holder subscribes pursuant to the terms of the Rights Offering (the “Primary Rights Aggregate Purchase Price”), rounded up to the nearest dollar, on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date (each such Qualifying Equity Holder, an “Equity Holder Rights Offering Participant” and, collectively, the “Equity Holder Rights Offering Participants”).

Unless otherwise provided herein, all funds deposited by Qualifying Equity Holders will be held in escrow either until (a) released to the Company upon the issuance of the Reorganized Key Common Stock, which shall occur either upon consummation of the Rights Offering on the Effective Date or as soon thereafter as reasonably practicable or (b) returned to the Holders promptly, without interest, if the Primary Rights Offering is not consummated, in each case pursuant to the terms hereof and the Rights Offering Escrow Agreement. In the event of an oversubscription (i.e., if the Equity Holder Rights Offering Participants in the aggregate exercise Rights for more than 100% of the Aggregate Equity Holder Rights Offering Shares), excess funds will be refunded to the applicable Equity Holder Rights Offering Participants, without interest, promptly after the Rights Offering Expiration Date pursuant to the terms hereof and the Rights Offering Escrow Agreement.

B.	Incremental Liquidity Shares

As more specifically set forth in Section IV.I of the Plan, if it is determined, pursuant to the terms of the Plan, that the Minimum Liquidity Test is not satisfied and that the issuance of Incremental Liquidity Shares in an amount up to the Maximum Incremental Amount would be sufficient to cause Reorganized Key to have Minimum Liquidity as of the Effective Date, then Reorganized Key will issue Incremental Liquidity Shares in the Incremental Liquidity Rights Offering, up to the minimum amount necessary (rounded up to the nearest $1 million) to cause Reorganized Key to have Minimum Liquidity, which amount will be no greater than the Maximum Incremental Amount.

Reorganized Key will sell the Incremental Liquidity Shares at the applicable per share price set forth on Schedule 1 attached hereto (the applicable “Incremental Liquidity Per Share Price” for each aggregate amount of issued Incremental Liquidity Shares between $1 million and $25 million (in $1 million increments)).

Each Equity Holder Rights Offering Participant that properly subscribes pursuant to the terms of the Primary Rights Offering for the minimum $25,000, plus an additional $9,000 (for a total of at least $34,000) worth of Aggregate Equity Holder Rights Offering Shares may elect to subscribe for Incremental Liquidity Shares in an amount equal to a minimum of $10,000 and a maximum of up to 5% of the Maximum Incremental Amount (the “Incremental Liquidity Equity-Allocated Shares”) priced at the applicable Incremental Liquidity Per Share Price; provided, however, that an Equity Holder Rights Offering Participant may not subscribe for a larger relative percentage of the Incremental Liquidity Equity-Allocated Shares than its subscription of the Aggregate Equity Holder Rights Offering Shares.

5

If fully subscribed, the value of the Incremental Liquidity Equity-Allocated Shares will equal $1.25 million, or 5% of the Maximum Incremental Amount. For example, if an Equity Holder Rights Offering Participant subscribes for 25% of the Aggregate Equity Holder Rights Offering Shares in the Primary Rights Offering, it may only validly subscribe for up to 25% of the Incremental Liquidity Equity-Allocated Shares in the Incremental Liquidity Rights Offering, whereas an Equity Holder Rights Offering Participant that subscribes for 100% of the Aggregate Equity Holder Rights Offering Shares in the Primary Rights Offering may validly subscribe for up to 100% of the Incremental Liquidity Equity-Allocated Shares in the Incremental Liquidity Rights Offering. In the event the Equity Holder Rights Offering Participants in the aggregate subscribe for more than 100% of the Incremental Liquidity Equity-Allocated Shares offered in the Incremental Liquidity Rights Offering, the number of shares of Incremental Liquidity Equity-Allocated Shares to be allocated to each subscribing Equity Holder Rights Offering Participant will be adjusted in a pro rata manner based on the Equity Holder Rights Offering Allocation Percentage of each duly participating Equity Holder Rights Offering Participant, in each case at the applicable Incremental Liquidity Per Share Price. The total number of Incremental Liquidity Equity-Allocated Shares will depend on the aggregate dollar amount of Incremental Liquidity Shares issued in the Incremental Liquidity Rights Offering.

In order to exercise its Rights for Incremental Liquidity Equity-Allocated Shares under the Incremental Liquidity Rights Offering, each Equity Holder Rights Offering Participant must, in each case pursuant to these Qualifying Equity Holder Rights Offering Procedures, (i) complete the applicable portions of a Qualifying Equity Holder Rights Exercise Form, a copy of which is enclosed herewith, where such Equity Holder Rights Offering Participant must, among other things, (a) subscribe for a percentage of the Incremental Liquidity Equity Allocated Shares (the “Incremental Liquidity Subscription Percentage”) that is not greater than the percentage of Aggregate Equity Holder Rights Offering Shares subscribed for under the Primary Rights Offering, and (b) in no case, subscribe for less than $10,000 worth of Incremental Liquidity Equity-Allocated Shares, and (ii) pay the entire dollar amount required to fund such subscription, assuming that such Equity Holder Rights Offering Participant receives a percentage of the Incremental Liquidity Equity-Allocated Shares in the Incremental Liquidity Rights Offering equal to such Equity Holder Rights Offering Participant’s Incremental Liquidity Subscription Percentage (the “Incremental Liquidity Aggregate Purchase Price”), rounded up to the nearest dollar, on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date.

For the avoidance of doubt, Equity Holder Rights Offering Participants must subscribe for at least $10,000 worth of Incremental Liquidity Equity-Allocated Shares (i.e., an Equity Holder Rights Offering Participant must complete a Qualifying Equity Holder Rights Exercise Form and fund a subscription for at least $10,000 worth of Incremental Liquidity Equity-Allocated Shares), but Equity Holder Rights Offering Participants are not guaranteed $10,000 worth of Incremental Liquidity Equity-Allocated Shares, the issuance of which is subject to the determination of the size of the Incremental Liquidity Rights Offering and any applicable adjustments for oversubscriptions.

6

Unless otherwise provided herein or in the Qualifying Noteholder Rights Offering Procedures, all funds paid by Equity Holder Rights Offering Participants and Qualifying Noteholders in respect of Incremental Liquidity Shares at the applicable Incremental Liquidity Per Share Price (collectively, the “Incremental Liquidity Amount”) will be held in escrow until released pursuant to the terms hereof and the Rights Offering Escrow Agreement or the Backstop Escrow Agreement, as applicable.

C.	Equity Holder Cash-Out Subscription

Equity Holder Rights Offering Participants also will have the opportunity to subscribe for up to 100% of the Equity Holder Cash-Out Subscription, pursuant to which properly subscribing Equity Holder Rights Offering Participants may elect to purchase up to 100% of the Equity Holder Cash-Out Shares and Warrants that would have otherwise been issued to Holders of Allowed Existing Key Common Stock who elect to receive the Equity Holder Cash-Out Amount pursuant to the Plan at the Equity Holder Cash-Out Share Price, which, depending on the number of Incremental Liquidity Shares issued (if any), will be equal to a set price between $11.51 and $12.87 per share of Equity Exchange Shares and Warrants that Holders of Allowed Existing Key Common Stock would otherwise have been entitled to receive.5 In the event the Equity Holder Rights Offering Participants in the aggregate subscribe for more than 100% of the Equity Holder Cash-Out Shares and Warrants, the number of Equity Holder Cash-Out Shares and Warrants to be allocated to each subscribing Equity Holder Rights Offering Participant will be adjusted in a pro rata manner based on the Equity Holder Rights Offering Allocation Percentage of each duly participating Equity Holder Rights Offering Participant, in each case at the Equity Holder Cash-Out Share Price. The total number of available Equity Holder Cash-Out Shares and Warrants will depend on the number of Holders of Allowed Existing Key Common Stock who elect to receive the Equity Holder Cash-Out Amount pursuant to the Plan, the number of shares of Allowed Existing Key Common Stock beneficially owned by such Holders, and the extent to which such Holders choose to participate.

In order to exercise its Rights for Equity Holder Cash-Out Shares and Warrants that become available under the Equity Holder Cash-Out Subscription, each Equity Holder Rights Offering Participant must, in each case pursuant to these Qualifying Equity Holder Rights Offering Procedures, complete the applicable portions of a Qualifying Equity Holder Rights Exercise Form, a copy of which is enclosed herewith, where such Equity Holder Rights Offering Participant will irrevocably elect whether or not to subscribe for a dollar amount representing a portion of the Equity Holder Cash-Out Shares and Warrants that become available under the Equity Holder Cash-Out Subscription, up to 100% of the Equity Holder Cash-Out Shares and Warrants that become available under the Equity Holder Cash-Out Subscription. The Debtors will provide additional communications at a later date following the Rights Offering Expiration

[5]

The “Equity Holder Cash-Out Share Price” is equal to 90% of the Effective Date Per-Share Plan Price, which reflects a price per share of Reorganized Key Common Stock as of the Effective Date equal to the quotient of (a) (i) $235 million plus (ii) any Cash raised through the sale of Incremental Liquidity Shares divided by (b) the total number of shares of Reorganized Key Common Stock to be issued under the Plan (other than any shares issued in connection with the New Warrants or New MIP, if any). Depending on the number of Incremental Liquidity Shares issued, the Equity Holder Cash-Out Share Price will range from $11.51 (if $25,000,000 in Incremental Liquidity Shares are issued) to $12.87 (if no Incremental Liquidity Shares are issued).

7

date to all holders of Equity regarding the Equity Holder Cash-Out election, and to Equity Holder Rights Offering Participants who subscribe for Equity Holder Cash-Out Shares and Warrants regarding the amount and timing of funding and other related matters. If the Equity Holder Cash-Out Subscription is consummated, any Equity Holder Cash-Out Shares and Warrants properly subscribed for by the Equity Holder Rights Offering Participants will be delivered on the Effective Date or as soon as practicable after the Effective Date.

III.	Commencement/Expiration of the Rights Offering

The Rights Offering will commence on the Qualifying Equity Holder Rights Offering Commencement Date and expire at 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date, unless such date is extended in accordance with the PSA. The Company will promptly notify the Qualifying Equity Holders of any extension and the new Rights Offering Expiration Date.

The Company is furnishing, or causing to be furnished, Qualifying Equity Holder Rights Exercise Forms to the Qualifying Equity Holders that have identified themselves to the Debtors.

IV.	Exercise of Rights

Each Qualifying Equity Holder that elects to participate in the Rights Offering and/or the Equity Holder Cash-Out Subscription, as applicable, must affirmatively make a binding, irrevocable election to exercise its Rights (the “Binding Rights Election”) on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date.

The Binding Rights Election, upon receipt by the Subscription Agent, cannot be withdrawn.

Each Qualifying Equity Holder is entitled to participate in the Rights Offering and the Equity Holder Cash-Out Subscription solely to the extent provided in these Qualifying Equity Holder Rights Offering Procedures.

A.	Exercise by Qualifying Equity Holders

To exercise the Rights, each Qualifying Equity Holder must (i) return a duly completed Qualifying Equity Holder Rights Exercise Form to the Subscription Agent so that the duly completed Qualifying Equity Holder Rights Exercise Form is actually received by the Subscription Agent on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date and (ii) pay to Capital One, N.A. (the “Escrow Agent”), by wire transfer of immediately available funds, the entire amount of its Primary Rights Exercise Price and the entire amount of its Incremental Liquidity Aggregate Purchase Price, if applicable, so that payment of the Primary Rights Aggregate Purchase Price and Incremental Liquidity Aggregate Purchase Price are both actually received by the Escrow Agent on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date. Unless otherwise provided herein, all such funds will be held in escrow until the issuance of the Reorganized Key Common Stock, which shall occur either upon consummation of the Rights Offering on the Effective Date, or as soon thereafter as reasonably practicable. Such funds will be returned to the Holders promptly, without interest, if the relevant

8

transactions described herein are not consummated in accordance with the Plan, and any overpayments for oversubscription amounts will be refunded promptly, without interest, in the event the Company determines there has been an oversubscription of the Primary Rights Offering or the Incremental Liquidity Rights Offering, in each case as applicable and pursuant to the terms hereof and the Rights Offering Escrow Agreement.

B.	Deemed Representations, Acknowledgements, and Covenants

Any Qualifying Equity Holder that participates in the Rights Offering will have made, and any Transferee (as defined below) will be deemed to have made, the following representations, acknowledgements, and covenants:

(i)	Such Holder of Existing Key Common Stock recognizes and understands that the Rights are not transferable (see Section II above for details) and that the benefits of the Rights are solely for the Qualifying Equity Holders. Such Holder of Existing Key Common Stock represents and warrants that it is a Qualifying Equity Holder.

(ii)	All Primary Rights Offering Common Stock, Incremental Liquidity Shares, and Equity Holder Cash-Out Shares and Warrants, as applicable, that a Qualifying Equity Holder will be entitled to receive will be distributed to the party identified in the duly completed Qualifying Equity Holder Rights Exercise Form.

(iii)

AS A CONDITION TO PROPERLY PARTICIPATING IN THE RIGHTS OFFERING AND, IF APPLICABLE, THE EQUITY HOLDER CASH-OUT SUBSCRIPTION (AND RECEIVING THE EQUITY HOLDER PLAN SECURITIES OR THE EQUITY HOLDER CASH-OUT AMOUNT UNDER SECTION III.C.8 AND IV.I OF THE PLAN), EACH QUALIFYING EQUITY HOLDER AGREES (X) TO GRANT THE RELEASES SET FORTH IN SECTION VIII.F OF THE PLAN AND THAT THE DEBTORS ARE NOT MAKING ANY REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE RIGHTS OFFERING OTHER THAN TO THE BACKSTOP PARTICIPANTS, AS EXPRESSLY SET FORTH IN THE BACKSTOP AGREEMENT, AND (Y) NOT TO,

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AMONG OTHER THINGS, (A) OPPOSE THE PLAN, INCLUDING ANY PORTION OF THE PLAN PERTAINING TO THE TREATMENT OF THE TERM LOAN CLAIMS, TREATMENT OF THE SENIOR NOTES CLAIMS OR THE EXCHANGE DESCRIBED IN SECTIONS III.C.8 AND IV.I OF THE PLAN; (B) SEEK, SOLICIT, SUPPORT, ENCOURAGE OR CONSENT TO, ANY RESTRUCTURING OR REORGANIZATION FOR ANY DEBTOR THAT IS INCONSISTENT WITH THE DEFINITIVE RESTRUCTURING DOCUMENTS AND THE FUNDAMENTAL IMPLEMENTATION AGREEMENTS (INCLUDING THE PSA) IN ANY RESPECT; (C) COMMENCE OR SUPPORT ANY ACTION FILED BY ANY PARTY IN INTEREST TO APPOINT A TRUSTEE, CONSERVATOR, RECEIVER, OR EXAMINER FOR THE DEBTORS, OR TO DISMISS THE CHAPTER 11 CASES, OR TO CONVERT THE CHAPTER 11 CASES TO CASES UNDER CHAPTER 7 OF THE BANKRUPTCY CODE; (D) COMMENCE OR SUPPORT ANY ACTION OR PROCEEDING TO SHORTEN OR TERMINATE THE PERIOD DURING WHICH ONLY THE DEBTORS MAY PROPOSE AND/OR SEEK CONFIRMATION OF ANY PLAN OF REORGANIZATION; OR (E) OTHERWISE SUPPORT ANY PLAN, SALE PROCESS OR OTHER TRANSACTION THAT IS INCONSISTENT WITH THE FUNDAMENTAL IMPLEMENTATION AGREEMENTS (INCLUDING THE PSA) OR THE DEFINITIVE RESTRUCTURING DOCUMENTS.

To the extent a Qualifying Equity Holder transfers, assigns or otherwise disposes of any of its Existing Key Common Stock or the right to receive Primary Rights Offering Common Stock, Incremental Liquidity Shares, and/or Equity Holder Cash-Out Shares and Warrants, as applicable, to another person (the “Transferee”) prior to the distribution of such securities to such Qualifying Equity Holder, such Transferee will be deemed to have made the same representations, acknowledgments and covenants set forth herein and to grant the releases provided for herein.

C.	Failure to Exercise Rights

Unexercised Rights will be relinquished and cancelled at 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date. If, on or prior to 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date, the Subscription Agent for any reason does not receive from the applicable Qualifying Equity Holder a duly completed Qualifying Equity Holder Rights Exercise Form, such Qualifying Equity Holder will be deemed to have irrevocably relinquished and waived its right to participate in the Rights Offering and the Equity Holder Cash-Out Subscription.

Any attempt to exercise Rights after 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date will be null and void and the Company will not honor any such purported exercise received by the Subscription Agent after 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date regardless of when the documents relating thereto were sent.

The method of delivery of the Qualifying Equity Holder Rights Exercise Form and any other required documents is at each Qualifying Equity Holder’s option and sole risk, and delivery will be considered made only when actually received by the Subscription Agent. Delivery via reputable overnight courier is strongly recommended. In all cases, you should allow sufficient time to ensure timely delivery on or prior to 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date.

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The risk of non-delivery of the Qualifying Equity Holder Rights Exercise Form and any other required documents sent to the Subscription Agent in connection with the exercise of the Rights lies solely with the Qualifying Equity Holders participating in the Rights Offering and the Equity Holder Cash-Out Subscription, and none of the Company, the other Debtors, the Reorganized Debtors, or any of their respective officers, directors, employees, agents or advisers, including the Subscription Agent and the Escrow Agent, assumes the risk of non-delivery under any circumstance whatsoever. The Qualifying Equity Holder Rights Exercise Form and any other required documents may not be sent to the Subscription Agent via e-mail or facsimile transmission.

D.	Payment for Primary Rights Offering Common Stock and Incremental Liquidity Shares

If, on or prior to 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date, the Escrow Agent does not receive, for any reason, an amount equal to the total Primary Rights Aggregate Purchase Price and, if applicable, the Incremental Liquidity Aggregate Purchase Price for such Qualifying Equity Holder’s subscriptions in immediately available funds by wire transfer, such Qualifying Equity Holder will be deemed to have relinquished and waived its Rights, subject to the next paragraph.

E.	Disputes, Waivers, and Extensions

Each Qualifying Equity Holder that participates in the Rights Offering will be deemed by virtue of such participation to have waived and released, to the fullest extent permitted under applicable law, all rights, claims or causes of action against the Debtors, Reorganized Debtors and each of their respective subsidiaries, affiliates, representatives, attorneys and advisors, the Subscription Agent and the Escrow Agent arising out of or related to the receipt, delivery, disbursements, calculations, transmission or segregation of cash, Rights, shares of Primary Rights Offering Common Stock, Incremental Liquidity Shares, and Equity Holder Cash-Out Shares and Warrants, as applicable, in each case in connection with the Rights, except to the extent such claims arise out of gross negligence or willful misconduct.

Any and all disputes concerning the timeliness, viability, form, and eligibility of any exercise of Rights or the meaning or interpretation of these Qualifying Equity Holder Rights Offering Procedures will be addressed in good faith by the Company in consultation with the Required Consenting Creditors, the determinations of which will be final and binding. The Company may (i) waive any defect or irregularity, or permit a defect or irregularity to be corrected, within such times as it may determine in good faith to be appropriate or (ii) reject the purported exercise of any Rights for which the Qualifying Equity Holder Rights Exercise Form and/or payment includes defects or irregularities. Qualifying Equity Holder Rights Exercise Forms will be deemed not to have been properly completed until all irregularities have been waived or cured. The Company reserves the right to give notice to any Qualifying Equity Holder regarding any defect or irregularity in connection with any purported exercise of Rights by such Qualifying Equity Holder of Rights, and the Company may permit such defect or irregularity to be cured; it being understood, that none of the Company or the Subscription Agent (or any of their respective officers, directors, employees, agents or advisors) will incur any liability for failure to give such notification.

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The Company may extend the Rights Offering Expiration Date or change which parties constitute Qualifying Equity Holders (in each case in accordance with the PSA).

F.	Funds

The Primary Rights Offering Amount and the Incremental Liquidity Amount will be deposited when made and held by the Escrow Agent in escrow pending the Effective Date, except as otherwise provided herein or in the Backstop Agreement, in a segregated account or accounts (i) which will be separate and apart from the Escrow Agent’s general operating funds and any other funds subject to any lien, encumbrance, or cash collateral arrangements and (ii) which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date. The Escrow Agent will not use the Primary Rights Offering Amount or the Incremental Liquidity Amount for any purpose other than to release the funds as directed pursuant to the terms of the escrow agreements among the Escrow Agent and the Company, and as otherwise set forth in these Qualifying Equity Holder Rights Offering Procedures, the Plan and the Backstop Agreement, as applicable, and the Primary Rights Offering Amount and the Incremental Liquidity Amount will not be deemed part of the Debtors’ bankruptcy estate. The Escrow Agent shall advise the Company and the Backstop Participants of any effort to encumber the Primary Rights Offering Amount or the Incremental Liquidity Amount by any lien, encumbrance, or cash collateral obligation. No interest will be paid to Qualifying Equity Holders on account of any amounts paid in connection with their exercise of Rights.

G.	Participating Qualifying Equity Holder Release

SEE SECTION VIII.F OF THE PLAN FOR IMPORTANT INFORMATION REGARDING RELEASES THAT EACH QUALIFYING EQUITY HOLDER THAT WISHES TO PROPERLY SUBSCRIBE PURSUANT TO THE RIGHTS OFFERING AND THE EQUITY HOLDER CASH-OUT SUBSCRIPTION MUST GIVE.

V.	Miscellaneous

A.	Issuance

Any shares of Reorganized Key Common Stock issued pursuant to the Rights Offering or the Equity Holder Cash-Out Subscription are expected to be delivered to Qualifying Equity Holders that have properly exercised their Rights on or as soon as practicable following the Effective Date. The Reorganized Key Common Stock will be issued in book-entry form. The Debtors also intend to seek to have the Reorganized Key Common Stock made eligible on the system of The Depository Trust Company.

B.	Securities Law and Related Matters

Any Reorganized Key Common Stock offered, issued, distributed and/or sold to the Qualifying Equity Holders pursuant to the Rights Offering and any Reorganized Key Common Stock or New Warrants purchased pursuant to the Equity Holder Cash-Out Subscription will be issued in reliance on the exemption from registration set forth in section 4(a)(2) of the Securities Act and Rule 506 thereunder, and resales of such Reorganized Key Common Stock and New Warrants

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will be required to be exempt from the registration requirements of section 5 of the Securities Act pursuant to Rule 144 (including the time, volume and manner of sale limitations set forth therein, as applicable) thereunder or another available exemption from such registration. The Debtors, the Reorganized Debtors and each of the Exculpated Parties (as defined in the Plan), and each of their respective current and former officers, directors, members (including ex officio members), managers, employees, partners, advisors, attorneys, professionals, accountants, investment bankers, investment advisors, actuaries, affiliates, financial advisors, consultants and agents, in each case in their capacity as such, shall be deemed to have acted in “good faith” under section 1125(e) of the Bankruptcy Code, including in connection with the offer, sale and issuance of the Reorganized Key Common Stock and New Warrants, the implementation of the Rights Offering and the issuance and distribution of the Rights pursuant thereto.

The Debtors were notified that the NYSE had suspended trading in Key Common Stock and had commenced delisting proceedings on July 27, 2016. Reorganized Key will use commercially reasonable efforts to cause the listing of the Reorganized Key Common Shares on the NYSE or NASDAQ on or as soon as reasonably practicable after the Effective Date. However, no assurances can be made that such efforts in obtaining a listing will be successful, or that there will be any liquidity or trading market for the Reorganized Key Common Stock. The future liquidity of the trading markets for the Reorganized Key Common Stock also will depend, among other things, upon the number of holders of such securities and whether such securities become listed for trading on an exchange or trading system at some future time. The Debtors are not making any representations or warranties to the Qualifying Equity Holders or the Qualifying Noteholders in connection with the Rights Offering other than to the Backstop Participants, as expressly set forth in the Backstop Agreement.

VI.	Rights Offering Conditioned Upon Effectiveness of the Plan; Reservation of Rights; Return of Rights Offering Amount

All exercises of Rights are subject to and conditioned upon the effectiveness of the Plan. Notwithstanding anything contained herein, in the Disclosure Statement or in the Plan to the contrary, the Company reserves the right, in consultation with and subject to the consent of the Required Consenting Creditors, to modify these Qualifying Equity Holder Rights Offering Procedures or adopt additional detailed procedures if necessary in the Company’s business judgment to more efficiently administer the distribution and exercise of the Rights or to comply with applicable law.

Notwithstanding anything to the contrary in these Qualifying Equity Holder Rights Offering Procedures, in the event that (i) the Rights Offering or the Equity Holder Cash-Out Subscription is terminated, (ii) the Company revokes or withdraws the Plan, or (iii) the Effective Date does not occur on or before the Outside Date (unless such date is extended in accordance with the terms of the PSA), the Escrow Agent will, within five (5) Business Days after such event, return all amounts received from Qualifying Equity Holders, without interest, and, in the case of clauses (ii) and (iii) above, the Rights Offering and/or the Equity Holder Cash-Out Subscription, as applicable, will terminate automatically.

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Schedule 1

Schedule of Incremental Liquidity Per Share Prices

Aggregate Amount of Incremental Liquidity Shares Funded (in $million)	Aggregate Number of Incremental Liquidity Shares to be Issued*	Incremental Liquidity Per Share Price**
1.0	111,911	$8.94
2.0	223,923	$8.93
3.0	336,037	$8.93
4.0	448,254	$8.92
5.0	560,572	$8.92
6.0	672,993	$8.92
7.0	785,516	$8.91
8.0	898,142	$8.91
9.0	1,010,870	$8.90
10.0	1,123,701	$8.90
11.0	1,264,893	$8.70
12.0	1,406,248	$8.53
13.0	1,547,766	$8.40
14.0	1,689,447	$8.29
15.0	1,831,291	$8.19
16.0	1,973,298	$8.11
17.0	2,115,470	$8.04
18.0	2,257,805	$7.97
19.0	2,400,304	$7.92
20.0	2,542,968	$7.86
21.0	2,762,815	$7.60
22.0	2,983,058	$7.37
23.0	3,203,700	$7.18
24.0	3,424,741	$7.01
25.0	3,646,182	$6.86

*	Pursuant to the Plan, the Debtors may, with the consent of the Required Consenting Noteholders, increase or decrease, as applicable, the aggregate number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan and adjust the applicable price per share for such shares such that the aggregate value of the shares received by any Person pursuant to the Plan is unaltered by such adjustments.
**	Share count and price per share rounded up or down to the nearest whole number.

QUALIFYING EQUITY HOLDER RIGHTS EXERCISE FORM

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE (LEGAL OR FINANCIAL), OR TO MAKE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE MATTERS SET FORTH HEREIN, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THESE INSTRUCTIONS AND THE ATTACHED QUALIFYING EQUITY HOLDER RIGHTS EXERCISE FORM.

INSTRUCTIONS TO QUALIFYING EQUITY HOLDER RIGHTS EXERCISE FORM

IN CONNECTION WITH THE JOINT PREPACKAGED

CHAPTER 11 PLAN OF REORGANIZATION OF

KEY ENERGY SERVICES, INC. AND ITS AFFILIATED DEBTORS

RIGHTS OFFERING EXPIRATION DATE

The expiration date for the exercise of Rights is 5:00 p.m. (Eastern Time) on October 20, 2016, unless such date is extended in accordance with the PSA (as defined below) (the “Rights Offering Expiration Date”).

As disclosed in the Disclosure Statement for the Joint Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code (as it may be amended, modified or supplemented from time to time, the “Disclosure Statement”), the Debtors are seeking to implement a proposed financial restructuring of their existing funded debt and certain other obligations pursuant to a joint prepackaged chapter 11 plan of reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”) in connection with a chapter 11 bankruptcy case, in accordance with the terms and conditions set forth in the Plan Support Agreement, dated as of August 24, 2016 (the “PSA”), by and among the Debtors and each of the Supporting Creditors party thereto. A copy of the Disclosure Statement has been distributed to Qualifying Equity Holders that have identified themselves to the Debtors as “accredited investors” in connection with the Rights Offering along with a copy of and the procedures governing the Rights Offering for Qualifying Equity Holders (as amended or supplemented from time to time, the “Qualifying Equity Holder Rights Offering Procedures”). Additional copies of the Disclosure Statement and the Qualifying Equity Holder Rights Offering Procedures are available upon request from the Subscription Agent (as defined below) or may be found on the Debtors’ restructuring website at http://dm.epiq11.com/KeyEnergy. Capitalized terms used but not otherwise defined herein or in the Qualifying Equity Holder Rights Offering Procedures will have the meanings ascribed to them in the Plan, which is attached as Exhibit A to the Disclosure Statement.

All questions relating to this Qualifying Equity Holder Rights Exercise Form should be directed to Epiq Bankruptcy Solutions, LLC, the subscription agent (the “Subscription Agent”) retained by the Company at:

Epiq Bankruptcy Solutions, LLC

777 Third Avenue, 12th Floor

New York, New York, 10017

Attention: Key Energy Processing

Tel: (866) 734-9393 or (646) 282-2500

tabulation@epiqsystems.com

To exercise Rights:

1.	Complete the calculation in Item 2a of the Qualifying Equity Holder Rights Exercise Form indicating your subscription for Aggregate Equity Holder Rights Offering Shares and the Primary Rights Aggregate Purchase Price you must pay for your subscription. This figure cannot be less than $25,000, and if you want also to purchase shares through the Incremental Liquidity Rights Offering (see step 3 below), this figure cannot be less than $34,000.

2.	Complete the calculation in Item 2b of the Qualifying Equity Holder Rights Exercise Form indicating your percentage subscription for Aggregate Equity Holder Rights Offering Shares and the Primary Rights Aggregate Purchase Price you must pay for your subscription.

3.	Complete Item 3a of the Qualifying Equity Holder Rights Exercise Form indicating the percentage of Incremental Liquidity Equity-Allocated Shares you wish to subscribe for and the Incremental Liquidity Aggregate Purchase Price you must pay for your Incremental Liquidity Rights Offering subscription in accordance with the terms of Items 3 and 3a of the Qualifying Equity Holder Rights Exercise Form, which cash amount must be at least $10,000.

4.	Make Payment to the Escrow Agent of the full amount of your Primary Rights Aggregate Purchase Price and, if applicable, your Incremental Liquidity Aggregate Purchase Price in accordance with the terms of Item 4 of the Qualifying Equity Holder Rights Exercise Form.

5.	Complete the additional elections in Item 5 by indicating the cash amount you wish to subscribe for under the Equity Holder Cash-Out Subscription in accordance with the terms of Item 5 of the Qualifying Equity Holder Rights Exercise Form.

6.	Read and Complete the certifications in Item 6 of the Qualifying Equity Holder Rights Exercise Form.

7.	Return the Qualifying Equity Holder Rights Exercise Form to the Subscription Agent on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date.

Before exercising any Rights, you should read the Qualifying Equity Holder Rights Offering Procedures and the Disclosure Statement, including Article XI of the Disclosure Statement entitled “Risk Factors” and Exhibit D of the Disclosure Statement regarding the valuation of the Reorganized Debtors contained therein. A copy of the Disclosure Statement may be found at http://dm.epiq11.com/KeyEnergy.

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QUALIFYING EQUITY HOLDER RIGHTS EXERCISE FORM IN CONNECTION

WITH THE JOINT PREPACKAGED

CHAPTER 11 PLAN OF REORGANIZATION OF

KEY ENERGY SERVICES, INC. AND ITS AFFILIATED DEBTORS

RIGHTS OFFERING EXPIRATION DATE

The Rights Offering Expiration Date for the exercise of Rights is 5:00 p.m. (Eastern Time) on October 20, 2016, unless such date is extended in accordance with the PSA.

You must leave sufficient time for your Qualifying Equity Holder Rights Exercise Form to reach the Subscription Agent prior to 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date.

Please consult the Qualifying Equity Holder Rights Offering Procedures for additional information with respect to this Qualifying Equity Holder Rights Exercise Form.

Item 1. Aggregate Number of Shares of Existing Key Common Stock. Based on the certifications in your Investor Qualification Form, as of the Record Date of August 18, 2016, you held Existing Key Common Stock in the following aggregate amount:

Certified Aggregate Amount of Existing Key Common Stock

Item 2. Primary Rights Offering.1 Pursuant to the Plan and the accompanying Qualifying Equity Holder Rights Offering Procedures, each Qualifying Equity Holder is entitled to subscribe for up to 100% of the Aggregate Equity Holder Rights Offering Shares in the Primary Rights Offering, to be adjusted in the event of an oversubscription based on such Qualifying Equity Holder’s Equity Holder Rights Offering Allocation Percentage. Each Qualifying Equity Holder must subscribe for at least $25,000 worth of Primary Rights Offering Common Stock to participate in the Primary Rights Offering. To participate also in the Incremental Liquidity Rights Offering, each Qualifying Equity Holder must subscribe for at least $34,000 worth of Primary Rights Offering Common Stock. To subscribe, fill out the information in Items 2a and 2b and read and complete Item 3 below.

[1]	The Debtors may, with the consent of the Required Consenting Noteholders, increase or decrease, as applicable, the aggregate number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan, including the Rights Offering, and adjust the applicable price per share for such shares herein and therein such that the aggregate value of the shares received by any Person pursuant to the Plan, including the Rights Offering, is unaltered by such adjustments.

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Item 2a. Subscription & Primary Rights Aggregate Purchase Price. By filling in the following blanks, you are indicating that the undersigned Qualifying Equity Holder is subscribing for the amount of Aggregate Equity Holder Rights Offering Shares as specified below (you must specify at least 2,067, but no more than 321,143, Aggregate Equity Holder Rights Offering Shares), on the terms of and subject to the conditions set forth in the Qualifying Equity Holder Rights Offering Procedures and the Plan. In the event the Qualifying Equity Holders in the aggregate exercise Rights for more than 100% of the Aggregate Equity Holder Rights Offering Shares, the number of shares of Aggregate Equity Holder Rights Offering Shares sold to each subscribing Qualifying Equity Holder will be adjusted as described in the Qualifying Equity Holder Rights Offering Procedures, in each case at the Primary Rights Offering Share Price.

				Box 1 for wire calculation

	X	$12.10	=	$
(Number of Aggregate Equity Holder Rights Offering Shares, not less than 2,067 and up to an aggregate of 351,143)		(Primary Rights Offering Share Price)		Primary Rights Aggregate Purchase Price (round up to nearest dollar) (Cannot be less than $25,000)

Item 2b. Percentage Subscription of Aggregate Equity Holder Rights Offering Shares. Based on the Primary Rights Aggregate Purchase Price set forth above, your percentage subscription of the Aggregate Equity Holder Rights Offering Shares is calculated as follows:

$	/	$4,250,000	=	. %
				Percentage Subscription
(Primary Rights Aggregate Purchase Price)		(Aggregate Equity Holder Rights Offering Shares Amount)

Item 3. Incremental Liquidity Rights Offering. Pursuant to the Plan and the accompanying Qualifying Equity Holder Rights Offering Procedures, each Qualifying Equity Holder that properly subscribes for at least $34,000 worth of Aggregate Equity Holder Rights Offering Shares in Item 2 above is eligible to subscribe for a minimum of $10,000 worth of Incremental Liquidity Shares and a maximum of up to 100% of the Incremental Liquidity Equity-Allocated Shares offered in the Incremental Liquidity Rights Offering, in each case if any are issued and as more fully described in the Qualifying Equity Holder Rights Offering Procedures and in the Plan. To subscribe for Incremental Liquidity Equity-Allocated Shares in the Incremental Liquidity Rights Offering, each such Equity Holder Rights Offering Participant must subscribe for a minimum of $10,000 and a maximum of up to 100% of the Incremental Liquidity Equity-Allocated Shares; provided, however, that an Equity Holder Rights Offering Participant may not subscribe for a larger relative percentage of the Incremental Liquidity Equity-Allocated Shares than it subscribes for of the Aggregate Equity Holder Rights Offering Shares.

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Subject to the oversubscription adjustments described below that cap the aggregate value of all Incremental Liquidity Equity-Allocated Shares at 5% of the Maximum Incremental Amount (or $1.25 million), the Equity Holder Rights Offering Participants will be issued an aggregate amount of Incremental Liquidity Equity-Allocated Shares equal to the product of (x) the aggregate Incremental Liquidity Shares actually issued in the Incremental Liquidity Offering multiplied by (y) a percentage equal to the product of (a) the quotient of (i) the aggregate dollar amount of the subscription of all Equity Holder Rights Offering Participants (capped at $1.25 million through the oversubscription adjustment) divided by (ii) $1.25 million; multiplied by (b) 5% (the “Issued Incremental Liquidity Equity-Allocated Shares”). Subject to the oversubscription adjustments described below, each Equity Holder Rights Offering Participant will be allocated a percentage of each issued incremental amount of the Issued Incremental Liquidity Equity-Allocated Shares and of the aggregate Issued Incremental Liquidity Equity-Allocated Shares equal to the quotient of (x) the dollar amount of such Equity Holder Rights Offering Participant’s subscription, divided by (y) the aggregate dollar amount of the subscriptions of all Equity Holder Rights Offering Participants (capped at $1.25 million through the oversubscription adjustment). The aggregate value of Issued Incremental Liquidity Equity-Allocated Shares will depend on the aggregate number of Incremental Liquidity Shares, if any, to be issued by Reorganized Key, which shall be determined based on the Minimum Liquidity Test to be applied pursuant to the terms of the Plan. An Equity Holder Rights Offering Participant must subscribe based on the assumption that the Maximum Incremental Amount of Incremental Liquidity Shares will be issued, whether or not such amount, or any amount, is actually issued by Reorganized Key in the Incremental Liquidity Rights Offering, as is more fully described in the Qualifying Equity Holder Rights Offering Procedures and in the Plan.

In the event the Equity Holder Rights Offering Participants in the aggregate subscribe for more than 100% of the Incremental Liquidity Equity-Allocated Shares offered in the Incremental Liquidity Rights Offering, the number of shares of Issued Incremental Liquidity Equity-Allocated Shares to be allocated to each subscribing Equity Holder Rights Offering Participant will be adjusted as described in the Qualifying Equity Holder Rights Offering Procedures to account for such oversubscription, in each case at the applicable Incremental Liquidity Per Share Price.

Item 3a. Subscription and Incremental Liquidity Aggregate Purchase Price. By filling in the following blanks, you are indicating that the undersigned Equity Holder Rights Offering Participant is subscribing for a percentage, indicated below, of Incremental Liquidity Equity-Allocated Shares if any, required to be issued by Reorganized Key based on the results of the Minimum Liquidity Test pursuant to the terms of the Plan, at the applicable Incremental Liquidity Per Share Price, up to a maximum aggregate value equal to the Incremental Liquidity Aggregate Purchase Price indicated below, on the terms of and subject to the conditions set forth in the Qualifying Equity Holder Rights Offering Procedures and the Plan.

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Box 2 for wire calculation

. %	X $1,250,000	=	$
Percentage of Incremental Liquidity Equity-Allocated Shares (cannot be greater than Percentage Subscription set forth in Item 2b)			Incremental Liquidity Aggregate Purchase Price (indicate cash amount of subscription; must be at least $10,000)

Item 4a. Calculate Wire Amount.

Box 1 Amount:	Box 2 Amount:	Wire Total:

$	+ $	= $

Item 4b. Procedure for Payment. The Primary Rights Aggregate Purchase Price indicated in Item 2a (Box 1) above and, if applicable, the Incremental Liquidity Aggregate Purchase Price indicated in Item 3a above (Box 2) must be sent by wire transfer in immediately available funds so that such funds are received by Capital One, N.A. (the “Escrow Agent”) on or before 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date. In the event you subscribe for and fund an aggregate amount that exceeds the value of the Incremental Liquidity Shares to be issued as determined by the Minimum Liquidity Test, any excess funds will be returned to you, without interest, promptly after such determination.

The wire instructions for the Escrow Agent are as follows:

Wire Instructions:

Bank Name:	Capital One, N.A.
ABA #:	065000090
Credit Account:	Trust Wire Suspense
Credit Account #:	3850020002515
For Further Credit Account:	Key Energy Services, Inc. Escrow Receiving Account
For Further Credit Account #:	75-9387-02-0
Attn:	John Trainor (504) 533-5811
Holder’s Code:

If, prior to 5:00 p.m. (Eastern Time) on the Rights Offering Expiration Date, any of the steps outlined in this Qualifying Equity Holder Rights Exercise Form are not properly completed and your Primary Rights Aggregate Purchase Price and, if applicable, your Incremental Liquidity Aggregate Purchase Price are not actually received by the Escrow Agent, and the Subscription Agent has not received your properly completed Qualifying Equity Holder Rights Exercise Form, you will be deemed to have fully and irrevocably relinquished and waived your right to participate in the Rights Offering and Equity Holder Cash-Out Subscription.

Item 5. Equity Holder Cash-Out Subscription. Pursuant to the Plan and the accompanying Qualifying Equity Holder Rights Offering Procedures, each Qualifying Equity

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Holder that properly subscribes for at least $25,000 worth of Aggregate Equity Holder Rights Offering Shares in Item 2a above (i.e., an Equity Holder Rights Offering Participant) is eligible to irrevocably subscribe for Equity Holder Cash-Out Shares and Warrants available under the Equity Holder Cash-Out Subscription, if any are available and as more fully described in the Qualifying Equity Holder Rights Offering Procedures, the Plan, and in additional materials to be provided. In the event the Equity Holder Rights Offering Participants in the aggregate subscribe for more Equity Holder Cash-Out Shares and Warrants than become available, the number of Equity Holder Cash-Out Shares and Warrants to be allocated to each subscribing Equity Holder Rights Offering Participant will be adjusted as described in the Qualifying Equity Holder Rights Offering Procedures, in each case at the Equity Holder Cash-Out Price.

By filling in the following blanks, you are indicating that the undersigned Equity Holder Rights Offering Participant is irrevocably subscribing for the cash amount specified below, which will be accepted in exchange for a number of Equity Holder Cash-Out Shares and Warrants to be determined prior to, and issued on, the Effective Date, or as soon as practicable thereafter, once the size of the Equity Holder Cash-Out Subscription is determined, on the terms of and subject to the conditions set forth in the Qualifying Equity Holder Rights Offering Procedures and the Plan. The Debtors will provide additional materials setting forth further information regarding funding mechanics for the Equity Holder Cash-Out Subscription prior to the Effective Date.

$	This amount may not be greater than $10,500,518.

(Indicate cash amount of subscription for Equity Holder Cash-Out Shares and Warrants)

Do not wire this amount at this time.

Item 6. Certifications and Acknowledgments. I certify that I am the holder, or the authorized signatory of the holder, of the aggregate amount of Existing Key Common Stock as of the Record Date listed under Item 1 above.

As a condition to properly participating in the Rights Offering and, if applicable, the Equity Holder Cash-Out Subscription (and receiving the Equity Holder Plan Securities or the Equity Holder Cash-Out Amount under sections III.C.8 and IV.I of the Plan), I (i) agree that the Debtors are not making any representations or warranties in connection with the Rights Offering other than to the Backstop Participants, as expressly set forth in the Backstop Agreement, (ii) agree to provide the releases set forth in Section VIII.F of the Plan and (iii) covenant not to (a) oppose the Plan, including any portion of the Plan pertaining to the treatment of the Term Loan Claims, treatment of the Senior Notes Claims or the exchange described in sections III.C.8 and IV.I of the Plan; (b) seek, solicit, support, encourage or consent to, any restructuring or reorganization for any Debtor that is inconsistent with the Definitive Restructuring Documents and the Fundamental Implementation Agreements (including the PSA) in any respect; (c) commence or support any action filed by any party in interest to appoint a trustee, conservator, receiver, or examiner for the Debtors, or to dismiss the Chapter 11 Cases, or to convert the Chapter 11

7

Cases to cases under chapter 7 of the Bankruptcy Code; (d) commence or support any action or proceeding to shorten or terminate the period during which only the Debtors may propose and/or seek confirmation of any plan of reorganization; or (e) otherwise support any plan, sale process or other transaction that is inconsistent with the Fundamental Implementation Agreements (including the PSA) or the Definitive Restructuring Documents.

I understand that if I do not agree to clauses (i) or (ii) in the paragraph above, or do not refrain from the actions set forth in clauses (iii)(a)-(e) in the paragraph above, I will not be eligible to receive any Primary Rights Offering Common Stock under the Rights Offering, Incremental Liquidity Shares under the Incremental Liquidity Rights Offering, or Equity Holder Cash-Out Shares and Warrants under the Equity Holder Cash-Out Subscription, and I will not receive any Equity Holder Plan Securities or Equity Holder Cash-Out Amount in connection with the Plan.

Date:            , 2016

Name of Holder:

Social Security or Federal Tax I.D. No.:

Signature:

Name of Person Signing:

Title:

Street Address:

(Cannot be a P.O. box)

City, State, Zip Code:

Telephone Number:

Email Address:

Return Wire Instructions:

Account Name:
Bank Account No.:
ABA/Routing No.:
Bank Name:
Bank Address:
Reference:

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COMPLETED QUALIFYING EQUITY HOLDER RIGHTS EXERCISE FORM MUST BE RETURNED TO THE SUBSCRIPTION AGENT BY 5:00 P.M. (EASTERN TIME) ON THE RIGHTS OFFERING EXPIRATION DATE AT:

EPIQ BANKRUPTCY SOLUTIONS, LLC

777 THIRD AVENUE, 12TH FLOOR

NEW YORK, NEW YORK, 10017

ATTENTION: KEY ENERGY PROCESSING

THE QUALIFYING EQUITY HOLDER RIGHTS EXERCISE FORM AND ANY OTHER REQUIRED DOCUMENTS MAY NOT BE SENT TO THE SUBSCRIPTION AGENT VIA E-MAIL OR FACSIMILE TRANSMISSION. THE PRIMARY RIGHTS AGGREGATE PURCHASE PRICE AND, IF APPLICABLE, THE INCREMENTAL LIQUIDITY AGGREGATE PURCHASE PRICE MUST EACH BE PAID IN ACCORDANCE WITH THE INSTRUCTIONS IN ITEM 4 BY 5:00 P.M. (EASTERN TIME) ON THE RIGHTS OFFERING EXPIRATION DATE.

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E S C R O W    A G R E E M E N T

This Escrow Agreement (as the same may be amended or modified from time to time pursuant hereto, this “Escrow Agreement”) is made and entered into as of September 21, 2016, between Capital One, N.A. (the “Escrow Agent”), a national banking association organized under the laws of the United States of America, and Key Energy Services, Inc., a Maryland corporation (the “Company”).

WHEREAS, the Company and certain of its subsidiaries, as proposed chapter 11 debtors and debtors in possession (such subsidiaries, together with the Company, the “Debtors”) are seeking to implement a proposed financial restructuring of their existing funded debt and certain other obligations pursuant to a joint prepackaged chapter 11 plan of reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”) in connection with a chapter 11 bankruptcy case (the “Bankruptcy Case”), in accordance with the terms and conditions set forth in the Plan Support Agreement (the “PSA”), dated as of August 24, 2016, by and among the Debtors and each of the supporting creditors party thereto, and intend to commence a solicitation of votes to accept or reject the Plan from certain holders of senior notes claims and term loan claims in connection with such solicitation;

WHEREAS, in connection with the Plan, the Company is launching a rights offering to certain holders of senior notes claims (“Qualifying Noteholders”) and certain holders of Company common stock (“Qualifying Equity Holders”) for non-transferable subscription rights: (i) to purchase shares of Company common stock to be issued and sold by the Company following consummation of the reorganization (the “Primary Rights Offering Common Stock”), or as soon thereafter as reasonably practicable (such date, the “Effective Date”), for aggregate gross proceeds of $85,000,000 (the “Primary Rights Offering”); (ii) to purchase up to an aggregate of $25,000,000 in additional Company common stock (the “Incremental Liquidity Shares”) to be issued on the Effective Date, or as soon thereafter as reasonably practicable, in the event the reorganized Company cannot meet certain liquidity thresholds (the “Incremental Liquidity Rights Offering”); and (iii) for certain Qualifying Equity Holders only, to subscribe for additional shares of Company common stock and warrants (the “Equity Holder Cash-Out Shares and Warrants”) to be issued on the Effective Date, or as soon thereafter as reasonably practicable, that would have otherwise been issued to other holders of Company common stock who instead elect to receive the cash-out option pursuant to the Plan (the “Equity Holder Cash-Out Subscription”);

WHEREAS, the Company is party to that certain Backstop Agreement, dated as of September 21, 2016 (the “Backstop Agreement”), with the Backstop Participants (as defined therein, the “Backstop Participants”), pursuant to which 100% of the Primary Rights Offering and Incremental Liquidity Rights Offering will be backstopped by the Backstop Participants party thereto, and any Primary Rights Offering Common Stock or Incremental Liquidity Shares that are not properly subscribed to and paid for in full by the Qualifying Noteholders and the Qualifying Equity Holders pursuant to the Primary Rights Offering and Incremental Liquidity Rights Offering will be purchased by the Backstop Participants in accordance with the Backstop Agreement;

WHEREAS, in connection with the Primary Rights Offering, Incremental Liquidity Rights Offering and Equity Holder Cash-Out Subscription, the Company desires to establish an escrow account for each of the Primary Rights Offering in respect of the Qualifying Noteholders, Primary Rights Offering in respect of the Qualifying Equity Holders, Incremental Liquidity Rights Offering in respect of the Qualifying Noteholders, Incremental Liquidity Rights Offering in respect of the Qualifying Equity

Holders and Equity Holder Cash-Out Subscription (collectively, the “Escrow Accounts”) into which participants (other than Backstop Participants) in such offerings (collectively, the “Depositors”) shall be required to fund their subscription amounts, in each case to be held by the Escrow Agent in accordance with the terms and conditions set forth herein; and

WHEREAS, in connection with the Backstop Agreement, the Company and the Backstop Participants intend to establish a separate escrow account governed by a separate escrow agreement (the “Backstop Escrow Agreement”), among the Company, the Backstop Participants and the Escrow Agent, into which the Backstop Participants shall be required to fund their commitments under the Backstop Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	The Company hereby appoints Capital One, N.A. as the Escrow Agent for the Escrowed Funds (as hereinafter defined) and directs the Escrow Agent to open and maintain the Escrow Accounts, in each case upon the terms and conditions set forth in this Escrow Agreement. Capital One, N.A. hereby accepts such appointment as the Escrow Agent for the Escrowed Funds and agrees to open and maintain the Escrow Accounts and to act as the Escrow Agent for the Escrowed Funds, in each case upon the terms and conditions set forth in this Escrow Agreement.

2.	During the term of this Escrow Agreement, Qualifying Noteholders (other than the Backstop Participants) and Qualifying Equity Holders participating in the Primary Rights Offering, Incremental Liquidity Rights Offering and/or Equity Holder Cash-Out Subscription shall, from time to time, deposit funds via wire transfer of immediately available funds into the Escrow Accounts as follows:

a.	Qualifying Noteholders (other than the Backstop Participants) participating in the Primary Rights Offering and, if applicable, the Incremental Liquidity Rights Offering shall deposit with the Escrow Agent cash amounts in respect of their subscriptions for Primary Rights Offering Common Stock (the “Senior Notes Primary Rights Offering Amount”) and, if applicable, Incremental Liquidity Shares (the “Senior Notes Incremental Liquidity Rights Offering Amount”). Qualifying Equity Holders participating in the Primary Rights Offering and, if applicable, the Incremental Liquidity Rights Offering and Equity Holder Cash-Out Subscription shall deposit with the Escrow Agent cash amounts in respect of their subscriptions for Primary Rights Offering Common Stock (the “Equity Holder Primary Rights Offering Amount”), Incremental Liquidity Shares, if applicable (the “Equity Holder Incremental Liquidity Rights Offering Amount”), and Equity Holder Cash-Out Shares and Warrants (the “Cash-Out Subscription Amount”). Each of the Senior Notes Rights Primary Offering Amount, Senior Notes Incremental Liquidity Rights Offering Amount, Equity Holder Primary Rights Offering Amount, Equity Holder Incremental Liquidity Rights Offering Amount and Cash-Out Subscription Amount shall be held by the Escrow Agent in segregated Escrow Accounts. The Senior Notes Rights Primary Offering Amount, Senior Notes Incremental Liquidity Rights Offering Amount, Equity Holder Primary Rights Offering Amount, Equity Holder Incremental Liquidity Rights Offering Amount and Cash-Out Subscription Amount together with all interest and other income earned thereon, and as such may be increased or decreased pursuant to this Escrow Agreement, shall be referred to, collectively, as the “Escrowed Funds”.

2

b.	The Escrowed Funds shall be deposited upon receipt and held by the Escrow Agent in escrow pending the Effective Date, except as otherwise provided herein, in segregated Escrow Accounts, which shall be separate and apart from the Escrow Agent’s general operating funds and any other funds subject to any lien, encumbrance, or cash collateral arrangements. The Escrow Agent shall not use the Escrowed Funds for any purpose other than to release the funds as directed by the Company on the Effective Date or as otherwise set forth in this Escrow Agreement, and the Escrowed Funds will not be deemed part of the Debtors’ bankruptcy estate. The Escrow Agent shall advise the Company, and the Company shall in turn notify the Backstop Participants, of any effort to encumber the Escrowed Funds by any lien, encumbrance, or cash collateral obligation. The Escrow Agent shall provide reports to the Company as soon as practicable following any deposit into the Escrow Accounts concerning any amounts deposited by Qualifying Noteholders and/or Qualifying Equity Holders into the Escrow Accounts, including the identity of such Qualifying Noteholders and/or Qualifying Equity Holders and the amounts deposited by each such Qualifying Noteholder and/or Qualifying Equity Holder into the Escrow Accounts. The Company shall have the right under this Escrow Agreement upon reasonable request, to examine and audit, during business hours or at such other times as might be reasonable, under applicable circumstances and with reasonable notice to the Escrow Agent, any and all of the books, records, or other information of the Escrow Agent concerning this Escrow Agreement and the Escrowed Funds. The Escrow Agent shall have no duty to verify that it has received correct instructions regarding the deposit of funds into the various Escrow Accounts.

3.	The Escrow Agent shall have no duty to solicit the delivery of any property into the Escrow Accounts. The Escrow Agent is not a party to any other provisions, covenants or agreements related to the Plan and shall not distribute or release the Escrowed Funds except in accordance with the express terms and conditions of this Escrow Agreement or as otherwise directed by the court presiding over the Bankruptcy Case (the “Bankruptcy Court”).

4.	The Escrow Agent shall hold the Escrowed Funds in the Escrow Accounts and shall invest the Escrowed Funds held in the Escrow Accounts including, without limitation, any earnings thereon in the Capital One Commercial Interest Checking Account, an interest bearing deposit account, as hereby directed by the execution of this document. Amounts in such deposit account are insured by the FDIC up to $250,000. With the execution of this document, the parties acknowledge receipt of prospectuses and/or disclosure materials associated with the account, either through means of hardcopy or via access to the website associated with the account. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account, including the ability to self-deposit cash. Any Escrowed Funds consisting of interest or dividends received into the Escrow Accounts shall be used to pay the expenses of the Escrow Agent, including by reimbursing the Company to the extent of such interest or dividends for any expenses paid to the Escrow Agent by the Company prior to the receipt of such funds into the Escrow Accounts pursuant to the provisions of Section 6.

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5.	The Company acknowledges and understands that the Escrow Agent is required by Rule 14b-2(b)(4) of the Securities Exchange Act of 1934 to disclose its name, address, and securities position to requesting issuers unless directed otherwise by undersigned. The Company hereby (check one)

consents to disclosure

☑	objects to disclosure

6.	The Escrow Agent shall retain the Escrowed Funds in the Escrow Accounts until it is presented with written instructions signed by one or more authorized representatives of the Company (each an “Authorized Representative”) or as otherwise directed by the Bankruptcy Court; provided, that, except as set forth in this Section 6 in respect of reimbursements to the Company for fees or expenses previously paid by the Company to the Escrow Agent, the Company shall not be permitted to deliver instructions directing the Escrow Agent to disburse the Escrowed Funds to the Company, and no Escrowed Funds shall be disbursed to the Company, unless the Company has received a written instruction from the Non-Defaulting Backstop Participants (as defined in the Backstop Agreement, the “Non-Defaulting Backstop Participants”) authorizing release to the Company of the amounts held in the Escrow Accounts for purposes of consummating the transactions contemplated by the Plan, as represented and affirmed in the instruction to the Escrow Agent; provided further, that in the event that the Backstop Agreement is no longer in effect, as represented and affirmed in writing by the Company, the Company shall be entitled to present the Escrow Agent with a written instruction in respect of the Escrowed Funds in the Escrow Accounts signed only by an Authorized Representative of the Company, which shall instruct the Escrow Agent to return all such Escrowed Funds, net of any remaining income or interest received into the Escrow Accounts (which shall be applied by the Escrow Agent to any fees or expenses of the Escrow Agent, including by reimbursing the Company to the extent of such interest or income for any fees or expenses previously paid by the Company to the Escrow Agent), to the applicable Qualifying Noteholders and Qualifying Equity Holders. If the relevant transaction described herein is not consummated on or before the Outside Date, as defined in the PSA (unless such date is extended in accordance with the terms of the PSA), or in the event the Company determines from time to time that there has been an overpayment by one or more participants in the offerings described herein, the Company will promptly instruct the Escrow Agent to return all such excess amounts from the Escrowed Funds, net of any remaining income or interest received into the Escrow Accounts (which shall be applied by the Escrow Agent to any fees or expenses of the Escrow Agent, including by reimbursing the Company to the extent of such interest or income for any fees or expenses previously paid by the Company to the Escrow Agent), to the applicable Qualifying Noteholders and Qualifying Equity Holders. Upon receipt of any such instruction, the Escrow Agent shall disburse the amount of the Escrowed Funds specified in such instruction by wire transfer of immediately available funds as directed in such instruction. There may be more than one such instruction. In the event such an instruction is delivered to the Escrow Agent, whether in writing, by telecopier, electronic file or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the Authorized Representatives designated in this Escrow Agreement on Exhibit A, and the Escrow Agent may rely upon the confirmations of anyone purporting to be such persons. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent.

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7.	Escrow Agent for performing its obligations under both the Escrow Agreement and the Backstop Escrow Agreement shall be entitled to an administration fee, which fee shall be inclusive of all such fees under both this Escrow Agreement and the Backstop Escrow Agreement, and transactional fees under each of this Escrow Agreement and the Backstop Escrow Agreement, in each case set forth in the schedule attached as Exhibit B. The expenses of the Escrow Agent shall be paid first out of interest received on the Escrowed Funds and then by the Company.

8.	No instructions to the Escrow Agent shall occur except in writing signed by Authorized Representatives as provided in Section 6.

9.	The parties agree that the duties of Escrow Agent are only those specifically provided for herein, are purely ministerial in nature, and that so long as it has acted in good faith the Escrow Agent shall incur no liability whatsoever for any action taken or omitted by it, or any action suffered by it to be taken or omitted, except in the event of its fraud, willful misconduct or gross negligence or material breach of this Escrow Agreement.

10.	The Escrow Agent may consult with counsel of its own choice and, subject to Section 11 below, shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

11.	The Company shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith (including, without limitation, reasonable and documented fees, disbursements and other charges of counsel incurred by the Escrow Agent in any dispute, controversy, action or legal proceeding between it and the Company, or between it and a third party, or pursuant to Section 10 hereof), reasonably incurred by the Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under this Escrow Agreement (except those arising out of or in connection with Escrow Agent’s fraud, willful misconduct, gross negligence or material breach of this Escrow Agreement) as well as the reasonable and documented costs and expenses of defending against any claim or liability arising out of or in connection with its acceptance of, or the performance of its duties and obligations under this Escrow Agreement; provided, however, that the parties hereto each acknowledge and agree that the Escrow Agent shall not be indemnified or held harmless for any such losses caused by its failure to disburse any applicable portion of the Escrowed Funds in accordance with the terms and conditions set forth herein.

12.	Subject to Section 11 above, the Escrow Agent shall have no liability for loss arising from any cause beyond its control, including, but not limited to, the following: (i) any delay, error, omission or default connected with the remittance of funds to the extent it is beyond the Escrow Agent’s control; (ii) any delay, error or omission or default of any mail, telephone or wireless agency or operator; and (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

13.	All of the terms and conditions in connection with the Escrow Agent’s duties and responsibilities are contained in this instrument, and the Escrow Agent is not expected or required to be familiar

5

with the provisions of any other instrument or agreement between the Company or anyone else, including agreements related to the Plan, and shall not be charged with any responsibility or liability in connection with the observance or nonobservance by anyone of the provisions of any such instrument or agreement.

14.	The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any other person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any other person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any other party heretofore, any maker, guarantor, endorser or other signatory of any other document or any other person to perform such person’s obligations under any such document.

15.	The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion of counsel, statement, instrument, report or other paper or other documents (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information contained therein), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.

16.	The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Escrow Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof. The Escrow Agent shall not be liable to the other parties hereto or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder.

17.	The Escrow Agreement may not be modified, canceled, abrogated or rescinded without the written consent of all parties hereto and the consent of the Non-Defaulting Backstop Participants if required pursuant to Section 26 hereof. Subject to Section 26 hereof, the Escrow Agent shall not be bound or in any way affected by any notice of any modification, cancellation, abrogation or rescission of this Escrow Agreement, or any fact or circumstances affecting or alleged to affect the rights or liabilities of any other person, unless the same shall be in writing and signed by each of the other parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

18.

The Company shall have the right to terminate the appointment of the Escrow Agent by giving it twenty (20) days’ written notice of such termination, specifying the date upon which such termination shall take effect. Until the termination of the Backstop Agreement, the Non-Defaulting Backstop Participants must provide their express written consent regarding the termination of the Escrow Agent; the Company will represent and affirm such consent in the writing when so notifying the Escrow Agent of its termination. In the event of the termination of the Escrow Agent, upon the expiration of such twenty (20) days’ notice, the Escrow Agent shall deliver all cash or

6

property in its possession under this Escrow Agreement to any successor escrow agent appointed by the Company or, if no successor escrow agent has been appointed, the Escrow Agent shall be entitled to, at its option, interplead such cash and property to the Bankruptcy Court. Upon such delivery, the Escrow Agent’s obligations hereunder shall cease and terminate and the Escrow Agent shall be released from any and all liability under this Escrow Agreement except in the event of its fraud, willful misconduct or gross negligence or a material breach of this Escrow Agreement. A termination under this paragraph shall in no way change the terms of Section 11 affecting indemnification. The Escrow Agent’s sole responsibility from the time of the expiration of the twenty (20) day notice period set forth above in this paragraph until such termination shall be to keep safely the Escrowed Funds and to deliver the same to a person designated by the appropriate parties executing this Escrow Agreement or in accordance with the directions of a final order or judgment of the Bankruptcy Court. On the date of any such delivery to a successor escrow agent, any such successor escrow agent shall assume all obligations hereunder. The Escrow Agent shall continue to serve until its successor is appointed, accepts the Escrow Agreement, and receives the transferred Escrowed Funds or the Escrowed Funds are transferred pursuant to Section 6 or the Escrowed Funds are distributed to the Bankruptcy Court, pursuant to the provisions of the Escrow Agreement.

19.	In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any party hereto with respect to the Escrowed Funds which, in its reasonable opinion, are in conflict with any of the provisions of this Escrow Agreement or any instructions received from one of the other parties to this Escrow Agreement, the Escrow Agent shall be entitled to (a) refrain from taking any action other than to keep the Escrowed Funds in question until such time as there has been a “final determination” of the rights of the applicable parties with respect to the Escrowed Funds or (b) deposit at any time the Escrowed Funds into the Bankruptcy Court and to commence an action in the nature of interpleader at the cost and expense of the Company to adjudicate the parties’ rights thereto and thereafter shall have no further obligations or liabilities to anyone under this Escrow Agreement. For purposes of this Section 19, there shall be deemed to have been a “final determination” of the rights of the applicable parties with respect to the Escrowed Funds at such time as any of the applicable parties shall file with the Escrow Agent (i) a copy of a court order, together with a written certification of counsel of the party filing the foregoing, in form and substance reasonably acceptable to the Escrow Agent and its counsel, stating that the court order is a final determination of the rights of the parties hereto with respect to the Escrowed Funds in question, that the time to appeal from said court order has expired, and that said court order is binding upon the applicable parties, or (ii) a fully executed agreement or consent by and among the applicable parties, which provides for disposition of the Escrowed Funds in question.

20.

If the Escrow Agent becomes a party to any litigation or dispute by reason hereof, it is hereby authorized to deposit with the clerk of the Bankruptcy Court any and all cash, securities or other property held by it pursuant hereto and, thereupon, shall stand fully relieved and discharged of any further duties hereunder. If the Escrow Agent is threatened to be made a party to litigation by reason hereof, it is authorized to interplead all interested parties in the Bankruptcy Court and to deposit with the clerk of such court any cash, and all of the securities or other property held by it pursuant hereto and, thereupon, shall stand fully relieved and discharged of any further duties hereunder in respect of the Escrowed Funds and the matter(s) giving rise thereto except in the event of its fraud, willful misconduct or gross negligence or a material breach of this Escrow

7

Agreement. The Company hereby agrees to reimburse Escrow Agent for any reasonable and documented costs and expenses, including, but not limited to, reasonable counsel fees incurred in connection with any interpleader action commenced by Escrow Agent pursuant to this Section 20.

21.	Nothing contained herein shall be deemed to obligate the Escrow Agent to pay or transfer any monies hereunder unless and until such funds are received by the Escrow Agent.

22.	This Escrow Agreement, the duties of the Escrow Agent and the Escrow Account shall terminate automatically upon the payment in full by the Escrow Agent of the Escrowed Funds in accordance with Section 6.

23.	All notices, requests, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when received and shall be hand delivered or sent by electronic mail, a nationally recognized courier service (receipt requested) or mailed by registered or certified mail, postage paid, return receipt requested and addressed:

(a) To Escrow Agent:	Capital One, N.A.
Trust Department
201 St. Charles Avenue, 23rd Floor
New Orleans, LA 70170
Fax (504) 533-3447
Telephone (504) 533-5811
Attn: John Trainor
John.Trainor@capitalone.com

With a copy to (which shall not constitute notice):

Capital One, N.A.
299 Park Avenue
31st Floor
New York, NY 10171
ATTN: Todd Brolin
Todd.Brolin@capitalone.com

(b) To the Company:

Katherine Hargis
Vice President, Chief Legal Officer and Secretary
Key Energy Services, Inc.
1301 McKinney Street, Suite 1800
Houston, Texas 77010
khargis@keyenergy.com

With a copy to (which shall not constitute notice):

Jeffrey E. Bjork
Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, California 90013
jbjork@sidley.com

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(c) To the Backstop Participants:

Michael H. Torkin
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10006
torkinm@sullcrom.com

and

Sean A. O’Neal
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
soneal@cgsh.com

Any party or parties to be notified or copied may change the address for notices or the person to whose attention notices are to be directed by written notice given to each other party (including parties to be copied) in the manner provided above.

24.	(a) The provisions of this Escrow Agreement, and all the rights and obligation of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such state.

(b) The parties hereto hereby consent to the jurisdiction of any State or Federal Court located within the State of Delaware and irrevocably agree that all actions or proceedings arising out of or relating to this Escrow Agreement shall be litigated in such courts. The parties hereto accept for each of itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with the Escrow Agreement. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement.

25.	The rights created by this Escrow Agreement shall inure to the benefit of, and the obligations related thereby shall be binding upon, the successors and assigns of the parties hereto.

26.

Each Non-Defaulting Backstop Participant is an express third-party beneficiary of Section 2b, Section 6, Section 18 and this Section 26 hereof and Section 2b, Section 6, Section 18 and this Section 26 expressly inure to the benefit of such Non-Defaulting Backstop Participant, who shall be entitled to rely on and enforce the provisions of this Section 26. Notwithstanding anything to the contrary herein, Section 2b, Section 6, Section 18 and this Section 26 hereof cannot be amended

9

without the express written consent of the Non-Defaulting Backstop Participants and no part of this Escrow Agreement may be amended in a manner that affects the Non-Defaulting Backstop Participants’ rights under this Section 26 without the express written consent of each Non-Defaulting Backstop Participant, such consent to be represented and affirmed in writing by the Company in any such amendment.

27.	Prior to the release of the Escrowed Funds to the Company pursuant to this Escrow Agreement, the Escrowed Funds, subject to the terms and conditions herein, are property of the respective Depositors.

28.	Except as otherwise provided herein, no assignment or attempted assignment of this Escrow Agreement or any interest hereunder shall be effective without the written consent of the Company and the Escrow Agent. Any assignment of rights or delegation of duties under this Escrow Agreement by a party hereto without the prior written consent of the other parties hereto, if such consent is required hereby, shall be void. Except as otherwise provided herein, the remedies provided herein will be cumulative and will not preclude the assertion by any of the parties hereto of any rights or the seeking of any other remedies against the other parties hereto.

29.	The Company and the Escrow Agent each represent and warrant to the other parties hereto that (i) it is duly authorized to enter into this Escrow Agreement and the transactions contemplated hereunder, (ii) this Escrow Agreement is a valid and binding obligation and does not, in any material way, conflict with, violate or cause a default under any provisions of federal or state law or any order, decree, license, permit or the like or any other agreement or instrument to which it is a party or by which it is bound; and (iii) the officer or officers signing this Escrow Agreement on its behalf are duly authorized to do so.

30.	To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions, including Escrow Agent, to obtain, verify and record information that identifies each person/entity opening an account. For this account, Escrow Agent will need the principal name and address of each party, its tax payer identification number, and other information, such as certified articles of incorporation, a government-issued business license, a partnership agreement, and annual report filed with the Secretary of State (or equivalent), or a trust agreement, that will allow the Escrow Agent to identify the parties to the Escrow Agreement.

31.

The Escrow Agent agrees that it will employ reasonable measures to treat in confidence all documents, materials and other non-public information which it shall have obtained in connection with the execution and delivery of this Escrow Agreement and the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Escrow Agreement) (collectively, the “Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not include any documents, materials or information that (a) becomes generally available to the public; (b) was lawfully available to the Escrow Agent on a non-confidential basis prior to the disclosure by the Company; (c) becomes lawfully available to the Escrow Agent on a non-confidential basis from a source other than the Company; or (d) has been or is subsequently independently conceived or discovered by the Escrow Agent without the use or reference to Confidential Information. The Escrow Agent will, to the best of its ability, restrict access to the Confidential Information to its officers, directors, employees, agents, regulators and non-employee advisors (including the officers, directors, employees, agents,

10

regulators and non-employee advisors of Escrow Agent’s corporate parent and those of such parent’s direct or indirect subsidiaries). This paragraph shall not apply to any requests regarding the Confidential Information which is received by the Escrow Agent from its regulators and auditors during the regular course of their reviews of Capital One, N.A. If the Escrow Agent is requested or required (by oral questions, interrogatories, requests for information or documents, any law, regulation, governmental order or judicial order, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Company acknowledges and agrees that, if lawful and not prejudicial to any legal privilege which may be applicable, the Escrow Agent shall provide the Company notice within two (2) business days of such request(s) or obligations in accordance with Section 23, so the Company may seek an appropriate protective order and/or waive the Escrow Agent’s compliance with this Section 31. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Escrow Agent is, in the reasonable opinion of its counsel, required to disclose Confidential Information under pain of liability, contempt of court or other censure, penalty, or adverse consequences, the Escrow Agent may disclose such Confidential Information only to the extent so required without liability hereunder.

32.	Except as expressly set forth herein with respect to certain costs and expenses of the Escrow Agent, each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Escrow Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

33.	Except as expressly provided herein, a person who is not a party to this Escrow Agreement shall have no right to enforce any term of this Escrow Agreement. Except as expressly provided herein, none of the provisions of this Escrow Agreement, whether express or implied, shall be construed to give any entity, employee, creditor or other person other than the Company, the Escrow Agent and their respective successors and assigns (if any), any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any of the funds escrowed hereunder.

34.	This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto. This Escrow Agreement may be amended, waived, supplemented or otherwise modified only by a written instrument signed by all the parties hereto. The waiver by any party hereto of a breach of any provision of this Escrow Agreement shall not operate or be construed as a waiver of any subsequent breach.

35.	Any provision of this Escrow Agreement that is prohibited or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision in such jurisdiction or the validity or enforceability of such provision in any other jurisdiction.

11

This Escrow Agreement has been executed in counterparts by the parties hereto as of the date first above written.

CAPITAL ONE, N.A.

By:	/s/ Todd Brolin
	Name:	Todd Brolin
	Title:	New Business Acceptance Committee Chair

KEY ENERGY SERVICES, INC.

By:	/s/ J. Marshall Dodson
	Name:	J. Marshall Dodson
	Title:	Senior Vice President, Chief Financial Officer & Treasurer

EXHIBIT A

Certificate as to Company’s Authorized Signatures

EXHIBIT B

ESCROW AGENT FEE SCHEDULE

Capital One, N.A., Escrow Agent

The following schedule shall apply to the Key Energy Services, Inc. escrow accounts opened pursuant to this Escrow Agreement and the Backstop Escrow Agreement:

Escrow Agent Fee:	$23,500	*

Transaction Fees

Funds Receipt/Distribution

• Deposits***	$10.00
• Distributions	$10.00
• International wire transfers	$50.00

***	The $10.00 fee will apply to each deposit received from a Subscriber
*	The fees quoted above compensate Capital One, N.A. (the “Bank”) for customary escrow duties and are assessed at the time of closing. Transaction fees will be charged in arrears. In addition, reasonable fees will be charged for extraordinary services performed based upon a mutually agreed rate.

Mutual fund fees, if applicable, will be charged at the fund level as described in the fund’s prospectus.

To the extent the Bank performs distribution, shareholder servicing or other services as disclosed in a fund’s prospectus, then the Bank may receive fund level fees and revenue from the fund company.

Not FDIC Insured	Not Bank Guaranteed	May Lose Value
Not a Deposit	Not Insured by any Federal Government Agency

Exhibit G

[Please see Exhibit 10.1 to this Current Report on Form 8-K]

Schedule 1

Initial Rights Offering

($ in millions)

Pro Forma Equity Value
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Rights Offering	35

Equity Value Post Rights Offering	$235
Less: Rights Offering New Money	(85)

Pre-Rights Offering Equity Value	$150

Primary Rights Offering Calculation
(A) Primary Rights Offering Amount	$85

Pre-Rights Offering Equity Value	$150
Rights Offering Discount	25.0%
(B) Discounted Pre-Money Equity Value	$113

% Equity to Primary Rights Offering Parties (A ÷ (A + B))	43.0%

Percentage Put Premium (% of Pro Forma Equity)	6.0%

Total Equity to Primary Rights Offering and Percentage Put Premium Parties	49.0%

Plan Value Price Per Share
Pre-Rights Offering Equity Value	$150
Shares Outstanding Before Rights Offering (incl. percentage put premium)	9.3
$ Per Share	$16.14

Primary Rights Offering Share Price
Primary Rights Offering Amount	$85
Primary Rights Offering Common Stock (not incl. percentage put premium)	7.0
$ Per Share	$12.10
Memo: Discount to Plan Value Per Share	25.0%

1

Incremental Liquidity Shares - No Incremental Liquidity Shares Funded

($ in millions)

Pro Forma Equity Value - Pre-Incremental Liquidity Shares
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Incremental Liquidity Shares Investment	35

Transaction Equity Value	$235
Less: Incremental Liquidity Shares New Money	—

Pre-Incremental Liquidity Shares Equity Value	$235

Incremental Liquidity Shares Calculation - $10 Million
Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares Discount ($10 Million)	—

Discounted Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares New Money ($10 Million)	—
Incremental Liquidity Shares New Money ($20 Million) - Undiscounted	—
Incremental Liquidity Shares New Money ($25 Million) - Undiscounted	—

Pro Forma Equity Value	$235

Equity to Incremental Liquidity Shares ($10 Million)	—

Incremental Liquidity Shares Calculation - $20 Million
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares Discount ($20 Million)	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares New Money ($20 Million)	—
Incremental Liquidity Shares New Money ($10 Million) - Undiscounted	—
Incremental Liquidity Shares New Money ($25 Million) - Undiscounted	—

Pro Forma Equity Value	235

Equity to Incremental Liquidity Shares ($20 Million)	—

Incremental Liquidity Shares Calculation - $25 Million
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares Discount ($25 Million)	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares New Money ($25 Million)	—

Incremental Liquidity Shares New Money ($10 Million) - Undiscounted	—
Incremental Liquidity Shares New Money ($20 Million) - Undiscounted	—

Pro Forma Equity Value	$235

Equity to Incremental Liquidity Shares ($25 Million)	—

Total Equity to Incremental Liquidity Shares	—

Dollar Put Premium ($)	1.5
Dollar Put Premium (%)	0.6%

Total Equity to Incremental Liquidity Shares and Dollar Put Premium Parties	0.6%

Price Per Share Pre-Incremental Liquidity Shares
Equity Value Post-Rights Offering	$235
Total Shares Post-Rights Offering	16.3
Increase in Percentage Put Premium and Dollar Put Premium	0.1
$ Per Share	$14.30

Incremental Liquidity Shares - Price Per Share $10 Million
Incremental Liquidity Shares Money Invested	—
Incremental Liquidity Shares Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Incremental Liquidity Shares - Price Per Share $20 Million
Incremental Liquidity Shares Money Invested	—
Incremental Liquidity Shares Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Incremental Liquidity Shares - Price Per Share $25 Million
Incremental Liquidity Shares Money Invested	—
Incremental Liquidity Shares Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Effective Date Per Share Price
Transaction TEV	$235
Shares Outstanding	16.4
$ Per Share	$14.30

2

Schedule 1: Reorganized Key Common Stock - No Incremental Liquidity Shares Funded

	After Primary		After Incremental		After Exercise of		After Exercise of
	Rights Offering		Liquidity Shares		4-Year Warrants		5-Year Warrants
	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total
Notes Ownership
Senior Notes Exchange	7,500,000	46.0%	7,500,000	45.6%	7,500,000	43.3%	7,500,000	41.1%
Primary Rights Offering	6,671,716	40.9%	6,671,716	40.6%	6,671,716	38.5%	6,671,716	36.6%
Percentage Put Premium	979,069	6.0%	985,763	6.0%	985,763	5.7%	985,763	5.4%
Dollar Put Premium	—	—	104,868	0.6%	104,868	0.6%	104,868	0.6%
Incremental Liquidity Senior Notes-Allocated Shares - $10 Million	—	—	—	—	—	—	—	—
Incremental Liquidity Senior Notes-Allocated Shares - $20 Million	—	—	—	—	—	—	—	—
Incremental Liquidity Senior Notes-Allocated Shares - $25 Million	—	—	—	—	—	—	—	—

Sub-Total	15,150,785	92.8%	15,262,347	92.9%	15,262,347	88.0%	15,262,347	83.7%

Shareholder Ownership
Equity Holder Shares	815,891	5.0%	815,891	5.0%	815,891	4.7%	815,891	4.5%
Primary Rights Offering	351,143	2.2%	351,143	2.1%	351,143	2.0%	351,143	1.9%
Incremental Liquidity Equity-Allocated Shares - $10 Million	—	—	—	—	—	—	—	—
Incremental Liquidity Equity-Allocated Shares - $20 Million	—	—	—	—	—	—	—	—
Incremental Liquidity Equity-Allocated Shares - $25 Million	—	—	—	—	—	—	—	—
New 4-Year Warrants	—	—	—	—	906,917	5.2%	906,917	5.0%
New 5-Year Warrants	—	—	—	—	—	—	906,917	5.0%

Sub-Total	1,167,034	7.2%	1,167,034	7.1%	2,073,951	12.0%	2,980,869	16.3%

Total	16,317,819	100.0%	16,429,381	100.0%	17,336,298	100.0%	18,243,216	100.0%

(1)	Shares of Reorganized Key Common Stock.

3

Incremental Liquidity Shares - $10 Million of Incremental Liquidity Shares Funded

($ in millions)

Pro Forma Equity Value - Pre-Incremental Liquidity Shares
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Incremental Liquidity Shares Investment	45

Transaction Equity Value	$245
Less: Incremental Liquidity Shares New Money	(10)

Pre-Incremental Liquidity Shares Equity Value	$235

Incremental Liquidity Shares Calculation - $10 Million
Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares Discount ($10 Million)	37.5%

Discounted Pre-Incremental Liquidity Shares Equity Value	147
Incremental Liquidity Shares New Money ($10 Million)	10
Incremental Liquidity Shares New Money ($20 Million) - Undiscounted	—
Incremental Liquidity Shares New Money ($25 Million) - Undiscounted	—

Pro Forma Equity Value	$157

Equity to Incremental Liquidity Shares ($10 Million)	6.4%

Incremental Liquidity Shares Calculation - $20 Million
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares Discount ($20 Million)	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares New Money ($20 Million)	—
Incremental Liquidity Shares New Money ($10 Million) - Undiscounted	16
Incremental Liquidity Shares New Money ($25 Million) - Undiscounted	—

Pro Forma Equity Value	251

Equity to Incremental Liquidity Shares ($20 Million)	—

Incremental Liquidity Shares Calculation - $25 Million
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares Discount ($25 Million)	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares New Money ($25 Million)	—

Incremental Liquidity Shares New Money ($10 Million) - Undiscounted	16
Incremental Liquidity Shares New Money ($20 Million) - Undiscounted	—

Pro Forma Equity Value	$251

Equity to Incremental Liquidity Shares ($25 Million)	—

Total Equity to Incremental Liquidity Shares	6.4%

Dollar Put Premium ($)	1.5
Dollar Put Premium (%)	0.6%

Total Equity to Incremental Liquidity Shares and Dollar Put Premium Parties	7.0%

Price Per Share Pre-Incremental Liquidity Shares
Equity Value Post-Rights Offering	$235
Total Shares Post-Rights Offering	16.3
Increase in Percentage Put Premium and Dollar Put Premium	0.2
$ Per Share	$14.24

Incremental Liquidity Shares - Price Per Share $10 Million
Incremental Liquidity Shares Money Invested	$10
Incremental Liquidity Shares Issued	1.1
$ Per Share	$8.90
Memo: Discount to Price Per Share Pre-Liquidity Shares	37.5%

Incremental Liquidity Shares - Price Per Share $20 Million
Incremental Liquidity Shares Money Invested	—
Incremental Liquidity Shares Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Incremental Liquidity Shares - Price Per Share $25 Million
Incremental Liquidity Shares Money Invested	—
Incremental Liquidity Shares Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Effective Date Per Share Price
Transaction TEV	$245
Shares Outstanding	17.6
$ Per Share	$13.90

4

Schedule 1: Reorganized Key Common Stock - $10 Million of Incremental Liquidity Shares Funded

	After Primary		After Incremental		After Exercise of		After Exercise of
	Rights Offering		Liquidity Shares		4-Year Warrants		5-Year Warrants
	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total
Notes Ownership
Senior Notes Exchange	7,500,000	46.0%	7,500,000	42.5%	7,500,000	40.5%	7,500,000	38.6%
Primary Rights Offering	6,671,716	40.9%	6,671,716	37.8%	6,671,716	36.0%	6,671,716	34.3%
Percentage Put Premium	979,069	6.0%	1,057,684	6.0%	1,057,684	5.7%	1,057,684	5.4%
Dollar Put Premium	—	—	107,927	0.6%	107,927	0.6%	107,927	0.6%
Incremental Liquidity Senior Notes-Allocated Shares - $10 Million	—	—	1,067,516	6.1%	1,067,516	5.8%	1,067,516	5.5%
Incremental Liquidity Senior Notes-Allocated Shares - $20 Million	—	—	—	—	—	—	—	—
Incremental Liquidity Senior Notes-Allocated Shares - $25 Million	—	—	—	—	—	—	—	—

Sub-Total	15,150,785	92.8%	16,404,842	93.1%	16,404,842	88.5%	16,404,842	84.3%

Shareholder Ownership
Equity Holder Shares	815,891	5.0%	815,891	4.6%	815,891	4.4%	815,891	4.2%
Primary Rights Offering	351,143	2.2%	351,143	2.0%	351,143	1.9%	351,143	1.8%
Incremental Liquidity Equity-Allocated Shares - $10 Million	—	—	56,185	0.3%	56,185	0.3%	56,185	0.3%
Incremental Liquidity Equity-Allocated Shares - $20 Million	—	—	—	—	—	—	—	—
Incremental Liquidity Equity-Allocated Shares - $25 Million	—	—	—	—	—	—	—	—
New 4-Year Warrants	—	—	—	—	910,913	4.9%	910,913	4.7%
New 5-Year Warrants	—	—	—	—	—	—	910,913	4.7%

Sub-Total	1,167,034	7.2%	1,223,219	6.9%	2,134,132	11.5%	3,045,045	15.7%

Total	16,317,819	100.0%	17,628,061	100.0%	18,538,974	100.0%	19,449,887	100.0%

(1)	Shares of Reorganized Key Common Stock.

5

Incremental Liquidity Shares - $20 Million of Incremental Liquidity Shares Funded

($ in millions)

Pro Forma Equity Value - Pre-Incremental Liquidity Shares
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Incremental Liquidity Shares Investment	55

Transaction Equity Value	$255
Less: Incremental Liquidity Shares New Money	(20)

Pre-Incremental Liquidity Shares Equity Value	$235

Incremental Liquidity Shares Calculation - $10 Million
Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares Discount ($10 Million)	37.5%

Discounted Pre-Incremental Liquidity Shares Equity Value	147
Incremental Liquidity Shares New Money ($10 Million)	10
Incremental Liquidity Shares New Money ($20 Million) - Undiscounted	13
Incremental Liquidity Shares New Money ($25 Million) - Undiscounted	—

Pro Forma Equity Value	$169

Equity to Incremental Liquidity Shares ($10 Million)	5.9%

Incremental Liquidity Shares Calculation - $20 Million
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares Discount ($20 Million)	50.0%

Discounted Pre-Incremental Liquidity Shares Equity Value	$118
Incremental Liquidity Shares New Money ($20 Million)	10
Incremental Liquidity Shares New Money ($10 Million) - Undiscounted	8
Incremental Liquidity Shares New Money ($25 Million) - Undiscounted	—

Pro Forma Equity Value	136

Equity to Incremental Liquidity Shares ($20 Million)	7.4%

Incremental Liquidity Shares Calculation - $25 Million
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares Discount ($25 Million)	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares New Money ($25 Million)	—

Incremental Liquidity Shares New Money ($10 Million) - Undiscounted	16
Incremental Liquidity Shares New Money ($20 Million) - Undiscounted	20

Pro Forma Equity Value	$271

Equity to Incremental Liquidity Shares ($25 Million)	—

Total Equity to Incremental Liquidity Shares	13.3%

Dollar Put Premium ($)	1.5
Dollar Put Premium (%)	0.6%

Total Equity to Incremental Liquidity Shares and Dollar Put Premium Parties	13.9%

Price Per Share Pre-Incremental Liquidity Shares
Equity Value Post-Rights Offering	$235
Total Shares Post-Rights Offering	16.3
Increase in Percentage Put Premium and Dollar Put Premium	0.3
$ Per Share	$14.16

Incremental Liquidity Shares - Price Per Share $10 Million
Incremental Liquidity Shares Money Invested	$10
Incremental Liquidity Shares Issued	1.1
$ Per Share	$8.85
Memo: Discount to Price Per Share Pre-Liquidity Shares	37.5%

Incremental Liquidity Shares - Price Per Share $20 Million
Incremental Liquidity Shares Money Invested	$10
Incremental Liquidity Shares Issued	1.4
$ Per Share	$7.08
Memo: Discount to Price Per Share Pre-Liquidity Shares	50.0%

Incremental Liquidity Shares - Price Per Share $25 Million
Incremental Liquidity Shares Money Invested	—
Incremental Liquidity Shares Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Effective Date Per Share Price
Transaction TEV	$255
Shares Outstanding	19.1
$ Per Share	$13.32

6

Schedule 1: Reorganized Key Common Stock - $20 Million of Incremental Liquidity Shares Funded

	After Primary		After Incremental		After Exercise of		After Exercise of
	Rights Offering		Liquidity Shares		4-Year Warrants		5-Year Warrants
	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total
Notes Ownership
Senior Notes Exchange	7,500,000	46.0%	7,500,000	39.2%	7,500,000	37.4%	7,500,000	35.8%
Primary Rights Offering	6,671,716	40.9%	6,671,716	34.9%	6,671,716	33.3%	6,671,716	31.8%
Percentage Put Premium	979,069	6.0%	1,148,574	6.0%	1,148,574	5.7%	1,148,574	5.5%
Dollar Put Premium	—	—	112,605	0.6%	112,605	0.6%	112,605	0.5%
Incremental Liquidity Senior Notes-Allocated Shares - $10 Million	—	—	1,073,698	5.6%	1,073,698	5.4%	1,073,698	5.1%
Incremental Liquidity Senior Notes-Allocated Shares - $20 Million	—	—	1,342,122	7.0%	1,342,122	6.7%	1,342,122	6.4%
Incremental Liquidity Senior Notes-Allocated Shares - $25 Million	—	—	—	—	—	—	—	—

Sub-Total	15,150,785	92.8%	17,848,714	93.2%	17,848,714	89.0%	17,848,714	85.1%

Shareholder Ownership
Equity Holder Shares	815,891	5.0%	815,891	4.3%	815,891	4.1%	815,891	3.9%
Primary Rights Offering	351,143	2.2%	351,143	1.8%	351,143	1.8%	351,143	1.7%
Incremental Liquidity Equity-Allocated Shares - $10 Million	—	—	56,510	0.3%	56,510	0.3%	56,510	0.3%
Incremental Liquidity Equity-Allocated Shares - $20 Million	—	—	70,638	0.4%	70,638	0.4%	70,638	0.3%
Incremental Liquidity Equity-Allocated Shares - $25 Million	—	—	—	—	—	—	—	—
New 4-Year Warrants	—	—	—	—	915,962	4.6%	915,962	4.4%
New 5-Year Warrants	—	—	—	—	—	—	915,962	4.4%

Sub-Total	1,167,034	7.2%	1,294,182	6.8%	2,210,145	11.0%	3,126,107	14.9%

Total	16,317,819	100.0%	19,142,897	100.0%	20,058,859	100.0%	20,974,821	100.0%

(1)	Shares of Reorganized Key Common Stock.

7

Incremental Liquidity Shares - $25 Million of Incremental Liquidity Shares Funded

($ in millions)

Pro Forma Equity Value - Pre-Incremental Liquidity Shares
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Incremental Liquidity Shares Investment	60

Transaction Equity Value	$260
Less: Incremental Liquidity Shares New Money	(25)

Pre-Incremental Liquidity Shares Equity Value	$235

Incremental Liquidity Shares Calculation - $10 Million
Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares Discount ($10 Million)	37.5%

Discounted Pre-Incremental Liquidity Shares Equity Value	147
Incremental Liquidity Shares New Money ($10 Million)	10
Incremental Liquidity Shares New Money ($20 Million) - Undiscounted	13
Incremental Liquidity Shares New Money ($25 Million) - Undiscounted	10

Pro Forma Equity Value	$179

Equity to Incremental Liquidity Shares ($10 Million)	5.6%

Incremental Liquidity Shares Calculation - $20 Million
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares Discount ($20 Million)	50.0%

Discounted Pre-Incremental Liquidity Shares Equity Value	$118
Incremental Liquidity Shares New Money ($20 Million)	10
Incremental Liquidity Shares New Money ($10 Million) - Undiscounted	8
Incremental Liquidity Shares New Money ($25 Million) - Undiscounted	8

Pro Forma Equity Value	143

Equity to Incremental Liquidity Shares ($20 Million)	7.0%

Incremental Liquidity Shares Calculation - $25 Million
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares Discount ($25 Million)	67.5%

Discounted Pre-Incremental Liquidity Shares Equity Value	$76
Incremental Liquidity Shares New Money ($25 Million)	5

Incremental Liquidity Shares New Money ($10 Million) - Undiscounted	5
Incremental Liquidity Shares New Money ($20 Million) - Undiscounted	7

Pro Forma Equity Value	$93

Equity to Incremental Liquidity Shares ($25 Million)	5.4%

Total Equity to Incremental Liquidity Shares	17.9%

Dollar Put Premium ($)	1.5
Dollar Put Premium (%)	0.6%

Total Equity to Incremental Liquidity Shares and Dollar Put Premium Parties	18.5%

Price Per Share Pre-Incremental Liquidity Shares
Equity Value Post-Rights Offering	$235
Total Shares Post-Rights Offering	16.3
Increase in Percentage Put Premium and Dollar Put Premium	0.4
$ Per Share	$14.09

Incremental Liquidity Shares - Price Per Share $10 Million
Incremental Liquidity Shares Money Invested	$10
Incremental Liquidity Shares Issued	1.1
$ Per Share	$8.81
Memo: Discount to Price Per Share Pre-Liquidity Shares	37.5%

Incremental Liquidity Shares - Price Per Share $20 Million
Incremental Liquidity Shares Money Invested	$10
Incremental Liquidity Shares Issued	1.4
$ Per Share	$7.05
Memo: Discount to Price Per Share Pre-Liquidity Shares	50.0%

Incremental Liquidity Shares - Price Per Share $25 Million
Incremental Liquidity Shares Money Invested	$5
Incremental Liquidity Shares Issued	1.1
$ Per Share	$4.58
Memo: Discount to Price Per Share Pre-Liquidity Shares	67.5%

Effective Date Per Share Price
Transaction TEV	$260
Shares Outstanding	20.3
$ Per Share	$12.79

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Schedule 1: Reorganized Key Common Stock - $25 Million of Incremental Liquidity Shares Funded

	After Primary		After Incremental		After Exercise of		After Exercise of
	Rights Offering		Liquidity Shares		4-Year Warrants		5-Year Warrants
	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total
Notes Ownership
Senior Notes Exchange	7,500,000	46.0%	7,500,000	36.9%	7,500,000	35.3%	7,500,000	33.8%
Primary Rights Offering	6,671,716	40.9%	6,671,716	32.8%	6,671,716	31.4%	6,671,716	30.1%
Percentage Put Premium	979,069	6.0%	1,219,287	6.0%	1,219,287	5.7%	1,219,287	5.5%
Dollar Put Premium	—	—	117,239	0.6%	117,239	0.6%	117,239	0.5%
Incremental Liquidity Senior Notes-Allocated Shares - $10 Million	—	—	1,078,571	5.3%	1,078,571	5.1%	1,078,571	4.9%
Incremental Liquidity Senior Notes-Allocated Shares - $20 Million	—	—	1,348,214	6.6%	1,348,214	6.3%	1,348,214	6.1%
Incremental Liquidity Senior Notes-Allocated Shares - $25 Million	—	—	1,037,088	5.1%	1,037,088	4.9%	1,037,088	4.7%

Sub-Total	15,150,785	92.8%	18,972,115	93.4%	18,972,115	89.3%	18,972,115	85.6%

Shareholder Ownership
Equity Holder Shares	815,891	5.0%	815,891	4.0%	815,891	3.8%	815,891	3.7%
Primary Rights Offering	351,143	2.2%	351,143	1.7%	351,143	1.7%	351,143	1.6%
Incremental Liquidity Equity-Allocated Shares - $10 Million	—	—	56,767	0.3%	56,767	0.3%	56,767	0.3%
Incremental Liquidity Equity-Allocated Shares - $20 Million	—	—	70,959	0.3%	70,959	0.3%	70,959	0.3%
Incremental Liquidity Equity-Allocated Shares - $25 Million	—	—	54,584	0.3%	54,584	0.3%	54,584	0.2%
New 4-Year Warrants	—	—	—	—	919,891	4.3%	919,891	4.2%
New 5-Year Warrants	—	—	—	—	—	—	919,891	4.2%

Sub-Total	1,167,034	7.2%	1,349,343	6.6%	2,269,234	10.7%	3,189,125	14.4%

Total	16,317,819	100.0%	20,321,458	100.0%	21,241,349	100.0%	22,161,240	100.0%

(1)	Shares of Reorganized Key Common Stock.

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